ACQUISITION AND DISPOSITION OF ASSETS PROPOSED – YOUR VOTE IS IMPORTANT

The boards of directors of Sun American Bancorp, a Delaware corporation, its subsidiary, Sun American Bank, a Florida commercial banking association, and Beach Bank, a Florida chartered commercial bank, have approved an asset acquisition and assumption agreement pursuant to which Sun American Bank intends to acquire substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank.

Upon consummation of the acquisition transaction, Sun American Bancorp will issue in the aggregate shares of its common stock equal to 2.35 times the book value of Beach Bank divided by $5.00 per share. The exact number of shares of Sun American Bancorp common stock to be issued in the acquisition transaction will be determined based upon the book value of Beach Bank as set forth in the final audited closing balance sheet, subject to adjustment as described in the acquisition agreement.

It is currently estimated that based upon the estimated book value of Beach Bank, without giving effect to any post-closing adjustments under the acquisition agreement, Sun American Bancorp will issue approximately 4,100,000 shares of its common stock. Of this amount, 25% of such shares will be delivered to Beach Bank, along with cash payable with respect to fractional shares, and transferred to a liquidating trust for the benefit of Beach Bank shareholders. The remaining 75% of such shares will be delivered to the escrow agent to be distributed in accordance with the terms of the acquisition agreement and the escrow agreement. Except for shares to be distributed to Mr. Jose Valdes-Fauli, Beach Bank anticipates that no shares of Sun American Bancorp common stock issued in the acquisition transaction will be immediately distributed to Beach Bank shareholders.

Pursuant to the terms of the escrow agreement, the shares held in the escrow account will be held for up to four years and will be used to satisfy indemnification claims and post-closing adjustments to the acquisition transaction consideration as described in, and subject to the terms of, the acquisition agreement. Shares remaining in the escrow account, if any, after the satisfaction of claims and post-closing adjustments will be distributed based on the percentages set forth in the acquisition agreement 6, 12, 18 and 48 months from the closing date to the liquidating trust for distribution to any applicable Beach Bank shareholders pursuant to the terms of the liquidating trust described below. See “Terms of the Acquisition Transaction.”

The liquidating trust was established to liquidate the assets transferred to the liquidating trust, including $1.0 million in cash retained by Beach Bank, pay claims of dissenting shareholders, if any, hold funds to provide for regulatory claims of Beach Bank, and act as a successor-in-interest to Beach Bank in connection with the assertion of claims, defenses, rights and obligations relating to Beach Bank, its shareholders, its directors, liquidating trust beneficiaries and liquidating trust. Pursuant to the terms of the liquidating trust agreement, the liquidating trustee, Michael Kosnitzky, will, at his discretion, distribute to Beach Bank shareholders, in proportion to their respective beneficial interests, shares of Sun American Bancorp common stock, cash or other property comprising any proceeds from the sale of assets or income from investment less an amount of proceeds or income deemed reasonable to be retained to meet claims, contingent liabilities and expenses. See “Terms of the Acquisition Transaction – Liquidating Trust.”

Beach Bank is unable to ascertain at this time whether any of the shares of Sun American Bancorp common stock issued as acquisition transaction consideration will be available for distribution to the liquidating trust, and then, to Beach Bank shareholders, or will be paid to Sun American Bancorp for claims of indemnification or post-closing adjustments or used by the liquidating trustee to pay other liabilities, expenses and costs pursuant to the terms of the liquidating trust. Consequently, there can be no assurance that any distributions will be made to Beach Bank shareholders. In addition, Beach Bank cannot determine at this time when distributions, if any, will be made to Beach Bank shareholders. It is anticipated that the liquidating trustee will distribute the trust assets, if any, to the Beach Bank shareholders over a seven year period.

The proposed acquisition is more fully described in this proxy statement and prospectus. A copy of the asset acquisition and assumption agreement is included as Appendix A to this proxy statement and prospectus.

Sun American Bancorp and Beach Bank cannot complete the acquisition transaction unless regulatory and stockholder approvals are obtained. As a result, Sun American Bancorp and Beach Bank will hold a special meeting of their stockholders and shareholders, respectively, to vote on matters related to the acquisition transaction. Your vote is important. Whether or not you plan to attend the stockholders’ or shareholders’ meeting, as applicable, please take the time to vote by completing and mailing the enclosed proxy card to Sun American Bancorp or Beach Bank, as applicable. The place, date and time of the special meetings are as follows:

For Sun American Bancorp stockholders:	For Beach Bank shareholders:
7300 Airport Corporate Center, Building 8, Suite #102 Miami, Florida 33126	555 Arthur Godfrey Road Miami Beach, Florida 33140
December 27, 2006 at 10:30 a.m.	December 20, 2006 at 4:00 p.m.

This proxy statement and prospectus provides detailed information about the proposed acquisition transaction. Please see “Risk Factors – Risks related to the Acquisition Transaction and Independent Merger Transaction” on page 26 of this proxy statement and prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in the proxy statement and prospectus. Any representation to the contrary is a criminal offense.

The shares of Sun American Bancorp common stock to be issued in the acquisition transaction are not deposits or savings accounts or other obligations of any bank or savings association and are not insured by the FDIC or any other governmental agency. Shares of Sun American Bancorp common stock trade on the American Stock Exchange under the symbol “SBK.”

The date of this proxy statement and prospectus is December 6, 2006 and it is being distributed to Sun American Bancorp stockholders and Beach Bank shareholders on or about December 7, 2006.

SUN AMERICAN BANCORP

1200 N. Federal Highway, Suite 111-A

Boca Raton, Florida  33432

Notice of Special Meeting of Stockholders to be held on December 27, 2006

To the Stockholders of Sun American Bancorp:

A special meeting of stockholders of Sun American Bancorp will be held at 7300 Airport Corporate Center, Building 8, Suite #102, Miami, Florida  33126, on December 27, 2006, at 10:30 a.m., local time, for the following purposes:

1.

to approve an amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000, as more fully described in the accompanying proxy statement and prospectus (“Proposal 1”);

2.

to approve the issuance and sale of up to 4,500,000 shares of common stock in connection with our acquisition of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank, as more fully described in the accompanying proxy statement and prospectus (“Proposal 2”);

3.

to approve the issuance and sale of up to 4,600,000 shares of common stock in connection with the merger of Independent Community Bank with and into Sun American Bank and assumption of Independent options to purchase up to approximately 866,000 shares of common stock, as more fully described in the accompanying proxy statement and prospectus (“Proposal 3”);

4.

to approve an amendment and restatement of our 2005 Stock Option and Stock Incentive Plan to among other things, increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000, as more fully described in the accompanying proxy statement and prospectus (“Proposal 4”);

5.

to approve an amendment and restatement of our Amended and Restated Certificate of Incorporation to effect a 1 share for 2.5 shares reverse stock split to occur after the closing of the acquisition transaction and prior to December 31, 2007, as more fully described in the accompanying proxy statement and prospectus (“Proposal 5”);

6.

to approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals, as more fully described in the accompanying proxy statement and prospectus (“Proposal 6”); and

7.

to transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.

Only stockholders of record at the close of business on November 20, 2006 are entitled to vote at the special meeting or any postponements or adjournments thereof. The affirmative vote of at least a majority of all of the shares outstanding is required to approve the proposals to amend and restate our Amended and Restated Certificate of Incorporation. The affirmative vote of at least a majority of the votes cast at the special meeting is required to approve the other proposals listed above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS LISTED ABOVE.

By Order of the Board of Directors,

Michael E. Golden
President and Chief Executive Officer

Boca Raton, Florida

December 7, 2006

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the special meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

BEACH BANK

555 Arthur Godfrey Road

Miami Beach, Florida  33140

Notice of Special Meeting of Shareholders to be held on December 20, 2006

To the Shareholders of Beach Bank:

A special meeting of shareholders of Beach Bank will be held at 555 Arthur Godfrey Road, Miami Beach, Florida  33140, on December 20, 2006, at 4:00 p.m., local time, for the following purposes:

1.

to approve the sale of substantially all of our assets to, and the assumption of substantially all of our liabilities by, Sun American Bank, a Florida commercial banking association and subsidiary of Sun American Bancorp, a Delaware corporation, pursuant to that certain Asset Acquisition and Assumption Agreement, dated as of May 17, 2006 and amended as of November 17, 2006, by and among us, Sun American Bank and Sun American Bancorp, and to approve the acquisition agreement and the transactions contemplated therein, including the Plan and Reorganization and the establishment of the liquidating trust, as more fully described in the accompanying proxy statement and prospectus (“Proposal 1”);

2.

to approve the acceleration of the vesting and repricing of Jose Valdes-Fauli’s options and acquisition transaction consideration to be paid to Mr. Valdes-Fauli, as more fully described in the accompanying proxy statement and prospectus (“Proposal 2”);

3.

to approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposal, as more fully described in the accompanying proxy statement and prospectus (“Proposal 3”); and

4.

to transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.

Only shareholders of record at the close of business on December 6, 2006 are entitled to vote at the special meeting or any postponements or adjournments thereof. The affirmative vote of at least two-thirds of all of the shares outstanding is required to approve the acquisition transaction proposal. The affirmative vote of at least a majority of the votes cast at the special meeting is required to approve the other proposals listed above.

If Proposal 1 above is approved and the acquisition transaction is consummated, then shareholders of Beach Bank who vote against approval of the acquisition transaction at the special meeting or provide written notice to Beach Bank at or prior to the special meeting that such shareholder dissents from the acquisition transaction may be entitled to receive payment in cash for the fair value of their shares of common stock in accordance with the Florida Banking Code. The right of any such shareholder to such appraisal rights is contingent upon strict compliance with the requirements of Section 658.44 of the Florida Statutes. For a summary of these requirements, see “Terms of the Acquisition Transaction — Dissenters’ and Appraisal Rights” in the proxy statement and prospectus. The full text of Section 658.44 is included as Appendix B to the proxy statement and prospectus. Shareholders who desire to participate in the acquisition transaction, as more particularly described in the attached proxy statement and prospectus, will be required to waive their appraisal rights related to the acquisition transaction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS LISTED ABOVE.

By Order of the Board of Directors,

Michael Kosnitzky
Chairman of the Board

Miami Beach, Florida

December 7, 2006

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the special meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

TABLE OF CONTENTS

Page

GENERAL QUESTIONS AND ANSWERS ABOUT THE ACQUISITION TRANSACTION,

THE INDEPENDENT MERGER TRANSACTION AND THE VOTING PROCEDURES FOR

THE SPECIAL MEETINGS

1

QUESTIONS AND ANSWERS FOR SUN AMERICAN BANCORP STOCKHOLDERS

5

QUESTIONS AND ANSWERS FOR BEACH BANK SHAREHOLDERS

7

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

10

SUMMARY

11

The Companies (pages 96 and 165)

11

The Acquisition Transaction

11

What Beach Bank will Receive in the Acquisition Transaction

11

What Beach Bank Shareholders Will Receive in the Acquisition Transaction

12

Reasons for the Acquisition Transaction (page 40)

14

Interests of Directors and Officers of Beach Bank that Differ from Your Interests (page 53)

15

Conditions to the Acquisition Transaction (page 55)

15

Regulatory Approvals (page 56)

15

Termination of the Acquisition Agreement (page 58)

16

Accounting Treatment (page 61)

16

Dissenters’ and Appraisal Rights (page 61)

16

Material United States Federal Income Tax Consequences (page 92)

17

Comparative Rights of Sun American Bancorp Stockholders and Beach Bank Shareholders (page 193)

17

Percentage of Outstanding Shares Owned by Directors and Executive Officers

17

The Independent Merger Transaction

17

Reasons for the Independent Merger Transaction (page 199)

18

Conditions to the Independent Merger Transaction (page 212)

18

Termination of the Merger Agreement (page 214)

20

SUN AMERICAN BANCORP SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

21

BEACH BANK SELECTED HISTORICAL FINANCIAL DATA

22

INDEPENDENT COMMUNITY BANK SELECTED HISTORICAL FINANCIAL DATA

23

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

24

MARKET VALUE OF SUN AMERICAN BANCORP BEACH BANK AND INDEPENDENT

COMMUNITY BANK COMMON STOCK

25

RISK FACTORS

26

Risks Related to the Acquisition Transaction and Independent Merger Transaction

26

Risks Related to Our Business

32

Risks Related to an Investment in Our Securities

38

BACKGROUND OF AND REASONS FOR THE ACQUISITION TRANSACTION

40

Background of the Acquisition Transaction

40

Sun American Bancorp’s Reasons for the Acquisition Transaction

41

Beach Bank’s Reasons for the Acquisition Transaction

41

Opinion of Financial Advisor

42

TERMS OF THE ACQUISITION TRANSACTION

50

General

50

Material United States Federal Income Tax Consequences

53

Management and Operations After the Acquisition Transaction

53

Interests of Employees and Directors of Beach Bank in the Acquisition Transaction

53

Representations and Warranties

54

Conditions to the Acquisition Transaction

55

Regulatory Approvals

56

i

Amendment, Waiver and Termination

58

Indemnification

59

Conduct of Business Pending the Acquisition Transaction

60

Expenses and Fees

61

Accounting Treatment

61

Dissenters’ and Appraisal Rights

61

Plan of Reorganization

62

Liquidating Trust

62

Escrow Agreement

66

SUN AMERICAN BANCORP AND BEACH BANK UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

70

SUN AMERICAN BANCORP, BEACH BANK AND INDEPENDENT COMMUNITY BANK

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

83

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

92

Beach Bank Shareholders Who Receive Only Sun American Bancorp Common Stock

94

Beach Bank Shareholders Who Dissent and Receive Only Cash

94

Cash Payments Received in Lieu of Fractional Shares

94

Tax Treatment of the Entities

94

INFORMATION ABOUT SUN AMERICAN BANCORP AND SUN AMERICAN BANK

96

General

96

Competition

98

Supervision and Regulation

98

Employees

106

Description of Property

106

Legal Proceedings

108

SUN AMERICAN BANCORP’S MANAGEMENT’S DISCUSSION AND ANALYSIS OR

PLAN OF OPERATION

109

Overview

109

Results of Operations

110

Discussion of Changes in Financial Condition

115

Critical Accounting Policies

124

Earning Assets

125

Liabilities and Shareholders’ Equity

134

Quantitative and Qualitative Disclosures about Market Risk

143

SUN AMERICAN BANCORP’S EXECUTIVE COMPENSATION

145

Summary Compensation Table

145

Option Grants in Fiscal Year 2005

146

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Value

146

Employment Contracts and Termination of Employment Arrangements

146

Equity Compensation Plan Information

149

DIRECTORS AND EXECUTIVE OFFICERS OF SUN AMERICAN BANCORP

150

Board of Directors and Biographical Information

150

Meetings of the Board of Directors

152

Committees of the Board of Directors

153

Independence of the Board of Directors

153

Director Nomination Process

153

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
SUN AMERICAN BANCORP

156

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF SUN AMERICAN BANCORP

161

DESCRIPTION OF SUN AMERICAN BANCORP STOCK

163

INFORMATION ABOUT BEACH BANK

165

General

165

Lending Activities

165

Investment Activities

170

Deposit Accounts

172

Employees

173

Description of Property

174

Legal Proceedings

174

BEACH BANK’S MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

175

Overview

175

Critical Accounting Policies

177

Liquidity and Capital Resources

178

Results of Operations

179

Discussion of Changes in Financial Condition

186

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF

BEACH BANK

191

COMPARATIVE RIGHTS OF SUN AMERICAN BANCORP STOCKHOLDERS AND

BEACH BANK SHAREHOLDERS

193

Size and Election of the Board of Directors

193

Removal of Directors

193

Special Meetings of Stockholders; Action without a Meeting

193

Quorum Requirements for Meetings of Stockholders

194

Mergers, Share Exchanges, Sales of Assets

194

Amendment of Articles or Certificate of Incorporation and By-Laws

194

Transfer Restrictions

195

Rights of Preemption

195

Rights of Dissenting Stockholders

196

Preferred Stock

196

Business Combinations

196

Directors’ Liability

197

Indemnification and Advancement

197

INFORMATION REGARDING THE INDEPENDENT MERGER TRANSACTION

199

Background of and Reasons for the Independent Merger Transaction

199

Terms of the Independent Merger Transaction

208

Employment Agreements With Independent Community Bank Officers

217

INFORMATION ABOUT INDEPENDENT COMMUNITY BANK

220

General

220

Lending Activities

220

Employees

222

Description of Property

222

Legal Proceedings

222

Changes in Registrant’s Certifying Accountant

223

INDEPENDENT COMMUNITY BANK’S MANAGEMENT’S DISCUSSION AND

ANALYSIS OR PLAN OF OPERATION

224

General

224

Overview

224

Critical Accounting Policies

224

Lending Activities

230

Asset Quality

231

Investment Activities

232

Deposit Accounts

234

Results of Operations

236

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OF INDEPENDENT COMMUNITY BANK

238

THE SPECIAL MEETING OF SUN AMERICAN BANCORP STOCKHOLDERS

240

Meeting Date, Time, Place and Record Date

240

Matters to be Considered at the Special Meeting of Stockholders

240

Vote Required

240

Voting of Proxies

241

Revocability of Proxies

241

Solicitation of Proxies

241

Recommendation of the Board of Directors

242

Auditor Information

242

Stockholder Proposals

242

Change in Control

242

PROPOSAL 1 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR AMENDED

AND  RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED  SHARES OF COMMON STOCK FROM 40,000,000 TO 50,000,000

243

Required Vote

243

Reasons for the Increase in Authorized Shares of Common Stock

243

Amendment and Restatement of the Amended and Restated Certificate of Incorporation

243

Dissenters’ Rights

243

Dilutive and Other Effects of Potential New Stock Issuances

243

Anti-Takeover Effect of Increase in Authorized Common Stock

244

Effective Date/Termination of the Amendment and Restatement of the Amended and Restated

Certificate of Incorporation

245

Principal Effect of Non-Approval of Proposal 1

245

PROPOSAL 2 — APPROVAL OF THE ISSUANCE AND SALE OF UP TO 4,500,000 SHARES OF

COMMON STOCK IN CONNECTION WITH OUR ACQUISITION OF SUBSTANTIALLY ALL THE

ASSETS, AND ASSUMPTION OF SUBSTANTIALLY ALL THE LIABILITIES, OF BEACH BANK

246

Required Vote

246

Reasons for the Acquisition Transaction

246

Common Stock to be Issued in Connection with the Acquisition Transaction

246

Listing on American Stock Exchange

246

Stockholder Approval Requirement

246

Dissenters’ Rights

246

Dilutive and Other Effects of the Approval of Proposal 2

246

Principal Effect of Non-Approval of Proposal 2

247

Interests of Certain Persons in Proposal 2

247

PROPOSAL 3 — APPROVAL OF THE ISSUANCE AND SALE OF UP TO 4,600,000 SHARES OF

COMMON STOCK IN CONNECTION WITH THE MERGER OF INDEPENDENT COMMUNITY BANK

WITH AND INTO SUN AMERICAN BANK AND ASSUMPTION OF INDEPENDENT OPTIONS TO

PURCHASE UP TO APPROXIMATELY 866,000 SHARES OF COMMON STOCK

248

Required Vote

248

Reasons for the Independent Merger Transaction

248

Common Stock to be Issued and Options to be Assumed in Connection with the Independent

Merger Transaction

248

Listing on American Stock Exchange

248

Stockholder Approval Requirement

249

Dissenters’ Rights

249

Dilutive and Other Effects of the Approval of Proposal 3

249

Principal Effect of Non-Approval of Proposal 3

250

Interests of Certain Persons in Proposal 3

250

PROPOSAL 4 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2005 STOCK
OPTION AND STOCK INCENTIVE PLAN

251

Required Vote

251

Reasons for the Plan Amendments and Restatement of the Plan

251

Dissenters’ Rights

252

Summary of the Material Terms and Conditions of the Amended and Restated Plan

252

PROPOSAL 5 — APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1 SHARE FOR 2.5 SHARES

REVERSE STOCK SPLIT TO OCCUR AFTER THE CLOSING OF THE ACQUISITION

TRANSACTION AND PRIOR TO DECEMBER 31, 2007

258

Required Vote

258

Reasons for the Reverse Stock Split

258

Amendment and Restatement of the Amended and Restated Certificate of Incorporation

258

Dissenters’ Rights

258

Effects of the Reverse Stock Split

258

Effective Date/Termination of the Amendment and Restatement of the Amended and Restated

Certificate of Incorporation

259

Rounding of Fractional Shares

260

Exchange of Stock Certificates

260

Accounting Consequences

260

Certain Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

260

Risks Associated with the Reverse Stock Split

262

Principal Effect of Non-Approval of Proposal 5

262

PROPOSAL 6 — ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF

NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT

SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO  APPROVE

PROPOSAL 1, 2, 3, 4 OR 5

263

Required Vote

263

Reasons to Adjourn the Meeting

263

Dissenters’ Rights

263

Principal Effect of Non-Approval of Proposal 6

263

THE SPECIAL MEETING OF BEACH BANK SHAREHOLDERS

264

Meeting Date, Time, Place and Record Date

264

Matters to be Considered at the Special Meeting of Shareholders

264

Vote Required

264

Voting of Proxies

264

Revocability of Proxies

265

Solicitation of Proxies

265

Recommendation of the Board of Directors

265

PROPOSAL 1 — SALE OF SUBSTANTIALLY ALL OF BEACH BANK’S ASSETS TO, AND

ASSUMPTION OF SUBSTANTIALLY ALL OF BEACH BANK’S LIABILITIES BY, SUN AMERICAN

BANK, PURSUANT TO THE ACQUISITION AGREEMENT AND TO APPROVE THE ACQUISITION

AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN

266

Required Vote

266

Reasons for the Acquisition Transaction

266

Plan of Reorganization and Plan of Liquidation

266

Liquidating Trust and Liquidation Trust Agreement

267

Acquisition Expenses, Fees and Costs Associated with the Acquisition Transaction and

Actions Taken by the Trustee Under the Terms of the Liquidating Trust

268

Appointment of Trustee

269

Effects of Approval of Proposal 1

272

Dissenters’ Rights

272

Principal Effect of Non-Approval of Proposal 1

272

PROPOSAL 2 — ACCELERATION OF THE VESTING AND REPRICING OF JOSE VALDES-FAULI’S
OPTIONS AND ACQUISITION TRANSACTION CONSIDERATION TO BE PAID TO
MR. VALDES-FAULI

273

Required Vote

273

v

Reasons for the Acceleration of the Vesting and Repricing of the Options and the Acquisition

Transaction Consideration

273

Dissenters’ Rights

273

Principal Effect of Non-Approval of Proposal 2

273

PROPOSAL 3 — ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF
NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT  S
UFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE
PROPOSAL 1 OR 2

274

Required Vote

274

Reasons to Adjourn the Meeting

274

Dissenters’ Rights

274

Principal Effect of Non-Approval of Proposal 3

274

WHERE YOU CAN FIND MORE INFORMATION

275

LEGAL MATTERS

275

EXPERTS

275

INDEX TO SUN AMERICAN BANCORP AND SUBSIDIARIES CONSOLIDATED

FINANCIAL STATEMENTS

F-1

INDEX TO BEACH BANK FINANCIAL STATEMENTS

F-41

INDEX TO INDEPENDENT COMMUNITY BANK FINANCIAL STATEMENTS

F-74

IMPORTANT INFORMATION

This document, which is sometimes referred to as the proxy statement and prospectus, constitutes a proxy statement and prospectus of Sun American Bancorp for the shares of its common stock that it will issue to Beach Bank shareholders in the acquisition transaction and notice to Sun American Bancorp stockholders in accordance with the General Corporation Law of the State of Delaware and notice to shareholders of Beach Bank in accordance with the Florida Business Corporation Act and the Florida Banking Code as defined herein.

In “General Questions and Answers About the Acquisition Transaction, the Independent Merger Transaction and the Voting Procedures for the Special Meetings” below and in the “Summary” beginning on page 11, we highlight selected information from this proxy statement and prospectus, but we have not included all of the information that may be important to you. To better understand the acquisition agreement and the acquisition transaction, and for a complete description of their legal terms, you should carefully read this entire proxy statement and prospectus, including the appendices. See “Where You Can Find More Information” beginning on page 275.

We have not authorized anyone to provide you with any information other than the information included in this proxy statement and prospectus and the documents we refer you to herein. If someone provides you with other information, please do not rely on it.

This proxy statement and prospectus has been prepared as of the date of the cover page. There may be changes in the affairs of Sun American Bancorp or Beach Bank since that date that are not reflected in this document.

The descriptions of the acquisition agreement in this proxy statement and prospectus have been included to provide you with information regarding its terms. Each of the acquisition agreement and the merger agreement contain representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contracts between the respective parties and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the acquisition agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

GENERAL QUESTIONS AND ANSWERS ABOUT THE ACQUISITION TRANSACTION, THE INDEPENDENT MERGER TRANSACTION AND THE VOTING PROCEDURES FOR THE SPECIAL MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Sun American Bancorp special meeting of stockholders and Beach Bank special meeting of shareholders, and in particular, the acquisition transaction. The questions and answers may not address all questions that may be important to you as a Sun American Bancorp stockholder or Beach Bank shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement and prospectus and the appendices to this proxy statement and prospectus.

Q.

Why am I Receiving this Proxy Statement and Prospectus?

A.

Sun American Bancorp and Sun American Bank has agreed to acquire substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank, pursuant to the terms of an acquisition agreement, which was subsequently amended as of November 17, 2006, which is described in this proxy statement and prospectus. Copies of the acquisition agreement and the first amendment to the acquisition agreement are attached as Appendix A. For specific information regarding the acquisition agreement, as amended, please refer to the section entitled “Terms of the Acquisition Transaction” beginning on page 50 of this proxy statement and prospectus.

Sun American Bancorp will hold a special meeting of its stockholders and Beach Bank will hold a special meeting of its shareholders to obtain approval of certain proposals in connection with the acquisition transaction. This proxy statement and prospectus contains important information about the acquisition transaction and the special meetings, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Sun American Bancorp stockholders are also being asked to approve certain other proposals described in this proxy statement and prospectus.

Your vote is important and you are encouraged to vote as soon as possible. For more specific information on how to vote, please see the questions and answers for Sun American Bancorp stockholders and Beach Bank shareholders, as applicable, below.

Q.

What is the Acquisition Transaction?

A.

On May 17, 2006, Sun American Bancorp, a Delaware corporation, Sun American Bank, a Florida commercial banking association and subsidiary of Sun American Bancorp, and Beach Bank, a Florida chartered commercial bank, entered into the acquisition agreement, which was amended as of November 17, 2006, pursuant to which Sun American Bank intends to acquire substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank.

For specific information regarding the acquisition transaction, please refer to the section entitled “Terms of the Acquisition Transaction” beginning on page 50 of this proxy statement and prospectus.

Q.

What will Beach Bank Receive in the Acquisition Transaction?

A.

As provided in the acquisition agreement, the total dollar value of the shares of Sun American Bancorp common stock to be issued and delivered by Sun American Bancorp, as consideration for the purchase of the assets and the assumption of the liabilities shall be determined by multiplying 2.35 times the book value of Beach Bank calculated based upon the closing balance sheet, subject to adjustment as expressly provided in the acquisition agreement, and further determined in accordance with the procedures of the acquisition agreement; provided, however, that with respect to the exercised stock or the excess capital, the total dollar value of the shares of Sun American Bancorp common stock issuable by Sun American Bancorp in exchange therefore shall be determined by multiplying 1.0 times the book value of such exercised stock or excess capital calculated based upon the closing balance sheet. For purposes of determining the acquisition transaction consideration, the value per share of Sun American Bancorp common stock to be issued and delivered in the acquisition transaction is $5.00 per share.

In regards to the $1.0 million sum excluded from the acquired assets, the determination of Beach Bank’s book value will not be reduced by said amount; provided, however, that for purposes of calculating the number of shares of Sun American Bancorp common stock to be delivered at closing, Sun American Bancorp will subtract the number of shares of Sun American Bancorp common stock equal to the value of the $1.0 million sum, as more particularly described in the first amendment to the merger agreement.

Based upon the estimated book value of Beach Bank, upon the closing and without giving effect to any closing adjustments required by the acquisition agreement, Sun American Bancorp estimates that it will issue approximately 4,100,000 shares in the acquisition transaction. Of this amount, 75% of such shares will be held in escrow for up to four years to satisfy certain post-closing adjustments and claims for indemnification, if any, under the acquisition agreement and the remaining 25% of such shares will be delivered to Beach Bank and transferred to a liquidating trust for the benefit of Beach Bank shareholders. Such shares shall be held in accordance with the escrow provisions of the acquisition agreement and the terms of the escrow agreement and liquidating trust. The shares will be held in escrow for up to four years from the date of closing of the acquisition transaction subject to distribution to the liquidating trust based on established percentage reductions in the number of shares held in escrow after 6, 12, 18 and 48 months from the date of closing.

Beach Bank is unable to ascertain at this time whether any of the shares of Sun American Bancorp common stock issued as acquisition transaction consideration will be available for distribution to the liquidating trust, and then, to Beach Bank shareholders, or will be paid to Sun American Bancorp for claims of indemnification or post-closing adjustments or used by the liquidating trustee to pay other liabilities (including regulatory claims), expenses and costs. Consequently, there can be no assurance that any distributions will be made to Beach Bank shareholders. In addition, Beach Bank cannot determine at this time exactly when distributions, if any, will be made to Beach Bank shareholders. It is anticipated that the liquidating trustee will distribute the shares of Sun American Bancorp common stock, if any, and the assets, if any, held in the liquidating trust to the Beach Bank shareholders over a seven year period.

Q:

Why is the Acquisition Transaction Structured as an Asset Purchase?

A.

Sun American Bancorp, Sun American Bank and Beach Bank agreed to structure the acquisition transaction as a purchase of assets and an assumption of liabilities, rather than as a merger transaction, because Sun American Bancorp and Sun American Bank did not want to acquire the bank charter and certain liabilities of Beach Bank. Beach Bank wanted to sell the bank or substantially all of its assets in a transaction that would qualify as a tax-free reorganization for its shareholders. The acquisition transaction described in the acquisition agreement satisfied the requirements of all parties.

Q:

When do you Expect the Acquisition Transaction to be Completed?

A.

Sun American Bancorp and Beach Bank are working toward completing the acquisition transaction as soon as practicable after the Sun American Bancorp stockholders and Beach Bank shareholders approve the proposals to be considered at the special meeting of stockholders and shareholders, as applicable. The acquisition transaction is subject to a number of conditions, however, including, but not limited to, obtaining stockholder or shareholder approval, as applicable, and AMEX approval for the issuance of additional shares, and all closing conditions set forth in the acquisition agreement must be satisfied or waived. We hope to complete the acquisition on or about December 31, 2006.

Q:

What is the Independent Merger Transaction?

A.

On November 17, 2006, Sun American Bancorp entered into a definitive agreement and plan of merger, referred to as the merger agreement in this proxy statement and prospectus, pursuant to which Independent Community Bank, a Florida chartered commercial bank located in Tequesta, Florida, referred to as Independent Community Bank in this proxy statement and prospectus, intends to merge with and into Sun American Bank, referred to as the Independent merger transaction in this proxy statement and prospectus. Independent Community Bank offers commercial and consumer loans to borrowers in the North Palm Beach County located in southeastern Florida. The merger agreement provides that shareholders of Independent Community Bank will have the right to elect to receive cash in the amount of $34.81 per share, or 6.4463 shares of Sun American Bancorp common stock for each share of Independent Community Bank common stock owned by them. Based on Sun American Bancorp’s November 16, 2006 closing price and including the anticipated cash out of certain Independent Community Bank stock options, the transaction value is estimated at $40.9 million. Sun American Bancorp expects to issue up to 4,600,000 shares of its common stock in the Independent merger transaction, assuming all outstanding options to purchase Independent Community Bank common stock have been exercised prior to the closing of the Independent merger transaction. However, merger consideration for 42% of the outstanding Independent Community Bank common stock will be paid in cash, and there may be allocations of cash or stock made to Independent Community Bank shareholders to ensure that this requirement is satisfied.

Sun American Bancorp stockholders are being asked to approve the issuance of shares of Sun American Bancorp common stock in connection with the Independent merger transaction. See “Proposal 3 – Approval of the Issuance and Sale of up to 4,600,000 Shares of Common Stock in Connection with the Merger of Independent Community Bank with and into Sun American Bank and Assumption of Independent Options to Purchase up to Approximately 866,000 Shares of Common Stock.”

For specific information regarding the Independent merger transaction, please refer to the section entitled “Information Regarding the Independent Merger Transaction” beginning on page 199 of this proxy statement and prospectus.

Q:

When is the Independent Merger Transaction Expected to be Completed?

A:

Sun American Bancorp is working to complete the Independent merger transaction as quickly as possible. Sun American Bancorp must first obtain the necessary regulatory approvals and the approval of Independent Community Bank shareholders at the special meeting being held to vote on the merger agreement. Sun American Bancorp currently expects to complete the Independent merger transaction on or before June 30, 2007.

Q:

What are the Tax Consequences of the Independent Merger Transaction to Sun American Bancorp stockholders?

A:

Generally, Sun American Bancorp structured the Independent merger transaction so that it and its stockholders will not recognize any gain or loss for federal income tax purposes in connection with the Independent merger transaction.

Q:

What should I do now?

A.

After you have carefully read this proxy statement and prospectus, indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting.

If you are a Sun American Bancorp stockholder and you sign and send in a proxy card, but do not indicate how you want to vote, your proxy will be voted in favor of Sun American Bancorp Proposals 1, 2, 3, 4, 5 and 6.

If you are a Beach Bank shareholder and you sign and send in a proxy card, but do not indicate how you want to vote, your proxy will be voted in favor of Beach Bank Proposals 1, 2 and 3.

Q:

May I Vote in Person?

A.

Yes. If you are a stockholder or shareholder of record, as applicable, you may attend the special meeting of stockholders or shareholders, as applicable, and vote your shares in person rather than signing and returning your proxy card.

Q:

What Happens if I do not Return a Proxy Card or Otherwise Vote?

A.

We urge you to vote at the special meeting either in person or by proxy. If you do not return your proxy card and do not vote in person at the special meeting, your shares of common stock cannot be included in the calculation of the number of shares considered to be present at the special meeting for quorum purposes. Proxies received, but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the special meeting. A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner of the shares.

If a quorum is not present at the special meeting of stockholders or shareholders, as applicable, we will be required to postpone the meeting and re-solicit your proxy, which will cost additional time and expense.

For a more complete description of the voting procedures, please refer to the sections of this proxy statement and prospectus entitled “The Special Meeting of Sun American Bancorp Stockholders” beginning on page 240 and “The Special Meeting of Beach Bank Shareholders” beginning on page 264.

Q:

Can I Change my Vote after I have Submitted my Proxy?

A.

Yes. You may change your vote at any time before your proxy card is voted at the special meeting of stockholders or shareholders, as applicable. You can do this in one of three ways. First, you can send a written, dated notice stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card or later-dated proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card or later-dated proxy card for Sun American Bancorp shares to its corporate office as indicated on the special meeting notice for delivery by December 27, 2006 or for Beach Bank shares to its corporate office as indicated on the special meeting notice for delivery by December 20, 2006. Third, you can attend the special meeting of stockholders or shareholders, as applicable, and vote your shares in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:

Whom Should I Contact with Questions?

A.

Sun American Bancorp stockholders should call Robert Nichols at (561) 826-0464 with questions about the acquisition transaction, the Independent merger transaction and other proposals submitted for the stockholders approval at, or the voting procedures for, the Sun American Bancorp special meeting of stockholders.

Beach Bank shareholders should call Thomas B. Walker at (561) 883-9155 or Jose Valdes-Fauli at (305) 695-7400 with questions about the acquisition transaction or the Beach Bank special meeting of shareholders.

You may also obtain additional information about Sun American Bancorp from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information” on page 275.

QUESTIONS AND ANSWERS FOR SUN AMERICAN BANCORP STOCKHOLDERS

Q:

When and Where is the Sun American Bancorp Special Meeting of Stockholders?

A:

The Sun American Bancorp special meeting of stockholders will take place at 7300 Airport Corporate Center, Building 8, Suite #102, Miami, Florida  33126 on December 27, 2006 at 10:30 a.m., local time.

Q:

How can I Obtain Admission to the Sun American Bancorp Special Meeting of Stockholders?

A:

You are entitled to attend the special meeting of stockholders only if you were a Sun American Bancorp stockholder as of the close of business on November 20, 2006 or hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. In addition, your name is subject to verification against the list of record holders on the record date prior to being admitted to the meeting. If you hold shares in “street name,” you will need to bring evidence of your stock ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the special meeting.

Q:

What Matters are Sun American Bancorp Stockholders Being Asked to Approve at the Sun American Bancorp Special Meeting of Stockholders?

A:

At the special meeting, Sun American Bancorp stockholders are being asked to vote on: (i) the amendment and restatement of its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000, as more fully described in the enclosed proxy statement and prospectus; (ii) the issuance and sale of up to 4,500,000 shares of common stock in connection with our acquisition of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank, as more fully described in the enclosed proxy statement and prospectus; (iii) the issuance and sale of up to 4,600,000 shares of common stock in connection with the merger of Independent Community Bank with and into Sun American Bank and assumption of Independent options to purchase up to approximately 866,000 shares of common stock, as more fully described in the enclosed proxy statement and prospectus; (iv) the amendment and restatement of its 2005 Stock Option and Stock Incentive Plan to approve, among other things, an increase in the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000; (v) the amendment and restatement of its Amended and Restated Certificate of Incorporation to effect a 1 share for 2.5 shares reverse stock split to occur after the closing of the acquisition transaction and prior to December 31, 2007, as more fully described in the enclosed proxy statement and prospectus; and (v) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals, as more fully described in the enclosed proxy statement and prospectus. The board of directors does not know of any other matters other than the proposals set forth above that may be brought before the special meeting or any postponement or adjournment thereof.

Q:

How does the Sun American Bancorp Board of Directors Recommend that I Vote?

A:

Sun American Bancorp’s board of directors recommends that stockholders vote “FOR” all proposals. For a description of the reasons underlying the recommendations of the board of directors, please refer to the section of this proxy statement and prospectus entitled “Background of and Reasons for the Acquisition Transaction — Sun American Bancorp’s Reasons for the Acquisition Transaction” beginning on page 41.

Q:

Are There Risks I Should Consider in Deciding Whether to Vote for the Proposals Related to the Acquisition Transaction or the Independent Merger Transaction?

A:

Yes. Set forth under the heading “Risk Factors” beginning on page 26 of this proxy statement and prospectus are a number of risk factors that you should consider carefully before voting.

Q:

What Vote of Sun American Bancorp Stockholders is Required to Approve the Acquisition Transaction?

A:

The affirmative vote of a majority of the outstanding shares of common stock as of November 20, 2006 is required to approve the proposals to amend and restate the Amended and Restated Certificate of Incorporation to: (i) increase the number of authorized shares of common stock from 40,000,000 to

50,000,000; and (ii) effect a 1 share for 2.5 shares reverse stock split to occur after the closing of the acquisition transaction and prior to December 31, 2007.

The affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting of stockholders is required to approve the proposals to: (i) issue and sell up to 4,500,000 shares of common stock in connection with the acquisition of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank; (ii) issue and sell up to 4,600,000 shares of common stock in connection with the merger of Independent Community Bank with and into Sun American Bank and assume Independent options to purchase up to approximately 866,000 shares of common stock; (iii) amend and restate the 2005 Stock Option and Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000; and (iv) adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

For a more complete description of voting, please refer to the section of this proxy statement and prospectus entitled “The Special Meeting of Sun American Bancorp Stockholders” beginning on page 240.

Q:

If my Sun American Bancorp Shares are held in “Street Name” by my Broker, will my Broker Vote my Shares for me?

A.

Your broker will vote your shares only if you provide instructions on how to vote. Following the directions your broker provides, you should instruct your broker how to vote your shares. If you do not provide instructions to your broker, your shares will not be voted.

If you are a Sun American Bancorp stockholder and if your shares are not voted, it will have no effect on the outcome of the vote on the proposals to: (i) approve the issuance and sale of up to 4,500,000 shares of common stock in connection with the acquisition of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank; (ii) approve the issuance and sale of up to 4,600,000 shares of common stock in connection with the merger of Independent Community Bank with and into Sun American Bank and assume Independent options to purchase up to approximately 866,000 shares of common stock; (iii) approve an amendment and restatement of the Sun American Bancorp 2005 Stock Option and Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000; and (iv) adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposals to be voted upon. However, if your shares are not voted, it will have the effect of a vote against the proposals to amend and restate our Amended and Restated Certificate of Incorporation to: (i) increase the number of authorized shares of common stock from 40,000,000 to 50,000,000; and (ii) effect a 1 share for 2.5 shares reverse stock split to occur after the closing of the acquisition transaction and prior to December 31, 2007.

QUESTIONS AND ANSWERS FOR BEACH BANK SHAREHOLDERS

Q:

When and Where is the Beach Bank Special Meeting of Shareholders?

A:

The Beach Bank special meeting of shareholders will take place at 555 Arthur Godfrey Road, Miami Beach, Florida  33140 on December 20, 2006 at 4:00 p.m., local time.

Q:

How can I Obtain Admission to the Beach Bank Special Meeting of Shareholders?

A:

You are entitled to attend the special meeting of shareholders only if you were a Beach Bank shareholder as of the close of business on December 6, 2006 or hold a valid proxy for the special meeting.

Q:

What Matters are Beach Bank Shareholders Being Asked to Approve at the Beach Bank Special Meeting of Shareholders?

A:

At the special meeting, Beach Bank shareholders are being asked to vote on: (i) the sale of substantially all of its assets to, and the assumption of substantially all of its liabilities by, Sun American Bank, pursuant to the acquisition agreement, and to approve the acquisition agreement and the transactions contemplated therein, including the Plan of Reorganization and the establishment of a liquidating trust; (ii) the acceleration of the vesting and repricing of Jose Valdes-Fauli’s options and acquisition transaction consideration to be paid to Mr. Valdes-Fauli; and (iii) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposal, as more fully described in the enclosed proxy statement and prospectus. The board of directors does not know of any other matters other than the proposals set forth above that may be brought before the special meeting or any postponement or adjournment thereof.

Q:

How does the Beach Bank Board of Directors Recommend that I Vote?

A:

Beach Bank’s board of directors recommends that shareholders vote “FOR” all proposals. For a description of the reasons underlying the recommendations of the board of directors, please refer to the section of this proxy statement and prospectus entitled “Background of and Reasons for the Acquisition Transaction — Beach Bank’s Reasons for the Acquisition Transaction” beginning on page 41.

Q:

Are There Risks I Should Consider in Deciding Whether to Vote for the Acquisition Transaction?

A:

Yes. Set forth under the heading “Risk Factors” beginning on page 26 of this proxy statement and prospectus are a number of risk factors that you should consider carefully before voting.

Q:

What Vote of Beach Bank Shareholders is Required to Approve the Acquisition Transaction?

A:

The affirmative vote of two-thirds of the outstanding shares of common stock as of December 6, 2006 is required to approve the proposal to sell substantially all of Beach Bank’s assets to, and the assumption of substantially all of Beach Bank’s liabilities by, Sun American Bank, pursuant to the acquisition agreement and the acquisition agreement and the transactions contemplated therein.

The affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting of shareholders is required to approve the proposals to: (i) accelerate the vesting and reprice the options of Jose Valdes-Fauli and the acquisition transaction consideration to be paid to Mr. Valdes-Fauli; and (ii) adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

For a more complete description of voting, please refer to the section of this proxy statement and prospectus entitled “The Special Meeting of Beach Bank Shareholders” beginning on page 264.

Q:

What is the Liquidating Trust and why was it Established in Connection with this Transaction?

A:

The liquidating trust will be formed following the closing on behalf of the shareholders of Beach Bank for the purpose of liquidating the assets transferred to the liquidating trust, including the acquisition transaction consideration received in connection with the acquisition transaction, payments to dissenting shareholders, if any, holding funds to provide for regulatory claims of Beach Bank, and to act as successor-in-interest to Beach Bank in connection with the payment of certain other liabilities (including regulatory claims), costs and expenses as contemplated in the liquidating trust. The liquidating trust also will receive periodic distributions of shares of Sun American Bancorp common stock from the escrow account, if any shares remain available following the post-closing adjustments and the payment of indemnification claims, if any, pursuant to the acquisition agreement.

Q:

What is the Escrow Agreement?

A:

The escrow agreement is an agreement that sets forth the process for the maintenance and distribution of the escrow shares, which represent 75% of the acquisition transaction consideration, including the procedure by which the escrow shares will be used to satisfy any post-closing adjustments to the Sun American Bancorp common stock acquired in the acquisition transaction, any indemnification claims against Beach Bank for breaches of covenants, representations, warranties or other liabilities (including regulatory claims) as described in the acquisition agreement, any fees and expenses relating to the escrow agent and other costs.

Q:

What Happens to the Sun American Bancorp Common Stock held in the Escrow Agreement?

A:

The shares of Sun American Bancorp common stock are held in the escrow account to satisfy any post-closing adjustments to the acquisition transaction consideration, any indemnification claims against Beach Bank for breaches of covenants, representations, warranties or other liabilities as described in the acquisition agreement, any fees and expenses relating to the escrow agent and other costs. The shares will be held in escrow for up to four years from the date of closing of the acquisition transaction subject to distribution to the liquidating trust based on established percentage reductions in the number of shares held in escrow after 6, 12, 18 and 48 months from the date of closing. The shares, while in escrow, may be sold by the shareholder representative, the proceeds of which must remain in the escrow account.

Q:

What is the Plan of Reorganization?

A:

The Plan of Reorganization details the transfer of any assets that Beach Bank will own following the consummation of the acquisition transaction to a liquidating trust for the purpose of holding and distributing, on behalf of Beach Bank’s shareholders, any remaining assets of Beach Bank after the closing of the acquisition transaction, including the acquisition transaction consideration received in connection with the closing of the acquisition transaction.

Q:

What does the Plan of Reorganization Entail?

A:

The Plan of Reorganization provides for the orderly liquidation of Beach Bank’s remaining assets following the closing of the acquisition transaction and the liquidation of Beach Bank. Florida law provides that, following the approval of the Plan of Reorganization by Beach Bank’s shareholders, Beach Bank’s board of directors may take such actions as it deems necessary in furtherance of the liquidation of Beach Bank. In connection with the foregoing, after the payment, or the provision for the payment, of all of its liabilities and obligations, including payments to dissenting shareholders, if any, and expenses of the liquidating trust estimated by Beach Bank to be approximately $1.0 million, the liquidating trust will distribute the assets, if any, remaining in the trust, including the shares of Sun American Bancorp common stock acquired in the acquisition transaction received pursuant to the acquisition agreement, to Beach Bank shareholders in one or more distributions at the discretion of the trustee.

Q:

Will any Distributions be Made to Beach Bank’s Shareholders?

A:

Maybe. If the acquisition transaction and Plan of Reorganization are approved, and the transactions contemplated by the acquisition agreement are completed, subject to the limitations provided by the acquisition agreement, escrow agreement and applicable law described below, Beach Bank intends to distribute all of the shares of Sun American Bancorp common stock and other assets, if any, remaining in the liquidating trust, if any, directly to its shareholders over a seven year period. Distributions of shares of Sun American Bancorp common stock will be made from time to time as authorized under the terms of the liquidating trust, as determined by the trustee, in his sole discretion, and in accordance with the Plan of Reorganization. There is no specified period of time required to complete the distribution.

Additionally, if the acquisition transaction and Plan of Reorganization are approved and completed, the trustee, Michael Kosnitzky, in his discretion, may distribute any remaining assets to Beach Bank shareholders in one or more distributions. However, since the amount of unknown or contingent liabilities (including regulatory claims), expenses of the liquidating trust, costs related to the satisfaction of dissenters’ rights and the amount of shares of Sun American Bancorp common stock that will be distributed to the liquidating trust from the escrow account, if any, over a four year period cannot be quantified at this time, the amount of distributions to Beach Bank’s shareholders, if any, and the timing of any distributions cannot be determined at this time. There can be no assurance as to whether any shares of Sun American Bancorp common stock will be available for distribution to Beach Bank shareholders. If the liquidating trust were to incur unanticipated liabilities, the proceeds that Beach Bank’s shareholders receive may be substantially reduced or Beach Bank shareholders may receive nothing. Beach Bank does not plan to resolicit shareholder approval for the Plan of Reorganization even if the value of the acquisition transaction consideration distributed to shareholders changes significantly.

Q:

When will any Distributions be made to Beach Bank’s Shareholders?

A:

At this time, Beach Bank cannot set a precise timetable for distributions, if any, and the amount of any distributions to be made to its shareholders is uncertain. Under the terms of the liquidating trust, the trustee may, in his discretion, make one or more distributions from time to time, after providing or reserving for the payment of the debts and liabilities of Beach Bank. The timing of liquidating distributions will depend on the timing of the completion of the acquisition transaction, including the payments required to be made to dissenting shareholders, the timing of distributions of shares of Sun American Bancorp common stock from the escrow account, if any, and the payment of other liabilities (including regulatory claims), costs and expenses contemplated by the liquidating trust estimated to be approximately $1.0 million. After the payment of all of the liabilities and obligations, the trustee will distribute any remaining shares of Sun American Bancorp common stock and other assets, if any, to Beach Bank shareholders no later than seven years after the date of closing. There can be no assurance as to whether any shares of Sun American Bancorp common stock will be available for distribution to Beach Bank shareholders.

Q:

When will the Winding-Up of Beach Bank’s Business be Completed?

A:

If the acquisition transaction and Plan of Reorganization are approved, and the acquisition transaction is consummated, Beach Bank’s remaining assets will be distributed to the liquidating trust, which provides for the winding-up of Beach Bank’s business, the payment of all of Beach Bank’s liabilities and obligations, and the distribution of any remaining assets to Beach Bank’s shareholders.

Q:

Did Beach Bank’s Financial Advisor Render a Fairness Opinion in Connection with the Acquisition Transaction?

A:

No. In deciding to approve the terms of the acquisition agreement, Beach Bank’s board of directors did not obtain an opinion regarding the fairness of the acquisition transaction from a financial point of view. As a result, no independent financial expert passed on the fairness of the acquisition transaction to Beach Bank shareholders.

Q:

Should I Send in my Beach Bank Stock Certificates?

A:

No. Please do not mail your Beach Bank stock certificates to Sun American Bancorp.

Q:

Am I Entitled to Dissenters’ Rights?

A:

Yes. Under Florida banking law, Beach Bank shareholders will be entitled to dissenters’ rights in connection with the acquisition transaction. See page 61 for additional information regarding the procedures for exercising dissenters’ rights.

Q:

Are there Restrictions on the Ability of Beach Bank Shareholders to Sell Shares of Sun American Bancorp Common Stock they may Receive in a Distribution from the Liquidating Trust?

A:

Any shares of Sun American Bancorp common stock issued in connection with the acquisition transaction that Beach Bank shareholders receive from the liquidating trust will be freely tradable, unless the Beach Bank shareholder is an affiliate of Beach Bank or Sun American Bancorp. Generally, persons who are deemed to be affiliates of Beach Bank or Sun American Bancorp must comply with Rule 145 under the Securities Act of 1933, as amended, if they wish to resell their shares. If any Beach Bank shareholder is an officer, director, employee or consultant of Sun American Bancorp following the acquisition transaction, he or she will also be subject to Sun American Bancorp’s insider trading policy. The liquidating trust may be deemed to be an affiliate for purpose of Rule 145 and is a related party for purposes of FAS 57.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement and prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act in this proxy statement and prospectus. Forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in the forward-looking statements. Forward-looking statements may include, without limitation, statements relating to our plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “forecasts,” “intends,” “possible,” “estimates,” “anticipates,” and “plans” and similar expressions are intended to identify forward-looking statements. Our ability to predict projected results or the effect of events on our operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this proxy statement and prospectus. Factors that could affect our assumptions and predictions include, but are not limited to, the risk that: (i) the acquisition transaction will not be completed and we and Beach Bank will have incurred substantial expenses without realizing the expected benefits; (ii) the acquisition transaction must be approved by multiple governmental and regulatory agencies; (iii) we may fail to realize all of the anticipated benefits of the acquisition transaction; (iv) Beach Bank shareholders cannot be sure of the exact market value of our common stock that they will receive in the acquisition transaction because the market price of our common stock will fluctuate; (v) we and Beach Bank may choose not to proceed with the acquisition transaction if it is not completed by December 31, 2006 or if all conditions to closing are not met or waived; (vi) loan losses would have a material adverse effect on our financial condition and operating results; (vii) a decline in the value of the collateral securing our loans could result in an increase in losses on foreclosure; (viii) our growth strategy may not be successful; (ix) the geographical concentration of our business in Florida makes it highly susceptible to local economic and business conditions; (x) changes in interest rates may adversely affect our financial condition; and (xi) competition from other financial institutions could adversely affect our profitability and growth. You should not place undue reliance on our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statements.

SUMMARY

This summary, together with the preceding Questions and Answers sections, highlights selected information from this proxy statement and prospectus and may not contain all of the information about the acquisition transaction that is important to you. To understand the acquisition transaction fully and for a more complete description of the terms of the acquisition transaction, you should read carefully this entire document and the documents to which Sun American Bancorp and Beach Bank have referred to you. See “Where You Can Find More Information” on page 275. Sun American Bancorp and Beach Bank have included page references parenthetically to direct you to a more complete description of the topics in this summary.

The Companies (pages 96 and 165)

Sun American Bancorp

1200 N. Federal Highway, Suite 111-A

Boca Raton, Florida  33432

(561) 826-0464

Sun American Bancorp is a single bank holding company headquartered in Boca Raton, Florida and organized under the laws of the State of Delaware. Sun American Bancorp is a reporting company and files the following reports and other information with the SEC: Form 10-KSB, Form 10-QSB, Form 8-K, and Schedule 14A. Sun American Bancorp’s financial information and reporting history may be accessed through the EDGAR online service.

Beach Bank

555 Arthur Godfrey Road

Miami Beach, Florida  33140

(305) 695-7400

Beach Bank is a Florida chartered commercial bank, headquartered in Miami Beach, Florida.

The Acquisition Transaction

On May 17, 2006, Sun American Bancorp, its subsidiary, Sun American Bank, and Beach Bank, a Florida chartered commercial bank, entered into the Asset Acquisition and Assumption Agreement, which was subsequently amended as of November 17, 2006, a copy of which is attached hereto as Appendix A, referred to as the acquisition agreement in this proxy statement and prospectus, pursuant to which Sun American Bank intends to acquire substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank.

Beach Bank is a Florida chartered commercial bank, headquartered in Miami Beach, Florida. At September 30, 2006, based on the unaudited financial information provided by Beach Bank, it had total assets of $127.1 million, deposits of $116.1 million, total gross loans of $74.2 million and shareholders’ equity of $9.1 million. At September 30, 2006, Beach Bank’s total risk based capital ratio was 13.16%. Beach Bank commenced operations in May 2000 and offers commercial real estate, lines of credit and term loans to businesses through its branch offices in Miami Beach and South Miami, Florida. Beach Bank offers commercial loans to businesses and home equity, auto and boat loans to individuals. Beach Bank’s market area is Miami-Dade County located in southeastern Florida. Beach Bank also offers checking, savings and certificates of deposit to its customers. Beach Bank is regulated by the FDIC and the Florida Department of Financial Services and its deposits are insured up to applicable limits by the FDIC. There can be no assurances that the acquisition of Beach Bank will be completed as the respective obligations of each party to effect the acquisition transaction are subject to the satisfaction at or prior to the closing date of several conditions.

What Beach Bank will Receive in the Acquisition Transaction

Based upon the estimated book value of Beach Bank, upon the closing and without giving effect to any closing adjustments pursuant to the acquisition agreement, Sun American Bancorp estimates that it will issue approximately 4,100,000 shares of common stock to Beach Bank in the acquisition transaction for distribution in accordance with the escrow provisions in the acquisition agreement and the terms of the liquidating trust.

Of this amount, 25% of such shares will be delivered to Beach Bank, along with cash payable with respect to fractional shares, and transferred to a liquidating trust for the benefit of Beach Bank shareholders. The remaining 75% of such shares will be delivered to the escrow agent to be distributed in accordance with the terms of the acquisition agreement and the escrow agreement. Except for those shares to be distributed to Mr. Jose Valdes-Fauli, Beach Bank anticipates that no shares of Sun American Bancorp common stock issued in the acquisition transaction will be immediately distributed to Beach Bank shareholders.

The exact number of shares of Sun American Bancorp common stock to be issued in the acquisition transaction will be determined based upon the book value of Beach Bank as set forth in the final audited closing balance sheet, subject to adjustment as described in the acquisition agreement. Such final balance sheet of Beach Bank is subject to review by Sun American Bancorp and any adjustments to the final balance sheet requested by Sun American Bancorp require the consent of the shareholder representative of Beach Bank, Michael Kosnitzky. Any dispute with respect to such balance sheet between Sun American Bancorp and the Beach Bank shareholder representative will be resolved pursuant to a dispute resolution mechanism set forth in the acquisition agreement. Any adjustments to the acquisition transaction consideration based upon the final closing balance sheet will result in a reduction in the shares held in the escrow account.

In regards to the $1.0 million sum excluded from the acquired assets, the determination of Beach Bank’s book value will not be reduced by said amount; provided, however, that for purposes of calculating the number of shares of Sun American Bancorp common stock to be delivered at closing, Sun American Bancorp will subtract the number of shares of Sun American Bancorp common stock equal to the value of the $1.0 million sum, as more particularly described in the first amendment to the merger agreement.

The shares held in the escrow account, which represent 75% of the acquisition transaction consideration, will not be immediately available for distribution to Beach Bank shareholders. Pursuant to the terms of the escrow agreement, these escrow shares will be held in escrow for up to four years and will be used to satisfy post-closing adjustments to the acquisition transaction consideration as determined based upon procedures established in the acquisition agreement and indemnification claims, if any, against Beach Bank for breaches of covenants, representations, warranties or other liabilities as described in, and subject to the terms of, the acquisition agreement. The shares will be held in escrow for up to four years from the date of closing of the acquisition transaction subject to distribution to the liquidating trust based on established percentage reductions in the number of shares held in escrow after 6, 12, 18 and 48 months from the date of closing. Shares remaining in the escrow account, if any, after the satisfaction of these claims and post-closing adjustments will be distributed at the end of the four year period to the liquidating trust for distribution to any applicable Beach Bank shareholders pursuant to the terms of the liquidating trust described below. See “Terms of the Acquisition Transaction – General – Payment of Acquisition Transaction Consideration,” “– Indemnification” and “ – Escrow Agreement.”

What Beach Bank Shareholders Will Receive in the Acquisition Transaction

Except for the distribution of shares to Mr. Jose Valdes-Fauli, the trustee of the liquidating trust does not anticipate making distributions to the Beach Bank shareholders upon the completion of the acquisition transaction. The shares of Sun American Bancorp common stock issued in the acquisition transaction will be distributed as follows: (i) 25% of such shares will be delivered to Beach Bank, along with cash payable with respect to fractional shares and put in a liquidating trust; and (ii) 75% of such shares will be delivered to the escrow agent and held in escrow and distributed pursuant to the terms of the escrow agreement and acquisition agreement.

Upon consummation of the acquisition transaction, Sun American Bancorp will issue in the aggregate shares of its common stock equal to 2.35 times the book value of Beach Bank divided by $5.00 per share. The book value of Beach Bank shall be determined based upon the audited closing balance sheet prepared in accordance with the procedures set forth in, and subject to the adjustments described in, the acquisition agreement.

It is currently estimated that based upon the estimated book value of Beach Bank, without giving effect to any post-closing adjustments under the acquisition agreement, Sun American Bancorp will issue approximately 4,100,000 shares of its common stock. Of this amount, 25% of such shares will be delivered to Beach Bank, along with cash payable with respect to fractional shares, and transferred to a liquidating trust for the benefit of Beach Bank shareholders. The remaining 75% of such shares will be delivered to the escrow agent to be distributed in accordance with the terms of the acquisition agreement and the escrow agreement. Except for those shares to be distributed to Mr. Jose Valdes-Fauli, Beach Bank anticipates that no shares of Sun American Bancorp common stock issued in the acquisition transaction will be immediately distributed to Beach Bank shareholders.

The exact number of shares of Sun American Bancorp common stock to be issued in the acquisition transaction will be determined based upon the book value of Beach Bank as set forth in the final audited closing balance sheet, subject to adjustment as described in the acquisition agreement. Such final balance sheet of Beach Bank is subject to review by Sun American Bancorp and any adjustments to the final balance sheet requested by Sun American Bancorp require the consent of the shareholder representative of Beach Bank, Michael Kosnitzky. Any dispute with respect to such balance sheet between Sun American Bancorp and the Beach Bank shareholder representative will be resolved pursuant to a dispute resolution mechanism set forth in the acquisition agreement. Any adjustments to the acquisition transaction consideration based upon the final closing balance sheet will result in a reduction in the shares held in the escrow account.

The shares held in the escrow account, which represent 75% of the acquisition transaction consideration, will not be immediately available for distribution to Beach Bank shareholders. Pursuant to the terms of the escrow agreement, these escrow shares will be held in escrow for up to four years and will be used to satisfy post-closing adjustments to the acquisition transaction consideration as determined based upon procedures established in the acquisition agreement and indemnification claims, if any, against Beach Bank for breaches of covenants, representations, warranties or other liabilities as described in, and subject to the terms of, the acquisition agreement. The shares will be held in escrow for up to four years from the date of closing of the acquisition transaction subject to distribution to the liquidating trust based on established percentage reductions in the number of shares held in escrow after 6, 12, 18 and 48 months from the date of closing. Shares remaining in the escrow account, if any, after the satisfaction of these claims and post-closing adjustments will be distributed at the end of the four year period to the liquidating trust for distribution to any applicable Beach Bank shareholders pursuant to the terms of the liquidating trust described below. See “Terms of the Acquisition Transaction – General – Payment of Acquisition Transaction Consideration,” “– Indemnification” and “ – Escrow Agreement.”

The liquidating trust will be funded following the closing on behalf of Beach Bank shareholders for the purpose of liquidating the assets transferred to the liquidating trust, including a portion of the acquisition transaction consideration received in connection with the acquisition transaction and $1.0 million in cash retained by Beach Bank, payment of claims of dissenting shareholders, if any, holding funds to provide for regulatory claims of Beach Bank, and to act as successor-in-interest to Beach Bank in connection with the payment of certain other liabilities (including regulatory claims), costs and expenses as contemplated in the liquidating trust. The liquidating trust also will receive periodic distributions of shares of Sun American Bancorp common stock from the escrow account if any shares remain available following the post-closing adjustments and the payment of indemnification claims, if any, pursuant to the acquisition agreement.

Pursuant to the terms of the liquidating trust agreement, the liquidating trustee, Michael Kosnitzky, will pay the debts, liabilities and obligations of the liquidating trust prior to any distribution of the acquisition transaction consideration to Beach Bank shareholders. At the trustee’s discretion, the trustee may distribute to Beach Bank shareholders, in proportion to their respective beneficial interests, such shares of Sun American Bancorp common stock, cash or other property comprising any proceeds from the sale of assets or income from investment less an amount of proceeds or income deemed reasonable in the trustee’s discretion to be retained to meet claims, contingent liabilities and expenses. Subject to certain exceptions, upon a determination by the trustee that all claims, debts, liabilities, expenses and obligations of the liquidating trust have been paid or discharged, the trustee will make a final distribution of the trust assets to Beach Bank shareholders in proportion to their beneficial interests. See “Terms of the Acquisition Transaction – Liquidating Trust.”

Beach Bank is unable to ascertain at this time whether any of the shares of Sun American Bancorp common stock issued as acquisition transaction consideration will be available for distribution to the liquidating trust, and then, to Beach Bank shareholders, or will be paid to Sun American Bancorp for claims of indemnification or post-closing adjustments or used by the liquidating trustee to pay other liabilities (including regulatory claims), expenses and costs. Consequently, there can be no assurance that any distributions will be made to Beach Bank shareholders. In addition, Beach Bank cannot determine at this time exactly when distributions, if any, will be made to Beach Bank shareholders. It is anticipated the liquidating trustee will distribute the shares of Sun American Bancorp common stock, if any, and the assets, if any, held in the liquidating trust to the Beach Bank shareholders over a seven year period.

Reasons for the Acquisition Transaction (page 40)

Sun American Bancorp’s board of directors believes that the acquisition transaction is fair to, and in the best interest of, Sun American Bancorp and its stockholders. In reaching its decision to approve the acquisition agreement, Sun American Bancorp’s board of directors consulted with its management, as well as with its legal advisors, and considered a variety of factors, including the following:

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the expectation that the rate of earnings growth of the combined company would be greater than Sun American Bancorp could achieve separately;

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the analysis of the business, operations, financial condition, earnings and prospects of Beach Bank including the information obtained in Sun American Bancorp’s due diligence review of Beach Bank;

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the complementary nature of Sun American Bank’s and Beach Bank’s businesses, management and employee cultures and the geographic locations of their respective banks; and

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the strategic opportunity presented by a combination of Sun American Bank and Beach Bank.

Beach Bank’s board of directors believes that the acquisition transaction is fair to, and in the best interest of, Beach Bank and its shareholders. In reaching its decision to approve the acquisition agreement, Beach Bank’s board of directors consulted with its management, as well as with its financial and legal advisors, and considered a variety of factors, including the limitations of the bank’s current market and the potential for enhancement of shareholder value as well as:

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that Sun American Bancorp is paying a premium of 2.35 over the book value of Beach Bank, adding value to the shareholders’ shares;

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that, although the Sun American Bancorp shares are thinly traded, Sun American Bancorp is a listed company on the AMEX and, upon the acquisition transaction, the shareholders will be obtaining registered securities that are not restricted;

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that, because both Beach Bank and Sun American Bank are local financial institutions, the acquisition transaction will result in an expanded presence in the local financial institutions’ market, serving business and retail financial needs with local decision-making and serving a greater base of individuals and businesses overall;

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that the acquisition transaction is structured as a “C-Reorganization” under the Code and would result in: (i) the shareholders being able to exchange their shares in Beach Bank for shares of Sun American Bancorp on a tax-free basis, and (ii) the deferral of capital gains until the “realization event” (or sale of the shares);

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the opportunity for the shareholders, customers and employees to benefit from the expanded network of Sun American Bancorp branches and the access to a greater selection of products and services;

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the various regulatory restraints under which Beach Bank must operate pursuant to the FDIC Cease and Desist Order between the FDIC and Beach Bank that was issued in November 2004;

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the financial terms of the acquisition agreement, including the purchase price and the possible adjustments to the purchase price, the assets and liabilities of Beach Bank excluded from the acquisition transaction, and that Beach Bank is required to deposit 75% of the shares of Sun American Bancorp common stock it receives as part of the acquisition transaction consideration in escrow to secure Beach Bank’s indemnification obligations to Sun American Bancorp and Sun American Bank;

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the impact of the acquisition transaction on Beach Bank’s employees and customers and the communities served by Beach Bank; and

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that the acquisition transaction is subject to certain conditions, including the approval of the shareholders, the receipt of regulatory approvals, and the registration with the SEC of the shares to be issued by Sun American Bancorp in the acquisition transaction.

Interests of Directors and Officers of Beach Bank that Differ from Your Interests (page 53)

Beach Bank’s directors and executive officers, who collectively own approximately 37.3% of the outstanding Beach Bank common stock, excluding options to purchase shares of Beach Bank common stock, have agreed to vote in favor of the acquisition agreement and the acquisition transaction. In considering these facts and the other information contained in this proxy statement and prospectus, Beach Bank shareholders should be aware that Beach Bank’s directors and executive officers have financial interests in the acquisition transaction that are different from, or in addition to, the interests of Beach Bank shareholders. These circumstances may cause some of Beach Bank’s directors and executive officers to view the proposed transaction differently than Beach Bank shareholders may view it.

Conditions to the Acquisition Transaction (page 55)

Sun American Bancorp’s obligation to effect the acquisition transaction is subject to the satisfaction or its waiver at or prior to the closing date of the following conditions:

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the representations and warranties of Beach Bank set forth in the acquisition agreement shall be true and correct as of the closing date, subject to the provisions of the acquisition agreement;

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Beach Bank shall have performed, in all material respects, all obligations required to be performed by it under the acquisition agreement at or prior to the closing date;

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receipt of a certificate of an executive officer of Beach Bank stating that, to his knowledge, certain conditions have been met; and

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each of the outside Beach Bank board members, except for Tom Walker as provided in the acquisition agreement, shall have executed a non-competition agreement.

The obligation of Beach Bank to effect the acquisition transaction is subject to the satisfaction or waiver by Beach Bank at or prior to the closing date of the following conditions:

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Sun American Bancorp’s and Sun American Bank’s representations and warranties set forth in the acquisition agreement shall be true and correct as of the closing date, subject to the provisions of the acquisition agreement;

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Sun American Bancorp and Sun American Bank shall have performed in all material respects all obligations required to be performed under the acquisition agreement at or prior to the closing date; and

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Beach Bank’s receipt of a certificate of an executive officer of Sun American Bank stating that, to his knowledge, certain conditions have been met.

Regulatory Approvals (page 56)

The acquisition transaction may not proceed in the absence of receipt of the requisite regulatory approvals. Sun American Bancorp has submitted the appropriate applications to Florida’s Office of Financial Regulation on August 2, 2006 and to the Federal Reserve Board on August 9, 2006. On September 15, 2006 and October 12, 2006, Sun American Bancorp responded to comments raised by the Staff of the Federal Reserve Board. On November 3, 2006, Sun American Bancorp received approval of the Florida Office of Financial Regulation to consummate the acquisition transaction subject to the receipt of approval of the application filed with the Federal Reserve Board and the condition that the Beach Bank charter be cancelled immediately upon the consummation of the acquisition transaction. On November 29, 2006, Sun American Bancorp received approval of the Federal Reserve board to consummate the acquisition transaction, which provides that the acquisition transaction cannot be consummated prior to 15 days after the date of the approval letter or after three months from the date of the approval letter. Sun American Bancorp intends to file an Additional Listing Application with AMEX immediately following the mailing of this proxy statement and prospectus. The approval by AMEX of the Additional Listing Application must be received by Sun American Bancorp prior to the issuance of the shares of Sun American Bancorp common stock in connection with the closing of the acquisition transaction. Sun American Bancorp and Beach Bank are not aware of any other material governmental approvals or actions that are required for consummation of the acquisition transaction. Should any other approval or action be required, it presently is contemplated that such approval or action will be sought.

Termination of the Acquisition Agreement (page 58)

The acquisition agreement may be terminated at any time prior to the closing date, whether before or after approval of the matters presented in connection with the acquisition transaction by the shareholders of Beach Bank for the following reasons, among others:

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by mutual consent of the parties;

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by either party upon written notice to the other party: (i) 30 days after the date on which any request or application for a requisite regulatory approval shall have been denied or withdrawn at the request or recommendation of the governmental entity unless, within such 30 day period, a petition for rehearing or amended application has been filed, provided, however, that no party shall have the right to terminate the acquisition agreement if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate the acquisition agreement to perform or observe the covenants and agreements of such party; or (ii) if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the acquisition transaction;

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if the acquisition transaction shall not have been consummated on or before December 31, 2006, unless the failure of the closing to occur by such date shall be due to the failure of the party seeking to terminate the acquisition agreement to perform or observe the covenants and agreements of such party;

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if the approval of the shareholders of Beach Bank required for the consummation of the acquisition transaction shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof; or

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by either party, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the acquisition agreement, if there shall have been a material breach of any of the representations or warranties set forth in the acquisition agreement on the part of the non-terminating party, which breach is not cured within 30 days following written notice to the breaching party, or which breach, by its nature, cannot be cured prior to the closing of the acquisition transaction; provided, however, that neither party shall have the right to terminate the acquisition agreement unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the acquisition transaction.

Accounting Treatment (page 61)

The acquisition transaction will be accounted for using the purchase method of accounting for financial reporting purposes.

Dissenters’ and Appraisal Rights (page 61)

Each holder of Beach Bank common stock has the right under Section 658.44, Florida Statutes, to dissent and, if the acquisition transaction is completed, to receive the “fair value” of his or her shares in cash. Copies of the applicable Florida Statutes are attached hereto as Appendix B.

Material United States Federal Income Tax Consequences (page 92)

Blank Rome LLP has provided an opinion as to the material federal income tax consequences of the acquisition transaction. In summary, their opinion provides that subject to certain assumptions, Beach Bank shareholders generally should not recognize gain or loss for federal income tax purposes on the receipt of Sun American Bancorp common stock in the acquisition transaction in exchange for the shares of Beach Bank’s stock surrendered. In rendering their opinion, Blank Rome LLP relied on certain representations of the officers of Sun American Bancorp and Beach Bank. If any of these representations should turn out to be untrue, it could negatively impact the conclusions reached. Specifically, Beach Bank has represented that all dissenters’ claims will be satisfied out of the $1.0 million in cash to be retained by Beach Bank or other existing and retained assets of Beach Bank. However, it is impossible to know how much will ultimately be paid to dissenters. If such amount should exceed the $1.0 million of retained cash and other existing and retained assets of Beach Bank, it could result in the acquisition transaction failing to qualify as a tax-free reorganization. In addition, Beach Bank shareholders who properly exercise their rights to dissent from the acquisition transaction will generally be taxed on all or a portion of the cash they receive. Tax matters are complicated and the tax consequences of the acquisition transaction may vary among shareholders. We urge you to contact your own tax advisor to understand fully how the acquisition transaction will affect you. See the discussion of the tax implication below under the section entitled “Material United States Federal Income Tax Consequences.”

Comparative Rights of Sun American Bancorp Stockholders and Beach Bank Shareholders (page 193)

Sun American Bancorp is a Delaware corporation, subject to, among other things, the laws set forth in the General Corporation Law of the State of Delaware. Beach Bank is a Florida chartered commercial bank, subject to, among other things, the laws set forth in the Florida Business Corporation Act. Upon the closing of the acquisition transaction and the subsequent distribution of Sun American Bancorp common stock to Beach Bank shareholders pursuant to the acquisition agreement and the escrow agreement, the rights of the Beach Bank shareholders receiving Sun American Bancorp common stock will be governed by Delaware law. In addition, the Beach Bank shareholders will be subject to Sun American Bancorp’s Amended and Restated Certificate of Incorporation and By-Laws, which differ from the Articles of Incorporation and By-Laws of Beach Bank.

Percentage of Outstanding Shares Owned by Directors and Executive Officers

Sun American Bancorp’s directors and executive officers own approximately 8.0% of the outstanding shares of Sun American Bancorp common stock.

Beach Bank’s directors and executive officers own approximately 37.3% of the outstanding shares of Beach Bank common stock excluding options to purchase shares of Beach Bank common stock.

The Independent Merger Transaction

On November 17, 2006, Sun American Bancorp, Sun American Bank and Independent Community Bank, entered into the Agreement and Plan of Merger, a copy of which is attached hereto as Appendix C, referred to as the merger agreement in this proxy statement and prospectus, pursuant to which Independent Community Bank will merge with and into Sun American Bank.

Independent Community Bank is a Florida chartered commercial bank, headquartered in Tequesta, Florida. At September 30, 2006, based on the unaudited financial information provided by Independent Community Bank, it had total assets of $122.7 million, deposits of $98.6 million, total loans of $105.7 million and shareholders’ equity of $13.9 million. At September 30, 2006, Independent Community Bank’s total risk based capital ratio was 13.50%. Independent Community Bank commenced operations in October 1998 and offers commercial and consumer loans to borrowers through its branch in Tequesta, Florida. Independent Community Bank also offers checking and savings accounts and certificates of deposit to its customers. Independent Community Bank’s market area is North Palm Beach County located in southeastern Florida. Independent Community Bank is regulated by the FDIC and the Florida Department of Financial Services and its deposits are insured up to applicable limits by the FDIC. There can be no assurances that the merger of Independent Community Bank with and into Sun American Bank will be completed as the respective obligations of each party to effect the Independent merger transaction are subject to the satisfaction at or prior to the closing date of several conditions.

The merger agreement provides that shareholders of Independent Community Bank will have the right to elect to receive cash in the amount of $34.81 per share or 6.4463 shares of Sun American Bancorp common stock for each share of Independent Community Bank common stock owned by them. Based on Sun American Bancorp’s November 16, 2006 closing price and including the anticipated cash out of certain Independent Community Bank stock options, the transaction value is estimated at $40.9 million. Sun American Bancorp expects to issue between 4,100,000 and 4,600,000 shares of common stock in the Independent merger transaction depending upon how many options to purchase shares of Independent Community Bank common stock are exercised prior to closing. If no options to purchase shares of Independent Community Bank common stock are exercised prior to closing, Sun American Bancorp will assume Independent options to purchase up to approximately 866,000 shares of common stock. However, the Independent merger transaction consideration for 42% of the outstanding Independent Community Bank common stock will be paid in cash, and there may be allocations of cash or stock made to shareholders to ensure that this requirement is satisfied.

Reasons for the Independent Merger Transaction (page 199)

Sun American Bancorp’s board of directors believes that the Independent merger transaction is fair to, and in the best interest of, Sun American Bancorp and its stockholders. In reaching its decision to approve the merger agreement, Sun American Bancorp’s board of directors consulted with its management, as well as with its financial advisors, and considered a variety of factors, including the following:

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the expectation that the rate of earnings growth of the combined company would be greater than Sun American Bancorp could achieve separately;

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the analysis of the business, operations, financial condition, earnings and prospects of Independent Community Bank including the information obtained in Sun American Bancorp’s due diligence review of Independent Community Bank;

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the complementary nature of Sun American Bank’s and Independent Community Bank’s businesses, management and employee cultures and the geographic locations of their respective banks; and

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the strategic opportunity presented by a combination of Sun American Bank and Independent Community Bank.

Conditions to the Independent Merger Transaction (page 212)

The respective obligation of each party to effect the Independent merger transaction is subject to the satisfaction at or prior to the effective time of the Independent merger transaction of the following conditions:

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the merger agreement must be approved and adopted by the requisite vote of the holders of the outstanding shares of Independent Community Bank and Sun American Bancorp common stock, if required under applicable law;

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Sun American Bancorp’s shares of common stock to be issued in the Independent merger transaction must be authorized for listing on AMEX;

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all required regulatory approvals must be obtained and must remain in full force and effect and all statutory waiting periods in respect thereof must have expired;

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the registration statement covering shares registered in the Independent merger transaction must become effective under the Securities Act and no stop order shall have been issued, initiated or threatened by the SEC;

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no order, injunction or decree issued by any court or agency or prohibition preventing the consummation of the Independent merger transaction shall be in effect. No statute, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits, restricts or makes illegal consummation of the Independent merger transaction; and

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Sun American Bancorp and each of Messrs. Leathers and French and Ms. Pinder shall have entered into an employment agreement, pursuant to the terms as described in the merger agreement, as of the date of closing.

Sun American Bancorp’s obligation to effect the Independent merger transaction also is subject to the satisfaction or its waiver at or prior to the effective time of the Independent merger transaction of the following conditions:

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(i) the representations and warranties of Independent Community Bank set forth in the merger agreement (other than those regarding the capitalization of Independent Community Bank) shall be true and correct as of the date of the merger agreement and as of the closing date; and (ii) the representations and warranties of Independent Community Bank’s capitalization shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date, subject to the provisions in the merger agreement;

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Independent Community Bank shall have performed, in all material respects, all obligations required to be performed by it under the merger agreement at or prior to the closing date;

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receipt of a certificate of an executive officer of Independent Community Bank stating that, to his or her knowledge, certain conditions have been met;

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each member of the Independent Community Bank board of directors other than Timothy L. Leathers shall have executed a non-competition agreement;

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receipt of a legal opinion of Shumaker, Loop & Kendrick, LLP, counsel to Independent Community Bank;

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receipt of Independent Community Bank’s Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Florida;

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receipt of a certificate of good standing;

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termination of employment and executive continuity agreements;

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receipt of release and waiver letters;

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the parties to the voting agreement have agreed: (i) to vote all of their shares of Independent Community Bank common stock in favor of the transactions contemplated by the merger agreement; and (ii) to the extent permitted under applicable law to recommend that the Independent merger transaction be approved by the Independent Community Bank shareholders; and

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preparation by Independent Community Bank, and review by Sun American Bancorp, of all tax returns with respect to taxable periods ending on or before the closing date.

The obligation of Independent Community Bank to effect the Independent merger transaction also is subject to the satisfaction or waiver by Independent Community Bank at or prior to the effective time of the Independent merger transaction of the following conditions:

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(i) Sun American Bancorp’s representations and warranties as set forth in the merger agreement (other than those regarding its capitalization) shall be true and correct as of the date of the merger agreement and as of the closing date; and (ii) the representations and warranties of its capitalization shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date;

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Sun American Bancorp shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

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Independent Community Bank’s approval of the exchange agent agreement and the form of both the letter of transmittal and the instructions relating to it prior to the effective time of the Independent merger transaction; and

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Independent Community Bank’s receipt of a certificate of an executive officer of Sun American Bancorp stating that, to his knowledge, certain conditions have been met.

Termination of the Merger Agreement (page 214)

The merger agreement may be terminated at any time prior to the effective time of the Independent merger transaction, whether before or after approval of the matters presented in connection with the Independent merger transaction by the shareholders of Independent Community Bank:

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by mutual consent of the parties;

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by either party upon written notice to the other party: (i) 30 days after the date on which any request or application for a required regulatory approval shall have been denied or withdrawn at the request or recommendation of the governmental entity unless, within such 30 day period, a petition for rehearing or an amended application has been filed, provided, however, that no party shall have the right to terminate the merger agreement if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party; or (ii) if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Independent merger transaction;

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if the Independent merger transaction shall not have been consummated on or before June 30, 2007, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party;

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by either party if the approval required for the consummation of the Independent merger transaction is not obtained by reason of the failure to obtain the required vote at a duly held meeting or at any adjournment or postponement thereof;

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by either party, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, if there shall have been a material breach of any of the representations or warranties set forth in the merger agreement on the part of the non-terminating party, which breach is not cured within 30 days following written notice to the breaching party, or which breach, by its nature, cannot be cured prior to the closing of the Independent merger transaction; provided, however, that neither party shall have the right to terminate the merger agreement unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the Independent merger transaction;

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by Sun American Bancorp in the event the required regulatory approval contains conditions to approval that it reasonably believes to be onerous; or

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by Sun American Bancorp, upon the failure of the parties to the voting agreement to: (i) vote all of their shares of Independent Community Bank common stock in favor of the transactions contemplated by the merger agreement; and (ii) to the extent permitted under applicable law, to recommend that the Independent merger transaction be approved by the Independent Community Bank shareholders.

SUN AMERICAN BANCORP SELECTED HISTORICAL
CONSOLIDATED FINANCIAL DATA

The consolidated statement of operations data for the years ended December 31, 2003, 2004, and 2005 and the consolidated balance sheet data as of December 31, 2003, 2004 and 2005 are derived from Sun American Bancorp’s audited consolidated financial statements, which are included elsewhere in this proxy statement and prospectus. The consolidated statement of operations data for the nine months ended September 30, 2005 and 2006 and the consolidated balance sheet data as of September 30, 2006 are derived from Sun American Bancorp’s unaudited consolidated financial statements included in this proxy statement and prospectus. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the expectations of results for the full year. The information set forth below is not necessarily indicative of the expectations of results for future operations and should be read in conjunction with the consolidated financial statements and notes thereto included in this proxy statement and prospectus.

	September 30,		December 31,
	2006	2005	2005	2004	2003
	(Dollars in Thousands)

Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	$9,102	$4,208	$27,581	$6,214	$3,190
Securities	28,828	20,588	26,369	21,415	19,277
Loans, net	272,378	206,850	210,665	153,730	66,197
Total assets	330,501	243,503	277,151	191,467	94,100
Total deposits	236,678	177,950	193,465	158,158	80,133
Total stockholders’ equity	63,490	42,839	59,625	20,746	9,847
Book value per common share	3.30	2.98	3.22	2.44	1.73

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2006	2005	2005	2004	2003
	(Dollars in Thousands)

Selected Consolidated Statements of Operations Data:
Net interest income	$11,520	$7,867	$11,303	$6,519	$3,735
Provision for loan losses	795	514	475	1,397	978
Noninterest income	621	836	1,075	969	654
Noninterest expense	10,000	6,291	8,982	6,319	3,854
Minority Interest	(1)	(1)	(2)	—	—
Net income (loss)	$1,345	$1,897	$2,919	$(228)	$(443)
Basic earnings (loss) per share	$0.07	$0.18	$0.24	$(0.05)	$(0.08)
Diluted earnings (loss) per share	0.06	0.16	0.21	(0.05)	(0.08)

Selected Financial Ratios:
Return on average assets	0.58%	1.12%	1.24%	(0.14)%	(0.47)%
Return on average equity	5.02%	9.19%	8.50%	(1.33)%	(4.65)%
Ratio of average equity to average assets	20.09%	12.21%	14.62%	10.68%	10.16%

BEACH BANK SELECTED HISTORICAL FINANCIAL DATA

The statement of operations data for the years ended December 31, 2004 and 2005 and the balance sheet data as of December 31, 2004 and 2005 are derived from Beach Bank’s audited financial statements, which are included elsewhere in this proxy statement and prospectus. The statement of operations data for the nine months ended September 30, 2005 and 2006 and the balance sheet data as of September 30, 2006 are derived from Beach Bank’s unaudited financial statements included in this proxy statement and prospectus. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the expectations of results for the full year. The information set forth below is not necessarily indicative of the expectations of results for future operations and should be read in conjunction with the financial statements and notes thereto included in this proxy statement and prospectus.

	September 30,		December 31,
	2006	2005	2005	2004
	(Dollars in Thousands, except per share amounts)

Selected Balance Sheet Data:
Cash and cash equivalents	$26,477	$4,513	$2,137	$1,454
Securities	25,009	33,746	33,660	26,565
Loans, net	73,022	75,192	81,397	89,270
Total assets	127,062	116,920	120,020	120,690
Total deposits	116,101	101,695	100,885	89,203
Total stockholders’ equity	9,130	10,774	9,732	10,000
Book value per common share	1.51	1.78	1.61	1.85

	For the Nine Months Ended September 30,		For the Fiscal Year Ended December 31,
	2006	2005	2005	2004
	(Dollars in Thousands, except per share amounts)
Selected Statements of Operations Data:
Net interest income	$3,319	$3,751	$4,947	$3,980
Provision for loan losses	0	267	325	379
Noninterest income	316	506	631	2,003
Noninterest expense	4,229	5,100	7,400	5,234
Net income (loss)	$(594)	$(1,110)	$(2,147)	$370
Basic earnings (loss) per share	$(0.10)	$(0.18)	$(0.36)	$0.07
Diluted earnings (loss) per share	(0.10)	(0.18)	(0.36)	0.07

Selected Financial Ratios:
Return on average assets	(0.66)%	(0.89)%	(1.75)%	0.30%
Return on average equity	(8.66)%	(10.06)%	(19.75)%	3.83%
Ratio of average equity to average assets	7.66%	8.66%	8.84%	7.84%

INDEPENDENT COMMUNITY BANK SELECTED
HISTORICAL FINANCIAL DATA

The statement of operations data for the years ended December 31, 2004 and 2005 and the balance sheet data as of December 31, 2004 and 2005 are derived from Independent Community Bank’s audited financial statements, which are included elsewhere in this proxy statement and prospectus. The statement of operations data for the nine months ended September 30, 2005 and 2006 and the balance sheet data as of September 30, 2006 are derived from Independent Community Bank’s unaudited financial statements included in this proxy statement and prospectus. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the expectations of results for the full year. The information set forth below is not necessarily indicative of the expectations of results for future operations and should be read in conjunction with the financial statements and notes thereto included in this proxy statement and prospectus.

	September 30,		December 31,
	2006	2005	2005	2004
	(Dollars in Thousands, except per share amounts)

Selected Balance Sheet Data:
Cash and cash equivalents	$3,110	$13,226	$26,794	$12,568
Securities	11,977	10,822	10,418	13,413
Loans, net	105,685	103,130	107,597	79,577
Total assets	122,649	128,587	146,401	106,968
Total deposits	98,540	106,701	124,042	90,226
Total stockholders’ equity	13,905	11,810	12,168	10,857
Book value per common share	12.86	11.04	11.34	10.16

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004
	(Dollars in Thousands, except per share amounts)
Selected Statements of Operations Data:
Net interest income	$4,413	$3,686	$5,134	$3,041
Provision for loan losses	0	460	645	508
Noninterest income	140	126	179	196
Noninterest expense	2,114	1,687	2,357	1,875
Taxes	875	657	909	331
Net income	$1,564	$1,008	$1,402	$523
Basic earnings per share	$1.45	$0.94	$1.31	$0.64
Diluted earnings per share	$1.41	$	$1.28	$

Selected Financial Ratios:
Return on average assets	1.62%	1.10%	1.13%	0.59%
Return on average equity	15.95%	11.85%	12.18%	6.86%
Ratio of average equity to average assets	10.16%	9.28%	9.32%	8.54%

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following summary presents selected information about Sun American Bancorp’s and Beach Bank’s net income (loss) per share and book value per share of common stock, respectively, in comparison with pro forma information giving effect to the acquisition transaction. The selected financial information should be read in conjunction with Sun American Bancorp’s audited consolidated financial statements and the notes thereto and the unaudited consolidated financial statements and the notes thereto, each of which is included elsewhere in this proxy statement and prospectus. The selected financial information also should be read in conjunction with Beach Bank’s audited financial statements and the notes thereto and the unaudited financial statements and the notes thereto, each of which is included elsewhere in this proxy statement and prospectus.

The unaudited pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the acquisition transaction was consummated at the beginning of the periods indicated, nor is it necessarily indicative of the future combined results of operations or financial position. No dividends were declared or paid by either Sun American Bancorp or Beach Bank during the fiscal year ended December 31, 2005 or during the nine months ended September 30, 2006.

	For the Nine Months Ended September 30, 2006	For the Year Ended December 31, 2005
Net Income (Loss) per Common Share — Basic
Sun American Bancorp
Historical	$0.07	$0.24
Pro Forma Combined	0.04	0.06
Beach Bank
Historical	(0.10)	(0.36)
Pro Forma Equivalent	0.03	0.04

Net Income (Loss) per Common Share — Diluted
Sun American Bancorp
Historical	0.06	0.21
Pro Forma Combined	0.03	0.05
Beach Bank
Historical	(0.10)	(0.36)
Pro Forma Equivalent	0.02	0.04

	As of September 30, 2006	As of December 31, 2005
Book Value per Common Share
Sun American Bancorp
Historical	3.30	3.22
Pro Forma Combined	3.60	N/A
Beach Bank
Historical	1.51	1.61
Pro Forma Equivalent	2.44	N/A

Tangible Book Value per Common Share
Sun American Bancorp
Historical	3.00	2.90
Pro Forma Combined	2.74	N/A
Beach Bank
Historical	1.51	1.61

MARKET VALUE OF SUN AMERICAN BANCORP
BEACH BANK AND INDEPENDENT COMMUNITY BANK COMMON STOCK

Sun American Bancorp’s common stock is traded on the American Stock Exchange under the symbol “SBK.”  During 2005, the high and low trades respectively were $5.13 on August 5, 2005 and $3.50 on April 6, 2005. Sun American Bancorp’s common stock closed trading on May 16, 2006, which is the date immediately preceding the public announcement of the acquisition transaction, at a price of $5.55 per share.

The following table shows the quarterly high and low sales prices for the fiscal years ended December 31, 2005 and December 31, 2004 and the nine months ended September 30, 2006.

	2006		2005		2004
	High	Low	High	Low	High	Low
First quarter	$5.65	$4.30	$4.25	$3.82	$4.70	$2.50
Second quarter	5.55	4.90	4.25	3.50	4.85	3.25
Third quarter	5.60	5.00	5.13	3.90	3.38	2.50
Fourth quarter (through November 20, 2006)	5.40	5.00	5.05	3.98	4.11	3.04

Sun American Bancorp is subject to legal limitations under federal and state laws affecting the frequency and amount of dividends that may be paid to its stockholders. Banking regulators may restrict the ability of any bank holding company subject to their jurisdiction to pay dividends if the payments would constitute an unsafe or unsound banking practice. As a Delaware corporation, Sun American Bancorp may not declare and pay dividends on its capital stock if the amount paid exceeds an amount equal to the surplus that represents the excess of its net assets over paid-in-capital or, if there is no surplus, its net profits for the current and/or immediately preceding fiscal year. Under applicable Delaware case law, dividends may not be paid on Sun American Bancorp’s common stock if it becomes insolvent or the payment of dividends will render it insolvent. Sun American Bancorp does not pay, and does not anticipate paying, any cash dividends on its common stock in the foreseeable future.

As of November 20, 2006, 19,470,259 shares were issued and outstanding and were held by approximately 586 stockholders of record.

Beach Bank’s common stock is not traded on any public market. Beach Bank has not paid a dividend to its shareholders in the fiscal years ended December 31, 2005 and 2004, nor during 2006. Beach Bank will distribute shares of Sun American Bancorp common stock to its shareholders pursuant to the terms of the acquisition agreement, the escrow agreement, the liquidating trust and a plan of liquidation. As of December 6, 2006, 6,039,422.3 shares of common stock were issued and outstanding and were held by 75 shareholders of record.

Independent Community Bank’s common stock is not traded on any public market. Independent Community Bank has not paid a dividend to its shareholders in the years ended December 31, 2005 and 2004, nor during 2006. As of November 20, 2006, 1,081,619 shares of common stock were issued and outstanding and were held by 242 shareholders of record.

RISK FACTORS

As a result of the acquisition transaction, Sun American Bancorp’s stockholders and Beach Bank shareholders that become Sun American Bancorp stockholders will be subject to the following new or increased risks related to the acquisition transaction. You should consider these matters in connection with the other information that we have included into this proxy statement and prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected.

You should consider the following risk factors as well as the other information contained in this proxy statement and prospectus, including, but not limited to, the financial statements and the related notes, in evaluating the proposals to be voted on at the special meetings, and, if you are a shareholder of Beach Bank, whether to exercise your statutory appraisal rights in connection with the acquisition transaction.

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to Sun American Bancorp and its subsidiary Sun American Bank.

Risks Related to the Acquisition Transaction and Independent Merger Transaction

If either or both of the acquisition transaction or the Independent merger transaction are not completed, we, Beach Bank and Independent Community Bank will have incurred substantial expenses without realizing the expected benefits.

We, Beach Bank and Independent Community Bank have incurred substantial expenses in connection with the acquisition transaction and Independent merger transaction, as applicable. The completion of the acquisition transaction and the Independent merger transaction depend upon the satisfaction of specified conditions and the receipt of regulatory approvals. We cannot guarantee that these conditions will be met. If either or both of the acquisition transaction or the Independent merger transaction are not completed, these expenses may have a material adverse effect on the financial condition of us and/or Beach Bank and/or Independent Community Bank because of the failure to realize the expected benefits of the acquisition transaction and/or the Independent merger transaction.

The acquisition transaction and the Independent merger transaction must be approved by multiple governmental and regulatory agencies.

Before the acquisition transaction, the Independent merger transaction and related transactions may be completed, various approvals must be obtained from the Board of Governors of the Federal Reserve System, the Florida Office of Financial Regulation, the Securities and Exchange Commission and the American Stock Exchange. As of December 4, 2006, approvals from the Board of Governors of the Federal Reserve System and the Florida Office of Financial Regulation were received for the acquisition transaction. In receiving the additional regulatory approvals, the aforementioned governmental and regulatory entities may impose conditions on the completion of the acquisition transaction and/or the Independent merger transaction or require changes to the terms of the acquisition transaction and/or the Independent merger transaction. Although we do not currently expect that any such condition or changes would be imposed, there can be no assurance that there will not be, and such conditions or changes could have the effect of delaying completion of the acquisition transaction and/or the Independent merger transaction or imposing additional costs on us or limiting our revenues following the acquisition transaction and/or the Independent merger transaction, any of which might have a material adverse effect on us following the acquisition transaction and/or the Independent merger transaction. We and Independent Community Bank, as applicable, can mutually agree not to complete the Independent merger transaction for any reason, including if the regulatory approvals received in connection with the completion of the Independent merger transaction include any conditions or restrictions that would so materially adversely impact the economic benefits of the Independent merger transaction so as to render inadvisable the consummation of the Independent merger transaction.

We may fail to realize all of the anticipated benefits of the acquisition transaction.

The success of the acquisition transaction will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining our business with Beach Bank’s business. However, to realize these anticipated benefits and cost savings, we must successfully combine our business with Beach Bank’s business. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the acquisition transaction may not be realized fully or at all or may take longer to realize than expected.

The success of the acquisition transaction also depends upon our management’s ability to successfully solve regulatory issues encountered by Beach Bank, such as those underlying the FDIC Cease and Desist Order between the FDIC and Beach Bank dated November 15, 2004. Although our management is confident that these regulatory issues can be solved successfully when the Beach Bank branches are operated by our personnel and under our operating system, there can be no assurance that our management will be able to do so. If our management is unable to successfully solve these regulatory issues, the anticipated benefits and cost savings of the acquisition transaction may not be realized fully or at all or may take longer to realize than expected.

We and Beach Bank have operated, and until the completion of the acquisition transaction, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain our relationships with the companies’ respective clients, customers, depositors and employees or to achieve the anticipated benefits of the acquisition transaction. Integration efforts between the two companies may, to some extent, also divert management attention and resources. These integration matters could have an adverse effect on us during such transition period.

We may fail to realize all of the anticipated benefits of the Independent merger transaction.

The success of the Independent merger transaction will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining our business with Independent Community Bank’s business. However, to realize these anticipated benefits and cost savings, we must successfully combine our business with Independent Community Bank’s business. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the Independent merger transaction may not be realized fully or at all or may take longer to realize than expected.

We and Independent Community Bank have operated, and until the completion of the Independent merger transaction, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain our relationships with the companies’ respective clients, customers, depositors and employees or to achieve the anticipated benefits of the Independent merger transaction. Integration efforts between the two companies may, to some extent, also divert management attention and resources. These integration matters could have an adverse effect on us during such transition period.

Unanticipated costs relating to the acquisition transaction and/or the Independent merger transaction could reduce our future earnings per share.

We believe we have reasonably estimated the likely costs of integrating the operations of Beach Bank and Independent Community Bank into Sun American Bank and the incremental costs of operating Beach Bank and Independent Community Bank as a part of Sun American Bank. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected operating expenses, such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of our earnings per share. In other words, if the acquisition transaction and/or the Independent merger transaction are completed and we incur such unexpected costs and expenses as a result of the acquisition transaction and/or the Independent merger transaction, we believe that our earnings per share of common stock could be less than they would have been if the acquisition transaction and/or Independent merger transaction had not been completed.

Beach Bank’s directors and executive officers have financial interests in the acquisition transaction that are different from, or in addition to, the interests of Beach Bank’s shareholders.

Beach Bank’s directors and executive officers, who collectively own approximately 37.3% of the outstanding Beach Bank common stock, excluding options to purchase shares of Beach Bank common stock, have agreed to vote in favor of the acquisition agreement and the acquisition transaction. In considering these facts and the other information contained in this proxy statement and prospectus, you should be aware that Beach Bank’s directors and executive officers have financial interests in the acquisition transaction that are different from, or in addition to, the interests of Beach Bank shareholders. In addition, these agreements may have the effect of discouraging persons from making a proposal to acquire Beach Bank. These circumstances may cause some of Beach Bank’s directors and executive officers to view the proposed transaction differently than you may view it.

Because the market price of our common stock will fluctuate, Beach Bank shareholders cannot be sure of the exact market value of our common stock, if any, that they will receive in the acquisition transaction.

Under the terms of the acquisition agreement, we will issue shares of our common stock to Beach Bank as consideration for the acquisition of substantially all of the assets, less $1.0 million in cash, and assumption of substantially all of the liabilities, of Beach Bank. Thereafter, pursuant to the terms of the acquisition agreement, the escrow agreement, the liquidating trust and the transactions contemplated therein, the shares will be distributed to the shareholders of Beach Bank if any shares remain after payment of liabilities (including regulatory claims), costs and expenses over a period not to exceed seven years. The total number of shares to be issued by us is based upon a formula provided in the acquisition agreement, which is based, in part, on the book value of Beach Bank as set forth on the closing balance sheet, subject to adjustment as expressly provided in the acquisition agreement. As a result, the total number of shares to be issued to Beach Bank and subsequently available for distribution to Beach Bank shareholders, if any, in accordance with the escrow provisions of the acquisition agreement and the terms of the liquidating trust will not be determined until the closing date. The market price of our common stock may vary from the price on the date of this proxy statement and prospectus, the date of the special meeting of Beach Bank shareholders and the closing date. See “Market Value of Sun American Bancorp, Beach Bank and Independent Community Bank Common Stock” beginning on page 25.

The market price of our common stock may change as a result of a variety of factors, including general market and economic conditions, changes in our business, operations and prospects, and regulatory considerations. Many of these factors are beyond our control and are not necessarily related to a change in our financial performance or condition. The market value of our common stock that will be available for distribution to a Beach Bank shareholder in the acquisition transaction will decline or increase with declines or increases in the market price of our common stock prior to, and will not be known until, the closing date.

There can be no assurance that the value of our common stock that Beach Bank shareholders are entitled to receive in the acquisition transaction will be substantially equivalent to the market price of our common stock at the time the Beach Bank shareholders vote to approve the acquisition agreement and the acquisition transaction. We urge you to obtain current market quotations for our common stock. Our common stock is currently listed on the American Stock Exchange under the symbol “SBK.”

Beach Bank shareholders may not receive any shares of our common stock set aside in the escrow account.

Based upon the estimated book value of Beach Bank, upon the closing and without giving effect to any closing adjustments required by the acquisition agreement, we estimate that we will issue approximately 4,100,000 shares of common stock in the acquisition transaction. At closing, we will deposit 75% of the shares (approximately 3,075,000 shares) (plus any cash payable with respect to any fractional shares) with the escrow agent to pay claims of dissenting shareholders, if any, hold funds to provide for regulatory claims of Beach Bank, and act as a successor-in-interest to Beach Bank in connection with the assertion of claims, defenses, rights and obligations relating to Beach Bank, its shareholders, its directors, liquidating trust beneficiaries and liquidating trust, made on or prior to the date that is 48 months from the date of closing, referred to as the release date in this proxy statement and prospectus.

The exact number of shares of Sun American Bancorp common stock to be issued in the acquisition transaction will be determined based upon the book value of Beach Bank as set forth in the final audited closing balance sheet, subject to adjustment as described in the acquisition agreement. Such final balance sheet of Beach

Bank is subject to review by Sun American Bancorp and any adjustments to the final balance sheet requested by Sun American Bancorp require the consent of the shareholder representative of Beach Bank, Michael Kosnitzky. Any dispute with respect to such balance sheet between Sun American Bancorp and the Beach Bank shareholder representative will be resolved pursuant to a dispute resolution mechanism set forth in the acquisition agreement. Any adjustments to the acquisition transaction consideration based upon the final closing balance sheet will result in a reduction in the shares held in the escrow account.

In case of an indemnification claim made prior to the release date, we will request a disbursement of a part or all of the escrow account to us in satisfaction of such claim. Beach Bank’s indemnification liability will be limited to: (i) 75% of the acquisition transaction consideration for claims made during the period commencing on the date of closing and ending on the six month anniversary of the closing date; (ii) 50% of the acquisition transaction consideration for claims made during the period commencing on the date immediately following the six month anniversary of the closing date and ending on the one year anniversary of the closing date; (iii) 25% of the acquisition transaction consideration for claims made during the period commencing on the one year anniversary of the date of closing and ending on the eighteenth month anniversary of the closing date; and (iv) 10% of the acquisition transaction consideration for claims made during the period commencing on the eighteenth month anniversary of the closing date and ending on the release date.

If we receive the disbursement of 75% of the acquisition transaction consideration in satisfaction of indemnification claims, made after the closing and on or prior to the six month anniversary of the closing date, Beach Bank shareholders will not receive any portion of shares of our common stock set aside in the escrow account.

Beach Bank shareholders may not receive any shares of our common stock or other assets set aside in the liquidating trust.

Based upon the estimated book value of Beach Bank and without giving effect to any closing adjustments under the acquisition agreement, we estimate that, at closing, we will deliver to Beach Bank 25% of the estimated 4,100,000 shares to be issued in the acquisition transaction (approximately 1,025,000 shares), which will be placed in the liquidating trust in connection with the complete liquidation of Beach Bank after the closing of the acquisition transaction. The remaining 75% of the Sun American Bancorp shares to be issued in the acquisition transaction may be distributed to the liquidating trust pursuant to the terms of the acquisition agreement and the escrow agreement if such shares are not utilized to cover indemnification claims and post-closing adjustments. There can be no assurance that any shares of Sun American Bancorp common stock in the escrow account will be distributed to the liquidating trust and then to the Beach Bank shareholders. Beach Bank shareholders, including any holders of options to purchase Beach Bank common stock that exercise such options prior to the liquidation of Beach Bank, will be the beneficiaries of the liquidating trust.

The trustee of the liquidating trust, which initially will be Michael Kosnitzky, chairman of the board of directors of Beach Bank, is authorized to pay from the trust assets all claims, expenses, charges, debts, liabilities and obligations of the liquidating trust prior to distributing to the beneficiaries in proportion to their respective beneficial interests, such cash or other property held by the trust, except that, subject to the approval of Beach Bank shareholders, Jose Valdes-Fauli’s, Beach Bank’s director, President and Chief Executive Officer, pro rata share of the acquisition transaction consideration will be excluded from the shares included in the liquidating trust and the escrow account and paid to him immediately following closing.

If the expenses and liabilities (including regulatory claims) incurred prior to final distribution from the liquidating trust exceed the value of our common stock distributed to the liquidating trust, Beach Bank shareholders will not receive any portion of the shares of Sun American Bancorp common stock to be issued in the acquisition transaction.

Beach Bank cannot determine at this time the amount of the distributions, if any, to its shareholders because there are a variety of factors that will affect this amount.

In addition to shares of our common stock delivered to the liquidating trust upon the closing of the acquisition transaction, the liquidating trust also will contain the following: (i) shares of our common stock released, if any, by the escrow agent pursuant to the escrow agreement; (ii) cash payable with respect to any fractional shares delivered to Beach Bank at closing; (iii) excluded assets under the acquisition agreement, including $1.0 million in cash, income therefrom and proceeds thereof, collectively referred to as the trust assets in this proxy statement and prospectus; and (iv) excluded liabilities under the acquisition agreement.

Beach Bank cannot estimate, as of the date of this proxy statement and prospectus, the amount of distributions to its shareholders (other than distributions to Jose-Valdes-Fauli) upon the liquidation of Beach Bank because such determination depends on a variety of factors, including but not limited to the following:

•

Value of shares of our common stock received by Beach Bank at the closing. The value of shares of our common stock that Beach Bank will receive at closing could be lower than $5.00, the per share value used for the purposes of calculating the acquisition transaction consideration, which will effectively reduce the value of shares distributed to Beach Bank shareholders.

•

Expenses incurred and liquidity mechanism used by the liquidating trust. Beach Bank estimates that the liquidity that will be required by the liquidating trust will be approximately $1.0 million, although the actual amount may be higher depending on the number of dissenters and the actual liabilities (including regulatory claims), costs and expenses to be paid by the liquidating trust. It is expected that any sales by the liquidating trust of shares of our common stock, whether to directly pay for costs and expenses or to repay loans, will likely occur if the $1.0 million in cash retained by Beach Bank is not sufficient to pay costs and expenses of the liquidating trust. Based on the historically low trading volume of our common stock, it is likely that such sales, particularly if they occur in large blocks, may adversely affect the trading price of our common stock. In addition, the liquidation trustee has the power, in his sole discretion, to hire legal and other advisors to the liquidating trust, including the situations where the retaining of such advisors may involve a conflict of interest. For example, the liquidation trustee, Michael Kosnitzky, may use his law firm to perform legal services for the liquidating trust.

•

Number of shares of our common stock to be released from the escrow account. 75% of the shares of our common stock to be issued at closing will be placed in the escrow account. It is impossible to ascertain at this time whether any or all of these shares will be available as part of the distribution to the liquidating trust, and then, to Beach Bank shareholders, or will be paid to us on any claims for indemnification or to pay other expenses.

Consequently, the value of the acquisition transaction consideration available for distribution to Beach Bank shareholders following the consummation of the acquisition transaction may be significantly reduced.

The timing of the completion of Beach Bank’s liquidation is not known, and therefore Beach Bank cannot determine the timing of any liquidation distributions to its shareholders.

Several factors affect the timing of Beach Bank’s completion of its liquidation, including, but not limited to, the payments, if any, required to be made to dissenting shareholders and the timing of the disposition of the remaining assets that are not acquired by us in connection with the acquisition transaction. In addition, pursuant to the liquidating trust agreement, the trust may hold the assets of the trust for a period not to exceed seven years after the closing (i.e., until the release date). Therefore, it is unclear when Beach Bank shareholders will receive distributions from the liquidating trust, if any.

The acquisition agreement limits Beach Bank’s ability to pursue alternative transactions to the acquisition transaction.

Except as set forth in the acquisition agreement, neither Beach Bank nor its directors, officers, employees, agents, affiliates or representatives are permitted to initiate, solicit, encourage or knowingly facilitate, including by way of furnishing information, any inquiries with respect to or the making of any third party alternative acquisition proposals as set forth in the acquisition agreement. The prohibition limits Beach Bank’s ability to pursue offers that may be superior financially from other possible acquirers. If Beach Bank receives an acquisition proposal from a third party that is superior financially to that made by us and the acquisition agreement is terminated, Beach Bank may be liable to us for breach of contract. These provisions make it less likely that a third party will make an alternative acquisition proposal.

We and Beach Bank may choose not to proceed with the acquisition transaction if it is not completed by December 31, 2006 or if all conditions to closing are not met or waived.

Either we or Beach Bank can terminate the acquisition agreement if the acquisition transaction has not been completed by December 31, 2006, unless the failure to close by such date is due to the failure of the party seeking to terminate the acquisition agreement. See “Terms of the Acquisition – Amendment, Waiver and Termination” beginning on page 58. There can be no assurance that all conditions to the acquisition transaction will have been satisfied by December 31, 2006. See “Terms of the Acquisition – Conditions to the Acquisition Transaction” beginning on page 55.

After the acquisition transaction is completed, Beach Bank shareholders who receive our common stock will become stockholders of our company and will have different rights, as stockholders, that may be less advantageous than their current rights.

Upon completion of the acquisition transaction, Beach Bank shareholders who receive our common stock will become stockholders of our company. Differences in Beach Bank Articles of Incorporation and By-Laws and our Amended and Restated Certificate of Incorporation and By-Laws will result in changes to the rights of Beach Bank shareholders who will become stockholders of our company. For a description of these changes, see “Comparative Rights of Sun American Bancorp Stockholders and Beach Bank Shareholders” beginning on page 193. A shareholder of Beach Bank may conclude that his or her current rights under Beach Bank’s Articles of Incorporation and By-Laws are more advantageous than the rights such shareholders would have as a stockholder of our company.

The liquidity mechanisms to be used by the liquidating trust in connection with the payment of amounts that may be owed to dissenters, as well as the payment of various other liabilities (including regulatory claims), costs and expenses, may adversely affect the price of shares of our common stock. Consequently, the value from the acquisition transaction consideration available for distribution to the shareholders of Beach Bank following the consummation of the acquisition transaction may be significantly reduced.

In order to pay any amounts that may be owed to dissenters and to pay for certain other liabilities (including regulatory claims), costs and expenses if such costs and expenses exceed the $1.0 million in cash retained by Beach Bank, if any, as contemplated in the liquidating trust, the liquidating trust intends to create liquidity by: (i) selling shares of our common stock; (ii) obtaining a margin loan from a brokerage firm or other party secured by the shares of common stock held by the liquidating trust, which shares may be sold to repay the loan; or (iii) such other mechanisms as the trustee may determine to be necessary or appropriate to provide liquidity to the liquidating trust. The $1.0 million in cash retained by Beach Bank and placed in the liquidating trust will be first used to satisfy claims of dissenters. In the event that such amount or other existing and retained assets of Beach Bank are not sufficient to satisfy all dissenters, the transaction may not qualify as a tax-free reorganization. See the risk factor discussing possible failure to qualify as a reorganization for federal tax purposes.

The specific terms and conditions of any loans that may be obtained are yet to be defined. Such loans may or may not be guaranteed by beneficiaries of the liquidating trust or unrelated third parties. In connection with any such loan, the lenders (including any beneficiary lender) may receive interest and fees based on current market rates. Additionally, any person guaranteeing such loans, whether or not such person is a beneficiary, may receive a reasonable fee for such guarantee. It is anticipated that a significant amount of the shares of our common stock held by the liquidating trust will be sold to make principal, interest and fee payments with respect to such loans. Neither we nor the trustee may be able to control the timing of such sales of our common stock. Therefore, such sales may be at a sales price below the trading price of our common stock. The trustee will have broad powers to sell such shares of our common stock as the trustee deems necessary to either pay for all of the liabilities, costs and expenses directly or to make payments under any loans obtained for such purposes, subject to his fiduciary duties to the beneficiaries of the trust.

Beach Bank estimates that the liquidity that will be required by the liquidating trust will be approximately $1.0 million, although the actual amount may be higher depending on the number of dissenters, if any, and the actual liabilities (including regulatory claims), costs and expenses to be paid by the liquidating trust. Beach Bank will retain $1.0 million in cash to pay dissenters and certain other liabilities (including regulatory claims), costs and expenses as contemplated in the liquidating trust. It is expected that any sales by the liquidating trust of shares of our common stock, whether to directly pay for liabilities, costs and expenses that exceed the $1.0 million in cash retained by Beach Bank, or to repay loans, may occur in large blocks. Based on the historically low trading volume for our common stock, it is likely that such sales may adversely affect the trading price of our common stock. Consequently, the value of the acquisition transaction consideration available for distribution to the shareholders of Beach Bank, if any, following the consummation of the acquisition transaction may be significantly reduced.

In deciding to approve the terms of the acquisition agreement, Beach Bank’s board of directors did not obtain an opinion regarding the fairness of the acquisition transaction from a financial point of view, and, as a result, no independent financial expert passed on the fairness of the transaction to Beach Bank shareholders.

The board of directors of Beach Bank has not obtained, and does not intend to obtain, an opinion from any financial advisor about the fairness of the consideration that Beach Bank shareholders will receive in connection with the acquisition transaction. You should reach your own conclusion as to whether the acquisition transaction consideration represents fair value for substantially all assets of Beach Bank and the assumption of substantially all liabilities of Beach Bank. We cannot assure you that, if you choose not to exercise your appraisal rights, you will receive more value than if you exercise such rights.

The acquisition transaction may fail to qualify as a reorganization for federal tax purposes, resulting in your recognition of taxable gain or loss in respect of your Beach Bank shares.

We and Beach Bank intend the acquisition transaction to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, referred to as the Code in this proxy statement and prospectus. Although the Internal Revenue Service, referred to as the IRS in this proxy statement and prospectus, will not provide a ruling on the matter, Beach Bank will obtain an opinion from its legal counsel that the acquisition transaction will constitute a reorganization for federal income tax purposes. This opinion does not bind the IRS or prevent the IRS from adopting a contrary position. If the acquisition transaction fails to qualify as a reorganization, you generally would recognize gain or loss on each share of Beach Bank common stock surrendered in an amount equal to the difference between the sum of the amount of cash and/or the fair market value of our common stock received for such share and  your adjusted tax basis in that share. Specifically, Beach Bank has represented that all dissenters will be paid out of the $1.0 million of retained cash placed in the liquidating trust or other existing and retained assets of Beach Bank, however, it is impossible to know how much will ultimately be paid to dissenters. If that amount should exceed the $1.0 million of retained cash and other existing and retained assets of Beach Bank, the transaction may not qualify as a tax-free reorganization with the results that you would recognize gain or loss as described above.

Risks Related to Our Business

Loan losses would have a material adverse effect on our financial condition and operating results and could cause our insolvency, which would negatively impact the value of our common stock.

As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that the value of the collateral securing the payment of their loans, if any, may not be sufficient to assure repayment.

Our loan portfolio includes: (i) commercial and residential mortgage loans principally secured by real estate; (ii) other commercial loans; and (iii) consumer and home equity loans. Our credit risk with respect to our consumer and commercial loan portfolios relates principally to the general creditworthiness of individuals and businesses within our local market area and the value of the collateral held as security for the repayment of the loan. Our credit risk with respect to our residential and commercial real estate mortgage portfolio relates principally to the general creditworthiness of individuals and businesses and the value of real estate serving as security for the repayment of the loans. Loan losses could have a material adverse effect on our financial condition and operating results and could cause our insolvency, which may negatively impact the value of our common stock.

A decline in the value of the collateral securing our loans could result in an increase in losses on foreclosure, which could adversely affect our financial condition and negatively impact the value of our common stock.

Declining real estate values increase the loan-to-value ratios of loans we previously made, which, in turn, increases the probability of a loss in the event the borrower defaults and we have to sell the mortgaged property. In addition, delinquencies, foreclosures on loans and losses from delinquent and foreclosed loans generally increase during economic slowdowns or recessions. As a result, the market value of the real estate or other collateral underlying our loans may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans, which could adversely affect our financial condition and negatively impact the value of our common stock. In addition, any significant decline in real estate values reduces the ability of borrowers to use home equity as collateral for borrowings. This reduction in real estate values may reduce the number of loans we are able to make, which could also adversely affect our operating results and negatively impact the value of our common stock.

Our allowance for loan losses may not be sufficient to cover actual loan losses, which could adversely affect our financial condition and operating results and may negatively impact the value of our common stock.

From time to time, we have to recognize losses resulting from the inability of certain borrowers to repay loans and the insufficient realizable value of the collateral securing loans. We maintain an allowance for loan losses in an attempt to cover loan losses inherent in our loan portfolio. Additional loan losses will likely occur in the future and may occur at a rate greater than we have experienced to date. In determining the size of the allowance, our management evaluates our past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates of material factors, including, but not limited to, the amounts and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change.

At December 31, 2005, our impaired assets totaled $2.3 million, or 1.1% of total gross loans, and our allowance for loan losses totaled $2.1 million. Our impaired assets were $10.7 million at September 30, 2006, or 3.9% of total gross loans, and our allowance for loan losses totaled $2.9 million. The increase was mostly due to the downgrading of two construction loans that incurred cost overruns prompting an advance of additional funds. The loans continue on accrual status. If our assumptions and judgments prove to be incorrect, our current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Federal and state regulators also periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of our management. Any increase in our allowance for loan losses or loan charge-offs could have an adverse effect on our financial condition and operating results, which may negatively impact the value of our common stock.

Our level of growth in recent years may not continue if our growth strategy is not successful.

In recent years, we have experienced significant growth through acquisitions and internal generation of new business. We intend to continue to expand our business through internal growth by opening new branches, adding to our loan portfolio and bringing in new deposits as well as through the acquisition of the assets and assumption of deposits of other banks as opportunities are identified. However, our ability to sustain continued growth depends upon several factors outside of our control, including economic conditions generally and in Florida in particular, as well as interest rate trends. We can provide no assurance that we will continue to be successful in increasing the volume of our loans and deposits at acceptable risk and asset quality levels and upon acceptable terms, while managing the costs and implementation risks associated with this growth strategy. There can be no assurance that any further expansion will be profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through acquisitions.

Acquisitions that we may engage in involve risks, which could negatively affect our operations and reduce the value of our common stock.

As part of our growth strategy, we completed, and may engage in the future in, bank or other acquisitions. Generally, acquisitions involve numerous risks, including, but not limited to:

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difficulties in assimilating operations of the acquired institution and implementing uniform standards, controls, procedures and policies;

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exposure to asset quality problems of the acquired institution;

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maintaining adequate regulatory capital;

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diversion of management’s attention from other business concerns;

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risks and expenses of entering new geographic markets;

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potential significant loss of depositors or loan customers from the acquired institution;

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loss of key employees of the acquired institution; and

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exposure to undisclosed or unknown liabilities of an acquired institution.

Any of these acquisition risks could result in unexpected losses or expenses and thereby reduce the expected benefits of the acquisition. Moreover, our failure to successfully integrate future acquisitions and manage our growth could adversely affect our business, results of operations, financial condition and future prospects.

We may be unable to successfully integrate Beach Bank’s operations and the operations of the other bank we are acquiring and retain employees of such banks.

The acquisitions involve the integration of Beach Bank and the other bank we our acquiring. The difficulties of integrating the operations of Beach Bank and such other bank with Sun American Bank include:

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integrating personnel with diverse business backgrounds;

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combining different corporate cultures; and

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retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of us, our subsidiary bank and Beach Bank and the other bank we are acquiring and the loss of key personnel. The integration of Beach Bank and such other bank with Sun American Bank will require the experience and expertise of certain key employees of Sun American Bank and such other banks who are expected to be retained by us. We cannot be sure, however, that we will be successful in retaining these employees for the time period necessary to successfully integrate Beach Bank and such other bank’s operations. The diversion of management’s attention and any delays or difficulties encountered in connection with the acquisitions, along with the integration of Beach Bank and such other bank, could have an adverse effect on our business and results of operation.

We have experienced operating losses in the past, and continued losses may negatively impact our financial position and the value of our common stock.

We incurred net losses of $228,035 and $442,655 for the fiscal years ended December 31, 2004 and 2003, respectively. Although for the fiscal year ended December 31, 2005 and for the first nine months of 2006, we had net income of $2.9 million and $1.3 million, respectively, there can be no assurance that we will continue to be profitable in the future. For the fiscal year ended December 31, 2004, our loss reflected the discontinuance of a loan product known as “Business Manager” for which we wrote off approximately $582,000, as well as integration costs associated with the purchase of Gulf Bank of approximately $222,000. For the fiscal year ended December 31, 2003, our loss reflected loan write-offs of approximately $1.1 million. If we experience losses, our financial position could be negatively impacted and the value of our common stock may decline.

The geographic concentration of our operations in Florida makes our business highly susceptible to local economic conditions, and an economic downturn or recession or adverse weather conditions in Florida may adversely affect our ability to operate profitably, which could reduce the value of our common stock.

Unlike larger banking organizations that are more geographically diversified, our operations are currently concentrated in Miami-Dade, Broward and Palm Beach Counties in Florida. As a result of this geographic concentration in the Florida market, our financial results depend largely upon economic conditions in this market area. A deterioration or recession in economic conditions in this market could result in one or more of the following:

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an increase in loan delinquencies;

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an increase in problem assets and foreclosures;

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a decrease in the demand for our products and services; and

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a decrease in the value of collateral for loans, especially real estate, and reduction in the customers’ borrowing power.

In addition, because a large portion of our loan portfolio is secured by properties located in Florida, the occurrence of a natural disaster, such as a hurricane, could result in a decline in deposits and loan originations, a decline in the value or destruction of mortgaged properties and an increase in the risk of delinquencies, foreclosures or loss on loans originated by us in that state.

Changes in interest rates may adversely affect our financial condition, which may reduce the value of our common stock.

Our primary market risk exposure is interest rate risk because our income is primarily derived from the excess of interest collected on interest-earning assets (loans and investments) over the interest paid on interest-bearing liabilities (deposits). The rates of interest earned on assets and owed on liabilities change and generally are established contractually over a period of time. We cannot predict or control changes in interest rates. National, regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, affect market interest rates. While we have instituted policies and procedures designed to manage the risks from changes in market interest rates, at any given time our assets and liabilities are likely to be affected by a given change in interest rates, principally because we do not match the maturities of our loans and investments precisely with our deposits and other funding sources.

Since market interest rates change over time, we are exposed to lower profitability if we cannot adapt to interest rate changes. Over the short term, a downward movement in market interest rates may cause a decrease in the interest collected due to adjustable rate loans whose interest rate will adjust downward, while interest paid on interest-bearing deposits may not offset the decline in interest collected due to our higher fixed interest payment obligations over a longer period, e.g., certificates of deposit. In addition, low market interest rates can result in a high level of prepayments, which will reduce our cash flow from the interest collected on interest-earning assets. As of December 31, 2005 and September 30, 2006, we had a positive one-year interest rate sensitivity gap of 1.21% and 1.04%, respectively. Over a longer term, for example, a five-year period, an upward movement in interest rates may increase risk exposure as our liabilities may require increased interest payments, which are not offset by increased interest collected on assets. An asset portfolio largely in fixed interest rate loans of long duration may not be able to be repriced quickly enough to offset the effects of paying increased interest on our liabilities. Changes in interest rates may adversely affect our financial condition, which may reduce the value of our common stock.

We rely heavily on our management and other key personnel, and the loss of any of them may adversely affect our operations, which may reduce the value of our common stock.

Our future success depends to a significant extent on the continued services of our key senior management, including Michael Golden, our President and CEO and the CEO of Sun American Bank, due to his skills, knowledge of the markets in which we operate and years of industry experience. The loss of key personnel in a particular market could have an adverse effect on our performance in that market because it may be difficult to find qualified replacement personnel who are already located in or would be willing to relocate to a non-metropolitan market. The loss of the services of Mr. Golden or other key employees could have a material adverse effect on our operations, which may reduce the value of our common stock.

Environmental laws and regulations and other environmental considerations may restrict our ability to foreclose on loans secured by real estate or increase costs associated with those loans, which could adversely affect our financial condition and negatively impact the value of our common stock. If we foreclosed upon a property that had environmental liabilities, we could face significant liability.

Our ability to foreclose on the real estate collateralizing our loans may be limited by environmental laws that pertain primarily to commercial properties that require a current or previous owner or operator of real property to investigate and clean up hazardous or toxic substances or chemical releases on the property. In addition, the owner or operator may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and cleanup costs relating to the contaminated property. While we would not knowingly make a loan collateralized by real property that was contaminated, we may not discover the environmental contamination until after we made the loan or after we foreclosed on a loan. If we foreclosed upon a property that had environmental liabilities, we could face significant liability.

In addition to federal or state laws, owners or former owners of a contaminated site may be subject to common law claims, including tort claims, by third parties based on damages and costs resulting from environmental contamination migrating from the property. Other environmental considerations, such as pervasive mold infestation of real estate securing our loans, may also restrict our ability to foreclose on delinquent loans. To the extent that we sustain losses due to the environmental issues that may arise in connection with our loans, such losses could adversely affect our financial condition and impact the value of our common stock.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders and depositors could lose confidence in our financial reporting, which could adversely affect our business and the value of our common stock.

Beginning in the second quarter of fiscal 2005, we began a process to document and evaluate our internal control over financial reporting in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and SEC rules and regulations, including, among other matters, management’s assessment of the effectiveness of our internal control over financial reporting. In this regard, management has hired an external consultant, been dedicating internal resources and adopted a detailed work plan to: (i) assess and document the adequacy of our internal control over financial reporting; (ii) take steps to improve control processes, where appropriate; (iii) verify through testing that controls are functioning as documented; and (iv) implement a continuous reporting and improvement process for internal control over financial reporting.

On a number of occasions, we did not timely furnish a Current Report on Form 8-K to report events required to be reported on such form. We note that failures to timely furnish these forms were due to human performance error, not a process deficiency.

If we fail to correct any issues in the design or operating effectiveness of our internal control over financial reporting or fail to prevent fraud, current and potential stockholders and depositors could lose confidence in our financial reporting, which could adversely affect our business, financial condition and results of operations and the value of our common stock.

Government regulation may have an adverse effect on our profitability and growth, which may decrease the value of our common stock.

We are subject to extensive federal and state government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by federal and state banking laws and regulations that limit the manner in which we accept deposits, make loans, purchase securities, pay dividends and engage in banking and other businesses. These laws and regulations are subject to change and such changes may adversely impact our business and profitability. These laws and regulations are intended primarily to protect depositors, not stockholders. In 2005, we entered into agreements with federal and state regulators to remain well capitalized and improve our policies and procedures in administrative areas affecting internal audit, asset and liability management and compliance and agreed to periodically report to the regulatory authorities on our progress in these areas. These agreements ended in 2006. In addition, the burden imposed by federal and state laws and regulations may place us at a competitive disadvantage compared to financial institutions that are less regulated and may have an adverse affect on our profitability, which may decrease the value of our common stock. Future legislation or government policy may also adversely affect the banking industry or our operations.

Competition from other financial institutions could adversely affect our profitability and growth, which may reduce the value of our common stock.

We face substantial competition in all phases of our operations from a variety of different competitors. Competition for deposits, loans, and other financial services comes from numerous Florida-based and out-of-state banks, savings banks, thrifts, credit unions and other financial institutions as well as other entities that provide financial services, many of which are much larger than Sun American Bank. Most of these competitors, some of which are affiliated with bank holding companies, have substantially greater resources and lending limits, and may offer certain services, such as trust, investment and full service international banking, that Sun American Bank does not currently provide. In addition, many of our non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks. To compete, we rely upon competitive products and services, responsive handling of customer needs, and personal contacts by our officers, directors and staff. Competition from various financial institutions could hinder our growth strategy and ability to attain profitable operations, which may reduce the value of our common stock.

Our failure to apply new technology to service our customers may adversely affect our growth strategy and ability to stay competitive, which may decrease the value of our common stock.

The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition, the effective use of technology increases efficiency and enables financial institutions to better service customers and reduce costs. Our ability to implement our growth strategy will depend, in part, on our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. Such technology may permit competitors to perform certain functions at a lower cost than us. There can be no assurance that we will be able to effectively implement new technology-driven products and services to be successful in marketing such products and services to our customers.

We outsource many essential services to third-party providers who may terminate their agreements with us, which could negatively affect our operations.

We receive, and will continue to receive, essential technical and customer service support from third-party providers. These third-party providers provide check processing, data processing, Internet processing, home page hosting and statement-rendering services. We expect to use third-party providers for additional services in the future. Our current agreements with each of these service providers may be canceled without cause by either party upon specified notice periods, and future agreements may contain similar clauses. If one of our third-party service providers terminates its agreement with us, we may not be able to enter into a new agreement on similar terms in a timely manner, and our operations may be interrupted. If an interruption were to continue for a significant period of time, we could lose customers to other financial institutions, which may negatively affect our operations. In addition, any new third party agreement may result in higher costs to us, including transition costs.

From time to time we are subject to litigation, the impact of which on our financial position is uncertain. The inherent uncertainty related to litigation makes it difficult to predict the ultimate outcome or potential liability that we may incur as a result of these matters.

We and Sun American Bank are periodically parties to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to our business. Management does not believe that there is any pending proceeding against us or Sun American Bank, which, if determined adversely, would have a material effect on our business or financial position.

We are currently subject to two lawsuits. On May 12, 2004, Fausto Marquez commenced an action against Sun American Bank, Case No. 03-21466 20, Miami-Dade County Circuit Court. Mr. Marquez alleged that Sun American Bank interfered with his efforts to purchase Gulf Bank. The trial court has dismissed the claims, with prejudice. Mr. Marquez has filed an appeal, which is pending. The possible outcome of the appeal is uncertain and the amount sought by Mr. Marquez is unknown.

On June 2, 2006, we, Michael Golden, and Franklin Financial Group, LLC were named as defendants in a civil suit filed by Sam Caliendo and G. Carlton Marlowe, both former members of our board of directors, Case No. 502006CA005467XXXXMB, Palm Beach County Circuit Court. The plaintiffs allege that they did not receive compensation, including options and warrants that were promised to them while they were board members. Mr. Caliendo further alleges that he was not paid for services provided to Mr. Golden, individually, and to Franklin Financial Group, LLC. We and Mr. Golden have moved to dismiss the complaint and deny the allegations.

We believe that we have several defenses to the claims raised by these lawsuits and intend to vigorously defend the lawsuits. Due to the inherent uncertainties in litigation and because the ultimate resolution of these proceedings is influenced by factors outside of our control, we are currently unable to predict the ultimate outcome of this litigation or its impact on our financial condition or results of operations. However, to the extent that our management will be required to participate in or otherwise devote substantial amounts of time to the defense of these lawsuits, such activities would result in the diversion of our management resources from our business operations and the implementation of our growth strategy, which may negatively impact our results of operations.

Risks Related to an Investment in Our Securities

Because our common stock is not FDIC insured, you risk a loss of your entire investment.

Our securities are not savings or deposit accounts or other obligations of Sun American Bank, they are not insured by the FDIC or any other governmental agency and they are subject to investment risk, including the loss of your entire investment.

There is not presently an active market for shares of our common stock and, therefore, you may be unable to sell any shares of common stock in the event that you need a source of liquidity.

Although our common stock is listed on the American Stock Exchange, the trading in our common stock has substantially less liquidity than the trading in the securities of many other companies listed on that market. A public trading market in our common stock having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our common stock at any time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. In the event an active market for our common stock does not develop, you may be unable to resell your shares of common stock at or above the acquisition transaction consideration price per share or at any price.

Issuance of shares of our common stock upon the exercise or conversion of derivative securities may cause significant dilution of equity interests of existing holders of common stock, reduce the proportionate voting power of existing holders of common stock and reduce the value of our common stock.

As of November 20, 2006, 19,470,259 shares of our common stock were issued and outstanding. We have reserved approximately an additional 13,238,541 shares of common stock for issuance in connection with previously issued securities that are exercisable or convertible into common stock. We also have reserved 3,969,633 shares of common stock in connection with our benefit plans and 200,000 shares of common stock in connection with our warrant plan. Should existing holders of warrants or other securities exercisable or convertible into shares of our common stock exercise or convert such derivative securities into shares of our common stock, it may cause significant dilution of equity interests of existing holders of common stock, reduce the proportionate voting power of existing holders of common stock and reduce the value of our common stock and outstanding warrants. As of November 20, 2006, we had approximately 3,121,567 shares of our common stock available for future issuances, which issuances would cause further dilution.

If the proposals in this proxy statement and prospectus that relate to: (i) the amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000; (ii) the sale and issuance of up to 4,500,000 shares of our common stock in connection with the acquisition transaction; (iii) the sale and issuance of up to 4,600,000 shares of our common stock in connection with the merger of Independent Community Bank with and into Sun American Bank and assumption of Independent options to purchase up to approximately 866,000 shares of common stock; and (iv) the amendment and restatement of our 2005 Stock Option and Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000, are each approved by our stockholders at the special meeting, the outstanding shares of our common stock would be subject to further dilution.

A substantial number of our shares of common stock are eligible for future sale and the sale of our shares of common stock into the market may depress our stock price.

Our stock price may be depressed by future sales of our shares of common stock or the perception that future sales may occur. As of November 20, 2006, 19,470,259 shares of our common stock were issued and outstanding, of which 10,834,979 shares have previously been registered with the SEC. As of November 20, 2006, 13,618,106 additional shares have been registered for resale with the SEC, including 3,881,060 shares upon exercise of options issued under our Amended and Restated Directors Stock Option Plan, our Amended and Restated Incentive Stock Option Plan and our 2005 Stock Option and Stock Incentive Plan, 4,862,100 shares upon exercise of Series D common stock purchase warrants, 4,084,358 shares upon exercise of Series F common stock purchase warrants, 50,000 shares upon exercise of Series G common stock purchase warrants and 740,588 shares upon exercise of common stock purchase warrants issued to placement agents in connection with certain private placements that occurred between August 2005 and February 2006. We are unable to estimate the amount, timing or nature of future sales of common stock. Sales of substantial amounts of common stock in the public market, or the perception that these sales may occur, may lower the common stock’s market price.

If the proposals in this proxy statement and prospectus that relate to: (i) the amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000; (ii) the sale and issuance of up to 4,500,000 shares of our common stock in connection with the acquisition transaction; (iii) the sale and issuance of up to 4,600,000 shares of our common stock in connection with the merger of Independent Community Bank with and into Sun American Bank and assumption of Independent options to purchase up to approximately 866,000 shares of common stock; and (iv) the amendment and restatement of our 2005 Stock Option and Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000, are each approved by our stockholders at the special meeting, an increased number of our shares of common stock, assuming registration of such additional shares, will be eligible for future sale, which also may depress our stock price.

We may issue shares of preferred stock that could be entitled to dividends, liquidation preferences and other special rights and preferences not shared by holders of our common stock.

We are authorized to issue up to 5,000,000 shares of “blank check” preferred stock. We may issue shares of preferred stock in one or more series as our board of directors may from time to time determine without stockholder approval. The voting powers, preferences and other special rights and the qualifications, limitations or restrictions of each such series of preferred stock may differ from each other. The issuance of any such series of preferred stock could materially adversely affect the rights of holders of our common stock and could reduce the value of our common stock.

Anti-takeover provisions and the regulations to which we may be subject may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to our stockholders.

Anti-takeover provisions in the General Corporation Law of the State of Delaware and our Amended and Restate Certificate of Incorporation and By-Laws, including the right to issue “blank check” preferred stock, as well as approvals required under banking laws and regulations, could hinder or delay a change in control of our company, including transactions in which holders of common stock might otherwise receive a premium over the market price of their shares at the time of the transaction.

We do not pay cash dividends on our common stock and do not anticipate doing so in the foreseeable future.

We are subject to legal limitations under federal and state laws affecting the frequency and amount of dividends that may be paid to our stockholders. Banking regulators may restrict the ability of any bank holding company subject to their jurisdiction to pay dividends if the payments would constitute an unsafe or unsound banking practice. As a Delaware corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus, which represents the excess of our net assets over paid-in-capital or, if there is no surplus, our net profits for the current and/or immediately preceding fiscal year. Under applicable Delaware case law, dividends may not be paid on our common stock if we become insolvent or the payment of dividends will render us insolvent. We do not pay, and we do not anticipate paying, any cash dividends on the common stock in the foreseeable future.

We have entered into certain related party transactions with our directors.

As of September 30, 2006, Sun American Bank has four lines of credit extended to business entities affiliated with two of its directors, who also serve on our board of directors, in the aggregate principal amount of approximately $7.0 million. The current balance outstanding on these lines of credit is approximately $6.9 million and all of these loans are considered performing in accordance with their terms. Although the amounts outstanding on these lines of credit do not exceed the appraised value of the real estate securing such lines, there can be no assurance that this will continue in the future.

BACKGROUND OF AND REASONS FOR THE ACQUISITION TRANSACTION

Background of the Acquisition Transaction

Over the past several years, there has been increasing consolidation of the banking industry. This consolidation has been fueled by, among other things, national and state banking-related legislation that has enabled certain financial institutions to benefit from the economies of scale and greater efficiencies available to combined entities. Financial institutions have sought suitable combinations as means of obtaining such benefits.

In the cases of both Sun American Bancorp and Beach Bank, management has regularly reviewed with the board of directors the possible benefits of a strategic business combination with another financial institution. In each case, such a combination has been considered in light of various alternative means of increasing stockholder value and strengthening the bank’s franchise in order to better compete in a consolidating market for financial services and products. In addition, both Sun American Bancorp and Beach Bank senior management teams regularly review market conditions with their counterparts at other financial institutions.

In February 2006, Michael E. Golden, Sun American Bancorp’s president and chief executive officer, and Michael Kosnitzky, chairman of the board of directors of Beach Bank met to discuss the possibility of a strategic combination between Sun American Bank and Beach Bank. As a result of this meeting, Messrs. Golden and Kosnitzky became familiar with their companies’ shared vision of improving stockholder value while simultaneously enhancing the position of the combined entity to better service the community in which both banks operate.

At a meeting after their initial meeting, Messrs. Golden and Kosnitzky concluded that Sun American Bank and Beach Bank were a strategic fit based on their respective businesses, management and employee cultures, geographic locations and breadth of franchise. Based on these discussions, the two executives decided it would be worthwhile to continue to consider a transaction. Discussions continued in March 2006 concerning the potential benefits and advantages of a combination of the banks.

During March 2006, Messrs. Golden and Kosnitzky each independently met with their respective counsel to discuss the proposed asset acquisition and alternative structures for the acquisition transaction. During this period, Messrs. Golden and Kosnitzky discussed with counsel the potential terms of the business combination, including the transaction structure and termination provisions. On or about March 7, 2006, Messrs. Golden and Kosnitzky executed a non-binding letter of intent setting forth the exchange ratio and other material terms of the business combination and agreed to present the proposed asset acquisition agreement to their respective board of directors.

Following the execution of the non-binding letter of intent, the parties exchanged informal information regarding their respective operations and, with counsel, negotiated the terms of the acquisition agreement. Messrs. Golden and Kosnitzky and their respective counsel also communicated on a regular basis regarding the potential transaction, including the post-closing integration of the two banks.

On May 17, 2006, the Sun American Bancorp board of directors met with counsel to consider and discuss the terms of the acquisition agreement. Following a discussion of the terms of the acquisition agreement, the fairness of the exchange ratio to the Sun American Bancorp stockholders and the other factors listed below under “— Sun American Bancorp’s Reasons for the Acquisition Transaction,” the Sun American Bancorp board concluded unanimously that the acquisition transaction was fair to the Sun American Bancorp stockholders and approved the acquisition agreement and the transactions contemplated therein. On May 17, 2006, the Beach Bank board of directors also unanimously approved the acquisition agreement and the transactions contemplated therein. On May 17, 2006, the acquisition agreement was executed by both parties. Between May 17 and July 7, 2006, Sun American Bancorp conducted and completed its due diligence investigation of the operations and financial condition of Beach Bank. The acquisition agreement was subsequently amended as of November 17, 2006.

Sun American Bancorp engaged Keefe, Bruyette & Woods, Inc., referred to as KBW in this proxy statement and prospectus, to conduct a review of the merit and fairness of a business combination with Beach Bank. On September 20, 2006, KBW delivered a letter summarizing its review of the proposed business combination to the boards of directors of Sun American Bancorp and Sun American Bank.

Sun American Bancorp’s Reasons for the Acquisition Transaction

Sun American Bancorp’s board of directors believes that the acquisition transaction is fair to, and in the best interest of, Sun American Bancorp and its stockholders. In reaching its decision to approve the acquisition agreement, Sun American Bancorp’s board of directors consulted with its management, as well as with its legal advisors, and considered a variety of factors, including the following:

•

the expectation that the rate of earnings growth of the combined company would be greater than Sun American Bank could achieve separately;

•

the analysis of the business, operations, financial condition, earnings and prospects of Beach Bank, including the information obtained in Sun American Bancorp’s due diligence review of Beach Bank;

•

the complementary nature of Sun American Bank’s and Beach Bank’s businesses, management and employee cultures and the geographic locations of their respective banks; and

•

the strategic opportunity presented by a combination of Sun American Bank and Beach Bank.

The foregoing discussion of the factors considered by Sun American Bancorp’s board of directors is not intended to be exhaustive, but rather includes material factors considered by Sun American Bancorp’s board of directors. In reaching its decision to approve the acquisition agreement and the transactions contemplated therein, Sun American Bancorp’s board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. Sun American Bancorp’s board of directors considered all these factors as a whole and considered them to be overall favorable to, and to support, a determination that the acquisition agreement is in the best interests of Sun American Bancorp and its stockholders.

Beach Bank’s Reasons for the Acquisition Transaction

Beach Bank’s board of directors believes that the acquisition transaction is fair to, and in the best interest of, Beach Bank and its shareholders. In reaching its decision to approve the acquisition agreement, Beach Bank’s board of directors consulted with its management, as well as with its financial and legal advisors, and considered a variety of factors, including the limitations of the bank’s current market and the potential for enhancement of shareholder value as well as:

•

that Sun American Bancorp is paying a premium of 2.35 over the book value of Beach Bank, adding value to the shareholders’ shares;

•

that, although the Sun American Bancorp shares are thinly traded, Sun American Bancorp is a listed company on the AMEX and, upon the acquisition transaction, the shareholders will be obtaining registered securities that are not restricted;

•

that, because both Beach Bank and Sun American Bank are local financial institutions, the acquisition transaction will result in an expanded presence in the local financial institutions’ market, serving business and retail financial needs with local decision-making and serving a greater base of individuals and businesses overall;

•

that the acquisition transaction is structured as a “C-Reorganization” under the Code and would result in: (i) the shareholders being able to exchange their shares in Beach Bank for shares of Sun American Bancorp on a tax-free basis, and (ii) the deferral of capital gains until the “realization event” (or sale of the shares);

•

the opportunity for the shareholders, customers and employees to benefit from the expanded network of Sun American Bancorp branches and the access to a greater selection of products and services;

•

the various regulatory restraints under which Beach Bank must operate pursuant to the FDIC Cease and Desist Order between the FDIC and Beach Bank that was issued in November 2004;

•

the financial terms of the acquisition agreement, including the purchase price and the possible adjustments to the purchase price, the assets and liabilities of Beach Bank excluded from the acquisition transaction, and that Beach Bank is required to deposit 75% of the shares of Sun American Bancorp common stock it receives as part of the acquisition transaction consideration in escrow to secure Beach Bank’s indemnification obligations to Sun American Bancorp and Sun American Bank;

•

the impact of the acquisition transaction on Beach Bank’s employees and customers and the communities served by Beach Bank; and

•

that the acquisition transaction is subject to certain conditions, including the approval of the shareholders, the receipt of regulatory approvals, and the registration with the SEC of the shares to be issued by Sun American Bancorp in the acquisition transaction.

The foregoing discussion of the factors considered by Beach Bank’s board of directors is not intended to be exhaustive, but rather includes material factors considered by Beach Bank’s board of directors. In reaching its decision to approve the acquisition agreement and the transactions contemplated therein, Beach Bank’s board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. Beach Bank’s board of directors considered all these factors as a whole and considered them to be overall favorable to, and to support, a determination that the acquisition agreement is in the best interests of Beach Bank and its shareholders.

Opinion of Financial Advisor

Sun American Bancorp engaged Keefe, Bruyette & Woods, Inc., referred to as KBW in this proxy statement and prospectus, for advice on the merit and fairness of Sun American Bank’s business combination proposal to Beach Bank. On September 20, 2006, KBW delivered to the board of directors of Sun American Bancorp a written opinion to the effect that, as of that date and based upon and subject to the matters described in the opinion, the acquisition transaction was viewed as appropriate and fair to Sun American Bancorp. No limitations were imposed by the Sun American Bancorp board of directors upon KBW with respect to the investigation made or the procedures followed by KBW in rendering its opinion.

Sun American Bancorp engaged KBW to render financial advisory and investment banking services. KBW assisted Sun American Bancorp in analyzing, structuring and negotiating the acquisition transaction. Sun American Bancorp selected KBW because KBW is a nationally-recognized investment banking firm with substantial experience in transactions similar to the acquisition transaction and is familiar with Sun American Bancorp and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

The full text of KBW’s opinion, dated September 20, 2006, is attached as Appendix C to this proxy statement and prospectus. Holders of Sun American Bancorp common stock are encouraged to read KBW’s opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by KBW in connection with the rendering of its opinion. KBW’s opinion speaks only as of the date of the opinion. The opinion is directed to the Sun American Bancorp board of directors and addresses only the fairness, from a financial point of view, to Sun American Bancorp of the acquisition transaction consideration to be paid in the acquisition transaction. It does not address the underlying business decision to proceed with the acquisition transaction and does not constitute a recommendation to any Sun American Bancorp stockholder as to how the stockholder should vote at the Sun American Bancorp special meeting of stockholders on the acquisition transaction or any related matter.

In rendering its opinion, KBW:

•

reviewed the acquisition agreement;

•

reviewed certain historical financial and other information concerning Beach Bank;

•

reviewed certain historical financial and other information concerning Sun American Bancorp and Sun American Bank;

•

held discussions with members of the senior management of Sun American Bancorp and Sun American Bank and Beach Bank regarding past and current business operations, regulatory matters, financial condition and future prospects;

•

reviewed and studied the historical stock prices and trading volumes of the common stock of Sun American Bancorp;

•

analyzed certain publicly available financial information and valuation multiples of other financial institutions deemed comparable or otherwise relevant, and compared Beach Bank and Sun American Bancorp to those institutions;

•

compared the financial terms of the acquisition transaction with the financial terms of certain other transactions deemed comparable or otherwise relevant; and

•

performed other studies and analyses deemed appropriate.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to KBW or that was publicly available. KBW did not attempt or assume any responsibility to verify such information independently. KBW relied upon the respective managements of Sun American Bancorp and Sun American Bank as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW. KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for Beach Bank and Sun American Bank are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any properties of Beach Bank or Sun American Bancorp or Sun American Bank, or examine or review any individual credit files.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

•

there has been no material change in Sun American Bancorp’s or Sun American Bank’s or Beach Bank’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us prior to rendering the opinion;

•

Sun American Bancorp and Sun American Bank and Beach Bank will remain as going concerns for all periods relevant to KBW’s analysis;

•

the acquisition transaction will be completed substantially in accordance with the terms set forth in the acquisition agreement;

•

the representations and warranties of each party in the acquisition agreement and in all related agreements referred to in the acquisition agreement are true and correct;

•

each party to the acquisition agreement will perform all of the covenants required to be performed by such party under the acquisition agreement;

•

all conditions precedent to the completion of the acquisition transaction set forth in the acquisition agreement will be satisfied without any waivers;

•

the acquisition transaction will qualify as a tax-free reorganization for federal income tax purposes; and

•

in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the acquisition transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Sun American Bancorp or Sun American Bank or the contemplated benefits of the acquisition transaction, including the cost savings and related expenses expected to result from the acquisition transaction.

KBW further assumed that the acquisition transaction will be accounted for as a purchase under generally accepted accounting principles. KBW’s opinion is not an expression of an opinion as to the prices at which shares of Sun American Bancorp common stock will trade: (i) following the announcement of the acquisition transaction;

(ii) when issued pursuant to the acquisition transaction; or (iii) following the completion of the acquisition transaction.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Sun American Bancorp and Sun American Bank and Beach Bank. Any estimates contained in the analyses performed by KBW are not necessarily indicative of values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the board of directors of Sun American Bancorp in making its determination to approve the acquisition agreement and the acquisition transaction. Consequently, the analyses described below should not be viewed as determinative of the decision of the Sun American Bancorp board with respect to the fairness of the acquisition transaction consideration.

The following is a summary of the material analyses performed by KBW in connection with its written opinion. The summary is not a complete description of the analyses underlying the KBW opinion, but summarizes the analyses performed in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. KBW did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather KBW made its determination as to the fairness of the consideration on the basis of its experience and professional judgment, after considering the results of all its analyses taken as a whole. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of KBW’s financial analyses.

Summary of Proposal. Pursuant to the terms of the acquisition agreement, Sun American Bancorp will issue and deliver that number of shares of Sun American Bancorp common stock equal to 2.35 times Beach Bank’s book value (as defined in the acquisition agreement) at closing, divided by $5.00 per share, subject to certain adjustments set forth in the acquisition agreement. Based on Beach Bank’s book value of $9.156 million at June 30, 2006, KBW calculated the acquisition transaction consideration as follows:

•

“Negotiated Value” - $9.156 million multiplied by 2.35 = $21.517 million

•

Sun American Bancorp shares payable to Beach Bank - $21.517 million divided by $5.00 = 4.303 million shares

•

Sun American Bancorp’s closing price on September 19, 2006 = $5.55

•

“Adjusted Value” - 4.303 million shares multiplied by $5.55 = $23.883 million

Selected Peer Group Analysis. Using publicly available information, KBW compared the financial performance and financial condition of Beach Bank to those of a group of commercial banks and bank holding companies headquartered in Miami-Dade County, Florida with assets between $50.0 million and $500.0 million. KBW compared the financial performance, financial condition and market valuations of Sun American Bancorp to those of a group of comparable publicly traded Florida commercial banks and bank holding companies with assets between $100.0 million and $1.0 billion.

Companies included in Beach Bank’s peer group were:

Community Bank of South Florida, Inc.
Intercredit Bank, NA
Helm Bank
PineBank, National Association
Espirito Santo Bank
Eastern National Bank
Pacific National Bank
Terrabank, NA
Privee LLC
Sun American Bancorp
Premier American Bank
Executive Banking Corporation
Eagle National Bank of Miami
First National Bank of South Miami
International Finance Bank
Metro Bank Financial Services, Inc.
Continental National Bank of Miami
First Bank of Miami
Sofisa Bank Florida
Intercontinental Bank
Union Credit Bank
Plus International Bank
Great Eastern Bank of Florida
Biscayne Bank of Florida
BBU Bank

Companies included in Sun American Bancorp’s peer group were:

Coast Financial Holdings, Inc.
Beach Community Bancshares, Inc.
Community Bank of South Florida, Inc.
First State Financial Corporation
Jacksonville Bancorp, Inc.
Regent Bancorp, Inc.
Atlantic BancGroup, Inc.
OptimumBank Holdings, Inc.
Pilot Bancshares, Inc.
Stonegate Bank
Horizon Bancorporation, Inc.
Marco Community Bancorp, Inc.
FPB Bancorp, Inc.
Old Harbor Bank
Freedom Bank
Central Florida State Bank

To perform this analysis, KBW used financial information as of and for the latest quarter available. Market price information was as of September 19, 2006.

KBW’s analysis showed the following concerning Beach Bank’s financial performance:

	Beach Bank	Beach Bank Peer Group Average	Beach Bank Peer Group Median
Core Return on Average Assets (1)	0.08%	0.41%	0.60%
Core Return on Average Equity (1)	1.08%	6.33%	7.33%
Net Interest Margin	4.05%	4.16%	4.16%
Fee Income / Revenue (1)	5.6%	15.4%	12.9%
Efficiency Ratio (1)	105.0%	85.8%	80.0%

KBW’s analysis showed the following concerning Beach Bank’s financial condition:

	Beach Bank	Beach Bank Peer Group Average	Beach Bank Peer Group Median
Equity / Assets	7.56%	11.24%	9.26%
Tangible Equity / Tangible Assets	7.56%	11.17%	9.26%
Loans / Deposits	68.3%	74.9%	77.0%
Securities / Assets	20.7%	25.9%	22.5%
Loan Loss Reserve / Loans	1.50%	1.24%	1.18%
Nonperforming Assets / Loans plus Other Real Estate Owned	1.03%	0.40%	0.13%
Net Charge-Offs / Average Loans	-0.05%	0.02%	0.00%

KBW’s analysis showed the following concerning Sun American Bancorp’s financial performance:

	Sun American Bancorp	Sun American Bancorp Peer Group Average	Sun American Bancorp Peer Group Median
Core Return on Average Assets (1)	0.48%	0.74%	0.80%
Core Return on Average Equity (1)	2.46%	8.69%	9.86%
Net Interest Margin	5.15%	4.24%	4.16%
Fee Income / Revenue (1)	5.1%	10.9%	10.6%
Efficiency Ratio (1)	81.0%	71.3%	64.7%

KBW’s analysis showed the following concerning Sun American Bancorp’s financial condition:

	Sun American Bancorp	Sun American Bancorp Peer Group Average	Sun American Bancorp Peer Group Median
Equity / Assets	19.39%	11.10%	10.17%
Tangible Equity / Tangible Assets	17.88%	11.09%	10.17%
Loans / Deposits	104.2%	95.8%	93.5%
Securities / Assets	8.9%	11.8%	13.5%
Loan Loss Reserve / Loans	1.07%	1.08%	1.05%
Nonperforming Assets / Loans plus Other Real Estate Owned	0.01%	0.27%	0.18%
Net Charge-Offs / Average Loans	-0.02%	0.03%	0.00%

KBW’s analysis showed the following concerning Sun American Bancorp’s market valuations:

	Sun American Bancorp	Sun American Bancorp Adjusted (2)	Sun American Bancorp Peer Group Average	Sun American Bancorp Peer Group Median
Stock Price / Book Value per Share	1.69x	2.32x	1.92x	1.82x
Stock Price / Tangible Book Value per Share	1.87x	2.53x	1.93x	1.82x
Stock Price / LTM Core EPS (1)	61.0x	—	27.6x	22.3x
Dividend Yield	0.0%	—	0.2%	0.0%
LTM Dividend Payout Ratio	0.0%	—	7.4%	0.0%

———————

(1)

Excluded: (i) revenue and expense items deemed non-recurring or extraordinary; and (ii) gains or losses on the sale of investment securities. A 35% tax rate is assumed for the after tax ratios.

(2)

Assuming Sun American Bancorp’s excess capital over the peer median of 10.17% (tangible common equity / tangible assets) is valued on a dollar for dollar basis. Ratio is expressed as Sun American Bancorp’s market capitalization less the excess capital as a multiple of Sun American Bancorp’s common equity capital (or tangible common equity capital) less the excess capital.

Comparable Transaction Analysis. KBW reviewed certain financial data related to comparably sized acquisitions of bank holding companies and commercial banks in Florida that were announced after January 1, 2003, with announced aggregate transaction values between $10.0 million and $100.0 million. The transactions included in the group were:

Survivor	Acquired Entity
Bancshares of Florida, Inc.	Old Florida Bankshares, Inc.
Castle Creek Capital LLC	Bankshares, Inc.
Mercantile Bancorp, Inc.	Royal Palm Bancorp, Inc.
Dickinson Financial Corporation II	Southern Commerce Bank
Riverside Banking Company	First Community Bank Holding Corp.
NBC Capital Corporation	SunCoast Bancorp, Inc.
Bancshares of Florida, Inc.	Bristol Bank
Banc Corporation	Kensington Bankshares, Inc.
Seacoast Banking Corporation of Florida	Big Lake Financial Corporation
Synovus Financial Corp.	Banking Corporation of Florida
CenterState Banks of Florida, Inc.	CenterState Bank Mid Florida
First Busey Corporation	Tarpon Coast Bancorp, Inc.
Capital City Bank Group, Inc.	First Alachua Banking Corporation
Home Bancshares, Inc.	Marine Bancorp, Inc.
Seacoast Banking Corporation of Florida	Century National Bank
Fidelity Bankshares, Inc.	First Community Bancorp, Inc.
ABC Bancorp	Citizens Bancshares, Inc.
Investor group	Liberty Bancorporation
Alabama National BanCorporation	Coquina Bank
Whitney Holding Corporation	Madison Bancshares, Inc.
Citizens Banking Corporation	American Banking Corporation
Capital City Bank Group, Inc.	Quincy State Bank
Alabama National BanCorporation	Cypress Bankshares, Inc.
Synovus Financial Corp.	Peoples Florida Banking Corporation
Colonial BancGroup, Inc.	Sarasota Bancorporation Inc.
Alabama National BanCorporation	Millennium Bank

For each precedent transaction, KBW derived and compared, among other things, the implied ratio of the consideration paid for the acquired company to:

•

the earnings of the acquired company for the latest twelve months of results publicly available prior to the time the transaction was announced;

•

the book value of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•

the tangible book value of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

•

the total assets of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

Additionally, KBW compared the core deposit premium paid in each transaction. The core deposit premium is calculated as the premium paid in the transaction over the acquired company’s tangible common equity as a percentage of the acquired company’s core deposits. For purposes of this analysis, core deposits are defined as total deposits less the sum of all certificates of deposit with balances over $100,000 and any brokered or purchased deposits.

Transaction multiples for the acquisition transaction were derived from the “Negotiated Value” and “Adjusted Value” as described above. The results of the analysis are set forth in the following table.

	Beach Bank/ Sun American Bancorp “Negotiated Value”	Beach Bank/ Sun American Bancorp “Adjusted Value”	Comparable Transaction Average	Comparable Transaction Median
Price / Latest Twelve Months’ Earnings	N/A (1)	N/A (1)	28.2x	24.7x
Price / Book Value	2.35x	2.61x	2.73x	2.59x
Price / Tangible Book Value	2.35x	2.61x	2.76x	2.59x
Price / Total Assets	17.8%	19.7%	23.4%	23.8%
Core Deposit Premium	19.5%	23.3%	22.3%	21.0%

———————

(1)

For the latest twelve months for the period ended June 30, 2006, Beach Bank was unprofitable.

No company or transaction used as a comparison in the above analysis is identical to Sun American Bancorp, Beach Bank or the acquisition transaction. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the various companies surveyed.

Discounted Cash Flow Analysis. KBW calculated the estimated present value of the cash flows that Beach Bank could generate over calendar years 2007 through 2011 after giving effect to potential cost synergies ranging from 40.0% to 60.0% of Beach Bank’s projected non-interest expenses. KBW applied forward earnings terminal value multiples ranging from 15.0x to 18.0x to Beach Bank’s calendar year 2012 estimated earnings (including cost synergies and the accumulated cost of the change in capital). The estimated free cash flows and terminal value were then discounted to present value using discount rates ranging from 11.0% to 15.0%.

For purposes of this analysis, KBW utilized the following assumptions:

•

an earnings growth rate of 8% per annum;

•

an asset growth rate of 8% per annum;

•

a tangible common equity/tangible assets ratio of 7.00%; and

•

a pre-tax benefit/cost of change in capital of 5.50%.

This analysis indicated the following implied reference range for Beach Bank after giving effect to potential cost synergies, as compared to the “Negotiated Value” and the “Adjusted Value:”

Minimum	Maximum	Beach Bank/ Sun American Bancorp “Negotiated Value”	Beach Bank/ Sun American Bancorp “Adjusted Value”
$23,224	$40,247	$21,517	$23,883

KBW has indicated that the discounted cash flow present value analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Beach Bank.

Financial Impact Analysis. KBW analyzed certain pro forma effects of the acquisition transaction on Sun American Bancorp. KBW made various assumptions regarding cost synergies, certain purchase accounting adjustments (including amortizable identifiable intangibles created in the acquisition transaction), and charges and transaction costs associated with the acquisition transaction.

KBW’s analysis indicated that the acquisition transaction would be immediately accretive to Sun American Bancorp’s GAAP and cash earnings per share. Furthermore, the analysis indicated that Sun American Bancorp’s leverage ratio, tier one risk based capital ratio and total risk based capital ratio would all decline, but remain above regulatory minimums for well capitalized institutions.

For all of the above analyses, the actual results achieved by Sun American Bancorp following the acquisition transaction will vary from the projected results, and the variations may be material.

Miscellaneous. The board of directors of Sun American Bancorp retained KBW as an independent contractor to act as financial adviser to Sun American Bancorp regarding the acquisition transaction. As part of its investment banking business, KBW is continually engaged in the valuation of banks and bank securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Sun American Bancorp, Sun American Bank and Beach Bank. As an active trader in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Sun American Bancorp for KBW’s own account and for the accounts of its customers.

Sun American Bancorp and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the acquisition transaction. Sun American Bancorp has agreed to pay KBW at the time of closing a cash fee equal to 0.25% of the aggregate consideration paid in the acquisition transaction. Pursuant to the KBW engagement agreement, Sun American Bancorp also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW and certain related parties against certain expenses and liabilities, including liabilities under the federal securities laws.

TERMS OF THE ACQUISITION TRANSACTION

The descriptions of the terms and conditions of the acquisition transaction, the acquisition agreement, and any related documents in this proxy statement and prospectus are qualified in their entirety by reference to the copy of the acquisition agreement and the first amendment thereto attached hereto as Appendix A, which is incorporated herein by reference.

General

The acquisition agreement, as amended, provides that, if all of the conditions set forth in the acquisition agreement are satisfied or waived, Sun American Bank will purchase substantially all the assets, less $1.0 million in cash, and assume substantially all the liabilities, of Beach Bank. References to the acquisition agreement also include the first amendment to the acquisition agreement dated as of November 17, 2006.

As provided in the acquisition agreement, the total dollar value of the shares of Sun American Bancorp common stock to be issued and delivered by Sun American Bancorp, as consideration for the purchase of the assets and the assumption of the obligations shall be determined by multiplying 2.35 times the book value of Beach Bank calculated based upon the final audited closing balance sheet, subject to adjustment as expressly provided in the acquisition agreement, and further determined in accordance with the procedures of the acquisition agreement; provided, however, that with respect to the exercised stock or the excess capital, the total dollar value of the shares of Sun American Bancorp common stock issuable in exchange therefore shall be determined by multiplying 1.0 times the book value of such exercised stock or excess capital calculated based upon the closing balance sheet. For purposes of determining the acquisition transaction consideration, the value per share of Sun American Bancorp common stock to be issued and delivered in the acquisition transaction is $5.00 per share.

It is currently estimated that based upon the estimated book value of Beach Bank, without giving effect to any post-closing adjustments under the acquisition agreement, Sun American Bancorp will issue approximately 4,100,000 shares of its common stock. Of this amount, 25% of such shares will be delivered to Beach Bank, along with cash payable with respect to fractional shares, and transferred to a liquidating trust for the benefit of Beach Bank shareholders. The remaining 75% of such shares will be delivered to the escrow agent to be distributed in accordance with the terms of the acquisition agreement and the escrow agreement. Except for those shares to be distributed to Mr. Jose Valdes-Fauli, Beach Bank anticipates that no shares of Sun American Bancorp common stock issued in the acquisition transaction will be immediately distributed to Beach Bank shareholders.

The exact number of shares of Sun American Bancorp common stock to be issued in the acquisition transaction will be determined based upon the book value of Beach Bank as set forth in the final audited closing balance sheet, subject to adjustment as described in the acquisition agreement. Such final balance sheet of Beach Bank is subject to review by Sun American Bancorp and any adjustments to the final balance sheet requested by Sun American Bancorp require the consent of the shareholder representative of Beach Bank, Michael Kosnitzky. Any dispute with respect to such balance sheet between Sun American Bancorp and the Beach Bank shareholder representative will be resolved pursuant to a dispute resolution mechanism set forth in the acquisition agreement. Any adjustments to the acquisition transaction consideration based upon the final closing balance sheet will result in a reduction in the shares held in the escrow account.

The shares held in the escrow account, which represent 75% of the acquisition transaction consideration, will not be immediately available for distribution to Beach Bank shareholders. Pursuant to the terms of the escrow agreement, these escrow shares will be held in escrow for up to four years and will be used to satisfy post-closing adjustments to the acquisition transaction consideration as determined based upon procedures established in the acquisition agreement and indemnification claims, if any, against Beach Bank for breaches of covenants, representations, warranties or other liabilities as described in, and subject to the terms of, the acquisition agreement. The shares will be held in escrow for up to four years from the date of closing of the acquisition transaction subject to distribution to the liquidating trust based on established percentage reductions in the number of shares held in escrow after 6, 12, 18 and 48 months from the date of closing. Shares remaining in the escrow account, if any, after the satisfaction of these claims and post-closing adjustments will be distributed at the end of the four year period to the liquidating trust for distribution to any applicable Beach Bank shareholders pursuant to the terms of the liquidating trust described below. See “Terms of the Acquisition Transaction – General – Payment of Acquisition Transaction Consideration,” “– Indemnification” and “ – Escrow Agreement.”

The liquidating trust will be funded following the closing on behalf of Beach Bank shareholders for the purpose of liquidating the assets transferred to the liquidating trust, including a portion of the acquisition transaction consideration received in connection with the acquisition transaction and $1.0 million in cash retained by Beach Bank, payment of claims of dissenting shareholders, if any, holding funds to provide for regulatory claims of Beach Bank, and to act as successor-in-interest to Beach Bank in connection with the payment of certain other liabilities (including regulatory claims), costs and expenses as contemplated in the liquidating trust. The liquidating trust also will receive periodic distributions of shares of Sun American Bancorp common stock from the escrow account if any shares remain available following the post-closing adjustments and the payment of indemnification claims, if any, pursuant to the acquisition agreement.

Pursuant to the terms of the liquidating trust agreement, the liquidating trustee, Michael Kosnitzky, will pay the debts, liabilities and obligations of the liquidating trust prior to any distribution of the acquisition transaction consideration to Beach Bank shareholders. At the trustee’s discretion, the trustee may distribute to Beach Bank shareholders, in proportion to their respective beneficial interests, such shares of Sun American Bancorp common stock, cash or other property comprising any proceeds from the sale of assets or income from investment less an amount of proceeds or income deemed reasonable in the trustee’s discretion to be retained to meet claims, contingent liabilities and expenses. Subject to certain exceptions, upon a determination by the trustee that all claims, debts, liabilities, expenses and obligations of the liquidating trust have been paid or discharged, the trustee will make a final distribution of the trust assets to Beach Bank shareholders in proportion to their beneficial interests. See “Terms of the Acquisition Transaction – Liquidating Trust.”

Beach Bank is unable to ascertain at this time whether any of the shares of Sun American Bancorp common stock issued as acquisition transaction consideration will be available for distribution to the liquidating trust, and then, to Beach Bank shareholders, or will be paid to Sun American Bancorp for claims of indemnification or post-closing adjustments or used by the liquidating trustee to pay other liabilities (including regulatory claims), expenses and costs. Consequently, there can be no assurance that any distributions will be made to Beach Bank shareholders. In addition, Beach Bank cannot determine at this time exactly when distributions, if any, will be made to Beach Bank shareholders. It is anticipated the liquidating trustee will distribute the shares of Sun American Bancorp common stock, if any, and the assets, if any, held in the liquidating trust to the Beach Bank shareholders over a seven year period.

Assets Acquired

At the closing, Beach Bank will, validly and effectively, grant, sell, convey and assign to Sun American Bank, upon and subject to the terms and conditions of the acquisition agreement, all right, title and interest in and to all the assets, properties and rights, tangible and intangible, which are used in, are necessary for, or otherwise constitute the business of Beach Bank, other than excluded assets, and Sun American Bank shall assume, subject to the terms and conditions of the acquisition agreement, the assumed liabilities, free and clear of all liens, pledges, security interests, charges, claims, restrictions and other encumbrances or defects of title of any nature whatsoever.

Excluded Assets

Sun American Bank will not acquire the Bank Charter of Beach Bank, any rights, claims, actions, pending or otherwise, against any person or under any policy of insurance relating, directly or indirectly, to any regulatory claim, potential regulatory claim or any other matter that could be the subject of any regulatory claim or similar action, the sum of $1.0 million, which sum shall be used by Beach Bank to fund the liquidating trust for purposes of paying any payments permitted to be made by the trustee of the liquidating trust and to fund the payment to dissenters required by the exercise of dissenters rights pursuant to applicable Florida law, and any customer files related to non-current customers of Beach Bank, including but not limited to Beach Bank files being reviewed by the FDIC at the Beach Bank operations center. In the event Beach Bank maintains the existence of its Bank Charter, it agreed not to allow or cause its Bank Charter to be used, operated or sold to any entity that is owned, controlled or otherwise affiliated with or by any former Beach Bank director, officer or employee. There can be no assurance as to whether Beach Bank will obtain the necessary regulatory approvals to maintain its Bank Charter.

In regards to the $1.0 million sum excluded from the acquired assets, the determination of Beach Bank’s book value will not be reduced by said amount; provided, however, that for purposes of calculating the number of shares of Sun American Bancorp common stock to be delivered at closing, Sun American Bancorp will subtract the number of shares of Sun American Bancorp common stock equal to the value of the $1.0 million sum, as more particularly described in the first amendment to the acquisition agreement.

Excluded Liabilities

Sun American Bank will not assume any liability for any fines or penalties relating to or arising from regulatory claims. Other than the assumed liabilities, Beach Bank retains all liabilities that relate to the acquired assets or the business of Beach Bank that result from or arise out of any event, occurrence, transaction, action or inaction occurring prior to the closing, including, without limitation, liabilities under any “employee pension benefit plan” or “employee welfare benefit plan,” any product liability, warranty or other claims arising out of or relating to any service sold by Beach Bank at any time before closing, any claims by any third party under any bulk sales law, and any claims relating to patent or trademark infringement, taxes, workers compensation, real estate or environmental, health or safety matters.

Payment of Acquisition Transaction Consideration

At the closing, Sun American Bancorp will issue and deliver to Beach Bank and the escrow agent, as applicable, certificates representing an amount of shares of its common stock equal to (i) the acquisition transaction consideration, divided by (ii) $5.00, which is the per share value. Sun American Bancorp will also deliver any cash payable with respect to any fractional shares.

Sun American Bancorp shares will be delivered as follows: (i) at closing, it will deposit 75% of the shares with the escrow agent to be distributed in accordance with the terms of the acquisition agreement and the escrow agreement; and (ii) at closing, it will deliver to Beach Bank the remaining 25% of the shares, plus any cash payable with respect to any fractional shares. If, between the date of the acquisition agreement and the closing date: (i) Sun American Bancorp’s shares of common stock shall be changed (or it establishes a record date for changing such shares that is prior to the closing date) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment; (ii) a stock dividend shall be declared (or it establishes a record date for such dividend that is prior to the closing date) in respect of its common stock; or (iii) any distribution is made (or it establishes a record date for such distribution that is prior to the closing date) in respect of its common stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the per share value.

Cash will be issued in lieu of fractional shares of Sun American Bancorp common stock in connection with the acquisition transaction pursuant to the formula provided in the acquisition agreement.

Procedures for Determining the Closing Balance Sheet

No later than 10 days prior to closing, Beach Bank must prepare and deliver to Sun American Bancorp an estimated balance sheet of Beach Bank as of the month end preceding the closing. No later than five days prior to closing, Sun American Bancorp will prepare and deliver to the shareholder representative the proposed closing statement based upon the estimated closing balance sheet. The shareholder representative will have two days following receipt of the proposed closing statement to notify Sun American Bancorp of any dispute of any item contained in the proposed closing statement. If the shareholder representative does not notify Sun American Bancorp of any dispute within the two day period, the proposed closing statement will be used as the closing statement. If the shareholder representative does notify Sun American Bancorp of a dispute within the two day period and the dispute is not resolved within fifteen days (or such longer period as the parties mutually agree to in writing) of notice of such dispute, such dispute will be submitted to an independent accounting firm to determine a final and binding resolution. The fees, costs and expenses of the accounting firm will be paid by the party that prevails on less than a majority of the disputed adjustments to the estimated balance sheet. If neither party prevails on less than a majority of the disputed adjustments to the estimated balance sheet then the fees, costs and expenses of the accounting firm will be paid one-half by Sun American Bancorp and one-half by Beach Bank, with Beach Bank’s portion to be paid out of the escrow account.

No later than 60 days following the closing date, Beach Bank must prepare and deliver to Sun American Bancorp an audited final balance sheet of Beach Bank as of the date prior to closing. This balance sheet will reflect, among other things, changes in the allowance for loan losses as well as accrued legal, accounting and other expenses of the acquisition transaction incurred prior to closing. Sun American Bancorp will have fifteen days following receipt of the audited final balance sheet to notify Beach Bank of any dispute of any item contained in the balance sheet. If Sun American Bancorp does not notify Beach Bank within the 15 day period of any dispute, then the audited final balance sheet will be final and any adjustment to the closing balance sheet amount will be made final at such time. In the event that Sun American Bancorp notifies Beach Bank of any dispute during the 15 day period, upon resolving such dispute the audited final balance sheet will be final and any adjustment to the closing balance sheet amount will be made final at such time. If any adjustment is required to be made to the closing balance sheet amount and results in an adjustment to the acquisition transaction consideration, then such adjustment, if any, will be reflected in an adjustment to the escrow account. For additional information on the closing balance sheet procedures, see “Procedures for Determining Closing Balance Sheet” in the acquisition agreement, beginning on page A-12, which provides the detailed procedures required to be followed by Sun American Bancorp and Beach Bank.

Material United States Federal Income Tax Consequences

Blank Rome LLP has provided an opinion as to the material federal income tax consequences of the acquisition transaction. In summary, their opinion provides that, subject to certain assumptions, Beach Bank shareholders generally will not recognize gain or loss for federal income tax purposes on the receipt of Sun American Bancorp common stock in the acquisition transaction in exchange for the shares of Beach Bank’s stock surrendered. In rendering their opinion, Blank Rome LLP relied on certain representations of the officers of Sun American Bancorp and Beach Bank. If any of these representations should turn out to be untrue, it could negatively impact the conclusions reached. Specifically, Beach Bank has represented that all dissenters’ claims will be satisfied out of the $1.0 million in cash to be retained by Beach Bank or other existing and retained assets of Beach Bank. However, it is impossible to know how much will ultimately be paid to dissenters. If such amount should exceed the $1.0 million of retained cash and other existing and retained assets of Beach Bank, it could result in the acquisition transaction failing to qualify as a tax-free reorganization. In addition, Beach Bank shareholders who properly exercise their rights to dissent from the acquisition transaction will generally be taxed on all or a portion of the cash they receive. Tax matters are complicated and the tax consequences of the acquisition transaction may vary among shareholders. We urge you to contact your own tax advisor to understand fully how the acquisition transaction will affect you. See the discussion of the tax implications below under the section entitled “Material United States Federal Income Tax Consequences.”

Management and Operations After the Acquisition Transaction

No changes to executive management or the board of directors of Sun American Bancorp are anticipated following consummation of the acquisition.

Interests of Employees and Directors of Beach Bank in the Acquisition Transaction

Beach Bank’s directors and executive officers, who collectively own approximately 37.3% of the outstanding Beach Bank common stock, excluding options to purchase shares of Beach Bank common stock, have agreed to vote in favor of the acquisition agreement and the acquisition transaction. In considering these facts and the other information contained in this proxy statement and prospectus, Beach Bank shareholders should be aware that Beach Bank’s directors and executive officers have financial interests in the acquisition transaction that are different from, or in addition to, the interests of Beach Bank shareholders. In particular, assuming approval of Beach Bank Proposal 2, the unvested stock options of Jose Valdes-Fauli, Beach Bank’s director, President and Chief Executive Officer, will vest immediately upon the closing of the acquisition transaction. In addition, assuming approval of Beach Bank Proposal 2, the exercise price of all of Mr. Valdes-Fauli’s stock options will be repriced to $2.00 per share and Mr. Valdes-Fauli’s pro-rata share of the acquisition transaction consideration will be excluded from the escrow account established pursuant to the escrow agreement and the liquidating trust. The shareholders of Beach Bank previously approved the cashless exercise of options under Beach Bank’s Stock Option Plan. The officers and directors of Beach Bank intend to exercise their options, on a cashless basis, following the closing of the acquisition transaction, but before the liquidation of Beach Bank. These circumstances may cause some of Beach Bank’s directors and executive officers to view the proposed transaction differently than Beach Bank shareholders may view it.

Representations and Warranties

The acquisition agreement contains various customary representations and warranties by Beach Bank relating to, among other things:

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organization, valid existence, good standing and similar corporate matters and the accuracy of its books and records;

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its capitalization;

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the power and authority to execute and deliver the acquisition agreement and to consummate the transactions contemplated therein and the submission to its shareholders to approve the acquisition agreement and to consummate the transactions contemplated therein;

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absence of consents or approvals of or filings or registrations with any governmental entity;

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absence of violation of any provision of its governance documents, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or absence of a breach of any provision of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation;

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existence of licenses, franchises and permits;

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timely filing of regulatory reports;

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the delivery of its financial statements and the accuracy of information contained in the financial statements in addition to their conformity with generally accepted accounting principles;

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disclosure of its deposits;

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absence of broker’s or finder’s fees payable in connection with the acquisition agreement;

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real and personal property owned or leased by it;

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its intellectual property;

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the condition of its fixed assets and equipment;

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the absence of certain changes or events since December 31, 2005;

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the absence of legal proceedings involving it;

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compliance regarding tax matters;

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matters concerning its employees;

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good title to each of the assets to be acquired and the sufficiency of the assets to conduct its business;

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disclosure of all material contracts;

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absence of any written agreement, consent agreement or memorandum of understanding, any commitment letter or similar undertaking to, any extraordinary supervisory letter from, or any board resolutions at the request of any regulatory agency that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business;

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environmental matters;

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insurance policies held by it;

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absence of facts or conditions relating to it that would prevent the obtainment of regulatory approvals for the acquisition transaction;

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its loan portfolio;

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absence of any restrictive provisions;

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absence of any agreement to sell or purchase its assets;

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absence of misleading or untrue statements of a material fact;

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absence of undisclosed liabilities;

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adequacy of allowance for loan losses;

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compliance with laws;

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absence of material contract defaults; and

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other regulatory matters.

The acquisition agreement contains various customary representations and warranties by Sun American Bancorp relating to, among other things:

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its organization, valid existence, good standing and similar corporate matters and the accuracy of its books and records;

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its capitalization;

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its power and authority to execute and deliver the acquisition agreement and to consummate the transactions contemplated therein and the absence of any violation of any provision of its governance documents or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or no breach of any provision of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation;

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absence of consents or approvals of or filings or registrations with any governmental entity;

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disclosure of its SEC filings;

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filing of its regulatory reports;

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delivery of financial statements;

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absence of broker’s fees payable in connection with the acquisition transaction except as stated in the acquisition agreement;

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absence of certain changes or events;

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material compliance of the prospectus and the registration statement on Form S-4 with the provision of the Securities Act and the rules and regulations thereunder;

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compliance with laws;

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absence of ownership of Beach Bank common stock; and

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absence of facts or conditions that would prevent the obtainment of regulatory approvals for the acquisition transaction.

Conditions to the Acquisition Transaction

The respective obligation of each party to effect the acquisition transaction is subject to the satisfaction at or prior to the closing date of the following conditions:

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the acquisition agreement must be approved and adopted by the requisite vote of the holders of the outstanding shares of Beach Bank common stock under applicable law, and Sun American Bancorp’s stockholders must approve the amendment to its Amended and Restated Certificate of Incorporation to increase the authorized number of shares;

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Sun American Bancorp’s shares of common stock to be issued in the acquisition transaction must be authorized for listing on AMEX;

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all required regulatory approvals must be obtained and must remain in full force and effect and all statutory waiting periods in respect thereof must have expired;

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this registration statement must become effective under the Securities Act and no stop order shall have been issued, initiated or threatened by the SEC; and

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no order, injunction or decree issued by any court or agency or prohibition preventing the consummation of the acquisition transaction shall be in effect. No statute, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits, restricts or makes illegal consummation of the acquisition transaction.

Sun American Bancorp’s obligation to effect the acquisition transaction is also subject to the satisfaction or its waiver at or prior to the closing date of the following conditions:

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the representations and warranties of Beach Bank set forth in the acquisition agreement shall be true and correct as of the closing date, subject to the provisions of the acquisition agreement;

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Beach Bank shall have performed, in all material respects, all obligations required to be performed by it under the acquisition agreement at or prior to the closing date;

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receipt of a certificate of an executive officer of Beach Bank stating that, to his knowledge, certain conditions have been met; and

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each of the outside Beach Bank board members, except for Tom Walker as provided in the acquisition agreement, shall have executed a non-competition agreement.

The obligation of Beach Bank to effect the acquisition transaction is also subject to the satisfaction or waiver by Beach Bank at or prior to the closing date of the following conditions:

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Sun American Bancorp’s representations and warranties set forth in the acquisition agreement shall be true and correct as of the closing date, subject to the provisions of the acquisition agreement;

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Sun American Bancorp shall have performed in all material respects all obligations required to be performed by it under the acquisition agreement at or prior to the closing date; and

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Beach Bank’s receipt of a certificate of an executive officer of Sun American Bank stating that, to his knowledge, certain conditions have been met.

Regulatory Approvals

The acquisition transaction cannot be completed unless and until Sun American Bancorp obtains all regulatory approvals. The acquisition transaction must be approved by the Board of Governors of the Federal Reserve Bank, referred to as the Federal Reserve Board in this proxy statement and prospectus, pursuant to the Bank Holding Company Act of 1956, as amended, and the Bank Merger Act, and by Florida’s Office of Financial Regulation. On August 2, 2006, Sun American Bancorp submitted an application seeking approval of the acquisition transaction to Florida’s Office of Financial Regulation. On August 9, 2006, Sun American Bancorp submitted an application seeking approval of the acquisition transaction to the Federal Reserve Board. By letters dated September 15, 2006 and October 12, 2006, Sun American Bancorp responded to comments raised by the Staff of the Federal Reserve Board. On November 3, 2006, Sun American Bancorp received approval of the Florida Office of Financial Regulation to consummate the acquisition transaction subject to the receipt of approval of the application filed with the Federal Reserve Board and the condition that the Beach Bank charter be cancelled immediately upon the consummation of the acquisition transaction. On November 29, 2006, Sun American Bancorp received approval of the Federal Reserve Board to consummate the acquisition transaction, which provides that the acquisition transaction cannot be consummated prior to 15 days after the date of the approval letter or after three months from the date of the approval letter. In addition, AMEX approval is required in connection with the issuance of shares of Sun American Bancorp common stock in connection with the acquisition transaction.

Federal Reserve Board Approval

In reviewing the application, the Federal Reserve Board must withhold approval of the acquisition transaction if it finds that the acquisition transaction will result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. In addition, the Federal Reserve Board may not approve the acquisition transaction if it finds that the effect thereof may be substantially to lessen competition in any section of the country, or tend to create a monopoly, or would in any other manner be in restraint of trade, unless it finds that the anti-competitive effects of the acquisition transaction are clearly outweighed by the probable effect of the acquisition transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board will also take into consideration, among other factors, Sun American Bancorp’s financial condition, managerial resources and effectiveness in combating money laundering activities. The Federal Reserve Board will consider the convenience and the needs of the communities to be served and Sun American Bancorp’s compliance records under the Community Reinvestment Act.

The Federal Reserve Board is required to furnish notice of and a copy of the application requesting approval of the acquisition transaction to the other federal supervisory and regulatory banking agencies and to the appropriate state regulatory authorities, which will have 30 days to submit their views and recommendations on the acquisition transaction to the Federal Reserve Board. Furthermore, Sun American Bancorp is required to publish notice of the fact that the application has been filed with the Federal Reserve Board and, if there is sufficient public comment about the acquisition transaction, the Federal Reserve Board may hold a public hearing about the acquisition transaction if it determines that such a hearing would be appropriate. If any comments are made or a hearing is called, the period during which the application is subject to review by the Federal Reserve Board may be prolonged and the determination of the Federal Reserve Board on the application for approval may be delayed. In addition, the acquisition transaction may be challenged on antitrust grounds by a private person, a state attorney general or by the United States Department of Justice. If the Department of Justice commences an antitrust action, it will suspend the effectiveness of the Federal Reserve Board’s approval of the acquisition transaction unless and until a court specifically orders otherwise. The Department of Justice may analyze and conclude differently from the Federal Reserve Board about the competitive effects of the acquisition transaction and may impose conditions before it will approve of the acquisition transaction, including requiring the divestiture of assets and branches of any of the parties.

The acquisition transaction may not be consummated until 30 days after such approval, during which time the Department of Justice may challenge the acquisition transaction on antitrust grounds. With the approval of the Federal Reserve Board and the United States Attorney General, the waiting period may be reduced to no less than 15 days. The commencement of any antitrust action, however, would postpone the effectiveness of the Federal Reserve Board approval until a court specifically orders otherwise. The Federal Reserve Board approval letter effectively reduced the waiting period to 15 days.

Florida’s Office of Financial Regulation Approval

Florida’s Office of Financial Regulation also must approve the acquisition transaction. Under Section 655.414 of the Florida Banking Code, the Office of Financial Regulation shall issue a certificate of approval for the acquisition transaction only after it reviews the acquisition transaction and makes a determination that after the acquisition transaction, Sun American Bancorp would have an adequate capital structure in relation to its activities and its deposit liabilities, that the acquisition transaction is fair to both parties and that the acquisition transaction is not contrary to the public interest. On November 3, 2006, the Office of Financial Regulation approved Sun American Bancorp’s application to purchase certain assets and assume certain liabilities of Beach Bank subject to the receipt of approval of the application filed with the Federal Reserve Board and the condition that the Beach Bank charter be cancelled immediately upon the consummation of the acquisition transaction.

Neither Sun American Bancorp nor Beach Bank are aware of any other material governmental or regulatory approvals or actions that are required to complete the acquisition transaction, other than those described above. Should any other approval or action be required, it is the current intention of both parties to obtain those approvals or actions. Any approval received from the Federal Reserve Board or any other governmental agency reflects only that agency’s view that the acquisition transaction does not contravene the competitive standards imposed by applicable law and regulation, and that the acquisition transaction is consistent with applicable regulatory policies relating to the safety and soundness of the banking industry. The approval of the acquisition transaction by the Federal Reserve Board and other regulatory authorities is not an endorsement or recommendation of the acquisition transaction.

AMEX Approval

Pursuant to Section 301 of the AMEX Company Guide, an AMEX listed company cannot issue additional securities of a listed class until it has filed an application for the listing of the additional securities with AMEX and received a notification that the securities have been approved for listing. As Sun American Bancorp is a company listed on AMEX, it must file an Additional Listing Application with AMEX subsequent to filing the registration statement, in which this proxy statement and prospectus is a part, with the SEC. The approval by AMEX of the Additional Listing Application must be received by Sun American Bancorp prior to the issuance of the Sun American Bancorp shares in connection with the closing of the acquisition transaction. Sun American Bancorp intends to file its application with AMEX immediately following the mailing of this proxy statement and prospectus.

Amendment, Waiver and Termination

The acquisition agreement may be terminated at any time prior to the closing date, whether before or after approval of the matters presented in connection with the acquisition transaction by the shareholders of Beach Bank:

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by mutual consent of the parties;

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by either party upon written notice to the other party: (i) 30 days after the date on which any request or application for a requisite regulatory approval shall have been denied or withdrawn at the request or recommendation of the governmental entity unless, within such 30 day period, a petition for rehearing or amended application has been filed, provided, however, that no party shall have the right to terminate the acquisition agreement if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate the acquisition agreement to perform or observe the covenants and agreements of such party; or (ii) if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the acquisition transaction;

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if the acquisition transaction shall not have been consummated on or before December 31, 2006, unless the failure of the closing to occur by such date shall be due to the failure of the party seeking to terminate the acquisition agreement to perform or observe the covenants and agreements of such party;

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if the approval of the shareholders of Beach Bank required for the consummation of the acquisition transaction shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof; or

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by either party, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the acquisition agreement, if there shall have been a material breach of any of the representations or warranties set forth in the acquisition agreement on the part of the non-terminating party, which breach is not cured within 30 days following written notice to the breaching party, or which breach, by its nature, cannot be cured prior to the closing of the acquisition transaction; provided, however, that neither party shall have the right to terminate the acquisition agreement unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the acquisition transaction.

The acquisition agreement may be amended by written agreement of the parties provided, however, that there may not be, without further approval of the Beach Bank shareholders, any amendment of the acquisition agreement that reduces the amount or changes the form of the consideration to be delivered to Beach Bank shareholders as contemplated in the acquisition agreement.

Indemnification

General

Beach Bank will indemnify, defend and hold Sun American Bancorp, its affiliates, respective directors, officers, employees, representatives and agents harmless from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to the following:

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any breach of any representation or warranty or determination by Sun American Bancorp that any representation or warranty made by Beach Bank in the acquisition agreement or any ancillary document is false;

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any breach of any covenant, agreement or undertaking made by Beach Bank in the acquisition agreement or in any ancillary documents; or

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any liability, obligation or taxes arising from any regulatory claim.

Such indemnification is Sun American Bancorp’s exclusive remedy relating to the acquisition transaction.

Claims Period

The claims period commences on the closing date and terminates on the date that is 48 months following the closing date. Notwithstanding the foregoing, if, prior to the close of business on the last day of the claims period, Beach Bank has been properly notified of a claim for indemnity and the claim has not been finally resolved or disposed of at such date, the claim will continue to survive and will remain a basis for indemnity under the acquisition agreement until the claim is finally resolved or disposed of in accordance with the terms of the acquisition agreement.

Liability Limits

The sole and exclusive source of funds for satisfaction of all Sun American Bancorp losses is the escrow account and the liability of Beach Bank is limited to: (i) 75% of the acquisition transaction consideration for claims made during the period commencing on the closing date and ending on the 6th month anniversary of the closing date; (ii) 50% of the acquisition transaction consideration for claims made during the period commencing on the date immediately following the 6th month anniversary of the closing date and ending on the one year anniversary of the closing date; (iii) 25% of the acquisition transaction consideration for claims made during the period commencing on the date following the one year anniversary of the closing date and ending on the 18th month anniversary of the closing date; and (iv) 10% of the acquisition transaction consideration for claims made during the period commencing on the date following the 18th month anniversary of the closing date and ending on the 4 year anniversary of the closing date. The escrow account will be accordingly reduced to reflect the limitation on liability and the Sun American Bancorp’s shares held in the escrow account will be distributed in accordance with the written instructions of the shareholder representative in accordance with the terms and conditions of the escrow agreement. Any shares remaining in the escrow following the satisfaction of all claims made prior to the 4 year anniversary of the closing date will be distributed as provided in the escrow agreement.

Liability Claims Threshold

Sun American Bancorp will not make a claim for indemnification unless and until the aggregate amount of such losses exceeds $200,000 in which case it may only make claims for indemnification for losses exceeding that amount; provided, however, that in the event any such claims for losses arise from any prior regulatory action against Beach Bank, including, but not limited to: (i) the Stipulation and Consent to the Issuance of an Order to Cease & Desist with the FDIC and the Office of Financial Regulation of the State of Florida dated October 27, 2004;

(ii) any deficiencies in the compliance programs of Beach Bank under the Bank Secrecy Act and the USA PATRIOT Act; (iii) taxes; and (iv) any other such regulatory review based claims, will not be subject to such limitation and Beach Bank is responsible for all losses from the first dollar.

Conduct of Business Pending the Acquisition Transaction

Covenants of Beach Bank

During the period from the date of the acquisition agreement and until the closing date, except as expressly contemplated or permitted by the acquisition agreement or with Sun American Bancorp’s prior written consent, Beach Bank shall carry on its business in the ordinary course consistent with past practice and shall not:

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seek or accept any infusion of capital from existing or potential shareholders;

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at closing, have capital in excess of the greater of: (i) that required by the FDIC Cease and Desist Order between the FDIC and Beach Bank dated November 15, 2004; or (ii) the capital reflected in the balance sheet as of March 31, 2006;

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make any capital expenditures other than those that: (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair; and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

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enter into any new line of business, or other than in the ordinary course of business consistent with past practice, originate any new kinds of loans or originate any loans not consistent with past practice;

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acquire or agree to acquire, by any manner a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings or in the ordinary course of business consistent with past practice;

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take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the acquisition agreement being or becoming untrue, or in any of the conditions to the acquisition transaction not being satisfied;

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change its methods of accounting in effect at December 31, 2005, except as required by changes in generally accepted accounting principles or regulatory accounting principles;

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adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between it or one or more of its current or former directors, officers or employees or any affiliate of any such person, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date of acquisition agreement;

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sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; or acquire any broker deposits or increase the rates currently paid on its deposit products, in an amount that exceeds the rates generally paid on similar products by other banking institutions in its market area;

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incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

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file any application to relocate or terminate the operations of any of its banking offices;

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create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space;

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make any loans, including, but not limited to, loan purchases and loan participations, that are not on current market terms or at current market rates;

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conduct any loan sales, except in the ordinary course of business;

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take or cause to be taken any action that would or could reasonably be expected to prevent the acquisition transaction from qualifying as a reorganization under Section 368(a) of the Code;

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make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability or decreasing any tax attribute of Beach Bank; or

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agree to do any of the foregoing, except in the ordinary course of business.

Sun American Bancorp’s Covenants

Except as otherwise contemplated by the acquisition agreement or consented to in writing by Beach Bank, Sun American Bancorp shall not:

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declare or pay any dividends on or make any other distributions in respect of any of its capital stock;

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create any new classes or series of stock;

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take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the acquisition agreement being or becoming untrue, or in any of the conditions to the acquisition transaction not being satisfied; or

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take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any requisite regulatory approval.

Expenses and Fees

The acquisition agreement provides that expenses incurred in connection with the acquisition agreement and the transactions contemplated therein will be paid by the party incurring such costs and expenses. Legal, accounting and other expenses of Beach Bank incurred prior to the closing will be reflected in the final audited balance sheet prepared pursuant to the acquisition agreement in connection with the determination of the acquisition transaction consideration. Sun American Bancorp will pay the filing fee in connection with the registration statement and this proxy statement and prospectus and all of the printing costs incurred in connection with printing the registration statement and this proxy statement and prospectus.

Accounting Treatment

The acquisition transaction will be accounted for using the purchase method of accounting for financial reporting purposes. For accounting purposes, Sun American Bank has been identified as the acquiring entity and Beach Bank as the acquired entity. Under purchase accounting, the assets and liabilities of an acquired company as of the effective time of the acquisition are recorded at their respective fair values and added to those of the acquiring company. Financial statements issued after consummation of an acquisition accounted for as a purchase would reflect such values and include the results of the acquired company since the date of acquisition.

Dissenters’ and Appraisal Rights

Under Florida law, each shareholder of Beach Bank entitled to vote on the acquisition transaction who complies with the procedures set forth in Section 658.44, Florida Statutes, relating to the rights of dissenting shareholders, referred to as the dissent provisions in this proxy statement and prospectus, is entitled to receive in cash the value of his or her shares of Beach Bank common stock. A Beach Bank shareholder must comply strictly with the procedures set forth in the dissent provisions. Failure to follow any such procedures will result in a termination or waiver of his or her dissenters’ rights.

To perfect dissenters’ rights, a holder of Beach Bank common stock must vote against approval of the acquisition agreement or provide written notice to Beach Bank at or prior to the meeting of the shareholders indicating that such shareholder dissents from the acquisition agreement. Such written notification to be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to Beach Bank, 555 Arthur Godfrey Road, Miami Beach, Florida  33140, Attention: Corporate Secretary. All such communications should be signed by or on behalf of the dissenting Beach Bank shareholder in the form in which his or her shares are registered on the books of Beach Bank. If a shareholder has not provided written notice of dissent at or prior to the meeting or on or prior to the date specified for action by the shareholders without a meeting and such shareholder does not vote against the acquisition transaction, the shareholder will be deemed to have waived his or her dissenters’ rights. Note that a failure to return a proxy card and an abstention from voting at the meeting will not be deemed to be a vote against the acquisition transaction for purposes of determining a shareholder’s dissenters’ rights.

The foregoing does not purport to be a complete statement of the provisions of the Florida Statutes relating to statutory dissenters’ rights and is qualified in its entirety by reference to the dissent provisions, which are reproduced in full in Appendix B to this proxy statement and prospectus and which are incorporated herein by reference.

Plan of Reorganization

At the closing, Sun American Bancorp, Sun American Bank and Beach Bank will enter into a Plan of Reorganization for purposes of qualifying the acquisition transaction as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Code, and to satisfy the requirements of Treasury Regulation Sections 1.368-2(g) and 1.368-3 and Florida Statutes Section 655.414. The following is a summary of the material provisions of the Plan of Reorganization. This summary is qualified in its entirety by reference to the Plan of Reorganization, which is attached hereto as Appendix A and incorporated herein by reference.

The Plan of Reorganization provides for the transfer to Sun American Bank of the acquired assets of Beach Bank, other than excluded assets, including $1.0 million in cash, and the assumption of certain liabilities of Beach Bank in exchange for the acquisition transaction consideration pursuant to the acquisition agreement. The Plan of Reorganization further provides that Beach Bank distribute 25% of the acquisition transaction consideration received, as well as its other remaining assets and regulatory claims, if any, to the liquidating trust. The remaining 75% of the acquisition transaction consideration will be held in the escrow account and upon release from the escrow account will be distributed to the liquidating trust. There can be no assurance as to when or whether any shares of Sun American Bancorp common stock will be released from the escrow account. See “ – Escrow Agreement.”

The Plan of Reorganization provides that Beach Bank will not engage in any new business (except for the hiring of employees and engaging in other limited activities as required to properly wind down the existing business of Beach Bank), will promptly liquidate and dissolve as a corporation and will distribute to Beach Bank’s shareholders, for immediate transfer to the liquidating trust, 25% of the acquisition transaction consideration received and transfer to the liquidating trust any acquisition transaction consideration released from the escrow.

Liquidating Trust

General

At the closing, Sun American Bancorp will issue and deliver to Beach Bank and the escrow agent, as applicable, certificates representing an amount of shares of its common stock equal to (i) the acquisition transaction consideration, divided by (ii) $5.00, which is the per share value. Sun American Bancorp also will deliver any cash payable with respect to any fractional shares.

Based upon the estimated book value of Beach Bank, upon the closing and without giving effect to any closing adjustments required by the acquisition agreement, Sun American Bancorp estimates that it will issue approximately 4,100,000 shares in the acquisition transaction. Sun American Bancorp shares will be delivered as follows: (i) at closing, it will deposit 75% of the shares (approximately 3,075,000 shares) with the escrow agent to be distributed in accordance with the terms of the acquisition agreement and the escrow agreement; and (ii) at closing, it will deliver to Beach Bank the remaining 25% of the shares (approximately 1,025,000 shares) (plus any cash payable with respect to any fractional shares).

The Sun American Bancorp shares not held by the escrow agent and cash payable with respect to any fractional shares delivered to Beach Bank at closing, excluded assets under the acquisition agreement, income therefrom and proceeds thereof, collectively referred to as the trust assets in this proxy statement and prospectus, and excluded liabilities under the acquisition agreement will be distributed by Beach Bank to a liquidating trust in connection with the complete liquidation of Beach Bank after the closing of the acquisition transaction. The trust assets also will consist of any Sun American Bancorp shares distributed to the liquidating trust by the escrow agent under the terms of the escrow agreement.

The Beach Bank shareholders, including any holders of options to purchase Beach Bank common stock that exercise such options prior to the liquidation of Beach Bank, will be the beneficiaries of the liquidating trust. The beneficiaries’ interest, referred to as a beneficial interest in this proxy statement and prospectus, in the liquidating trust may be evidenced by a trust certificate, which may be delivered upon forfeiture of the share certificates held by Beach Bank shareholders to Beach Bank. In the case of the death or incapacity of any beneficiary, the legal representatives of the beneficiary will succeed to the beneficial interest of such beneficiary and no accounting or distribution of trust assets will occur solely as a result of the death or incapacity. The beneficial interest cannot be transferred, sold or assigned by a beneficiary in any manner except by will, intestate succession or operation of law.

Claims and Expenses

The trustee of the liquidating trust, which shall initially be Michael Kosnitzky, chairman of the board of directors of Beach Bank, is authorized to pay from the trust assets all claims, expenses, charges, debts, liabilities and obligations of the liquidating trust and the beneficiaries, including, but not limited to: (i) legal fees, accounting fees, arbitrator fees, consulting fees and other fees payable to third parties in connection with the transactions contemplated by the acquisition agreement; (ii) severance payments and consulting fees and other payments to such key and non-key employees of Beach Bank identified by management of Beach Bank that remained employed by Beach Bank through the closing date of the acquisition transaction and any other similar payments deemed advisable by the trustee; (iii) premium payments for the purchase of tail or other insurance policies with respect to directors’, officers’ and fiduciaries’ liability insurance covering matters existing at or occurring at or prior to the effective date of the liquidation of Beach Bank (including the transactions contemplated by the acquisition agreement) in an amount and scope at least as favorable as the coverage applicable to directors, officers and fiduciaries of Beach Bank under its current directors’ and officer’s liability insurance policy; (iv) escrow fees payable to the escrow agent under the escrow agreement; and (v) other payments arising under the acquisition agreement and other acquisition transaction documents. The amount of these expenses is currently estimated to be $1.0 million. Beach Bank will retain $1.0 million in cash to pay such costs and expenses.

Liquidity for Liquidating Trust

In order to pay any amounts that may be owed to dissenters, if any, and to pay for certain other liabilities (including regulatory claims) costs and expenses, as contemplated in the liquidating trust, which exceed the $1.0 million in cash retained by Beach Bank, if any, the liquidating trust intends to create liquidity through one, or a combination, of the following mechanisms: (i) the trustee may sell as many shares of Sun American Bancorp common stock as are necessary to pay such expenses; (ii) the liquidating trust may obtain a margin loan from a brokerage firm secured by the shares of Sun American Bancorp common stock held by the liquidating trust, which may be sold to repay the margin loan; (iii) the liquidating trust may obtain a loan from beneficiaries of the liquidating trust or other third parties secured by the shares of Sun American Bancorp common stock held by the liquidating trust, which may be sold to repay the loan; (iv) the liquidating trust may obtain an unsecured loan from financial institutions or other persons or entities, which loans may be guaranteed by certain beneficiaries of the liquidating trust or unrelated third parties; or (v) such other mechanisms as the trustee may determine to be necessary or appropriate to provide liquidity to the liquidating trust.

The specific terms and conditions of any loans that may be obtained are yet to be defined. Such loans may or may not be guaranteed by beneficiaries of the liquidating trust or unrelated third parties. In connection with any such loan, the lenders (including any beneficiary lender) may receive interest and fees based on current market rates.

Additionally, any person guaranteeing such loans, whether or not such person is a beneficiary, may receive a reasonable fee for such guarantee. It is anticipated that a significant amount of the shares of Sun American Bancorp common stock held by the liquidating trust will be sold to make principal, interest and fee payments with respect to such loans. Neither Beach Bank, Sun American Bancorp nor the trustee may be able to control the timing of such sales of the Sun American Bancorp common stock. Therefore, such sales may be at a sales price below the trading price of Sun American Bancorp common stock. The trustee will have broad powers to sell such shares of Sun American Bancorp common stock as the trustee deems necessary to either pay for all of the liabilities, costs and expenses directly or to make payments under any loans obtained for such purposes.

Beach Bank estimates that the liquidity that will be required by the liquidating trust will be approximately $1.0 million, although the actual amount may be higher depending on the number of dissenters and the actual liabilities, costs and expenses to be paid by the liquidating trust. Beach Bank will retain $1.0 million in cash to pay dissenters and to pay for certain other liabilities (including regulatory claims), costs and expenses as contemplated in the liquidating trust. It is expected that any sales by the liquidating trust of shares of Sun American Bancorp common stock, whether to directly pay for liabilities, costs and expenses, which exceed the $1.0 million in cash retained by Beach Bank, or to repay loans, may occur in large blocks. Based on the historically low trading volume for the Sun American Bancorp common stock, it is likely that such sales may adversely affect the trading price of the Sun American Bancorp common stock. As a result, the total proceeds from the acquisition transaction consideration available for distribution to the shareholders of Beach Bank following the consummation of the acquisition transaction may be significantly reduced. Beach Bank is unable to predict the precise nature, amount, and timing of distributions, if any, to Beach Bank shareholders. Consequently, there can be no assurance as to whether or in what form distributions will be made to Beach Bank Shareholders.

Distributions

After payment of the fees and expenses referred to above, at such times as may be determined by the trustee, he will distribute to the beneficiaries in proportion to their respective beneficial interests, such cash or other property comprising any proceeds from the sale of trust assets or income from investments less an amount of proceeds or income deemed reasonable in his discretion to be retained to meet claims, contingent liabilities and expenses. If the trustee determines that all claims, debts, liabilities, expenses and obligations of the liquidating trust have been paid or discharged, or if the liquidating trust is terminated, he will, as expeditiously as is consistent with the conservation and protection of the trust assets, distribute the remaining trust assets to the beneficiaries in proportion to their beneficial interests.

Beach Bank is unable to ascertain at this time whether any of the shares of Sun American Bancorp common stock issued as acquisition transaction consideration will be available for distribution to the liquidating trust, and then, to Beach Bank shareholders, or will be paid to Sun American Bancorp for claims of indemnification or post-closing adjustments or used by the liquidating trustee to pay other liabilities (including regulatory claims), expenses and costs. Consequently, there can be no assurance that any distributions will be made to Beach Bank shareholders. In addition, Beach Bank cannot determine at this time exactly when distributions, if any, will be made to Beach Bank shareholders. It is anticipated the liquidating trustee will distribute the shares of Sun American Bancorp common stock, if any, and the assets, if any, held in the liquidating trust to the Beach Bank shareholders over a seven year period.

Reporting

At least once a year, the trustee will compile and provide to the beneficiaries financial statements containing in reasonable detail a balance sheet, a statement of income or loss, and such other accounting statements deemed appropriate by the trustee. The trustee will provide to the beneficiaries such information as the beneficiaries reasonably require in order to prepare required tax returns and reports or as is required by law or by any governmental agency or instrumentality. The fiscal year of the liquidating trust will end each December 31st, unless the trustee deems it advisable to establish some other date.

Trustee

The trustee may be removed at any time, with or without cause, by beneficiaries having an aggregate beneficial interest of more than 66% of the liquidating trust. The trustee may resign at any time upon 30 days’ written notice to the beneficiaries or to George Scholl, as representative of the beneficiaries, to take effect on the earlier of the acceptance of a successor trustee to serve as successor trustee, which shall initially be Mr. Scholl, or the 31st day after the written notice of resignation. Other successor trustees can be elected by beneficiaries holding a majority of the beneficial interests of the liquidating trust.

An affiliate of the trustee can be retained by the liquidating trust and may act as a consultant, law firm or other services provider to or with respect to the liquidating trust, provided in each case that any fees or other compensation payable to such affiliate are reasonably consistent with customary fees received by third parties for similar services. The liquidating trust can enter into contracts and transactions with any affiliate of the trustee provided that the terms of any such contract or transaction are commercially reasonable and not less favorable than could be obtained in arm’s length negotiations with unrelated third parties.

The trustee and any of his affiliates can: (i) serve on the board of directors of public and private companies, including Sun American Bancorp or any other bank or bank holding company, and retain fees for such services for his or her own account; (ii) engage in such civic, professional, industry and charitable activities as the trustee shall choose; (iii) conduct and manage his or her personal and family investment activities; and (iv) engage independently or with others in other investments or business ventures of any kind, including, without limitation, directly or indirectly, purchasing, selling, holding, or otherwise dealing with any stock or securities of Sun American Bancorp. No beneficiary will have the right to participate in any manner in any profits or income earned, derived by or accruing to the trustee or any of his affiliates from the conduct of any such business or transaction. None of the foregoing activities will be deemed a breach of the liquidating trust, the trustee’s fiduciary obligations or any duty owed by any person to the liquidating trust or any beneficiary.

On any issue involving conflicts of interest not provided for in the liquidating trust, the trustee will be guided by his good faith judgment as to the best interests of the liquidating trust and the beneficiaries and will take such actions as are determined by him to be necessary or appropriate to ameliorate any such conflict of interest. In pursuit of the foregoing, he may: (i) appoint an independent person to make a determination with respect to any matter as to which a conflict of interest exists or may exist; (ii) appoint an independent person selected by him to manage the trust assets in question; (iii) appoint an independent person to manage the assets in question of the entity with which the conflict of interest arises; (iv) dispose of the asset in question on terms that are determined by him to be the best available commercial terms under the circumstances or provide for the disposition by the entity with which the conflict of interest has arisen of the property giving rise to such conflict of interest; or (v) obtain an independent opinion, report or appraisal that the fees or other compensation payable to any person are reasonably consistent with current and customary fees received by third parties or that the terms of any contract or transaction are commercially reasonable and not less favorable than could be obtained in arm’s-length negotiations with unrelated third parties. If the trustee carries out one or more of the foregoing actions, neither he nor any of his affiliates will be liable to the liquidating trust or any beneficiary for actions in respect of such matter taken in good faith by them, except to the extent a court of competent jurisdiction determines that losses incurred due to such action arose from his or their fraud, willful misfeasance, gross negligence or reckless disregard.

Powers of Trustee

Among other customary powers of a trustee of a trust, the trustee can sell all or a portion of any stock in any public companies that are included in trust assets. The trustee also can vote shares that are included in the trust assets, including, but not limited to, the right to exercise, or give proxies to exercise, voting and other rights as to voting securities included in the trust assets from time to time, and to enter into or oppose, alone or with others, buy-sell, stock restriction or stock redemption agreements, voting trusts, mergers, consolidations, foreclosures, liquidations, reorganizations or other changes in the financial structure of any corporation in which the liquidating trust holds any equity interest. In the case of the Sun American Bancorp common stock included in the trust assets, the trustee will provide notice to the beneficiaries whenever the Sun American Bancorp common stock shares are eligible to be voted, whether at a meeting or otherwise. The trustee will vote each share of Sun American Bancorp common stock at such meeting in accordance with the written instruction of the beneficiaries. With respect to shares of Sun American Bancorp common stock for which the trustee does not receive written instructions, the trustee may vote such shares in a proportion equal to the proportion of the written instructions received. By way of example, if the trustee receives instructions from beneficiaries holding 60% of the beneficial interests of the liquidating trust and 90% vote in favor and 10% vote against an action, the trustee may vote the remaining 40% of the beneficial interests of the liquidating trust 90% in favor and 10% against such action.

In order to settle any claim or potential claim, the trustee, in his sole discretion and in the best interests of the former shareholders of Beach Bank, may agree to distribute to any beneficiary shares of Sun American Bancorp common stock that are part of the trust assets in advance of the other beneficiaries and not subject all or any portion of such beneficiary’s shares to the liquidating trust, escrow account or escrow agreement.

Limitation of Liability and Indemnification

The trustee will not be personally liable for any assessments, charges, or damages, or for any obligations in carrying out or effectuating the purpose of the liquidating trust, provided that nothing will relieve the trustee from liabilities arising out of his own fraud, willful misfeasance, gross negligence or reckless disregard. The trustee will not be liable for any acts or omissions of any agents or attorneys elected or appointed by or acting for him if such agents or attorneys are selected with reasonable care.

The beneficiaries will indemnify and hold harmless, to the full extent permitted by law, the trustee against any and all actions, claims, proceedings, costs, damages, expenses and liabilities arising from or in connection with the Liquidating Trust Agreement.

The liquidating trust and each beneficiary will indemnify, hold harmless and release each trustee, shareholder representative, former members of the board of directors of Beach Bank, each of the respective affiliates of the foregoing, and each person who is or becomes a shareholder, officer, director, employee, partner, member, manager, consultant or agent of any of the foregoing, each referred to as a covered person and collectively referred to covered persons in this proxy statement and prospectus, from and against all claims that may accrue to or be incurred by any covered person or in which any covered person may become involved or with which any covered person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, Beach Bank or the liquidating trust or otherwise arising out of the acquisition agreement. Covered persons will not receive the benefit of indemnification for any claims with respect to their fraud, willful misfeasance, or reckless disregard or with respect to any such conduct where gross negligence contributed 10% or more to such conduct. Expenses incurred by a covered person in defense or settlement of any claim that may be subject to a right of indemnification may be advanced by the liquidating trust prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the covered person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that the covered person is not entitled to be indemnified.

Amendment and Termination

The beneficiaries may, at any time by affirmative vote of 66% of the beneficial interests of the liquidating trust, alter, amend or revoke the Liquidating Trust Agreement in whole or in part, provided that such amendment does not require prior regulatory approval or consent. Upon any revocation of the liquidating trust, the trustee, as soon as practicable, will distribute all of the trust assets, including any cash and the rights to any non-cash assets held by the trustee, to the beneficiaries in accordance with their respective beneficial interests and satisfy, out of trust assets, all reasonable costs, including attorneys’ fees, of effecting the complete distribution of the trust assets to the beneficiaries.

Upon collection and/or disposition of the trust assets and payment of all sums received and collected by the trustee to the beneficiaries, the trustee shall be fully released and discharged and his duties will cease. The trust will terminate and all remaining property will be distributed to the certificate holders at such time as the purposes for the trust have been satisfied and the trustee, in his sole discretion, determines that existing and/or potential claims have been satisfied.

The foregoing summary of the terms of the liquidating trust are qualified in their entirety by reference to the Liquidating Trust Agreement attached hereto as Appendix E, which is incorporated herein by reference.

Escrow Agreement

At the closing, Sun American Bancorp, Sun American Bank, Beach Bank, Michael Kosnitzky, the trustee of the liquidating trust, Michael Kosnitzky, the shareholder representative and the escrow agent will enter into an escrow agreement, pursuant to which Sun American Bancorp will deposit approximately 3,075,000 shares, which represents 75% of the acquisition transaction consideration, and the escrow agent will hold in escrow and dispose of the escrow shares and any proceeds thereof. The following is a summary of the material provisions of the escrow agreement. This summary is qualified in its entirety by reference to the escrow agreement, which is incorporated herein by reference in its entirety and is attached hereto as Appendix F.

Establishment of Escrow

The escrow shares, together with all certificates, options, rights and other distributions issued in respect of or in exchange for or on account of any escrow shares or any additional securities or interests delivered in respect of the escrow shares during the term of the escrow agreement (excluding cash dividends, but including, without limitation, any securities issued on or in exchange for any escrow shares as a result of any stock dividend, recapitalization, stock split-up, consolidation of shares, reclassification, merger, or consolidation or reorganization) and all proceeds of the foregoing (due to any redemption, call or other acquisition thereof) will be delivered to the escrow agent and will form part of the escrow account. Any and all cash dividends paid on account of the escrow shares will not form part of the escrow account and will be distributed to the liquidating trust pursuant to the instructions of the shareholder representative as soon as practicable after payment thereof. Any cash that forms part of the escrow account will be invested by the escrow agent in accordance with the joint written instructions of Sun American Bancorp and the shareholder representative, subject to certain limitations. Notwithstanding anything else contained in the escrow agreement or the acquisition agreement, the shareholder representative, on behalf of Beach Bank, has the right to sell the escrow shares at any time, subject to applicable securities laws, if any, by providing written instructions to the escrow agent, provided that any proceeds from such sales will be held and distributed by the escrow agent in accordance with the escrow agreement. The escrow agent will provide prior written notice to Sun American Bancorp of any such sale.

Disbursement of Escrow accounts

If a claim for indemnification is made pursuant to the acquisition agreement on or prior to the date that is 48 months from the closing date, referred to as the release date in this Proxy Statement and Prospectus, Sun American Bancorp will send to the shareholder representative and the escrow agent, a claim to disburse part or all of the escrow account to Sun American Bancorp. The claim will specify the amount and the basis of the claim, and the manner of the disbursement of the escrow shares to be disbursed based upon the claim procedure set out in the acquisition agreement. Upon the receipt by the escrow agent of a claim on or prior to the release date, the escrow agent will deal with the escrow account in the following manner: if the escrow agent receives a written response from the shareholder representative within 10 business days of its receipt of a claim that accepts the claim, the escrow agent will disburse to Sun American Bancorp, from the escrow account, escrow shares (or the cash equivalent) having a value equal to the amount set forth in such claim within 5 business days after the escrow agent receives the notice of acceptance. If the escrow agent does not receive either the written notice of acceptance or notice of dispute (as described below) from the shareholder representative within 10 business days from the receipt of the notice of claim by the shareholder representative, the shareholder representative is deemed to have accepted the claim and the escrow agent will disburse to Sun American Bancorp, from the escrow account, escrow shares (or the cash equivalent) having a value equal to the amount set forth in such claim within 5 business days after the expiration 10 business days. If the escrow agent receives a written notice from the shareholder representative disputing all or any portion of the claim, within the 10 business days, the escrow agent will not disburse the amount in dispute until either:  (i) the escrow agent receives a certified copy of a final decision of an arbitrator in respect of the amount in dispute; (ii) if applicable, the escrow agent receives a certified copy of a judgement in respect of the amount in dispute issued by a court of competent jurisdiction and a certificate from Sun American Bancorp and the shareholder representative indicating that all rights of appeal have expired and no appeal has been filed or there is no further right to appeal the judgment; or (iii) the escrow agent receives a joint written direction with respect to the settlement of the amount in dispute signed by Sun American Bancorp and the shareholder representative. Within 5 business days of the receipt of a resolution, the escrow agent will disburse to Sun American Bancorp from the escrow account, escrow shares (or the cash equivalent) having a value equal to the amount set forth in such resolution.

Limitation of Claims

The liability of Beach Bank pursuant to the acquisition agreement will be limited in dollar amount to: (i) 75% of the acquisition transaction consideration for claims made during the period commencing on the closing date and ending on the six month anniversary of the closing date; (ii) 50% of the acquisition transaction consideration for claims made during the period commencing on the date immediately following the six month anniversary of the closing date and ending on the one year anniversary of the closing date;  (iii) 25% of the acquisition transaction consideration for claims made during the period commencing on the one year anniversary of the closing date and ending on the eighteenth month anniversary of the closing date;  and (iv) 10% of the acquisition transaction consideration for claims made during the period commencing on the eighteenth month anniversary of the closing date and ending on the release date. Within 5 business days after each reduction date the escrow agent will reduce the balance of the escrow account accordingly and distribute the appropriate amount of escrow shares (or the cash equivalent) to the liquidating trust, pursuant to the instructions of the shareholder representative and the terms and conditions in the escrow agreement. If, on or prior to a reduction date, there is an unaccepted, disputed or unresolved claim, the amount of escrow shares representing the unaccepted, disputed or unresolved claim will be retained by the escrow agent until a resolution has been received by the escrow agent with respect to such claim and the escrow agent will not reduce the escrow account by the amount of such claim until such time as there is a resolution received by the escrow agent. The parties acknowledge and agree that the escrow account is the sole and exclusive source of funds for satisfaction of losses, regardless of whether the amount of the losses exceed the escrow account. In connection with any distribution to Sun American Bancorp under the escrow agreement, the escrow agent will distribute to Sun American Bancorp certificates representing the number of escrow shares (or the cash equivalent) whose value is equal to the amount set forth in the resolution or claim, as the case may be. The value of the escrow shares to be distributed will be based on the average daily trading price of Sun American Bancorp’s common stock on the AMEX or other trading market for the 10 trading days prior to the distribution. In the event that a downward adjustment to the acquisition transaction consideration is required pursuant to the acquisition agreement, the escrow agent will release to Sun American Bancorp the number of escrow shares (or the cash equivalent) specified in joint written instructions to the escrow agent or the written decision of an uninterested accounting firm.

Escrow Termination; Disbursements Upon Termination

The escrow agreement will terminate and cease to be of any further force and effect as follows: (i) if, on or prior to the release date, the escrow agent has not received a claim or a request for reimbursement; (ii) if, on or prior to the release date, the escrow agent has received a claim or claims and such claims have been accepted by the shareholder representative or resolved by resolutions and the escrow account or part thereof has been distributed to Sun American Bancorp accordingly, the escrow agent will distribute the balance of the escrow account to the liquidating trust, pursuant to the instructions of the shareholder representative, within 5 business days after the release date; (iii) if a disputed or unresolved claim exists on the release date, the escrow agent will retain the escrow account representing such disputed and unresolved claim until a resolution has been received by the escrow agent with respect to such claim and the escrow agent will disburse the escrow account according to the resolution; and (iv) if the escrow agent deposits the escrow account with a court of competent jurisdiction. The escrow agreement will terminate and the escrow agent will distribute to the liquidating trust, pursuant to the instructions of the shareholder representative, the entire escrow account within 5 business days after the release date or receipt of resolution.

Fees and Expenses

Sun American Bancorp and Beach Bank will pay to the escrow agent such reasonable remuneration for its services as may be agreed upon in writing, together with all out-of-pocket costs, charges and expenses properly incurred by the escrow agent in connection with performing its duties under the escrow agreement, including the reasonable fees of any counsel reasonably retained by the escrow agent. As an administrative convenience, Sun American Bancorp will pay to the escrow agent all of their fees and expenses under the escrow agreement. Sun American Bancorp will request reimbursement from the escrow agent for Beach Bank’s portion of such fees and expenses from the cash portion of the escrow account with a written request to the escrow agent and notice to the shareholder representative of such request. In addition, Sun American Bancorp will purchase directors and officers liability insurance coverage for the former members of the board of directors of Beach Bank as determined by such former directors acting as a group, relating to any prior claims based on their services as directors of Beach Bank. The premium for the insurance coverage will be paid by Sun American Bancorp and Sun American Bancorp will request reimbursement from the escrow agent for such premium from the cash portion of the escrow account with a written request to the escrow agent and notice to the shareholder representative of such request. Any fees, costs and expenses of the uninterested accounting firm attributable to Beach Bank will be subject to Sun American Bancorp’s reimbursement from the cash portion of the escrow account. Sun American Bancorp will request reimbursement from the Escrow Agent for Beach Bank’s portion of such fees, costs and expenses from the cash portion of the escrow account with a written request to the escrow agent and notice to the shareholder representative of such request. Within 5 business days after receipt by the escrow agent of the written request for reimbursement, the escrow agent will disburse to Sun American Bancorp the funds so requested from the cash portion of the escrow account.

If there is insufficient cash in the escrow account to pay for: (i) Beach Bank’s portion of the fees and expenses of the escrow agent; (ii) the premium for the insurance coverage; or (iii) the fees, costs and expenses of the uninterested accounting firm, then the escrow agent is directed in the escrow agreement, upon notice, to return to Sun American Bancorp the amount of escrow shares having a value equal to the shortfall amount. The value of the escrow shares to be distributed will be based on the average daily trading price of Sun American Bancorp’s common stock on the AMEX or other trading market for the 10 days prior to the distribution. Such payments with respect to fees and expenses, the premium for the insurance coverage of the fees, costs and expenses of the uninterested accounting firm are not subject to any of the limitations provided in the escrow agreement or in the acquisition agreement.

Indemnity

The escrow agreement provides that the escrow agent and its officers, directors and employees will be indemnified against all taxes, liabilities, damages, losses, actions, proceedings, costs, claims and demands in respect of any matter or thing performed by the escrow agent, its officers, directors or employees, other than taxes, liabilities, damages, losses, actions, proceedings, costs, claims or demands arising from the negligence or wilful misconduct on the part of the escrow agent, its officers, directors and employees. The indemnity will survive the termination or expiration of the escrow agreement.

Replacement of Escrow Agent

The escrow agreement provides for the resignation and the removal of the escrow agent and the appointment of a successor escrow agent. Upon the appointment of the successor escrow agent under the escrow agreement, the escrow agent will transfer the escrow account to the successor escrow agent and will thereupon be released from further duties under the escrow agreement.

Limitation of Duties

The escrow agent will have no duties or liabilities except those that are expressly set forth in the escrow agreement. The escrow agent will have no liability or responsibility arising under any agreement, including any agreement referred to in the escrow agreement, to which the escrow agent is not a party and will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission thereof unless received by it in writing, and signed by Sun American Bancorp and the shareholder representative; provided, however, that if the duties or indemnification of the escrow agent are affected, such modification will not be valid unless the escrow agent has have given its prior written consent thereto.

Covenants of the Liquidating Trust

The liquidating trust covenants and agrees that: (i) during the period starting from which there is a disputed claim presented to an arbitrator pursuant to the escrow agreement, the number of shares held in the escrow account equal to the amount of such claim will not be voted; and (ii) during the time that any escrow shares are in the escrow account, if any vote is required of the holders of Sun American Bancorp’s common stock at a special or annual meeting, the trustee will, in accordance with applicable federal and state securities laws, provide notice and request instruction from the beneficiaries of the liquidating trust, and the trustee will vote the escrow shares based upon the written instructions of the beneficiaries of their beneficial interests in the escrow shares. With respect to any escrow shares for which the trustee does not receive written instructions, the trustee will vote such non-voted escrow shares in the same proportion as the escrow shares so voted by the beneficiaries on the proposal or matter for which a vote is required.

SUN AMERICAN BANCORP AND BEACH BANK
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Sun American Bancorp and Beach Bank and has been prepared by Sun American Bancorp to illustrate the effects of the acquisition transaction. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 and the unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2006 and for the fiscal year ended December 31, 2005 give effect to the acquisition transaction, accounted for under the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the effective date of the acquisition transaction. Any excess purchase price is recorded as goodwill.

The unaudited pro forma condensed combined consolidated financial statements have been prepared based on preliminary estimates of fair values. The actual amounts recorded as of the closing of the acquisition transaction may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition, the impact of ongoing integration activities, the timing of the closing of the acquisition transaction and other changes in Beach Bank’s net tangible and intangible assets that occur prior to the closing of the acquisition transaction could cause material differences in the information presented.

The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2006 has been derived from the unaudited interim financial statements of Sun American Bancorp and Beach Bank included elsewhere in this proxy statement and prospectus. The unaudited pro forma condensed consolidated statement of income for the fiscal year ended December 31, 2005 is based on the audited financial statements of Sun American Bancorp and Beach Bank included elsewhere in this proxy statement and prospectus. The unaudited pro forma condensed consolidated statements of income give effect to the acquisition transaction as if it had been consummated as of January 1, 2005. The unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the acquisition transaction.

The unaudited pro forma condensed consolidated financial statements should be considered together with the historical financial statements of Sun American Bancorp and Beach Bank, including the notes thereto, included elsewhere in this proxy statement and prospectus. The pro forma financial information is based on certain assumptions described in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information and does not necessarily indicate the consolidated financial position or the results of operations in the future or the consolidated financial position or the results of operations that would have been realized had the acquisition transaction been consummated during the periods or as of the date for which the pro forma financial information is presented.

SUN AMERICAN BANCORP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of September 30, 2006
	Sun American Bancorp	Beach Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
	(In thousands, except per share data)
ASSETS
Cash and balances due from financial institutions	$8,102	$2,093	$(1,100)	(a)	$9,095
Federal funds sold	1,000	24,384	—		25,384
Total cash and cash equivalents	9,102	26,477	(1,100)		34,479
Securities available for sale	5,190	500	—		5,690
Securities held to maturity	23,638	24,509	(789)	(b)	47,358
Net Loans	272,378	73,022	(1,000)	(c)	344,400
Federal Reserve Stock	1,702	—	—		1,702
Federal Home Loan Bank Stock	1,814	241	—		2,055
Premises and fixed assets	7,986	1,233	(216)	(d)	9,003
Accrued Interest Receivable	1,626	640	—		2,266
Goodwill	5,287	—	13,221	(e)	18,508
Intangible Assets	564	—	970	(f)	1,534
Other assets	1,214	440	110	(g)	1,764
	330,501	127,062	11,196		468,759
LIABILITIES
Deposits
Noninterest-bearing	29,190	18,219	—		47,409
Interest-bearing	207,488	97,882	(30)	(h)	305,340
Total Deposits	236,678	116,101	(30)		352,749
Federal funds purchased and securities sold u/a to repurchase	772	1,198	—		1,920
FHLB borrowings	28,000	—	—		28,000
Accrued expense and other liabilities	1,584	633	—		2,217
Total Liabilities	266,984	117,932	(30)		384,886
Minority Interest	27	—	—		27
STOCKHOLDERS’ EQUITY
Common Stock	419	6,039	(5,998)	(i)	460
Capital Surplus	67,822	3,685	16,630	(j)	88,137
Undivided Profits	(4,551)	(594)	594	(k)	(4,551)
Unrealized Loss on AFS securities	(200)	—	—		(200)
Total Stockholders’ Equity	63,490	9,130	11,226		83,846
	330,501	127,062	11,196		468,759
Number of Common Shares Outstanding	19,218	6,039	4,091	(l)	23,309
Total book value per common share	$3.30	$1.51			$3.60
Tangible book value per common share	$3.00	$1.51			$2.74
Pro forma equivalent book value per common share for Beach Bank common shares exchanged for Sun American Bancorp common shares					$2.44

———————

a)

To record direct costs of issuing common stock ($100) and $1.0 million in cash excluded from the acquired assets.

b)

To record fair value adjustment of securities.

c)

To record fair value adjustment of loans.

d)

Adjustment to carrying value of premises and equipment for obsolete fixed assets.

e)

Goodwill (see Note 2).

f)

Core deposit intangible.

g)

To record fair value of Miami Beach branch lease.

h)

To record fair value adjustment of certificates of deposit.

i)

To eliminate Beach Bank equity accounts ($6,039) and to issue 4,100,000 shares of Sun American Bancorp common stock ($41) with a par value of $0.01.

j)

To eliminate Beach Bank equity accounts ($3,685), record direct costs of issuing common stock ($100), and record capital surplus upon issuance of 4,100,000 shares of Sun American Bancorp common stock.

k)

To eliminate Beach Bank equity accounts ($594).

l)

Issuance of Sun American Bancorp common stock to purchase substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank. The estimated number of shares for issuance is calculated as proceeds of $9,130 million (capital) times 2.35 less $1.0  million of excluded assets divided by $5.00 per share, which equals 4,091 shares.

SUN AMERICAN BANCORP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	For the Nine Months Ended September 30, 2006
	Sun American Bancorp	Beach Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
	(In thousands, except per share data)
Interest income	$17,996	$5,425	$268	(a)	$23,689
Interest expense	6,476	2,106	8	(b)	8,590
Net interest income	11,520	3,319	260		15,099
Provision for loan losses	795	—	—		795
Net interest income after provision for loan loses	10,725	3,319	260		14,304
Noninterest income	621	316	—		937
Noninterest expenses
Salaries and employee benefits	5,229	1,918	—		7,147
Occupancy, furniture and equipment expense	2,084	738	(27)	(c)	2,795
Other operating expenses	2,688	1,573	124	(d)	4,385
Noninterest expenses	10,001	4,229	97		14,327
Net income	$1,345	$(594)	$163		$914

Basic net income per common share	$0.07	$(0.10)			$0.04
Diluted net income per common share	$0.06	$(0.10)			$0.03
Weighted average common shares outstanding, basic	18,850	6,039	4,091	(e)	22,942
Weighted average common shares outstanding, diluted	22,367	6,039	4,091	(e)	26,458
Pro forma equivalent net income per common share for Beach Bank common shares exchanged for Sun American Bancorp common shares
Basic					$0.03
Diluted					$0.02

———————

a)

To record amortization of fair value adjustments of loans ($150) and securities ($118) over a 5 year straight line method.

b)

To record amortization of fair value adjustments of certificates of deposit over a 3 year straight line method.

c)

To record reduction in depreciation expense related to decrease in carrying value of equipment (-$54) and to record amortization of the fair value of leases ($27).

d)

To record amortization of core deposit intangible over a 9 year period using an accelerated method.

e)

Issuance of Sun American Bancorp common stock to purchase substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank. The estimated number of shares for issuance is calculated as proceeds of $9,130 million (capital) times 2.35 less $1.0 million of excluded assets divided by $5.00 per share, which equals 4,091 shares.

SUN AMERICAN BANCORP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	For the Year Ended December 31, 2005
	Sun American Bancorp	Beach Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
	(In thousands, except per share data)
Interest income	$16,043	$6,928	$358	(a)	$23,329
Interest expense	4,740	1,981	10	(b)	6,731
Net interest income	11,303	4,947	348		16,598
Provision for loan losses	475	325	—		800
Net interest income after provision for loan losses	10,828	4,622	348		15,798
Noninterest income	1,075	631			1,706
Noninterest expenses
Salaries and employee benefits	4,247	2,577	—		6,824
Occupancy, furniture and equipment expense	1,724	947	(35)	(c)	2,636
Other operating expenses	3,013	3,876	204	(d)	7,093
Noninterest expenses	8,984	7,400	169		16,553
Net income	$2,919	$(2,147)	$179		$951

Basic net income per common share	$0.24	$(0.36)			$0.06
Diluted net income per common share	$0.21	$(0.36)			$0.05
Weighted average common shares outstanding, basic	12,123	6,039	4,091	(e)	16,214
Weighted average common shares outstanding, diluted	13,604	6,039	4,091	(e)	17,695
Pro forma equivalent net income per common share for Beach Bank common shares exchanged for Sun American Bancorp common shares
Basic					$0.04
Diluted					$0.04

———————

a)

To record amortization of fair value adjustments of loans ($200) and securities ($158) over a 5 year straight line method.

b)

To record amortization of fair value adjustments of certificates of deposit over a 3 year straight line method.

c)

To record reduction in depreciation expense related to decrease in carrying value of equipment (-$72) and to record amortization of the fair value of leases ($37).

d)

To record amortization of core deposit intangible over a 9 year period using an accelerated method.

e)

Issuance of Sun American Bancorp common stock to purchase substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank. The estimated number of shares for issuance is calculated as proceeds of $9,130 million (capital) times 2.35 less $1.0 million of excluded assets divided by $5.00 per share, which equals 4,091 shares.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

These unaudited pro forma condensed consolidated financial statements have been prepared based upon historical financial information of Sun American Bancorp and Beach Bank giving effect to the acquisition transaction and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the acquisition transaction actually taken place during the periods or at the dates indicated and do not purport to be indicative of future financial position or results of operations. The unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with the historical financial statements.

The acquisition transaction will be accounted for using the purchase method of accounting, in accordance with accounting principles generally accepted in the United States.

The unaudited pro forma condensed consolidated statements of income combine the historical consolidated statement of income of Sun American Bancorp and historical statement of income of Beach Bank, for the fiscal year ended December 31, 2005, and for the nine months ended September 30, 2006, giving effect to the acquisition transaction and related events as if they had been consummated on January 1, 2005. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheet of Sun American Bancorp and the historical balance sheet of Beach Bank, giving effect to the acquisition transaction and related events as if they had been consummated on September 30, 2006.

The unaudited pro forma condensed statements of income do not give effect to any anticipated cost savings or revenue enhancements in connection with the acquisition transaction.

Note 2 – Purchase Price and Purchase Accounting Adjustments

Sun American Bancorp
(In thousands, except per share data)

Sun American Bancorp shares to be issued for outstanding shares of Beach Bank	4,091
Fair value of Sun American Bancorp stock	$5.00
Subtotal	$20,456
Add: $1.0 million in cash as an excluded asset	1,000

Pro forma purchase price	$21,456

Net assets of Beach Bank per September 30, 2006 financial statements	$9,130

Purchase accounting adjustments to carrying value of asset or liability: (a)
Securities	(789)
Loans	(1,000)
Premises & Equipment	(216)
Core Deposit Intangible	970
Branch Lease	110
Certificates of Deposit	30
Net pro forma purchase accounting adjustments	(895)
Goodwill	$13,221

———————

a)

These purchase accounting adjustments are preliminary estimates and are subject to change primarily as a result of changes in market interest rates or decline in credit quality of the loan and investment security portfolio.

SUN AMERICAN BANCORP AND INDEPENDENT COMMUNITY BANK
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of Sun American Bancorp and Independent Community Bank and has been prepared to illustrate the effects of the Independent merger transaction. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 and the unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2006 and for the year ended December 31, 2005 give effect to the Independent merger transaction, accounted for under the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the effective date of the Independent merger transaction. Any excess purchase price is recorded as goodwill.

The unaudited pro forma condensed combined consolidated financial statements have been prepared based on preliminary estimates of fair values. The actual amounts recorded as of the closing of the Independent merger transaction may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition, the impact of ongoing integration activities, the timing of the closing of the Independent merger transaction and other changes in Independent Community Bank’s net tangible and intangible assets that occur prior to the closing of the Independent merger transaction could cause material differences in the information presented.

The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2006 has been derived from the unaudited interim financial statements of Sun American Bancorp and Independent Community Bank included elsewhere in this proxy statement and prospectus. The unaudited pro forma condensed consolidated statement of income for the fiscal year ended December 31, 2005 is based on the audited financial statements of Sun American Bancorp and Independent Community Bank included elsewhere in this proxy statement and prospectus. The unaudited pro forma condensed consolidated statements of income give effect to the Independent merger transaction as if it had been consummated as of January 1, 2005. The unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the Independent merger transaction.

The unaudited pro forma condensed consolidated financial statements should be considered together with the historical financial statements of Sun American Bancorp and Independent Community Bank, including the notes thereto, included elsewhere in this proxy statement and prospectus. The pro forma financial information is based on certain assumptions described in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information and does not necessarily indicate the consolidated financial position or the results of operations in the future or the consolidated financial position or the results of operations that would have been realized had the Independent merger transaction been consummated during the periods or as of the date for which the pro forma financial information is presented.

SUN AMERICAN BANCORP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of September 30, 2006
	Sun American Bancorp	Independent Community Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
	(In thousands, except per share data)
ASSETS
Cash and balances due from financial institutions	$8,102	$3,021	$(100)	(a)	$11,023
Federal funds sold	1,000	89	—		1,089
Total cash and cash equivalents	9,102	3,110	(100)		12,112
Securities available for sale	5,190	9,977	—		15,167
Securities held to maturity	23,638	2,000	(74)	(b)	25,564
Net Loans	272,378	105,685	(207)	(c)	377,856
Federal Reserve Stock	1,702	—	—		1,702
Federal Home Loan Bank Stock	1,814	608	—		2,422
Premises and fixed assets	7,986	322	(50)	(d)	8,258
Accrued Interest Receivable	1,626	499	—		2,125
Goodwill	5,287	—	23,713	(e)	29,000
Intangible Assets	564	—	3,580	(f)	4,144
Other assets	1,214	448	—		1,662
	330,501	122,649	26,862		480,012
LIABILITIES
Deposits
Noninterest-bearing	29,190	14,422	—		43,612
Interest-bearing	207,488	84,118	(41)	(g)	291,565
Total Deposits	236,678	98,540	(41)		335,177
Federal funds purchased and securities sold u/a to repurchase	722	2,956	19,070	(h)	22,748
FHLB borrowings	28,000	7,000	—		35,000
Accrued expense and other liabilities	1,584	248	—		1,832
Total Liabilities	266,984	108,744	19,029		394,757
Minority Interest	27	—	—		27
STOCKHOLDERS’ EQUITY
Common Stock	419	5,408	(5,368)	(i)	459
Capital Surplus	67,822	4,827	16,871	(j)	89,520
Undivided Profits	(4,551)	3,819	(3,819)	(k)	(4,551)
Unrealized Loss on AFS securities	(200)	(149)	149	(l)	(200)
Total Stockholders’ Equity	63,490	13,905	7,833		85,228
	330,501	122,649	26,862		480,012
Number of Common Shares Outstanding	19,218	1,082	4,044	(m)	23,262
Total book value per common share	$3.30	$12.86			$3.66
Tangible book value per common share	$3.00	$12.86			$2.24
Pro forma equivalent book value per Common share for Independent Community Bank common shares exchanged for Sun American Bancorp common shares					$23.62

———————

a)

To record direct costs of issuing common stock ($100).

b)

To record fair value adjustment of investment securities.

c)

To record fair value adjustment of loans.

d)

Adjustment to carrying value of premises and equipment for obsolete fixed assets.

e)

Goodwill (see Note 2).

f)

Core deposit intangible.

g)

To record fair value adjustment of certificates of deposits.

h)

Cash consideration payable to Independent Community Bank for outstanding shares ($15,813) and cash consideration payable ($3,257) to Independent Community Bank for outstanding options.

i)

To eliminate Independent Community Bank equity accounts ($5,408) and to issue 4.0 million shares ($40) of Sun American Bancorp common stock with a par value of $0.01.

j)

To eliminate Independent Community Bank equity accounts ($4,827), record direct costs of issuing common stock ($100), and record capital surplus upon issuance of 4.0 million shares of Sun American Bancorp common stock.

k)

To eliminate Independent Community Bank ($3,819) equity accounts.

l)

To eliminate Independent Community Bank ($149) equity accounts.

m)

Issuance of Sun American Bancorp common stock in connection with the merger of Independent Community Bank with and into Sun American Bank (4.044 million shares, assuming no outstanding options to purchase shares of Independent Community Bank common stock are exercised prior to the closing).

SUN AMERICAN BANCORP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	For the Nine Months Ended September 30, 2006
	Sun American Bancorp	Independent Community Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
	(In thousands, except per share data)
Interest income	$17,996	$7,092	$32	(a)	$25,120
Interest expense	6,476	2,679	715	(b)	9,870
Net interest income	11,520	4,413	(683)		15,250
Provision for loan losses	795	—	—		795
Net interest income after provision for loan loses	10,725	4,413	(683)		14,455
Noninterest income	621	140	—		761
Noninterest expenses
Salaries and employee benefits	5,229	1,268	—		6,497
Occupancy, furniture and equipment expense	2,084	340	(13)	(c)	2,411
Other operating expenses	2,688	506	457	(d)	3,651
Noninterest expenses	10,001	2,114	444		12,559
Income before taxes	1,345	2,439	(1,127)		2,657
Income tax expense	—	875	(252)	(e)	623
Net income	$1,345	$1,564	$(875)		$2,034

Basic net income per common share	$.07	$1.45	—		$.09
Diluted net income per common share	$.06	$1.41	—		$.08
Weighted average common shares outstanding, basic	18,850	1,082	4,044	(f)	22,894
Weighted average common shares outstanding, diluted	22,367	1,110	4,044	(f)	26,411
Pro forma equivalent net income per common share for Independent Community Bank common shares exchanged for Sun American Bancorp common shares
Basic					$0.57
Diluted					$0.49

———————

a)

To record amortization of fair value adjustments of loans ($26) and investments ($6) over a 5 to 9 year period using straight line and accelerated methods, which approximate the interest method.

b)

Adjust interest income for loss of earnings due to cash payments at the federal funds rate of 5%.

c)

To record reduction in depreciation expense related to decrease in carrying value of equipment (-$13).

d)

To record amortization of core deposit intangible over a 9 year period using an accelerated method.

e)

To adjust for the release of the valuation allowance for the realizable portion of deferred tax assets resulting in an effective tax rate of 23%.

f)

Issuance of Sun American Bancorp common stock in connection with the merger of Independent Community Bank with and into Sun American Bank (4.044 million shares, assuming no outstanding options to purchase shares of Independent Community Bank common stock are exercised prior to the closing).

SUN AMERICAN BANCORP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	For the Year Ended December 31, 2005
	Sun American Bancorp	Independent Community Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
	(In thousands, except per share data)
Interest income	$16,043	$7,517	$43	(a)	$23,603
Interest expense	4,740	2,383	995	(b)	8,118
Net interest income	11,303	5,134	(952)		15,485
Provision for loan losses	475	645	—		1,120
Net interest income after provision for loan losses	10,828	4,489	(952)		14,365
Noninterest income	1,075	179	—		1,254
Noninterest expenses
Salaries and employee benefits	4,247	1,274	—		5,521
Occupancy, furniture and equipment expense	1,724	388	(17)	(c)	2,095
Other operating expenses	3,013	695	752	(d)	4,460
Noninterest expenses	8,984	2,357	735		12,076
Income before taxes	2,919	2,311	(1,687)		3,543
Income tax expense	—	909	(909)	(e)	—
Net income	$2,919	$1,402	$(778)		$3,543

Basic net income per common share	$.24	$1.31			$.22
Diluted net income per common share	$.21	$1.27			$.20
Weighted average common shares outstanding, basic	12,123	1,071	4,044	(f)	16,167
Weighted average common shares outstanding, diluted	13,604	1,111	4,044	(f)	17,648
Pro forma equivalent net income per common share for Independent Bank Community Bank common shares exchanged for Sun American Bancorp common shares
Basic					$1.43
Diluted					$1.27

———————

a)

To record amortization of fair value adjustments of loans ($35) and investments ($8) over a 5 to 9 year period using straight line and accelerated methods, which approximate the interest method.

b)

To record amortization of fair value adjustments of certificates of deposit over a 1 year straight line method and adjust interest income for loss of earnings due to cash payments at the federal funds rate of 5%.

c)

To record reduction in depreciation expense related to decrease in carrying value of equipment (-$17).

d)

To record amortization of core deposit intangible over a 9 year period using an accelerated method.

e)

No income taxes are recorded as a result of decreasing the valuation allowance for the realizable portion of deferred tax assets associated with NOL carryforwards.

f)

Issuance of Sun American Bancorp common stock in connection with the merger of Independent Community Bank with and into Sun American Bank (4.044 million shares, assuming no outstanding options to purchase shares of Independent Community Bank common stock are exercised prior to the closing).

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

These unaudited pro forma condensed consolidated financial statements have been prepared based upon historical financial information of Sun American Bancorp and Independent Community Bank giving effect to the Independent merger transaction and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the Independent merger transaction actually taken place during the periods or at the dates indicated and do not purport to be indicative of future financial position or results of operations. The unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with the historical financial statements.

The Independent merger transaction will be accounted for using the purchase method of accounting, in accordance with accounting principles generally accepted in the United States.

The unaudited pro forma condensed consolidated statements of income combine the historical consolidated statement of income of Sun American Bancorp and historical statement of income of Independent Community Bank, for the fiscal year ended December 31, 2005, and for the nine months ended September 30, 2006, giving effect to the Independent merger transaction and related events as if they had been consummated on January 1, 2005. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheet of Sun American Bancorp and the historical balance sheet of Independent Community Bank, giving effect to the Independent merger transaction and related events as if they had been consummated on September 30, 2006.

The unaudited pro forma condensed statements of income do not give effect to any anticipated cost savings or revenue enhancements in connection with the Independent merger transaction.

Note 2 – Purchase Price and Purchase Accounting Adjustments

	Sun American Bancorp
	(In thousands, except per share data)

Sun American Bancorp shares to be issued for outstanding shares of Independent Community Bank	4,044
Fair value of Sun American Bancorp stock	$5.40
Fair value of Sun American Bancorp stock to be issued	21,838
Payment for outstanding shares of Independent Community Bank	15,813
Payment for outstanding options of Independent Community Bank	3,257	(b)

Pro forma purchase price	$40,908

Net assets of Independent Community Bank per September 30, 2006 financial statements	$13,905

Purchase accounting adjustments to carrying value of asset or liability: (a)
Investment Securities	(74)
Loans	(207)
Premises & Equipment	(50)
Core Deposit Intangible	3,580
Branch Lease	—
Certificates of Deposit	41
Net pro forma purchase accounting adjustments	3,290
Goodwill	$23,713

———————

a)

These purchase accounting adjustments are preliminary estimates and are subject to change primarily as a result of changes in market interest rates or decline in credit quality of the loan and investment security portfolio.

b)

Pro forma amount of cash to be paid for Independent Community Bank stock options.

Per Option Value as defined in agreement
Dollar per option	$34.81
Less: Weighted average exercise price per option	10.55
Per Option Value	$24.26
Total stock options outstanding	134,255
Total pro forma amount of cash due to option holders	$3,257,000

SUN AMERICAN BANCORP, BEACH BANK AND INDEPENDENT COMMUNITY BANK
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of Sun American Bancorp, Beach Bank and Independent Community Bank and has been prepared to illustrate the effects of the acquisition transaction and Independent merger transaction. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 and the unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2006 and for the year ended December 31, 2005 give effect to the acquisition transaction and the Independent merger transaction, accounted for under the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the effective dates of the acquisition transaction and the Independent merger transaction. Any excess purchase price is recorded as goodwill.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. The actual amounts recorded as of the closing of the acquisition transaction and Independent merger transaction may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition, the impact of ongoing integration activities, the timing of the closing of the acquisition transaction and the Independent merger transaction and other changes in Beach Bank’s and/or Independent Community Bank’s net tangible and intangible assets that occur prior to the closing of the acquisition transaction and Independent merger transaction could cause material differences in the information presented.

The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2006 has been derived from the unaudited interim financial statements of Sun American Bancorp, Beach Bank and Independent Community Bank included elsewhere in this proxy statement and prospectus. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2005 is based on the audited financial statements of Sun American Bancorp, Beach Bank and Independent Community Bank included elsewhere in this proxy statement and prospectus. These unaudited pro forma condensed consolidated statements of income give effect to the acquisition transaction and the Independent merger transaction as if each had been consummated as of January 1, 2005. The unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the acquisition transaction or Independent merger transaction.

The unaudited pro forma condensed consolidated financial statements should be considered together with the historical financial statements of Sun American Bancorp, Beach Bank and Independent Community Bank, including the notes thereto, included elsewhere in this proxy statement and prospectus. The pro forma information is based on certain assumptions described in the accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information and does not necessarily indicate the consolidated financial position or the results of operations in the future or the consolidated financial position or the results of operations that would have been realized had the acquisition transaction and the Independent merger transaction been consummated during the periods or as of the date for which the pro forma information is presented.

SUN AMERICAN BANCORP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	Sun American Bancorp	Beach Bank	Independent Community Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
ASSETS
Cash and balances due from financial institutions	$8,102	$2,093	$3,021	$(1,200)	(a)	$12,016
Federal funds sold	1,000	24,384	89	(19,070)	(b)	6,403
Total cash and cash equivalents	9,102	26,477	3,110	(20,270)		18,419
Securities available for sale	5,190	500	9,977	—		15,667
Securities held to maturity	23,638	24,509	2,000	(863)	(c)	49,284
Net Loans	272,378	73,022	105,685	(1,207)	(d)	449,878
Federal Reserve Stock	1,702	—	—	—		1,702
Federal Home Loan Bank Stock	1,814	241	608	—		2,663
Premises and fixed assets	7,986	1,233	322	(266)	(e)	9,275
Accrued Interest Receivable	1,626	640	499	—		2,765
Goodwill	5,287	—	—	36,934	(f)	42,221
Intangible Assets	564	—	—	4,550	(g)	5,114
Other assets	1,214	440	448	110	(h)	2,212
	330,501	127,062	122,649	18,988		599,200

LIABILITIES
Deposits
Noninterest-bearing	29,190	18,219	14,422	—		61,831
Interest-bearing	207,488	97,882	84,118	(71)	(i)	389,417
Total Deposits	236,678	116,101	98,540	(71)		451,248
Federal funds purchased and securities sold u/a to repurchase	722	1,198	2,956	—		4,876
FHLB borrowings	28,000	—	7,000	—		35,000
Accrued expense and other liabilities	1,584	633	248	—		2,465
Total Liabilities	266,984	117,932	108,744	(71)		493,589
Minority Interest	27	—	—	—		27
SHAREHOLDERS’ EQUITY
Common Stock	419	6,039	5,408	(11,366)	(j)	500
Capital Surplus	67,822	3,685	4,827	33,501	(k)	109,835
Undivided Profits	(4,551)	(594)	3,819	(3,225)	(l)	(4,551)
Unrealized G/L on AFS securities	(200)	—	(149)	149		(200)
Total Shareholders’ Equity	63,490	9,130	13,905	19,059		105,584
	330,501	127,062	122,649	19,988		599,200

Number of Common Shares Outstanding	19,218	6,039	1,082	8,135	(m)	27,353
Total book value per common share	$3.30	$1.51	$12.86			$3.86
Tangible book value per common share	$3.00	$1.51	$12.86			$2.13

———————

a)

To record direct costs of issuing common stock ($200) and $1.0 million in cash excluded from the acquired assets.

	Beach Bank	Independent Community Bank	Total

Professional Fees	$100	$100	$200

b)

Cash consideration payable to Independent Community Bank for outstanding shares ($15,813) and cash consideration payable ($3,257) to Independent Community Bank for outstanding options.

c)

To record fair value adjustment of investment securities: Beach Bank ($789) and Independent Community Bank ($74).

d)

To record fair value adjustment of loans: Beach Bank ($1,000) and Independent Community Bank ($207).

e)

Adjustment to carrying value of premises and equipment for obsolete fixed assets: Beach Bank ($216) and Independent Community Bank ($50).

f)

Goodwill (see Note 2).

g)

Core deposit intangible: Beach Bank ($970) and Independent Community Bank ($3,580).

h)

To record fair value of Miami Beach branch lease.

i)

To record fair value adjustment of certificates of deposit: Beach Bank ($30) and Independent Community Bank ($41).

j)

To eliminate Beach Bank equity accounts ($6,039) and Independent Community Bank equity accounts ($5,408) and to issue 4.1 million shares ($41) and 4.0 million shares ($40) of Sun American Bancorp common stock with a par value of $0.01, respectively.

k)

To eliminate Beach Bank equity accounts ($3,685) and Independent Community Bank equity accounts ($4,827), record direct costs of issuing common stock ($200), and record capital surplus upon issuance of 8.1 million shares of Sun American Bancorp common stock.

l)

To eliminate Beach Bank ($594) and Independent Community Bank ($3,819) equity accounts.

m)

Issuance of Sun American Bancorp common stock to purchase substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank. The estimated number of shares for issuance is calculated as proceeds of $9.130 million (capital) times 2.35 less $1.0 million of excluded assets divided by $5.00 per share, which equals 4.091 million shares. Issuance of Sun American Bancorp common stock in connection with the merger of Independent Community Bank with and into Sun American Bank (4.044 million shares, assuming no outstanding options to purchase shares of Independent Community Bank common stock are exercised prior to the closing).

SUN AMERICAN BANCORP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	For the Nine Months Ended September 30, 2006
	Sun American Bancorp	Beach Bank	Independent Community Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
	(In thousands, except per share data)
Interest income	$17,996	$5,425	$7,092	$300	(a)	$30,813
Interest expense	6,476	2,106	2,679	723	(b)	11,984
Net interest income	11,520	3,319	4,413	(423)		18,829
Provision for loan losses	795	—	—	—		795
Net interest income after provision for loan losses	10,725	3,319	4,413	(423)		18,034
Noninterest income	621	316	140	—		1,077
Noninterest expenses
Salaries and employee benefits	5,229	1,918	1,268	—		8,415
Occupancy, furniture and equipment expense	2,084	738	340	(40)	(c)	3,122
Other operating expenses	2,688	1,573	506	581	(d)	5,348
Noninterest expenses	10,001	4,229	2,114	541		16,885
Income before taxes	1,345	(594)	2,439	(964)		2,226
Income tax expense	—	—	875	(875)	(e)	—
Net income	$1,345	$(594)	$1,564	$(89)		$2,226

Basic net income per common share	$.07	$(.10)	$1.45	—		$.08
Diluted net income per common share	$.06	$(.10)	$1.41	—		$.07
Weighted average common shares outstanding, basic	18,850	6,039	1,082	8,135	(f)	26,986
Weighted average common shares outstanding, diluted	22,367	6,039	1,110	8,135	(f)	30,502

———————

a)

To record amortization of fair value adjustments of loans ($176) and investments ($124) over a 5 to 9 year period using straight line and accelerated methods, which approximate the interest method.

b)

To record amortization of fair value adjustments of certificates of deposit over a 1 to 3 year period using an accelerated method, which approximates the interest method and adjust interest income for loss of earnings due to cash payments at the federal funds rate of 5%.

c)

To record reduction in depreciation expense related to decrease in carrying value of equipment (-$67) and to record amortization of the fair value of leases ($27).

d)

To record amortization of core deposit intangible over a 9 year period using an accelerated method.

	Beach Bank	Independent Community Bank	Total
Amortization
Year 1	$204	$752	$956
Year 2	165	609	774
Year 3	146	537	683
Year 4	126	465	591
Year 5	107	394	501
Year 6	87	322	409
Year 7	68	251	319
Year 8	49	179	228
Year 9	18	71	89
	$970	$3,580	$4,550

e)

No income taxes are recorded as a result of decreasing the valuation allowance for the realizable portion of deferred tax assets associated with NOL carryforwards.

f)

Issuance of Sun American Bancorp common stock to purchase substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank. The estimated number of shares for issuance is calculated as proceeds of $9.130 million (capital) times 2.35 less $1.0 million of excluded assets divided by $5.00 per share, which equals 4.091 million shares. Issuance of Sun American Bancorp common stock in connection with the merger of Independent Community Bank with and into Sun American Bank (4.044 million shares, assuming no outstanding options to purchase shares of Independent Community Bank common stock are exercised prior to the closing).

SUN AMERICAN BANCORP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	For the Year Ended December 31, 2005
	Sun American Bancorp	Beach Bank	Independent Community Bank	Purchase Accounting Adjustment		Pro Forma Consolidated
	(In thousands, except per share data)
Interest income	$16,043	$6,928	$7,517	$401	(a)	$30,889
Interest expense	4,740	1,981	2,383	1,005	(b)	10,109
Net interest income	11,303	4,947	5,134	(604)		20,781
Provision for loan losses	475	325	645	—		1,445
Net interest income after provision for loan losses	10,828	4,622	4,489	(604)		19,336
Noninterest income	1,075	631	179			1,885
Noninterest expenses
Salaries and employee benefits	4,247	2,577	1,274	—		8,098
Occupancy, furniture and equipment expense	1,724	947	388	(52)	(c)	3,007
Other operating expenses	3,013	3,876	695	956	(d)	8,540
Noninterest expenses	8,984	7,400	2,357	904		19,645
Income before taxes	2,919	(2,147)	2,311	(1,508)		1,576
Income tax expense	—	—	909	(909)	(e)	—
Net income	$2,919	$(2,147)	1,402	$(599)		$1,576

Basic net income per common share	$.24	$(.36)	$1.31			$.08
Diluted net income per common share	$.21	$(.36)	$1.27			$.07
Weighted average common shares outstanding, basic	12,123	6,039	1,071	8,135	(f)	20,258
Weighted average common shares outstanding, diluted	13,604	6,039	1,111	8,135	(f)	21,739

———————

a)

To record amortization of fair value adjustments of loans ($235) and investments ($166) over a 5 to 9 year period using straight line and accelerated methods, which approximate the interest method.

b)

To record amortization of fair value adjustments of certificates of deposit over a 1 to 3 year period using an accelerated method, which approximates the interest method, and adjust interest income for loss of earnings due to cash payments at the federal funds rate of 5%.

c)

To record reduction in depreciation expense related to decrease in carrying value of equipment (-$89) and to record amortization of the fair value of leases ($37).

d)

To record amortization of core deposit intangible over a 9 year period using an accelerated method.

	Beach Bank	Independent Community Bank	Total
Amortization
Year 1	$204	$752	$956
Year 2	165	609	774
Year 3	146	537	683
Year 4	126	465	591
Year 5	107	394	501
Year 6	87	322	409
Year 7	68	251	319
Year 8	49	179	228
Year 9	18	71	89
	$970	$3,580	$4,550

e)

No income taxes are recorded as a result of decreasing the valuation allowance for the realizable portion of deferred tax assets associated with NOL carryforwards.

f)

Issuance of Sun American Bancorp common stock to purchase substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank. The estimated number of shares for issuance is calculated as proceeds of $9.130 million (capital) times 2.35 less $1.0 million of excluded assets divided by $5.00 per share, which equals 4.091 million shares. Issuance of Sun American Bancorp common stock in connection with the merger of Independent Community Bank with and into Sun American Bank (4.044 million shares, assuming no outstanding options to purchase shares of Independent Community Bank common stock are exercised prior to the closing).

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

These unaudited pro forma condensed consolidated financial statements have been prepared based upon historical financial information of Sun American Bancorp, Beach Bank and Independent Community Bank giving effect to the acquisition transaction and Independent merger transaction and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the acquisition transaction and the Independent merger transaction actually taken place during the periods or at the dates indicated and do not purport to be indicative of future financial position or results of operations. The unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with the historical financial statements.

The acquisition transaction and the Independent merger transaction will be accounted for using the purchase method of accounting, in accordance with accounting principles generally accepted in the United States.

The unaudited pro forma condensed consolidated statements of income combine the historical consolidated statements of income of Sun American Bancorp and historical statement of income of Beach Bank and Independent Community Bank, for the fiscal year ended December 31, 2005, and for the nine months ended September 30, 2006, giving effect to the acquisition transaction and the Independent merger transaction and related events as if they had been consummated on January 1, 2005. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheet of Sun American Bancorp and the historical balance sheet of Beach Bank and Independent Community Bank, giving effect to the acquisition transaction and Independent merger transaction and related events as if they had been consummated on September 30, 2006.

The unaudited pro forma condensed statements on income do not give effect to any anticipated cost savings or revenue enhancements in connection with the acquisition transaction or Independent merger transaction.

Note 2 – Purchase Price and Purchase Accounting Adjustments

	Beach Bank		Independent Community Bank		Total
Sun American Bancorp shares to be issued for outstanding shares	4,091		4,044		8,335
Fair value of Sun American Bancorp stock	$5.00	(b)	$5.40	(b)	$—
Fair value of Sun American Bancorp stock to be issued	20,456		21,838		42,294
$1.0 million in cash as an exclude asset	1,000		—		1,000
Payment for outstanding shares	—		15,813		15,813
Payment for outstanding options	—		3,257	(c)	3,258
Pro forma purchase price	$21,456		$40,908		$62,364
Net assets of acquired corporation per September 30, 2006 financial statements	9,130		13,905		23,035
Purchase accounting adjustments to carrying value of asset or liability: (a)
Investment Securities	(789)		(74)		(863)
Loans	(1,000)		(207)		(1,207)
Premises & Equipment	(216)		(50)		(266)
Core Deposit Intangible	970		3,580		4,550
Branch Lease	110		—		110
Certificate of Deposits	30		41		71
Net pro forma purchase accounting adjustments	(895)		3,290		2,395
Goodwill	$13,221		$23,713		$36,934

———————

a)

These purchase accounting adjustments are preliminary estimates and are subject to change primarily as a result of changes in market interest rates or decline in credit quality of the loan and investment security portfolio.

b)

Based on the closing stock price several days prior to and after the agreements were reached and announced.

c)

Pro forma amount of cash to be paid for Independent Community Bank stock options.

Per Option Value as defined in agreement
Dollar per option	$34.81
Less: Weighted average exercise price per option	10.55
Per Option Value	$24.26
Total stock options outstanding	134,255
Total pro forma amount of cash due to option holders	$3,257,000

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Blank Rome LLP, the following discussion summarizes certain material federal income tax consequences of the acquisition transaction, assuming that the acquisition transaction is effected as described in the acquisition agreement and this registration statement. This opinion and the following discussion are based on the Code, existing Treasury Regulations promulgated under the Code and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the transaction to the shareholders of Beach Bank.

Any discussion of federal tax issues in this proxy statement and prospectus is not intended or written to be used as tax advice. To ensure compliance with IRS Circular 230, shareholders are hereby notified that: (A) any discussion of federal tax issues in this proxy statement and prospectus is not intended or written to be used, and it cannot be used by shareholders, for the purpose of avoiding penalties that may be imposed on them under the Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) shareholders should seek advice based on their particular circumstances from an independent tax advisor.

This discussion does not address all U.S. federal income tax considerations that may be relevant to particular Beach Bank shareholders in light of their individual circumstances or to Beach Bank shareholders who are subject to special rules, such as:

•

financial institutions and mutual funds;

•

banks;

•

insurance companies;

•

investment companies;

•

retirement plans;

•

tax-exempt organizations;

•

brokers or dealers in securities or foreign securities;

•

traders in securities that elect to use a mark-to-market method;

•

persons that hold their Beach Bank common stock as part of a straddle, a hedge against a currency risk or a constructive sale or conversion transaction;

•

persons that are or who hold their Beach Bank common stock through partnerships or pass-through entities;

•

persons who are not citizens or residents of the United States or who are expatriates, foreign corporations, foreign partnerships or foreign estates or trusts;

•

persons whose functional currency is not the U.S. dollar;

•

persons who hold Beach Bank common stock as qualified small business stock within the meaning of Section 1202 of the Code;

•

persons who are subject to the alternative minimum tax provisions of the Code; or

•

persons who acquired their Beach Bank common stock in connection with a stock option or stock purchase plan or in some other compensatory transaction, such as any 401(k) plan, deferred compensation plan or other retirement plan.

This discussion assumes that Beach Bank’s shareholders hold their shares of Beach Bank common stock as capital assets. It further assumes that none of the cash consideration allowed to be paid pursuant to the acquisition agreement or any other cash consideration will be paid in the acquisition transaction except for (i) cash paid directly by Beach Bank to Beach Bank shareholders who dissent from the acquisition transaction and who do not become stockholders of Sun American Bancorp and (ii) cash paid in lieu of fractional shares. In addition, the following discussion does not address the tax consequences of the acquisition transaction under foreign, state or local tax laws. Furthermore, the discussion does not address the tax consequences of transactions effected before, after or at the same time as the acquisition transaction, whether or not they are in connection with the acquisition transaction, including, without limitation, transactions in which persons acquired Beach Bank common stock or disposed of Sun American Bancorp shares.

Beach Bank shareholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the acquisition transaction, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

This summary is limited to taxpayers who are U.S. holders for federal income tax purposes. You are a U.S. holder for U.S. federal income tax purposes if you are:

•

an individual citizen or resident of the United States,

•

a corporation created or organized in the United States or under the laws of the United States or of any state (including the District of Columbia),

•

an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (x) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) certain circumstances apply and the trust has validly elected to be treated as a United States person.

This discussion is, and the opinion of counsel will be, subject to certain assumptions, limitations and qualifications, and are based upon the facts, representations and certain customary factual assumptions, including representations contained in tax certificates executed by officers of Sun American Bancorp, Sun American Bank and Beach Bank. If any of those representations or assumptions are inaccurate, the tax consequences of the acquisition transaction could differ materially from those summarized below. Specifically, Beach Bank has represented (and Blank Rome LLP has relied on such representation in issuing its opinion) that all dissenters will be paid solely out of the $1.0 million of existing Beach Bank cash being retained and placed in a liquidating trust and other existing and retained assets of Beach Bank. However, it is impossible to know how much will ultimately be paid to dissenters. If the amount paid to dissenters were to exceed the amount of cash or other existing and retained assets of Beach Bank, the transaction might fail to qualify as a tax-free reorganization for federal income tax purposes. Further, the opinion assumes that the number of Beach Bank shareholders who perfect their appraisal rights does not cause the aggregate fair market value of the Sun American Bancorp stock (determined based on each share of Sun American Bancorp common stock having a value equal to the average of the high and low sales prices of a share of Sun American Bancorp stock on the last trading day prior to the closing date) ultimately distributed to Beach Bank shareholders as consideration in the acquisition transaction to be less than 40% of the sum of (i) the aggregate fair market value of such Sun American Bancorp stock (determined as above); and (ii) the aggregate amount of any other amounts considered to be acquisition consideration, including, without limitation, any cash that may be payable, directly or indirectly, to Beach Bank shareholders who perfect their appraisal rights and receive payment from Beach Bank assets not transferred to Sun American Bank in the acquisition transaction. If the acquisition transaction fails to qualify as a reorganization, you generally would recognize gain or loss on each share of Beach Bank common stock surrendered in an amount equal to the difference between the sum of the amount of cash and/or the fair market value of our common stock received for such share and your adjusted tax basis in that Beach Bank share. The tax consequences of the acquisition transaction could also differ materially from those summarized below if there is an adverse change in U.S. federal income tax law. This discussion and the tax opinions do not bind the Internal Revenue Service from adopting a contrary position, and it is possible that the Internal Revenue Service may successfully assert a contrary position in litigation or other proceedings.

Subject to the reservations above and assuming that: (i) Beach Bank shareholders who perfect dissenter’s rights will be paid solely out of the $1.0 million of Beach Bank retained cash placed in the liquidating trust or other Beach Bank assets existing prior to the closing and retained by Beach Bank, and (ii) the number of Beach Bank shareholders who perfect their appraisal rights does not cause the aggregate fair market value of the Sun American

Bancorp stock (determined based on each  share having a value equal to the average of the high and low sales prices of a share on the last trading day prior to the closing date) ultimately distributed to Beach Bank shareholders as consideration in the transaction to be less than 40% of the sum of (i) the aggregate fair market value of such Sun American Bancorp stock (determined as above); and (ii) the aggregate amount of any other amounts considered to be consideration in the transaction, including, without limitation, any cash that may be payable, directly or indirectly, to Beach Bank shareholders who perfect their appraisal rights and receive payment from existing Beach Bank assets not transferred to Sun American Bank in the transaction, it is the opinion of Blank Rome LLP that the acquisition transaction should constitute a tax-free reorganization with the meaning of Section 368(a) of the Code. Assuming that the transaction constitutes a reorganization within the meaning of Section 368(a) of the Code, the following U.S. federal income tax consequences should result to Beach Bank shareholders:

Beach Bank Shareholders Who Receive Only Sun American Bancorp Common Stock

No Gain or Loss. Subject to the discussion below regarding cash received in lieu of fractional shares of Sun American Bancorp common stock, Beach Bank shareholders receiving solely Sun American Bancorp common stock in the acquisition transaction will not recognize any gain or loss as a result of the receipt of Sun American Bancorp common stock in the acquisition transaction.

Tax Basis and Holding Period. A Beach Bank shareholder’s aggregate tax basis in the Sun American Bancorp common stock received, including any fractional shares deemed received, as discussed below, will be equal to the aggregate tax basis of the Beach Bank common stock surrendered in the acquisition transaction. A Beach Bank shareholder’s holding period for the Sun American Bancorp common stock received will include the holding period for the Beach Bank common stock surrendered in the acquisition transaction.

Beach Bank Shareholders Who Dissent and Receive Only Cash

Gain or Loss. A Beach Bank shareholder receiving solely cash in the transaction and who does not actually or constructively own any Sun American Bancorp common stock after the acquisition transaction will recognize capital gain or loss as a result of the transaction in an amount equal to the difference, if any, between the amount of cash received and the Beach Bank shareholder’s aggregate tax basis in the shares surrendered in exchange therefor. The gain or loss will be long-term capital gain or loss if the shareholder’s holding period is more than one year as of the date of the acquisition transaction.

Cash Payments Received in Lieu of Fractional Shares

Gain or Loss. Cash payments received by Beach Bank shareholders in lieu of fractional shares of Sun American Bancorp common stock will be treated as if such fractional shares had been issued in the acquisition transaction and then redeemed by Sun American Bancorp. A Beach Bank shareholder receiving such cash will generally recognize capital gain or loss upon such payment, equal to the difference, if any, between such Beach Bank shareholder’s tax basis in the fractional share and the amount of cash received. The capital gain or loss will be long-term if the holding period for such Beach Bank common stock is more than one year as of the date of the acquisition transaction.

Tax Treatment of the Entities

No Gain or Loss. No gain or loss will be recognized by Beach Bank or Sun American Bancorp as a result of the acquisition transaction.

Other relevant tax considerations in connection with the acquisition transaction include the following:

In general, Beach Bank shareholders receiving cash in the acquisition transaction (other than solely for fractional shares) will be subject to information reporting to the Internal Revenue Service. In addition, backup withholding at the applicable rate (currently 28%) will generally apply if the exchanging Beach Bank shareholder fails to provide an accurate taxpayer identification number or fails to properly certify that it is not subject to backup withholding (generally on a substitute IRS Form W-9). Certain holders (including, among others, non-U.S. holders and U.S. corporations) are not subject to information reporting or backup withholding, but they may still need to furnish a substitute IRS Form W-9 or W-8 or otherwise establish an exemption. Any amount withheld as backup withholding from payments to an exchanging Beach Bank shareholder will be creditable against the Beach Bank shareholder’s federal income tax liability, provided that it timely furnishes the required information to the Internal

Revenue Service. Beach Bank shareholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

No ruling from the Internal Revenue Service has been or will be requested in connection with the transaction. In addition, shareholders of Beach Bank should be aware that the opinions of counsel discussed in this section are not binding upon the Internal Revenue Service. Moreover, the Internal Revenue Service could adopt a contrary position, which could be sustained by a court.

The preceding discussion is intended only as a summary of the material United States federal income tax consequences of the acquisition transaction and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, Beach Bank shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the acquisition transaction, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

INFORMATION ABOUT SUN AMERICAN BANCORP AND SUN AMERICAN BANK

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to Sun American Bancorp and its subsidiary Sun American Bank.

General

History

We are a single bank holding company headquartered in Boca Raton, Florida and organized under the laws of the State of Delaware. The corporate office is located at 1200 N. Federal Highway, Suite 111-A in Boca Raton, Florida  33432. Our telephone number is (561) 826-0464. We are a reporting company and file the following reports and other information with the SEC: Form 10-KSB, Form 10-QSB, Form 8-K, and Schedule 14A. Our financial information and reporting history may be accessed through the EDGAR online service.

We were originally incorporated in 1992 under the name of PCM Acquisition Group, Inc., for the sole purpose of acquiring Florida First International, which was renamed Southern Security Bank Corporation. In 2000, while under a cease and desist order from federal bank regulators, Southern Security Bank was reorganized and infused with new capital by a group of investors. In 2001, Southern Security Bank Corporation acquired the assets and assumed deposits and certain liabilities of PanAmerican Bank. As part of the transaction, Southern Security Bank adopted the name PanAmerican Bank and the company was renamed PanAmerican Bancorp. In 2004, PanAmerican Bancorp acquired the assets and assumed deposits and certain liabilities of Gulf Bank and entered into an assignment and sublease agreements for the lease of the three Gulf Bank branches in Miami-Dade County, Florida. On January 12, 2006, we changed our name from PanAmerican Bancorp to Sun American Bancorp. Our board of directors and stockholders approved the name change. In addition, the trading symbol for our common stock was changed from “PNB” to “SBK.”  On January 20, 2006, we also changed the name of our bank subsidiary from PanAmerican Bank to Sun American Bank.

Sun American Bank

We own 99.9% of the issued and outstanding common shares of Sun American Bank. Sun American Bank is chartered by the State of Florida and is engaged in general commercial banking providing a wide range of loan and deposit services. Sun American Bank’s deposit accounts are insured by the FDIC and it is a member of the Federal Reserve System and the Federal Home Loan Bank. Sun American Bank’s primary market areas are Miami-Dade, Broward, and Palm Beach County in southeast Florida, where it currently operates nine full-service branch offices.

Deposit services for personal and business customers include a variety of checking accounts, which include interest-earning, low-cost checking, and senior checking. Savings, money market accounts, and certificates of deposit with a wide variety of terms and rates are also offered. Consumers have access to ATMs, safe deposit boxes, direct deposit and on-line banking services. Management does not believe that the deposits or the business of Sun American Bank in general are seasonal in nature. Deposit levels may, however, vary with local and national economic conditions.

Mortgage lending activities include commercial, industrial, and residential loans secured by real estate. Sun American Bank’s customers are predominantly small to medium sized businesses, individual investors and consumers. Commercial lending activities include originating secured and unsecured loans and lines of credit, and providing cash management services to a variety of businesses. Sun American Bank also provides a merchant credit card program. Sun American Bank’s installment loan department makes direct auto, home equity, home improvement, and personal loans to individuals.

Management is not aware of any environmental liabilities that would have a material adverse effect on the operations or earnings of our company or Sun American Bank.

Financial Highlights

We have experienced significant growth in recent years through select acquisitions and internal generation of new business. Management has focused on growing the loan portfolio by concentrating on origination of high-

quality real estate loans, and by competitively pricing deposit products to maintain our interest rate spread. Management has also closely monitored operating expenses in an effort to enhance the financial results. Highlights are noted below:

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Total assets have grown from $191.5 million at December 31, 2004 to $277.2 million at December 31, 2005, an increase of 44.8%. Total assets have grown from $277.2 million at December 31, 2005 to $330.5 million at September 30, 2006, an increase of 19.2%.

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Total loans have grown from $153.7 million at December 31, 2004 to $210.7 million at December 31, 2005, an increase of 37.1%. Total loans have grown from $210.7 million at December 31, 2005 to $272.4 million at September 30, 2006, an increase of 29.3%.

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Total deposits have grown from $158.2 million at December 31, 2004 to $193.5 million at December 31, 2005, an increase of 22.3%. Total deposits have grown from $193.5 million at December 31, 2005 to $236.7 million at September 30, 2006, an increase of 22.3%.

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Stockholders’ equity has grown from $20.7 million at December 31, 2004 to $59.6 million at December 31, 2005, an increase of 187.9%. Stockholders’ equity has grown from $59.6 million at December 31, 2005 to $63.5 million at September 30, 2006, an increase of 6.5%.

Growth Strategy

We intend to continue to expand our business through internal growth as well as through the select acquisition of the assets and assumption of deposits of other banks as opportunities are identified. We will also seek to acquire other community banks in South Florida subject to favorable pricing considerations. We intend to grow internally by opening new branches, adding to our loan portfolio and bringing in new deposits. We also intend to grow our capital base on a continuing basis as it is part of our business strategy of maintaining a “well” capitalized position. We intend to pursue this business strategy while managing asset quality.

Operating Strategy

Focus on increasing net loans. Our lending activities focus primarily on providing local businesses with commercial business loans and loans secured by real estate. We are increasing our efforts to develop new business relationships and have increased our marketing efforts. Typically, we seek commercial lending relationships with customers borrowing up to $10.0 million. Sun American Bank’s legal lending limit for secured and unsecured loans was $13.1 million and $7.8 million, respectively, as of December 31, 2005, and $13.5 million and $8.1 million, respectively, as of September 30, 2006. In addition, we share participation in loans with other banks for loans generated that exceed our or the other bank’s legal lending limit.

Attract and retain highly qualified and productive staff across all levels of the organization and focusing on low net overhead. Key to our growth and profitability is management’s experience in providing community banking services and the ability to create a culture committed to both proactive sales and disciplined credit quality. Our practice of employing highly qualified and productive individuals at all levels of the organization is key to meeting business goals and maintaining lower costs.

Enhance and upgrade our business platform to support business growth. We will continue to invest in systems, technology and people to facilitate an administrative infrastructure that is efficient and maintains a satisfactory level of internal control and regulatory compliance.

Maintain the level of earning assets as they relate to operating expenses in order to improve profitability. We are pursuing a growth strategy by increasing the level of earning assets, primarily through increases in the loan portfolio, and by increasing the level of capital in support of this growth. At the same time, we are continually analyzing our operating expenses to find areas where costs can be reduced through greater efficiency.

Increase our capital base to support business growth. The periodic addition of new capital to support business growth is a core component required to permit us to achieve growth plans. In 2005, we completed several private offerings of equity securities that contributed $35.5 million of net new capital to us. In addition to the private placement offerings, $919,000 of new capital was raised through the exercise of warrants and options. In the first quarter of 2006, we completed a private offering to an accredited investor of equity securities that contributed

$125,000 of net new capital to us. In addition to this private placement offering, 2.1 million of new capital was raised through the exercise of warrants and options through the first nine months of 2006.

Market Area

Our primary market areas for loan and deposit growth are Miami-Dade, Broward, and Palm Beach counties in southeast Florida where we operate nine full-service banking offices. This metropolitan area has a large and diverse population. Southeast Florida traditionally has strong tourism and taxable sales. The area experiences high tourism and housing demand both of which benefit from the influx of visitors and residents migrating from the northern states, Canada, other Florida counties, Latin America, the Caribbean, and Europe. We have also experienced a growing demand for commercial loans throughout our market areas.

The diverse South Florida region includes a large population of retirees. In addition, many of Sun American Bank’s customers, due to their Hispanic backgrounds, speak Spanish. In Miami-Dade County, Sun American Bank has five full service banking offices. In Broward County, the bank has a full service banking branch located in the city of Hollywood. In Palm Beach County, the bank has three full service branches located in the cities of Boca Raton, Boynton Beach and Palm Beach Gardens.

Competition

We face substantial competition in all phases of operations from a variety of different competitors. Competition for deposits, loans, and other financial services come from numerous Florida-based and out-of-state banks, savings banks, thrifts, credit unions and other financial institutions as well as other entities that provide financial services, many of which are much larger than Sun American Bank. Most of these competitors, some of which are affiliated with bank holding companies, have substantially greater resources and lending limits, and may offer certain services that Sun American Bank does not currently provide. In addition, many of Sun American Bank’s non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks. Sun American Bank competes by offering high levels of attention to its customers, providing personalized services that its larger competitors cannot match. In those instances where Sun American Bank is unable to provide services a customer needs, it arranges for those services to be provided by other banks with which it has business relationships.

We maintain a strong community orientation by, among other things, supporting active participation of our employees in local business, charitable, civic, school and church activities.

Supervision and Regulation

We and Sun American Bank are highly regulated entities, which are governed by various federal, state and governmental authorities. As explained more fully below, federal and Florida banking laws and regulations govern all areas of our and Sun American Bank’s operations, including reserves, loans, capital, payment of dividends, establishment and closing of branches, the granting of credit under equal and fair conditions, and the disclosure of the cost and terms of such credit. As our primary federal regulator, the Board of Governors of the Federal Reserve System, referred to as the Federal Reserve Board in this proxy statement and prospectus, has authority to initiate civil and administrative actions and take other measures against Sun American Bank and its institution-affiliated parties, which include its officers, directors, employees, 10%-or-greater shareholders and (under certain circumstances) its professionals, for any violation of law or any action that constitutes an unsafe or unsound banking practice. Such enforcement actions include the issuance of cease and desist orders, civil money penalties, and the removal of and prohibition against its institution-affiliated parties from actively participating in the conduct of its affairs.

Bank Holding Company Regulation and Supervision

We are a single-bank holding company, registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, referred to as the BHC Act in this proxy statement and prospectus. As such, we and Sun American Bank are subject to the supervision, examination, and reporting requirements of the BHC Act, and the regulations of the Federal Reserve Bank. We are required to file periodic reports with the Federal Reserve Bank and such additional information as the Federal Reserve Bank may require pursuant to the BHC Act. The Federal Reserve Bank may conduct examinations of us and Sun American Bank. Under Federal Reserve Bank

regulations and other Federal Reserve Bank authority, we are required to serve as a source of financial and managerial strength to Sun American Bank and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Bank’s policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company’s failure to meet its obligations to serve as a source of strength to its subsidiary banks may be considered by the Federal Reserve Bank to be an unsafe and unsound banking practice or a violation of the Federal Reserve Bank’s regulations or both.

The BHC Act, generally prohibits us from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve Bank to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve Bank must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, all have been determined by the Federal Reserve Bank to be permissible activities of bank holding companies. Despite prior approval, the Federal Reserve Bank has the power to order a bank holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

Change of Holding Company Control. With regard to bank holding companies, the BHC Act requires that every bank holding company obtain the prior approval of the Federal Reserve Bank before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Bank is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served and various competitive factors.

The BHC Act further prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Bank has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Bank, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company. In addition, any person or group of persons must obtain the approval of the Federal Reserve Bank under the BHC Act, before acquiring 25% (5% in the case of an acquirer that is already a bank holding company) or more of the outstanding common stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over the bank holding company.

Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act of 1999, referred to as the GLB Act in this proxy statement and prospectus, significantly changed the regulatory structure and oversight of the financial services industry. Effective March 12, 2000, the GLB Act repealed the provisions of the Depression-era Glass-Steagall Act that restricted banks and securities firms from affiliating with one another. It also revised the BHC Act to permit a qualifying bank holding company, called a financial holding company, to engage in a full range of financial activities, including banking, insurance, securities, and merchant banking activities. It also permits qualifying bank holding companies to acquire many types of financial firms without the prior approval of the Federal Reserve Bank.

Management does not believe that the GLB Act has or will have an immediate positive or negative material effect on operations. In addition, we have not elected to become a financial holding company for purposes of the GLB Act and, therefore, cannot engage in the expanded range of activities afforded to financial holding companies. However, the GLB Act may have the result of increasing the amount of competition that Sun American Bank faces from larger financial service companies, many of which have substantially more financial resources than Sun American Bank, which may now offer banking services in addition to insurance and brokerage services.

Bank Regulation and Supervision

As a Federal Reserve Bank member state bank, the principal federal regulator of Sun American Bank is the Federal Reserve Bank and, therefore, Sun American Bank is subject to the regulations and administrative practices of the Federal Reserve Bank. In addition, as a state bank chartered by the State of Florida, Sun American Bank is subject to the Florida Banking Code, which is administered by the Office of Financial Regulation as well as the rules and regulations of the Office of Financial Regulation. The deposit obligations of Sun American Bank are insured by the FDIC in the maximum individual amounts of $100,000 each. The Florida Department of Financial Services supervises and regulates all areas of Sun American Bank’s operations, including, without limitation, its loans, mortgages, issuance of securities, annual shareholders meeting, capital adequacy requirements, payment of dividends and the establishment or termination of branches. As a state-chartered banking institution in the State of Florida, Sun American Bank is empowered by statute, subject to limitations expressed therein, to take savings and time deposits, to accept checking accounts, to pay interest on such deposits, to make loans on residential and other real estate, to make consumer and commercial loans, to invest, with certain limitations, in equity securities and in debt obligations of companies and to undertake other various banking services on behalf of its customers.

As a state-chartered member of the Federal Reserve System, the bank is subject to capital requirements imposed by the Federal Reserve Bank. The Federal Reserve Bank requires state-chartered member banks to comply with risk-based capital standards and to maintain a minimum leverage ratio. As of September 30, 2006, Sun American Bank was in compliance with both the risk-based capital guidelines and the minimum leverage capital ratio.

In 2005, we entered into agreements with the federal and state regulators to remain well capitalized and improve our policies and procedures in administrative areas affecting internal audit, asset and liability management and compliance and agreed to periodically report to the regulatory authorities on our progress in these areas. These agreements ended in 2006.

Change of Bank Control. Florida and federal law restrict the amount of voting stock of a bank that a person may acquire without the prior approval of banking regulators. The overall effect of such laws is to make it more difficult to acquire a bank by tender offer or similar means than it might be to acquire control of another type of corporation. Consequently, stockholders of financial institutions are less likely to benefit from the rapid increases in stock prices that often result from tender offers or similar efforts to acquire control of other companies.

Under Florida law, no person or group of persons may, directly or indirectly or acting by or through one or more persons, purchase or acquire a controlling interest in any bank that would result in the change in control of that bank unless the Florida Department of Financial Services first shall have approved such proposed acquisition. A person or group will be deemed to have acquired “control” of a bank: (i) if the person or group, directly or indirectly or acting by or through one or more other persons, owns, controls, or has power to vote 25% or more of any class of voting securities of the bank, or controls in any manner the election of a majority of the directors of the bank; or (ii) if the Florida Department of Financial Services determines that such person exercises a controlling influence over the management or policies of the bank. In any case where a proposed purchase of voting securities would give rise to a presumption of control, the person or group who proposes to purchase the securities must first file written notice of the proposal to the Florida Department of Financial Services for its review and approval. Subsections 658.27(2)(c) and 658.28(3), Florida Statutes, refer to a potential change of control of a financial institution at a 10% or more threshold and rebuttable presumption of control. Accordingly, the name of any subscriber acquiring more than 10% of the voting securities of Sun American Bank must be submitted to the Florida Department of Financial Services for prior approval.

Federal law imposes additional restrictions on acquisitions of stock in banks that are members of the Federal Reserve System. Under the federal Change in Bank Control Act of 1978, as amended, and the regulations thereunder, a person or group must give advance notice to the Federal Reserve Bank before acquiring control of any state member bank. Upon receipt of such notice, the Federal Reserve Bank either may approve or disapprove the acquisition. That statute creates a rebuttable presumption of control if a member or group acquires 10% or more of a bank’s voting stock and if one or more other “control factors” as set forth in that statute are present.

Interstate Banking and Branching

Florida banks are permitted by Florida statute to branch statewide. Such branch banking, however, is subject to prior approval by the Office of Financial Regulation, and agreement by the Federal Reserve Bank and the

FDIC. Any approval by the Office of Financial Regulation, Federal Reserve Bank and the FDIC of branching by Sun American Bank would take into consideration several factors, including our level of capital, the prospects and economics of the proposed branch office, and other considerations deemed relevant by the Office of Financial Regulation, Federal Reserve Bank and the FDIC for purposes of determining whether approval should be granted to open a branch office.

Affiliate and Insider Restrictions

Sun American Bank’s authority to engage in transactions with “affiliates” (e.g., any company that controls or is under common control with an institution, including us and our non-bank subsidiaries) is limited by federal law. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of Sun American Bank. The aggregate amount of covered transactions with all affiliates is limited to 20% of Sun American Bank’s capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, we are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies, and we may not purchase the securities of any affiliate other than a subsidiary.

Sun American Bank’s authority to extend credit to insiders, such as executive officers, directors and 10% shareholders, as well as entities controlled by insiders, is also governed by federal law. Loans to insiders are required to be made on terms substantially the same as those offered to unaffiliated individuals and must not involve more than the normal risk of repayment. An exception exists for loans made to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. The law limits both the individual and aggregate amount of loans Sun American Bank may make to insiders based, in part, on its capital position and requires certain board approval procedures to be followed.

Investment Activities

Sun American Bank is permitted under federal and state law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, certificates of deposit of other federally insured institutions, certain bankers’ acceptances and federal funds. Subject to various restrictions, Sun American Bank may also invest a portion of its assets in commercial paper and corporate debt securities. As a Federal Reserve Bank member bank, Sun American Bank is required to maintain an investment in Federal Reserve Bank stock. In addition, Sun American Bank is a member of the Federal Home Loan Bank of Atlanta and is required to maintain an investment in Federal Home Loan Bank stock. Sun American Bank is required under state and federal regulations to maintain a minimum amount of liquid assets.

A committee consisting of Sun American Bank officers and directors determines appropriate investments in accordance with the board of directors’ approved investment policies and procedures. Our investment policies generally limit investments to U.S. Government and U.S. Government agency securities, municipal bonds, certificates of deposits, marketable corporate debt obligations, mortgage-backed securities and certain types of mutual funds. Our investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, credit quality, yield, settlement date and maturity of the investment, Sun American Bank’s liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposit maturities and anticipated loan amortization and repayments). The effect that the proposed investment would have on Sun American Bank’s credit and interest rate risk, and risk-based capital is also given consideration during the evaluation.

Lending Activities

Community Reinvestment Act; Fair Lending. Sun American Bank is subject to a variety of fair lending laws and reporting obligations involving home mortgage lending operations and Community Reinvestment Act, referred to as the CRA in this proxy statement and prospectus, activities. The CRA generally requires the federal banking agencies to evaluate the record of a bank in meeting the credit needs of its local communities, including low-and moderate-income neighborhoods. Each financial institution’s efforts in meeting community credit needs are evaluated as part of the examination process pursuant to twelve assessment factors. A bank can also become subject to substantial penalties and corrective measures for a violation of certain fair lending laws. The federal banking agencies may take compliance with such laws and CRA obligations into account when regulating and supervising other activities or assessing whether to approve certain applications such as mergers, acquisitions and applications to open a branch or facility. At Sun American Bank’s most recent evaluation during 1999, the Federal Reserve Bank rated Sun American Bank “Satisfactory” in complying with its CRA obligations.

Under federal law, federally insured banks are subject, with certain exceptions, to certain restrictions on any extension of credit to affiliates, on investment in the stock or other securities of affiliates, and on the taking of such stock or securities as collateral from any borrower. In addition, such banks are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or the providing of any property or service.

Federal and Florida law further provide loans-to-one borrower limits. A bank may extend credit to any person, including any related interest of that person, up to an amount of 15% of its capital for loans and lines of credit, which are unsecured. A bank may extend credit to any person, including any related interest of that person, up to an amount of 25% of its capital for loans and lines of credit, which are amply and entirely secured. When outstanding loans consist of both secured and unsecured portions, the secured and unsecured portions may not exceed 25% of the capital of the lending bank, and the unsecured portion may not exceed 15% of the capital of the lending bank.

Allowance for Loan Losses. Management believes it has established the existing allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. However, there can be no assurance that regulators, in reviewing Sun American Bank’s loan portfolio, will not request us to increase significantly the allowance for loan losses. Additionally, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that a substantial increase will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Deposit Activities and Other Sources of Funds

Deposit Insurance Assessments. Deposit accounts in Sun American Bank are insured by the FDIC, generally up to a maximum of $100,000 per separately insured depositor, and up to a maximum of $250,000 on certain retirement accounts, including traditional and Roth individual retirement accounts. The FDIC maintains a risk-based deposit insurance assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution’s assessment rate depends upon the categories to which it is assigned. Assessment rates for member institutions are determined semi-annually by the FDIC.

The FDIC has the authority to increase deposit insurance assessments if it determines such increases are appropriate to maintain the reserves of the deposit insurance fund at the required ratio of reserves to insured deposits of 1.25% or to fund the administration of the FDIC. In addition, the FDIC is authorized to levy emergency special assessments on fund members.

In addition to assessments for deposit insurance, all FDIC-insured institutions are required to pay assessments to the FDIC to fund payments on bonds issued in the late 1980’s by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2017.

The Federal Deposit Insurance Reform Act of 2005, referred to as the Reform Act in this proxy statement and prospectus, was enacted on February 8, 2006 as a part of the Deficit Reduction Act of 2005. Effective March 31, 2006, the Bank Insurance Fund and the Savings Association Insurance Fund were merged into a new combined fund, called the Deposit Insurance Fund. The Reform Act: (i) increases deposit insurance coverage for retirement accounts to $250,000; (ii) indexes the current $100,000 insurance coverage limit for standard accounts and the new $250,000 limit for retirement accounts to reflect inflation (with adjustments for inflation every five years, commencing January 1, 2011); (iii) requires the FDIC to assess annual deposit insurance premiums on all banks and savings institutions; (iv) gives a one-time insurance assessment credit totaling $4.7 billion to banks and savings institutions in existence on December 31, 1996 that can be used to offset premiums otherwise due; (v) imposes a cap on the level of the Deposit Insurance Fund and provides for dividends or rebates when the fund grows beyond specified levels; (vi) adopts a historical basis concept for distributing the aforementioned one-time credit and dividends (with each institution’s historical basis to be determined by a formula that looks back to the institution’s assessment base in 1996 and adds premiums paid since that time); and (vii) authorizes revisions to the current risk-based system for assessing premiums, including replacing the current fixed reserve ratio requirement of 1.25% with a range of between 1.15% and 1.5% of insured deposits.

The increase in insurance coverage for retirement accounts was effective as of April 1, 2006. The one-time insurance assessment credit to banks and savings institutions was effective as of November 17, 2006. In addition, as of January 1, 2007, the cap imposed on the Deposit Insurance Fund level and the payment of dividends when the fund grows beyond specified levels will become effective. The FDIC is required to adopt final rules for the rest of the provisions no later than 270 days after enactment. On May 9, 2006, the FDIC approved a proposed rule governing deposit insurance assessments that implements the Reform Act. The proposed rule is not yet finalized.

Based upon the FDIC’s final rule on the one-time assessment credit, all institutions in existence on December 31, 1996 (including successor institutions as defined in the new rule) who paid assessments prior to said time will be notified by the FDIC of the amount of such institution’s one-time credit based on the institution’s 1996 assessment base. The credit may be used to offset deposit insurance assessments commencing in 2007 and 90% of such assessments in years 2008, 2009 and 2010 to the extent the institution has sufficient credits available. The institution may request a review of the FDIC’s determined credit if the institution disagrees with the calculation, its eligibility or its assessment base.

As a result of the FDIC’s final rule in connection with the Deposit Insurance Fund cap and the dividend and rebate determination, the FDIC will determine annually whether the reserve ratio at the end of the prior year equals or exceeds 1.35% of estimated insured deposits or exceeds 1.5%, thereby triggering a dividend requirement. The FDIC will pay eligible institutions a dividend of 50% of the amount in the Deposit Insurance Fund when the reserve ratio is above 1.35%. When the reserve ratio exceeds 1.5%, the FDIC is generally required to pay eligible institutions a dividend of 100% of the amount in the Deposit Insurance Fund.

While the assessment method has not been fully determined yet, Sun American Bank will face deposit insurance premium expenses. The web site for the FDIC is www.fdic.gov. The information on the web site is not and should not be considered part of this proxy statement and prospectus and is not incorporated by reference in this proxy statement and prospectus. This web site is and is only intended to be an inactive textual reference.

Deposit Accounts. Most of Sun American Bank’s depositors are residents of the State of Florida. Deposits are attracted from within Sun American Bank’s market area through the offering of a broad selection of deposit instruments, including NOW accounts, money market deposit accounts, regular checking accounts, regular savings accounts, certificates of deposit and retirement savings plans. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, Sun American Bank considers current market interest rates, profitability to the bank, matching deposit and loan products and its customer preferences and concerns. Sun American Bank reviews its deposit mix and pricing weekly.

Borrowings. Sun American Bank has the ability to borrow from correspondent banks to supplement its supply of lendable funds and to meet deposit withdrawal requirements. Advances are made pursuant to limitations on the amount of advances and are based on the financial condition of the member institution as well as the value and acceptability of collateral pledged. We have established a correspondent relationship with Independent Bankers Bank of Lake Mary, Florida with respect to the foregoing services. At December 31, 2005, Sun American Bank maintained an unsecured line of credit of $5.0 million and we maintained a $2.0 million revolving credit line, each with Independent Bankers Bank, to meet interim liquidity needs. There were no borrowings outstanding under these unsecured lines of credit as of December 31, 2005 and September 30, 2006.

Equity and Capital Resources. Sun American Bank is subject to various regulatory capital requirements administered by federal and state banking authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements and operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of Sun American Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting policies.

Sun American Bank’s capital accounts and classifications are also subject to qualitative judgment by the regulators about components, risk weighting, and other factors. Quantitative and qualitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and ratios, set forth in the table later in this proxy statement and prospectus of total and Tier-1 capital, as defined by regulation, to risk weighted assets, and of Tier-1 capital to average assets. Management believes that as of September 30, 2006, we have met the capital adequacy requirements as defined by these definitions, and were well capitalized.

Dividends. There are various limitations under law on the ability of Sun American Bank to pay dividends. The Federal Reserve Bank and the Florida Department of Financial Services also have the general authority to limit the dividends paid by insured banks if such payment may be deemed to constitute an unsafe and unsound practice. Under Florida law applicable to banks and subject to certain limitations, after charging off bad debts, depreciation and other worthless assets, if any, and making provisions for reasonably anticipated future losses on loans and other assets, the board of directors of a bank may declare a dividend of so much of the bank’s aggregate net profits for the current year combined with its retained earnings (if any) for the preceding two years as the board shall deem to be appropriate and, with the approval of the Florida Department of Financial Services, may declare a dividend from retained earnings for prior years. Before declaring a dividend, a bank must carry 20% of its net profits for any preceding period as is covered by the dividend to its surplus fund, until the surplus fund is at least equal to the amount of its common stock then issued and outstanding. No dividends may be paid at any time when a bank’s net income from the preceding two years is a loss or which would cause the capital accounts of the bank to fall below the minimum amount required by law or any written statement with the Florida Department of Financial Services or a federal regulatory agency.

Anti-Money Laundering and Anti-Terrorism Legislation. On October 26, 2001, the President of the United States signed the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001. Under the USA PATRIOT Act, financial institutions are subject to prohibitions against specified financial transactions and account relationships as well as enhanced due diligence and “know your customer” standards in their dealings with foreign financial institutions and domestic and foreign customers. For example, the enhanced due diligence policies, procedures and controls generally require financial institutions to take reasonable steps:

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to conduct enhanced scrutiny of certain account relationships to guard against money laundering and report any suspicious transaction;

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to ascertain the identity of the nominal and beneficial owners of, and the source of funds deposited into, certain accounts as needed to guard against money laundering and report any suspicious transactions;

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to ascertain with respect to any foreign correspondent bank customer, the shares of which are not publicly traded, the identity of the owners of the foreign bank and the nature and extent of the ownership interest of each such owner; and

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to ascertain whether any foreign bank provides correspondent accounts to other foreign banks and, if so, the identity of those foreign banks and related due diligence information.

On September 26, 2002, the United States Department of the Treasury adopted final rules pursuant to Sections 314(a) and (b) of the USA PATRIOT Act designed to increase the cooperation and information sharing between financial institutions, regulators and law enforcement authorities regarding individuals, entities and organizations engaged in, or reasonably suspected based on credible evidence of engaging in, terrorist acts or money laundering activities. Under the new rules, a financial institution is required to:

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expeditiously search its records to determine whether it maintains or has maintained accounts, or engaged in transactions with individuals or entities, listed in an information request submitted by the Financial Crimes Enforcement Network;

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notify the Financial Crimes Enforcement Network if an account or transaction is identified;

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designate a contact person to receive information requests;

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limit use of information provided by the Financial Crimes Enforcement Network to: (i) reporting to the Financial Crimes Enforcement Network; (ii) determining whether to establish or maintain an account or engage in a transaction; and (iii) assisting the financial institution in complying with the Bank Secrecy Act; and

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maintain adequate procedures to protect the security and confidentiality of Financial Crimes Enforcement Network requests.

Under the new rules, a financial institution under certain circumstances may also share with other financial institutions, information regarding individuals, entities, organizations and countries for purposes of identifying and, where appropriate, reporting activities that it suspects may involve possible terrorist activity or money laundering.

On September 26, 2002, the United States Department of the Treasury also adopted a new rule under the authority of Sections 313 and 319(b) of the USA PATRIOT Act intended to prevent money laundering and terrorist financing through correspondent accounts maintained by U.S. financial institutions on behalf of foreign banks. Under the new rule, financial institutions:

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are prohibited from providing correspondent accounts to foreign shell banks;

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are required to obtain a certification from foreign banks for which they maintain a correspondent account stating the foreign bank is not a shell bank and that it will not permit a foreign shell bank to have access to the U.S. account;

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must maintain records identifying the owner of the foreign bank for which they may maintain a correspondent account and its agent in the Unites States designated to accept service of legal process; and

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must terminate correspondent accounts of foreign banks that fail to comply with or fail to contest a lawful request of the Secretary of the Treasury or the Attorney General of the United States, after being notified by the Secretary or Attorney General.

At September 30, 2006, Sun American Bank did not maintain any correspondent accounts for non-U.S. banking institutions.

On April 30, 2003, the United States Department of the Treasury issued final regulations under Section 326 of the USA PATRIOT Act that require banks to adopt written customer identification programs that will require them to:

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verify the identify of any person seeking to open an account;

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maintain records of the information used to verify identity; and

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consult government known or suspected terrorist lists to determine whether the customer appears on any such list.

The foregoing requirements were included in Sun American Bank’s anti-money laundering program as of September 30, 2006 as required by the USA PATRIOT Act.

Proposed Legislation and Regulatory Action. New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation’s financial institutions. Management cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

Effect of Governmental Monetary Policies. Our earnings will be affected by the monetary and fiscal policies of the United States government and its agencies, as well as general domestic economic conditions. The Federal Reserve Board’s power to implement national monetary policy has had, and is likely to continue to have, an important impact on the operating results of commercial banks. The Federal Reserve Board affects the levels of bank loans, investments and deposits through its control over the issuance of United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

Employees

At September 30, 2006, there were 93 full time employees of Sun American Bank. A portion of three employees’ salaries is charged to us. The employees are provided with group life, health, major medical, dental and vision insurance, and long term disability. None of our or Sun American Bank’s employees is represented by any collective bargaining units. We consider our employee relations to be good.

Description of Property

Sun American Bank owns two parcels of real property, one of which is located at 2770 S.W. 27th Avenue, Miami, Florida, which houses a branch of Sun American Bank. As of September 30, 2006, the cost of this property was $896,000 less accumulated depreciation of $60,000 resulting in a net book value of $837,000. The other owned parcel of real property is a parcel of land located in Delray Beach, Florida, which will be used for a future branch site. The land was purchased in 2006 at a cost of $3.0 million.

As of September 30, 2006, we have leased 13 facilities and the material terms of these leases are as follows:

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Sun American Bank’s main office, full service branch office and our corporate office

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1200 N. Federal Highway, Boca Raton, Florida

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5,388 square feet

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10 year term, expiring September 2012

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The base rent (including CAM and other costs) is approximately $30 per square foot at September 30, 2006, resulting in total annual rent of approximately $160,000.

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Full service branch office

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3400 Coral Way, Miami, Florida

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11,464 square feet

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3 year term, expiring February 16, 2007 with option to renew lease for one 3 year period

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The rent (including CAM and other costs) is approximately $34 per square foot at September 30, 2006, resulting in total annual base rent of approximately $389,000.

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Full service branch office

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3475 Sheridan Street, Hollywood, Florida

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4,800 square feet

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10 year term, option to renew lease was exercised at December 31, 2003 to extend term to December 31, 2013

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The rent (including CAM and other costs) is approximately $41 per square foot at September 30, 2006, resulting in total annual base rent of approximately $196,000.

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Full service branch office

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2500 N.W. 97th Avenue, Miami, Florida

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2,986 square feet

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Assumption of 10 year term, expiring August 14, 2009 with 2 options to renew for 2 five year periods

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The base rent (including CAM and other costs) is approximately $25 per square foot at September 30, 2006, resulting in total annual rent of approximately $74,000.

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Full service branch office

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2800 S.W. 8th Street, Miami, Florida

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2,284 square feet

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3 year term, expiring February 16, 2007 with option to renew for one 3 year period

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The base rent (including CAM and other costs) is approximately $46 per square foot at September 30, 2006, resulting in total annual rent of approximately $104,000.

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Full service branch office

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3501 West Boynton Beach Boulevard, Boynton Beach, Florida

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1,600 square feet

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5 year term, expiring August 31, 2010

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The base rent (including CAM and other costs) is approximately $29 per square foot at September 30, 2006, resulting in total annual rent of approximately $46,000.

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Full service branch office – Opened March 13, 2006

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2000 PGA Boulevard, Palm Beach Gardens, Florida

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3,648 square feet

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10 year term, expiring November 30, 2015

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The base rent (including CAM and other costs) is approximately $41 per square foot at September 30, 2006, resulting in total annual rent of approximately $150,000.

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Full service branch office – Opened August 14, 2006

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221 Miracle Mile, Coral Gables, Florida

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4,000 square feet

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5 year term, expiring October 31, 2010

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The base rent (including CAM and other costs) is approximately $52 per square foot at September 30, 2006, resulting in total annual rent of approximately $207,000.

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Full service branch office – Scheduled to open December 2006

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350 SE 2nd Street, Ft. Lauderdale, Florida

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3,500 square feet

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10 year term, expiring May 31, 2016

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The base rent (including CAM and other costs) is approximately $65 per square foot at September 30, 2006, resulting in total annual rent of approximately $226,000.

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Full service branch office – Scheduled to open December 2006

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2160 West Atlantic Ave, Delray Beach, Florida

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3,816 square feet

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10 year term, expiring February 29, 2016

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The base rent (including CAM and other costs) is approximately $46 per square foot at September 30, 2006, resulting in total annual rent of approximately $177,000.

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Full service branch office – Scheduled to open January 2007

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9293 Glades Road, Boca Raton, Florida

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5,000 square feet

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10 year term, expiring December 1, 2016

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The base rent (including CAM and other costs) will be approximately $40 per square foot as of the lease commencement date, resulting in total annual rent of approximately $202,000.

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Full service branch office – Scheduled to open July 2007

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170 SE Monterrey Road, Stuart, Florida

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3,800 square feet of buildable space

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20 year term land lease, expiring January 31, 2027

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The base rent as of the lease commencement date amounts to a total annual rent of approximately $150,000.

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Bank Operations Center – Opened September 11, 2006

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7300 Corporate Center Drive, Miami, Florida

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14,973 square feet

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5 year term, expiring January 31, 2011

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The base rent (including CAM and other costs) is approximately $27 per square foot at September 30, 2006, resulting in total annual rent of approximately $405,000.

Management believes that each of our current facilities is adequate and well suited to our current operations.

Legal Proceedings

We and Sun American Bank are periodically parties to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to our business. Management does not believe that there is any pending proceeding against us or Sun American Bank, which, if determined adversely, would have a material effect on our business or financial position.

On May 12, 2004, Fausto Marquez commenced an action against Sun American Bank, Case No. 03-21466 20, Miami-Dade County Circuit Court. Mr. Marquez alleged that Sun American Bank had interfered with his efforts to purchase Gulf Bank. The trial court has dismissed the claims, with prejudice. Mr. Marquez has filed an appeal, which is pending. The possible outcome of the appeal is uncertain and the amount sought by Mr. Marquez is unknown.

On June 2, 2006, Sun American Bancorp, Michael Golden, and Franklin Financial Group, LLC were named as defendants in a civil suit brought by former board members Sam Caliendo and G. Carlton Marlowe, Case No. 502006CA005467XXXXMB, Palm Beach County Circuit Court. The plaintiffs allege that they did not receive compensation, including options and warrants, that were promised to them while they were board members. Mr. Caliendo further alleges that he was not paid for services provided to Mr. Golden, individually, and to Franklin Financial Group, LLC. Sun American Bancorp and Mr. Golden have moved to dismiss the complaint and deny the allegations. Management cannot determine the outcome of the lawsuit at this time, or estimate the probability of loss, and therefore, no liability has been established.

SUN AMERICAN BANCORP’S MANAGEMENT’S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to Sun American Bancorp and its subsidiary Sun American Bank.

Overview

Our primary market and service area is Broward, Miami-Dade and Palm Beach counties where we operated nine full service banking offices as of September 30, 2006. We have grown significantly in recent years due to the acquisition of certain assets, and assumption of certain liabilities, of PanAmerican Bank in December 2001 and Gulf Bank in February 2004. Since these transactions, we have pursued a growth strategy, increasing our level of earning assets, primarily through increases in the loan portfolio by concentrating on the origination of commercial loan products, by competitively pricing deposit products to grow client deposits while maintaining an interest rate spread, and by increasing the level of capital in support of this growth. The periodic addition of new capital to support business growth is a core component required to permit us to realize growth plans.

During the nine months ended September 30, 2006, our capital base was increased by approximately $2.1 million through the exercise of our warrants and employee stock options. During 2005 and the first quarter of 2006, we completed several private offerings to investors which added $35.5 million and $125,000, respectively, of net new capital. The first private placement in March of 2005 involved the sale of 1,586,000 units at an offering price of $4.00 per unit, each of which consisted of one share of common stock and one Class E Warrant. Each Class E Warrant has a five year term and provides the holder with the right to purchase one share of common stock for $4.25. We received net proceeds of $5.7 million from this offering. The other private placements involved the sale of 8,266,000 units at an offering price of $4.00 per unit, each of which consisted of one share of common stock and one Class F Warrant. Each Class F Warrant has a five year term and provides the holder with the right to purchase 0.5 share of common stock for $4.00 per share. We received net proceeds of $29.9 million from this offering. We are committed to raising additional capital as required to meet business growth requirements and maintain Sun American Bank’s status as a well capitalized financial institution. Sun American Bank’s capital exceeded statutory guidelines at December 31, 2005 and September 30, 2006. There were no dividends declared in the fiscal years ended December 31, 2005 and 2004 nor in the nine months ended September 30, 2006.

We intend to continue to expand our business through internal growth as well as through the select acquisition of the assets and assumption of deposits of other banks if and when opportunities are identified. We will also seek to acquire other community banks in South Florida subject to favorable pricing considerations. We intend to grow internally by opening new branches, adding to our loan portfolio and bringing in new deposits. We also intend to grow our capital base on a continuing basis as it is part of our business strategy of maintaining a “well” capitalized position. We intend to pursue this business strategy while managing asset quality.

As of December 31, 2005, we had total assets of $277.2 million, net loans of $210.7 million, deposits of $193.5 million and stockholders’ equity of $59.6 million. Average total assets increased by $74.4 million during the fiscal year ended December 31, 2005 due to management’s efforts to grow Sun American Bank. Capital growth corresponded with the overall growth of Sun American Bank. The average equity to average assets ratio increased to 14.62% during the fiscal year ended December 31, 2005 from 10.68% during the fiscal year ended December 31, 2004. As of September 30, 2006, we had total assets of $330.5 million, net loans of $272.4 million, deposits of $236.7 million and stockholders’ equity of $63.5 million.

Our results of operations are primarily dependent upon the results of operations of Sun American Bank. Sun American Bank conducts a commercial banking business, which generally consists of attracting deposits from the general public, supplemented by Federal Home Loan Bank advances and capital infusions from us, and applying a majority of these funds (typically 75% to 90%) to the origination of commercial loans to small businesses, consumer loans, and secured real estate loans in its local trade area of South Florida. The balance of Sun American Bank’s portfolio (approximately 10% to 25%) is generally held in cash and invested in government guaranteed or sponsored investment grade securities.

Our profitability depends primarily on generating sufficient net interest income (the difference between interest income received from loans and investments and the interest expense incurred on deposits and borrowings)

to offset operating expenses. Any excess thereof is pre-tax profit earned by Sun American Bank. The careful balance sought between the interest rate earned, frequency of rate changes, and interest rate paid to Sun American Bank’s deposit base, determines the nature and extent to which it may be profitable. For example, if the income generated by net interest income plus non-interest income is in excess of operating expenses and loan loss reserves, Sun American Bank should be operating profitably. Non-interest income consists primarily of service charges and fees on deposit accounts. Non-interest expenses consist primarily of personnel compensation and benefits, occupancy and related expenses, data processing costs, deposit insurance premiums paid to the FDIC, as well as other operating expenses.

One of the strategies to maintain current profits of Sun American Bank is to control operating expenses. Management’s goal is to control the growth of operating expenses at a slower rate than the rate at which we grow our revenues. To accomplish this goal, management continues to analyze our operations to find areas where costs can be reduced through greater efficiency or through renegotiated contracts. We have improved profitability since 2001. Net income was $2.9 million for the fiscal year ended December 31, 2005, as compared to net losses of $228,000 and $443,000 for the fiscal years ended December 31, 2004 and 2003, respectively. Earnings in the fiscal year ended December 31, 2005 were driven by a 61% increase in average net loans resulting in higher net interest income and loan fees, coupled with a strong focus on credit quality, which resulted in lower provision for loan losses. This improvement in revenues and provision for loan losses more than offset the increases in non-interest expenses. Net income was $1.3 million for the nine months ended September 30, 2006, as compared to net income of $1.9 million for the nine months ended September 30, 2005. The decrease in net income was due, in part, to the recognition of stock-based compensation expense upon adoption of and in accordance with SFAS No. 123R, “Share Based Payment,” referred to as FAS 123R in this proxy statement and prospectus, of approximately $424,000.

On November 1, 2006, the Company announced that it had established Sun American Financial, LLC, a new residential mortgage company formed as a subsidiary of Sun American Bank. Sun American Financial, LLC, will provide residential mortgage services to Sun American Bank’s customers. In addition, the Company announced the creation of Sun American Wealth Management, a new financial services division of Sun American Bank. Sun American Wealth Management, in partnership with UVEST Financial Services, an NASD registered broker-dealer, will provide bank customers with access to a wide variety of investment and insurance products and services.

Results of Operations

Results of Operations for the Nine Months Ended September 30, 2006 Compared to the Nine Months Ended September 30, 2005

We reported net income of $1.3 million for the nine months ended September 30, 2006 compared to net income of $1.9 million for the nine months ended September 30, 2005. Included in the results for the nine months ended September 30, 2006 is the recognition of stock-based compensation expense upon adoption of and in accordance with FAS 123R of approximately $424,000. Basic and diluted earnings per share from continuing operations were $0.07 and $0.06, respectively, for the nine months ended September 30, 2006. Basic and diluted earnings per share were $0.18 and $0.16, respectively, for the nine months ended September 30, 2005, after a $14,361 dividend on preferred stock. Basic and diluted earnings per share reflect 9.2 million shares issued since June 2005.

The change in the results of operations from the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005 was due to an improvement in net interest income related to the increase in the commercial real estate and residential real estate loan portfolios during the period. The increase in net interest income was more than offset by higher provision for loan losses, a decrease in non-interest income, an increase in non-interest expense, and stock-based compensation as more fully discussed below.

Net Interest Income. Net interest income before provision for loan losses for the nine months ended September 30, 2006 was $11.5 million, compared to $7.9 million for the nine months ended September 30, 2005, an increase of $3.6 million, or 46%.

Income from interest earning deposits, securities and mortgage-backed related securities (available-for-sale and held-to-maturity), federal funds sold and Federal Reserve Bank stock increased by $523,000, or 64%, to $1,338,000 for the nine months ended September 30, 2006 from $815,000 for the nine months ended September 30,

2005, primarily due to a 72 basis point increase in yield from 2005 and by an increase of $11.0 million, or 38%, in average volume investments and federal funds sold.

Interest and fees on loans increased by $6.2 million, or 60%, in the nine months ended September 30, 2006, compared to the nine months ended September 30, 2005. The increase in loan income resulted from an increase in total average loan balances outstanding of $63.6 million from $181.8 million for the nine months ended September 30, 2005 to $245.4 million for the same period in 2006. The increase in the average balance of loans was primarily due to increasing loan origination. These volume increases were further enhanced by higher interest yields of 141 basis points when comparing the nine months ended September 30, 2006 versus the nine months ended September 30, 2005. The yield on interest-earning assets was 8.43% for the nine months ended September 30, 2006, a 131 basis point increase from 7.12% for the nine months ended September 30, 2005. Sun American Bank has experienced an impact from rising interest rates in 2006 and assets have been invested at higher rates in the nine months ended September 30, 2006.

Total interest expense increased $3.1 million, or 92%, to $6.5 million for the nine months ended September 30, 2006 as compared to $3.4 million for the nine months ended September 30, 2005. The increase in interest expense was primarily the result of an increase in average interest bearing deposit account balances of $61.8 million, or 46%, to $195.8 million for the nine months ended September 30, 2006 from $133.9 million for the same period in 2005. The increase in deposit interest expense was primarily attributed to the increase in volume of deposits as well as increased rates of 131 basis points on a year over year basis. Conversely, other average borrowings decreased to $16.4 million for the nine months ended September 30, 2006 as compared to $21.9 million for nine months ended September 30, 2005. This decrease was primarily due to lower average FHLB advances of $5.8 million on a year over year basis.

Non-Interest Income. Total non-interest income decreased $215,000, or 26%, to $621,000 for the nine months ended September 30, 2006 from $836,000 for the nine months ended September 30, 2005. This decrease was primarily due to a change to Sun American Bank’s funds availability policy favorable to clients resulting in lower fee income from not sufficient funds (NSF) and uncollected funds service charges.

Non-Interest Expense. Total non-interest expense increased by $3.7 million, or 59%, to $10.0 million for the nine months ended September 30, 2006 period from $6.3 million for the nine months ended September 30, 2005. The increase was primarily due to the increased size of Sun American Bank and to the recognition of stock-based compensation expense upon adoption of SFAS No. 123R in 2006. Excluding stock-based compensation expense of $424,000, non-interest expense increased by $3.3 million or 58%, to $9.6 million for the nine months ended September 30, 2006 period from $6.3 million for the nine months ended September 30, 2005.

The increase in total non-interest expense over the previous year was partially due to a $2.3 million, or 77%, increase in salaries and employee benefits for the nine months ended September 30, 2006, compared to the nine months ended September 30, 2005, due primarily to increases in staffing and to stock-based compensation expense recognized in 2006. Sun American Bank has added new staff across most business lines due to increased volume of activity and in order to develop new client business and service existing client needs. As of September 30, 2006, the number of full time equivalent employees was 93 compared to 66 as of September 30, 2005. Excluding stock-based compensation expense of $424,000, salaries and employee benefits increased $1.9 million, or 63%, during the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005.

Occupancy and equipment expenses were $2.1 million for the nine months ended September 30, 2006 compared to $1.2 million for the nine months ended September 30, 2005. This increased cost was primarily due to rent expenses for two new branch locations, two other branch locations to be opened later in the year and in early 2007, and rent expense for a new operations center that was inaugurated in September 2006.

Other expenses increased $565,000 to $2.7 million for the nine months ended September 30, 2006 as compared to $2.1 million for the nine months ended September 30, 2005. This increase was due to higher costs in many operating expense categories due to the larger size of Sun American Bank, including advertising, data processing, director’s fees, insurance, telecommunication costs related to the implementation of a voice over IP network, and costs associated with the name change in early 2006 from PanAmerican Bank to Sun American Bank and PanAmerican Bancorp to Sun American Bancorp. During the nine months ended September 30, 2006, approximately $235,000 was spent on an advertising campaign promoting the Bank’s services and new brand as well as other expenditures associated with the name change.

Provision for Loan Losses. Although management uses its best judgment in underwriting each loan, industry experience indicates that a portion of Sun American Bank’s loans will become delinquent. Regardless of the underwriting criteria utilized, Sun American Bank may experience losses as a result of many factors beyond its control, including, among other things, changes in market conditions affecting the value of security and unrelated problems affecting the credit of the borrower. Due to the concentration of loans in South Florida, adverse economic conditions in this area could result in a decrease in the value of a significant portion of the collateral that supports Sun American Bank’s loan portfolio.

Management determined a provision totaling $795,000 was needed for the nine months ended September 30, 2006, due to new loan business booked during this period and additional reserves for impaired loans. The provision for the nine months ended September 30, 2005 was $514,000.

Provision for Income Taxes. The realization of deferred tax assets associated with the net operating loss carryforward, as well as other deductible temporary differences, is dependent upon generating sufficient future taxable income. A valuation allowance against the deferred tax asset has been recorded to reflect management’s estimate of the temporary deductible differences that may expire prior to their utilization. No income tax expense or benefit has been recorded for the nine months ended September 30, 2006 and 2005. As of September 30, 2006, we generated sufficient taxable income and incurred a current tax liability of $587,000. However, management reversed the valuation allowance and recorded an offset to current tax expense effectively realizing a deferred tax asset associated with net operating loss carryforwards that can be utilized this fiscal year. A current tax provision is expected for the full 2006 fiscal year.

Results of Operations from December 31, 2004 to December 31, 2005

In this section, unless the context provides otherwise, references to 2005 and 2004 are to the fiscal years ended December 31, 2005 and 2004, respectively.

Net income for 2005 was $2.9 million, compared to a net loss of $228,000 for 2004. This represents a positive change of $3.1 million. Earnings for 2005 as compared to 2004 were primarily impacted by a $4.8 million increase in net interest income, a decrease in the provision for loan loss of $0.9 million, partially offset by a $2.7 million increase in operating expenses. The increased size of the business was due to organic growth of the loan and deposit portfolio in 2005 and the full year impact of the growth initiatives taken in 2004.

Net Interest Income. Net interest income before provision for loan losses for 2005 was $11.3 million, compared to $6.5 million for 2004, an increase of $4.8 million, or 73%. Income from interest earning deposits, securities (available-for-sale and held-to-maturity), federal funds sold, Federal Home Loan Bank stock and Federal Reserve Bank stock increased by $352,000 from $846,000 for 2004, primarily due to a $3.5 million, or 13%, increase in average volume of investments during the period. In addition, the average interest yield on investments increased to 4.02% in 2005 from 3.86% in 2004 and the average interest yield on federal funds sold increased to 3.31% in 2005 from 1.07% in 2004. Interest income and fees on loans increased by $6.9 million, or 86%, in 2005 as compared to 2004. The increase in loan income resulted from an increase in total average loan balances outstanding to $188.1 million for 2005 from $116.8 million for 2004. The largest increases were $43.9 million and $26.4 million in commercial real estate and residential real estate loans, respectively. These increases related to volume were enhanced by significantly higher average interest yields experienced by Sun American Bank on the overall loan portfolio in 2005 of 7.89% compared to 6.85% in 2004. The yield on total interest-earning assets was 7.32% for 2005, a 119 basis point increase from 6.13% for 2004, primarily as a result of improved yields in the loan portfolio due to increasing market interest rates.

Total interest expense increased $2.4 million, or 107%, from $2.3 million for 2004 to $4.7 million for 2005. The increase in interest expense was primarily the result of an increase in average interest bearing deposit account balances to $137.7 million for 2005 from $101.1 million for 2004. The average balance of NOW and money market accounts increased $5.3 million in 2005. Average balances of certificates of deposit increased $32.4 million during 2005. When additional funds were needed to fulfill lending commitments and securities purchases, management increased deposits by promoting and adjusting the interest rate paid on deposit accounts. In addition funding was obtained through the FHLB. The average balance of FHLB borrowings increased $17.3 million in 2005. In addition to the increase in the average balance of deposits, there was an increase in the yield paid on interest-bearing deposits and liabilities to 2.97% for 2005 from 2.17% for 2004.

Provision for Loan Losses. Although management uses its best judgment in underwriting each loan, industry experience indicates that a portion of our loans will become delinquent. Regardless of the underwriting criteria utilized by financial institutions, they may experience losses as a result of many factors beyond their control including, among other things, changes in market conditions affecting the value of security and unrelated problems affecting the credit of the borrower. Due to the concentration of loans in South Florida, adverse economic conditions in this area could result in a decrease in the value of a significant portion of Sun American Bank’s collateral securing the loans.

The allowance for loan loss as of December 31, 2005 was $2.1 million, compared to $1.7 million at December 31, 2004. Through the normal review of the allowance for loan losses, management determined additional provision was required due to the increase in loan balances in the year.

Management further identified its Business Manager relationships as a principle area of concern and eliminated the product line by taking a write off of $582,000 in the first quarter of 2004. In addition, management charged off a further $514,000 in 2004 of loans for which it was determined that the borrower had insufficient ability to repay.

Non-Interest Income. Total non-interest income increased $106,000, or 11%, from $969,000 for 2004 to $1.1 million for 2005.

Service charges on deposit accounts increased to $1.1 million in 2005 from $1.0 million in 2004, an increase of 7%. Fees were higher due to a larger client base. Also included in non-interest income was a $8,000 gain on the sale of a security classified as available-for-sale during 2005. There was a sale of an investment security classified as available-for-sale in 2004 that resulted in a loss of $33,000 in 2004.

Non-Interest Expense. Total non-interest expense increased by $2.7 million, or 42%, from $6.3 million for 2004 to $9.0 million for 2005. The increase in non-interest expenses reflects the impact of the growth of Sun American Bank in 2005 both from the Gulf Bank transaction and internal growth.

Salaries and benefits increased to $4.2 million in 2005 from $2.8 million in 2004. This is an increase of $1.4 million, or 50%. The increase was due to the addition of 19 people in 2005 to service a larger banking operation. Occupancy and equipment expense increased to $1.7 million in 2005 from $1.5 million in 2004, an increase of $269,000, or 18%. This increase was due to the cost of operating three new branches in the Miami-Dade area acquired as part of the Gulf Bank transaction for the full year of 2005, compared to only 10 months in 2004. In addition, Sun American Bank’s Boynton Beach branch in Palm Beach County commenced operations in April 2005. Data and item processing costs decreased by $23,000, or 4%, to $498,000 for 2005 from $520,000 for 2004. Excluding $222,000 of integration costs incurred in 2004 to combine the former Gulf Bank operations into our bank systems, data and item processing costs increased by $199,000, mostly the result of a larger customer and deposit base of Sun American Bank in 2005.

Other expenses increased to $2.5 million in 2005 from $1.5 million in 2004. This is an increase of $1.0 million, or 67%, and reflects the larger size of Sun American Bank. Professional fees increased by $562,000 primarily due to increased costs for general counsel, Sarbanes-Oxley compliance, recruiting, and investor relations. Advertising expenses increased by $162,000 in 2005 as a result of various special rate promotions in local media as well as costs associated with the name change from PanAmerican Bank. Directors’ fees of $120,000 were paid in 2005, but none were paid in 2004. Internal and external audit costs increased by $113,000 due to the growing complexity and size of Sun American Bank. In the current environment in which Sun American Bank operates, there is a continued need to allocate more resources to meet regulatory compliance requirements particularly for the new Bank Secrecy Act and USA PATRIOT Act and the Sarbanes-Oxley Act. Management expects to experience higher expenses in future years to meet compliance requirements.

Provision for Income Taxes. We recorded no income taxes in 2005 as a result of decreasing the valuation allowance for the realizable portion of deferred tax assets. The valuation allowance decreased $1.2 million in 2005 eliminating the need to provide for income tax expense. In 2004, we recorded a valuation allowance in an amount equal to our net deferred tax assets.

Results of Operations From December 31, 2003 to December 31, 2004

In this section, unless the context provides otherwise, references to 2004 and 2003 are to the fiscal years ended December 31, 2004 and 2003, respectively.

The net loss recognized for 2004 was $228,000, compared to a net loss of $443,000 for 2003. This was a positive change of $215,000. Earnings for 2004 as compared to 2003 were primarily impacted by a $2.8 million increase in net interest income, offset by a $2.5 million increase in operating expenses and a $419,000 increase in the provision for loan losses. The increased size of the business is due to the acquisition of certain assets and liabilities of Gulf Bank in February 2004 and due to internal growth of the loan and deposit portfolio in 2004.

Net Interest Income. Net interest income before provision for loan losses for 2004 was $6.5 million as compared to $3.7 million for 2003, an increase of $2.8 million, or 76%. Income from interest earning deposits, securities and mortgage-backed related securities (available-for-sale and held-to-maturity), federal funds sold, Federal Home Loan Bank stock and Federal Reserve Bank stock increased by $258,000 from $588,000 for 2003, primarily due to a $6.5 million, or 31%, increase in average volume of investments during the period. Management used funds invested in lower-yielding federal funds at December 31, 2003 to purchase investments with higher yields during 2004. Interest and fees on loans increased by $3.7 million, or 84%, in 2004 compared to 2003. The increase in loan income resulted from an increase in total average loan balances outstanding to $116.7 million for 2004 from $65.4 million for 2003. The largest increases were $7.0 million and $42.9 million in commercial loans and commercial real estate loans, respectively. These increases related to volume were enhanced by modestly higher average interest yields experienced by Sun American Bank on the overall loan portfolio in 2004 of 6.85% compared to 6.64% in 2003. The yield on total interest-earning assets was 6.13% for 2004, a 43 basis point increase from 5.70% for 2003, primarily as a result of improved yields in the loan portfolio.

Total interest expense increased $1.1 million, or 92%, from $1.2 million for 2003 to $2.3 million for 2004. The increase in interest expense was primarily the result of an increase in average interest bearing deposit account balances to $101.1 million for 2004 from $64.1 million for 2003. The average balance of NOW and money market accounts decreased $7.4 million in 2004. Average balances of certificates of deposit increased $40.4 million during 2004. When additional funds were needed to fulfill lending commitments and securities purchases, management used liquidity of $28 million that was received in the Gulf Bank transaction plus increased deposits by adjusting the interest paid on deposit accounts. In addition, funding was obtained through the FHLB. In addition to the increase in the average balance of deposits, there was an increase in the yield paid on interest-bearing deposits to 2.17% for 2004 from 1.79% for 2003.

Provision for Loan Losses. Although management uses its best judgment in underwriting each loan, industry experience indicates that a portion of our loans will become delinquent. Regardless of the underwriting criteria utilized by financial institutions, they may experience losses as a result of many factors beyond their control, including, among other things, changes in market conditions affecting the value of security and unrelated problems affecting the credit of the borrower. Due to the concentration of loans in South Florida, adverse economic conditions in this area could result in a decrease in the value of a significant portion of Sun American Bank’s collateral securing the loans.

The allowance for loan loss as of December 31, 2004 was $1.7 million, compared to $738,000 at December 31, 2003. Through the normal review of the allowance for loan losses, management determined additional provision was required due to the increase in loan balances in the year.

Management further identified its Business Manager relationships as a principal area of concern and eliminated the product line by taking a write off of $582,000 in the first quarter of 2004. In addition, management charged off a further $514,000 in 2004 of loans for which it was determined that the borrower had insufficient ability to repay.

Non-Interest Income. Total non-interest income increased $315,000, or 48%, from $654,000 for 2003 to $969,000 for 2004. The increase of total other income was the result of the increased size of Sun American Bank in 2004 due to the Gulf Bank transaction.

Service charges on deposit accounts increased to $1.0 million in 2004 from $601,000 in 2003, an increase of 66%. Fees were higher due to a larger client base and due to efforts by management to improve fee collection processes in 2004. Also included in non-interest income was a $33,000 loss on the sale of a security classified as available-for-sale during 2004. There were sales of investments classified as held-to-maturity that resulted in a net gain of $38,000 in 2003. This was an isolated transaction that was required upon discovery that purchase of the investment exceeded investment guidelines at the time of purchase.

Non-Interest Expense. Total non-interest expense increased by $2.4 million, or 61.5%, from $3.9 million for 2003 to $6.3 million for 2004. The increase in non-interest expenses reflects the impact of the growth of Sun American Bank in 2004 both from the Gulf Bank transaction and internal growth.

Salaries and benefits increased to $2.8 million in 2004 from $1.7 million in 2003. This is an increase of $1.1 million, or 65%. The increase was due to the addition of 26 people in 2004 to service a larger banking operation. Occupancy and equipment expense increased to $1.5 million in 2004 from $667,000 in 2003, an increase of $788,000, or 118%. This increase was due to the added space required to house the larger banking operations in our Coral Way, Miami office, which served as our corporate headquarters until August 2006. It is also due to the cost of operation of three new branches in the Miami-Dade area acquired as part of the Gulf Bank transaction. Data and item processing costs increased by $155,000, or 42.4%, to $520,000 for 2004 from $365,000 for 2003, primarily due to $222,000 of integration costs to combine former Gulf Bank operations into our bank systems and offset by operational efficiencies.

Other expenses increased to $1.5 million in 2004 from $1.1 million in 2003. This is an increase of $400,000, or 36%, and reflects the larger size of Sun American Bank subsequent to the Gulf Bank transaction. Professional fees increased by $77,000, and insurance costs (general liability and FDIC) increased by $94,000 due to higher asset values. Communication expenses (telephone and computer) increased by $170,000 in 2004. In the current environment that Sun American Bank operates in there is a continued need to allocate more resources to meet regulatory compliance requirements particularly for the new Bank Secrecy Act and USA PATRIOT Act and the Sarbanes-Oxley Act. Management expects to experience higher expenses in future years to meet compliance requirements.

Provision for Income Taxes. We have recorded a valuation allowance on the deferred tax assets to reduce the total to an amount that management believes is more likely than not to be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. No income tax benefits have been provided for 2004 and 2003 because there was not sufficient evidence to support the position that the losses generated would be utilized in the future. As we become profitable, management expects to realize some substantial benefits from a reduction of federal income tax expense.

Discussion of Changes in Financial Condition

Discussion of Changes in Financial Condition from December 31, 2005 to September 30, 2006

General. Total assets increased by $53.3 million, or 19%, from $277.2 million at December 31, 2005 to $330.5 million at September 30, 2006, with the increase invested principally in loans. Net loans receivable increased by $61.7 million, or 29%, to $272.4 million at September 30, 2006 from $210.7 million at December 31, 2005. The increase in these earning assets was the result of net loan originations during the nine months ended September 30, 2006. The securities portfolio and cash decreased by $16.1 million to $37.9 million at September 30, 2006 from $54.0 million at December 31, 2005. The decrease was due to the use of cash to partially fund loans. The following is a discussion of the significant fluctuations between the September 30, 2006 and December 31, 2005 balance sheets.

Assets

Cash and Cash Equivalents. Cash and cash equivalents were $9.1 million at September 30, 2006, compared to $27.6 million at December 31, 2005. The decrease of $18.5 million was principally due to the use of cash to partially fund loan growth.

Securities Available-for-Sale and Held-to-Maturity. The securities portfolio increased $2.4 million, or 9%, to $28.8 million at September 30, 2006 from $26.4 million at December 31, 2005. The increase was due to new purchases exceeding scheduled principal payments.

Loans Receivable. Net loans receivable increased by $61.7 million, or 29%, to $272.4 million at September 30, 2006 from $210.7 million at December 31, 2005. The increase in these earning assets was the result of net loan originations during the nine months ended September 30, 2006.

Asset Quality and Non-Performing Assets. In the normal course of business, we have recognized and will continue to recognize losses resulting from the inability of certain borrowers to repay loans and the insufficient realizable value of collateral securing such loans. Accordingly, we have established an allowance for loan losses, which totaled $2.9 million at September 30, 2006. The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated credit losses. Management’s periodic evaluation of the adequacy of the allowance is based on Sun American Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates of material factors, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Our allowance for loan and credit losses was analyzed and deemed to be adequate by management at September 30, 2006.

Sun American Bank’s impaired loans were $10.7 million at September 30, 2006, or 3.9% of total gross loans, compared to $2.3 million at December 31, 2005, or 1.1% of total gross loans. The increase was mostly due to the downgrading of two construction loans that incurred cost overruns prompting an advance of additional funds. The loans continue on accrual status. Assets that are classified as impaired are those deemed by management as inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets that are classified as impaired have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. The impaired assets are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected.

The total impaired assets and the percentage of total loans that are classified as impaired assets at September 30, 2006 and December 31, 2005 are listed in the table below. There was no other real estate owned (OREO) at September 30, 2006 and December 31, 2005.

	September 30, 2006	December 31, 2005
	(Dollars in thousands)

Impaired loans and discount	$10,673	$2,319
Other real estate owned and repossessions	—	—
Total impaired and other	$10,673	$2,319

Percent impaired and other/total loans	3.9%	1.1%

Gross loans	$275,325	$212,784

Nonperforming assets consist of loans that are past due 90 days or more that are still accruing interest, loans on non-accrual status and OREO and other foreclosed assets. The following table sets forth information with respect to non-performing assets identified by Sun American Bank at September 30, 2006 and December 31, 2005.

	September 30, 2006	December 31, 2005
	(Dollars in thousands)
Non-accrual loans:
Commercial and residential real estate	$—	$—
Commercial	32	290
Consumer	—	—
Accrual loans past due 90 days or more:
Commercial and residential real estate	—	—
Commercial	431	—
Consumer	19	—
Real estate owned & repossessions	—	—
Total nonperforming assets	$482	$290

Total nonperforming assets have increased in the nine months ended September 30, 2006 from December 31, 2005 by $192,000, or 66%. In management’s best judgment, all nonperforming assets are either fully collateralized or appropriately reserved based on circumstances known at this time.

Management does not believe that the interest income that would have been earned in the nine months ended September 30, 2006 and in the fiscal year ended December 31, 2005 had all nonaccrual loans performed in accordance with their original terms is a material amount.

Premises and Equipment. Premises and equipment increased by $6.0 million, or 296%, to $8.0 million at September 30, 2006, from $2.0 million at December 31, 2005. The increase in premises and equipment was due to the purchase of vacant land in Palm Beach County to be used as a future branch site as well as leasehold improvements for the new operations center in Miami, two new branches already opened in 2006 and for future branches being constructed.

Liabilities

Deposits. Deposits increased to $236.7 million at September 30, 2006 from $193.5 million at December 31, 2005. The increase of 22% during the nine months ended September 30, 2006 is the result of an advertising campaign to raise core deposits, which attracted new clients to Sun American Bank’s branch network.

Sun American Bank continues to further develop its niche in the small and medium size businesses and individuals within its trade area in the South Florida markets. These vary by location, as the Miami and Boca Raton branches are located in mixed communities of business and residential. The Hollywood branch is more focused on personal banking, with a retirement community and a large family country club community in the immediate vicinity of the office. There are also large commercial facilities nearby. These factors play an important role in Sun American Bank’s activity and performance in meeting the deposit and credit needs of the community. Checking accounts represent an important composition of the deposit mix and Sun American Bank has historically maintained satisfactory levels of this type of deposit because of its policy of relationship banking. Sun American Bank is developing new deposit products to retain existing customers and attract new deposit clients. Although Sun American Bank operates its branches in a highly competitive banking market, the ratio of loans to deposits has remained at acceptable levels.

The table below includes a breakdown of Sun American Bank’s non-interest bearing and interest bearing accounts as of September 30, 2006 and December 31, 2005.

	September 30, 2006	December 31, 2005

	(Dollars in Thousands)
Noninterest-bearing accounts	$29,189	$32,971
Interest-bearing accounts:
NOW accounts	104,046	35,561
Money market accounts	13,687	18,068
Savings accounts	4,295	3,737
Certificates of deposit under $100,000	49,698	63,160
Certificates of deposit $100,000 and more	35,763	39,968
Total interest-bearing deposits	207,489	160,494

Total deposits	$236,678	$193,465

Debt. Sun American Bank maintains an unsecured line of credit of $5.0 million and we maintain a $2.0 million revolving credit line, each with Independent Bankers Bank, to meet interim liquidity needs. There were no borrowings outstanding under these unsecured lines of credit as of September 30, 2006 and December 31, 2005.

Federal Home Loan Bank Advances. FHLB borrowings totaled $28.0 million at September 30, 2006, compared to $21.0 million at December 31, 2005. The increase of $7.0 million, or 33%, was primarily due to Sun American Bank borrowing on a short term basis to meet liquidity needs. Sun American Bank has pledged a security interest in its real estate loan portfolio to the FHLB as collateral for borrowings obtained from the FHLB.

Securities Sold under Repurchase Agreements. Securities sold under repurchase agreements were $722,000 at September 30, 2006, compared to $1,021,000 at December 31, 2005. These repurchase agreements are secured by securities held by Sun American Bank.

Capital

Our total stockholders’ equity was $63.5 million at September 30, 2006, an increase of $3.9 million, or 6%, from $59.6 million at December 31, 2005. The increase of $3.9 million includes $2.1 million of net proceeds from the issuance of common stock and from exercises of warrants and options and $1.3 million of earnings.

We and Sun American Bank are subject to various regulatory capital requirements administered by the regulatory banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. The regulations require us and Sun American Bank to meet specific capital adequacy guidelines that include quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Our and Sun American Bank’s capital classification is also subject to qualitative judgment by the regulators about interest rate risk, concentration of credit risk and other factors.

In accordance with risk-based capital guidelines issued by the Federal Reserve Board, Sun American Bank is required to maintain a minimum ratio of total capital to weighted risk assets and minimum leverage ratios. Member banks operating at or near the minimum ratio levels are expected to have well diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, high liquidity, and well managed on- and off-balance sheet activities, and in general, be considered strong organizations with a composite 1 rating under the CAMEL rating system for banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio may require an additional 100 or 200 basis points.

Our and Sun American Bank’s capital ratios at September 30, 2006 and December 31, 2005 are listed in the table below.

Capital Ratios	September 30, 2006	December 31, 2005	Adequate	Well Capitalized

Sun American Bancorp
Total risk-weighted capital	20.47%	23.31%	>8%	>10%
Tier 1 risk-weighted capital	19.42%	22.36%	>4%	>6%
Tier 1 leverage capital	17.78%	21.02%	>4%	>5%

Sun American Bank
Total risk-weighted capital	18.41%	21.83%	>8%	>10%
Tier 1 risk-weighted capital	17.36%	20.89%	>4%	>6%
Tier 1 leverage capital	15.94%	19.63%	>4%	>5%

Based upon these ratios, we and Sun American Bank are considered to be well capitalized. We continue to evaluate the interest rate exposure, control systems, earnings, asset quality, and liquidity through various monitoring systems to maintain an acceptable level of risk.

Discussion of Changes in Financial Condition from December 31, 2004 to December 31, 2005

General. Total assets increased by $85.7 million, or 45%, from $191.5 million at December 31, 2004 to $277.2 million at December 31, 2005, with the increase invested principally in loans, securities held-to-maturity, and federal funds sold. Total loans receivable increased by $57.0 million, or 37%, to $210.7 million at December 31, 2005 from $153.7 million at December 31, 2004. The increase in these earning assets was the result of additional net loan activity from Sun American Bank’s branch network. Securities increased $5.0 million, or 23.1%, to $26.4 million at December 31, 2005 from $21.4 million at December 31, 2004. The increases in loans and securities were funded by an increase in deposits in 2005 of $35.3 million and additional FHLB advances of $13.0 million. This growth was further supplemented by the addition of $36.4 million of new capital.

We are committed to expanding our business through internal growth as well as through purchase opportunities, while maintaining strong asset quality and continuing strong capital growth. Management’s strategy for achieving these objectives includes continuing our primary focus of increasing originations of high-quality commercial real estate, land acquisition, and construction loans at appropriate yields for enhancing interest income and improving our efficiency and controlling operating costs. The following is a discussion of the significant fluctuations between the December 31, 2005 and December 31, 2004 balance sheets.

Assets

Cash and Cash Equivalents. Cash and cash equivalents were $27.6 million at December 31, 2005, compared to $6.2 million at December 31, 2004. The increase of $21.4 million was primarily due to higher federal funds sold levels at the end of 2005 in anticipation of funding needs for new loans. Management added additional liquidity in 2005 through deposit taking, capital injections and FHLB borrowing activities to respond to higher loan demand.

Securities Available-for-Sale and Held-to-Maturity. The securities portfolio increased $5.0 million, or 23.1%, to $26.4 million at December 31, 2005 from $21.4 million at December 31, 2004. New securities were purchased during 2005 using available excess cash. As part of the current investment strategy, we attempted to earn more income from the investment portfolio by balancing the assets against the liquidity needed for loan funding. The investment strategy for 2005 was to focus on the acquisition of high quality fixed income investments with terms to maturity that do not exceed seven years. Management believes that laddered investment purchases within this time frame provided the best opportunities to maximize investment yield while maintaining a defensive position in a rising interest rate environment.

Loans Receivable. Total loans were $210.7 million at December 31, 2005, an increase of $57.0 million, or 37%, from $153.7 million at December 31, 2004. This increase resulted primarily from net increases in residential and commercial real estate loan production through internal growth.

Asset Quality and Non-Performing Assets. In the normal course of business, we have recognized and will continue to recognize losses resulting from the inability of certain borrowers to repay loans and the insufficient realizable value of collateral securing such loans. Accordingly, we have established an allowance for loan losses, which totaled $2.1 million at December 31, 2005. The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated credit losses. Management’s periodic evaluation of the adequacy of the allowance is based on Sun American Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates of material factors, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Our allowance for loan and credit losses was analyzed and deemed to be adequate by management at December 31, 2005.

Sun American Bank’s impaired loans were $2.3 million at December 31, 2005, or 1.1% of total gross loans, compared to $2.1 million at December 31, 2004, or 1.3% of total gross loans. Assets that are classified as impaired are those deemed by management as inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets that are classified as impaired have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. The impaired assets are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected.

The total impaired assets and the percentage of total loans that are classified as impaired assets at December 31, 2005 and 2004 are listed in the table below. There was no other real estate owned (OREO) at December 31, 2005 and 2004.

	At December 31,
	2005	2004
	(Dollars in Thousands)
Classified loans and discount	$2,319	$2,057
Other real estate owned and repossessions	—	—
Total classified and other	$2,319	$2,057
Percent classified and other/total loans	1.1%	1.3%
Gross loans	$212,785	$155,408

Nonperforming assets consist of loans that are past due 90 days or more that are still accruing interest, loans on non-accrual status and OREO and other foreclosed assets. The following table sets forth information with respect to non-performing assets identified by Sun American Bank at December 31, 2005 and 2004.

	At December 31,
	2005	2004
	(Dollars in thousands)
Non-accrual loans:
Commercial and residential real estate	$—	$—
Commercial	290	141
Consumer	—	—
Accrual loans past due 90 days or more:
Commercial and residential real estate	—	—
Commercial	—	—
Consumer	—	—
Real estate owned & repossessions	—	—
Total nonperforming assets	$290	$141

Nonperforming assets have increased $149,000, or 106%, from $141,000 at December 31, 2004 to $290,000 at December 31, 2005. In management’s best judgment, all nonperforming assets are either fully collateralized or appropriately reserved based on circumstances known at this time.

Management does not believe that the interest income that would have been earned in the fiscal years ended December 31, 2005 and 2004 had all nonaccrual loans performed in accordance with their original terms is a material amount.

Premises and Equipment. Premises and equipment totaled $2.0 million at December 31, 2005, compared to $1.9 million at December 31, 2004. The increase of 5% is primarily due to the acquisition of select fixed assets.

Liabilities

Deposits. Deposits increased $35.3 million at December 31, 2005 from December 31, 2004. In the South Florida market, Sun American Bank is able to attract new deposits or reduce deposit levels as needed by adjusting the interest paid on deposit accounts, primarily money market and NOW accounts. When additional funds are needed to fulfill lending commitments, Sun American Bank can, by means of marketing efforts and by adjusting the interest paid on deposit accounts, attract new deposits and retain existing accounts. In addition, Sun American Bank can utilize institutional (broker) deposits on a limited basis. At December 31, 2005, brokered deposits were $13.0 million.

The table below includes a breakdown of Sun American Bank’s non-interest bearing and interest bearing accounts as of December 31, 2005 and 2004.

	Deposits at December 31,
	2005	2004
	(Dollars in Thousands)
Noninterest-bearing accounts	$32,971	$36,231
Interest-bearing accounts:
NOW accounts	35,561	9,542
Money market accounts	18,068	21,029
Savings accounts	3,737	4,910
Certificates of deposit under $100,000	63,160	40,183
Certificates of deposit $100,000 and more	39,968	46,263
Total interest-bearing deposits	160,494	121,927
Total deposits	$193,465	$158,158

Debt. Sun American Bank maintains an unsecured line of credit of $5.0 million and we maintain a $2.0 million revolving credit line, each with Independent Bankers Bank, to meet interim liquidity needs. There were no borrowings outstanding under these unsecured lines of credit as of December 31, 2005, compared to $2.5 million outstanding at December 31, 2004 under Sun American Bank’s unsecured line of credit.

Federal Home Loan Bank Advances. FHLB borrowings at December 31, 2005 amounted to $21.0 million, compared to $8.0 million at December 31, 2004. In August 2004, Sun American Bank was accepted into membership of the Federal Home Loan Bank of Atlanta. Sun American Bank has pledged a security interest in its real estate loan portfolio to the FHLB as collateral for borrowings obtained from the FHLB.

Securities Sold Under Repurchase Agreements. Securities sold under repurchase agreements were $1.0 million at December 31, 2005, compared to $1.3 million at December 31, 2004. The decrease was due to a reduction of client participation in the program in 2005.

Capital

Our stockholders’ equity was $59.6 million at December 31, 2005, an increase of $38.9 million, or 187%, from $20.7 million at December 31, 2004. The increase was primarily due to the net proceeds from two private placements during 2005 amounting to approximately $35.5 million and comprehensive income of $2.8 million. In addition, we received $0.9 million in additional capital through the exercise of warrants and options. In the first quarter of 2005, we redeemed 315 preferred shares with a par value of $315,000.

We and Sun American Bank are subject to various regulatory capital requirements administered by the regulatory banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. The regulations require us and Sun American Bank to meet specific capital adequacy guidelines that include quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Our and Sun American Bank’s capital classification is also subject to qualitative judgment by the regulators about interest rate risk, concentration of credit risk and other factors.

In accordance with risk-based capital guidelines issued by the Federal Reserve Board, Sun American Bank is required to maintain a minimum ratio of total capital to weighted risk assets and minimum leverage ratios. Member banks operating at or near the minimum ratio levels are expected to have well diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, high liquidity, and well managed on- and off-balance sheet activities, and in general, be considered strong organizations with a composite 1 rating under the CAMEL rating system for banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio may require an additional 100 or 200 basis points.

Our and Sun American Bank’s capital ratios at December 31, 2005 and December 31, 2004 are listed in the table below.

Capital Ratios	December 31, 2005	December 31, 2004	Adequate	Well Capitalized

Sun American Bancorp
Total risk-weighted capital	23.31%	10.09%	>8%	>10%
Tier 1 risk-weighted capital	22.36%	8.87%	>4%	>6%
Tier 1 leverage capital	21.02%	8.24%	>4%	>5%
Sun American Bank
Total risk-weighted capital	21.83%	10.03%	>8%	>10%
Tier 1 risk-weighted capital	20.89%	9.00%	>4%	>6%
Tier 1 leverage capital	19.63%	8.37%	>4%	>5%

Based upon these ratios, we and Sun American Bank are considered to be well capitalized. We continue to evaluate the interest rate exposure, control systems, earnings, asset quality, and liquidity through various monitoring systems to maintain an acceptable level of risk.

Discussion of Changes in Financial Condition from December 31, 2003 to December 31, 2004

General. Total assets increased by $97.4 million, or 104%, from $94.1 million at December 31, 2003 to $191.5 million at December 31, 2004, with the increase invested principally in loans and securities available-for-sale. Total loans receivable increased by $87.5 million, or 132%, to $153.7 million at December 31, 2004 from $66.2 million at December 31, 2003. The increase in these earning assets was the result of additional net loan activity from the branches of $45.5 million and the acquisition of $42.0 million of new loans as part of the Gulf Bank transaction. Securities increased $2.1 million, or 10.8%, to $21.4 million at December 31, 2004 from

$19.3 million at December 31, 2003. The increases in loans and securities were funded by an increase in deposits in 2004 of $78.1 million ($67.0 million of which was assumed in the Gulf Bank transaction), as well as the addition of FHLB advances of $8.0 million in 2004. This growth was further supplemented by the addition of $10.9 million of new capital, most of which was obtained in a May 2004 public offering.

Assets

Cash and Cash Equivalents. Cash and cash equivalents were $6.2 million at December 31, 2004, compared to $3.2 million at December 31, 2003. The increase of $3.0 million, or 94%, was primarily due to higher federal funds purchase levels at the end of 2004. Management added additional liquidity in 2004 through deposit taking, capital injections and FHLB borrowing activities to respond to higher loan demand.

Securities Available-for-Sale and Held-to-Maturity. The securities portfolio increased $2.1 million, or 10.8%, to $21.4 million at December 31, 2004 from $19.3 million at December 31, 2003. New securities were purchased during 2003 using available excess cash. As part of our investment strategy in 2004, management attempted to earn more income from the investment portfolio by balancing the assets against the liquidity needed for loan funding. The investment strategy for 2004 was to focus on the acquisition of high quality fixed income investments with terms to maturity that do not exceed five years. Management believes that laddered investment purchases within this time frame provided the best opportunities to maximize investment yield while maintaining a defensive position in a rising interest rate environment.

Loans Receivable. Total loans were $153.7 million at December 31, 2004, an increase of $87.5 million, or 132%, from $66.2 million at December 31, 2003. This increase resulted primarily from net increases in commercial and commercial real estate loan production of $45.5 million through internal growth, as well as the acquisition of $42.0 million of new loans as part of the Gulf Bank transaction.

Asset Quality and Non-Performing Assets. In the normal course of business, we have recognized and will continue to recognize losses resulting from the inability of certain borrowers to repay loans and the insufficient realizable value of collateral securing such loans. Accordingly, we have established an allowance for loan losses, which totaled $1.7 million at December 31, 2004. The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated credit losses. Management’s periodic evaluation of the adequacy of the allowance is based on Sun American Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates of material factors, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Our allowance for loan and credit losses was analyzed and deemed to be adequate by management at December 31, 2004.

Sun American Bank’s impaired loans were $2.1 million at December 31, 2004, or 1.3% of total gross loans, compared to $1.7 million at December 31, 2003, or 2.6% of total gross loans. Assets that are classified as impaired are those deemed by management as inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets that are classified as impaired have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. The impaired assets are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected.

The total impaired assets and the percentage of total loans that are classified as impaired assets at December 31, 2004 and 2003 are listed in the table below. There was no other real estate owned (OREO) at December 31, 2004 and 2003.

	At December 31,
	2004	2003
	(Dollars in Thousands)
Classified loans and discount	$2,057	$1,720
Other real estate owned and repossessions	—	—
Total classified and other	$2,057	$1,720
Percent classified and other/total loans	1.3%	2.6%
Gross loans	$155,408	$67,071

Nonperforming assets consist of loans that are past due 90 days or more that are still accruing interest, loans on non-accrual status and OREO and other foreclosed assets. The following table sets forth information with respect to non-performing assets identified by Sun American Bank at December 31, 2004 and 2003.

	At December 31,
	2004	2003
	(Dollars in thousands)
Non-accrual loans:
Commercial and residential real estate	$—	$—
Commercial	141	818
Consumer	—	—
Accrual loans past due 90 days or more:
Commercial and residential real estate	—	—
Commercial	—	—
Consumer	—	—
Real estate owned & repossessions	—	—
Total nonperforming assets	$141	$818

Nonperforming assets have decreased $677,000, or 83%, to $141,000 at December 31, 2004 from $818,000 at December 31, 2003. Accrual loans over 90 days decreased by $705,000. In management’s best judgment, all nonperforming assets are either fully collateralized or appropriately reserved based on circumstances known at this time.

Management does not believe that the interest income that would have been earned in the fiscal years ended December 31, 2004 and 2003 had all nonaccrual loans performed in accordance with their original terms is a material amount.

Premises and Equipment. Premises and equipment totaled $1.9 million at December 31, 2004, compared to $1.7 million at December 31, 2003. The increase of 12% during 2004 is primarily due to the acquisition of select fixed assets in conjunction with the Gulf Bank transaction. Also, as part of the Gulf Bank transaction, we acquired leases on three new branch locations in the greater Miami area during 2004.

Liabilities

Deposits. Deposits increased $78.0 million at December 31, 2004 from December 31, 2003. In the South Florida market, management is able to attract new deposits or reduce deposit levels as needed by adjusting the interest paid on deposit accounts, primarily money market accounts. When additional funds are needed to fulfill lending commitments, management can, by means of marketing efforts and by adjusting the interest paid on deposit accounts, attract new deposits and retain existing accounts. Sun American Bank acquired $67.0 million of new deposit liabilities as part of the Gulf bank transaction. In addition, Sun American Bank added $13.0 million of institutional (broker) deposits in 2004.

The table below includes a breakdown of Sun American Bank’s non-interest bearing and interest bearing accounts as of December 31, 2004 and 2003.

	Deposits at December 31,
	2004	2003
	(Dollars in Thousands)
Noninterest-bearing accounts	$36,231	$17,054
Interest-bearing accounts:
NOW accounts	9,542	4,076
Money market accounts	21,029	18,935
Savings accounts	4,910	1,605
Certificates of deposit under $100,000	40,183	15,007
Certificates of deposit $100,000 and more	46,263	23,456
Total interest-bearing deposits	121,927	63,079
Total deposits	$158,158	$80,133

Federal Home Loan Bank Advances. In August 2004, Sun American Bank was accepted into membership of the Federal Home Loan Bank of Atlanta. At that time, we assumed $3.0 million of advances previously issued to

Gulf Bank. Sun American Bank had increased the outstanding borrowings from the FHLB to $8.0 million at year end. No amounts were due to the FHLB in 2003.

Securities Sold Under Repurchase Agreements. Securities sold under repurchase agreements were $1.3 million at December 31, 2004, compared to $2.4 million at December 31, 2003. The decrease was due to a reduction of client participation in the program in 2004.

Capital

Our stockholders’ equity was $20.7 million at December 31, 2004, an increase of $10.9 million, or 111%, from $9.8 million at December 31, 2003. The increase is primarily due to a capital infusion from a public offering in May 2004. During January 2004, we issued 3,100 shares of preferred stock totaling $3.1 million in a private placement, which partially funded the purchase of certain of the assets Gulf Bank. At December 31, 2004, 315 preferred shares with a par value of $315,000 were issued and outstanding.

We and Sun American Bank are subject to various regulatory capital requirements administered by the regulatory banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. The regulations require us and Sun American Bank to meet specific capital adequacy guidelines that include quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Our and Sun American Bank’s capital classification is also subject to qualitative judgment by the regulators about interest rate risk, concentration of credit risk and other factors.

In accordance with risk-based capital guidelines issued by the Federal Reserve Board, Sun American Bank is required to maintain a minimum ratio of total capital to weighted risk assets and minimum leverage ratios. Member banks operating at or near the minimum ratio levels are expected to have well diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, high liquidity, and well managed on- and off-balance sheet activities, and in general, be considered strong organizations with a composite 1 rating under the CAMEL rating system for banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio may require an additional 100 or 200 basis points.

Our and Sun American Bank’s capital ratios at December 31, 2004 and December 31, 2003 are listed in the table below.

Capital Ratios	December 31, 2004	December 31, 2003	Adequate	Well Capitalized

Sun American Bancorp
Total risk-weighted capital	10.09%	(1)	>8%	>10%
Tier 1 risk-weighted capital	8.87%	(1)	>4%	>6%
Tier 1 leverage capital	8.24%	(1)	>4%	>5%

Sun American Bank
Total risk-weighted capital	10.03%	10.67%	>8%	>10%
Tier 1 risk-weighted capital	9.00%	9.71%	>4%	>6%
Tier 1 leverage capital	8.37%	8.01%	>4%	>5%

———————

(1)

At December 31, 2003, the total assets of Sun American Bank were below $150.0 million. As such, capital ratios were not required or calculated for Sun American Bancorp at that time.

Based upon these ratios, we and Sun American Bank are considered to be well capitalized. We continue to evaluate the interest rate exposure, control systems, earnings, asset quality, and liquidity through various monitoring systems to maintain an acceptable level of risk.

Critical Accounting Policies

Our accounting policies are fundamental to understanding management’s discussion and analysis of results of operations and financial condition. We have identified five policies as being critical because they require management to make judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

Allowance for Loan Losses. Our accounting for the allowance for loan losses is a critical policy that is discussed in detail in this section. See “– Earning Assets” below.

Goodwill and Intangible Assets. We test goodwill and other intangible assets for impairment annually. The test requires us to determine the fair value of our reporting unit and compare the reporting unit’s fair value to its carrying value. The fair value of the reporting unit is estimated using management valuation models. While management believes the sources utilized to arrive at the fair value estimates are reliable, different sources or methods could have yielded different fair value estimates. These fair value estimates require a significant amount of judgment. Changes in management’s valuation of its reporting unit may affect future earnings through the recognition of a goodwill impairment charge. At December 31, 2005, (the goodwill impairment testing date) the fair value of our reporting unit was greater than its carrying value; therefore, goodwill was not impaired. If the fair value of reporting unit declines below the carrying amount, we would have to perform the second step of the impairment test. This step requires us to fair value all assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation.

Acquisitions. We account for our business combinations based on the purchase method of accounting. The purchase method of accounting requires us to fair value the tangible net assets and identifiable intangible assets acquired. The fair values are based on available information and current economic conditions at the date of acquisition. The fair values may be obtained from independent appraisers, discounted cash flow present value techniques, management valuation models, quoted prices on national markets or quoted market prices from brokers. These fair value estimates will affect future earnings through the disposition or amortization of the underlying assets and liabilities. While management believes the sources utilized to arrive at the fair value estimates are reliable, different sources or methods could have yielded different fair value estimates. Such different fair value estimates could affect future earnings through different values being utilized for the disposition or amortization of the underlying assets and liabilities acquired.

Securities. We record our securities available-for-sale in our statement of financial condition at fair value. We use market price quotes for valuation. The fair value of these securities in our statement of financial condition was based on the closing price quotations at period end. The closing quotation represents inter-dealer quotations without retail markups, markdowns or commissions and do not necessarily represent actual transactions. As a consequence, we may not be able to realize the quoted market price upon sale. We adjust our securities available-for-sale to fair value monthly with a corresponding increase or decrease to other comprehensive income. Declines in the fair value of individual securities available-for-sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value through the income statement.

Income Taxes. We file a consolidated federal income tax return. We use the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Our management, in consultation with the audit committee of our board of directors, has reviewed and approved these critical accounting policies.

Earning Assets

A primary strategy of the company continues to be to increase the level of earning assets as they relate to operating expenses in order to improve profitability. We are pursuing a growth strategy by increasing the level of earning assets, primarily through increases in loan origination in the communities we serve and by increasing the level of capital in support of this growth. Interest-earning assets, which consist of loans, investments, federal funds sold, Federal Home Loan Bank Stock, and Federal Reserve Bank Stock, totaled $305.7 million at September 30, 2006, a $44.7 million, or 17%, increase from December 31, 2005. Interest-earning assets totaled $261.0 million at December 31, 2005, an $84.7 million, or 48%, increase from $176.3 million at December 31, 2004.

Lending Activities

Our principal lending areas have been defined as all census tracts within the tri-county area of Palm Beach, Broward and Miami-Dade Counties, Florida. Sun American Bank’s customers are predominantly small- to medium-

sized businesses, individual investors and consumers. Collateralized loans, the most common of which follow, are extended on similar terms to all of Sun American Bank’s customers and have an inherent degree of risk:

•

Cash-secured loans as well as loans guaranteed by agencies of the United States Government represent a nominal level of risk.

•

Loans secured by marketable securities represent a low degree of risk.

•

Commercial and residential real estate loans, including construction and land development loans, represent a moderate degree of risk.

•

Loans secured by automobiles, boats and equipment represent a moderate to medium level of risk.

•

Unsecured loans represent a high level of risk.

As a significant part of our growth strategy, we are increasing our efforts to develop new business relationships and are increasing our marketing efforts. Typically, we seek commercial lending relationships with customers borrowing up to $10.0 million. Sun American Bank’s legal lending limit for secured and unsecured loans was $13.5 million and $8.1 million, respectively, as of September 30, 2006. Sun American Bank’s legal lending limit for secured and unsecured loans was $13.1 million and $7.8 million, respectively, as of December 31, 2005 and $4.1 million and $2.5 million, respectively, as of December 31, 2004. During 2005 and the first quarter of 2006, we raised $35.6 million of net new capital through several private offerings, thus increasing Sun American Bank’s legal lending limit and allowing it to meet the loan needs of larger customers. Sun American Bank also has approximately 13 participating loans with other banks, which totaled approximately $13.3 million as of September 30, 2006, compared to 16 participating loans with other banks, which totaled approximately $5.0 million as of December 31, 2005.

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on mortgage loans generally give us the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of loans tends to increase, however, when current loan market rates are substantially higher than rates on existing loans and, conversely, decrease when rates on existing loans are substantially higher than current loan market rates.

Sun American Bank extends credit with terms, rates and fees commensurate with those in its market place for like types of credit. Loan maturities may positively or negatively impact Sun American Bank’s GAP position and, ultimately, its profitability.

Loan Solicitation and Processing. Loan applicants come primarily through the efforts of Sun American Bank’s loan officers who seek out existing customers, referrals by realtors, previous and present customers, business acquaintances, and walk-ins. Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant’s employment, income and credit standing. On mortgage loans, an appraisal of the real estate offered as collateral generally is undertaken by an independent fee appraiser certified by the State of Florida.

Commercial Real Estate Loans. Sun American Bank’s primary lending focus is making commercial real estate loans to finance the purchase of real property, which generally consists of developed real estate. Commercial real estate loans are generally secured by first liens on real estate, and typically have variable rates and amortize over a 15 to 25 year period, with balloon payments due at the end of five to ten years. At September 30, 2006, commercial real estate loans represented 66% of the total loan portfolio, compared to 64% at December 31, 2005. The average balance of commercial real estate loans was $156.7 million for the nine months ended September 30, 2006. Income from these loans totaled $10.6 million for the nine months ended September 30, 2006. At December 31, 2005, commercial real estate loans represented 64% of the total loan portfolio, compared to 70% at December 31, 2004. The average balance of commercial real estate loans was $123.1 million for the fiscal year ended December 31, 2005 and $79.3 million for the fiscal year ended December 31, 2004. Income from these loans totaled $9.7 million and $5.5 million for the fiscal years ended December 31, 2005 and 2004, respectively.

Commercial Loans. Another lending focus of Sun American Bank is to small- and medium-sized businesses in a variety of industries. We make a broad range of short- and medium-term commercial lending products available to businesses, including working capital lines, purchases of machinery, and business expansion (including acquisition of real estate and improvements). At September 30, 2006, commercial loans represented 9% of the total loan portfolio, compared to 12% at December 31, 2005. The average balance of commercial loans was $29.3 million for the nine months ended September 30, 2006. Income from these loans totaled $1.9 million for the nine months ended September 30, 2006. At December 31, 2005, commercial loans represented 12% of the total loan portfolio compared to 13% at December 31, 2004. The average balance of commercial loans was $26.9 million for the fiscal year ended December 31, 2005 and $25.5 million for the fiscal year ended December 31, 2004. Income from these loans totaled $2.2 million and $1.6 million for the fiscal years ended December 31, 2005 and 2004, respectively.

Consumer Lending. Sun American Bank offers a variety of loan and deposit products and services to retail customers through its branch network. Loans to retail customers include residential real estate loans, home equity loans and lines of credit, automobile loans, and other personal loans. At September 30, 2006, residential real estate loans represented 23% of the total loan portfolio, compared to 23% at December 31, 2005. The average balance of residential real estate loans was $58.6 million for the nine months ended September 30, 2006. Income from these loans totaled $3.9 million for the nine months ended September 30, 2006. At December 31, 2005, residential real estate loans represented 23% of the total loan portfolio, compared to 15% at December 31, 2004. The average balance of residential real estate loans was $34.5 million for the fiscal year ended December 31, 2005 and $8.1 million for the fiscal year ended December 31, 2004. Income from these loans totaled $2.7 million and $484,000 for the fiscal years ended December 31, 2005 and 2004, respectively.

At September 30, 2006, consumer, home equity, installment, and other loans represented 2% of the total loan portfolio, compared to 1% at December 31, 2005. The average balance of consumer, home equity and installment loans was $3.8 million for the nine months ended September 30, 2006. Income from these loans totaled $233,000 for the nine months ended September 30, 2006. Income from these loans totaled $125,000 for the six months ended June 30, 2006. At December 31, 2005, consumer, home equity, installment, and other loans represented 1% of the total loan portfolio, compared to 2% at December 31, 2004. The average balance of consumer, home equity and installment loans was $3.6 million for the fiscal year ended December 31, 2005 and $3.9 million for the fiscal year ended December 31, 2004. Income from these loans totaled $276,000 and $310,000 for the fiscal years ended December 31, 2005 and 2004, respectively.

Loan Portfolio Summary. Major categories of loans included in the portfolio are as follows (in thousands):

	September 30, 2006	December 31,
		2005	2004	2003	2002	2001

Commercial loans	23,892	25,563	19,509	22,585	17,411	11,269
Commercial real estate loans	181,347	136,096	109,145	37,608	31,340	21,80
Residential real estate loans	63,293	48,254	23,623	2,466	8,959	7,411
Consumer and home equity	6,284	2,595	3,220	4,283	2,915	4,599
Other	1,084	801	269	129	251	5
	275,900	213,309	155,766	67,071	60,876	45,064
Net deferred loan fees	(575)	(525)	(358)	(136)	(92)	(29)
Allowance for loan losses	(2,947)	(2,119)	(1,678)	(738)	(748)	(514)
Net Loans	272,378	210,665	153,730	66,197	60,036	44,521

Loan Maturity Schedule. The following schedule sets forth the time to contractual maturity of our loan portfolio at September 30, 2006 and December 31, 2005. Loans that have adjustable rates and fixed rates are all shown in the period of contractual maturity. Demand loans, loans having no contractual maturity and overdrafts are reported as due in one year or less.

September 30, 2006	Total	One Year Or Less	One through Five Years	Over Five Years
	(Dollars in Thousands)
Commercial loans	$23,892	$18,182	$4,938	$772
Commercial real estate	181,347	67,774	62,892	50,681
Residential real estate	63,293	30,561	17,499	15,233
Consumer and home equity	6,284	1,116	1,473	3,695
Other	1,084	1,084	—	—
	275,900	$118,717	$86,802	$70,381
Net deferred loan fees	(575)
	$275,325

At September 30, 2006, fixed rate loans due after one year were approximately $32.1 million and adjustable rate loans due after one year were approximately $125.1 million.

December 31, 2005	Total	One Year Or Less	One through Five Years	Over Five Years
	(Dollars in Thousands)
Commercial loans	$25,563	$18,014	$6,607	$942
Commercial real estate	136,096	49,784	38,646	47,666
Residential real estate	48,254	19,767	11,583	16,904
Consumer and home equity	2,595	704	608	1,283
Other	801	801	—	—
	213,309	$89,070	$57,444	$66,795
Net Deferred Loan Fees	(525)
	$212,784

At December 31, 2005, fixed rate loans due after one year were approximately $28.2 million and adjustable rate loans due after one year were approximately $96.0 million.

Asset Quality. Management seeks to maintain the quality of assets through conservative underwriting and lending practices. The earning asset portfolio (exclusive of investment securities) is generally split into five categories, four of which are types of loans, and the fifth is other, which includes overdrafts. Loan concentrations are defined as loans outstanding that are segregated into similar collateral types and/or nature of cash-flow income generation, which may cause a correspondingly similar impact with a particular economic or other condition. We routinely monitor these concentrations in order to make necessary adjustments in our lending practices that most clearly reflect the economic conditions and trends, loan ratios, loan covenants, asset valuations, and industry trends.

Displayed below are the percentages of the gross loan portfolio as of September 30, 2006, December 31, 2005 and December 31, 2004:

	September 30, 2006	December 31,
Loan Distribution		2005	2004

Commercial Loans	9%	12%	13%
Commercial real estate loans	66%	64%	70%
Residential real estate loans	23%	23%	15%
Consumer, home equity, other	2%	1%	2%

In an effort to maintain the quality of the loan portfolio, management seeks to minimize higher risk loans. In view of the relative significance of real estate related loans, a downturn in the value of real property could have an adverse impact on profitability. As part of Sun American Bank’s loan policy and loan management strategy, we typically limit our loan-to-value ratio to a maximum of 50% to 80% depending on the type of real property being secured. The use of qualified third party state certified appraisers for property valuations, and property inspections by knowledgeable bank officials help mitigate real property loan risks.

The Loan and Discount Committee of the board of directors of Sun American Bank concentrates its efforts and resources and that of its senior management and lending officers on loan review and underwriting procedures and standards. Internal controls include ongoing reviews of loans made to monitor documentation and ensure the existence and valuations of collateral, early detection of loan degradation, and regional economic conditions.

Regulatory Classification of Assets. Generally, interest on loans is accrued and credited to income based on the outstanding balance of the contract obligations of each loan or receivable contract. It is Sun American Bank’s policy to discontinue the accrual of interest income and classify loans or assets as non-accrual when principal or interest is past due 90 days or more and/or the loan is not properly and/or adequately collateralized, or if in the belief of management, principal and/or interest is not likely to be paid in accordance with the terms of the obligation and/or documentation. As of September 30, 2006, delinquent loans greater than 30 and less than 90 days totaled $68,000 and impaired loans totaled $10.7 million. As of December 31, 2005 and 2004, delinquent loans greater than 30 and less than 90 days totaled $1,301,300 and $544,000, respectively, and impaired loans totaled $2.3 million and $2.1 million, respectively.

Foreclosed Assets. Assets acquired as a result of foreclosure or by deed-in-lieu of foreclosure are classified as other real estate owned, or OREO, if real estate, or in other assets, if other property, until they are sold. When property is acquired, it is initially recorded at fair value on the date of acquisition. Subsequent to foreclosure, foreclosed assets are carried at the lower of the carrying amount or fair value, less estimated selling costs. Sun American Bank held no OREO or repossessions at September 30, 2006 and December 31, 2005 and 2004.

Non-Performing Assets. Non-performing assets consist of loans that are past due 90 days or more that are still accruing interest, loans on nonaccrual status and other real estate owned and other foreclosed assets. The following table sets forth information with respect to nonperforming assets identified by Sun American Bank for the nine months ended September 30, 2006 and the fiscal years ended December 31:

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(Dollars in Thousands)
Nonaccrual Loans
Commercial loans	$32	$290	$121	$—	$28	$—
Commercial and residential real estate	—	—	20	798	—	—
Accrual loans – past due 90 days or more
Commercial and residential real estate	431	—	—	—	—	—
Commercial loans	19
Installment	—	—	—	—	7	26
Restructured loans	—	—	—	20	—	—
Other real estate owned and repossessions	—	—	—	—	—	348
Total nonperforming assets	$482	$290	$141	$818	$35	$374

Allowance for Loan Losses. The allowance for loan losses represents management’s estimate of probable losses inherent in the loan portfolio at the balance sheet date. Allocation of the allowance is made for analytical purposes only, and the entire allowance is available to absorb probable and estimable credit losses inherent in the portfolio. Additions to the allowance may result from recording provision for loan losses or loan recoveries, while charge-offs are deducted from the allowance. Management estimates the allowance for loan loss balance required by using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. For analytical purposes, the allowance consists of two components, Non-Specific and Specific.

Non-Specific Allowance: The methodology used in establishing non-specific allowances is based on a broad risk analysis of the portfolio. All significant portfolio segments, including concentrations, are analyzed. The amount of the non-specific allowance is based upon a statistical analysis that derives appropriate formulas, which are adjusted by management’s subjective assessment of current and future conditions. The determination includes an analysis of loss and recovery experience in the various portfolio segments over at least the last three fiscal years. Results of the historical loss analysis are adjusted to reflect current and anticipated conditions.

Specific Allowance: All significant commercial and industrial loans classified as either “substandard” or “doubtful” are reviewed at the end of each period to determine if a specific reserve is needed for that credit. The determination of a specific reserve for an impaired asset is evaluated in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” and a specific reserve is very common for significant credits classified as either “substandard” or “doubtful.”  The establishment of a specific reserve does not necessarily mean that the credit with the specific reserve will definitely incur loss at the reserve level. It is only an estimation of potential loss based upon anticipated events.

Allowance for Loan Loss Activity. Activity in the allowance for loan losses for nine months ended September 30, 2006 and for the fiscal years ended December 31, are as follows:

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001
Balance, beginning	$2,119,396	$1,678,191	$738,147	$747,750	$513,601	$398,992
Amounts charged off:
Commercial loans	—	(57,266)	(1,083,848)	(823,479)	(588)	(72,000)
Consumer loans	(1,060)	(20,953)	(11,908)	(72,835)	(23,695)	(67,999)
Commercial and residential real estate	—	—	—	(154,543)	—	—
Recoveries of amounts charged off:
Commercial loans	—	107,403	159,609	47,784	17,774	39,628
Consumer loans	6,335	5,819	21,191	10,913	7,658	14,980
Commercial and residential real estate	26,787	—	—	4,491	—	—
Net (charge-offs) recoveries	32,062	35,003	(914,956)	(987,669)	1,149	(85,391)
Provision for loan losses	795,304	475,350	1,397,000	978,066	233,000	—
Reallocation of reserve for unfunded Commitments	—	(69,148)	—	—	—	—
Acquisition related adjustment (1)	—	—	458,000	—	—	200,000
Balance, ending	$2,946,762	$2,119,396	$1,678,191	$738,147	$747,750	$513,601

Ratio of net (charge-offs) recoveries to average loans outstanding during the period	0.00%	0.00%	(0.06)%	(1.51)%	0.02%	0.40%

———————

(1)

The adjustment in 2004 and in 2001 is the allowance required on acquisition of loans from the Gulf Bank transaction and from the PanAmerican Bank transaction, respectively.

Through the normal review of the allowance for loan losses, management determined additional provision was required due to a growth of the loan portfolio during the nine months ended September 30, 2006 and the fiscal year ended December 31, 2005. In 2004, management discontinued the Business Manager product as it had determined that the product did not fit well with the current product mix. Phase out of the product was completed in the first quarter of 2004, and we charged off approximately $582,000 of Business Manager loans in 2004. In addition, management charged off an additional $514,000 of loans for which it was determined that the borrower had insufficient ability to repay. Impaired loans totaled $10.7 million at September 30, 2006, compared to $2.3 million at December 31, 2005 and $2.1 million at December 31, 2004. Non-performing assets totaled $482,000 at September 30, 2006, compared to $290,000 at December 31, 2005 and $141,000 at December 31, 2004.

The allowance is allocated to specific categories of loans for statistical purposes only, and may be applied to loan losses incurred in any loan category. The allocation of the allowance for loan losses as of September 30, 2006 and December 31, is as follows:

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001

Commercial loans	$255,180	$254,328	$218,164	$250,970	$209,370	$128,375
Commercial real estate loans	1,936,885	1,356,413	1,174,734	413,362	388,830	246,580
Residential real estate loans	676,004	487,461	251,729	29,526	112,163	87,295
Consumer, home equity, and other	78,693	21,194	33,564	44,289	37,387	51,351

Total allowance for loan losses	$2,946,762	$2,119,396	$1,678,191	$738,147	$747,750	$513,601

The percentage of loans in each category to total loans as of September 30, 2006 and December 31, is as follows:

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001

Commercial loans	9%	12%	13%	34%	29%	25%
Commercial real estate loans	66%	64%	70%	56%	51%	48%
Residential real estate loans	23%	23%	15%	4%	15%	17%
Consumer, home equity, and other	2%	1%	2%	6%	5%	10%
Total allowance for loan losses	100%	100%	100%	100%	100%	100%

Certain Relationships and Related Transactions. At September 30, 2006, Sun American Bank had four lines of credit outstanding to business entities affiliated with two of its directors, Stephen Perrone and Alberto Valle, each of whom also serve on our board of directors, in the aggregate amount of $6.9 million. Accrued interest on these loans amounted to $23,553 at September 30, 2006. The loans are secured by real estate and are believed to be collectible. All loans to officers and directors are made in accordance with Regulation O, under the same terms available to the general public without preferential treatment. At December 31, 2005, Sun American Bank had two lines of credit outstanding to business entities affiliated with Stephen Perrone, in the aggregate amount of $5.9 million. Accrued interest on these loans amounted to $1,144 at December 31, 2005. Both of these lines of credit were still outstanding as of September 30, 2006.

Investment Activities

Sun American Bank is permitted under federal and state law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank, certificates of deposit of federally insured institutions, certain bankers’ acceptances and federal funds. Subject to various restrictions, we may also invest a portion of our assets in commercial paper and corporate debt securities. As a Federal Reserve Bank member bank, we are required to maintain an investment in Federal Reserve Bank stock. Sun American Bank is also a member of the Federal Home Loan Bank and is required to maintain an investment in Federal Home Loan Bank stock. Under state and federal regulations, a certain amount of the investments must be liquid in nature.

SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” referred to as FAS 115 in this proxy statement and prospectus, requires the investments to be categorized as “held-to-maturity,” “trading securities” or “available-for-sale,” based on management’s intent as to the ultimate disposition of each security. FAS 115 allows debt securities to be classified as “held-to-maturity” and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security’s prepayment risk, increases in loan demand, or other similar factors cannot be classified as “held-to-maturity.”  Debt and equity securities held for current resale are classified as “trading securities.”  Such securities are reported at fair value, and unrealized gains and losses on such securities would be included in earnings. Debt and equity securities not classified as either “held-to-maturity” or “trading securities” are classified as “available-for-sale.”  Such securities are reported at fair value and unrealized gains and losses on such securities are excluded from earnings and reported as a net amount in a separate component of equity.

A committee consisting of Sun American Bank officers and directors determines appropriate investments in accordance with the board of directors’ approved investment policies and procedures. The investment policies generally limit investments to U.S. Government and agency securities, municipal bonds, certificates of deposits, marketable corporate debt obligations, mortgage-backed securities and certain types of mutual funds. The investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on our credit and interest rate risk, and risk-based capital is also given consideration during the evaluation.

Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) typically represent a participation interest in a pool of single-family or multi-family mortgages. The principal and interest payments on these mortgages are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government sponsored enterprises) that pool and resell the participation interests in the form of securities, to investors such as us. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include Freddie Mac, Fannie Mae and the Government National Mortgage Association. Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that fall within a specific range and have varying maturities. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain of Sun American Bank’s liabilities and obligations. These types of securities also permit Sun American Bank to improve its regulatory capital because they have a low risk capital weighting.

Investment Portfolio. Our investment securities portfolio consists of high quality securities. The maturity distribution of the securities portfolio is reflected in the following table (except for the U.S. Government Mortgage Fund, which has no fixed maturity date). The average yield for the investment portfolio increased to 4.21% at September 30, 2006 from 4.08% at December 31, 2005. The average yield for the investment portfolio was 3.89% at December 31, 2004.

	Maturities of Investment Securities at September 30, 2006
	One Year Or Less		Through Five Years		Through Ten Years		After Ten Years		Total
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
	(Dollars in Thousands)

Corporate Bonds, Preferreds & REITs:
Held to maturity	$—	—%	$—	—%	$—	—%	$—	—%	$—	—%
Available for sale	—	—	—	—	—	—	—	—	—	—
Mortgage-backed Securities:
Held to maturity	—	—	—	—			1,583	3.65%	1,583	3.65%
Available for Sale	—	—	—	—	11	6.68%	1	4.29%	12	6.54%
U.S. government agencies:
Held to Maturity	3,001	4.64%	14,065	3.75%	4,989	4.65%	—	—	22,055	4.05%
Available for sale	—	—	—	—	—	—	—	—		—
U.S. Govt Mortgage Fund	—	—	—	—	—	—	—	—	5,178	5.03%
Total	$3,001	4.64%	$14,065	3.75%	$5,000	4.66%	$1,584	3.65%	$28,828	4.21%

	Maturities of Investment Securities at December 31, 2005
	One Year Or Less		Through Five Years		Through Ten Years		After Ten Years		Total
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
	(Dollars in Thousands)
Corporate Bonds, Preferreds & REITs:
Held to maturity	$251	5.30%	$—	—%	$—	—%	$—	—%	$251	5.30%
Available for sale	—	—	—	—	—	—	—	—	—	—
Mortgage-backed Securities:
Held to maturity	—	—	—	—			1,859	3.23%	1,859	3.23%
Available for Sale	—	—	—	—	14	6.53%	1	3.12%	15	6.32%
U.S. government agencies:
Held to Maturity	5,010	3.01%	11,053	4.38%	2,988	3.80%	—	—	19,051	3.89%
Available for sale	—	—	—	—	—	—	—	—		—
U.S. Govt Mortgage Fund	—	—	—	—	—	—	—	—	5,193	4.81%
Total	$5,261	3.14%	$11,053	4.38%	$3,002	3.84%	$1,860	3.23%	$26,369	4.08%

Carrying Value of Securities. Major categories of investment securities and their accounting treatment included in the portfolio at September 30, 2006 and December 31 are as follows (in thousands):

	September 30, 2006		2005		2004		2003
	Available-for-Sales	Held-to- Maturity	Available- for-Sale	Held-to- Maturity	Available- for-Sale	Held-to- Maturity	Available- For-Sale	Held-to- Maturity
U.S. Government agencies (1)	$—	22,055	$—	$19,051	$—	$13,132	$—	$8,166
Mortgage-backed	12	1,583	15	1,859	269	2,401	32	2,964
Corporate	—	—	—	251	—	257	—	264
U.S. Govt Mortgage Fund	5,178	—	5,193	—	5,356	—	7,851	—
Total Investment Securities	$5,190	$23,638	$5,208	$21,161	$5,625	$15,790	$7,883	$11,394

———————

(1)

Includes Federal Home Loan Bank securities with a book value of $13.1 million and market value of $13.0 million at September 30, 2006, which securities represent greater than 10% of our stockholders’ equity.

Valuation of Securities. We record securities available-for-sale in our statement of financial condition at fair value. We use market price quotes for valuation. Equity securities available-for-sale trade daily on various stock exchanges. The fair value of these securities in our statement of financial condition was based on the closing price quotations at period end. The closing quotation represents inter-dealer quotations without retail markups, markdowns or commissions and do not necessarily represent actual transactions. The number of shares that we own in some of these equity securities may be in excess of the securities average daily trading volume. As a consequence, we may not be able to realize the quoted market price upon sale. Equity securities available-for-sale are adjusted to fair value monthly with a corresponding increase or decrease to other comprehensive income. Declines in the fair value of individual securities available-for-sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value.

At September 30, 2006, the fair value and net unrealized loss associated with our securities available-for-sale was $5.2 million and $322,000, respectively. At December 31, 2005, the fair value and net unrealized loss associated with our securities available-for-sale was $5.2 million and $306,000, respectively.

Liquidity. Regulatory agencies require that Sun American Bank maintain sufficient liquidity to operate in a sound and safe manner. The principal sources of liquidity and funding are generated by the operations of Sun American Bank through its diverse deposit base, loan participations and other asset/liability measures. For banks, liquidity represents the ability to meet loan commitments, withdrawals of deposit funds, and operating expenses. The level and maturity of deposits necessary to support the lending and investment activities is determined through monitoring loan demand and through its asset/liability management process. Considerations in managing the liquidity position include scheduled cash flows from existing assets, contingencies and liabilities, as well as projected liquidity conducive to efficient operations and are continuously evaluated as part of the asset/liability management process. Historically, Sun American Bank has increased its level of deposits to allow for its planned asset growth. The level of deposits is influenced by general interest rates, economic conditions and competition, among other things. South Florida is a fast growing area with intense competition from other financial service providers. Management has found that adjusting pricing, or introducing new products, produces increased deposit growth. Adjusting the rate paid on money market accounts can quickly adjust the level of deposits. Management believes that Sun American Bank is currently operating in a stable environment.

In 2004, Sun American Bank became a member of the Federal Home Loan Bank of Atlanta. Sun American Bank has begun to access this vehicle to add a new source of liquidity to its business. At September 30, 2006 and December 31, 2005, Sun American Bank had $28.0 million and $21.0 million, respectively, of FHLB fixed rate advances to assist in funding its loan portfolio growth. Sun American Bank has pledged a security interest in its real estate loan portfolio to the FHLB as collateral for borrowings obtained from the FHLB. Liquidity at September 30, 2006 consisted of $9.1 million in cash and cash equivalents and $5.2 million in available-for-sale securities for a total of $14.3 million, compared to liquidity at December 31, 2005, which consisted of $27.6 million in cash and cash equivalents and $5.2 million in available-for-sale securities for a total of $32.8 million. Liquidity at December 31, 2004 was $11.8 million.

If additional liquidity is needed, Sun American Bank has established a correspondent banking relationship with Independent Bankers Bank of Lake Mary, Florida. This relationship provides Sun American Bank with the ability to borrow from an unsecured line of credit to supplement liquidity up to the amount of $5.0 million. Interest is calculated on any outstanding balance at the prevailing market federal funds rate. Sun American Bank also has the ability to sell investments from the portfolio under a repurchase agreement with this correspondent bank. Similarly, we maintain a separate secured line of credit of $2.0 million with Independent Bankers Bank. There were no borrowings under these lines of credit at September 30, 2006 and December 31, 2005.

Liabilities and Shareholders’ Equity

The liability side of the balance sheet has great significance to the profitable operation of a bank. Deposits are the major source of Sun American Bank’s funds for lending and other investment activities. Deposits are attracted principally from within Sun American Bank’s primary market area through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts and certificates of deposits, referred to as CD’s in this proxy statement and prospectus. Maturity terms, service fees and withdrawal penalties are established on a periodic basis. The determination of rates and terms is predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

Deposits and loan repayments are the major sources of funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Sun American Bank may use borrowings through correspondent banks on a short-term basis to compensate for reductions in the availability of funds from other sources. Sun American Bank maintains a membership with the Federal Home Loan Bank, which acts as an alternate source for borrowing as needed. Periodically, Sun American Bank may purchase broker deposits to supplement deposits gathered through the branch network in order to fund loans as required.

Deposit Accounts

Deposits are attracted from within Sun American Bank’s market area and substantially all of the depositors are residents of the State of Florida. Deposit services for personal and business customers include a variety of checking accounts, which include interest-earning, low-cost checking, and senior checking. Savings accounts are also offered. Low cost demand and savings deposits represent an important part of the deposit mix for Sun American Bank, which has historically maintained satisfactory levels of this type of deposits, because of its policy of relationship banking. Money market accounts are priced competitively within Sun American Bank’s market area of Palm Beach, Broward, and Miami-Dade counties. Management can attract new deposits or reduce deposit levels as needed by adjusting the interest paid on such accounts, which are very liquid. Sun American Bank also offers a wide variety of terms and rates for certificates of deposit as needed to attract funds and match competitors. The primary factors in the competition for deposits are interest rates, personalized services, the quality and range of financial services, convenience of office locations and office hours. Competition for deposits comes primarily from other commercial banks, savings associations, credit unions, money market mutual funds and other investment alternatives. Consumers have access to ATMs, safe deposit boxes, direct deposit and online banking services. In addition, businesses can use Sun American Bank’s merchant credit card program.

In determining the terms of the deposit accounts, management considers current market interest rates, profitability to Sun American Bank, matching deposit and loan products and customer preferences and concerns. Sun American Bank currently offers certificates of deposit for terms not exceeding 60 months. As a result, management believes that it is better able to match the repricing of liabilities to the repricing of the loan portfolio. Management reviews the deposit mix and pricing weekly. From time to time, management will supplement the level of CD’s by purchasing them through a brokerage facility. At September 30, 2006 and December 31, 2005, Sun American Bank had $18.0 million of deposits outstanding that had been facilitated through brokerage relationships.

Deposit Insurance Assessments. Deposit accounts are insured by the FDIC, generally up to a maximum of $100,000 per separately insured depositor, and up to a maximum of $250,000 on certain retirement accounts, including traditional and Roth individual retirement accounts. The FDIC maintains a risk-based deposit insurance assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution’s assessment rate depends upon the categories to which it is assigned. Assessment rates for member institutions are determined semi-annually by the FDIC.

The FDIC has the authority to increase deposit insurance assessments if it determines such increases are appropriate to maintain the reserves of the deposit insurance fund at the required ratio of reserves to insured deposits of 1.25% or to fund the administration of the FDIC. In addition, the FDIC is authorized to levy emergency special assessments on fund members.

In addition to assessments for deposit insurance, all FDIC-insured institutions are required to pay assessments to the FDIC to fund payments on bonds issued in the late 1980s by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2017.

The Federal Deposit Insurance Reform Act of 2005, referred to as the Reform Act in this proxy statement and prospectus, was enacted on February 8, 2006 as a part of the Deficit Reduction Act of 2005. Effective March 31, 2006, the Bank Insurance Fund and the Savings Association Insurance Fund were merged into a new combined fund, called the Deposit Insurance Fund. The Reform Act: (i) increases deposit insurance coverage for retirement accounts to $250,000; (ii) indexes the current $100,000 insurance coverage limit for standard accounts and the new $250,000 limit for retirement accounts to reflect inflation (with adjustments for inflation every five years, commencing January 1, 2011); (iii) requires the FDIC to assess annual deposit insurance premiums on all banks and savings institutions; (iv) gives a one-time insurance assessment credit totaling $4.7 billion to banks and savings institutions in existence on December 31, 1996 that can be used to offset premiums otherwise due; (v) imposes a cap on the level of the Deposit Insurance Fund and provides for dividends or rebates when the fund grows beyond specified levels; (vi) adopts a historical basis concept for distributing the aforementioned one-time credit and dividends (with each institution’s historical basis to be determined by a formula that looks back to the institution’s assessment base in 1996 and adds premiums paid since that time); and (vii) authorizes revisions to the current risk-based system for assessing premiums, including replacing the current fixed reserve ratio requirement of 1.25% with a range of between 1.15% and 1.5% of insured deposits.

The increase in insurance coverage for retirement accounts was effective as of April 1, 2006. The one-time insurance assessment credit to banks and savings institutions was effective as of November 17, 2006. In addition, as of January 1, 2007, the cap imposed on the Deposit Insurance Fund level and the payment of dividends when the fund grows beyond specified levels will become effective. The FDIC is required to adopt final rules for the rest of the provisions no later than 270 days after enactment. On May 9, 2006, the FDIC approved a proposed rule governing deposit insurance assessments that implements the Reform Act. The proposed rule is not yet finalized.

Based upon the FDIC’s final rule on the one-time assessment credit, all institutions in existence on December 31, 1996 (including successor institutions as defined in the new rule) who paid assessments prior to said time will be notified by the FDIC of the amount of such institution’s one-time credit based on the institution’s 1996 assessment base. The credit may be used to offset deposit insurance assessments commencing in 2007 and 90% of such assessments in years 2008, 2009 and 2010 to the extent the institution has sufficient credits available. The institution may request a review of the FDIC’s determined credit if the institution disagrees with the calculation, its eligibility or its assessment base.

As a result of the FDIC’s final rule in connection with the Deposit Insurance Fund cap and the dividend and rebate determination, the FDIC will determine annually whether the reserve ratio at the end of the prior year equals or exceeds 1.35% of estimated insured deposits or exceeds 1.5%, thereby triggering a dividend requirement. The FDIC will pay eligible institutions a dividend of 50% of the amount in the Deposit Insurance Fund when the reserve ratio is above 1.35%. When the reserve ratio exceeds 1.5%, the FDIC is generally required to pay eligible institutions a dividend of 100% of the amount in the Deposit Insurance Fund.

While the assessment method has not been fully determined yet, Sun American Bank will face deposit insurance premium expenses. The web site for the FDIC is www.fdic.gov. The information on the web site is not and should not be considered part of this proxy statement and prospectus and is not incorporated by reference in this proxy statement and prospectus. This web site is and is only intended to be an inactive textual reference.

Deposit Balances and Rates. The following table sets forth the average balances of the deposit portfolio of Sun American Bank for the nine months ended September 30, 2006 and for the fiscal years ended December 31, 2005, 2004 and 2003. Management views the deposit base as a good core deposit base that is stable and improving. Non-interest bearing transaction accounts are on a demand basis, and as such, balances continually fluctuate.

	Nine Months Ended September 30, 2006
	Average Balance	Weighted Average Rate	% of Deposits
	(Dollars in Thousands)
Noninterest bearing accounts	$34,212	0.00%	15%
Interest bearing accounts:
NOW accounts	85,709	4.29%	37%
Money market deposit	15,356	3.55%	7%
Savings accounts	3,758	1.11%	2%
Time deposits	90,934	4.07%	39%
Total deposits	$229,969

	2005			2004
	Average Balance for the Year	Weighted Average Rate	% of Deposits	Average Balance for the Year	Weighted Average Rate	% of Deposits
	(Dollars in Thousands)
Noninterest bearing accounts	$41,366	0.00%	23%	$36,006	0.00%	26%
Interest bearing accounts:
NOW accounts	11,446	1.14%	6%	7,877	0.60%	6%
Money market deposit	20,297	1.91%	11%	18,513	1.18%	14%
Savings accounts	4,644	1.08%	3%	5,770	0.88%	4%
Time deposits	101,339	3.32%	57%	68,977	2.57%	50%
Total deposits	$179,092			$137,143

	2003
	Average Balance for the Year	Weighted Average Rate	% of Deposits
	(Dollars in Thousands)
Noninterest bearing accounts	$17,328	0.00%	21%
Interest bearing accounts:
NOW accounts	5,308	0.66%	7%
Money market deposit	28,490	0.98%	35%
Savings accounts	1,747	0.50%	2%
Time deposits	28,578	2.49%	35%
Total deposits	$81,451

The time remaining to maturity of certificates of deposit in amounts of $100,000 or more as of September 30, 2006 and December 31, 2005 and 2004 is as follows:

	September 30, 2006	December 31, 2005	December 31, 2004
Three months or less	$10,359	$8,908	$17,023
Over three through six months	5,870	11,706	7,391
Over six through twelve months	14,610	12,413	11,701
Over twelve months	4,924	6,941	10,459
	$35,763	$39,968	$46,574

Correspondent Relationships. Correspondent banking involves one bank providing services to another bank that cannot provide that service itself for economic or organizational reasons. Sun American Bank purchases correspondent services offered by larger banks, including check collections, purchase of federal funds, security safekeeping, investment service, coin and currency supplies, overline and liquidity loan participations, and sales of loans to or loan participation with correspondent banks. Sun American Bank also sells loan participations to correspondent banks with respect to loans that exceed its lending limit.

Sun American Bank has an established correspondent relationship with Independent Bankers Bank of Lake Mary, Florida with respect to the foregoing services. As compensation for services provided by the correspondent, Sun American Bank maintains certain balances with the correspondent in non-interest bearing accounts. Such compensating balances are not considered significant to the operations of Sun American Bank.

Borrowings. Sun American Bank has the ability to borrow from its correspondent banks to supplement the supply of lendable funds and to meet deposit withdrawal requirements. Advances are made pursuant to limitations on the amount of advances and are based on the financial condition of the member institution as well as the value and acceptability of collateral pledged.

In addition, we pledge securities to secure repurchase agreements. Additional details regarding securities sold under agreements to repurchase for the nine months ended September 30, 2006 and the fiscal years ended December 31, 2005 and 2004 are as follows:

	September 30,	December 31,
	2006	2005	2004
	(dollars in thousands)
Maximum amount outstanding at any month-end	$1,476	$1,241	$2,466
Average balance for the period	964	625	2,453
Average interest rate	3.85%	2.59%	0.73%
Average interest rate paid at period end	4.25%	3.45%	1.68%

Federal Home Loan Bank Advances. In August 2004, Sun American Bank was accepted into membership of the Federal Home Loan Bank of Atlanta. At that time, Sun American Bank assumed $3.0 million of advances previously issued to Gulf Bank. These advances carry a fixed rate of interest and were $28.0 million, $21.0 million and $8.0 million at September 30, 2006, December 31, 2005 and December 31, 2004, respectively. Sun American

Bank has pledged a security interest in its real estate loan portfolio to the FHLB as collateral for borrowings obtained from the FHLB.

Equity and Capital Resources. We are subject to various regulatory capital requirements administered by federal and state banking authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if not undertaken, could have a direct material effect on our financial statements and operation. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Sun American Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting policies.

The capital accounts and classifications are also subject to qualitative judgment by the regulators about components, risk weighting, and other factors. Quantitative and qualitative measures established by regulation to ensure capital adequacy require Sun American Bank to maintain minimum amounts and ratios, set forth in the table below, of total and Tier-1 capital, as defined by regulation, to risk weighted assets, and of Tier-1 capital to average assets. Management believes that as of September 30, 2006 and December 31, 2005, Sun American Bank has met the capital adequacy requirements as defined by these definitions.

The column below with the heading “Bank” presents the capital ratios for Sun American Bank. The column below with the heading “Corp” presents the capital ratios for the consolidated business. The column below with the indication “Adequately” is that regulatory definition for an Adequately Capitalized banking institution. The right column below with the indication “Well” is that regulatory definition for a Well Capitalized banking institution.

		September 30, 2006
Regulator Definition for each Capital Tier Category		Corp	Bank	Adequately	Well
Tier-2 Capital	= Tier-2 Cap/Risk Weighted Assets	20.5%	18.4%	8.0%	10.0%
Tier-1 Risk	= Tier-1 Cap/Risk Weighted Assets	19.4%	17.4%	4.0%	6.0%
Tier-1 Leverage	= Tier-1 Cap/Average Quarterly Assets	17.8%	15.9%	4.0%	5.0%

		December 31, 2005
Regulator Definition for each Capital Tier Category		Corp	Bank	Adequately	Well
Tier-2 Capital	= Tier-2 Cap/Risk Weighted Assets	23.3%	21.8%	8.0%	10.0%
Tier-1 Risk	= Tier-1 Cap/Risk Weighted Assets	22.4%	20.9%	4.0%	6.0%
Tier-1 Leverage	= Tier-1 Cap/Average Quarterly Assets	21.0%	19.6%	4.0%	5.0%

We continue to evaluate the interest rate exposure, control systems, earnings, asset quality, and liquidity through various monitoring systems to maintain an acceptable level of risk.

Average Balance Sheet. The following table contains for the periods indicated information regarding the total dollar amounts of interest income from interest-earning assets and the resulting average yields, the total dollar amount of interest expense on interest-bearing liabilities and the resulting average costs, net interest income, and the net yield on interest-earning assets.

	Nine Months Ended September 30, 2006
	Average Balance	Interest	Average Yield/Rate
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Securities (1)	$29,265	$955	4.36%
Federal funds sold	10,838	383	4.73
Loans :
Commercial loans (2)	26,325	1,892	9.61
Commercial real estate loans (2)	156,672	10,590	9.04
Consumer loans (2)	1,994	126	8.47
Residential real estate loans(2)	58,613	3,942	8.99
Home equity and other loans(2)	1,824	107	7.88
Total loans (2)	245,428	16,657	9.07
Total interest earning assets	285,531	17,995	8.43
Noninterest-earning assets	24,839
Total assets	$310,370
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits
NOW and money market accounts	$101,065	$3,159	4.18%
Savings accounts	3,758	31	1.11
Certificates of deposit	90,934	2,769	4.07
Total interest-bearing deposits	195,758	5,959	4.07
Federal funds purchased, securities sold under repurchase agreements and other	1,313	43	4.36
Federal Home Loan Bank advances	15,117	473	4.18
Total interest-bearing liabilities	212,188	6,475	4.08
Noninterest bearing liabilities	35,833
Stockholders’ equity	62,349
Total liabilities and stockholders’ equity	$310,370
Net interest income and net yield on interest-earning assets		$11,520	5.39%

(continued)

	For the years ended December 31,
	2005			2004
	Average Balance	Interest (3)	Average Yield/Rate	Average Balance	Interest (3)	Average Yield/Rate
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Securities (1)	$23,587	947	4.02%	$19,741	$762	3.86%
Federal funds sold	7,598	251	3.31	7,917	85	1.07
Loans :
Commercial loans (2)	26,865	2,201	8.19	25,521	1,605	6.42
Commercial real estate loans (2)	123,133	9,693	7.87	79,276	5,507	7.03
Consumer loans (2)	2,232	167	7.47	2,239	143	6.40
Residential real estate loans(2)	34,475	2,675	7.76	8,062	484	6.01
Home equity and other loans(2)	1,356	109	8.01	1,673	167	9.94
Total loans (2)	188,061	14,845	7.89	116,771	8,002	6.85
Total interest earning assets	219,246	16,043	7.32	144,429	8,849	6.13
Noninterest-earning assets	15,580			15,973
Total assets	$234,826			$160,402
Liabilities and Stockholders Equity:
Interest-bearing liabilities:
Deposits
NOW and money market accounts	$31,743	517	1.63%	$26,390	267	1.01%
Savings accounts	4,644	50	1.08	5,770	51	0.88
Certificates of deposit	101,339	3,365	3.32	68,977	1,770	2.57
Total interest-bearing deposits	137,726	3,932	2.85	101,137	2,088	2.06
Federal funds purchased, securities sold under repurchase agreements and other	946	38	4.00	3,016	53	1.76
Federal Home Loan Bank advances	20,463	770	3.76	3,114	188	6.04
Total interest-bearing liabilities	159,135	4,740	2.98	107,267	2,329	2.17
Noninterest bearing liabilities	41,366			36,006
Stockholders’ equity	34,325			17,129
Total liabilities and stockholders’ equity	$234,826			$160,402
Net interest income and net yield on interest-earning assets		11,303	5.16%		$6,520	4.51%

(continued)

	Year Ended December 31, 2003
	Average Balance	Interest (3)	Average Yield/Rate
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Securities (1)	$16,656	$539	3.24%
Federal funds sold	4,481	48	1.07
Loans :
Commercial loans (2)	18,549	1,100	5.93
Commercial real estate loans (2)	36,442	2,483	6.81
Consumer loans (2)	2,456	188	7.65
Residential real estate loans(2)	2,927	207	7.07
Business Manager		238	9.29
Home equity and other loans(2)	2,485	129	5.19
Total loans (2)	65,420	4,345	6.64
Total interest earning assets	86,557	4,932	5.70
Noninterest-earning assets	7,114
Total assets	$93,671
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits
NOW and money market accounts	$33,798	$445	1.32%
Savings accounts	1,747	9	0.52
Certificates of deposit	28,578	726	2.54
Total interest-bearing deposits	64,123	1,180	1.84
Federal funds purchased, securities sold under repurchase agreements and other	2,705	17	0.63
Total interest-bearing liabilities	66,828	1,197	1.79
Noninterest bearing liabilities	17,328
Stockholders’ equity	9,515
Total liabilities and stockholders’ equity	$93,671
Net interest income and net yield on interest-earning assets		$3,735	4.32%

———————

(1)

Includes securities and Federal Reserve Bank stock and Federal Home Loan Bank stock.

(2)

Includes loans for which the accrual of interest has been suspended.

(3)

Includes fee income on loans.

Rate/Volume Analysis. The impact of management’s strategies can be seen in the Analysis of Changes in Interest Income and Interest Expense table below. The table indicates changes in net interest income resulting either from changes in average balances or to changes in average rates for earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) change in volume (change in volume multiplied by prior year rate); (ii) change in rate (change in rate multiplied by prior year volume); (iii) change in rate/volume (change in rate multiplied by change in volume); and (iv) total change in rate and volume.

	Nine Months Ended September 30, 2006 vs. Nine Months Ended September 30, 2005
	Increase (Decrease) Attributable to
	Volume	Rate	Rate/ Volume	Net
	(dollars in thousands)
Interest income on:
Investments	$188	$67	$18	$273
Federal funds sold	99	86	65	250
Loans receivable	3,647	1,918	671	6,236
Total interest income from Interest-earning assets	3,934	2,071	754	6,759
Interest expense on:
NOW and money market accounts	720	634	1,501	2,855
Savings accounts	(10)	1	—	(9)
Certificates of deposit	(197)	597	(49)	351
Federal funds purchased under repurchase agreement and other	9	2	1	12
Federal Home Loan Bank advances	(159)	77	(21)	(103)
Total interest expense from Interest-bearing liabilities	363	1,311	1,432	3,106
Increase (decrease) in net Interest income	$3,571	760	(678)	3,653

	2005 vs. 2004 Increase (Decrease) Attributable to				2004 vs. 2003 Increase (Decrease) Attributable to
	Volume	Rate	Rate/ Volume	Net	Volume	Rate	Rate/ Volume	Net
	(Dollars in Thousands)
Interest income on:
Investments	$148	$31	$6	$185	$100	$103	$20	$223
Federal funds sold	(3)	177	(8)	166	37	—	—	37
Loans receivable	4,883	1,218	742	6,843	3,410	139	109	3,658
Total interest income from Interest-earning assets	5,028	1,426	740	7,194	3,547	242	129	3,918
Interest expense on:
NOW and money market accounts	54	163	33	250	(98)	(104)	24	(178)
Savings accounts	(10)	11	(2)	(1)	21	6	15	42
Certificates of deposit	832	517	246	1,595	1,026	8	10	1,044
Federal funds purchased under repurchase agreement and other	(36)	67	(46)	(15)	2	31	3	36
Federal Home Loan Bank advances	1,048	(71)	(395)	582	—	—	188	188
Total interest expense from Interest-bearing liabilities	1,888	687	(164)	2,411	951	(59)	240	1,132
Increase (decrease) in net Interest income	$3,140	739	904	4,783	$2,596	$301	$(111)	$2,786

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

Sun American Bank’s primary market risk exposure is interest rate risk. Interest rate risk is the exposure of financial condition to adverse movements in interest rates. Sun American Bank’s income is derived primarily from the excess of interest collected on interest-earning assets over the interest paid on interest-bearing liabilities. The rates of interest earned on assets and owed on liabilities generally are established contractually for a period of time. Because market interest rates change over time, Sun American Bank is exposed to lower profitability if it cannot adapt to interest rate changes. Accepting interest rate risk can be an important source of profitability and stockholder value; however, excessive levels of interest rate risk could pose a significant threat to Sun American Bank’s earnings and capital base. Accordingly, effective risk management that maintains interest rate risk at prudent levels is essential to Sun American Bank’s safety and soundness. Sun American Bank’s interest rate risk is monitored using its GAP analysis on a monthly basis.

We do not currently engage in trading activities or use derivative instruments to control interest rate risk. Even though such activities may be permitted with the approval of the board of directors, management does not intend to engage in such activities in the immediate future.

Asset/Liability Management

A principal objective of Sun American Bank’s asset/liability management strategy is to minimize its exposure to changes in interest rates by matching the maturity and repricing horizons of interest-earning assets and interest-bearing liabilities. This strategy is overseen in part through the direction of the asset and liability committee of Sun American Bank that establishes policies and monitors results to control interest rate sensitivity.

The asset and liability committee examines the extent to which Sun American Bank’s assets and liabilities are interest rate sensitive and monitors its interest rate sensitivity GAP. An asset or liability is considered to be interest rate-sensitive if it will be repriced or mature within the time period analyzed, usually one year or less. The interest rate sensitivity GAP is the difference between interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time periods. During a period of rising interest rates, a positive GAP would tend to result in an increase in net interest income; and a negative GAP would tend to adversely affect net interest income. Conversely, during a period of falling interest rates, a negative GAP would tend to result in an increase in net interest income, while a positive GAP would tend to adversely affect net interest income.

If the repricing of Sun American Bank’s assets and liabilities were equally flexible and moved concurrently, the impact of any increases or decreases in interest rates on net interest income would be minimal. However, as commercial banking companies generally have a significant quantity of their earning assets in Rate-Over-Prime, rate-adjusted-day-of-change earning assets, GAP management is critical, as very few, if any, rate-sensitive liabilities (deposit accounts) adjust at such a rapid frequency.

The asset and liability committee evaluates Sun American Bank’s GAP position, and stratifies these results according to how often the repayment of particular assets and liabilities are impacted by changes in interest rates. Additionally, income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates; thus, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types of assets and liabilities may lag behind changes in general market rates. Additionally, certain types of earning assets (variable rate mortgage loans, for example) may have interest caps, which may limit the level of rate increases, even though general market interest rates increase. GAP management is further complicated by asset (loan) prepayment and/or early withdrawal of liabilities (deposits). In volatile interest rate markets, the level of assets and liabilities assumed by Sun American Bank may not have accounted for the deviation that has occurred in the unpredictable interest rate environment.

Therefore, management’s and the asset and liability committee’s strategy is to maintain a balanced interest rate risk position to protect Sun American Bank’s net interest margin from market fluctuations. They review, on at least a monthly basis, the maturity and repricing of assets and liabilities for the various time periods considered.

The following tables represents Sun American Bank’s cumulative GAP position as of September 30,, 2006 and December 31, 2005.

September 30, 2006	Within Three Months	Zero to Twelve Months	Zero to Three Years	Zero to Five Years	Over Five Years	Total
	(Dollars in Thousands)
ASSETS:
Immediately repricing investments	$9,102	$9,102	$9,102	$9,102	$9,102	$9,102
Fixed investments	8,179	8,179	15,247	22,244	32,343	32,343
Loans	184,560	205,403	246,993	255,442	275,325	275,325
Total repricing assets	201,841	222,684	271,342	286,788	316,770	316,770
Nonearning assets						13,731
Total assets	$201,841	$222,684	$271,342	$286,788	$316,770	$330,501
LIABILITIES:
NOW accounts	$104,046	$104,046	$104,046	$104,046	$104,046	$104,046
Money market accounts	13,687	13,687	13,687	13,687	13,687	13,687
Savings accounts	4,295	4,295	4,295	4,295	4,295	4,295
Total core deposits	122,027	122,027	122,027	122,027	122,027	122,027
Certificates of deposit	29,134	69,034	83,623	85,461	85,461	85,461
Other borrowed funds	17,722	22,722	28,722	28,722	28,722	28,722
Total repricing liabilities	168,883	213,783	234,372	236,210	236,210	236,210
Demand deposits						29,189
Other liabilities						1,612
Shareholders’ equity						63,490
Total liabilities and equity	$168,883	$213,783	$234,372	$236,213	$236,210	$330,501
Asset/liability GAP, cumulative	32,958	8,901	36,970	50,575	80,560
Rate sensitive assets /rate sensitive liabilities, cumulative	1.20	1.04	1.16	1.21	1.34
Target	.80-2.00	.80-1.50	.80-1.50	.80-1.50	.80-1.50

December 31, 2005	Within Three Months	Zero to Twelve Months	Zero to Three Years	Zero to Five Years	Over Five Years	Total
	(Dollars in Thousands)
ASSETS:
Immediately repricing investments	$27,581	$27,581	$27,581	$27,581	$27,581	$27,581
Fixed investments	5,444	10,454	15,012	21,057	28,954	28,954
Loans	119,742	138,744	171,154	190,628	212,785	212,785
Total repricing assets	152,767	176,779	213,747	239,716	269,320	269,320
Nonearning assets						7,831
Total assets	$152,767	$176,779	$213,747	$239,716	$269,320	$277,151
LIABILITIES:
NOW accounts	$35,562	$35,562	$35,562	$35,562	$35,562	$35,562
Money market accounts	18,068	18,068	18,068	18,068	18,068	18,068
Savings accounts	3,737	3,737	3,737	3,737	3,737	3,737
Total core deposits	57,367	57,367	57,367	57,367	57,367	57,367
Certificates of deposit	19,683	77,277	99,887	103,120	103,121	103,121
Other borrowed funds	11,026	11,026	22,026	22,026	22,026	22,026
Total repricing liabilities	88,076	145,670	179,280	182,513	182,514	182,514
Demand deposits						32,971
Other liabilities						2,041
Shareholders’ equity						59,625
Total liabilities and equity	$88,076	$145,670	$179,280	$182,513	$182,514	$277,151
Asset/liability GAP, cumulative	64,691	31,109	34,467	57,203	86,806
Rate sensitive assets /rate sensitive liabilities, cumulative	1.73	1.21	1.19	1.31	1.48
Target	.80-2.00	.80-1.50	.80-1.50	.80-1.50	.80-1.50

SUN AMERICAN BANCORP’S EXECUTIVE COMPENSATION

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to Sun American Bancorp and its subsidiary Sun American Bank.

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid to our chief executive officer and our four other most highly compensated officers, referred to as the Named Executive Officers in this proxy statement and prospectus, for services rendered in all capacities to us and our subsidiary during the fiscal years ended December 31, 2005, 2004 and 2003.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compen- sation ($) (3) (4)	Securities Underlying Options (#)	All Other Compen- sation ($) (5)
Michael E. Golden	2005	$200,000		$137,500	$10,800	140,000	$11,196
Director, President and Chief Executive	2004	130,000		5,000	10,800	150,000	11,196
Officer of our company and Chairman and Chief Executive Officer of Sun American Bank (1)	2003	125,000		3,500	11,400	19,000	11,196

Hugo A. Castro	2005	$175,000		$50,000	$10,800	90,000	$9,800
Director and Secretary of our company	2004	130,000		5,000	10,800	25,000	9,800
and Managing Director of Sun American Bank (1)	2003	125,000		3,500	11,400	19,000	9,800

Robert L. Nichols	2005	$133,958		$50,000	$3,000	25,000	$—
Chief Financial Officer of our company	2004	74,347	(2)	10,000	—	75,000	—
and President of the Executive Committee and Chief Financial Officer of Sun American Bank	2003	—		—	—	—	—

Robert K. Garret	2005	$93,750		$20,000	$3,000	35,000	$—
Executive Vice President and Chief	2004	80,035		10,000	3,000	5,000	—
Lending Officer of Sun American Bank	2003	76,763		1,500	2,750	4,000	—

Alfredo M. Barreiro	2005	$90,000		$20,000	$1,500	20,000	$—
Chief Operating Officer of our company	2004	73,360		10,000	—	30,000	—
and Executive Vice President and Chief Operating Officer of Sun American Bank	2003	65,017		5,500	—	16,000	—

———————

(1)

Effective September 5, 2006, Mr. Castro resigned as President of Sun American Bank. Mr. Golden is acting as Interim President of Sun American Bank until a successor is appointed.

(2)

Mr. Nichols’ employment with us commenced in April 2004.

(3)

Represents a monthly car allowance.

(4)

In 2005, we rented an apartment in Miami, Florida at a monthly rent of $1,550. In 2006, we rent an apartment in Miami, Florida at a monthly rent of $2,650. The apartment is used primarily for business purposes, but is available and has been used infrequently by our executive officers for personal purposes.

(5)

Represents the life insurance premium paid by us on behalf of Mr. Golden and Mr. Castro.

Option Grants in Fiscal Year 2005

The following table sets forth information regarding options to purchase shares of common stock granted to the Named Executive Officers during 2005.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date
Michael E. Golden	140,000	25%	$4.25	07/21/2015
Hugo A. Castro	90,000	16%	$4.25	07/21/2015
Robert L. Nichols	25,000	4%	$4.25	07/21/2015
Robert K. Garrett	35,000	6%	$4.25	07/21/2015
Alfredo M. Barreiro	20,000	4%	$4.25	07/21/2015

———————

(1)

Represents the market price on the grant date.

Aggregated Option Exercises in Fiscal Year 2005
and Fiscal Year-End Option Value

The following table sets forth certain information concerning exercises of options by the Named Executive Officers during 2005, as well as information concerning unexercised stock options held as of December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the- Money Options at Fiscal Year-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Golden	—	—	309,000	—	$325,450	—
Hugo A. Castro	—	—	184,000	—	$229,200	—
Robert L. Nichols	—	—	35,000	65,000	$53,850	$82,650
Robert K. Garrett	—	—	27,200	31,800	$41,900	$11,150
Alfredo M. Barreiro	—	—	28,800	37,200	$48,080	$40,820

———————

(1)

Represents the aggregate market value (market price of common stock less the exercise price) of the options granted based upon the closing price of the common stock as reported on the American Stock Exchange on December 30, 2005, the last trading day for such year, of $4.40 per share.

Employment Contracts and Termination of Employment Arrangements

Employment Agreement with Michael Golden

On May 22, 2006, we and Sun American Bank entered into an Employment Agreement with Michael Golden, our director, President and Chief Executive Officer and Chairman, Interim President and Chief Executive Officer of Sun American Bank. In these capacities, Mr. Golden will be responsible for overseeing and managing our and Sun American Bank’s day-to-day business, operations and strategy and will report directly to the board of directors.

Mr. Golden will be employed for an initial term of one year commencing on January 1, 2006 and ending December 31, 2006. The agreement will be extended automatically each year on the anniversary date of the initial term for an additional one year term unless either party provides written notice at least 30 days prior to the end of the extended term.

During the initial term, Mr. Golden will receive an annual base salary of $275,000 and quarterly performance bonuses of $25,000. The Compensation Committee of the board of directors will pay Mr. Golden the performance bonuses if we and Sun American Bank meet, or, in the discretion of the Compensation Committee, substantially meet, certain established financial goals based upon our approved 2006 budget. To the extent a performance goal is not met in a particular quarter, the Compensation Committee can pay Mr. Golden the missed quarterly bonus as part of the following quarter’s bonus if the performance goal is met by the end of the following quarter. By way of example, if a performance goal is not met in the first quarter, but is met by the end of the second quarter, Mr. Golden’s second quarter bonus will include the missed bonus for the first quarter and he will receive a $50,000 bonus. An additional bonus may be paid to Mr. Golden at the fiscal year end if certain financial goals are exceeded. The amount of such bonus, if any, will be determined, on a discretionary basis, by the Compensation Committee. As part of his annual compensation package, on April 19, 2006, the Compensation Committee approved the issuance of options to purchase 125,000 shares of our common stock and 50,000 shares of restricted stock to Mr. Golden. On June 21, 2006, the Compensation Committee approved the issuance of 50,000 shares of restricted stock to Mr. Golden. In addition, Mr. Golden may be entitled to a sale bonus in connection with any future sale of us or Sun American Bank, although no such sale is contemplated at this time, the terms of which will be determined by us and Mr. Golden within 90 days of May 22, 2006. To date, such terms have not been determined.

Mr. Golden is also entitled to a $900 per month car allowance, participation in the insurance, health and medical benefits that are generally made available to our senior executives, payment of the premium of the life insurance policy payable to his beneficiaries, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by him in connection with the performance of his duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plans.

We also agreed to indemnify Mr. Golden against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses that he may incur in connection with the performance of his duties. During the employment term and for a period of 3 years thereafter, we will maintain directors’ and officers’ liability insurance coverage on behalf of Mr. Golden at whatever amount we deem reasonable.

We and our board of directors agreed to cause Mr. Golden to be nominated to be elected as a director to the board of directors each time his term as a director is set to expire.

Pursuant to the terms of the agreement, Mr. Golden cannot, anywhere in the United States, directly or indirectly,: (i) acquire, or own in any manner, any interest in any entity that engages in our or Sun American Bank’s business, referred to as the Business in this proxy statement and prospectus, or that engages in any business, activity or enterprise that competes with any aspect of the Business; or (ii) be interested in, or otherwise participate in the management or operation of, any entity that engages in any business, activity or enterprise that competes with any aspect of the Business. Mr. Golden can serve as an officer or director of any entity or business enterprise, or otherwise participate in educational, welfare, social, religious and civic organizations, provided that he does not serve as a director or officer of any entity or business enterprise that engages in a business that competes directly with the Business. Mr. Golden is permitted to make investments in the securities of any entity or business enterprise, provided that he cannot make any investments in the securities of any entity or business enterprise that engages in a business that competes directly with the Business.

In the event of Mr. Golden’s death, the agreement automatically terminates and in the event of his incapacity, the agreement may be terminated by us upon written notice. In either event, we will pay to Mr. Golden, his estate, or his legal representative, as applicable,: (i) the base salary through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term; (ii) the performance bonus; (iii) the sale bonus; and (iv) any business expenses that were properly reimbursable to him through the date of termination.

We can terminate Mr. Golden’s employment at any time for “cause,” as defined below, upon written notice. In the event Mr. Golden’s employment is terminated by us for cause or he voluntarily terminates his employment prior to the end of the employment term upon 90 days’ prior written notice, we will pay to him: (i) the base salary through the date of termination; (ii) any accrued, but unpaid, performance bonus and sale bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. “Cause” is defined in the agreement to include: (i) the material breach by Mr. Golden of any of the material terms or provisions of the agreement; (ii) the willful misconduct of Mr. Golden in connection with the performance of his material duties or his willful refusal to perform all or any portion of his material duties and responsibilities; or (iii) fraud, criminal conduct, material dishonestly or breach of trust or embezzlement by Mr. Golden.

We can terminate Mr. Golden’s employment without cause at any time upon 30 days’ prior written notice. In such event, the agreement requires us to pay to Mr. Golden, in accordance with our regular payroll policy: (i) the base salary through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term, referred to as the severance period in this proxy statement and prospectus; (ii) the performance bonus; (iii) the sale bonus; (iv) any business expenses that were properly reimbursable to him through the date of termination; and (v) during the severance period, the health and medical insurance and other benefits that were provided to him prior to termination. In addition, any stock options granted by us to Mr. Golden that have not vested or are not exercisable on the date of termination will automatically vest and become immediately exercisable.

Mr. Golden can terminate his employment for “good reason,” as defined below, upon notice to us within 30 days after he has actual knowledge of the event providing such good reason and we fail to cure the event within 30 days following the notice. If Mr. Golden terminates his employment for good reason, it will have the same effect and afford him the same rights and benefits as if we terminated his employment without cause. “Good reason” means the occurrence of any of the following events: (i) Mr. Golden is not retained as our Chief Executive Officer even if he is allowed to continue in our employ; (ii) we materially reduce his duties and responsibilities; (iii) he is removed from his position as a member of our board of directors for any reason other than in connection with his termination for cause; or (iv) we fail to perform or observe any of our material obligations to him under the agreement, including, without limitation, by failing to provide or cause the provision of, any compensation or benefits that we are obligated to provide.

Amended Employment Agreement with Hugo Castro

On June 5, 2006, we and Sun American Bank entered into an Employment Agreement with Hugo Castro, our director and Secretary. As more fully described in the Current Report on Form 8-K filed with the SEC on August 24, 2006, effective September 5, 2006, Mr. Castro resigned as President of Sun American Bank. On September 20, 2006, we and Sun American Bank entered into an Amendment to Employment Agreement with Hugo Castro. Pursuant to the terms of the amendment, Mr. Castro will serve as Managing Director of Sun American Bank, but his employment relationship with us and Sun American Bank will continue under the terms of the original Employment Agreement, which are summarized below.

Mr. Castro will be employed for an initial term of one year commencing on January 1, 2006 and ending December 31, 2006. The agreement will be extended automatically each year on the anniversary date of the initial term for an additional one-year term unless either party provides written notice at least 30 days prior to the end of the extended term.

During the initial term, Mr. Castro will receive an annual base salary of $195,000. Mr. Castro may also receive bonus compensation. Mr. Castro is also entitled to a $900 per month car allowance, participation in the insurance, health and medical benefits that are generally made available to senior executives of Sun American Bank, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by him in connection with the performance of his duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plans.

We also agreed to indemnify Mr. Castro against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses that he may incur in connection with the performance of his duties. During the employment term and for a period of 3 years thereafter, we will maintain directors’ and officers’ liability insurance coverage on behalf of Mr. Castro at whatever amount we deem reasonable.

Sun American Bank and its board of directors agreed to cause Mr. Castro to be nominated to be elected as a director to its board of directors each time his term as a director is set to expire.

Pursuant to the terms of the agreement, Mr. Castro cannot, anywhere in the United States, directly or indirectly,: (i) acquire, or own in any manner, any interest in any entity that engages in the Business or that engages in any business, activity or enterprise that competes with any aspect of the Business; or (ii) be interested in, or otherwise participate in the management or operation of, any entity that engages in any business, activity or enterprise that competes with any aspect of the Business. This provision will stay in effect for 3 years from the termination of the agreement. Mr. Castro can serve as an officer or director of any entity or business enterprise, or otherwise participate in educational, welfare, social, religious and civic organizations, provided that he does not serve as a director or officer of any entity or business enterprise that engages in a business that competes directly with the Business. Mr. Castro is permitted to make investments in the securities of any entity or business enterprise, provided that he cannot make any investments in the securities of any entity or business enterprise that engages in a business that competes directly with the Business.

In the event of Mr. Castro’s death, the agreement automatically terminates and in the event of his incapacity, the agreement may be terminated by us upon written notice. In either event, we will pay to Mr. Castro, his estate, or his legal representative, as applicable, the base salary through the date of termination, plus the base salary for the remaining term of the agreement.

We can terminate Mr. Castro’s employment at any time for “cause,” as defined below, upon written notice. In the event Mr. Castro’s employment is terminated by us for cause or he voluntarily terminates his employment prior to the end of the employment term upon 90 days’ prior written notice, we will pay to him: (i) the base salary through the date of termination; (ii) any accrued, but unpaid, performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. “Cause” is defined in the agreement to include: (i) the material breach by Mr. Castro of any of the material terms or provisions of the agreement; (ii) the willful misconduct of Mr. Castro in connection with the performance of his material duties or his willful refusal to perform all or any portion of his material duties and responsibilities; or (iii) fraud, criminal conduct, material dishonestly or breach of trust or embezzlement by Mr. Castro.

We can terminate Mr. Castro’s employment without cause at any time upon 30 days’ prior written notice. In such event, the agreement requires us to pay to Mr. Castro, in accordance with our regular payroll policy the base salary through the date of termination, plus the base salary for the remaining term of the employment agreement.

Mr. Castro can terminate his employment for “good reason,” as defined below, upon notice to us within 30 days after he has actual knowledge of the event providing such good reason and we fail to cure the event within 30 days following the notice. If Mr. Castro terminates his employment for good reason, it will have the same effect and afford him the same rights and benefits as if we terminated his employment without cause. “Good reason” means the occurrence of any of the following events: (i) Mr. Castro is not retained as the President of Sun American Bank even if he is allowed to continue in our employ; (ii) we materially reduce his duties and responsibilities; (iii) he is removed from his position as a member of our or Sun American Bank’s board of directors for any reason other than in connection with his termination for cause; or (iv) we fail to perform or observe any of our material obligations to him under the agreement, including, without limitation, by failing to provide or cause the provision of, any compensation or benefits that we are obligated to provide.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights Column (a)	Weighted–average exercise price of outstanding options, warrants and rights Column (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) Column (c)

Equity compensation plans approved by security holders (1)	2,024,900	$3.41	2,210,300

Equity compensation plans not approved by security holders (2)	90,130	$2.18	—

Total	2,115,030	$3.36	2,210,300

———————

(1)

We have three equity compensation plans: (i) the Amended and Restated Directors Stock Option Plan; (ii) the Amended and Restated Incentive Stock Option Plan; and (iii) the 2005 Stock Option and Stock Incentive Plan.

As of December 31, 2005, our stockholders approved a maximum of 1,000,000 shares of common stock to be issued under the Amended and Restated Directors Stock Option Plan and there were options to purchase 777,700 shares of common stock outstanding.

As of December 31, 2005, our stockholders approved a maximum of 1,000,000 shares of common stock to be issued under the Amended and Restated Incentive Stock Option Plan and there were options to purchase 982,200 shares of common stock outstanding.

As of December 31, 2005, our stockholders approved a maximum of 2,000,000 shares of common stock to be issued under the 2005 Stock Option and Stock Incentive Plan and there were options to purchase 215,000 shares of common stock outstanding.

As of December 31, 2005, our stockholders approved a maximum of 250,000 shares of common stock to be issued under the Warrant Plan and there were warrants to purchase 50,000 shares of common stock outstanding.

(2)

We have “individual compensation arrangements,” as such term is defined in Instruction 2 to Paragraph (d) of Item 201 of Regulation S-B, with: (i) three former directors; (ii) one former employee; (iii) Hugo Castro, our Secretary and Managing Director of Sun American Bank; and (iv) Robert Garrett, Executive Vice President and Chief Lending Officer of Sun American Bank.

As of December 31, 2005, the three former directors owned options to purchase 13,557 shares of common stock. Options to purchase 1,557 shares of common stock had an exercise price of $1.50 per share and expired January 31, 2006. Options to purchase 12,000 shares of common stock have an exercise price of $2.35 per share and expire January 31, 2012.

As of December 31, 2005, the former employee owned options to purchase 11,573 shares of common stock, which have an exercise price of $3.75 per share and expire July 1, 2008.

As of December 31, 2005, Mr. Castro owned options to purchase 50,000 shares of common stock, which have an exercise price of $1.75 per share and expire April 1, 2010.

As of December 31, 2005, Mr. Garrett owned options to purchase 15,000 shares of common stock, which have an exercise price of $2.35 per share and expire April 1, 2012.

DIRECTORS AND EXECUTIVE OFFICERS OF SUN AMERICAN BANCORP

Board of Directors and Biographical Information

Our Amended and Restated Certificate of Incorporation, in conjunction with our Amended and Restated By-Laws, provide that the number of directors constituting the board of directors shall be not less than five nor more than twenty-five with the exact number of directors to be fixed from time to time exclusively by resolution passed by a majority of our board of directors. The board has set the number of directors at eight. In accordance with our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes, designated Classes I, II and III, which are to be comprised of a number of directors as nearly equal in number as possible. Directors serve for a three-year term and until each director’s respective successor has been duly elected and qualified or until the director’s resignation or removal. As a result, each year approximately one-third of our directorship is subject to reelection, providing for additional stability and continuity.

Information regarding directors and their ages as of November 20, 2006 is as follows:

Name	Age	Title/Position	Director Since	Present Term Expires	Class

James F. Partridge	77	Chairman of the Board	2000	2008	III
Hugo A. Castro*	63	Director and Secretary	2000	2009	I
Nelson Famadas, Ph.D	57	Vice Chairman of the Board	2002	2007	II
Michael E. Golden	62	Director, President and Chief Executive Officer	2002	2008	III
Leonard F. Marinello*	67	Director	2000	2009	I
Stephen L. Perrone	63	Director	2001	2007	II
Michael F. Rosinus	48	Director	2005	2009	I
Alberto Valle	68	Director	2000	2008	III

———————

*

The son of Hugo A. Castro is married to the daughter of Leonard F. Marinello.

The business experience for the past 5 years, unless otherwise indicated, of each member of the board of directors is set forth below.

James F. Partridge: Mr. Partridge has been Chairman of the board of directors since April 2000. He also has been a director of Sun American Bank since April 2000. He retired as President of Visa International, Latin America and Caribbean Region, on June 30, 1999 after serving in a variety of capacities since 1978. He joined the management of Visa International as Vice President in charge of the Development Division for the Western United States, Latin America and Asia-Pacific. At present, he serves as a Strategic Director on the Regional Board of Directors of Visa International and is Chairman of its Executive & Planning Committee.

Hugo A. Castro: Mr. Castro has been our director since April 2000 and our Secretary since 2002. He also has been a director since April 2000 and Managing Director since September 2006 of Sun American Bank. From April 2000 to September 2006, he served as President of Sun American Bank. He has been working in the banking industry for 39 years. Until 1999, he served as President and Chief Executive Officer of Eastern National Bank in Miami, Florida. He was an Executive Vice President with Totalbank in Miami, Florida from 1996 to 1998. From 1994 to 1996, he was Executive Vice President with Intercontinental Bank, having joined Intercontinental upon the acquisition of Commercial Trust Bank in 1993. He was the President, Chief Executive Officer, director and a founding shareholder of Commercial Trust Bank from 1988 to 1993, following 20 years of service at Commercial Bank & Trust Company, where he served as Executive Vice President. He is a graduate of the School of Banking of the South at Louisiana State University and also holds a degree from Miami-Dade College and he attended La Salle University in Havana, Cuba in 1960 and 1961.

Nelson Famadas, Ph.D.: Dr. Famadas has been our director and Vice Chairman since May 2002. He also has been a director of Sun American Bank since February 2002. He has served as Chairman and Chief Executive Officer of Gables Holding Corporation, a real estate development company, since 1991. He serves on the board of directors of various civic and charitable organizations both in Puerto Rico and Florida. He is also a member of the board of directors of a community-based home healthcare agency, as well as of two non-profit hospitals. He is presently an Adjunct Professor at Florida International University’s School of Business Administration, lecturing in Operations Management.

Michael E. Golden: Mr. Golden has been our director since March 2002 and President and Chief Executive Officer since June 2002. He is also Chairman of the Board, Interim President and Chief Executive Officer of Sun American Bank. He has been in the investment banking/securities business for over 25 years. He was a Senior Vice President in sales and management at Smith Barney from 1979 to 1989. In 1989, he founded a securities firm, First Colonial Securities Group, which grew nationwide to 25 offices and 200 retail brokers specializing in asset management and investment banking. Mr. Golden worked at First Colonial Securities Group until March 2001 and acted as a private investor from March 2001 until April 2002 and as a private securities broker from April to June 2002. He has also been on the board of directors of other banks and industrial companies. He is currently Chairman of the Kid Academy, a child-learning center that he founded in 1987.

Leonard F. Marinello: Mr. Marinello has been our director since April 2000. He is also a director of Sun American Bank. He is founder, President and Chief Executive Officer of Allied Plating Supplies, Inc., a company engaged in the metal finishing business located in Hialeah, Florida, which was formed in 1957. He was a director of Commercial Trust Bank from 1988 to 1993. During his tenure at Commercial Trust Bank, he was an active member of its Loan and Audit Committees. He has also served as a director of several privately held companies, including Allied Plating Supplies, Inc. (Chairman), Arch Drain Block Co. (Chairman), Brick Oven Pizzaria and Royal Sport, Inc. He is a graduate of the University of Miami, where he received a Bachelor’s Degree in Finance.

Stephen L. Perrone: Mr. Perrone has been our director since September 2001. He also has been a director of Sun American Bank since September 2001. He is founder and President of Brickell Bay Capital Group, a private investment firm, which was formed in 1996. Prior to founding Brickell Bay Capital Group, he was a partner with the law offices of Shutts & Bowen in Miami, Florida, where he began his legal career in 1968. He has been active in community affairs, having been past president of the Miami Downtown Lions Club and the Coral Gables South Miami Khoury Baseball League, where he was active for 12 years. He was a founding member of the Archdiocese of Miami Education Foundation. He has also served on the board of directors of Gulliver Schools and the Miami City Ballet. He is a Certified Public Accountant, licensed in Florida.

Michael F. Rosinus: Mr. Rosinus has been our director since November 2005. He is also a director of Sun American Bank. He has been the managing partner of Rosinus Financial Fund, L.P. since January 2006. He was a portfolio manager at Tiedeman Investment Group and a general partner in Tiedeman Rosinus LP from 1998 to 2006.

Alberto Valle: Mr. Valle has been our director since September 2001. He also has been a director of Sun American Bank since September 2001. He has been a Vice President at BMC Development at Woods Walk, Inc. since 1987. He was employed by Athlone of Florida, Inc. from 1987 to 2002. He was a director of Commercial Trust Bank from 1988 to 1993. He also served as Vice President and Lending Officer for Commercial Bank and Trust from 1985 to 1988. He attended the Havana Institute in Havana, Cuba where he received a Bachelor in Science Degree.

The business experience for the past 5 years, unless otherwise indicated, of our executive officers who are not also directors, is set forth below.

Alfredo M. Barreiro: Mr. Barreiro, age 39, has been the Chief Operating Officer of our company since June 2004 and an Executive Vice President of Sun American Bank since June 2005 and the Chief Operating Officer of Sun American Bank since 2003. He was the Chief Financial Officer and Controller of our company and Sun American Bank from 2002 to 2003. He was the Chief Financial Officer of Union Credit Bank in Miami, Florida from 2001 to 2002. He was the Vice President and Controller of Sofisa Bank of Florida from 1999 to 2001. He was the Controller of Florida International Bank from 1997 to 1999 and the Assistant Controller from 1995 to 1997. He started his banking career with Banco Latino International as an Accounting Assistant and Assistant Treasurer. He is a graduate of Florida International University where he received a Bachelor’s of Business Administration Degree in Finance and Miami Dade Community College where he received an Associate of Arts Degree in Economics.

Robert K. Garrett: Mr. Garrett, age 45, has been an Executive Vice President since June 2005 and the Chief Lending Officer of Sun American Bank since 2000. He was the Vice President of Commercial Lending for Intercontinental Bank, Totalbank and Eastern National Bank in Miami, Florida. He started his banking career with Commercial Bank & Trust Company in Miami, Florida in 1980. He received a Commercial Lending Diploma from the American Institute of Banking and is a graduate of Florida International University where he received a Bachelor’s in Arts Degree in Finance.

Robert L. Nichols: Mr. Nichols, age 48, has been the Chief Financial Officer of our company and Sun American Bank since April 2004 and the President of the Executive Committee of Sun American Bank since June 2005. He was the Chief Financial Officer for the Private Banking business in the United States for the Royal Bank of Canada in Miami, Florida from September 2002 to April 2004 and also developed an Investment Advisory business for the Royal Bank of Canada since he relocated to Miami, Florida in 1997. He was the Managing Director of the Royal Bank of Canada’s International Investment Management and Trust business from 1991 to 1997. He managed a Branch Audit function and then the Corporate Accounting department of Royal Trust from 1986 to 1991. He spent five years in public accounting with Ernst & Young LLP in Canada. He is a graduate of the University of Toronto where he received a Bachelor’s of Commerce Degree. He earned a Chartered Accountant (Canada) designation in 1984.

William T. Ross: Mr. Ross, age 57, has been the Executive Vice President, Sales and Service of Sun American Bank since June 2005. From February 2005 to June 2005, Mr. Ross was Vice President, Sales and Service of Sun American Bank. He has been in the financial services industry for over 31 years. He was a market executive for RBC Centura Bank from July 2003 to January 2005. He was a Senior Manager in sales and service management for Bank of Montreal and Harris Trust from January 1975 to June 2003. In 1997, he assumed responsibility for coordinating the expansion efforts of Bank of Montreal/Harris Bank in the Florida market.

Meetings of the Board of Directors

In 2005, the board of directors held 8 meetings. In 2005, each director attended more than 75% of the aggregate of: (i) the number of meetings of the board of directors held during the period he served on the board; and (ii) the number of meetings of committees of the board of directors held during the period he served on such committees.

Committees of the Board of Directors

The board of directors has established an Audit Committee and a Compensation Committee, each of which is briefly described below. The board of directors does not have a standing Nominating Committee, but the Compensation Committee fulfills the function of the Nominating Committee.

Audit Committee

The Audit Committee assists the board of directors in maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting. The Audit Committee also meets with the independent auditors and with appropriate financial personnel concerning these matters. The Audit Committee selects, determines the compensation of, appoints and oversees our independent auditors. The independent auditors periodically meet with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee, which currently consists of Messrs. Famadas, Perrone, Rosinus and Valle, met 11 times in 2005. The board of directors has determined that each of Messrs. Famadas, Perrone, Rosinus and Valle is independent as defined in applicable rules of the American Stock Exchange Company Guide, referred to as the AMEX Company Guide in this proxy statement and prospectus, and Rule 10A-3 of the Exchange Act and that Mr. Famadas qualifies as an “audit committee financial expert” as defined under Item 401 of Regulation S-B.

Compensation Committee

The Compensation Committee administers incentive compensation plans, including stock option plans, and advises the board of directors regarding employee benefit plans. The Compensation Committee establishes the compensation structure for our senior managers, approves the compensation of our senior executives, and makes recommendations to the independent members of the board of directors with respect to compensation of the Chief Executive Officer. The Compensation Committee advises and makes recommendations to the board of directors on all matters concerning directorships, including the selection of candidates as nominees for election as directors and committee membership. The Compensation Committee is responsible for developing corporate governance policies. The Compensation Committee also recommends potential successors for key management. The Compensation Committee, which currently consists of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle, met 2 times in 2005. The board of directors has determined that each of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle is independent as defined in applicable rules of the AMEX Company Guide and is a non-employee director as defined in Rule 16b-3(b)(3) of the Exchange Act.

Independence of the Board of Directors

The board of directors has determined that each of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle is independent as defined in applicable rules of the AMEX Company Guide. As a result, a majority of the members of the board of directors are independent as defined in applicable rules of the AMEX Company Guide.

Director Nomination Process

General Information

We do not have a standing Nominating Committee of the board of directors. The Compensation Committee is responsible for, among other matters, determining the board member qualifications needed to strengthen and balance the board of directors, establishing criteria for selecting new directors, recommending nominees for director and recommending directors for membership on various committees of the board of directors for consideration of the full board.

Consideration of Director Candidates Recommended or Nominated by Stockholders

The Compensation Committee will consider properly submitted stockholder recommendations of director candidates. A stockholder who wishes to recommend a prospective director nominee should send a letter to the

Chairman of the Compensation Committee at: 1200 N. Federal Highway, Suite 111-A, Boca Raton, Florida  33432. Such letter must be signed and dated and the following information must be included in or attached to the letter:

•

name and address of the stockholder making the recommendation;

•

proof that the stockholder was the stockholder of record, and/or beneficial owner, of the common stock as of the date of the letter;

•

the name, address and resume of the recommended nominee;

•

all other information regarding the stockholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•

written confirmation executed by the proposed nominee to serve as a director if so nominated and elected.

The deadline for submitting the letter recommending a prospective director nominee for next year’s annual meeting of stockholders is March 9, 2007, provided the stockholder making the recommendation would like the Compensation Committee to consider recommending such candidate to the independent members of the board of directors for inclusion in the proxy materials for the next year’s annual meeting of stockholders.

Director Qualifications

In order to be nominated for director, a candidate must meet the following criteria:

•

the director must be a natural person over 21 years of age;

•

the director should have high-level business experience;

•

the director should have knowledge about the issues affecting our business and the industry in which we operate;

•

the director should have high moral character and share our values; and

•

the director should have sufficient time to devote the director’s energy and attention to the diligent performance of the director’s duties, including, but not limited to, review of our documents, SEC filings and other materials and the attendance of the board of directors and committee meetings, as applicable.

Additional special criteria apply to directors being considered to serve on a particular committee of the board of directors, including, but not limited to, the Audit Committee. For instance, the Compensation Committee will review whether the director nominee is independent, as independence is defined in the AMEX Company Guide.

Identifying and Evaluating Nominees for Director

The Compensation Committee assesses the appropriate size of the board of directors in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, whether any vacancies on the board of directors are expected and which incumbent directors will stand for reelection at the next annual meeting of stockholders. If a vacancy is anticipated, or otherwise arises, the Compensation Committee considers candidates for director suggested by members of the Compensation Committee and other members of the board of directors, as well as management, stockholders and other parties, and makes recommendations to the independent members of the board of directors regarding proposed candidates to fill the vacancy. The Compensation Committee also has the authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for reelection as described below, there are no differences in the manner in which the Compensation Committee evaluates nominees for director, based on whether the nominee is recommended by a stockholder or any other party.

In the case of an incumbent director whose term of office expires, the Compensation Committee reviews such director’s service to us during the past term, including, but not limited to, the number of board of directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a member of the board of directors outlined above, including the director’s independence, as well as any special qualifications required for a member of a committee of the board of directors if such director serves on one or more committees of the board of directors and makes a recommendation regarding such director’s nomination for reelection to the full board of directors. When a member of the Compensation Committee is an incumbent director eligible to stand for reelection, such director does not participate in the discussion of his or her recommendation for nomination for reelection.

In the case of a new director candidate, the Compensation Committee will evaluate whether the nominee is independent, as independence is defined in the AMEX Company Guide, and whether the nominee meets the qualifications for a member of the board of directors outlined above, as well as any special qualifications applicable to a member of a committee of the board of directors on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Compensation Committee determines whether it should interview the nominee, and if warranted, one or more members of the Compensation Committee interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in case of a new candidate, the Compensation Committee makes a recommendation to the independent members of the board of directors as to whether to nominate the nominee for election at the annual meeting of stockholders. Nonetheless, pursuant to the Employment Agreement between us and Michael Golden, our President and Chief Executive Officer, the board of directors agreed to cause Mr. Golden to be nominated to the board of directors throughout the term of his employment agreement. See “– Employment Contracts and Termination of Employment Arrangements” above for a more detailed description of the employment agreement.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OF SUN AMERICAN BANCORP

As of the record date, there were 19,470,259 shares of common stock issued and outstanding. The following table shows, as of the record date, the number of shares of common stock beneficially owned by: (i) each of our directors; (ii) our chief executive officer and our four other most highly compensated executive officers, referred to as the Named Executive Officers in this proxy statement and prospectus; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class

Directors and Named Executive Officers
James F. Partridge	335,608	(2)	1.7%
Hugo A. Castro	311,415	(3)	1.6%
Nelson Famadas	356,318	(4)	1.8%
Michael E. Golden	693,936	(5)	3.5%
Leonard F. Marinello	313,186	(6)	1.6%
Stephen L. Perrone	481,596	(7)	2.5%
Michael F. Rosinus	519,925	(8)	2.6%
Alberto Valle	164,550	(9)	*
Alfredo M. Barreiro	48,000	(10)	*
Robert K. Garrett	45,700	(11)	*
Robert L. Nichols	70,000	(12)	*
All directors and executive officers as a group (12 persons)	3,360,234	(13)	15.8%

More than 5% Holders
Steven Major	1,261,125	(14)	6.4%
350 Madison Avenue, 9th Floor New York, NY 10017
Jay R. Petschek	1,261,125	(14)	6.4%
350 Madison Avenue, 9th Floor New York, NY 10017
Corsair Capital Management, L.L.C.	1,261,125	(14)	6.4%
350 Madison Avenue, 9th Floor New York, NY 10017
First BanCorp	1,142,341	(15)	5.8%
1519 Ponce de Leon Ave Santurce, PR 00909
Pequot Capital Management, Inc.	1,637,159	(16)	8.0%
500 Nyala Farm Road Westport, CT 06880

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Martin Stein	1,085,449	(17)	5.4%
21331 Greenwood Ct. Boca Raton, FL 33433
McAlpine Park Lane, Inc.	1,390,875	(18)	6.9%
1100 5th Avenue South, Suite 201 Naples, FL 34102
QVT Financial GP LLC	1,500,000	(19)	7.5%
527 Madison Avenue, 8th Floor New York, NY 10022
QVT Financial LP	1,500,000	(19)	7.5%
527 Madison Avenue, 8th Floor New York, NY 10022
QVT Associates GP LLC	1,500,000	(19)	7.5%
527 Madison Avenue, 8th Floor New York, NY 10022
QVT Fund LP	1,500,000	(19)	7.5%
Walkers SPV, Walkers House P.O. Box 908GT Mary Street George Town, Grand Cayman, Cayman Islands
Thomas K. Brown	1,875,000	(20)	9.3%
405 Lexington Avenue, 52nd Floor New York, NY 10174
Second Curve Capital, LLC	1,875,000	(20)	9.3%
405 Lexington Avenue, 52nd Floor New York, NY 10174
Second Curve Partners, LP	1,171,875	(21)	5.9%
405 Lexington Avenue, 52nd Floor New York, NY 10174
James G. Dinan	4,875,375	(22)	23.1%
390 Park Avenue New York, NY 10022
JGD Management Corp.	4,875,375	(22)	23.1%
390 Park Avenue New York, NY 10022
York Global Value Holdings, LLC	2,681,250	(23)	13.2%
390 Park Avenue New York, NY 10022
York Global Value Partners, L.P.	2,681,250	(23)	13.2%
390 Park Avenue New York, NY 10022
York Offshore Holdings, Limited	1,747,125	(24)	8.7%
390 Park Avenue New York, NY 10022

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
York Investment Limited	1,747,125	(24)	8.7%
390 Park Avenue New York, NY 10022

———————

* less than 1%

(1)

Unless otherwise provided, the address of each beneficial holder listed above is c/o Sun American Bancorp, 1200 N. Federal Highway, Suite 111-A, Boca Raton, Florida  33432.

(2)

Includes options to purchase 162,600 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 40,000 shares of common stock, which are not exercisable within 60 days of the record date.

(3)

Includes options to purchase 194,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 40,000 shares of common stock, which are not exercisable within 60 days of the record date.

(4)

Includes 37,943 shares of common stock owned by Mr. Famadas’ wife, over which Mr. Famadas has voting and dispositive power, and options to purchase 165,050 shares of common stock held by Mr. Famadas, which are exercisable within 60 days of the record date. Excludes options to purchase 40,000 shares of common stock, which are not exercisable within 60 days of the record date.

(5)

Includes options to purchase 334,000 shares of common stock and other securities exercisable into 79,829 shares of common stock, all of which are exercisable within 60 days of the record date. Excludes options to purchase 100,000 shares of common stock, which are not exercisable within 60 days of the record date.

(6)

Includes options to purchase 163,050 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 40,000 shares of common stock, which are not exercisable within 60 days of the record date.

(7)

Includes 125,928 shares of common stock held by SEFKO Capital Ltd., 76,317 shares of common stock held by Sefko, Inc., 48,900 shares of common stock held by Seven Hills Investments, LLC, over which Mr. Perrone has sole voting power and shared investment power, 16,215 shares of common stock held by Brickell Bay Management Inc., over which Mr. Perrone has sole voting power, 49,786 shares of common stock held in Mr. Perrone’s IRA and options to purchase 162,450 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 40,000 shares of common stock, which are not exercisable within 60 days of the record date. Includes other securities exercisable into 2,000 shares of common stock, which are exercisable within 60 days of the record date.

(8)

Includes 309,750 shares of common stock held by Tiedemann Rosinus LP, over which Mr. Rosinus has shared voting and investment power, 300 shares owned by Mr. Rosinus’ son. Also includes Class F warrants to purchase 199,875 shares of common stock and options to purchase 10,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 40,000 shares of common stock, which are not exercisable within 60 days of the record date.

(9)

Includes options to purchase 164,550 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 40,000 shares of common stock, which are not exercisable within 60 days of the record date.

(10)

Includes options to purchase 46,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 40,000 shares of common stock, which are not exercisable within 60 days of the record date.

(11)

Includes option to purchase 41,200 shares of common stock and other securities exercisable into 3,000 shares of common stock, all of which are exercisable within 60 days of the record date. Excludes options to purchase 43,800 shares of common stock, which are not exercisable within 60 days of the record date.

(12)

Includes options to purchase 60,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 85,000 shares of common stock, which are not exercisable within 60 days of the record date.

(13)

Includes options to purchase 1,507,900 shares of common stock and other securities exercisable into 284,704 shares of common stock beneficially owned by the directors and Named Executive Officers, all of which are exercisable within 60 days of the record date. Also includes 2,000 shares of common stock and options to purchase 18,000 shares of common stock owned by another executive officer, all of which are exercisable within 60 days of the record date. Excludes options to purchase 548,800 shares of common stock owned by directors and Named Executive Officers and 42,000 shares of common stock owned by another executive officer, which are not exercisable within 60 days of the record date.

(14)

Includes 405,703 shares of common stock and Class F warrants to purchase 202,852 shares of common stock held by Corsair Capital Partners, L.P., 253,975 shares of common stock and Class F warrants to purchase 126,988 shares of common stock held by Corsair Select, L.P., 51,665 shares of common stock and Class F warrants to purchase 25,832 shares of common stock held by Corsair Capital Investors, Ltd., 19,058 shares of common stock and Class F warrants to purchase 9,529 shares of common stock held by Corsair Capital Partners 100, L.P., 13,065 shares of common stock and Class F warrants to purchase 6,533 shares of common stock held by Corsair Long Short International, Ltd., and 145,925 shares of common stock held in accounts managed by Corsair Capital Management, L.L.C. As reported on Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2006, Corsair Capital Management, L.L.C. has shared voting power over 1,115,200 shares beneficially owned by it as the investment manager for Corsair Capital Partners, L.P., Corsair Select, L.P., Corsair Capital Investors, Ltd., Corsair Capital Partners 100, L.P., and Corsair Long Short International, Ltd. (collectively, the “Corsair Entities”) and shared dispositive power over 1,261,125 shares beneficially owned by it as the investment manager of the Corsair Entities, which total also includes the 145,925 shares held in accounts it manages. As reported on Schedule 13G filed with the SEC on March 2, 2006, each of Mr. Major and Mr. Petschek have shared voting power over 1,115,200 shares and shared dispositive power over 1,261,125 shares beneficially owned by him as a controlling person of Corsair Capital Management, L.L.C. The Class F warrants are exercisable within 60 days of the record date.

(15)

Includes Class A warrants to purchase 131,425 shares of common stock and Class D warrants to purchase 250,000 shares of common stock, all of which are exercisable within 60 days of the record date.

(16)

Includes Class D warrants to purchase 842,106 shares of common stock and Class F warrants to purchase 108,000 shares of common stock, all of which are exercisable within 60 days of the record date.

(17)

Includes 139,282 shares held by Mr. Stein’s wife, over which Mr. Stein has voting and dispositive power, Class A warrants to purchase 60,000 shares of common stock and Class C warrants to purchase 414,000 shares of common stock, all of which are exercisable within 60 days of the record date.

(18)

Includes Class A warrants to purchase 200,000 shares of common stock, Class D warrants to purchase 490,000 shares of common stock and Class F warrants to purchase 18,625 shares of common stock, all of which are exercisable within 60 days of the record date.

(19)

Includes 1,000,000 shares of common stock and Class F warrants to purchase 500,000 shares of common stock, which are exercisable within 60 days of the record date, held by QVT Fund LP. As reported on Schedule 13G filed with the SEC on December 8, 2005, QVT Financial GP LLC is the general partner of QVT Financial LP, which is the investment manager of QVT Fund LP. In addition, QVT Associates GP LLC is the general partner of QVT Fund LP.

(20)

Includes 781,250 shares of common stock and Class F warrants to purchase 390,625 shares of common stock, which are exercisable within 60 days of the record date, owned by Second Curve Partners, LP, over which Second Curve Capital, LLC has voting and dispositive power and includes Class F warrants to purchase 234,375 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13G filed with the SEC on November 8, 2006, Thomas K. Brown, a managing member of Second Curve Capital, LLC, has shared voting and dispositive power over 1,875,000 shares.

(21)

Includes Class F warrants to purchase 390,625 shares of common stock, which are exercisable within 60 days of the record date.

(22)

Includes Class F warrants to purchase 1,625,125 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, JGD Management Corp. is the investment manager for York Capital Management, L.P., York Investment Limited and York Global Value Partners, L.P. James G. Dinan is the sole shareholder of JGD Management Corp.

(23)

Includes Class F warrants to purchase 893,750 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, York Global Value Holdings, LLC is the general partner of York Global Value Partners, L.P.

(24)

Includes Class F warrants to purchase 582,375 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, York Offshore Holdings, Limited is an investment manager for York Investment Limited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OF SUN AMERICAN BANCORP

Christine Golden, the former spouse of Michael Golden, our director, President and Chief Executive Officer, was the sole owner of the issued and outstanding shares of Franklin National Financial Holding, LLC, which was the parent company of Franklin National Financial Group, LLC, referred to as the Franklin Group in this proxy statement and prospectus, a registered securities broker-dealer. On August 15, 2003, Franklin Group entered into a Networking Arrangement with us and Sun American Bank for Franklin Group to provide securities broker-dealer services to Sun American Bank customers at its branches, and for Sun American Bank to receive a fee from this arrangement. According to the Networking Arrangement, Franklin Group would pay Sun American Bank a fee for utilizing space at its branches. Franklin Group would be permitted to advertise its broker-dealer services at Sun American Bank’s branches and enter into agreements with customers for brokerage services. Sun American Bank sampled rents from other similar arrangements to determine the rent to be charged to Franklin Group. Members of our board of directors were aware of the relationship between Mr. Golden and Franklin Group and consented to the arrangement. The board of directors took no further steps in this matter. Sun American Bank was not involved in the brokerage relationship between its customers and Franklin Group nor did it receive any compensation or fee for brokerage transactions or services provided by Franklin Group. Franklin Group never commenced operations at Sun American Bank’s branches as contemplated by the Networking Arrangement and went out of business during 2005.

Franklin Group was a placement agent for one of our private placements in 2005. In connection with the private placement, Franklin Group received $639,600, consisting of $487,250 of sales commission and $152,350 of non-accountable expense allowance. Franklin Group also received warrants to purchase 146,670 shares of common stock at an exercise price of $4.25 per share.

Brett Golden, the son of Michael Golden, our director, President and Chief Executive Officer, is the majority owner of Colonial Capital Partners LLC, referred to as Colonial in this proxy statement and prospectus, which was a placement agent for our private placements in 2005. In connection with the private placements, Colonial received $2,064,618, consisting of $1,513,348 of sales commission and $551,270 of non-accountable expense allowance. Red Tiger Holdings LLC, which is solely owned by Brett Golden, owns warrants to purchase 500,400 shares of common stock at an exercise price of $4.00 per share.

In March 2005, Sun American Bank extended two lines of credit to business entities affiliated with Stephen Perrone, our director and a director of Sun American Bank, in the aggregate principal amount of approximately $5.9 million. The lines of credit are secured by real estate. On June 30, 2006, the amount outstanding under the lines of credit was approximately $5.8 million, which amount does not exceed the appraised value of the real estate securing the lines of credit, and the loans were considered performing in accordance with their terms.

On March 30, 2005, Sun American Bank provided a loan to Leonard Marinello, our director, in the aggregate principal amount of $200,000. The loan was repaid in full by Mr. Marinello on October 19, 2005.

On April 18, 2005, Sun American Bank provided a loan to Dr. Nelson Famadas, our director and a director of Sun American Bank, in the aggregate principal amount of $800,000. The loan was secured by real estate and repaid in full by Dr. Famadas on June 3, 2005.

On October 3, 2005, Sun American Bank provided a bridge loan of up to $500,000 to Robert Nichols, our Chief Financial Officer. The bridge loan was unsecured, had a term of 90 days and an interest rate equal to the prime rate. The bridge loan was repaid in full by Mr. Nichols on December 29, 2005.

On November 15, 2005, Sun American Bank provided a consumer loan in the amount of $150,000 to Michael Golden, our director, President and Chief Executive Officer and director, Interim President and Chief Executive Officer of Sun American Bank. The consumer loan was unsecured, had a term of six months and an interest rate equal to the prime rate. The consumer loan was repaid in full by Mr. Golden on December 23, 2005.

On January 1, 2006, Sun American Bank extended a loan to a business entity that is affiliated with Alberto Valle, our director and a director of Sun American Bank, in the aggregate principal amount of $520,000. The loan was secured by real estate. The loan was repaid in full by the business entity on March 10, 2006.

On March 8, 2006, Sun American Bank extended two lines of credit to business entities affiliated with Alberto Valle, our director and a director of Sun American Bank, in the aggregate principal amount of approximately $1.1 million. The lines of are secured by real estate. On September 30, 2006, the amount outstanding under the lines of credit was approximately $1.1 million, which amount does not exceed the appraised value of the real estate securing the lines of credit, and the loans were considered performing in accordance with their terms.

We believe that each of the loans discussed above was provided in the ordinary course of the consumer credit business of Sun American Bank and is on the same terms and conditions as loans made by it to unrelated third parties. All loans to officers and directors are made in accordance with Regulation O, under the same terms available to the general public without preferential treatment.

On October 31, 2005, Sun American Bank employed Ron Golden, the brother of Michael Golden, our director, President and Chief Executive officer, as Vice President, Construction Lending. Ron Golden’s base salary is $95,000. From April 2005 to October 31, 2005, he was a consultant to Sun American Bank and earned $61,000.

On January 24, 2006, we engaged Colonial as a broker to render certain financial advisory and investment banking services to us in connection with potential acquisitions of, or mergers with, banks. Colonial will be entitled to a commission of 40 basis points on the purchase price of such banks as of the date of closing of the transactions. Colonial will receive a commission of approximately $86,000 in connection with the acquisition transaction.

DESCRIPTION OF SUN AMERICAN BANCORP STOCK

Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, par value $0.01 per share. The following summary is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, copies of which were filed as exhibits to previous filings with the SEC.

As of November 20, 2006, there were 19,470,259 shares of our common stock outstanding that were held of record by approximately 586 stockholders. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to the limitations under the General Corporation Law of the State of Delaware and preferences that may apply to any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends or other distributions, if any, as our board of directors may declare out of funds legally available for such purposes.

Our stockholders generally do not have preemptive rights with respect to our common stock and, except as provided below, existing holders of common stock will not have any preferential or participation rights if the board of directors elects to issue additional shares of common stock. On April 17, 2003, we entered into a participation agreement with each of McAlpine Park Lane, Inc., a Florida corporation, and McAlpine Ltd., a company incorporated in the Cayman Islands, collectively referred to as the McAlpine entities in this proxy statement and prospectus, in connection with the sale of shares of our common stock and warrants to purchase shares of our common stock to the McAlpine entities. Under the participation agreements, the McAlpine entities have the right to purchase: (i) shares of our common stock; (ii) warrants to purchase shares of our common stock; and (iii) any security convertible into or exchangeable for our common stock or warrants offered by us in any private or public offering in an amount that will allow the McAlpine entities to maintain their respective beneficial ownership of our common stock, as determined by the formula specified in the participation agreements. We must notify the McAlpine entities of all of our private and public offerings, and the McAlpine entities are required to notify us of their intention to exercise their participation rights within 30 days of the beginning of such private or public offering.

In addition, on August 1, 2005, we entered into a securities purchase agreement with investors that purchased units in a private placement in August of 2005. Pursuant to the terms of the securities purchase agreement, each investor whose subscription amount exceeded $1.0 million in the private placement, referred to as the first refusal investors in this proxy statement and prospectus, has the right to purchase, except in certain exempt issuances: (i) shares of our common stock; (ii) warrants to purchase shares of our common stock; and (iii) any security convertible into or exchangeable for our common stock or warrants offered by us in any non-exempt offering in such amounts that would maintain the first refusal investor’s proportionate ownership of common stock, on a fully diluted basis, as of the date immediately preceding such offering. We must notify the first refusal investors of all of our non-exempt offerings, and the first refusal investors are required to notify us of their intention to exercise their first refusal rights within 5 business days of the receipt of such notice. The first refusal rights described above expire on the third anniversary of the applicable closing date for the private placement of each first refusal investor.

Notwithstanding the foregoing, neither the McAlpine entities nor the first refusal investors have participation or first refusal rights, as applicable, as a result of the acquisition transaction.

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our board of directors may designate and issue in the future.

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of “blank check” preferred stock in one or more series and to designate the rights, preferences, qualifications, limitations and restrictions of each such series. As of November 20, 2006, there were no shares of preferred stock outstanding. The issuance of shares of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our company without further action by the stockholders.

In addition to the ability to issue shares of preferred stock without stockholder approval, as described above, our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain certain other provisions that may be viewed as anti-takeover measures delaying or preventing the change in control of our company. For instance, pursuant to our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes and our directors are elected for staggering three-year terms. Under the terms of our Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend, alter, repeal or adopt any provision that is inconsistent with the provision of the Amended and Restated Certificate of Incorporation establishing our classified board of directors. Our Amended and Restated By-Laws provide that a special meeting of stockholders may be called at any time by the board of directors, chief executive officer or stockholders entitled to cast at least one-fifth of the votes that all stockholders are entitled to cast at the particular meeting.

The transfer agent and registrar for the shares of our common stock is Olde Monmouth Stock Transfer Co., Inc. whose address is 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

INFORMATION ABOUT BEACH BANK

General

Beach Bank is a Florida chartered commercial bank, headquartered in Miami Beach, Florida. At September 30, 2006, based on the unaudited financial information provided by Beach Bank, it had total assets of $127.1 million, deposits of $116.1 million, total gross loans of $74.2 million and shareholders’ equity of $9.1 million. At September 30, 2006, Beach Bank’s total risk based capital ratio was 13.16%.

Beach Bank commenced operations in May 2000 and offers commercial real estate, lines of credit and term loans to businesses through its branch offices in Miami Beach and Pinecrest, Florida. It currently has its main office and corporate headquarters at 555 Arthur Godfrey Road, Miami Beach, Florida  33140 and a branch located at 8099 South Dixie Highway, South Miami, Florida  33143. Administrative offices for Beach Bank are located at 7500 NW 25th Street, Suite 117, Miami, Florida  33122.

Beach Bank offers commercial loans to businesses and home equity, auto and boat loans to individuals. Beach Bank’s market area is Miami-Dade County located in southeastern Florida. Beach Bank also offers checking, savings and certificates of deposit to its customers. Beach Bank is regulated by the FDIC and the Florida Department of Financial Services and its deposits are insured up to applicable limits by the FDIC.

Lending Activities

Beach Bank’s principal lending areas include Miami-Dade County, Florida. Beach Bank’s customers are predominantly small- to medium-sized businesses, individual investors and consumers. Collateralized loans, the most common of which follow, are extended on similar terms to all of Beach Bank’s customers and have an inherent degree of risk:

•

Cash-secured loans as well as loans guaranteed by agencies of the United States government represent a nominal degree of risk.

•

Loans secured by marketable securities represent a low degree of risk.

•

Commercial and residential real estate loans, including construction and land development loans, represent a moderate degree of risk.

•

Loans secured by automobiles, boats and equipment represent a moderate to medium degree of risk.

•

Unsecured loans represent a high degree of risk.

Prior to entering into the acquisition agreement with Sun American Bancorp and Sun American Bank, a significant part of Beach Bank’s growth strategy involved developing new business relationships and increasing its marketing efforts. Typically, Beach Bank sought commercial lending relationships with customers borrowing up to $3.0 million. Beach Bank’s legal lending limit for secured and unsecured loans was $2.5 million and $1.5 million as of September 30, 2006, respectively.

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on mortgage loans generally give Beach Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of loans tends to increase, however, when current loan market rates are substantially higher than rates on existing loans and, conversely, decrease when rates on existing loans are substantially higher than current loan market rates.

Beach Bank extends credit with terms, rates and fees commensurate with those in its market place for like types of credit. Loan maturities may positively or negatively impact Beach Bank’s GAP position and, ultimately, its profitability.

Loan Solicitation and Processing

Loan applicants come primarily through the efforts of Beach Bank’s loan officers who seek out existing customers, referrals by realtors, previous and present customers of Beach Bank, business acquaintances, and walk-ins. Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant’s employment, income and credit standing. On mortgage loans, an appraisal of the real estate offered as collateral generally is undertaken by an independent fee appraiser certified by the State of Florida.

Commercial Real Estate Loans

Beach Bank’s primary lending focus is making commercial real estate loans to finance the purchase of real property, which generally consists of developed real estate. Commercial real estate loans are generally secured by first liens on real estate, and typically have variable rates and amortize over a 15 to 25 year period, with balloon payments due at the end of five to ten years. At September 30, 2006, commercial real estate loans represented 46% of Beach Bank’s total loan portfolio, compared to 42% at December 31, 2005. The average balance of commercial real estate loans was $34.3 million for the nine months ended September 30, 2006. Income from these loans totaled $1.8 million for the nine months ended September 30, 2006. At December 31, 2005, commercial real estate loans represented 42% of Beach Bank’s total loan portfolio, compared to 37% at December 31, 2004. The average balance of commercial real estate loans was $31.0 million for the fiscal year ended December 31, 2005 and $30.1 million for the fiscal year ended December 31, 2004. Income from these loans totaled $2.2 million and $1.9 million for the fiscal years ended December 31, 2005 and 2004, respectively.

Commercial Loans

Beach Bank also offers commercial loans to small- and medium-sized businesses in a variety of industries. Beach Bank makes a broad range of short- and medium-term commercial lending products available to businesses, including working capital lines. At September 30, 2006, commercial loans represented 17% of Beach Bank’s total loan portfolio. At December 31, 2005, commercial loans also represented 18% of Beach Bank’s total loan portfolio. The average balance of commercial loans was $13.2 million for the nine months ended September 30, 2006. Income from these loans totaled $766,000 for the nine months ended September 30, 2006. At December 31, 2005, commercial loans represented 18% of Beach Bank’s total loan portfolio, compared to 23% at December 31, 2004. The average balance of commercial loans was $13.6 million for the fiscal year ended December 31, 2005 and $21.4 million for the fiscal year ended December 31, 2004. Income from these loans totaled $1.0 million and $1.2 million for the fiscal years ended December 31, 2005 and 2004, respectively.

Consumer Lending

Beach Bank offers a variety of loan and deposit products and services to retail customers through its branch network. Loans to retail customers include residential real estate loans, home equity loans and lines of credit, automobile loans, and other personal loans. At September 30, 2006, residential real estate loans represented 32% of Beach Bank’s total gross loan portfolio, compared to 36% at December 31, 2005. The average balance of residential real estate loans was $27.2 million for the nine months ended September 30, 2006. Income from these loans totaled $1.5 million for the nine months ended September 30, 2006. At December 31, 2005, residential real estate loans represented 36% of Beach Bank’s total loan portfolio, compared to 35% at December 31, 2004. The average balance of residential real estate loans was $27.3 million for the fiscal year ended December 31, 2005 and $15.3 million for the fiscal year ended December 31, 2004. Income from these loans totaled $1.8 million and $1.0 million for the fiscal years ended December 31, 2005 and 2004, respectively.

At September 30, 2006, consumer loans represented 1% of Beach Bank’s total loan portfolio, compared to 2% at December 31, 2005. The average balance of consumer loans was $1.3 million for the nine months ended September 30, 2006. Income from these loans totaled $69,000 for the nine months ended September 30, 2006. At December 31, 2005, consumer loans represented 2% of Beach Bank’s total loan portfolio, compared to 2% at December 31, 2004. The average balance of consumer loans was $1.4 million for the fiscal year ended December 31, 2005 and $2.4 million for the fiscal year ended December 31, 2004. Income from these loans totaled $110,302 and $168,437 for the fiscal years ended December 31, 2005 and 2004, respectively.

Loan Portfolio Summary

Major categories of loans included in Beach Bank’s loan portfolio are as follows (in thousands):

	At September 30,	At December 31,
	2006	2005	2004	2003	2002	2001

Commercial Loans	$12,631	$14,834	$20,743	$25,798	$10,127	$4,909
Commercial real estate loans	33,847	35,060	33,508	28,813	21,918	14,758
Residential real estate loans	23,630	30,108	31,438	3,992	4,696	4,896
Consumer	1,270	1,331	1,998	1,698	423	474
Construction Loans	2,787	1,192	2,641	—	—	—
Other	43	147	51	1,738	166	154
Sub-total	$74,208	$82,672	$90,379	$62,039	$37,330	$25,191
Deferred loan costs	(138)	(171)	(263)	(184)	(86)	(36)
Allowance for Loan Losses	(1,048)	(1,104)	(847)	(487)	(301)	(233)
Net Loans	$73,022	$81,397	$89,269	$61,368	$36,943	$24,922

Loan Maturity Schedule

The following schedule sets forth the time to contractual maturity of Beach Bank’s loan portfolio at September 30, 2006 and December 31, 2005. Loans that have adjustable rates and fixed rates are all shown in the period of contractual maturity. Demand loans, loans having no contractual maturity and overdrafts are reported as due in one year or less.

September 30, 2006	Total	One Year Or Less	One through Five Years	Over Five Years
	(Dollars in Thousands)
Commercial loans	$12,631	$2,584	5,964	4,083
Commercial real estate	33,847	1,296	14,686	17,865
Residential real estate	23,630	3,144	8,757	11,729
Consumer	1,270	409	—	861
Construction Loans	2,787	2,787	—	—
Other	43	43	—	—
	74,208	$10,263	29,407	34,538
Net Deferred Loan Fees	(138)
	$74,070

December 31, 2005	Total	One Year Or Less	One through Five Years	Over Five Years
	(Dollars in Thousands)
Commercial loans	$14,834	$4,027	6,457	4,350
Commercial real estate	35,060	3,044	9,899	22,117
Residential real estate	30,108	4,157	11,873	14,078
Consumer	1,331	410	921	—
Construction Loans	1,192	1,192	—	—
Other	147	147	—	—
	82,672	$12,977	29,150	40,545
Net Deferred Loan Fees	(171)
	$82,501

Asset Quality

Management seeks to maintain the quality of Beach Bank’s assets through its underwriting and lending practices. The earning asset portfolio (exclusive of investment securities) is generally split into six categories, five of which are types of loans, and the sixth is other, which includes overdrafts. Loan concentrations are defined as loans outstanding that are segregated into similar collateral types and/or nature of cash-flow income generation, which may cause a correspondingly similar impact with a particular economic or other condition. Beach Bank routinely monitors these concentrations in order to make necessary adjustments in its lending practices that most clearly reflect the economic conditions and trends, loan ratios, loan covenants, asset valuations, industry trends and other factors.

The table below sets forth the distribution of Beach Bank’s gross loan portfolio by type as of September 30, 2006, December 31, 2005 and December 31, 2004:

	September 30,	December 31,
Loan Distribution	2006	2005	2004

Commercial Loans	17%	18%	23%
Commercial real estate loans	46%	42%	37%
Residential real estate loans	32%	36%	35%
Consumer	1%	2%	2%
Construction and other	4%	2%	3%

In an effort to maintain the quality of the loan portfolio, management seeks to minimize higher risk loans. In view of the relative significance of real estate related loans, a downturn in the value of real property could have an adverse impact on profitability. As part of Beach Bank’s loan policy and loan management strategy, it typically limits its loan-to-value ratio to a maximum of 50% to 80% depending on the type of real property being secured. The use of qualified third party state certified appraisers for property valuations, and property inspections by knowledgeable bank officials help mitigate real property loan risks.

The Loan and Discount Committee of the board of directors of Beach Bank concentrates its efforts and resources and that of its senior management and lending officers on loan review and underwriting procedures and standards. Internal controls include ongoing reviews of loans made to monitor documentation and ensure the existence and valuations of collateral, early detection of loan degradation, and regional economic conditions.

Regulatory Classification of Assets

Generally, interest on loans is accrued and credited to income based on the outstanding balance of the contract obligations of each loan or receivable contract. It is Beach Bank’s policy to discontinue the accrual of interest income and classify loans or assets as non-accrual when principal or interest is past due 90 days or more and/or the loan is not properly and/or adequately collateralized, or if in the belief of management, principal and/or interest is not likely to be paid in accordance with the terms of the obligation and/or documentation. As of September 30, 2006, there were no delinquent loans greater than 30 and less than 90 days and impaired loans totaled $4.0 million. As of December 31, 2005, delinquent loans greater than 30 and less than 90 days totaled $2.3 million and impaired loans totaled $2.0 million. As of December 31, 2004, delinquent loans greater than 30 and less than 90 days totaled $1.8 million and impaired loans totaled $813,000.

Foreclosed Assets

Assets acquired as a result of foreclosure or by deed-in-lieu of foreclosure are classified as other real estate owned, or OREO, if real estate, or in other assets, if other property, until they are sold. When property is acquired, it is initially recorded at fair value at date of acquisition. Subsequent to foreclosure, foreclosed assets are carried at the lower of the carrying amount or fair value, less estimated selling costs. Beach Bank had no other real estate owned or repossessions at September 30, 2006, December 31, 2005 and December 31, 2004.

Non-Performing Assets

Non-performing assets consist of loans that are past due 90 days or more that are still accruing interest, loans on nonaccrual status and other real estate owned and other foreclosed assets. The following table sets forth information with respect to nonperforming assets identified by Beach Bank at September 30, 2006 and the dates indicated below:

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(Dollars in Thousands)
Nonaccrual Loans
Commercial loans	$—	$26	$256	$76	$—	$—
Commercial and residential real estate	—	136	478		—	—
Government Loans	489	489
Accrual loans – past due 90 days or more
Commercial and residential real estate	—	—	825	852	49	75
Installment		—	—	—	—	—
Restructured loans	—	—	—		—	—
Other real estate owned and repossessions	—	—	—	—	—	—
Total nonperforming assets	$489	$651	$1,559	$926	$49	$75

Beach Bank would have earned interest income of $38,627 in the nine months ended September 30, 2006 had all nonaccrual loans performed in accordance with their original terms. Beach Bank would have earned interest income of $30,000 and $85,000 in the fiscal years ended December 31, 2005 and 2004, respectively, had all nonaccrual loans performed in accordance with their original terms.

Allowance for Loan Loss Activity

Information regarding Beach Bank’s allowance for loan losses for the nine months ended September 30, 2006 and for the fiscal years ended December 31 is as follows:

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001
	(Dollars in Thousands)
Balance, beginning	$1,104	$847	$487	$316	$233	$37
Amounts charged off:	—	—	—	—	—	—
Overdrafts	—	—	(42)	(73)	(93)	(20)
Commercial loans	(73)	(85)	—	—	—	—
Consumer loans	—	—	—	—	—	—
Commercial and residential real estate	—	—	—	—	—	—
Recoveries of amounts charged off:	—	—	—	—	—	—
Overdraft	8	11	23	2	—	—
Commercial loans	9	6	—	—	—	—
Consumer loans	—	—	—	—	—	—
Commercial and residential real estate	—	—	—	—	—	—
Net (charge-offs) recoveries	(56)	(68)	(19)	(71)	(93)	(20)
Provision for loan losses	—	325	379	242	176	216
Balance, ending	$1,048	$1,104	$847	$487	$316	$233
Ratio of net (charge-offs) recoveries to average loans outstanding during the period	0.07%	0.08%	0.03%	0.15%	0.29%	0.15%

The allowance is allocated to specific categories of loans for statistical purposes only, and may be applied to loan losses incurred in any loan category. The allocation of the allowance for loan losses as of September 30, 2006 and December 31, is as follows:

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001
Commercial loans	$178,118	$198,670	$194,751	$175,210	$72,659	$39,602
Commercial real estate loans	481,964	463,564	313,295	228,747	186,387	132,784
Residential real estate loans	335,279	397,340	296,360	24,335	34,750	39,602
Consumer loans	10,477	22,074	16,935	34,069	9,477	13,977
Construction loans	41,910	22,075	25,403	24,335	12,636	6,989
Total allowance for loan losses	$1,047,748	$1,103,723	$846,744	$486,696	$315,909	$232,954
The allocation of the allowance for loan losses as a percentage of the total allowance for loan losses as of September 30, 2006 and December 31, is as follows:

	September 30,	December 31,
	2006	2005	2004	2003	2002	2001

Commercial loans	17%	18%	23%	36%	23%	17%
Commercial real estate loans	46%	42%	37%	47%	59%	57%
Residential real estate loans	32%	36%	35%	5%	11%	17%
Consumer loans	1%	2%	2%	7%	3%	6%
Construction loans	4%	2%	3%	5%	4%	3%
Total allowance for loan losses	100%	100%	100%	100%	100%	100%

Investment Activities

Beach Bank is permitted under federal and state law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank, certificates of deposit of federally insured institutions, certain bankers’ acceptances and federal funds. Subject to various restrictions, Beach Bank may also invest a portion of its assets in commercial paper and corporate debt securities. Beach Bank is a member of the Federal Home Loan Bank and is required to maintain an investment in Federal Home Loan Bank stock. Under state and federal regulations, a certain amount of the investments must be liquid in nature.

SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” referred to as FAS 115 in this proxy statement and prospectus, requires the investments to be categorized as “held-to-maturity,” “trading securities” or “available-for-sale,” based on management’s intent as to the ultimate disposition of each security. FAS 115 allows debt securities to be classified as “held-to-maturity” and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security’s prepayment risk, increases in loan demand, or other similar factors cannot be classified as “held-to-maturity.” Debt and equity securities held for current resale are classified as “trading securities.” Such securities are reported at fair value, and unrealized gains and losses on such securities would be included in earnings. Debt and equity securities not classified as either “held-to-maturity” or “trading securities” are classified as “available-for-sale.” Such securities are reported at fair value, and unrealized gains and losses on such securities are excluded from earnings and reported as a net amount in a separate component of equity.

A committee consisting of Beach Bank officers and directors determines appropriate investments in accordance with the board of directors’ approved investment policies and procedures. Beach Bank’s investment policies generally limit investments to U.S. government and agency securities, municipal bonds, certificates of deposit, marketable corporate debt obligations, mortgage-backed securities and certain types of mutual funds. Beach Bank’s investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on Beach Bank’s credit and interest rate risk, and risk-based capital is also given consideration during the evaluation.

Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) typically represent a participation interest in a pool of single-family or multi-family mortgages. The principal and interest payments on these mortgages are passed from the mortgage originators, through intermediaries (generally U.S. government agencies and government sponsored enterprises) that pool and resell the participation interests in the form of securities, to investors such as Beach Bank. Such U.S. government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include Freddie Mac, Fannie Mae and the Government National Mortgage Association. Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that fall within a specific range and have varying maturities. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain of Beach Bank’s liabilities and obligations. These types of securities also permit Beach Bank to improve its regulatory capital because they have a low risk capital weighting.

Investment Portfolio

The maturity distribution of the securities portfolio is reflected in the following table.

	Maturities of Investment Securities at September 30, 2006
	Carrying Value
	One Year or Less	Through Five Years	Through Ten Years	After Ten Years	Total
	(Dollars in Thousands)
Held-to-Maturity
U.S. Government agencies	$1,000	$18,993	$1,994	$—	$21,987
Mortgage-backed	—	1,012	29	681	1,722
Corporate	—	800	—	—	800
Available-for-Sale
Other Securities	—	—	—	500	500
Total	$1,000	$20,805	$2,023	$1,118	$25,009

	Maturities of Investment Securities at December 31, 2005
	Carrying Value
	One Year or Less	Through Five Years	Through Ten Years	After Ten Years	Total
	(Dollars in Thousands)
Held-to-Maturity
U.S. Government agencies	$7,986	$15,989	$5,989	$—	$29,964
Mortgage-backed	—	1,178	35	776	1,989
Corporate	400	800	—	—	1,200
Available-for-Sale
Other Securities	—	—	—	507	507
Total	$8,386	$17,967	$6,024	$1,283	$33,660

	Maturities of Investment Securities at December 31, 2004
	Carrying Value
	One Year or Less	Through Five Years	Through Ten Years	After Ten Years	Total
	(Dollars in Thousands)
Held-to-Maturity
U.S. Government agencies	$—	$11,989	$9,986	$—	$21,975
Mortgage-backed	—	—	2,461	—	2,461
Corporate	400	1,200	—	—	1,600
Available-for-Sale
Other Securities	—	—	530	—	530
Total	$400	$13,189	$12,977	$—	$26,566

Carrying Value of Investment Securities

Major categories of investment securities and their accounting treatment included in Beach Bank’s investment portfolio at September 30, 2006 and December 31 are as follows (in thousands):

			December 31,
	September 30,2006		2005		2004		2003
	Available- For Sale	Held-to- Maturity	Available- For Sale	Held-to- Maturity	Available- For Sale	Held-to- Maturity	Available- For Sale	Held-to- Maturity
U.S. Government agencies	$—	$21,987	$—	$29,964	$—	$21,975	$—	$24,986
Mortgage-backed	—	1,722	—	1,989	—	2,461	—	3,455
Corporate	—	800	—	1,200	—	1,600	—	1,600
Other securities	500	—	507	—	530	—	500	—
Total Investment Securities	$500	$24,509	$507	$33,153	$530	$26,036	$500	$30,041

Valuation of Securities

Beach Bank records securities available-for-sale in its statement of financial condition at fair value. Beach Bank uses market price quotes for valuation. Equity securities available-for-sale trade daily on various stock exchanges. The fair value of these securities in Beach Bank’s statement of financial condition was based on the closing price quotations at period end. The closing quotation represents inter-dealer quotations without retail markups, markdowns or commissions and do not necessarily represent actual transactions. The number of shares that Beach Bank owns in some of these equity securities may be in excess of the securities average daily trading volume. As a consequence, Beach Bank may not be able to realize the quoted market price upon sale. Equity securities available-for-sale are adjusted to fair value monthly with a corresponding increase or decrease to other comprehensive income. Declines in the fair value of individual securities available-for-sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value.

At September 30, 2006, the fair value and net unrealized gain associated with Beach Bank’s securities available-for-sale was $500,200 and $200, respectively. At December 31, 2005, the fair value and net unrealized gain associated with Beach Bank’s securities available-for-sale was $507,400 and $7,400, respectively.

Deposit Accounts

Deposits generally are attracted from within Beach Bank’s market area and substantially all of the depositors are residents of the State of Florida. Deposit services for personal and business customers include a variety of checking accounts, which include interest-earning, low-cost checking, and senior checking. Savings accounts are also offered. Low cost demand and savings deposits represent an important part of the deposit mix for Beach Bank, which has historically maintained satisfactory levels of this type of deposits, because of its policy of relationship banking. Management believes Beach Bank’s money market accounts are priced competitively in the Miami-Dade county area. Beach Bank can attract new deposits or reduce deposit levels as needed by adjusting the interest paid on such accounts. Beach Bank also offers a wide variety of terms and rates for certificates of deposit as needed to attract funds and match competitors. The primary factors in the competition for deposits are interest rates, personalized services, the quality and range of financial services, convenience of office locations and office hours. Competition for deposits comes primarily from other commercial banks, savings associations, credit unions, money market mutual funds and other investment alternatives. Consumers have access to ATMs, safe deposit boxes, direct deposit and on-line banking services.

In determining the terms of the deposit accounts, management considers current market interest rates, profitability to Beach Bank, matching deposit and loan products and customer preferences and concerns. Beach Bank currently offers certificates of deposit for terms not exceeding 60 months. As a result, management believes that it is better able to match the repricing of liabilities to the repricing of the loan portfolio. Management reviews Beach Bank’s deposit mix and pricing weekly.

Deposit Insurance

Beach Bank’s deposit accounts are insured by the FDIC up to a maximum of $100,000 per insured depositor. The FDIC issues regulations, conducts periodic examinations, requires the filing of reports and generally supervises the operation of its insured banks. Any insured bank that is not operated in accordance with or does not conform to FDIC regulations, policies and directives may be sanctioned for non-compliance. Proceedings may be instituted against any insured bank or any director, officer, or employee of such bank engaging in unsafe and unsound practices, including the violation of applicable laws and regulations. The FDIC has the authority to terminate insurance of accounts pursuant to procedures established for that purpose. For additional information on deposit insurance, see “Information about Sun American Bancorp and Sun American Bank – Supervision and Regulation – Deposit Activities and Other Sources of Funds – Deposit Insurance Assessments” beginning on page 102.

Certificates of Deposit

The time remaining to maturity of certificates of deposit in amounts of $100,000 or more as of September 30, 2006 and December 31, 2005 and 2004 is as follows:

	September 30, 2006	December 31, 2005	December 31, 2004

Three months or less	$25,718,313	$24,768,018	$14,783,046
Over three through six months	28,338,448	8,728,562	6,345,142
Over six through twelve months	4,805,317	4,910,050	6,810,363
Over twelve months	330,002	1,450,294	2,448,926
	$59,192,080	$39,856,924	$30,387,477

Correspondent Relationships

Correspondent banking involves one bank providing services to another bank that cannot provide that service itself for economic or organizational reasons. Beach Bank purchases correspondent services offered by larger banks, including check collections, purchase of federal funds, security safekeeping, investment service, coin and currency supplies, overline and liquidity loan participations, and sales of loans to or loan participation with correspondent banks. Beach Bank also sells loan participations to correspondent banks with respect to loans that exceed its lending limit.

Beach Bank has established a correspondent relationship with Independent Bankers Bank of Lake Mary, Florida with respect to the foregoing services. As compensation for services provided by a correspondent, Beach Bank maintains certain balances with the correspondent in non-interest bearing accounts. Such compensating balances are not considered significant to the operations of Beach Bank.

Employees

At September 30, 2006, there were 26 full time employees of Beach Bank. The employees are provided with group life, health, major medical, dental and vision insurance, and long term disability. None of Beach Bank’s employees is represented by any collective bargaining units. Beach Bank considers its employee relations to be good.

Description of Property

Beach Bank does not own any parcels of real property. As of September 30, 2006, Beach Bank leased 3 facilities and the material terms of these leases are as follows:

•

Main office, full service branch office and our corporate office

•

555 Arthur Godfrey Road, Miami Beach, Florida

•

4,900 square feet

•

10 year term, expiring February 28, 2010

•

The base rent (including CAM and other costs) is approximately $31 per square foot at September 30, 2006, resulting in total annual rent of approximately $152,000.

•

Full service branch office

•

8099 South Dixie Highway, South Miami, Florida

•

2,500 square feet

•

10 year term, expiring May 21, 2013, with two options to renew for 5 years each

•

The base rent (including CAM and other costs) is approximately $40 per square foot at September 30, 2006, resulting in total annual rent of approximately $100,000.

•

Administrative office

•

7500 NW 25th Street, Suite 117, Miami, Florida

•

5,830 square feet

•

5 year term, expiring September 7, 2008, with an option to renew for 5 years

•

The base rent (including CAM and other costs) is approximately $14 per square foot at September 30, 2006, resulting in total annual rent of approximately $79,000.

Legal Proceedings

Beach Bank is periodically party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to its business. Management does not believe that there is any pending proceeding against Beach Bank, which, if determined adversely, would have a material effect on its business or financial position.

BEACH BANK’S MANAGEMENT’S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION

Overview

Beach Bank is a “community based” state-chartered commercial bank that provides a variety of financial products and services. The primary market area for Beach Bank, defined as the area from where approximately 75% of its business will be derived, is defined as Miami-Dade County. Beach Bank is the only bank with headquarters in Miami Beach. It currently has its main office and corporate headquarters at 555 Arthur Godfrey Road, Miami Beach, Florida  33140 and a branch located at 8099 South Dixie Highway, South Miami, Florida  33143. Administrative offices for Beach Bank are located at 7500 NW 25th Street, Suite 117, Miami, Florida  33122. The locations of Beach Bank’s branches were strategically selected to reach a specific target market in its market area, taking into consideration its competition and the “bank” and “branch” levels. Beach Bank differentiates itself by its brand name, how it delivers services and its niche marketing approach. Beach Bank’s deposit accounts are insured by the FDIC.

Beach Bank’s marketing strategy is to provide personal services to professionals, such as doctors, lawyers, and certified public accountants in the local community. Beach Bank offers commercial and consumer products through traditional and electronic means and also customizes products for its specific target market. Beach Bank attracts deposits through direct mail campaigns and involvement in the local community by its executive team. Beach Bank’s executive team is comprised of individuals that are active in local civic organizations and professional associations from the local community.

During the nine months ended September 30, 2006, Beach Bank decreased its capital base by approximately $594,206 through normal operations. During the fiscal year ended December 31, 2005, Beach Bank completed a private offering to investors that added $1.9 million of net new capital. The first round of the private placement in March involved the sale of 543,588.33 shares of common stock at an offering price of $3.00 per share. Beach Bank received net proceeds of $1.6 million from this offering. The second round of the private placement involved the sale of 100,000 shares of common stock at an offering price of $3.00 per share. Beach Bank received net proceeds of $300,000 from this offering. Beach Bank’s capital exceeded statutory guidelines at September 30, 2006. There were no common share dividends declared during the nine months ended September 30, 2006 nor in the fiscal years ended December 31, 2005 and 2004.

On October 5, 2004, Beach Bank consented to enter into an Order to Cease and Desist, referred to as the Order in this proxy statement and prospectus, as proposed by the FDIC. The FDIC found during its May 10, 2004 examination of Beach Bank that it had deficiencies in violation of statutory requirements in the areas of policies, procedures, enhanced due diligence, customer identification programs, know your customer documentation, currency transaction reporting, suspicious activity reporting, and account monitoring. Beach Bank is subject to ongoing review by the FDIC and continuing violations may subject Beach Bank to further sanctions, including significant fines that could result in substantial dissipation of assets and earnings.

The Order required Beach Bank to, among other things, formulate a three year written strategic plan, prepare and submit to the FDIC a comprehensive budget and earnings forecast, have and retain qualified management, maintain a Tier I Leverage Capital ratio of not less than 7%, a Tier I Risk Based Capital Ratio of not less than 10% and a Total Risk Based Capital Ratio of at least 12%, charge off certain classified assets, maintain an adequate allowance for loan losses, reduce classified assets and adopt sound lending and collection policies.

Management believed that at December 31, 2005, Beach Bank made significant progress in complying with the requirements of the Order. Any deviations from the requirements of the Order could have significant implications on the ongoing operations of Beach Bank. In order to comply with the Order, Beach Bank has incurred expenses as follows:

Fiscal Year Ended December 31, 2004 (commencing on October 5, 2004)	$133,864
Fiscal Year Ended December 31, 2005	$1,964,064
Nine Months Ended September 30, 2006	$443,575

Since the imposition of the Order, Beach Bank has been successful in attracting an entirely new senior management team, including a new president, Mr. Jose Valdes-Fauli. The board of directors and the new senior management team are committed to full compliance with the Order towards a goal of getting it lifted as soon as possible.

As of September 30, 2006, Beach Bank had total assets of $127.1 million, deposits of $116.1 million, total gross loans of $74.2 million and shareholders’ equity of $9.1 million. Average total assets decreased during the nine months ended September 30, 2006 by $3.4 million from 2005. Average total assets increased in 2005 by $727,000 from 2004 due to management’s efforts to grow Beach Bank. Capital growth corresponded with the overall growth of Beach Bank. The average equity to average assets ratio was 7.66 % during the nine months ended September 30, 2006. The average equity to average assets ratio was 8.84% in 2005 and 7.84% in 2004.

Prior to entering into the acquisition agreement with Sun American Bancorp and Sun American, a primary strategy of Beach Bank was to increase the level of earning assets as they relate to operating expenses in order to improve profitability. Beach Bank attempted to pursue a growth strategy by increasing the level of earning assets, primarily through increases in loan origination in the communities it serves and by increasing the level of capital in support of this growth. Interest-earning assets, which consist of interest earning deposits, investment securities, gross loans, federal funds sold, and Federal Home Loan Bank stock, totaled $123.9 million at September 30, 2006, a $7.2 million, or 6.17%, increase from December 31, 2005. Interest earning assets were $116.7 million and $117.7 million at December 31, 2005 and 2004, respectively.

In February 2006, Michael E. Golden, Sun American Bancorp’s president and chief executive officer, and Michael Kosnitzky, Beach Bank’s chairman, met to discuss the possibility of a strategic combination between Sun American Bank and Beach Bank.

At a meeting held after their initial meeting, Messrs. Golden and Kosnitzky concluded that Sun American Bank and Beach Bank were a strategic fit based on their respective businesses, management and employee cultures, geographic locations and breadth of franchise. Based on these discussions, the two executives decided it would be worthwhile to continue to consider a transaction. Discussions continued in March 2006 concerning the potential benefits and advantages of a combination of the banks.

Beach Bank’s board of directors believes that the asset disposition is fair to, and in the best interest of, Beach Bank and its shareholders. In reaching its decision to approve the acquisition agreement, Beach Bank’s board of directors considered a variety of factors, including the limitations of the bank’s current market and the potential for enhancement of shareholder value as well as:

•

that Sun American Bancorp is paying a premium of 2.35 over the book value of Beach Bank, adding value to the shareholders’ shares;

•

that, although the Sun American Bancorp shares are thinly traded, Sun American Bancorp is a listed company on the AMEX and, upon the acquisition transaction, the shareholders will be obtaining registered securities that are not restricted if such shares are distributed from the liquidating trust;

•

that, because both Beach Bank and Sun American Bank are local financial institutions, the acquisition transaction will result in an expanded presence in the local financial institutions’ market, serving business and retail financial needs with local decision-making and serving a greater base of individuals and businesses overall;

•

that the acquisition transaction is structured as a “C-Reorganization” under the Code and would result in: (i) the shareholders being able to exchange their shares in Beach Bank for shares of Sun American Bancorp on a tax-free basis, and (ii) the deferral of capital gains until the “realization event” (or sale of the shares);

•

the opportunity for the shareholders, customers and employees to benefit from the expanded network of Sun American Bancorp branches and the access to a greater selection of products and services;

•

the various regulatory restraints under which Beach Bank must operate pursuant to the FDIC Cease and Desist Order between the FDIC and Beach Bank that was issued in November 2004;

•

the financial terms of the acquisition agreement, including the purchase price and the possible adjustments to the purchase price, the assets and liabilities of Beach Bank excluded from the acquisition transaction, and that Beach Bank is required to deposit 75% of the shares of Sun American Bancorp common stock it receives as part of the acquisition transaction consideration in escrow to secure Beach Bank’s indemnification obligations to Sun American Bancorp and Sun American Bank;

•

the impact of the acquisition transaction on Beach Bank’s employees and customers and the communities served by Beach Bank; and

•

that the acquisition transaction is subject to certain conditions, including the approval of the shareholders, the receipt of regulatory approvals, and the registration with the SEC of the shares to be issued by Sun American Bancorp in the acquisition transaction.

For additional discussion of the background and reasons for the acquisition transaction, see “Background of and Reasons for the Acquisition Transaction” beginning on page 40.

Critical Accounting Policies

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This valuation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable Beach Bank will be unable to collect the scheduled payments of principal and interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and commercial real estate loans by either the present value or expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, Beach Bank does not separately identify individual consumer and residential loans for impairment disclosures. For analytical purposes, the allowance consists of two components, Non-Specific and Specific.

Non-Specific Allowance. The methodology used in establishing non-specific allowances is based on a broad risk analysis of the portfolio. All significant portfolio segments, including concentrations, are analyzed. The amount of the non-specific allowance is based upon a statistical analysis that derives appropriate formulas, which are adjusted by management’s subjective assessment of current and future conditions. The determination includes an analysis of loss and recovery experience in the various portfolio segments over at least the last three fiscal years. Results of the historical loss analysis are adjusted to reflect current and anticipated conditions.

Specific Allowance. All significant commercial and industrial loans classified as either “substandard” or “doubtful” are reviewed at the end of each period to determine if a specific reserve is needed for that credit. The determination of a specific reserve for an impaired asset is evaluated in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” and a specific reserve is very common for significant credits classified as either “substandard” or “doubtful.” The establishment of a specific reserve does not necessarily mean that the credit with the specific reserve will definitely incur loss at the reserve level. It is only an estimation of potential loss based upon anticipated events.

Liquidity and Capital Resources

The liability side of the balance sheet has great significance to the profitable operation of a bank. Deposits are the major source of Beach Bank’s funds for lending and other investment activities. Deposits are attracted principally from within Beach Bank’s primary market area through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts and certificates of deposit, referred to as CD’s in this proxy statement and prospectus. Maturity terms, service fees and withdrawal penalties are established by Beach Bank on a periodic basis. The determination of rates and terms is predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

Deposits and loan repayments are the major sources of funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Beach Bank may use borrowings through correspondent banks on a short-term basis to compensate for reductions in the availability of funds from other sources. Beach Bank maintains a membership with the Federal Home Loan Bank, which acts as an alternate source for borrowing as needed. However, Beach Bank’s line of credit with the FHLB is not currently available due to the existing order from the FDIC.

Regulatory agencies require that Beach Bank maintain sufficient liquidity to operate in a sound and safe manner. The principal sources of liquidity and funding are generated by the operations of Beach Bank through its diverse deposit base, loan participations and other asset/liability measures. For banks, liquidity represents the ability to meet loan commitments, withdrawals of deposit funds, and operating expenses. The level and maturity of deposits necessary to support the lending and investment activities is determined through monitoring loan demand and through its asset/liability management process. Considerations in managing the liquidity position include scheduled cash flows from existing assets, contingencies and liabilities, as well as projected liquidity conducive to efficient operations and are continuously evaluated as part of the asset/liability management process. Historically, Beach Bank has increased its level of deposits to allow for its planned asset growth. The level of deposits is influenced by general interest rates, economic conditions and competition, among other things. South Florida is a fast growing area with intense competition from other financial service providers.

If additional liquidity is needed, Beach Bank has established a correspondent banking relationship with Independent Bankers Bank of Lake Mary, Florida. This relationship provides Beach Bank with the ability to borrow from an unsecured line of credit to supplement liquidity up to the amount of $1.5 million. Interest is calculated on any outstanding balance at the prevailing market federal funds rate. Beach Bank also has the ability to sell investments from the portfolio under a repurchase agreement with this correspondent bank. Beach Bank also maintains a separate secured line of credit of $5.8 million with Independent Bankers Bank. Beach Bank also maintains an unsecured line of credit of $2.5 million and a secured line of credit of $12.3 million with Bankers Bank of Georgia.

Borrowings

Beach Bank has the ability to borrow from its correspondent banks to supplement the supply of lendable funds and to meet deposit withdrawal requirements. Advances are made pursuant to limitations on the amount of advances and are based on the financial condition of the member institution as well as the value and acceptability of collateral pledged.

In addition, Beach Bank pledges securities to secure repurchase agreements. Additional details regarding securities sold under agreements to repurchase for the nine months ended September 30, 2006 and the fiscal years ended December 31, 2005 and 2004 are as follows:

	September 30,	December 31,
	2006	2005	2004
	(dollars in thousands)
Maximum amount outstanding at any month-end	$3,615	$6,357	$16,813
Average balance for the period	2,378	4,345	10,962
Average interest rate	1.68%	1.53%	1.41%
Average interest rate paid at period end	1.87%	1.49%	1.43%

Federal Home Loan Bank Advances

On September 24, 2001, Beach Bank became a member of the Federal Home Loan Bank of Atlanta. Beach Bank presently owns stock in the amount of $240,500, but its line of credit was suspended upon the issuance of the Order from the FDIC.

Equity and Capital Resources

Beach Bank is subject to various regulatory capital requirements administered by federal and state banking authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if not undertaken, could have a direct material effect on the financial statements and operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Beach Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting policies.

The capital accounts and classifications are also subject to qualitative judgment by the regulators about components, risk weighting, and other factors. Quantitative and qualitative measures established by regulation to ensure capital adequacy require Beach Bank to maintain minimum amounts and ratios, set forth in the table below, of total and Tier-1 capital, as defined by regulation, to risk weighted assets, and of Tier-1 capital to average assets.

The column below with the indication “Adequately” is that regulatory definition for an Adequately Capitalized banking institution. The right column below with the indication “Well” is that regulatory definition for a Well Capitalized banking institution.

		September 30, 2006
Regulator Definition for each Capital Tier Category		Beach Bank	Adequately	Well
Tier-2 Capital	= Tier-2 Cap/Risk Weighted Assets	13.16%	8.0%	10.0%
Tier-1 Risk	= Tier-1 Cap/Risk Weighted Assets	11.91%	4.0%	6.0%
Tier-1 Leverage	= Tier-1 Cap/Average Quarterly Assets	7.83%	4.0%	5.0%

		December 31, 2005
Regulator Definition for each Capital Tier Category		Beach Bank	Adequately	Well
Tier-2 Capital	= Tier-2 Cap/Risk Weighted Assets	13.4%	8.0%	10.0%
Tier-1 Risk	= Tier-1 Cap/Risk Weighted Assets	12.1%	4.0%	6.0%
Tier-1 Leverage	= Tier-1 Cap/Average Quarterly Assets	8.3%	4.0%	5.0%

Results of Operations

Results of Operations for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005

Beach Bank reported a net loss of $594,206 for the nine months ended September 30, 2006, compared to net loss of $1.1 million for the nine months ended September 30, 2005.

Net Interest Income. Net interest income before provision for loan losses for the nine months ended September 30, 2006 was $3.3 million, compared to $3.8 million for the nine months ended September 30, 2005, a decrease of approximately $432,000, or 11.5%.

Income from interest earning deposits, securities and mortgage-backed related securities (available-for-sale and held-to-maturity), federal funds sold and Federal Home Loan Bank stock increased by $165,000, or 15.5%, to $1.2 million for the nine months ended September 30, 2006 from $1.1 million for the nine months ended September 30, 2005, due primarily to increases in yields in 2006.

Interest on loans increased by $51,000, or 1.2%, for the nine months ended September 30, 2006, compared to the nine months ended September 30, 2005. The increase in loan interest was due to increasing interest rates on variable rate loans that resulted in higher gross interest income despite lower loan balances.

Total interest expense increased $648,000, or 44.5%, to $2.1 million for the nine months ended September 30, 2006, compared to $1.5 million for the nine months ended September 30, 2005. The increase in deposit interest expense was primarily attributed to market increases in interest rates payable on deposit products.

Non-Interest Income. Total non-interest income decreased $190,600, or 37.7%, to $315,500 for the nine months ended September 30, 2006 from $506,100 for the nine months ended September 30, 2005. This decrease was primarily due to a decrease of the loan portfolio and also a decrease in service charges on demand deposit accounts.

Non-Interest Expense. Total non-interest expense decreased by $871,000, or 17.1%, to $4.2 million for the nine months ended September 30, 2006 from $5.1 million for the nine months ended September 30, 2005. The decrease was due to a reduction in costs in compliance with the Order during the nine months ended September 30, 2006.

Occupancy and equipment expenses were $738,000 for the nine months ended September 30, 2006, compared to $800,000 for the nine months ended September 30, 2005. This decreased cost was primarily due to regular asset depreciation.

Other expenses decreased $828,000 for the nine months ended September 30, 2006, compared to $2.4 million for the nine months ended September 30, 2005. This decrease was due to lower costs and expenses in compliance with the Order during the nine months ended September 30, 2006.

Provision for Loan Losses. Management determined a provision was not needed for the nine months ended September 30, 2006, due to a decrease in loans and an evaluation of the loan loss reserve.

Provision for Income Taxes. Beach Bank has elected to be treated as an S-Corporation for income tax purposes. For federal and state income tax purposes, all items of income and expense flow through to its shareholders and no provision for income taxes has been reflected in the financial statements.

Deposit Balances and Rates. The following tables set forth the average balances of the deposit portfolio of Beach Bank for the nine months ended September 30, 2006 and for the fiscal year ended December 31, 2005. Non-interest bearing transaction accounts are on a demand basis, and as such, balances continually fluctuate.

	Nine Months Ended September 30, 2006
	Average Balance	Weighted Average Rate	% of Deposits
	(Dollars in Thousands)
Noninterest bearing accounts	$23,801	0.00%	22%
Interest bearing accounts:
NOW accounts	7,173	0.78%	7%
Money market deposit	15,978	3.10%	15%
Savings accounts	4,050	1.09%	4%
Time deposits	55,907	3.88%	52%
Total deposits	$106,909

	Fiscal Year Ended December 31, 2005
	Average Balance for the Year	Weighted Average Rate	% of Deposits
	(Dollars in Thousands)
Noninterest bearing accounts	$24,619	0.00%	24%
Interest bearing accounts:
NOW accounts	8,472	0.77%	8%
Money market deposit	8,059	1.45%	8%
Savings accounts	9,316	1.17%	9%
Time deposits	53,891	3.10%	51%
Total deposits	$104,357

Average Balance Sheet. The following tables contain for the periods indicated information regarding the total dollar amounts of interest income from interest-earning assets and the resulting average yields, the total dollar amount of interest expense on interest-bearing liabilities and the resulting average costs, net interest income, and the net yield on interest-earning assets.

	Nine Months Ended September 30, 2006
	Average Balance	Interest(3)	Average Yield/Rate
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments(1)	$27,518	807	3.92%
Federal funds sold	11,304	421	4.97
Loans :
Commercial loans(3)	13,208	766	8.40
Commercial real estate loans(2)	34,309	1,815	7.07
Consumer loans(2)	1,266	69	7.14
Residential real estate loans(2)	22,011	1,182	7.18
Home equity and other loans(2)	3,880	225	7.65
Construction	2,078	140	5.71
Total loans(2)	76,752	4,197	7.21
Total interest earning assets	115,574	5,425	6.26
Noninterest-earning assets	4,023
Total assets	$119,597
Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits
NOW and money market accounts	$23,151	412	2.35%
Savings accounts	4,050	37	1.22
Certificates of deposit and IRAs	55,907	1,622	3.83
Total interest-bearing deposits	83,108	2,071	3.32
Federal funds purchased, securities sold under repurchase agreements and other	2,456	32	1.74
Federal Home Loan Bank advances	90	3	4.44
Total interest-bearing liabilities	85,654	2,106	3.28
Noninterest bearing liabilities	24,777
Shareholders’ equity	9,166
Total liabilities and shareholders’ equity	$119,597
Net interest income and net yield on interest- earning assets		3,319	3.83%

(continued)

	For the year ended December 31,
	2005
	Average Balance	Interest(3)	Average Yield/Rate
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments(1)	$30,675	1,175	3.83%
Federal funds sold	6,764	218	3.22
Loans :
Commercial loans(2)	13,611	976	7.17
Commercial real estate loans(2)	31,023	2,212	7.13
Consumer loans(2)	1,486	110	7.40
Residential real estate loans(2)	27,299	1,803	6.60
Home equity and other loans(2)	4,604	289	6.28
Government loans	2,922	145	5.00
Total loans(2)	80,945	5,535	6.84
Total interest earning assets	118,384	6,928	5.85
Noninterest-earning assets	4,594
Total assets	$122,978
Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits
NOW and money market accounts	$16,531	182	1.10
Savings accounts	9,316	109	1.17
Certificates of deposit and IRAs	53,891	1,560	2.89
Total interest-bearing deposits	79,738	1,851	2.32
Federal funds purchased, securities sold under repurchase agreements and other	4,345	66	1.52
Federal Home Loan Bank advances	2,157	64	2.97
Total interest-bearing liabilities	86,240	1,981	2.30
Noninterest bearing liabilities	25,866
Shareholders’ equity	10,872
Total liabilities and shareholders’ equity	$122,978
Net interest income and net yield on interest- earning assets		4,947	4.18%

———————

(1)

Includes investment securities and Federal Reserve Bank stock and Federal Home Loan Bank stock.

(2)

Includes loans for which the accrual of interest has been suspended.

(3)

Includes Fee Income on Loans

Rate/Volume Analysis. The impact of Beach Bank’s management’s strategies can be seen in the Analysis of Changes in Interest Income and Interest Expense table below. The table indicates changes in net interest income resulting either from changes in average balances or to changes in average rates for earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) change in volume (change in volume multiplied by prior year rate); (ii) change in rate (change in rate multiplied by prior year volume); (iii) change in rate/volume (change in rate multiplied by change in volume); and (iv) total change in rate and volume.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO 2005
INCREASE (DECREASE) DUE TO CHANGE IN (IN THOUSANDS)

	Volume	Rate	Change

Increase (decrease) in interest income:
Loans	$(376)	$427	$51
Securities	(61)	15	(46)
Fed Funds Sold	54	148	202
Other	(4)	6	6
Total interest income	(387)	596	209
Increase (decrease) in interest expense:
Deposits	(162)	870	708
Repurchase Agreements	(31)	16	(15)
Fed Funds Purchased	(48)	0	(48)
Total interest expense	(241)	886	645
Total change in net interest income	$(146)	$(290)	$(436)

YEAR ENDED DECEMBER 31, 2005 COMPARED TO 2004
INCREASE (DECREASE) DUE TO CHANGE IN (IN THOUSANDS)

	Volume	Rate	Change

Increase (decrease) in interest income:
Loans	$429	$709	$1,138
Securities	10	(14)	(3)
Fed Funds Sold	(149)	27	1765
Other	5	0	5
Total interest income	593	722	1,316
Increase (decrease) in interest expense:
Deposits	300	190	490
Repurchase Agreements	(97)	9	(88)
Fed Funds Purchased	(130)	78	(52)
Total interest expense	73	277	350
Total change in net interest income	$520	$445	$966

Results of Operations for the fiscal year ended December 31, 2005 compared to the fiscal year ended December 31, 2004

In this section, unless the context provides otherwise, references to 2005 and 2004 are to the fiscal years ended December 31, 2005 and 2004, respectively.

The net loss for 2005 was $2.1 million, compared to net income of $370,000 for 2004. The decrease in earnings was related to the Order from the FDIC as Beach Bank incurred $2.0 million of expenses in order to comply with the provisions of the Order. In addition to these costs, earnings for 2005 as compared to 2004 were primarily impacted by a $1.0 million increase in net interest income, a decrease in the provision for loan loss of $54,000, which was more than offset by a decrease in non-interest income of $1.4 million and a $336,000 increase in non-interest expenses excluding expenses resulting from the Order.

Net Interest Income. Net interest income before provision for loan losses for 2005 was $5.0 million, compared to $4.0 million for 2004, an increase of $1.0 million, or 25%.

Income from interest earning deposits, securities (available-for-sale and held-to-maturity), federal funds sold and Federal Home Loan Bank stock increased by $1.3 million, or 23.2%, to $6.9 million for 2005 from $5.6 million for 2004. The increase was mostly attributed to higher average loan balances outstanding of $80.9 million for 2005 from $74.7 million for 2004. The interest yield on the loan portfolio increased to 6.8% in 2005, compared to 5.9% in 2004. In addition, federal funds sold yielded 3.22% in 2005, compared to 1.0% in 2004. The yield on total interest-earning assets was 5.85% for 2005, a 69 basis point increase from 5.2% for 2004, primarily as a result of improved yields in the loan portfolio due to increasing market interest rates.

Total interest expense increased $349,000 from $1.6 million for 2004 to $2.0 million for 2005. The increase in interest expense was primarily the result of an increase in average interest bearing deposit account balances to $79.7 million for 2005 from $66.8 million for 2004. In addition to the increase in the average balance of deposits, there was an increase in the yield paid on interest-bearing deposits and liabilities to 2.32% for 2005 from 1.94% for 2004.

Non-Interest Income. Total non-interest income decreased $1.4 million, or 68.5%, to $631,000 for 2005 from $2.0 million for 2004. The decrease in fees reflects the elimination of certain business lines in accordance with the provisions of the Order.

Non-Interest Expense. Total non-interest expense increased by $2.2 million, or 42%, to $7.4 million for 2005 from $5.2 million for 2004. The increase was mostly attributed to legal and consulting expenses associated with the Order. These costs amounted to $2.0 million for 2005, compared to $134,000 for 2004.

Provision for Loan Losses. The provision for loan losses for the fiscal year ended December 31, 2005 was $325,000, compared to $379,000 for the fiscal year ended December 31, 2004. The reduced provision for loan losses in the fiscal year ended December 31, 2005 was due to a reduced balance of net loans during the fiscal year ended December 31, 2005.

Provision for Income Taxes. Beach Bank has elected to be treated as an S-Corporation for income tax purposes. For federal and state income tax purposes, all items of income and expense flow through to its shareholders and no provision for income taxes has been reflected in the financial statements.

Deposit Balances and Rates. The following table sets forth the average balances of the deposit portfolio of Beach Bank for the fiscal years ended December 31, 2005 and 2004. Non-interest bearing transaction accounts are on a demand basis, and as such, balances continually fluctuate.

	2005			2004
	Average Balance for the Year	Weighted Average Rate	% of Deposits	Average Balance for the Year	Weighted Average Rate	% of Deposits
	(Dollars in Thousands)
Noninterest bearing accounts	$24,619	0.00%	24%	$28,217		30%
Interest bearing accounts:
NOW accounts	8,472	0.77%	8%	7,042	0.81%	7%
Money market deposit	8,059	1.45%	8%	9,185	1.15%	10%
Savings accounts	9,316	1.17%	9%	15,216	1.40%	16%
Time deposits	53,891	3.10%	51%	35,369	3.17%	37%
Total deposits	$104,357			$95,029

Average Balance Sheet

The following table contains for the periods indicated information regarding the total dollar amounts of interest income from interest-earning assets and the resulting average yields, the total dollar amount of interest expense on interest-bearing liabilities and the resulting average costs, net interest income, and the net yield on interest-earning assets.

	For the years ended December 31,
	2005			2004
	Average Balance	Interest(3)	Average Yield/Rate	Average Balance	Interest(3)	Average Yield/Rate
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments(1)	$30,675	1,175	3.83%	31,726	1,189	3.75
Federal funds sold	6,764	218	3.22	2,512	26	1.04
Loans :
Commercial loans(2)	13,611	976	7.17	21,381	1,162	5.43
Commercial real estate loans(2)	31,023	2,212	7.13	30,066	1,850	6.15
Consumer loans(2)	1,486	110	7.40	2,546	168	6.60
Residential real estate loans(2)	27,299	1,803	6.60	15,309	954	6.23
Home equity and other loans(2)	4,604	289	6.28	2,206	124	5.62
Government loans	2,922	145	5.00	3,166	139	4.39
Total loans(2)	80,945	5,535	6.84	74,674	4,397	5.89
Total interest earning assets	118,384	6,928	5.85	108,912	5,612	5.15
Noninterest-earning assets	4,594			14,150
Total assets	$122,978			123,062
Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits
NOW and money market accounts	$16,531	182	1.10	16,227	163	1.00
Savings accounts	9,316	109	1.17	15,216	210	1.38
Certificates of deposit and IRAs	53,891	1,560	2.89	35,369	988	2.79
Total interest-bearing deposits	79,738	1,851	2.32	66,812	1,361	2.04
Federal funds purchased, securities sold under repurchase agreements and other	4,345	66	1.52	10,962	155	1.41
Federal Home Loan Bank advances	2,157	64	2.97	6,357	116	1.82
Total interest-bearing liabilities	86,240	1,981	2.30	84,131	1,632	1.94
Noninterest bearing liabilities	25,866			29,282
Shareholder’s equity	10,872			9,649
Total liabilities and shareholders’ equity	$122,978			123,062
Net interest income and net yield on interest-earning assets		4,947	4.18%		3,980	3.65

———————

(1)

Includes investment securities and Federal Home Loan Bank stock.

(2)

Includes loans for which the accrual of interest has been suspended.

(3)

Includes Fee Income on Loans.

Discussion of Changes in Financial Condition

Discussion of Changes in Financial Condition from December 31, 2005 to September 30, 2006

General. Total assets increased by $7.1 million from $120.0 million at December 31, 2005 to $127.1 million at September 30, 2006, with the increase invested principally in federal funds sold. The following is a discussion of the significant fluctuations between the September 30, 2006 and December 31, 2005 balance sheets.

Assets

Cash and Cash Equivalents. Cash and cash equivalents were $26.5 million at September 30, 2006, compared to $2.1 million at December 31, 2005. The increase of $24.4 million was due principally to the net reduction in the loan portfolio and also due to the maturity of investment securities.

Securities Available-for-Sale and Held-to-Maturity. The securities portfolio decreased $8.7 million to $25.0 million at September 30, 2006 from $33.7 million at December 31, 2005. The decrease was due to maturities and scheduled principal payments. There were no purchases of securities during the nine months ended September 30, 2006.

Loans Receivable. Net loans receivable were $73.0 million at September 30, 2006, a decrease of $8.4 million from $81.4 million at December 31, 2005. The decrease in net loans was the result of repayments of loans during the nine months ended September 30, 2006.

Asset Quality and Non-Performing Assets. In the normal course of business, Beach Bank has recognized and will continue to recognize losses resulting from the inability of certain borrowers to repay loans and the insufficient realizable value of collateral securing such loans. Accordingly, Beach Bank has established an allowance for loan losses, which totaled $1.0 million at September 30, 2006. The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated credit losses. Management’s periodic evaluation of the adequacy of the allowance is based on Beach Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates of material factors including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Beach Bank’s allowance for loan and credit losses was analyzed and deemed to be adequate by management at September 30, 2006.

Beach Bank’s impaired loans were $4.0 million at September 30, 2006, or 5.3% of Beach Bank’s total gross loans, compared to $2.0 million at December 31, 2005, or 2.4% of Beach Bank’s total gross loans. Assets that are classified as impaired are those deemed by Beach Bank’s management as inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets that are classified as impaired have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. The impaired assets are characterized by the distinct possibility that Beach Bank will sustain some loss if the deficiencies are not corrected.

The total impaired assets and the percentage of total loans that are classified as impaired assets at September 30, 2006 and December 31, 2005 are listed in the table below. There was no other real estate owned (OREO) at September 30, 2006 and December 31, 2005.

	September 30, 2006	December 31, 2005
	(Dollars in thousands)

Impaired loans and discount	$3,949	$1,964
Other real estate owned and repossessions	—	—
Total impaired and other	$3,949	$1,964

Percent impaired and other/total loans	5.32%	2.38%

Gross loans	$74,208	$82,672

Nonperforming assets consist of loans that are past due 90 days or more that are still accruing interest, loans on non-accrual status and OREO and other foreclosed assets. The following table sets forth information with respect to non-performing assets identified by Beach Bank at September 30, 2006 and December 31, 2005.

	September 30, 2006	December 31, 2005
	(Dollars in thousands)
Non-accrual loans:
Commercial and residential real estate	$—	$91
Commercial	489	515
Consumer	—	20
Government	—	—
Home Equity	—	25
Accrual loans past due 90 days or more:
Commercial and residential real estate	—	—
Commercial	—	—
Consumer	—	—
Real estate owned & repossessions	—	—
Total nonperforming assets	$489	$651

Total nonperforming assets decreased from December 31, 2005 to September 30, 2006 by $162,000, or 25%. In management’s judgment, all nonperforming assets are either fully collateralized or appropriately reserved based on circumstances known at this time.

Premises and Equipment. Premises and equipment totaled $1.2 million at September 30, 2006, compared to $1.5 million at December 31, 2005. The decrease was primarily due to depreciation.

Liabilities

Deposits. Deposits increased to $116.1 million at September 30, 2006 from $100.9 million at December 31, 2005. The increase of 15% during the nine months ended September 30, 2006 was partly the result of an advertising campaign to bring in certificates of deposit.

At December 31, 2005, the aggregate amount of deposits by foreign depositors is $1.3 million, of which $845,000 is held in certificates of deposit and $458,000 is held in demand deposits.

The table below includes a breakdown of Beach Bank’s non-interest bearing and interest bearing accounts as of September 30, 2006 and December 31, 2005.

	September 30,	December 31,
	2006	2005
	(Dollars in Thousands)
Noninterest-bearing accounts	$18,219	$21,061
Interest-bearing accounts:
NOW accounts	4,957	7,356
Money market accounts	13,295	12,342
Savings accounts	2,241	6,901
Certificates of deposit under $100,000	17,586	13,783
Certificates of deposit $100,000 and more	58,852	38,666
IRAs under $100,000	611	474
IRAs $100,000 and more	340	302

Total interest-bearing deposits	$97,882	$79,824

Total deposits	$116,101	$100,885

Debt. There were no borrowings outstanding as of September 30, 2006 and December 31, 2005.

Federal Home Loan Bank Advances. There were no borrowings outstanding as of September 30, 2006 and December 31, 2005.

Securities Sold Under Repurchase Agreements. Securities sold under repurchase agreements were $1.2 million at September 30, 2006, compared to $6.4 million at December 31, 2005. These repurchase agreements are secured by securities held by Beach Bank.

Capital

Beach Bank’s total shareholders’ equity was $9.1 million at September 30, 2006, a decrease of $0.6 million from $9.7 million at December 31, 2005. The decrease of $0.6 million represents the net loss for the period.

In accordance with risk-based capital guidelines issued by the Federal Reserve Board, Beach Bank is required to maintain a minimum ratio of total capital to weighted risk assets and minimum leverage ratios. Beach Bank’s risk-weighted, Tier 1 risk-weighted, and Tier 1 leverage capital ratios were 13.16%, 11.91% and 7.83%, respectively, at September 30, 2006 and 13.35%, 12.09% and 8.25%, respectively, at December 31, 2005. Based on these ratios, Beach Bank is considered to be “well capitalized.” Management expects Beach Bank to continue to be well capitalized.

Discussion of Changes in Financial Condition from December 31, 2004 to December 31, 2005

General

Total assets decreased by $0.7 million from $120.7 million at December 31, 2004 to $120.0 million at December 31, 2005. Total net loans decreased by $7.9 million to $81.4 million at December 31, 2005 from $89.3 million at December 31, 2004. Securities increased $7.1 million to $33.7 million at December 31, 2005 from $26.6 million at December 31, 2004. The following is a discussion of the significant fluctuations between the December 31, 2005 and December 31, 2004 balance sheets.

Assets

Cash and Cash Equivalents. Cash and cash equivalents were $2.1 million at December 31, 2005, compared to $1.5 million at December 31, 2004.

Securities Available-for-Sale and Held-to-Maturity. The securities portfolio increased $7.1 million to $33.7 million at December 31, 2005 from $26.6 million at December 31, 2004. New securities were purchased during the fiscal year ended December 31, 2005 using available excess cash. As part of the current investment strategy, Beach Bank attempted to earn more income from the investment portfolio by balancing the assets against the liquidity needed for loan funding.

Loans Receivable. Total loans were $81.4 million at December 31, 2005, a decrease of $7.9 million from $89.3 million at December 31, 2004. The decrease resulted primarily from a net decrease in Beach Bank’s commercial loan portfolio.

Asset Quality and Non-Performing Assets. Beach Bank has established an allowance for loan losses, which totaled $1.1 million at December 31, 2005.

Premises and Equipment. Premises and equipment totaled $1.5 million at December 31, 2005, compared to $1.3 million at December 31, 2004. The increase during the fiscal year ended December 31, 2005 was primarily due to the acquisition of select fixed assets for the South Dade Branch.

Liabilities

Deposits. Deposits increased to $100.9 million at December 31, 2005 from $89.2 million at December 31, 2004. In the South Florida market, during the fiscal year ended December 31, 2005, Beach Bank was able to attract new deposits or reduce deposit levels as needed by adjusting the interest paid on deposit accounts, primarily money market and NOW accounts. When additional funds are needed to fulfill lending commitments, Beach Bank can, by means of marketing efforts and by adjusting the interest paid on deposit accounts, attract new deposits and retain existing accounts. Beach Bank does not have brokered deposits.

The table below includes a breakdown of Beach Bank’s non-interest bearing and interest bearing accounts as of December 31, 2005 and 2004.

	Deposits at December 31,
	2005	2004
	(Dollars in Thousands)

Noninterest-bearing accounts	$21,061	$21,331
Interest-bearing accounts:
NOW accounts	7,356	7,018
Money market accounts	12,342	6,873
Savings accounts	6,901	13,370
Certificates of deposit under $100,000	13,783	11,391
Certificates of deposit $100,000 and more	38,666	28,355
IRAs under $100,00	474	631
IRAs $100,00 and more	302	234
Total interest-bearing deposits	79,824	67,872

Total deposits	$100,885	$89,203

Debt. Beach Bank maintains an unsecured line of credit of $2.6 million and a secured line of credit of $13.8 million, each with Independent Bankers Bank, to meet its interim liquidity needs. There were borrowings outstanding under the unsecured line of credit of $2.6 million and $5.9 million as of December 31, 2005 and 2004, respectively. There were no borrowings outstanding under the secured line of credit as of December 31, 2005. There were borrowings outstanding under the secured line of credit of $0.8 million as of December 31, 2004.

Federal Home Loan Bank Advances. FHLB borrowings decreased $7.5 million from December 31, 2004 to December 31, 2005 as Beach Bank’s line of credit was suspended and all borrowings were repaid as scheduled.

Securities Sold Under Repurchase Agreements. Securities sold under repurchase agreements were $6.4 million at December 31, 2005, compared to $7.7 million at December 31, 2004. These repurchase agreements are secured by securities held by Beach Bank.

Capital

Beach Bank’s total shareholders’ equity was $9.7 million at December 31, 2005, a decrease of $0.3 million from $10.0 million at December 31, 2004. The change is due to the net loss of $2.1 million for the fiscal year ended December 31, 2005, partially offset by net proceeds of $1.9 million from capital raised during the fiscal year ended December 31, 2005.

In accordance with risk-based capital guidelines issued by the Federal Reserve Board, Beach Bank is required to maintain a minimum ratio of total capital to weighted risk assets and minimum leverage ratios. Beach Bank’s risk-weighted, Tier 1 risk-weighted, and Tier 1 leverage capital ratios were 13.35%, 12.09% and 8.25%, respectively, at December 31, 2005 and 13.02%, 12.00% and 8.10%, respectively, at December 31, 2004. Based on these ratios, Beach Bank is considered to be “well capitalized.” Management expects Beach Bank to continue to be well capitalized.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF BEACH BANK

As of December 6, 2006, there were 6,039,422.33 shares of common stock issued and outstanding. The following table shows the number of shares of common stock beneficially owned by: (i) each of Beach Bank’s directors; (ii) Beach Bank’s chief executive officer, the only Beach Bank officer to earn more than $100,000 in compensation during 2005; (iii) all of Beach Bank’s directors and executive officers as a group; and (iv) each person known by Beach Bank to beneficially own more than 5% of any class of its outstanding voting securities.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class

Michael T. Fay Director	225,188	(2)	3.7%

Fred D. Hirt Director	171,666	(3)	2.8%

Isaac Kodsi Director	192,597	(4)	3.2%

Michael Kosnitzky Chairman of the Board	795,847	(5)	12.9%

Jack Levine Director	351,815	(6)	5.8%

George H. Scholl, Jr. Director	253,285	(7)	4.1%

Jose Valdes-Fauli Director, President and Chief Executive Officer	226,667	(8)	3.7%

Thomas B. Walker Director	100,000		1.7%

Stephen N. Zack Director	400,750	(9)	6.5%

Sarah B. Zimmerman Vice Chairman of the Board	205,065	(10)	3.4%

All directors and executive officers as a group (10 persons)	2.922,840	(11)	43.6%

———————

(1)

The address of each beneficial holder listed above is c/o Beach Bank, 555 Arthur Godfrey Road, Miami Beach, Florida  33140.

(2)

Includes options to purchase 60,000 shares of common stock, which are exercisable within 60 days of the record date.

(3)

Includes options to purchase 45,000 shares of common stock, which are exercisable within 60 days of the record date.

(4)

Includes options to purchase 40,000 shares of common stock, which are exercisable within 60 days of the record date.

(5)

Includes options to purchase 150,000 shares of common stock, which are exercisable within 60 days of the record date.

(6)

Includes options to purchase 60,000 shares of common stock, which are exercisable within 60 days of the record date.

(7)

Includes options to purchase 80,000 shares of common stock, which are exercisable within 60 days of the record date.

(8)

Includes options to purchase 26,667 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 13,333 shares of common stock, which are not exercisable within 60 days of the record date.

(9)

Includes options to purchase 150,000 shares of common stock, which are exercisable within 60 days of the record date.

(10)

Includes options to purchase 60,000 shares of common stock, which are exercisable within 60 days of the record date.

(11)

Includes options to purchase 671,667 shares of common stock beneficially owned by the directors and Named Executive Officers, which are exercisable within 60 days of the record date. Excludes options to purchase 13,333 shares of common stock owned by directors and Named Executive Officers, which are not exercisable within 60 days of the record date.

COMPARATIVE RIGHTS OF SUN AMERICAN BANCORP
STOCKHOLDERS AND BEACH BANK SHAREHOLDERS

If the acquisition transaction is consummated, shareholders of Beach Bank, a Florida chartered commercial bank, will become stockholders of Sun American Bancorp, a Delaware corporation. As holders of Beach Bank common stock, the rights of Beach Bank shareholders are governed by the Beach Bank Amended and Restated Articles of Incorporation, referred to as the Beach Bank Articles in this proxy statement and prospectus, the Beach Bank By-laws, referred to as to the Beach Bank By-Laws in this proxy statement and prospectus, the Florida Business Corporation Act, referred to as the FBCA in this proxy statement and prospectus, and the Florida Banking Code. If the acquisition transaction is consummated, the former holders of Beach Bank common stock will become holders of Sun American Bancorp common stock and the rights of Sun American Bancorp common stockholders are governed by the Sun American Bancorp Amended and Restated Certificate of Incorporation, referred to as the Sun American Bancorp Certificate in this proxy statement and prospectus, the Sun American Bancorp Amended and Restated By-Laws, referred to as the Sun American Bancorp By-Laws in this proxy statement and prospectus, and the General Corporation Law of the State of Delaware, referred to as the DGCL in this proxy statement and prospectus.

The following summary compares the rights of the holders of Beach Bank common stock with the rights of the holders of Sun American Bancorp common stock. The following information is qualified in its entirety by the Sun American Bancorp Certificate, the Sun American Bancorp By-Laws, the Beach Bank Articles, the Beach Bank By-Laws, the DGCL, the FBCA and the Florida Banking Code.

Size and Election of the Board of Directors

Beach Bank. The Beach Bank Articles provide that the number of directors shall be not fewer than five (5) directors, nor greater than thirteen (13) directors, and that the directors shall be elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present or by affirmative written consent of such plurality. The directors are divided into three classes, which are designated as Class I, Class II, and Class III. Each director serves for a three (3) year term. At each annual shareholder meeting, one-third (1/3) of the board of directors is elected.

Sun American Bancorp. Sun American Bancorp’s By-Laws provide that its board of directors will consist of not more than twenty-five (25) directors, nor less than two (2) directors, and that those directors that receive the highest number of votes will be elected at a meeting at which a quorum of stockholders is present. The Sun American Bancorp Certificate provides that the board of directors is divided into three classes, designated Classes I, II and III, which must be as nearly equal in number as possible. Each director serves for a three (3) year term. At each annual stockholder meeting, one-third (1/3) of the board of directors is elected.

Removal of Directors

Beach Bank. The FBCA provides that shareholders may remove directors with or without cause unless the corporation’s articles of incorporation provide that directors may be removed only for cause. The Beach Bank Articles do not provide that directors may be removed only for cause, thus, Beach Bank directors may be removed with or without cause if the number of votes cast to remove a director exceeds the number of votes cast not to remove the director.

Sun American Bancorp. Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, members of a staggered board, such as the Sun American Bancorp Board, may only be removed for cause. Sun American Bancorp’s Certificate does not alter this default standard and, as a result, directors of Sun American Bancorp may be removed only for cause by the holders of a majority in voting power of the shares represented at a meeting at which a quorum is present.

Special Meetings of Stockholders; Action without a Meeting

Beach Bank. The board of directors, the Chairperson of the board of directors, the President or one or more shareholders owning in aggregate, not less than 51% of the stock of Beach Bank, upon written request, may call a special meeting of shareholders.

The FBCA provides that unless otherwise provided in a corporation’s articles of incorporation, action required or permitted to be taken at a meeting may be taken without a vote and without prior notice if the action is taken by the holders of outstanding voting stock of each voting group entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all voting groups entitled to vote thereon were present and voted. The Beach Bank Articles do not prohibit action by written consent.

Sun American Bancorp. Under Sun American Bancorp’s By-Laws, a special meeting of Sun American Bancorp stockholders may be called by the board of directors, the Chief Executive Officer or by stockholders entitled to cast at least 1/5 of the votes that all stockholders are entitled to cast at a meeting of stockholders.

The DGCL provides that unless otherwise provided in a corporation’s certificate of incorporation, and subject to SEC rules and regulations applicable to Sun American Bancorp, any action by stockholders, which may be taken at a meeting may be taken without a meeting and without prior notice if a consent or consents in writing or electronic transmission setting forth the action so taken has been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted. The Sun American Bancorp Certificate does not prohibit action by written consent or electronic transmission.

Quorum Requirements for Meetings of Stockholders

Beach Bank. A majority of the outstanding capital stock of the corporation, represented in person, by proxy or voting trust, constitutes a quorum at any meeting of shareholders.

Sun American Bancorp. At a meeting of the stockholders of Sun American Bancorp, a quorum consists of stockholders holding a majority in voting power of the capital stock of Sun American Bancorp outstanding, entitled to vote and represented either in person or by proxy at the meeting.

Mergers, Share Exchanges, Sales of Assets

Beach Bank. The Florida Banking Code provides that mergers, share exchanges and sales of substantially all of the assets of Florida corporations outside of the ordinary course of business must be approved by 51% or more of the total number of votes eligible to be cast on such matters. However, the Beach Bank Articles provide for a two-thirds affirmative vote of Beach Bank’s shareholders in connection with mergers and sales of all or substantially all of Beach Bank’s assets.

Sun American Bancorp. The DGCL provides that mergers and sales of all or substantially all of the assets of a Delaware corporation must be approved by a majority in voting power of the outstanding stock of the corporation entitled to vote thereon. The DGCL also provides, however, that, unless otherwise required under the corporation’s certificate of incorporation, the stockholders of the corporation surviving a merger need not approve the transaction if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation; (ii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. The DGCL also provides that no stockholder vote is required in connection with certain mergers pursuant to which a corporation reorganizes into a holding company structure.

Amendment of Articles or Certificate of Incorporation and By-Laws

Beach Bank. Unless the Florida Banking Code, the FBCA, the Beach Bank Articles, or the board of directors in a particular case requires a greater vote or a vote by voting groups, to be adopted, an amendment to the Beach Bank Articles must be approved by a majority of the holders of common stock of Beach Bank. The Beach Bank Articles require a two-thirds vote of the holders of Beach Bank common stock to amend the Beach Bank Articles in connection with amendments that increase the number of authorized shares of capital stock of the corporation and that create new classes of capital stock of the corporation with specified voting rights, as well as the approval of the amendment by a majority of the total number of directors.

As is permitted by the FBCA, the Beach Bank By-Laws give the board of directors the power to amend, alter or repeal partially or entirely the By-Laws by a vote of a majority of the total number of directors.

Sun American Bancorp. Under the DGCL, following approval by the corporation’s board of directors, a Delaware corporation’s certificate of incorporation may be amended by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The Sun American Bancorp Certificate requires supermajority stockholder approval to amend or repeal any provision of, or adopt any provision inconsistent with, certain provisions in the Sun American Bancorp Certificate governing the election or removal of directors and the filling of vacancies on the Board.

As is permitted by the DGCL, the Sun American Bancorp Certificate gives the board of directors the power to adopt, amend or repeal the Sun American Bancorp By-Laws. The stockholders entitled to vote have concurrent power to adopt, amend or repeal the By-Laws.

Transfer Restrictions

Beach Bank. Except for certain exempted transfers by shareholders by bequeath or devise, the Beach Bank Articles prohibit the transfer of shares of Beach Bank common stock unless such transfer has been approved in advance by Beach Bank’s board of directors and, in some cases, also by its shareholders. Furthermore, in connection with transfers of Beach Bank common stock that have been approved by Beach Bank’s board of directors, the Beach Bank shareholders who otherwise would not be a party to such transaction have “tag-along” rights or the right to have some proportion of their shares transferred in the transaction for the same consideration and on the same terms as the original transferee unless otherwise determined by the Beach Bank board of directors.

Sun American Bancorp. Under the DGCL, restrictions on the transfer of shares may be imposed by a corporation’s certificate of incorporation or bylaws, or by an agreement among any number of stockholders or among such stockholders and the corporation. The Sun American Bancorp Certificate and the Sun American Bancorp By-Laws do not contain any restriction on the transfer of Sun American Bancorp common stock, except as provided under state and federal securities laws.

Rights of Preemption

Beach Bank. Holders of shares of Beach Bank common stock do not have any pre-emptive rights to subscribe to or acquire additional shares of Beach Bank common stock that may be issued.

Sun American Bancorp. Generally, holders of shares of Sun American Bancorp common stock do not have any pre-emptive rights to subscribe to or acquire additional shares of Sun American Bancorp common stock that may be issued. On April 17, 2003, we entered into a participation agreement with each of McAlpine Park Lane, Inc., a Florida corporation, and McAlpine Ltd., a company incorporated in the Cayman Islands, collectively referred to as the McAlpine entities in this proxy statement and prospectus, in connection with the sale of shares of our common stock and warrants to purchase shares of our common stock to the McAlpine entities. Under the participation agreements, the McAlpine entities have the right to purchase: (i) shares of our common stock; (ii) warrants to purchase shares of our common stock; and (iii) any security convertible into or exchangeable for our common stock or warrants offered by us in any private or public offering in an amount that will allow the McAlpine entities to maintain their respective beneficial ownership of our common stock, as determined by the formula specified in the participation agreements. We must notify the McAlpine entities of all of our private and public offerings, and the McAlpine entities are required to notify us of their intention to exercise their participation rights within 30 days of the beginning of such private or public offering.

In addition, on August 1, 2005, we entered into a securities purchase agreement with investors that purchased units in a private placement in August of 2005. Pursuant to the terms of the securities purchase agreement, each investor whose subscription amount exceeded $1.0 million in the private placement, referred to as the first refusal investors in this proxy statement and prospectus, has the right to purchase, except in certain exempt issuances: (i) shares of our common stock; (ii) warrants to purchase shares of our common stock; and (iii) any security convertible into or exchangeable for our common stock or warrants offered by us in any non-exempt offering in such amounts that would maintain the first refusal investor’s proportionate ownership of common stock, on a fully diluted basis, as of the date immediately preceding such offering. We must notify the first refusal investors of all of our non-exempt offerings, and the first refusal investors are required to notify us of their intention to exercise their first refusal rights within 5 business days of the receipt of such notice. The first refusal rights described above expire on the third anniversary of the applicable closing date for the private placement of each first refusal investor.

Notwithstanding the foregoing, neither the McAlpine entities nor the first refusal investors have participation or first refusal rights, as applicable, as a result of the acquisition transaction.

Rights of Dissenting Stockholders

Beach Bank. Under the Florida Banking Code, a shareholder has the right, in certain circumstances, to dissent from certain corporate transactions and receive the “fair value” of his or her shares in cash in lieu of the consideration he or she otherwise would have received in the transaction. For more information about the rights of dissenting Beach Bank shareholders, see “Terms of the Acquisition Transaction – Dissenters’ and Appraisal Rights” beginning on page 61.

Sun American Bancorp. Under the DGCL, a stockholder has the right, in certain circumstances, to dissent from a merger (and also from asset sales and charter amendments if the corporation’s certificate of incorporation so provides) and receive the “fair value” of his or her shares in cash in lieu of the consideration he or she otherwise would have received in the transaction, together with a fair rate of interest thereon. For this purpose, “fair value” may be determined by all generally accepted techniques of valuation used in the financial community, excluding any element of value arising from the accomplishment or expectation of the transaction, but including elements of future value that are known or susceptible of proof. Such fair value is determined by the Delaware Court of Chancery, if a petition for appraisal is timely filed and a stockholder otherwise complies with the appraisal statute. Appraisal rights are not available, however, to stockholders of a corporation: (i) if the shares are listed on a national securities exchange (as is Sun American Bancorp’s common stock) or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc., or held of record by more than 2,000 stockholders; and (ii) stockholders are permitted by the terms of the merger or consolidation to accept in exchange for their shares: (a) shares of stock of the surviving or resulting corporation; (b) shares of stock of another corporation listed on a national securities exchange or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of such stock; or (d) any combination thereof. Stockholders are not permitted appraisal rights in a merger if such corporation is the surviving corporation and no vote of its stockholders is required to approve the merger.

Preferred Stock

Beach Bank. Beach Bank is not authorized to issue preferred stock.

Sun American Bancorp. The Sun American Bancorp Certificate authorizes the issuance of 5,000,000 shares of “blank check” preferred stock from time to time by resolution of the board of directors. Currently, no shares of preferred stock are issued and outstanding.

Business Combinations

Beach Bank. The FBCA contains an affiliated transaction statute that prohibits certain Florida corporations (other than corporations that are registered under the Investment Company Act of 1940, as amended, or which have not had more than 300 shareholders of record during the three years preceding the date of announcement of an affiliated transaction) from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” unless certain conditions are met, or the transaction is approved by the holders of two-thirds of the corporation’s voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation’s outstanding voting shares. Beach Bank currently has less than 300 shareholders of record.

Sun American Bancorp. Subject to some exceptions, Section 203 of the DGCL prohibits corporations whose stock is publicly traded from entering into certain “business combinations” with “interested stockholders.”  Interested stockholders are persons beneficially owning 15% or more of the outstanding voting stock of the corporation (or one who is an affiliate of the corporation and has over the past three years beneficially owned 15%

or more of such stock) for a three-year period, unless prior to the time the person became an interested stockholder, the board of directors approved either: (i) the business combination; or (ii) the transaction that resulted in the person becoming an interested stockholder. Notwithstanding the foregoing, Section 203 of the DGCL permits a corporation to enter into a business combination with an interested stockholder if, among other things: (i) the business combination is approved by the corporation’s board of directors and authorized by an affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding voting stock held by officers and directors of the corporation or by certain stock plans); or (iii) the corporation’s certificate of incorporation contains a provision exempting the corporation from Section 203 of the DGCL. Sun American Bancorp’s Certificate contains a provision exempting it from Section 203 of the DGCL.

Directors’ Liability

Beach Bank. Pursuant to the FBCA, a director of Beach Bank has no personal liability to Beach Bank or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the director would be liable for an unlawful distribution by Beach Bank; (d) in a proceeding by or in the right of Beach Bank to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of Beach Bank, or willful misconduct; or (e) in a proceeding by or in the right of someone other than Beach Bank or a shareholder, recklessness or an act or omission that was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. This statute would absolve directors of personal liability for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest, and it does not affect the availability of injunctive or other equitable relief as a remedy. Additionally, the Beach Bank Articles provide for indemnification of directors as described below.

Sun American Bancorp. The Sun American Bancorp Certificate exculpates Sun American Bancorp’s directors for monetary liability for breaches of fiduciary duty to the fullest extent permitted by the DGCL. Specifically, the Sun American Bancorp Certificate provides that a director of Sun American Bancorp will have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director except: (i) for any breach of the director’s duty of loyalty to the us or our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of liability for monetary damages for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for damages for actions involving conflicts of interest or breaches of the traditional “duty of loyalty” to us and our stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

Indemnification and Advancement

Beach Bank. Under the FBCA, Beach Bank is required to indemnify an officer or director who has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue, or matter therein, against expenses actually and reasonably incurred by him in connection therewith. The Beach Bank Articles provide for mandatory indemnification of employees and agents under such circumstances. The Beach Bank Articles further provide for mandatory indemnification of directors against costs, charges and expenses, including, without limitation, attorneys’ fees, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with actions other than actions by or in the right of the corporation if such director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, the Beach Bank Articles provide for mandatory indemnification of costs, charges and expenses so long as such director has met the applicable standard of conduct and provided that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged liable to Beach Bank unless the court in which the action was brought or other court of competent jurisdiction determines, after exhaustion of all appeals therefrom to be liable to the corporation for amounts paid in settlement to the corporation. The Beach Bank Articles further provide for permissive indemnification of Beach Bank officers, employees and agents under the same terms as directors set forth above.

The Beach Bank Articles provide for the mandatory advancement of litigation expenses to directors (and for permissive advancement of litigation expenses to officers) upon receipt of an undertaking by or on behalf of such director or officer, as the case may be, to repay such amount if it shall ultimately be determined that such person was not entitled to indemnification.

Sun American Bancorp. Under the DGCL, to the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. The Sun American Bancorp Certificate provides that directors, officers, employees and agents of Sun American Bancorp shall be indemnified to the full extent permitted under the DGCL. Under the DGCL, other than in an action brought by or in the right of Sun American Bancorp, indemnification for expenses, judgments, fines and amounts paid in settlement is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of Sun American Bancorp, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such action if the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Sun American Bancorp and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to Sun American Bancorp unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses.

The Sun American Bancorp By-Laws provide for the mandatory advancement of litigation expenses to officers and directors upon receipt of an undertaking by the director or officer to repay the amounts advanced to such person if it shall ultimately be determined that such director or officer was not entitled to indemnification.

INFORMATION REGARDING THE INDEPENDENT MERGER TRANSACTION

Background of and Reasons for the Independent Merger Transaction

Background of the Independent Merger Transaction

Over the past several years, there has been increasing consolidation of the banking industry. This consolidation has been fueled by, among other things, national and state banking-related legislation that has enabled certain financial institutions to benefit from the economies of scale and greater efficiencies available to combined entities. Financial institutions have sought suitable combinations as means of obtaining such benefits.

In the cases of both Sun American Bancorp and Independent Community Bank, management has regularly reviewed with the board of directors the possible benefits of a strategic business combination with another financial institution. In each case, such a combination has been considered in light of various alternative means of increasing stockholder value and strengthening the bank’s franchise in order to better compete in a consolidating market for financial services and products. In addition, both Sun American Bancorp and Independent Community Bank senior management teams regularly review market conditions with their counterparts at other financial institutions.

In August 2006, Michael E. Golden, Sun American Bancorp’s president and chief executive officer, and Timothy L. Leathers, Independent Community Bank’s president and chief executive officer, met to discuss the possibility of a strategic combination between Sun American Bank and Independent Community Bank.

At a meeting held after their initial meeting, Messrs. Golden and Leathers concluded that Sun American Bank and Independent Community Bank were a strategic fit based on their respective businesses, management and employee cultures, geographic locations and breadth of franchise. Based on these discussions, the two executives decided it would be worthwhile to continue to consider a transaction. Discussions continued in October 2006 concerning the potential benefits and advantages of a combination of the banks.

Sun American Bancorp engaged Keefe, Bruyette & Woods, Inc., referred to as KBW in this proxy statement and prospectus, to conduct a review of the merit and fairness of a business combination with Independent Community Bank. On November 16, 2006, KBW delivered a letter summarizing its review of the proposed business combination to the boards of directors of Sun American Bancorp and Sun American Bank.

Sun American Bancorp’s Reasons for the Independent Merger Transaction

Sun American Bancorp’s board of directors believes that the Independent merger transaction is fair to, and in the best interest of, Sun American Bancorp and its stockholders. In reaching its decision to approve the merger agreement, Sun American Bancorp’s board of directors consulted with its management, as well as with its legal advisors, and considered a variety of factors, including the following:

·

the expectation that the rate of earnings growth of the combined company would be greater than Sun American Bank could achieve separately;

·

the analysis of the business, operations, financial condition, earnings and prospects of Independent Community Bank, including the information obtained in Sun American Bancorp’s due diligence review of Independent Community Bank;

·

the complementary nature of Sun American Bank’s and Independent Community Bank’s businesses, management and employee cultures and the geographic locations of their respective banks; and

·

the strategic opportunity presented by a combination of Sun American Bank and Independent Community Bank.

The foregoing discussion of the factors considered by Sun American Bancorp’s board of directors is not intended to be exhaustive, but rather includes material factors considered by Sun American Bancorp’s board of directors. In reaching its decision to approve the merger agreement and the transactions contemplated therein, Sun American Bancorp’s board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. Sun American Bancorp’s board of directors considered all these factors as a whole and considered them to be overall favorable to, and to support, a determination that the merger agreement is in the best interests of Sun American Bancorp and its stockholders.

Opinion of Financial Advisor

Sun American Bancorp engaged Keefe, Bruyette & Woods, Inc., referred to as KBW in this proxy statement and prospectus, for advice on the merit and fairness of Sun American Bank’s business combination proposal to Independent Community Bank. On November 16, 2006, KBW delivered to the board of directors of Sun American Bancorp a written opinion to the effect that, as of that date and based upon and subject to the matters described in the opinion, the Independent merger transaction was viewed as appropriate and fair to Sun American Bancorp. No limitations were imposed by the Sun American Bancorp board of directors upon KBW with respect to the investigation made or the procedures followed by KBW in rendering its opinion.

Sun American Bancorp engaged KBW to render financial advisory and investment banking services. KBW assisted Sun American Bancorp in analyzing, structuring and negotiating the Independent merger transaction. Sun American Bancorp selected KBW because KBW is a nationally-recognized investment banking firm with substantial experience in transactions similar to the Independent merger transaction and is familiar with Sun American Bancorp and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

The full text of KBW’s opinion, dated November 16, 2006, is attached as Appendix G to this proxy statement and prospectus. Holders of Sun American Bancorp common stock are encouraged to read KBW’s opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by KBW in connection with the rendering of its opinion. KBW’s opinion speaks only as of the date of the opinion. The opinion is directed to the Sun American Bancorp board of directors and addresses only the fairness, from a financial point of view, to Sun American Bancorp of the Independent merger transaction consideration to be paid in the Independent merger transaction. It does not address the underlying business decision to proceed with the Independent merger transaction and does not constitute a recommendation to any Sun American Bancorp stockholder as to how the stockholder should vote at the Sun American Bancorp special meeting of stockholders on the Independent merger transaction or any related matter.

In rendering its opinion, KBW:

·

reviewed the merger agreement;

·

reviewed certain historical financial and other information concerning Independent Community Bank;

·

reviewed certain historical financial and other information concerning Sun American Bancorp and Sun American Bank;

·

held discussions with members of the senior management of Sun American Bancorp and Sun American Bank and Independent Community Bank regarding past and current business operations, regulatory matters, financial condition and future prospects;

·

reviewed and studied the historical stock prices and trading volumes of the common stock of Sun American Bancorp;

·

analyzed certain publicly available financial information and valuation multiples of other financial institutions deemed comparable or otherwise relevant, and compared Independent Community Bank and Sun American Bancorp to those institutions;

·

compared the financial terms of the Independent merger transaction with the financial terms of certain other transactions deemed comparable or otherwise relevant; and

·

performed other studies and analyses deemed appropriate.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to KBW or that was publicly available. KBW did not attempt or assume any responsibility to verify such information independently. KBW relied upon the respective managements of Sun American Bancorp and Sun American Bank as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW. KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for Independent Community Bank and Sun American Bank are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any properties of Independent Community Bank or Sun American Bancorp or Sun American Bank, or examine or review any individual credit files.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

·

there has been no material change in Sun American Bancorp’s or Sun American Bank’s or Independent Community Bank’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us prior to rendering the opinion;

·

Sun American Bancorp and Sun American Bank and Independent Community Bank will remain as going concerns for all periods relevant to KBW’s analysis;

·

the Independent merger transaction will be completed substantially in accordance with the terms set forth in the merger agreement;

·

the representations and warranties of each party in the merger agreement and in all related agreements referred to in the merger agreement are true and correct;

·

each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement;

·

all conditions precedent to the completion of the Independent merger transaction set forth in the merger agreement will be satisfied without any waivers;

·

the Independent merger transaction will qualify as a tax-free reorganization for federal income tax purposes; and

·

in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the Independent merger transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Sun American Bancorp or Sun American Bank or the contemplated benefits of the Independent merger transaction, including the cost savings and related expenses expected to result from the Independent merger transaction.

KBW further assumed that the Independent merger transaction will be accounted for as a purchase under generally accepted accounting principles. KBW’s opinion is not an expression of an opinion as to the prices at which shares of Sun American Bancorp common stock will trade: (i) following the announcement of the Independent merger transaction; (ii) when issued pursuant to the Independent merger transaction; or (iii) following the completion of the Independent merger transaction.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Sun American Bancorp and Sun American Bank and Independent Community Bank. Any estimates contained in the analyses performed by KBW are not necessarily indicative of values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the board of directors of Sun American Bancorp in making its determination to approve the merger agreement and the Independent merger transaction. Consequently, the analyses described below should not be viewed as determinative of the decision of the Sun American Bancorp board with respect to the fairness of the Independent merger transaction consideration.

The following is a summary of the material analyses performed by KBW in connection with its written opinion. The summary is not a complete description of the analyses underlying the KBW opinion, but summarizes the analyses performed in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. KBW did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather KBW made its determination as to the fairness of the Independent merger transaction consideration on the basis of its experience and professional judgment, after considering the results of all its analyses taken as a whole. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of KBW’s financial analyses.

Summary of Proposal. KBW reviewed the financial terms of the proposed transaction. Pursuant to the merger agreement, each share of Independent Community Bank common stock will receive $34.81 in cash or 6.4463 shares of Sun American Bancorp common stock with 42% of Independent Community Bank’s shares of common stock receiving cash and 58% of Independent Community Bank’s shares of common stock receiving Sun American Bancorp common stock. Based on Sun American Bancorp’s closing price of $5.24 on November 15, 2006, KBW calculated an implied transaction value of $34.38 per share.

Selected Peer Group Analysis. Using publicly available information, KBW compared the financial performance and financial condition of Independent Community Bank to those of a group of commercial banks and bank holding companies headquartered in the Florida counties of Broward, Palm Beach and Martin with assets between $50.0 million and $500.0 million. KBW compared the financial performance, financial condition and market valuations of Sun American Bancorp to those of a group of comparable publicly traded Florida commercial banks and bank holding companies with assets between $100.0 million and $1.0 billion.

Companies included in Independent Community Bank’s peer group were:

Grand Bank & Trust of Florida
Gulfstream Bancshares, Inc.
First Southern Bancorp, Inc.
Sterling Bank
Landmark Bank, National Association
Community Bank of Broward
1st United Bank
Regent Bancorp, Inc.
TransCapital Bank
Enterprise National Bank of Palm Beach
OptimumBank Holdings, Inc.
Stonegate Bank
Equitable Financial Group, Inc.
American National Bank
Desjardins Bank, NA
Security Bank, NA
Integrity Bank
Paradise Bank
Flagler Bank
First Bank of Indiantown
EuroBank
Natbank, National Association
Anchor Commercial Bank
Floridian Community Bank, Inc.
Bank of Belle Glade

Companies included in Sun American Bancorp’s peer group were:

Coast Financial Holdings, Inc.
Beach Community Bancshares, Inc.
First State Financial Corporation
Community Bank of South Florida, Inc.
Jacksonville Bancorp, Inc.
Regent Bancorp, Inc.
Atlantic BancGroup, Inc.
OptimumBank Holdings, Inc.
Independent BancShares, Inc.
Stonegate Bank
Pilot Bancshares, Inc.
Equitable Financial Group, Inc.
FCB Financial, Inc.
Horizon Bancorporation, Inc.
Freedom Bank
Old Harbor Bank
Marco Community Bancorp, Inc.
FPB Bancorp, Inc.
Central Florida State Bank

To perform this analysis, KBW used financial information as of and for the latest quarter available. Market price information was as of November15, 2006.

KBW’s analysis showed the following concerning Independent Community Bank’s financial performance:

	Independent Community Bank	Independent Community Bank Peer Group Average	Independent Community Bank Peer Group Median
Core Return on Average Assets (1)	1.57%	0.97%	0.88%
Core Return on Average Equity (1)	14.13%	9.94%	10.35%
Net Interest Margin	4.94%	4.61%	4.60%
Fee Income / Revenue (1)	1.9%	7.7%	6.4%
Efficiency Ratio (1)	49.1%	65.8%	69.6%

KBW’s analysis showed the following concerning Independent Community Bank’s financial condition:

	Independent Community Bank	Independent Community Bank Peer Group Average	Independent Community Bank Peer Group Median
Equity / Assets	11.33%	12.23%	10.80%
Tangible Equity / Tangible Assets	11.33%	12.17%	10.44%
Loans / Deposits	108.7%	91.6%	95.4%
Securities / Assets	9.8%	11.5%	10.4%
Loan Loss Reserve / Loans	1.39%	1.06%	1.09%
Nonperforming Assets / Loans plus Other Real Estate Owned	0.00%	0.37%	0.00%
Net Charge-Offs / Average Loans	0.00%	0.09%	0.00%

KBW’s analysis showed the following concerning Sun American Bancorp’s financial performance:

	Sun American Bancorp	Sun American Bancorp Peer Group Average	Sun American Bancorp Peer Group Median
Core Return on Average Assets (2)	0.39%	0.77%	0.82%
Core Return on Average Equity (2)	2.03%	8.73%	9.22%
Net Interest Margin	5.55%	4.36%	4.35%
Fee Income / Revenue (2)	4.7%	9.7%	10.0%
Efficiency Ratio (2)	82.5%	71.2%	65.2%

KBW’s analysis showed the following concerning Sun American Bancorp’s financial condition:

	Sun American Bancorp	Sun American Bancorp Pro Forma for Beach Bank	Sun American Bancorp Peer Group Average	Sun American Bancorp Peer Group Median
Equity / Assets	19.21%	18.08%	10.94%	10.37%
Tangible Equity / Tangible Assets	17.75%	14.41%	10.93%	10.37%
Loans / Deposits	116.2%	—	96.3%	93.9%
Securities / Assets	9.8%	—	12.3%	13.7%
Loan Loss Reserve / Loans	0.93%	—	1.12%	1.11%
Nonperforming Assets / Loans plus Other Real Estate Owned	0.18%	—	0.47%	0.21%
Net Charge-Offs / Average Loans	0.57%	—	0.03%	0.00%

KBW’s analysis showed the following concerning Sun American Bancorp’s market valuations:

	Sun American Bancorp	Sun American Bancorp Pro Forma for Beach Bank	Sun American Bancorp Peer Group Average	Sun American Bancorp Peer Group Median
Stock Price / Book Value per Share	1.59x	1.45x	1.84x	1.66x
Stock Price / Tangible Book Value per Share	1.75x	1.90x	1.84x	1.66x
Stock Price / LTM Core EPS (2)	74.9x	—	24.9x	19.0x
Dividend Yield	0.0%	—	0.2%	0.0%
LTM Dividend Payout Ratio	0.0%	—	6.5%	0.0%

———————

(1)

Excluded: (i) revenue and expense items deemed non-recurring or extraordinary; and (ii) gains or losses on the sale of investment securities. A 35% tax rate is assumed for the peers after tax ratios.

(2)

Excluded: (i) revenue and expense items deemed non-recurring or extraordinary; and (ii) gains or losses on the sale of investment securities. A 35% tax rate is assumed for the after tax ratios.

Comparable Transaction Analysis. KBW reviewed certain financial data related to comparably sized acquisitions of bank holding companies and commercial banks in Florida that were announced after January 1, 2003, with announced aggregate transaction values between $20.0 million and $150.0 million. The transactions included in the group were:

Survivor	Acquired Entity
CenterState Banks of Florida, Inc	Valrico Bancorp, Inc.
Whitney Holding Corporation	Signature Financial Holdings, Inc.
Reserve Financial Associates LLC	Business Bank of Florida, Corp.
Bancshares of Florida, Inc.	Old Florida Bankshares, Inc.
Castle Creek Capital LLC	Bankshares, Inc.
Mercantile Bancorp, Inc.	Royal Palm Bancorp, Inc.
Dickinson Financial Corporation II	Southern Commerce Bank
Riverside Banking Company	First Community Bank Holding Corporation
NBC Capital Corporation	SunCoast Bancorp, Inc.
Bancshares of Florida, Inc.	Bristol Bank
Banc Corporation	Kensington Bankshares, Inc.
Hometown Banking Company Inc.	First of Homestead, Inc.
Seacoast Banking Corporation of Florida	Big Lake Financial Corporation
Alabama National BanCorporation	Florida Choice Bankshares Inc.
Synovus Financial Corp.	Banking Corporation of Florida
Whitney Holding Corporation	First National Bancshares, Inc.
Commerce Bancorp, Inc.	Palm Beach County Bank
First Busey Corporation	Tarpon Coast Bancorp, Inc.
Capital City Bank Group, Inc.	First Alachua Banking Corporation
Seacoast Banking Corporation of Florida	Century National Bank
South Financial Group, Inc. (The)	Pointe Financial Corporation
Whitney Holding Corporation	Destin Bancshares, Inc.
Fidelity Bankshares, Inc.	First Community Bancorp, Inc.
Alabama National BanCorporation	Coquina Bank
Whitney Holding Corporation	Madison Bancshares, Inc.
Citizens Banking Corporation	American Banking Corporation
Capital City Bank Group, Inc.	Quincy State Bank
Colonial BancGroup, Inc.	P.C.B. Bancorp, Inc.
Alabama National BanCorporation	Indian River Banking Company
Alabama National BanCorporation	Cypress Bankshares, Inc.
Synovus Financial Corp.	Peoples Florida Banking Corporation
Colonial BancGroup, Inc.	Sarasota Bancorporation Inc.
Alabama National BanCorp.	Millennium Bank

KBW also reviewed certain financial data related to comparably sized acquisitions of high performing banks and thrifts in Florida (Return on Average Assets of at least 1.15%) that were announced after January 1, 2003, with announced aggregate transaction values greater than $20.0 million. The transactions included in the group were:

Survivor	Acquired Entity
CenterState Banks of Florida, Inc	Valrico Bancorp, Inc.
Reserve Financial Associates LLC	Business Bank of Florida, Corp.
Park National Corporation	Vision Bancshares, Inc.
National City Corporation	Harbor Florida Bancshares, Inc.
Synovus Financial Corp.	Banking Corporation of Florida
Whitney Holding Corporation	First National Bancshares, Inc.
Commerce Bancorp, Inc.	Palm Beach County Bank
Boston Private Financial Holdings, Inc.	Gibraltar Financial Corp.
Whitney Holding Corporation	Destin Bancshares, Inc.
Colonial BancGroup, Inc.	Union Bank of Florida
Fidelity Bankshares, Inc.	First Community Bancorp, Inc.
Popular, Inc.	Kislak Financial Corporation
Alabama National BanCorporation	Coquina Bank
Capital City Bank Group, Inc.	Quincy State Bank
Synovus Financial Corp.	Peoples Florida Banking Corporation
Colonial BancGroup, Inc.	Sarasota Bancorporation Inc.
F.N.B. Corp.	Charter Banking Corp.

For each precedent transaction, KBW derived and compared, among other things, the implied ratio of the consideration paid for the acquired company to:

·

the earnings of the acquired company for the latest twelve months of results publicly available prior to the time the transaction was announced;

·

the book value of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

·

the tangible book value of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

·

the total assets of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

Additionally, KBW compared the core deposit premium paid in each transaction. The core deposit premium is calculated as the premium paid in the transaction over the acquired company’s tangible common equity as a percentage of the acquired company’s core deposits. For purposes of this analysis, core deposits are defined as total deposits less the sum of all certificates of deposit with balances over $100,000 and any brokered or purchased deposits.

Transaction multiples for the Independent merger transaction were derived from the $34.38 per share price for Independent Community Bank (based on Sun American Bancorp’s closing share price on November 15, 2006). KBW compared these results with announced multiples. The results of the analysis are set forth in the following table.

	Sun American Bancorp/ Independent Community Bank	Comparable Florida Bank Transaction Average	Comparable Florida Bank Transaction Median	Comparable Transaction High Performing Targets Average	Comparable Transaction High Performing Targets Median
Price / Latest Twelve Months’ Earnings	20.6x	28.7x	27.6x	24.5x	22.5x
Price / Book Value	2.68x	3.03x	3.04x	3.41x	3.21x
Price / Tangible Book Value	2.68x	3.09x	3.05x	3.48x	3.24x
Price / Total Assets	32.7%	25.3%	25.4%	26.4%	25.6%
Core Deposit Premium	30.1%	25.4%	24.6%	30.2%	30.4%

No company or transaction used as a comparison in the above analysis is identical to Sun American Bancorp, Independent Community Bank or the Independent merger transaction. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the various companies surveyed.

Discounted Cash Flow Analysis. KBW calculated the estimated present value of the cash flows that Independent Community Bank could generate over a five year period beginning on March 31, 2007, after giving effect to potential cost synergies and deal charges. For the purposes of this analysis, KBW constructed an earnings projection model for Independent Community Bank using various high level assumptions. The excess cash flows were determined by maintaining a constant tangible equity to tangible asset ratio of 7.00%. KBW assigned a pre-tax cost of change in capital of 5.50%. KBW then applied forward earnings terminal value multiples ranging from 16.0x to 19.0x to Independent Community Bank’s year six estimated earnings. The estimated free cash flows and terminal value were then discounted to present value using discount rates ranging from 11.0% to 14.0%.

This analysis indicated the following implied reference range for Independent Community Bank as compared to the Independent merger transaction per share consideration:

Minimum	Maximum	Sun American Bancorp/ Independent Community Bank
$33.89	$42.58	$34.38

KBW has indicated that the discounted cash flow present value analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Independent Community Bank.

Financial Impact Analysis. KBW analyzed certain pro forma effects of the Independent merger transaction on Sun American Bancorp. KBW made various assumptions regarding cost synergies, certain purchase accounting adjustments (including amortizable identifiable intangibles created in the Independent merger transaction), and charges and transaction costs associated with the Independent merger transaction.

KBW’s analysis indicated that the Independent merger transaction would be immediately accretive to Sun American Bancorp’s GAAP earnings per share. Furthermore, the analysis indicated that Sun American Bancorp’s leverage ratio, tier one risk based capital ratio and total risk based capital ratio would all decline, but remain above regulatory minimums for well capitalized institutions.

For all of the above analyses, the actual results achieved by Sun American Bancorp following the Independent merger transaction will vary from the projected results, and the variations may be material.

Miscellaneous. The board of directors of Sun American Bancorp retained KBW as an independent contractor to act as financial adviser to Sun American Bancorp regarding the Independent merger transaction. As part of its investment banking business, KBW is continually engaged in the valuation of banks and bank securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Sun American Bancorp, Sun American Bank and Independent Community Bank. As an active trader in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Sun American Bancorp for KBW’s own account and for the accounts of its customers.

KBW has provided investment banking services to Sun American Bancorp in the past. KBW provided a fairness opinion to the Board of Directors of Sun American Bancorp for the acquisition transaction. KBW will receive a fee for this service. See “Background of and Reasons for the Acquisition Tranaction — Opinion of Financial Advisor.”

Sun American Bancorp and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the Independent merger transaction. Sun American Bancorp has agreed to pay KBW at the time of closing a cash fee equal to 0.75% of the market value of the aggregate consideration offered in the Independent merger transaction. Pursuant to the KBW engagement agreement, Sun American Bancorp also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW and certain related parties against certain expenses and liabilities, including liabilities under the federal securities laws.

Terms of the Independent Merger Transaction

The descriptions of the terms and conditions of the Independent merger transaction, the merger agreement, and any related documents in this proxy statement and prospectus are qualified in their entirety by reference to the copy of the merger agreement attached hereto as Appendix C, which is incorporated herein by reference.

General

On November 17, 2006, Sun American Bancorp, Sun American Bank and Independent Community Bank entered into the merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Independent Community Bank will merge with and into Sun American Bank.

Payment of Independent Merger Transaction Consideration

At the effective time of the Independent merger transaction, each share of Independent Community Bank common stock issued and outstanding, except such shares of Independent Community Bank common stock owned by Sun American Bancorp or Sun American Bank, will be converted into the right to elect to receive: (i) cash in the amount of $34.81; or (ii) 6.4463 shares of Sun American Bancorp common stock.

Election Process and Allocation Procedures

The merger agreement provides that 42% of the outstanding shares of Independent Community Bank common stock will be converted into cash, with the balance of the outstanding Independent Community Bank common stock converted into Sun American Bancorp common stock. Should Independent Community Bank shareholders elect to convert more than 42% of Independent Community Bank shares to cash, then:

•

such shareholders electing to receive shares of Sun American Bancorp common stock will receive the right to convert Independent Community Bank shares to Sun American Bancorp common stock;

•

such shareholders who fail to make an election will receive the right to convert Independent Community Bank shares to Sun American Bancorp common stock; and

•

such shareholders electing to receive cash will receive the right to convert Independent Community Bank shares into a proportional amount of cash and stock. The portion of a shareholder’s stock that will be converted to the right to receive cash is equal to the product obtained by multiplying the number of shares that the shareholder elected to convert to cash by a fraction, the numerator of which is 42% of all issued and outstanding Independent Community Bank common stock, except such shares of Independent Community Bank common stock owned by Sun American Bancorp or its subsidiaries, and the denominator of which is the total number of cash election shares for which a cash election is made. The remaining shares not converted to cash will be converted to the right to receive Sun American Bancorp common stock.

Should Independent Community Bank shareholders elect to convert less than 42% of Independent Community Bank shares to cash and the total number of such cash election shares is less than or equal to the total number of shares for which no election is made, then:

•

such shareholders who elect to receive shares of Sun American Bancorp common stock will receive the right to convert Independent Community Bank shares to Sun American Bancorp common stock;

•

such shareholders who elect to receive cash will receive the right to convert Independent Community Bank shares to cash; and

•

such shareholders who fail to make an election will receive the right to convert Independent Community Bank shares to a proportional amount of cash and stock. The portion of a shareholder’s stock that will be converted to cash is equal to the product obtained by multiplying the total number of shares for which no election is made by a fraction, the numerator of which is the amount with which 42% of all issued and outstanding Independent Community Bank common stock, except such shares of Independent Community Bank common stock owned by Sun American Bancorp or its subsidiaries, exceeds the total number of cash election shares, and the denominator of which is the total number of shares for which no election is made. The remaining shares not converted to cash will be converted into the right to receive Sun American Bancorp common stock.

Should Independent Community Bank shareholders elect to convert less than 42% of Independent Community Bank shares to cash and the total number of such cash election shares exceeds the total number of shares for which no election is made, then:

•

such shareholders who elect to receive cash will receive the right to convert Independent Community Bank shares to cash;

•

such shareholders who fail to make an election will receive the right to convert Independent Community Bank shares to cash; and

•

such shareholders who elect to receive shares of Sun American Bancorp common stock will receive the right to convert Independent Community Bank shares to a proportional amount of cash and stock. The portion of a shareholder’s stock that will be converted to cash is equal to the product obtained by multiplying the number of shares such shareholder elected to convert to Sun American Bancorp common stock by a fraction, the numerator of which is the amount with which 42% of all issued and outstanding Independent Community Bank common stock, except such shares of Independent Community Bank common stock owned by Sun American Bancorp or its subsidiaries, subtracted by the total number of cash election shares exceeds the total number of shares for which no election is made, and the denominator of which is the total number of shares for which shareholders elect to receive shares of Sun American Bancorp common stock. The remaining shares not converted to cash will be converted into the right to receive Sun American Bancorp common stock.

Should Sun American Bancorp change the number of shares of Sun American Bancorp common stock that are issued and outstanding prior to the effective time of the Independent merger transaction by way of a stock split, stock dividend, recapitalization or similar transaction with respect to Sun American Bancorp outstanding common stock, and the record date is prior to the effective time of the Independent merger transaction, the common stock consideration will be adjusted so Independent Community Bank shareholders will receive, in the aggregate, a number of shares of Sun American Bancorp common stock representing the same percentage of outstanding shares of Sun American Bancorp common stock at the effective time of the Independent merger transaction as would have been represented by the number of shares of Sun American Bancorp common stock the shareholders of Independent Community Bank would have received if any of the foregoing actions had not occurred.

Treatment of Fractional Shares

Independent Community Bank shareholders will not receive fractional shares of Sun American Bancorp common stock. In lieu of fractional shares, each shareholder of Independent Community Bank will receive an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the fair market value of Sun American Bancorp common stock as described below by (ii) the fraction of a share (after taking into account all shares of Independent Community Bank common stock held by such shareholder at the effective time of the Independent merger transaction and rounded to the nearest one thousandth when expressed in decimal form) of Sun American Bancorp common stock to which such shareholder would otherwise be entitled to receive. For purposes of the merger agreement in this proxy statement and prospectus, fair market value shall mean the average of the closing price per share of Sun American Bancorp common stock for the 20 trading days prior to the effective time of the Independent merger transaction.

Treatment of Independent Community Bank Stock Options

At the effective time of the Independent merger transaction, each option granted by Independent Community Bank under its option plans, whether or not vested, referred to collectively as the Independent options in this proxy statement and prospectus, that is outstanding and unexercised immediately prior to the effective time will be terminated by Independent Community Bank and converted, at the option of the holder, into: (i) the right to receive a cash payment from Sun American Bancorp in an amount equal to (a) any positive difference between the amount of $34.81 and the exercise price per share of each stock option multiplied by (b) the number of shares subject to the stock option; or (ii) an option to purchase shares of Sun American Bancorp common stock. The number of shares underlying such option to purchase Sun American Bancorp common stock will be determined pursuant to the calculation set forth in the merger agreement.

By approving the Independent merger transaction, the Sun American Bancorp stockholders are also approving the assumption of Independent options to purchase approximately 866,000 shares of Sun American Bancorp common stock. See “Proposal 3 – Approval of the Issuance and Sale of up to 4,600,000 shares of Common Stock in Connection with the Merger of Independent Community Bank with and into Sun American Bank and Assumption of Independent Options to Purchase up to Approximately 866,000 Shares of Common Stock.”

Management and Operations After the Independent Merger Transaction

No changes to executive management or the board of directors of Sun American Bancorp are anticipated following consummation of the Independent merger transaction, except that Timothy L. Leathers, President and Chief Executive Officer of Independent Community Bank, will join the executive management team.

Representations and Warranties

The merger agreement contains various customary representations and warranties by Independent Community Bank relating to, among other things:

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organization, valid existence, good standing and similar corporate matters and the accuracy of its books and records;

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its capitalization;

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the power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated therein and the submission to its shareholders to approve the merger agreement and to consummate the transactions contemplated therein;

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absence of consents or approvals of or filings or registrations with any governmental entity;

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absence of violation of any provision of its governance documents, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or absence of a breach of any provision of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation;

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existence of licenses, franchises and permits;

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timely filing of regulatory reports;

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the delivery of its financial statements and the accuracy of information contained in the financial statements in addition to their conformity with generally accepted accounting principles;

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disclosure of its deposits;

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broker’s or finder’s fees payable in connection with the merger agreement;

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real and personal property owned or leased by it;

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its intellectual property;

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the condition of its fixed assets and equipment;

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the absence of certain changes or events since December 31, 2005;

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the absence of legal proceedings;

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compliance regarding tax matters;

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matters concerning its employees;

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good title to each of the assets to be acquired and the sufficiency of these assets to conduct its business;

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disclosure of all material contracts;

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absence of any written agreement, consent agreement or memorandum of understanding, any commitment letter or similar undertaking to, any extraordinary supervisory letter from, or any board resolutions at the request of any regulatory agency that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business;

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environmental matters;

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receipt by it of an opinion from Hovde Financial to the effect that, as of the date thereof, the Independent merger transaction consideration to be received by its shareholders is fair to such shareholders from a financial point of view;

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insurance policies held by it;

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absence of facts or conditions relating to it that would prevent the obtainment of regulatory approvals for the Independent merger transaction;

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its loan portfolio;

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having no reason to believe that the Independent merger transaction will fail to qualify as a reorganization under Section 368(a) of the Code;

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having taken all necessary action to exempt the transactions contemplated by the merger agreement from any restrictive provision of: (i) any applicable moratorium, control share, fair price, business combination, or other anti-takeover laws and regulations; or (ii) its Articles of Incorporation or Bylaws;

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absence of any agreement to merge, consolidate, sell or purchase assets or, except as disclosed, any other agreement that contemplates a business combination of any kind or any agreement obligating it to issue, sell or authorize the sale or transfer of any shares of its capital stock, except its stock options;

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absence of misleading or untrue statements of a material fact;

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absence of undisclosed liabilities;

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adequacy of allowance for loan losses;

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compliance with laws;

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absence of material contract defaults;

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other regulatory matters;

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proper authorization of, valuation of and accounting of options grants; and

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compliance with Section 409A of the Code.

The merger agreement contains various customary representations and warranties by Sun American Bancorp relating to, among other things:

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its organization, valid existence, good standing and similar corporate matters and the accuracy of its books and records;

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its capitalization;

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its power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated therein and the absence of any violation of any provision of its governance documents or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or no breach of any provision of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation;

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absence of consents or approvals of or filings or registrations with any governmental entity;

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disclosure of its SEC filings;

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filing of its regulatory reports;

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delivery of financial statements;

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absence of broker’s fees payable in connection with the Independent merger transaction except as stated in the merger agreement;

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absence of certain changes or events since December 31, 2005;

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material compliance of the prospectus and the registration statement on Form S-4 with the provisions of the Securities Act and the rules and regulations thereunder;

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compliance with laws;

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absence of ownership of Independent Community Bank common stock;

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absence of facts or conditions that would prevent the obtainment of regulatory approvals for the Independent merger transaction; and

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having no reason to believe that the Independent merger transaction will fail to qualify as a reorganization under Section 368(a) of the Code.

Conditions to the Independent Merger Transaction

The respective obligation of each party to effect the Independent merger transaction is subject to the satisfaction at or prior to the effective time of the Independent merger transaction of the following conditions:

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the merger agreement must be approved and adopted by the requisite vote of the holders of the outstanding shares of Independent Community Bank and Sun American Bancorp common stock, if required under applicable law;

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Sun American Bancorp’s shares of common stock to be issued in the Independent merger transaction must be authorized for listing on AMEX;

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all required regulatory approvals must be obtained and must remain in full force and effect and all statutory waiting periods in respect thereof must have expired;

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the registration statement covering the shares to be issued in the Independent merger transaction must become effective under the Securities Act and no stop order shall have been issued, initiated or threatened by the SEC;

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no order, injunction or decree issued by any court or agency or prohibition preventing the consummation of the Independent merger transaction shall be in effect. No statute, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits, restricts or makes illegal consummation of the Independent merger transaction; and

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Sun American Bancorp and each of Messrs. Leathers and French and Ms. Pinder shall have entered into an employment agreement, pursuant to the terms as described in the merger agreement, as of the date of closing.

Sun American Bancorp’s obligation to effect the Independent merger transaction also is subject to the satisfaction or its waiver at or prior to the effective time of the Independent merger transaction of the following conditions:

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(i) the representations and warranties of Independent Community Bank set forth in the merger agreement (other than those regarding the capitalization of Independent Community Bank) shall be true and correct as of the date of the merger agreement and as of the closing date; and (ii) the representations and warranties of Independent Community Bank’s capitalization shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date, subject to the provisions in the merger agreement;

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Independent Community Bank shall have performed, in all material respects, all obligations required to be performed by it under the merger agreement at or prior to the closing date;

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receipt of a certificate of an executive officer of Independent Community Bank stating that, to his or her knowledge, certain conditions have been met;

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each member of the Independent Community Bank board of directors other than Timothy L. Leathers shall have executed a non-competition agreement;

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receipt of a legal opinion of Shumaker, Loop & Kendrick, LLP, counsel to Independent Community Bank;

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receipt of Independent Community Bank’s Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Florida;

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receipt of a certificate of good standing;

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termination of employment and executive continuity agreements;

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receipt of release and waiver letters;

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the parties to the voting agreement, which include the board of directors, have agreed: (i) to vote all of their shares of Independent Community Bank common stock in favor of the transactions contemplated by the merger agreement; and (ii) to the extent permitted under applicable law to recommend that the Independent merger transaction be approved by the Independent Community Bank shareholders; and

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preparation by Independent Community Bank, and review by Sun American Bancorp, of all tax returns with respect to taxable periods ending on or before the closing date.

The obligation of Independent Community Bank to effect the Independent merger transaction also is subject to the satisfaction or waiver by Independent Community Bank at or prior to the effective time of the Independent merger transaction of the following conditions:

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(i) Sun American Bancorp’s representations and warranties as set forth in the merger agreement (other than those regarding its capitalization) shall be true and correct as of the date of the merger agreement and as of the closing date; and (ii) the representations and warranties of its capitalization shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date;

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Sun American Bancorp shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

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Independent Community Bank’s approval of the exchange agent agreement and the form of both the letter of transmittal and the instructions relating to it prior to the effective time of the Independent merger transaction; and

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Independent Community Bank’s receipt of a certificate of an executive officer of Sun American Bancorp stating that, to his knowledge, certain conditions have been met.

Regulatory Approvals

The Independent merger transaction cannot be completed unless and until Sun American Bancorp obtains all regulatory approvals. The Independent merger transaction must be approved by the Board of Governors of the Federal Reserve Board, referred to as the Federal Reserve Board in this proxy statement and prospectus, pursuant to the Bank Holding Company Act of 1956, as amended, and the Bank Merger Act, and by Florida’s Office of Financial Regulation. Applications seeking approval of the Independent merger transaction will be submitted to the Federal Reserve Board and the Office of Financial Regulation in December 2006. In addition, AMEX approval is required in connection with the issuance of shares of Sun American Bancorp common stock in connection with the Independent merger transaction. See “Terms of the Acquisition Transaction – Regulatory Approvals” beginning on page 56 for additional information regarding the applications to be filed and applicable procedures.

Amendment, Waiver and Termination

The merger agreement may be terminated at any time prior to the effective time of the Independent merger transaction, whether before or after approval of the matters presented in connection with the Independent merger transaction by the shareholders of Independent Community Bank:

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by mutual consent of the parties;

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by either party upon written notice to the other party: (i) 30 days after the date on which any request or application for a required regulatory approval shall have been denied or withdrawn at the request or recommendation of the governmental entity unless, within such 30 day period, a petition for rehearing or an amended application has been filed, provided, however, that no party shall have the right to terminate the merger agreement if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party; or (ii) if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Independent merger transaction;

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if the Independent merger transaction shall not have been consummated on or before June 30, 2007, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party;

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by either party if the approval required for the consummation of the Independent merger transaction is not obtained by reason of the failure to obtain the required vote at a duly held meeting or at any adjournment or postponement thereof;

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by either party, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, if there shall have been a material breach of any of the representations or warranties set forth in the merger agreement on the part of the non-terminating party, which breach is not cured within 30 days following written notice to the breaching party, or which breach, by its nature, cannot be cured prior to the closing of the Independent merger transaction; provided, however, that neither party shall have the right to terminate the merger agreement unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the Independent merger transaction;

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by Sun American Bancorp in the event the required regulatory approval contains conditions to approval that it reasonably believes to be onerous; or

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by Sun American Bancorp, upon the failure of the parties to the voting agreement to: (i) vote all of their shares of Independent Community Bank common stock in favor of the transactions contemplated by the merger agreement; and (ii) to the extent permitted under applicable law, to recommend that the Independent merger transaction be approved by the Independent Community Bank shareholders.

The merger agreement may be amended by written agreement of the parties provided, however, that there may not be, without further approval of the Independent Community Bank shareholders, any amendment of the merger agreement that reduces the amount or changes the form of the consideration to be delivered to Independent Community Bank shareholders as contemplated in the merger agreement.

Termination Fee

Independent Community Bank is obligated to pay Sun American Bancorp a termination fee of $1.25 million in connection with the following triggering events:

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prior to the termination of the merger agreement pursuant to its terms or within six months after the termination of the merger agreement by Sun American Bancorp or Independent Community Bank because the requisite shareholder approval has not been obtained, an “acquisition proposal,” as defined in the merger agreement, is made to Independent Community Bank and Independent Community Bank accepts such acquisition proposal by entering into a definitive purchase agreement with the third party;

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Independent Community Bank materially breaches the merger agreement; or

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the voting agreement parties fail (i) to vote all of their shares of Independent Community Bank common stock which they are entitled to vote in favor of the transactions contemplated by the merger agreement at the meeting of Independent Community Bank shareholders pursuant to the voting agreement, and (ii) to the extent permitted under applicable law, to recommend that the transaction be approved by the Independent Community Bank shareholders.

If Independent Community Bank fails promptly to pay the termination fee set forth above and, to obtain such payment, Sun American Bancorp or Sun American Bank commences a suit which results in a judgment against Independent Community Bank for such termination fee, Independent Community Bank is obligated to pay to Sun American Bancorp and Sun American Bank their out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, in connection with such suit, together with interest on such termination fee at the prime rate in effect on the date such payment was required to be made.

Conduct of Business Pending the Acquisition Transaction

Covenants of Independent Community Bank

During the period from the date of the merger agreement and until the effective date of the Independent merger transaction, except as expressly contemplated or permitted by the merger agreement or with Sun American Bancorp’s prior written consent, Independent Community Bank shall carry on its business in the ordinary course consistent with past practice and shall not:

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declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

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(i) repurchase, redeem or otherwise acquire (except for the acquisition of shares of Independent Community Bank common stock or Sun American Bancorp common stock held in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties) any shares of the capital stock of Independent Community Bank, or any securities convertible into or exercisable for any shares of the capital stock of Independent Community Bank; (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) except pursuant to the merger agreement, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

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amend its Articles of Incorporation, Bylaws or other similar governing documents;

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make any capital expenditures other than those that: (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair; and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

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enter into any new line of business, or other than in the ordinary course of business consistent with past practice, originate any new kinds of loans or originate any loans not consistent with past practice;

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acquire or agree to acquire, by any manner a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings or in the ordinary course of business consistent with past practice;

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take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue, or in any of the conditions to the Independent merger transaction not being satisfied;

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change its methods of accounting in effect at December 31, 2005, except as required by changes in generally accepted accounting principles or regulatory accounting principles;

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(i) except for (A) amending the employment agreement with Timothy L. Leathers to provide for the payment of an amount equal to two times his prior 12 months’ salary upon the closing of the transactions contemplated in the merger agreement and the termination of the employment agreement, (B) amending the executive continuity agreements with Reid French and Joyce Pinder to provide for the payment of an amount equal to their prior 12 months’ salary upon the closing of the transactions contemplated in the merger agreement and the termination of the executive continuity agreements, (C) as required by applicable law, (D) as otherwise required in the merger agreement, or (E) as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between it or one or more of its current or former directors, officers or employees or any affiliate of any such person; or (ii) except for annual salary increases and cash bonuses consistent with past practice, or as required by the terms of existing employment contracts or applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the merger agreement (including, without limitation, the granting of any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

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sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; or acquire any broker deposits or increase the rates currently paid on its deposit products, in an amount that exceeds the rates generally paid on similar products by other banking institutions in its market area;

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incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

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file any application to relocate or terminate the operations of any of its banking offices;

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create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space involving payments by it in excess of $25,000 per year;

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make any loans in excess of $3.5 million, including, but not limited to, loan purchases and loan participations;

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take or cause to be taken any action that would or could reasonably be expected to prevent the Independent merger transaction from qualifying as a reorganization under Section 368(a) of the Code;

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make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability or decreasing any tax attribute of Independent Community Bank;

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make changes to loan loss reserves without Sun American Bancorp’s prior review and written approval;

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issue any securities or options to purchase securities other than in connection with the exercise of outstanding stock options; or

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agree to do any of the foregoing.

Covenants of Sun American Bancorp

Except as otherwise contemplated by the merger agreement or consented to in writing by Independent Community Bank, Sun American Bancorp shall not:

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declare or pay any dividends on or make any other distributions in respect of any of its capital stock;

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take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue, or in any of the conditions to the Independent merger transaction not being satisfied;

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take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any requisite regulatory approval;

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take or cause to be taken any action that would or could reasonably be expected to prevent the Independent merger transaction from qualifying as a reorganization under Section 368(a) of the Code; or

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agree to do any of the foregoing.

Expenses and Fees

The merger agreement provides that expenses incurred in connection with the merger agreement and the transactions contemplated therein will be paid by the party incurring such costs and expenses.

Accounting Treatment

The Independent merger transaction will be accounted for using the purchase method of accounting for financial reporting purposes. For accounting purposes, Sun American Bank has been identified as the acquiring entity and Independent Community Bank as the acquired entity. Under purchase accounting, the assets and liabilities of an acquired company as of the effective time of the acquisition are recorded at their respective fair values and added to those of the acquiring company. Financial statements issued after consummation of an acquisition accounted for as a purchase would reflect such values and include the results of the acquired company since the date of acquisition.

Employment Agreements With Independent Community Bank Officers

At the closing, Sun American Bank and each of Messrs. Leathers and French and Ms. Pinder, Independent Community Bank’s President and Chief Executive Officer; Senior Vice President and Senior Lending Officer; and

Senior Vice President and Branch Administration Officer, respectively, will enter into employment agreements in their capacities as Regional President (Palm Beach and Martin Counties); Senior Vice President and Senior Lending Officer, Northern Region; and Senior Vice President, respectively. Upon the completion of the Merger, Mr. Leathers will become an executive officer of Sun American Bank.

The following is a brief summary of certain material terms common to the form of the employment agreement, which is attached hereto as Exhibit C to Appendix C, that Sun American Bank intends to enter into with these executives, and certain actual terms applicable to Mr. Leathers’ employment agreement.

Each executive will be employed for an initial term of one year, referred to as the employment term in this proxy statement and prospectus, which may be extended by the mutual agreement of the parties.

The employment agreement does not prohibit the executive from serving as an officer or director of any entity or business enterprise, or otherwise participating in educational, welfare, social, religious and civic organizations; provided, however, that during the employment term, the executive will not serve as a director or officer of any entity or business enterprise which engages in a business that competes directly with the business of Sun American Bank.

The employment agreement also does not prohibit the executive from making any investments in the securities of any entity or business enterprise; provided, however, that during the employment term, the executive will not make any investments (other than “passive investments”) in the securities of any entity or business enterprise which engages in a business that competes directly with the business of Sun American Bank. For the purposes of the employment agreement, an investment will be considered a “passive investment” to the extent that such securities (i) are actively traded on a United States national securities exchange, the OTC Bulletin Board or on any foreign securities exchange, and (ii) represent, at the time such investment is made, less than five percent of the aggregate voting power of such entity or business enterprise.

During the employment term, Sun American Bank will pay to Messrs. Leathers and French and Ms. Pinder, an annual salary, referred to as the base salary in this proxy statement and prospectus. Mr. Leathers’ base salary will be $150,000. Following the end of each fiscal year of Sun American Bank during the employment term, the executive will receive a fiscal year end bonus if Sun American Bank attains the financial performance targets for such fiscal year as set forth on the schedule to the employment agreement. Mr. Leathers’ performance bonus, as described above, will be $30,000 and Mr. Leathers will also be eligible for the executive bonus program. During the employment term, Mr. Leathers will be entitled to the exclusive use of the bank automobile (a 2005 Volvo S80 or comparable automobile) and Mr. French and Ms. Pinder will receive a car allowance.

As soon as practical after the closing, the compensation committee of the board of directors of Sun American Bancorp will have a meeting to approve an option grant to Mr. Leathers for the purchase of 35,000 shares of Sun American Bancorp common stock, for an exercise price per share equal to the fair market value of a share of Sun American Bancorp common stock on the date the Sun American Bancorp compensation committee action. The compensation committee also will approve option grants to Mr. French and Ms. Pinder. All terms and conditions of the option agreement with the executive will be in accordance with the terms and conditions of the standard option agreement issued by Sun American Bancorp pursuant to its Amended and Restated 2005 Stock Option Plan and Stock Incentive Plan.

Sun American Bank will reimburse the executive for all necessary and reasonable expenses actually incurred or paid by the executive during the employment term in connection with the performance of the executive’s duties and obligations to Sun American Bank in accordance with the employment agreement, in accordance with Sun American Bank’s policies from time to time in effect.

During the employment term, the executive may, subject to applicable eligibility requirements, participate in such insurance and health and medical benefits as are generally made available to the senior executives of Sun American Bank pursuant to such plans as are from time to time maintained by Sun American Bank.

The employment agreement includes executive’s non-solicitation and non-competition covenants and a covenant regarding the protection of confidential information.

In the event of the termination of the executive during the employment term for any reason, except as set forth below, the executive’s employment under the employment agreement will automatically terminate as of the date of termination; provided, however, that the executive  or his estate or legal representative, as the case may be, will be entitled to receive, and Sun American Bank will pay the executive or his estate or legal representative, as the case may be, (i) the base salary owing to the executive under the employment agreement through the date of termination and (ii) any business expenses which were properly reimbursable to the executive through the date of termination.

In the event of the termination of the executive during the employment term by Sun American Bank without “cause,” as such term is defined in the employment agreement, or by the executive for “good reason,” as such term is defined in the employment agreement, the executive’s employment under the employment agreement will automatically terminate as of the date of termination; provided, however, that the executive or his estate or legal representative, as the case may be, will be entitled to receive, and Sun American Bank will pay the executive or his estate or legal representative, as the case may be, (i) the base salary owing to the executive under the employment agreement through the date of termination; (ii) any business expenses which were properly reimbursable to the executive  through the date of termination; and (iii) severance equal to the remaining base salary that would have otherwise been due the executive through the end of the employment term had there been no early termination.

The employment agreement may be modified, amended, altered or supplemented only by a written agreement executed by each of the parties to the employment agreement.

INFORMATION ABOUT INDEPENDENT COMMUNITY BANK

General

Independent Community Bank is a “community based” state-chartered commercial bank that provides a variety of financial products and services. The primary market area for Independent Community Bank, is defined as North Palm Beach County. Independent Community Bank is the only bank with headquarters in Tequesta, FL. Independent Community Bank is strategically located so as to take advantage of the Jupiter and Tequesta target market in its market area, taking into consideration its competition. Independent Community Bank differentiates itself by its brand name, how it delivers services and its niche marketing approach. Independent Community Bank’s deposit accounts are insured by the FDIC.

Independent Community Bank’s marketing strategy is to provide personal services to professionals, such as doctors, lawyers, community associations and certified public accountants in the local community. Independent Community Bank offers commercial and consumer products through traditional and electronic means and also customizes products for its specific target market. Independent Community Bank attracts deposits through direct mail campaigns and involvement in the local community by its executive team. Independent Community Bank’s executive team is comprised of individuals that are active in local civic organizations and professional associations from the local community.

Lending Activities

Independent Community Bank’s principal lending area is North Palm Beach County, Florida. Independent Community Bank’s customers are predominantly small- to medium-sized businesses, individual investors and consumers. Collateralized loans, the most common of which follow, are extended on similar terms to all of Independent Community Bank’s customers and have an inherent degree of risk:

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Cash-secured loans as well as loans guaranteed by agencies of the United States government represent a nominal degree of risk.

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Loans secured by marketable securities represent a low degree of risk.

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Commercial and residential real estate loans, including construction and land development loans, represent a moderate degree of risk.

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Loans secured by automobiles, boats and equipment represent a moderate to medium degree of risk.

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Unsecured loans represent a high degree of risk.

Prior to entering into the acquisition agreement with Sun American Bancorp and Sun American Bank, a significant part of Independent Community Bank’s growth strategy involved developing new business relationships and increasing its marketing efforts. Typically, Independent Community Bank sought commercial lending relationships with customers borrowing up to $3.4 million. Independent Community Bank’s legal lending limit for secured and unsecured loans was $3.4 million and $2.1 million as of September 30, 2006, respectively.

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on mortgage loans generally give Independent Community Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of loans tends to increase, however, when current loan market rates are substantially higher than rates on existing loans and, conversely, decrease when rates on existing loans are substantially higher than current loan market rates.

Independent Community Bank extends credit with terms, rates and fees commensurate with those in its market place for like types of credit. Loan maturities may positively or negatively impact Independent Community Bank’s GAP position and, ultimately, its profitability.

Loan Portfolio Summary

Major categories of loans included in Independent Community Bank’s loan portfolio are as follows (in thousands):

	At September 30,	At December 31,
	2006	2005	2004

Commercial Loans	$7,558	$6,873	$9,019
Commercial real estate loans	89,651	87,561	58,142
Residential real estate loans	8,113	11,379	12,252
Consumer Loans	1,927	3,314	981
Sub-total	$107,249	$109,127	$80,394
Deferred loan costs	(70)	(36)	7
Allowance for Loan Losses	(1,494)	(1,494)	(824)
Net Loans	$105,685	$107,597	$79,577

Commercial Real Estate Loans

Independent Community Bank’s primary lending focus is making commercial real estate loans to finance the purchase of real property, which generally consists of developed real estate. Commercial real estate loans are generally secured by first liens on real estate, and typically have variable rates and amortize over a 10 to 20 year period, with balloon payments due at the end of 3 to 5 years. At  September 30, 2006, commercial real estate loans represented 84% of Independent Community Bank’s total loan portfolio, compared to 80% at December 31, 2005. The average balance of commercial real estate loans was $87.5 million for the nine months ended September 30, 2006. Income from these loans totaled $5.4 million for the nine months ended September 30, 2006. At December 31, 2005, commercial real estate loans represented 80% of Independent Community Bank’s total loan portfolio, compared to 72% at December 31, 2004. The average balance of commercial real estate loans was $77.0 million for the year ended December 31, 2005 and $44.5 million for the year ended December 31, 2004. Income from these loans totaled $5.5 million and $2.6 million for the years ended December 31, 2005 and 2004, respectively.

Commercial Loans

Independent Community Bank also offers commercial loans to small- and medium-sized businesses in a variety of industries. Independent Community Bank makes a broad range of short- and medium-term commercial lending products available to businesses, including working capital lines. At September 30, 2006, commercial loans represented 7% of Independent Community Bank’s total loan portfolio, compared to 6% at December 31, 2005. The average balance of commercial loans was $7.0 million for the nine months ended September 30, 2006. Income from these loans totaled $412,000 for the nine months ended September 30, 2006. At December 31, 2005, commercial loans represented 6% of Independent Community Bank’s total loan portfolio, compared to 11% at December 31, 2004. The average balance of commercial loans was $8.1 million for the year ended December 31, 2005 and $8.1 million for the year ended December 31, 2004. Income from these loans totaled $551,000 and $467,000 for the years ended December 31, 2005 and 2004, respectively.

Residential Real Estate and Consumer Lending

Independent Community Bank offers a variety of loan and deposit products and services to retail customers through its branch. Loans to retail customers include residential real estate loans, home equity loans and lines of credit, automobile loans, and other personal loans. At September 30, 2006, residential real estate loans represented 8% of Independent Community Bank’s total gross loan portfolio, compared to 10% at December 31, 2005. The average balance of residential real estate loans was $8.9 million for nine months ended September 30,  2006. Income from these loans totaled $539,000 for the nine months ended September 30, 2006. At December 31, 2005, residential real estate loans represented 10% of Independent Community Bank’s total loan portfolio, compared to 15% at December 31, 2004. The average balance of residential real estate loans was $10.9 million for the year ended December 31, 2005 and $8.1 million for the year ended December 31, 2004. Income from these loans totaled $634,000 and $459,000 for the years ended December 31, 2005 and 2004, respectively. At September 30, 2006, consumer and other loans represented 1% of Independent Community Bank’s total loan portfolio, compared to 4%

at December 31, 2005. The average balance of consumer loans was $3.1 million for the nine months ended September 30, 2006. Income from these loans totaled $188,000 for the nine months ended September 30, 2006. At December 31, 2005, consumer and other loans represented 4% of Independent Community Bank’s total loan portfolio, compared to 2% at December 31, 2004. The average balance of consumer loans was $2.1 million for the year ended December 31, 2005 and $1.2 million for the year ended December 31, 2004. Income from these loans totaled $152,000 and $69,000 for the years ended December 31, 2005 and 2004, respectively.

Loan Solicitation and Processing

Loan applicants come primarily through the efforts of Independent Community Bank’s loan officers who seek out existing customers, referrals by realtors, previous and present customers of Independent Community Bank, business acquaintances, and walk-ins. Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant’s employment, income and credit standing. On mortgage loans, an appraisal of the real estate offered as collateral generally is undertaken by an independent fee appraiser certified by the State of Florida.

Employees

At September 30, 2006, there were 24 full time employees of Independent Community Bank. The employees are provided with group life, health, dental and vision insurance, and long term disability. None of Independent Community Bank’s employees is represented by any collective bargaining units. Independent Community Bank considers its employee relations to be good.

Description of Property

Independent Community Bank does not own any parcels of real property. As of September 30, 2006, Independent Community Bank leased 2 facilities and the material terms of these leases are as follows:

•

Main office, full service branch office and our corporate office

•

250 Tequesta Drive, Suite 101 and 201, Tequesta, FL 33469

•

9,561 square feet

•

10 year term, expiring December 31, 2012

•

The base rent (including CAM and other costs) is approximately $22 per square foot at September 30, 2006, resulting in total annual rent of approximately $206,000.

•

Administrative office

•

2189 Cleveland Street, Suite 210, Clearwater, FL  33765

•

2,016 square feet

•

3 year term, expiring December 31, 2008

•

The base rent (including CAM and other costs) is approximately $16 per square foot at September 30, 2006, resulting in total annual rent of approximately $33,000.

Legal Proceedings

Independent Community Bank is periodically party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to its business. Management does not believe that there is any pending proceeding against Independent Community Bank, which, if determined adversely, would have a material effect on its business or financial position.

Changes in Registrant’s Certifying Accountant

On August 26, 2005, the audit committee of the board of directors of Independent Community Bank dismissed Hacker, Johnson & Smith, PA, referred to as Hacker Johnson in this proxy statement and prospectus, as its independent registered public accounting firm. On August 26, 2005, Independent Community Bank engaged Crowe, Chizek and Company, LLC, referred to as Crowe Chizek in this proxy statement and prospectus, to serve as its independent registered public accounting firm for the year ended December 31, 2005.

Hacker Johnson’s report on Independent Community Bank’s financial statements for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of Independent Community Bank’s financial statements for the year ended December 31, 2004 and through August 26, 2005, there were no disagreements between Independent Community Bank and Hacker Johnson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Hacker Johnson, would have caused Hacker Johnson to make reference to the subject matter of the disagreement in connection with its report on Independent Community Bank’s financial statements for such fiscal year.

During the fiscal year ended December 31, 2004 and through August 26, 2005, there were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

During the fiscal year ended December 31, 2004 and through August 26, 2005, neither Independent Community Bank nor anyone acting on its behalf consulted Crowe Chizek regarding either: (i) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on Independent Community Bank’s financial statements; or (ii) any matter that was the subject of a disagreement with Hacker Johnson or event identified in Item 304(a)(1)(iv) of Regulation S-B. Independent Community Bank provided Hacker Johnson with this proxy statement and prospectus prior to filing it with the SEC.

INDEPENDENT COMMUNITY BANK’S MANAGEMENT’S DISCUSSION
AND ANALYSIS OR PLAN OF OPERATION

General

Independent Community Bank is a Florida chartered commercial bank, headquartered in Tequesta, Florida.  Independent Community Bank commenced operations in October 1998 and offers real estate, lines of credit and term loans through its branch office in Tequesta, Florida. It currently has its main office and corporate headquarters at 250 Tequesta Drive, Suite 101, Tequesta, Florida 33649 and an administrative office located at 2189 Cleveland Street, Suite 210, Clearwater, Florida, 33765.

Independent Community Bank offers commercial loans, commercial real estate loans, residential real estate, home equity, auto and boat loans.  Independent Community Bank’s market area is North Palm Beach County located in southeastern Florida.  Independent Community Bank also offers checking, savings and certificates of deposit to its customers.  Independent Community Bank is regulated by the FDIC and the Florida Department of Financial Services and its deposits are insured up to applicable limits by the FDIC.

Overview

As of September 30, 2006, Independent Community Bank had total assets of $122.7 million, deposits of $98.5 million, total gross loans of $107.2 million and shareholders’ equity of $13.9 million.  Average total assets increased during the nine months ended September 30, 2006 by $5.1 million from 2005.  Average total assets increased in 2005 by $34.3 million from 2004 due to management’s efforts to grow Independent Community Bank.  Capital growth corresponded with the overall growth of Independent Community Bank.  The average equity to average assets ratio was 10.16% during the nine months ended September 30, 2006.  The average equity to average assets ratio was 9.32% in 2005 and 8.54% in 2004.

Prior to entering into the acquisition agreement with Sun American Bancorp and Sun American, a primary strategy of Independent Community Bank was to increase the level of earning by improvement in the interest rate spread between earning assets and liabilities thus making an improvement in profitability. Independent Community Bank attempted to pursue an earnings improvement strategy by increasing the level of earnings on assets, earnings improvement primarily through increases in loan origination fees and adjustable rate loan origination within the communities it serves. Interest-earning assets, which consist of interest earning deposits, investment securities, gross loans, federal funds sold, and Federal Home Loan Bank stock, totaled $120.0 million at September 30, 2006, a $23.3 million, or 16%, decrease from December 31, 2005. Interest earning assets were $143.3 million and $102.0 million at December 31, 2005 and 2004, respectively.

Critical Accounting Policies

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This valuation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable Independent Community Bank will be unable to collect the scheduled payments of principal and interest when due.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for commercial and commercial real estate loans by either the present value or expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, Independent Community Bank does not separately identify individual consumer and residential loans for impairment disclosures.  For analytical purposes, the allowance consists of two components, Non-Specific and Specific.

Non-Specific Allowance. The methodology used in establishing non-specific allowances is based on a broad risk analysis of the portfolio.  All significant portfolio segments, including concentrations, are analyzed.  The amount of the non-specific allowance is based upon a statistical analysis that derives appropriate formulas, which are adjusted by management’s subjective assessment of current and future conditions.  The determination includes an analysis of loss and recovery experience in the various portfolio segments over at least the last three years.  Results of the historical loss analysis are adjusted to reflect current and anticipated conditions.

Specific Allowance. All significant commercial and industrial loans classified as either “substandard” or “doubtful” are reviewed at the end of each period to determine if a specific reserve is needed for that credit.  The determination of a specific reserve for an impaired asset is evaluated in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” and a specific reserve is very common for significant credits classified as either “substandard” or “doubtful.”  The establishment of a specific reserve does not necessarily mean that the credit with the specific reserve will definitely incur loss at the reserve level.  It is only an estimation of potential loss based upon anticipated events.

Average Balance Sheet

The following tables contain for the periods indicated information regarding the total dollar amounts of interest income from interest-earning assets and the resulting average yields, the total dollar amount of interest expense on interest-bearing liabilities and the resulting average costs, net interest income, and the net yield on interest-earning assets.

	For the nine months ended September 30,
	2006			2005
	Average Balance	Interest(3)	Average Yield/Rate	Average Balance	Interest(3)	Average Yield/Rate
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments(1)	$11,706	$373	4.26%	$12,703	$352	3.70%
Federal funds sold	7,182	262	4.88	9,255	195	2.82
Loans :
Commercial loans(2)	7,039	412	7.83	8,563	422	6.59
Commercial real estate loans(2)	87,546	5,322	8.13	73,984	3,766	6.81
Consumer loans(2)	3,114	188	8.07	1,736	91	7.01
Residential real estate loans(2)	8,875	535	8.06	11,052	512	6.19
Total loans(2)	106,574	6,457	8.10	95,335	4,791	6.72
Total interest earning assets	125,462	7,092	7.56	117,293	5,338	6.08
Noninterest-earning assets	3,182			4,851
Total assets	$128,644			$122,144
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits
NOW and money market accounts	$66,942	1,810	3.62	$62,356	1,132	2.43
Savings accounts	6,310	131	2.78	6,324	89	1.88
Certificates of deposit and IRAs	11,610	420	4.84	11,844	255	2.88
Total interest-bearing deposits	84,862	2,361	3.72	80,524	1,476	2.45
Federal funds purchased, securities sold under repurchase agreements and other	3,488	77	2.95	3,831	54	1.88
Federal Home Loan Bank advances	6,989	241	4.61	5,423	122	3.01
Total interest-bearing liabilities	95,339	2,679	3.76	89,778	1,652	2.46
Noninterest bearing liabilities	20,229			21,027
Stockholders’ equity	13,076			11,339
Total liabilities and stockholders’ equity	$128,644			$122,144
Net interest income and net yield on interest-earning assets		$4,413	4.70%		$3,686	4.20%

———————

(1)

Includes investment securities and Federal Home Loan Bank stock.

(2)

Includes loans for which the accrual of interest has been suspended.

(3)

Includes Fee Income on Loans.

	For the Years Ended December 31,
	2005			2004
	Average Balance	Interest(3)	Average Yield/Rate	Average Balance	Interest(3)	Average Yield/Rate
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments(1)	$12,324	461	3.74%	$15,782	$554	3.51%
Federal funds sold	8,641	259	3.00	6,149	70	1.14
Loans :
Commercial loans(2)	8,077	551	6.82	8,072	467	5.79
Commercial real estate loans(2)	77,040	5,460	7.09	44,470	2,555	5.75
Consumer loans(2)	2,094	152	7.26	1,226	69	5.63
Residential real estate loans(2)	10,908	634	5.81	8,096	459	5.67
Total loans(2)	98,119	6,797	6.93	61,864	3,550	5.74
Total interest earning assets	119,084	7,517	6.31	83,795	4,174	4.98
Noninterest-earning assets	4,472			5,436
Total assets	$123,556			89,231
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits
NOW and money market accounts	$64,247	1,669	2.60	39,531	639	1.62
Savings accounts	6,396	124	1.94	5,069	69	1.36
Certificates of deposit and IRAs	10,942	334	3.05	10,940	282	2.58
Total interest-bearing deposits	81,585	2,127	2.61	55,540	990	1.78
Federal funds purchased, securities sold under repurchase agreements and other	3,631	71	1.96	4,656	57	1.22
Federal Home Loan Bank advances	5,817	185	3.18	3,293	86	2.61
Total interest-bearing liabilities	91,033	2,383	2.62	63,489	1,133	1.78
Noninterest bearing liabilities	21,009			18,119
Stockholders’ equity	11,514			7,623
Total liabilities and stockholders’ equity	$123,556			$89,231
Net interest income and net yield on interest-earning assets		$5,134	4.31%		$3,041	3.63%

———————

(1)

Includes investment securities and Federal Home Loan Bank stock.

(2)

Includes loans for which the accrual of interest has been suspended.

(3)

Includes Fee Income on Loans.

Rate/Volume Analysis. The impact of Independent Community Bank’s management’s strategies can be seen in the Analysis of Changes in Interest Income and Interest Expense table below. The table indicates changes in net interest income resulting either from changes in average balances or to changes in average rates for earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) change in volume (change in volume multiplied by prior year rate); (ii) change in rate (change in rate multiplied by prior year volume); (iii) change in rate/volume (change in rate multiplied by change in volume); and (iv) total change in rate and volume.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO 2005
INCREASE (DECREASE) DUE TO CHANGE IN (IN THOUSANDS)

	Volume	Rate	Change

Increase (decrease) in interest income:
Loans	$812	$854	$1,666
Securities	(39)	60	21
Fed Funds Sold	(68)	135	67
Total interest income	705	1,049	1,754
Increase (decrease) in interest expense:
Deposits	111	774	885
Fed Funds Purchased and Repurchase Agreements	(7)	30	23
FHLB Advances	56	63	1
Total interest expense	160	867	1,027
Total change in net interest income	$545	$182	$727

YEAR ENDED DECEMBER 31, 2005 COMPARED TO 2004
INCREASE (DECREASE) DUE TO CHANGE IN (IN THOUSANDS)

	Volume	Rate	Change

Increase (decrease) in interest income:
Loans	$2,399	$848	$3,247
Securities	(127)	40	(87)
Fed Funds Sold	41	142	183
Total interest income	2,313	1,030	3,343
Increase (decrease) in interest expense:
Deposits	572	565	1,137
Fed Funds Purchased and Repurchase Agreements	(15)	29	14
FHLB Advances	77	22	99
Total interest expense	634	616	1,250
Total change in net interest income	$1,679	$414	$2,093

Liquidity and Capital Resources

The liability side of the balance sheet has great significance to the profitable operation of a bank. Deposits are the major source of Independent Community Bank’s funds for lending and other investment activities. Deposits are attracted principally from within Independent Community Bank’s primary market area through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts and certificates of deposit, referred to as CD’s in this proxy statement and prospectus. Maturity terms, service fees and withdrawal penalties are established by Independent Community Bank on a periodic basis. The determination of rates and terms is predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

Deposits and loan repayments are the major sources of funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Independent Community Bank may use borrowings through correspondent banks on a short-term basis to compensate for reductions in the availability of funds from other sources. Independent Community Bank maintains a membership with the Federal Home Loan Bank, which acts as an alternate source for borrowing as needed.

Regulatory agencies require that Independent Community Bank maintain sufficient liquidity to operate in a sound and safe manner. The principal sources of liquidity and funding are generated by the operations of Independent Community Bank through its diverse deposit base, loan participations and other asset/liability measures. For banks, liquidity represents the ability to meet loan commitments, withdrawals of deposit funds, and operating expenses. The level and maturity of deposits necessary to support the lending and investment activities is determined through monitoring loan demand and through its asset/liability management process. Considerations in managing the liquidity position include scheduled cash flows from existing assets, contingencies and liabilities, as well as projected liquidity conducive to efficient operations and are continuously evaluated as part of the asset/liability management process. Historically, Independent Community Bank has increased its level of deposits to allow for its planned asset growth. The level of deposits is influenced by general interest rates, economic conditions and competition, among other things. South Florida is a fast growing area with intense competition from other financial service providers.

If additional liquidity is needed, Independent Community Bank has established a correspondent banking relationship with several banks. These relationships provide Independent Community Bank with the ability to borrow from an unsecured line of credit to supplement liquidity up to the amount of $9.8 million. Interest is calculated on any outstanding balance at the prevailing market federal funds rate. Independent Community Bank maintains an unsecured line of credit of $3,800,000 with Alabama Bankers Bank of Birmingham, Alabama, an unsecured line of credit of $750,000 with Independent Bankers Bank of Lake Mary, Florida, an unsecured line of credit of $2,500,000 with Bankers Bank of Atlanta, Georgia, an unsecured line of credit of $1,000,000 with First American Bank of Birmingham, Alabama, and an unsecured line of credit of $1,750,000 with Suntrust Bank of Orlando, Florida

Equity and Capital Resources

Independent Community Bank is subject to various regulatory capital requirements administered by federal and state banking authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if not undertaken, could have a direct material effect on the financial statements and operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Independent Community Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting policies.

The capital accounts and classifications are also subject to qualitative judgment by the regulators about components, risk weighting, and other factors. Quantitative and qualitative measures established by regulation to ensure capital adequacy require Independent Community Bank to maintain minimum amounts and ratios, set forth in the table below, of total and Tier-1 capital, as defined by regulation, to risk weighted assets, and of Tier-1 capital to average assets.

The column below with the indication “Adequately” is that regulatory definition for an Adequately Capitalized banking institution. The right column below with the indication “Well” is that regulatory definition for a Well Capitalized banking institution.

		September 30, 2006
Regulator Definition for each Capital Tier Category		Independent Community Bank	Adequately	Well
Tier-2 Capital	= Tier-2 Cap/Risk Weighted Assets	13.5%	8.0%	10.0%
Tier-1 Risk	= Tier-1 Cap/Risk Weighted Assets	12.25%	4.0%	6.0%
Tier-1 Leverage	= Tier-1 Cap/Average Quarterly Assets	11.35%	4.0%	5.0%

		December 31, 2005
Regulator Definition for each Capital Tier Category		Independent Community Bank	Adequately	Well
Tier-2 Capital	= Tier-2 Cap/Risk Weighted Assets	11.75%	8.0%	10.0%
Tier-1 Risk	= Tier-1 Cap/Risk Weighted Assets	10.50%	4.0%	6.0%
Tier-1 Leverage	= Tier-1 Cap/Average Quarterly Assets	9.69%	4.0%	5.0%

Lending Activities

Total loans receivable were $105.7 million at September 30, 2006, a decrease of $1.9 million from 107.6 million at December 31, 2005. The decrease in net loans was the result of repayments of loans during the nine months ended September 30, 2006.

Total loans were $107.6 million at December 31, 2005, an increase of $28.0 million from $79.6 million at December 31, 2004.

Loan Portfolio Summary

Major categories of loans included in Independent Community Bank’s loan portfolio are as follows (in thousands):

	At September 30,	At December 31,
	2006	2005	2004

Commercial Loans	$7,558	$6,873	$9,019
Commercial real estate loans	89,651	87,561	58,142
Residential real estate loans	8,113	11,379	12,252
Consumer Loans	1,927	3,314	981
Sub-total	$107,249	$109,127	$80,394
Deferred loan costs	(70)	(36)	7
Allowance for Loan Losses	(1,494)	(1,494)	(824)
Net Loans	$105,685	$107,597	$79,577

Loan Maturity Schedule

The following schedule sets forth the time to contractual maturity of Independent Community Bank’s loan portfolio at December 31, 2005. Loans that have adjustable rates and fixed rates are all shown in the period of contractual maturity. Demand loans, loans having no contractual maturity and overdrafts are reported as due in one year or less.

December 31, 2005	Total	One Year Or Less	One through Five Years	Over Five Years
	(Dollars in Thousands)
Commercial loans	$6,873	1,704	3,715	1,454
Commercial real estate	87,561	28,339	11,237	47,985
Residential real estate	11,379	—	461	10,918
Consumer	3,314	24	3,193	97
	$109,127	30,067	18,606	60,454
Loans with:
Predetermined interest rates	$26,913	$1,833	$4,915	$20,165
Floating or adjustable rates	82,214	28,234	13,691	40,289
	$109,127	$30,067	$18,606	$60,454

Asset Quality

Management seeks to maintain the quality of Independent Community Bank’s assets through its underwriting and lending practices. The earning asset portfolio (exclusive of investment securities) is generally split into four types of loans,, which includes overdrafts. Loan concentrations are defined as loans outstanding that are segregated into similar collateral types and/or nature of cash-flow income generation, which may cause a correspondingly similar impact with a particular economic or other condition. Independent Community Bank routinely monitors these concentrations in order to make necessary adjustments in its lending practices that most clearly reflect the economic conditions and trends, loan ratios, loan covenants, asset valuations, industry trends and other factors.

In an effort to maintain the quality of the loan portfolio, management seeks to minimize higher risk loans. In view of the relative significance of real estate related loans, a downturn in the value of real property could have an adverse impact on profitability. As part of Independent Community Bank’s loan policy and loan management strategy, it typically limits its loan-to-value ratio to a maximum of 80% to 65% depending on the type of real property being secured. The use of qualified third party state certified appraisers for property valuations, and property inspections by knowledgeable bank officials help mitigate real property loan risks.

The Loan and Discount Committee of the board of directors of Independent Community Bank concentrates its efforts and resources and that of its senior management and lending officers on loan review and underwriting procedures and standards. Internal controls include ongoing reviews of loans made to monitor documentation and ensure the existence and valuations of collateral, early detection of loan degradation, and regional economic conditions.

Regulatory Classification of Assets

Generally, interest on loans is accrued and credited to income based on the outstanding balance of the contract obligations of each loan or receivable contract. It is Independent Community Bank’s policy to discontinue the accrual of interest income and classify loans or assets as non-accrual when principal or interest is past due 90 days or more and/or the loan is not properly and/or adequately collateralized, or if in the belief of management, principal and/or interest is not likely to be paid in accordance with the terms of the obligation and/or documentation. As of September 30, 2006 and December 31, 2005, there were no delinquent loans greater than 30 and less than 90 days past due or impaired loans. As of December 31, 2004, delinquent loans greater than 30 and less than 90 days totaled $127,300 and there were no impaired loans.

Foreclosed Assets

Assets acquired as a result of foreclosure or by deed-in-lieu of foreclosure are classified as other real estate owned, or OREO, if real estate, or in other assets, if other property, until they are sold. When property is acquired, it is initially recorded at fair value at date of acquisition. Subsequent to foreclosure, foreclosed assets are carried at the lower of the carrying amount or fair value, less estimated selling costs. Independent Community Bank had no other real estate owned or repossessions at September 30, 2006, December 31, 2005 and December 31, 2004.

Non-Performing Assets

Non-performing assets consist of loans that are past due 90 days or more that are still accruing interest, loans on nonaccrual status and other real estate owned and other foreclosed assets. Independent Community Bank had no nonperforming assets at September 30, 2006, December 31, 2005, or December 31, 2004.

Allowance for Loan Loss Activity

Information regarding Independent Community Bank’s allowance for loan losses for the nine months ended September 30, 2006 and 2005, and for the years ended December 31, 2005 and 2004 is as follows (in thousands):

	September 30,		December 31,
	2006	2005	2005	2004
Balance, beginning	$1,494	$824	$824	$385

Amounts charged off:	—	—	—	—
Overdraft	—	—	—	—
Commercial loans	—	—	—	(69)
Consumer loans	—	—	—	—
Commercial and residential real estate	—	—	—	—
Recoveries of amounts charged off:	—	—	—	—
Overdraft	—	—	—	—
Commercial loans	—	25	25	—
Consumer loans	—	—	—	—
Commercial and residential real estate	—	—	—	—
Net (charge-offs) recoveries	—	25	25	(69)
Provision for loan losses	—	460	645	508
Balance, ending	$1,494	$1,309	$1,494	$824

Ratio of net (charge-offs) recoveries to average loans outstanding during the period	0.00%	(0.02)%	0.02%	(0.09)%

The allowance is allocated to specific categories of loans for statistical purposes only, and may be applied to loan losses incurred in any loan category. The allocation of the allowance for loan losses as of September 30, 2006 and December 31, 2005 and 2004 is as follows:

	September 30,		December 31,
	2006		2005		2004
	Allowance	% of Loans to Total Loans	Allowance	% of Loans to Total Loans	Allowance	% of Loans to Total Loans
Commercial loans	$75	7%	$94	6%	$88	11%
Commercial real estate loans	1,357	84%	1,325	80%	678	72%
Residential real estate loans	51	8%	50	10%	53	15%
Consumer loans	11	1%	25	4%	5	2%
Total allowance for loan losses	$1,494	100%	$1,494	100%	$824	100%

Investment Activities

Independent Community Bank is permitted under federal and state law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank, certificates of deposit of federally insured institutions, and federal funds. Subject to various restrictions, Independent Community Bank may also invest a portion of its assets in corporate debt securities. Independent Community Bank is a member of the Federal Home Loan Bank and is required to maintain an investment in Federal Home Loan Bank stock. Under state and federal regulations, a certain amount of the investments must be liquid in nature.

SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” referred to as FAS 115 in this proxy statement and prospectus, requires the investments to be categorized as “held-to-maturity,” “trading securities” or “available-for-sale,” based on management’s intent as to the ultimate disposition of each security. FAS 115 allows debt securities to be classified as “held-to-maturity” and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security’s prepayment risk, increases in loan demand, or other similar factors cannot be classified as “held-to-maturity.” Debt and equity securities held for current resale are classified as “trading securities.” Such securities are reported at fair value, and unrealized gains and losses on such securities would be included in earnings. Debt and equity securities not classified as either “held-to-maturity” or “trading securities” are classified as “available-for-sale.” Such securities are reported at fair value, and unrealized gains and losses on such securities are excluded from earnings and reported as a net amount in a separate component of equity.

A committee consisting of Independent Community Bank officers and directors determines appropriate investments in accordance with the board of directors’ approved investment policies and procedures. Independent Community Bank’s investment policies generally limit investments to U.S. government and agency securities, municipal bonds, certificates of deposit, marketable corporate debt obligations, and mortgage-backed securities. Independent Community Bank’s investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on Independent Community Bank’s credit and interest rate risk, and risk-based capital is also given consideration during the evaluation.

Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) typically represent a participation interest in a pool of single-family or multi-family mortgages. The principal and interest payments on these mortgages are passed from the mortgage originators, through intermediaries (generally U.S. government agencies and government sponsored enterprises) that pool and resell the participation interests in the form of securities, to investors such as Independent Community Bank. Such U.S. government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include Freddie Mac, Fannie Mae and the Government National Mortgage Association. Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that fall within a specific range and have varying maturities. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain of Independent Community Bank’s liabilities and obligations. These types of securities also permit Independent Community Bank to improve its regulatory capital because they have a low risk capital weighting.

Investment Portfolio

Major categories of investment securities and their accounting treatment included in Independent Community Bank’s investment portfolio at September 30, 2006 and December 31 are as follows (in thousands):

	September 30, 2006		December 31,
			2005		2004
	Available- For-Sale	Held-to- Maturity	Available- For-Sale	Held-to- Maturity	Available- For-Sale	Held-to- Maturity

U.S. Government agencies	$5,889	$2,000	$3,877	$2,000	$4,716	$2,000
Mortgage-backed	2,862	—	3,403	—	5,452	—
Corporate	1,226	—	1,138	—	1,245	—
Other securities	—	—	—	—	—	—
Total Investment Securities	$9,977	$2,000	$8,418	$2,000	$11,413	$2,000

The maturity distribution of the securities portfolio is reflected in the following table.

	Maturities of Investment Securities at September 30, 2006
	Carrying Value
	One Year or Less	Through Five Years	Through Ten Years	After Ten Years	Total
	(Dollars in Thousands)
Held-to-Maturity
U.S. Government agencies	$—	$—	$2,000	$—	$2,000
Weighted Average Yield	—	—	4.00%	—	4.00%
Available-for-Sale
U.S. Government agencies	—	5,889	—	—	5,889
Weighted Average Yield	—	4.47%	—	—	4.47%
Mortgage-backed	—	2,862	—	—	2,862
Weighted Average Yield	—	4.01%	—	—	4.01%
Corporate	—	650	576	—	1,226
Weighted Average Yield	—	4.23%	4.50%	—	4.36%
Total	$—	$9,401	$2,576	$—	$11,977
Weighted Average Yield	—	4.31%	4.11%	—	4.27%

Valuation of Securities

Independent Community Bank records securities available-for-sale in its statement of financial condition at fair value. Independent Community Bank uses market price quotes for valuation. The fair value of these securities in Independent Community Bank’s statement of financial condition was based on the closing price quotations at period end. The closing quotation represents inter-dealer quotations without retail markups, markdowns or commissions and do not necessarily represent actual transactions. As a consequence, Independent Community Bank may not be able to realize the quoted market price upon sale. Declines in the fair value of individual securities available-for-sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value.

At September 30, 2006, the fair value and net unrealized loss associated with Independent Community Bank’s securities available-for-sale was $10.0 million and $241,000, respectively. At December 31, 2005, the fair value and net unrealized loss associated with Independent Community Bank’s securities available-for-sale was $8.4 million and $346,000, respectively.

Deposit Accounts

Deposits generally are attracted from within Independent Community Bank’s market area and substantially all of the depositors are residents of the State of Florida. Deposit services for personal and business customers include a variety of checking accounts, which include interest-earning, low-cost checking, and senior checking. Savings accounts are also offered. Low cost demand and savings deposits represent an important part of the deposit mix for Independent Community Bank, which has historically maintained satisfactory levels of this type of deposits, because of its policy of relationship banking. Management believes Independent Community Bank’s money market accounts are priced competitively in the North Palm Beach county area. Independent Community Bank can attract new deposits or reduce deposit levels as needed by adjusting the interest paid on such accounts. Independent Community Bank also offers a wide variety of terms and rates for certificates of deposit as needed to attract funds and match competitors. The primary factors in the competition for deposits are interest rates, personalized services, the quality and range of financial services, convenience of the office location and office hours. Competition for deposits comes primarily from other commercial banks, savings associations, credit unions, money market mutual funds and other investment alternatives. Consumers have access to ATMs, safe deposit boxes, direct deposit and on-line banking services.

In determining the terms of the deposit accounts, management considers current market interest rates, profitability to Independent Community Bank, matching deposit and loan products and customer preferences and concerns. Independent Community Bank currently offers certificates of deposit for terms not exceeding 60 months. As a result, management believes that it is better able to match the repricing of liabilities to the repricing of the loan portfolio. Management reviews Independent Community Bank’s deposit mix and pricing weekly.

Deposit Balances and Rates. The following tables set forth the average balances of the deposit portfolio of Independent Community Bank for the nine months ended September 30, 2006 and for the years ended December 31, 2005 and 2004. Non-interest bearing transaction accounts are on a demand basis, and as such, balances continually fluctuate.

	Nine Months Ended September 30, 2006
	Average Balance	Weighted Average Rate	% of Deposits
	(Dollars in Thousands)
Noninterest bearing accounts	$19,850	0.00%	19%
Interest bearing accounts:
NOW accounts	8,825	0.85%	8%
Money market deposit	58,117	4.04%	56%
Savings accounts	6,310	2.80%	6%
Time deposits	11,610	4.84%	11%
Total deposits	$104,712

	2005			2004
	Average Balance for the Year	Weighted Average Rate	% of Deposits	Average Balance for the Year	Weighted Average Rate	% of Deposits
	(Dollars in Thousands)

Noninterest bearing accounts	$20,993		20%	$18,308		25%
Interest bearing accounts:
NOW accounts	9,679	0.51%	10%	6,151	0.39%	8%
Money market deposit	54,568	2.97%	53%	33,380	1.84%	45%
Savings accounts	6,396	1.94%	6%	5,069	1.36%	7%
Time deposits	10,942	3.05%	11%	10,940	2.58%	15%
Total deposits	$102,578			$73,848

Deposit Insurance

Independent Community Bank’s deposit accounts are insured by the FDIC up to a maximum of $100,000 per insured depositor and $250,000 for IRA insured depositor. The FDIC issues regulations, conducts periodic examinations, requires the filing of reports and generally supervises the operation of its insured banks. Any insured bank that is not operated in accordance with or does not conform to FDIC regulations, policies and directives may be sanctioned for non-compliance. Proceedings may be instituted against any insured bank or any director, officer, or employee of such bank engaging in unsafe and unsound practices, including the violation of applicable laws and regulations. The FDIC has the authority to terminate insurance of accounts pursuant to procedures established for that purpose. For additional information on deposit insurance, see “Information about Sun American Bancorp and Sun American Bank – Supervision and Regulation – Deposit Activities and Other Sources of Funds – Deposit Insurance Assessments” beginning on page 102.

Certificates of Deposit

The time remaining to maturity of certificates of deposit in amounts of $100,000 or more as of September 30, 2006 is as follows (in thousands):

September 30, 2006

Three months or less	$3,028
Over three through six months	5,039
Over six through twelve months	903
Over twelve months	2,353
$11,323

Results of Operations

Results of Operations for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005

Independent Community Bank reported a net income of $1.6 million for the nine months ended September 30 2006, compared to net income of $1.0 million for the nine months ended September 30, 2005. The increase was primarily due to a higher yield generated by the Loan portfolio, as well as a decrease in loan loss provision expense. Additionally, fees generated from loans that paid-out prior to their contractual maturity helped generate income.

Net Interest Income. Net interest income before provision for loan losses for the nine months ended September 30, 2006 was $4.4 million, compared to $3.7 million for the nine months ended September 30, 2005, an increase of $727,000 or 20%. The increase was due to adjustments to our interest rate sensitive Loan portfolio as quarterly, semi-annual and annual rates adjusted to a higher rate of interest.

Income from interest earning deposits, securities and mortgage-backed related securities (available-for-sale and held-to-maturity), federal funds sold and Federal Home Loan Bank stock increased by $ 88,000, or 16%, to $ 635,000 for the nine months ended September 30, 2006 from $ 547,000 for the nine months ended September 30, 2005, due primarily to increases in yields in 2006.

Interest on loans increased by $1,666,000, or 35%, for the nine months ended September 30, 2006, compared to the nine months ended September 30, 2005. The increase in loan interest was due to increasing interest rates on variable rate loans that resulted in higher gross interest income despite lower loan balances. The average yield on loans was 8.10% for the nine months ended September 30, 2006, an increase of 138 basis points compared to the same period in 2005. The largest increase was in the category of commercial real estate which increased from 6.81% for the nine months ended September 30, 2005 to 8.13% for the nine months ended September 30, 2006, an increase of 132 basis points.

Total interest expense increased $1,027,000, or 62%, to $2.7 million for the nine months ended September 30, 2006, compared to $1.7 million for the nine months ended September 30, 2005. The increase in deposit interest expense was primarily attributed to market increases in interest rates payable on deposit products. The average yield on interest-bearing deposits was 3.72% for the nine months ended September 30, 2006, an increase of 127 basis points compared to the same period in 2005. As the prime interest rate increased by the Federal Reserve Bank over the past 12 months there was increased pressure to raise rates so as to retain deposits.

Non-Interest Income. Total non-interest income increased $14,000 or 11%, to $140,000 for the nine months ended September 30, 2006 from $126,000 for the nine months ended September 30, 2005. The increase in non-interest income was primarily related to overdraft income.

Non-Interest Expense. Total non-interest expense increased by $427,000, or 25%, to $2.1 million for the nine months ended September 30, 2006 from $1.7 million for the nine months ended September 30, 2005. The increase in non-interest expenses was primarily due to an increase in personnel expense. Independent Community Bank experienced rapid growth in 2005 and added staff in support of that growth in the past 12 months so that operational and regulatory compliance requirements placed on a larger bank could be met.

Occupancy and equipment expenses were $340,000 for the nine months ended September 30, 2006, compared to $282,000 for the nine months ended September 30, 2005. The increase reflects the cost of adding an operations center in Clearwater, Florida.

Other expenses were $506,000 for the nine months ended September 30, 2006, compared to $491,000 for the nine months ended September 30, 2005.

Provision for Loan Losses. Management determined a provision was not needed for the nine months ended September 30, 2006, due to a decrease in loans and an evaluation of the loan loss reserve.

Provision for Income Taxes. For the nine months ended September 30, 2006, the income tax provision increased to $875,000 from $657,000 for the nine months ended September 30, 2005, an increase of $218,000, or 33%. The effective tax rate for the 2006 period was 36% compared to 40% for the 2005 period. The higher effective tax rate for the 2005 period was due to a higher provision for loan losses. The loan loss provision is not totally deductible for income tax purposes.

Results of Operations for the year ended December 31, 2005 compared to the year ended December 31, 2004

In this section, unless the context provides otherwise, references to 2005 and 2004 are to the years ended December 31, 2005 and 2004, respectively.

The net income for 2005 was $1.4 million, compared to net income of $523,000 for 2004. Income for 2005 compared to 2004 was primarily impacted by a $2.1 million increase in net interest income, a increase in the provision for loan loss of $137,000, a decrease in non-interest income of $17,000 and a $482,000 increase in non-interest expenses. The increase in net income between years is almost entirely due to increased rate and volume in the bank loan portfolio. The loan portfolio grew $29 million between years which represented a 36% increase in loans outstanding. The average yield on loans was 6.93% for the year ended December 31, 2005, an increase of 119 basis points compared to the year ended December 31, 2004. The largest increase was in the category of commercial real estate which increased from 5.75% for the year ended December 31, 2004 to 7.09% for the year ended December 31, 2005, an increase of 134 basis points.

Net Interest Income. Net interest income before provision for loan losses for 2005 was $5.1 million, compared to $3.0 million for 2004, an increase of $2.1 million, or 69%. The difference was due to the large increase in the loan portfolio.

Total interest income increased by $3.3 million, or 80%, to $7.5 million for 2005 from $4.2 million for 2004. The increase was mostly attributed to higher average loan balances outstanding of $98.1 million for 2005 from $61.9 million for 2004. The interest yield on the loan portfolio increased to 6.93% in 2005, compared to 5.74% in 2004. In addition, federal funds sold yielded 3.00% in 2005, compared to 1.24% in 2004. The yield on total interest-earning assets was 6.31% for 2005, a 133 basis point increase from 4.98% for 2004, primarily as a result of improved yields in the loan portfolio due to increasing market interest rates.

Total interest expense increased $1.3 million from $1.1 million for 2004 to $2.4 million for 2005. The increase in interest expense was primarily the result of an increase in average interest bearing deposit account balances to $81.6 million for 2005 from $55.5 million for 2004. In addition to the increase in the average balance of deposits, there was an increase in the yield paid on interest-bearing deposits and liabilities to 2.61% for 2005 from 1.78% for 2004.

Non Interest Income. Total non interest income decreased $17,000, or 9%, to $179,000 for 2005 from $196,000 for 2004. The decrease in non interest income is primarily due to a decrease in overdraft income.

Non Interest Expense. Total non interest expense increased by $482,000, or 26%, to $2.4 million for 2005 from $1.9 million for 2004. The increase was mostly attributed to additional staff needed to support the larger sized bank.

Provision for Loan Losses. The provision for loan losses for the year ended December 31, 2005 was $645,000, compared to $508,000 for the year ended December 31, 2004.

Income Taxes. For the year ended December 31, 2005, income taxes increased to $909,000 from $331,000 for the year ended December 31, 2004, an increase of $578,000, or 175%. The effective tax rate for both the 2005 and 2004 periods was 39%.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF INDEPENDENT COMMUNITY BANK

As of November 20, 2006, there were 1,081,619 shares of common stock issued and outstanding. The following table shows the number of shares of common stock beneficially owned by: (i) each of Independent Community Bank’s directors; (ii) Independent Community Bank’s chief executive officer and its four other most highly compensated executive officers; (iii) all of Independent Community Bank’s directors and executive officers as a group, referred to as the Named Executive Officers in this proxy statement and prospectus; and (iv) each person known by Independent Community Bank to beneficially own more than 5% of any class of its outstanding voting securities.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Named Executive Officers
Werner Bols Director	58,372	(2)	5.4%
Herman W. Brice Director	35,803	(3)	3.3%
D. Ray Henderson Director	92,662	(4)	8.4%
Thomas E. Lipin, M.D. Chairman of the Board	70,507	(5)	6.4%
Steven L. Schnell, M.D. Director	56,393	(6)	5.2%
John M. Zuccarelli III Vice Chairman of the Board	111,505	(7)	10.1%
Timothy L. Leathers Director, President and Chief Executive Officer	81,892	(8)	7.5%
Reid French Senior Vice President and Senior Lending Officer	26,650	(9)	2.4%
Joyce Pinder Senior Vice President and Branch Administrative Officer	7,502	(10)	*
All directors and executive officers as a group (11 persons)	561,403	(11)	46.5%

———————

*

indicates less than 1%.

(1)

The address of each beneficial holder listed above is c/o Independent Community Bank, 250 Tequesta Drive, Suite 101, Tequesta, Florida 33469.

(2)

Includes options to purchase 8,854 shares of common stock, all of which are exercisable within 60 days of November 20, 2006.

(3)

Includes options to purchase 9,937 shares of common stock, all of which are exercisable within 60 days of November 20, 2006.

(4)

Includes options to purchase 22,046 shares of common stock, all of which are exercisable within 60 days of November 20, 2006.

(5)

Includes options to purchase 11,806 shares of common stock, all of which are exercisable within 60 days of November 20, 2006.

(6)

Includes options to purchase 10,527 shares of common stock, all of which are exercisable within 60 days of November 20, 2006.

(7)

Includes options to purchase 23,739 shares of common stock, all of which are exercisable within 60 days of November 20, 2006.

(8)

Includes options to purchase 16,381 shares of common stock, all of which exercisable within 60 days of November 20, 2006.

(9)

Includes options to purchase 6,662 shares of common stock, all of which are exercisable within 60 days of November 20, 2006

(10)

Includes options to purchase 3,325 shares of common stock, all of which are exercisable within 60 days of November 20, 2006.

(11)

Includes options to purchase 126,760 shares of common stock beneficially owned by the directors and Named Executive Officers, all of which are exercisable within 60 days of November 20, 2006.

THE SPECIAL MEETING OF SUN AMERICAN BANCORP STOCKHOLDERS

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to Sun American Bancorp and its subsidiary Sun American Bank.

This proxy statement and prospectus is being mailed by us to our stockholders of record on or about December 7, 2006, together with the notice of the special meeting of stockholders and a proxy solicited by our board of directors for use at the special meeting and at any adjournments or postponements thereof.

Meeting Date, Time, Place and Record Date

The special meeting of stockholders will be held at 7300 Airport Corporate Center, Building 8, Suite #102, Miami, Florida  33126 at 10:30 a.m. local time, on December 27, 2006. Only stockholders of record at the close of business on November 20, 2006 will be entitled to receive notice of and to vote at the special meeting. As of the record date, there were 19,470,259 shares of our common stock outstanding and entitled to vote, with each such share entitled to one vote.

Matters to be Considered at the Special Meeting of Stockholders

At the special meeting of stockholders, our stockholders are being asked to vote on: (i) the amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000; (ii) the issuance and sale of up to 4,500,000 shares of common stock in connection with our acquisition of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank; (iii) the issuance and sale of up to 4,600,000 shares of common stock in connection with the merger of Independent Community Bank with and into Sun American Bank and assumption of Independent options to purchase up to approximately 866,000 shares of common stock; (iv) an amendment and restatement of our 2005 Stock Option and Stock Incentive Plan to: (a) increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000, (b) increase to 3,000,000 the number of shares issuable upon the exercise of Incentive Stock Options, (c) revise the plan to provide that all options granted under the plan must have an exercise price of at least 100% of the fair market value of a share of common stock (as defined in the plan) on the date of grant, and (d) revise the plan to provide a mandatory adjustment to the number and kind of shares subject to options and the price of such shares whenever there is any change in the outstanding shares of Sun American Bancorp common stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the compensation committee of the board of directors of Sun American Bancorp deems in its sole discretion to be similar circumstances; (v) the amendment and restatement of our Amended and Restated Certificate of Incorporation to effect a 1 share for 2.5 shares reverse stock split to occur after the closing of the acquisition transaction and prior to December 31, 2007; and (vi) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals. Each copy of this proxy statement and prospectus mailed to our stockholders is accompanied by a proxy card for use at the special meeting.

Vote Required

Under the General Corporation Law of the State of Delaware, referred to as Delaware law in this proxy statement and prospectus, the affirmative vote of a majority of the outstanding shares of common stock as of November 20, 2006 is required to approve the proposals to amend and restate the Amended and Restated Certificate of Incorporation to: (i) increase the number of authorized shares of common stock from 40,000,000 to 50,000,000; and (ii) effect a 1 share for 2.5 shares reverse stock split to occur after the closing of the acquisition transaction and prior to December 31, 2007. The affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting of stockholders at which a quorum is present is required to approve the proposals to: (i) issue and sell up to 4,500,000 shares of common stock in connection with the acquisition of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank; (ii) issue and sell up to 4,600,000 shares of common stock in connection with the merger of Independent Community Bank with and into Sun American Bank and assume Independent options to purchase up to approximately 866,000 shares of common stock; (iii) amend and restate our 2005 Stock Option and Stock Incentive Plan to: (a) increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000, (b) increase to 3,000,000 the number of shares issuable upon the exercise of Incentive Stock Options, (c) revise the plan to provide that all options granted under the plan must have an exercise price of at least 100% of the fair market value of a share of common stock (as defined in the plan) on the date of grant, and (d) revise the plan to provide a mandatory adjustment to the number and kind of shares subject to options and the price of such shares whenever there is any change in the outstanding shares of Sun American Bancorp common stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the compensation committee of the board of directors of Sun American Bancorp deems in its sole discretion to be similar circumstances; and (iv) adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

On the record date, there were approximately 19,470,259 shares of our common stock outstanding, each of which is entitled to one vote at the special meeting. The presence, in person or by proxy, of at least 9,735,130 shares of Sun American Bancorp common stock is necessary in order for there to be a quorum at the special meeting. A quorum must be present in order for the special meeting to be called to order.

Voting of Proxies

Shares of common stock represented by properly executed proxies received at or prior to the special meeting of stockholders will be voted at the special meeting in the manner specified by the holders of such shares. Properly executed proxies that do not contain voting instructions will be voted in favor of all proposals. No proxy with instructions to vote against each of Proposal 1, 2, 3, 4, and 5, will be voted in favor of any adjournment or postponement of the special meeting.

Any stockholder present in person or by proxy (including broker non-votes, which generally occur when a broker that holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter) at the special meeting who abstains from voting will be counted for purposes of determining whether a quorum exists. Under the Delaware law, an abstention from voting on any proposal will have the same legal effect as an “against” vote. Broker non-votes will count as votes against the proposals to amend and restate our Amended and Restated Certificate of Incorporation to: (i) increase the number of authorized shares of common stock from 40,000,000 to 50,000,000; and (ii) effect a 1 share for 2.5 shares reverse stock split to occur after the closing of the acquisition transaction and prior to December 31, 2007. Broker non-votes will not count as votes against any other proposals.

Our board of directors urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

If any other matters are properly presented at the special meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless the proxy indicates otherwise. The board of directors does not know of any other matters other than the proposals set forth above that may be brought before the special meeting or any postponement or adjournment thereof.

Revocability of Proxies

You may change your vote at any time before your proxy card is voted at the special meeting of stockholders. You can do this in one of three ways. First, you can send a written, dated notice stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card or later dated proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card or later-dated proxy card to our corporate office as indicated on the special meeting notice for delivery by December 27, 2006. Third, you can attend the special meeting of stockholders and vote your shares in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Solicitation of Proxies

We will pay all of the costs of soliciting proxies in connection with the special meeting of stockholders and the costs of printing the registration statement and this proxy statement and prospectus. Solicitation of proxies may be made in person or by mail, telephone, facsimile, or other form of communication by our directors, officers, and employees who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this proxy statement and prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by us, Sun American Bank or any other person. The delivery of this proxy statement and prospectus does not, under any circumstances, create any implication that there has been no change in our or Beach Bank’s business or affairs since the date of the proxy statement and prospectus.

Recommendation of the Board of Directors

Sun American Bancorp’s board of directors has unanimously approved the acquisition agreement and the transactions contemplated therein, believes that the acquisition transaction is in our and our stockholders’ best interests, and recommends that you vote “FOR” all proposals.

In the course of reaching its decision to approve the acquisition agreement and the transactions contemplated therein, our board of directors, among other things, consulted with its legal advisors, Blank Rome LLP, regarding the legal terms of the acquisition agreement. For a discussion of the factors considered by our board of directors in reaching its conclusion, see “Background of and Reasons for the Acquisition Transaction — Sun American Bancorp’s Reasons for the Acquisition Transaction.”

Auditor Information

A representative of Crowe Chizek and Company, LLC, our independent auditors, is expected to be present at the special meeting of stockholders and will have the opportunity to make a statement, if he or she desires, and respond to appropriate questions.

Stockholder Proposals

The deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our 2007 annual meeting of stockholders, referred to as the 2007 meeting in this proxy statement and prospectus, will be May 23, 2007. As to all such proposals that we do not have notice on or prior to May 23, 2007, discretionary authority shall be granted to the persons designated in our proxy related to the 2007 meeting to vote on such proposals. In addition, the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in our proxy materials related to the 2007 meeting require that a stockholder proposal regarding the 2007 meeting must be submitted to us at our office located at 1200 N. Federal Highway, Suite 111-A, Boca Raton, Florida  33432, attn: Michael E. Golden, President and Chief Executive Officer, on or prior to March 9, 2007 to receive consideration for inclusion in our proxy materials for the 2007 meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

Change in Control

On August 2, 2005, in connection with the private placement of units to “accredited investors,” as such term is defined in Regulation D promulgated by the SEC under the Securities Act of 1933, as amended, referred to as the Securities Act in this proxy statement and prospectus, we entered into Securities Purchase Agreements with York Capital Management, L.P., York Investment Limited and York Global Value Partners, L.P., collectively referred to as the York Entities in this proxy statement and prospectus, to purchase, in aggregate, 3,150,000 units at a cash purchase price of $4.00 per unit, subject to receipt of bank regulatory approval by the York Entities. Each unit consisted of one share of common stock and one Series F Common Stock Purchase Warrant to purchase 0.5 shares of common stock. On October 27, 2005, we completed the $12.6 million private placement of units to the York Entities and the York Entities owned 17.99% of our common stock outstanding as of such date, which may have resulted in a change in control. As no individual, group of individuals or entity owned 17.99% or more of our common stock outstanding immediately prior to the closing of the private placement on October 27, 2005, we cannot identify the individual(s) or entity from whom control may have been assumed. As of the record date, the York Entities beneficially owned, in aggregate, 23.4% of our common stock.

PROPOSAL 1 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK FROM 40,000,000 TO 50,000,000

Subject to stockholder approval at the special meeting, our board of directors adopted an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000. The board of directors approved the restatement of the Amended and Restated Certificate of Incorporation to include the amendment. The complete text of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix H.

Required Vote

The affirmative vote of a majority of the outstanding shares of our common stock is necessary to approve this Proposal 1.

Reasons for the Increase in Authorized Shares of Common Stock

If this Proposal 1 is approved by the stockholders at the special meeting, our Amended and Restated Certificate of Incorporation will provide for 55,000,000 authorized shares consisting of 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. Our board of directors believes it is in our and our stockholders’ best interests to increase the number of shares of common stock that we are authorized to issue in order to provide for future issuances of common stock for any proper corporate purpose, such as to acquire other companies, banks or other financial institutions, to raise capital, and to redeem outstanding warrants or other securities. Certain of these shares will be utilized in connection with the acquisition transaction and the Independent merger transaction described in this proxy statement and prospectus.

Our current Amended and Restated Certificate of Incorporation provides for 45,000,000 authorized shares consisting of 40,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of the record date, there were 19,470,259 shares of common stock issued and outstanding and there were no shares of preferred stock issued and outstanding. We reserved 17,408,174 shares of common stock for issuance in connection with securities that are exercisable or convertible into shares of our common stock and, therefore, we have authority to issue only 3,121,567 shares. We will be unable to consummate the acquisition transaction or the Independent merger transaction unless our Amended and Restated Certificate of Incorporation is amended to authorize the issuance of additional shares of common stock.

Amendment and Restatement of the Amended and Restated Certificate of Incorporation

If the Amended and Restated Certificate of Incorporation is approved by the stockholders at the special meeting, the first paragraph of Article FOURTH will be revised to read as follows:

FOURTH.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share, as more fully described below (the “Preferred Stock”).

Upon stockholder approval, if any, the Amended and Restated Certificate of Incorporation will be amended and restated to read in the form attached hereto as Appendix H.

Dissenters’ Rights

Under the Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment and restatement of our Amended and Restated Certificate of Incorporation.

Dilutive and Other Effects of Potential New Stock Issuances

The additional shares of common stock, if authorized by the adoption of this amendment, would have rights that are identical to the currently issued and outstanding shares of common stock. Adoption of this amendment and any issuance of additional shares of common stock may result in the dilution of the equity interests of existing common stockholders, reduce the proportionate voting power of existing common stockholders and may decrease the market value per share of common stock.

Although our stockholders generally do not have preemptive rights with respect to our common stock, on April 17, 2003, we entered into a participation agreement with each of McAlpine Park Lane, Inc., a Florida corporation, and McAlpine Ltd., a company incorporated in the Cayman Islands, collectively referred to as the McAlpine entities in this proxy statement and prospectus, in connection with the sale of shares of our common stock and warrants to purchase shares of our common stock to the McAlpine entities. Under the participation agreements, the McAlpine entities have the right to purchase: (i) shares of our common stock; (ii) warrants to purchase shares of our common stock; and (iii) any security convertible into or exchangeable for our common stock or warrants offered by us in any private or public offering in an amount that will allow the McAlpine entities to maintain their respective beneficial ownership of our common stock, as determined by the formula specified in the participation agreements. We must notify the McAlpine entities of all of our private and public offerings, and the McAlpine entities are required to notify us of their intention to exercise their participation rights within 30 days of the beginning of such private or public offering.

In addition, on August 1, 2005, we entered into a securities purchase agreement with investors that purchased units in a private placement in August of 2005. Pursuant to the terms of the securities purchase agreement, each investor whose subscription amount exceeded $1.0 million in the private placement, referred to as a first refusal investor in this proxy statement and prospectus, has the right to purchase, except in certain exempt issuances: (i) shares of our common stock: (ii) warrants to purchase shares of our common stock; and (iii) any security convertible into or exchangeable for our common stock or warrants offered by us in any non-exempt offering in such amounts that would maintain the first refusal investor’s proportionate ownership of common stock, on a fully diluted basis, as of the date immediately preceding such offering. We must notify the first refusal investors of all of our non-exempt offerings, and the first refusal investors are required to notify us of their intention to exercise their first refusal rights within 5 business days of the receipt of such notice. The first refusal rights described above expire on the third anniversary of the applicable closing date for the private placement of each first refusal investor.

Notwithstanding the foregoing, neither the McAlpine entities nor the first refusal investors have participation or first refusal rights, as applicable, as a result of the acquisition transaction or the Independent Merger transaction.

Subject to certain limitations described below, our board of directors may issue authorized, but unissued, shares of our common stock without further stockholder approval. Except as described in Proposals 2 and 3 below, the board of directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of our common stock or securities convertible or exercisable into shares of our common stock, unless such stockholder approval is required by the Delaware law, the rules of any exchange or other market on which our securities may then be listed or traded, our charter or bylaws then in effect, or other applicable rules and regulations. See “– Dilutive and Other Effects of the Approval of Proposal 2” below for a more detailed description of the effect of the acquisition transaction described in Proposal 2 and “ — Dilutive and Other Effects of the Approval of Proposal 3” below for a more detailed description of the effect of the Independent merger transaction described in Proposal 3.

Anti-Takeover Effect of Increase in Authorized Common Stock

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain certain provisions, including, but not limited to: (i) a provision authorizing our board of directors to issue up to 5,000,000 shares of preferred stock in one or more series and fix the powers, designations, preferences and rights of such shares of preferred stock without any stockholder approval; (ii) a provision establishing our classified board of directors; (iii) a provision requiring supermajority stockholder approval to amend the section of the Amended and Restated Certificate of Incorporation regarding the classified board of directors; and (iv) a provision related to the calling of a special meeting of stockholders that may be considered to have an anti-takeover effect.

The proposed increase in the authorized number of shares of common stock could, in some situations, also have the effect of discouraging unsolicited takeover attempts and may limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the board of directors is not aware of any attempts to take control of the company and has not presented this proposal with the intent that it be utilized as an anti-takeover device.

Effective Date/Termination of the Amendment and Restatement of the Amended and Restated Certificate of Incorporation

The effective date of the amendment and the corresponding restatement will be the date on which the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware following the approval of stockholders, which date will be selected by our board of directors. If, at any time prior to the effective date of the amendment, the board of directors, in its sole discretion, determines that the amendment and the related restatement of the Amended and Restated Certificate of Incorporation is no longer in our or our stockholders’ best interests, then the amendment and the restatement of the Amended and Restated Certificate of Incorporation may be abandoned without any further action by the stockholders.

Principal Effect of Non-Approval of Proposal 1

If our stockholders do not approve this Proposal 1, we will be unable to consummate the acquisition transaction or the Independent merger transaction.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

PROPOSAL 2 — APPROVAL OF THE ISSUANCE AND SALE OF UP TO 4,500,000 SHARES OF
COMMON STOCK IN CONNECTION WITH OUR ACQUISITION OF SUBSTANTIALLY ALL THE
ASSETS, AND ASSUMPTION OF SUBSTANTIALLY ALL THE LIABILITIES, OF BEACH BANK

Subject to stockholder approval of this Proposal 2 and the amendment and restatement of our Amended and Restated Certificate of Incorporation as described in Proposal 1 above, our board of directors approved the issuance of up to 4,500,000 shares of common stock in connection with the acquisition transaction. Based upon the book value of Beach Bank, without giving effect to any post-closing adjustments, it is currently estimated that Sun American Bancorp will issue approximately 4,100,000 shares of common stock in connection with the acquisition transaction.

Required Vote

Under Section 710 of the AMEX Company Guide, this Proposal 2 should be approved by the majority of the votes cast, either in person or by proxy, at the special meeting.

Reasons for the Acquisition Transaction

Our board of directors believes that the acquisition transaction is in our and our stockholders’ best interests. The board of directors believes the acquisition transaction is consistent with our growth strategy, which focuses on, among other matters, acquisitions of Florida community banks. For additional information regarding the reasons for the acquisition transaction, see “Background of and Reasons for the Acquisition Transaction – Sun American Bancorp’s Reasons for the Acquisition Transaction.”

Common Stock to be Issued in Connection with the Acquisition Transaction

Any shares of common stock issued pursuant to the acquisition transaction will have the rights and privileges, including the voting, dividend and liquidation rights, that the presently outstanding shares of common stock possess under our Amended and Restated Certificate of Incorporation. Our stockholders generally do not have preemptive rights with respect to our common stock and, except as provided in “– Dilutive and Other Effects of Potential New Stock Issuances” in Proposal 1 above, existing holders of common stock would not have any preferential or participation rights if the board of directors issues additional shares of common stock, warrants or other securities in the acquisition transaction.

Listing on American Stock Exchange

Our common stock and certain warrants to purchase shares of our common stock are listed on the AMEX. Subject to stockholder approval of Proposals 1 and 2, as described in this proxy statement and prospectus, and the consummation of the acquisition transaction, we intend to file an additional listing application with the AMEX to list up to 4,500,000 shares of common stock to be issued in connection with the acquisition transaction.

Stockholder Approval Requirement

Under Section 712 of the AMEX Company Guide, as a prerequisite to approval of our application to list additional shares of our common stock to be issued, as sole or partial consideration for an acquisition of the stock or assets of another company, we are required to obtain stockholder approval in connection with any transaction that involves the issuance or potential issuance of common stock that could result in an increase in then-outstanding common stock of 20% or more. As of the record date, we had 19,470,259 shares of common stock outstanding. Accordingly, because our proposed issuance of up to 4,500,000 shares of our common stock will be in excess of the AMEX 20% threshold, as stated above, we submit this Proposal 2 for the stockholders’ approval in order to comply with the AMEX rules.

Dissenters’ Rights

Under the Delaware law, our stockholders will not have any dissenters’ or appraisal rights in connection with this Proposal 2.

Dilutive and Other Effects of the Approval of Proposal 2

If this Proposal 2 is approved, we will have the authority to issue, without further stockholder approval, up to 4,500,000 shares of common stock in connection with the acquisition of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank.

Potential Dilutive Effect on Our Stock

As a result of the acquisition transaction, the number of shares of outstanding common stock will increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing stockholders.

If this Proposal 2 is approved and the acquisition transaction is consummated, we will issue up to approximately 4,500,000 shares of common stock. As a result of the issuance of up to 4,500,000 additional shares of common stock, our stockholders will incur significant dilution of their interests in our company. We will have approximately 23,969,259 shares of common stock outstanding if we issue all 4,500,000 shares as of the record date, and holders of our 19,470,259 shares of common stock outstanding as of the record date will own approximately only 81% of our issued and outstanding common stock after the closing of the acquisition transaction. Therefore, you should consider the potential significant dilution in determining whether to approve this Proposal 2.

If this Proposal 2 and Proposal 3 described below are approved and the acquisition transaction and the Independent merger transaction are consummated, we will issue up to approximately 9,100,000 shares of common stock. As a result of the issuance of up to 9,100,000 additional shares of common stock, our stockholders will incur even more significant dilution of their interests in our company than if only this Proposal 2 or Proposal 3 were approved. We will have approximately 28,570,259 shares of common stock outstanding if we issue all 9,100,000 shares as of the record date, and holders of our 19,470,259 shares of common stock outstanding as of the record date will own approximately 68% of our issued and outstanding common stock after the closing of the acquisition transaction and the Independent merger transaction. Therefore, you should consider the potential additional significant dilution in determining whether to approve this Proposal 2.

Potential Negative Effect on Our Stock Price

As a result of the acquisition transaction, we may issue a substantial number of shares of our common stock at a per share price below the market price of the common stock as of the date of issuance. The issuance of common stock could have a depressive effect on the market price of our common stock by increasing the number of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.

If we register up to 4,500,000 additional shares of our common stock under the Securities Act, these shares will be eligible for resale in the public markets without any volume limitations, subject to certain exceptions applicable to our affiliates. Any such sales, or the anticipation of the possibility of such sales, represent an overhang on the market and could depress the market price of our common stock. The board of directors may generally attempt to moderate the timing and amount of sales of our common stock to the public in an effort to minimize any adverse pressure on the value of the common stock. No assurance can be given, however, that these attempts will be successful.

Principal Effect of Non-Approval of Proposal 2

Absent stockholder approval of this Proposal 2, we will be unable to consummate the acquisition transaction, which represents a significant step in the implementation of our growth strategy.

Interests of Certain Persons in Proposal 2

None of our directors or officers are affiliated with Beach Bank and, therefore, will not receive any compensation in connection with the acquisition transaction.

We engaged, and will pay a fee or commission to Colonial, the majority owner of which is Brett Golden, the son of Michael Golden, our director, President and Chief Executive Officer, and Keefe Bruyette & Woods, Inc., referred to as KBW, as brokers in connection with the acquisition transaction in accordance with the terms of letter agreements between Colonial and us and KBW and us. See “Certain Relationships and Related Transactions of Sun American Bancorp” above.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL 3 — APPROVAL OF THE ISSUANCE AND SALE OF UP TO 4,600,000 SHARES OF
COMMON STOCK IN CONNECTION WITH THE MERGER OF INDEPENDENT COMMUNITY BANK
WITH AND INTO SUN AMERICAN BANK AND ASSUMPTION OF INDEPENDENT OPTIONS TO
PURCHASE UP TO APPROXIMATELY 866,000 SHARES OF COMMON STOCK

Subject to stockholder approval of this Proposal 3 and the amendment and restatement of our Amended and Restated Certificate of Incorporation as described in Proposal 1 above, our board of directors approved the issuance of up to 4,600,000 shares of common stock in connection with the Independent merger transaction (excluding shares issuable upon exercise of the Independent options). Based upon the total number of shares of common stock of Independent Community Bank outstanding on November 20, 2006, it is currently estimated that the total number of shares of Sun American Bancorp common stock to be issued in connection with the Independent Merger transaction will be between 4,100,000 and 4,600,000 depending upon how many options to purchase shares of Independent Community Bank common stock are exercised prior to closing. In addition, pursuant to the terms of the merger agreement, we intend to assume Independent options outstanding on the effective date of the Independent merger transaction, which after giving effect to the exchange ratio would represent options to purchase up to approximately 866,000 shares of our common stock. Approval of this Proposal 3 also constitutes approval of the issuance of up to approximately 866,000 shares of our common stock in connection with the assumption of the Independent options.

Required Vote

Under Section 710 of the AMEX Company Guide, this Proposal 3 should be approved by the majority of the votes cast, either in person or by proxy, at the special meeting.

Reasons for the Independent Merger Transaction

Our board of directors believes that the Independent merger transaction is in our and our stockholders’ best interests. The board of directors believes the Independent merger transaction is consistent with our growth strategy, which focuses on, among other matters, acquisitions of Florida community banks. For additional information regarding the reasons for the Independent merger transaction, see “Information Regarding the Independent Merger Transaction  Background of and Reasons for the Independent Merger Transaction – Sun American Bancorp’s Reasons for the Independent Merger Transaction.”

Common Stock to be Issued and Options to be Assumed in Connection with the Independent Merger Transaction

Any shares of common stock issued pursuant to the Independent merger transaction will have the rights and privileges, including the voting, dividend and liquidation rights, that the presently outstanding shares of common stock possess under our Amended and Restated Certificate of Incorporation. Our stockholders generally do not have preemptive rights with respect to our common stock and, except as provided in “– Dilutive and Other Effects of Potential New Stock Issuances” in Proposal 1 above, existing holders of common stock would not have any preferential or participation rights if the board of directors issues additional shares of common stock, warrants or other securities in the Independent merger transaction.

The merger agreement also provides for the assumption of certain outstanding options granted by Independent Community Bank as of the effective time of the Independent merger transaction where the option holder does not elect to receive cash as Independent merger transaction consideration. The assumption of the outstanding options to purchase shares of Independent Community Bank common stock shall be pursuant to the terms and conditions set forth in Section 2.12 of the merger agreement. Assuming no option holder elects to receive cash as Independent merger transaction consideration and after giving effect to the merger exchange ratio, we expect to assume options to purchase approximately 866,000 shares of its common stock. Approval of this Proposal 3 also constitutes approval of the assumption of these options and the issuance of the outstanding shares pursuant to these options. We intend to register the shares subject to the assumed options on Form S-8.

Listing on American Stock Exchange

Our common stock and certain warrants to purchase shares of our common stock are listed on the AMEX. Subject to stockholder approval of Proposals 1 and 3, as described in this proxy statement and prospectus, and the consummation of the Independent merger transaction, we intend to file an additional listing application with the

AMEX to list up to 4,600,000 shares of common stock to be issued in connection with the Independent merger transaction plus up to an additional 866,000 shares issuable upon the exercise of Independent options assumed.

Stockholder Approval Requirement

Under Section 712 of the AMEX Company Guide, as a prerequisite to approval of our application to list additional shares of our common stock to be issued as sole or partial consideration for an acquisition of the stock or assets of another company, we are required to obtain stockholder approval in connection with any transaction that involves the issuance or potential issuance of common stock that could result in an increase in then-outstanding common stock of 20% or more. As of the record date, we had 19,470,259 shares of common stock outstanding. Accordingly, because our proposed issuance of up to 4,600,000 shares of our common stock plus up to an additional 866,000 shares issuable upon the exercise of Independent options assumed will be in excess of the AMEX 20% threshold, as stated above, we submit this Proposal 3 for the stockholders’ approval in order to comply with the AMEX rules.

Dissenters’ Rights

Under the Delaware law, our stockholders will not have any dissenters’ or appraisal rights in connection with this Proposal 3.

Dilutive and Other Effects of the Approval of Proposal 3

If this Proposal 3 is approved, we will have the authority to issue, without further stockholder approval, up to 4,600,000 shares of common stock in connection with the merger of Independent Community Bank with and into Sun American Bank. The following discussion does not reflect any shares that may be issued upon Independent options assumed.

Potential Dilutive Effect on Our Stock

As a result of the Independent merger transaction, the number of shares of outstanding common stock will increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing stockholders.

If this Proposal 3 is approved and the Independent merger transaction is consummated, we will issue up to approximately 4,600,000 shares of common stock. As a result of the issuance of up to 4,600,000 additional shares of common stock, our stockholders will incur significant dilution of their interests in our company. We will have approximately 24,070,259 shares of common stock outstanding if we issue all 4,600,000 shares in the Independent merger transaction, and holders of our 19,470,259 shares of common stock outstanding as of the record date will own approximately only 81% of our issued and outstanding common stock after the closing of the Independent merger transaction. In addition, we may issue up to an additional 866,000 shares of our common stock pursuant to the exercise of Independent options assumed in connection with the assumption of outstanding Independent options. Therefore, you should consider the potential significant dilution in determining whether to approve this Proposal 3.

If this Proposal 3 and Proposal 2 described above are approved and the Independent merger transaction and the acquisition transaction are consummated, we will issue up to approximately 9,100,000 shares of common stock. As a result of the issuance of up to 9,100,000 additional shares of common stock, our stockholders will incur even more significant dilution of their interests in our company than if only this Proposal 3 or Proposal 2 were approved. We will have approximately 28,570,259 shares of common stock outstanding if we issue all 9,100,000 shares as of the record date, and holders of our 19,470,259 shares of common stock outstanding as of the record date will own approximately 68% of our issued and outstanding common stock after the closing of the Independent merger transaction and the acquisition transaction. Therefore, you should consider the potential additional significant dilution in determining whether to approve this Proposal 3.

Potential Negative Effect on Our Stock Price

As a result of the Independent merger transaction, we may issue a substantial number of shares of our common stock at a per share price below the market price of the common stock as of the date of issuance. The issuance of common stock could have a depressive effect on the market price of our common stock by increasing the number of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.

If we register up to 4,600,000 additional shares of our common stock, as well as the approximately 866,000 shares subject to options assumed, under the Securities Act, these shares will be eligible for resale in the public markets without any volume limitations, subject to certain exceptions applicable to our affiliates. Any such sales, or the anticipation of the possibility of such sales, represent an overhang on the market and could depress the market price of our common stock. The board of directors may generally attempt to moderate the timing and amount of sales of our common stock to the public in an effort to minimize any adverse pressure on the value of the common stock. No assurance can be given, however, that these attempts will be successful.

Principal Effect of Non-Approval of Proposal 3

Absent stockholder approval of this Proposal 3, we will be unable to consummate the Independent merger transaction, which represents a significant step in the implementation of our growth strategy.

Interests of Certain Persons in Proposal 3

None of our directors or officers are affiliated with Independent Community Bank and, therefore, will not receive any compensation in connection with the Independent merger transaction.

We engaged, and will pay a fee or commission to KBW as a broker in connection with the Independent merger transaction in accordance with the terms of letter agreement between KBW and us.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2005 STOCK
OPTION AND STOCK INCENTIVE PLAN

Subject to stockholder approval at the special meeting, our board of directors adopted an amendment to our 2005 Stock Option and Stock Incentive Plan, referred to as the Plan in this proxy statement and prospectus, to: (i) increase the number of shares reserved for issuance under the Plan from 2,000,000 to 4,000,000; (ii) increase to 3,000,000 the number of shares issuable upon the exercise of Incentive Stock Options; (iii) revise the Plan to provide that all options granted under the Plan must have an exercise price of at least 100% of the fair market value of a share of common stock (as defined in the Plan) on the date of grant, such amendments are collectively referred to as the Plan Amendments in this proxy statement and prospectus; and (iv) revise the Plan to provide a mandatory adjustment to the number and kind of shares subject to options and the price of such shares whenever there is any change in the outstanding shares of Sun American Bancorp common stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee, as defined below, deems in its sole discretion to be similar circumstances.The board of directors approved the restatement of the Plan to include the Plan Amendments.

The reason for seeking stockholder approval of the Plan Amendments described in this Proposal 4 is to satisfy requirements of the Code, which require stockholder approval for certain amendments to a plan pursuant to which Incentive Stock Options (as defined below) may be granted and for the Plan to satisfy one of the conditions of Section 162(m) of the Code applicable to performance-based compensation. In addition, stockholder approval of this Proposal 4 is required to comply with Section 711 of the AMEX Company Guide, which requires stockholder approval to amend a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees or consultants.

Required Vote

Under Section 710 of the AMEX Company Guide, this Proposal 4 should be approved by the majority of the votes cast, either in person or by proxy, at the special meeting.

Reasons for the Plan Amendments and Restatement of the Plan

The Plan was approved by our board of directors on September 21, 2005 and by our stockholders on December 16, 2005. The purpose of the Plan is to promote our and our stockholders’ long term interests by providing a means for attracting and retaining officers, directors, other key employees, consultants and/or advisors to us by providing for awards in the form of common stock.

Our board of directors believes that we and our stockholders benefit significantly from having our officers, directors, other key employees, consultants and/or advisors receive awards of restricted stock or options to purchase common stock, and that the opportunity thus afforded such persons to acquire common stock is an essential element of an effective management incentive program. Our board of directors also believes that options, particularly Incentive Stock Options, are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of us and our stockholders. As of the record date, options to purchase 1,248,900 shares of our common stock and 100,000 shares of restricted stock were granted and outstanding under the Plan. Of the options to purchase 1,248,900 shares of our common stock granted and outstanding under the Plan, 623,900 are in the form of Incentive Stock Options. Our board of directors believes it is in our and our stockholders’ best interest to continue to utilize equity based compensation to attract and retain officers, directors, other key employees, consultants and/or advisors to us through the grant of awards under the Plan. Thus, our board of directors believes it is in our and our stockholders’ best interest to: (i) increase the number of shares reserved for issuance under the plan from 2,000,000 to 4,000,000, (ii) increase the number of shares to be issued upon the exercise of Incentive Stock Options from 1,000,000 to 3,000,000; (iii) revise the Plan to provide that all options granted under the Plan must have an exercise price of at least 100% of the fair market value of a share of common stock (as defined in the Plan) on the date of grant; and (iv) revise the Plan to provide a mandatory adjustment to the number and kind of shares subject to options and the price of such shares whenever there is any change in the outstanding shares of Sun American Bancorp common stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee, as defined below, deems in its sole discretion to be similar circumstances.

Dissenters’ Rights

Under the Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment and restatement of our 2005 Stock Option and Stock Incentive Plan.

Summary of the Material Terms and Conditions of the Amended and Restated Plan

The following is a summary of the material terms and conditions of the Plan, as amended and restated. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Appendix I. Stockholders are urged to read the text of the Plan in its entirety.

Eligibility

All officers, directors and other key employees of and consultants and/or advisors to us and to any present or future parent or subsidiary corporation are eligible to receive options or awards of restricted stock under the Plan. As of the record date, approximately 28 officers, 6 non-employee directors, 65 other employees and 13 consultants and/or advisors were eligible to participate in the Plan.

Awards under the Amended and Restated Plan

Awards made pursuant to the Plan may be in the form of options or grants of shares of restricted stock. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. An Incentive Stock Option is an option that satisfies all of the requirements of Section 422 of the Code and the regulations thereunder, and a Non-Qualified Stock Option is an option that either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an Incentive Stock Option. Unless the context otherwise requires, the term “option” includes both Incentive Stock Options and Non-Qualified Stock Options. The Committee, as defined below, may also grant awards entitling the participant to receive a stated number shares of common stock, which awards may be subject to restrictions or forfeiture for a period of time as stipulated by the board of directors or the Committee, as applicable. The dollar value of awards of restricted stock granted under the Plan shall be based upon the fair market value of common stock on the date of grant.

Administration

The Plan shall be administered by our board of directors or a Compensation Committee appointed by our board of directors. Pursuant to the terms of the Plan, the Compensation Committee must consist of a minimum of two and a maximum of five members of the board of directors, each of whom shall be a “Non-Employee Director” within the meaning of Exchange Act Rule 16b-3(b)(3) or any future corresponding rule, except that the failure of the Compensation Committee for any reason to be composed solely of Non-Employee Directors shall not prevent an option or restricted stock award from being considered granted under the Plan. References to the term “Committee” under this Proposal 4 refer to either our board of directors or a Compensation Committee comprised of Non-Employee Directors. Under the Plan, the Committee has the right to adopt such rules for the conduct of its business and the administration of the Plan as it considers desirable. The Committee has the right to construe the Plan, and the options or awards of restricted stock issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the Plan and the options or awards of restricted stock issued pursuant to it.

Common Stock Subject to the Amended and Restated Plan

Pursuant to the terms of the Plan, 4,000,000 shares of common stock were reserved for issuance upon the exercise of options or awards of restricted stock granted under the Plan. Up to 3,000,000 shares of common stock may be issued upon the exercise of Incentive Stock Options. As of November 20, 2006, the market value of the common stock was $5.40 per share, as listed on AMEX.

Limitation on Maximum Number of Options Awarded

The Plan provides that the maximum number of options or restricted stock that may be awarded to any single participant under the Plan shall be no more than is equal to 20% of the shares authorized for issuance for awards to outside directors and shall be no more than is equal to 60% of the shares authorized for issuance for awards to officers, key employees, consultants or advisors. The purpose of this limitation is to enable awards of options made pursuant to the Plan to comply with one of the conditions of Section 162(m) of the Code, which limits the annual deductibility of compensation paid to our “named executive officers,” as that term is defined in Item 402(a)(2) of Regulation S-B, unless it is performance based.

Exercise Price of Options/Payment of Exercise Price

The exercise price for options issued under the Plan shall be at least equal to the fair market value of the common stock on the date of grant of the option. The exercise price of an option may be paid in cash or the delivery of already owned shares of our common stock having a fair market value equal to the exercise price, or a combination thereof.

Our board of directors has interpreted the provision of the Plan that allows payment of the exercise price in our common stock to permit the “pyramiding” of shares in successive exercises. Thus, an optionee could initially exercise an option in part, acquiring a small number of shares of common stock, and immediately thereafter effect further exercises of the option, using the common stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit an optionee to pay the exercise price by using a single share of common stock or a small number of shares of common stock and to acquire a number of shares of common stock having an aggregate fair market value equal to the excess of (a) the fair market value of all shares to which the option relates over (b) the aggregate exercise price under the option.

Special Provisions for Incentive Stock Options

The maximum aggregate fair market value of the shares of common stock (determined when the Incentive Stock Option is granted) with respect to which Incentive Stock Options are first exercisable by an employee in any calendar year cannot exceed $100,000. In addition, no Incentive Stock Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such Incentive Stock Option on the date of the grant and such Incentive Stock Option expires not later than five years from the date of grant. No Incentive Stock Option granted under the Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution. Except in the event of death or disability, any Incentive Stock Option granted under the Plan is exercisable only during the lifetime of an optionee, and is exercisable only by such optionee. Awards of Non-Qualified Stock Options are not subject to these special limitations.

Exercisability and Expiration of Options

Except as otherwise provided by the Committee in the agreement evidencing the grant of options, all options granted under the Plan shall vest at the rate of one-fifth of the initial award per year beginning on January 1st of the calendar year following the calendar year in which the options were granted. The expiration date of an option is also determined by the Committee at the time of grant, but in no event will an option be exercisable after the expiration of ten years from the date of grant of the option.

All unexercised options of our officers and key employees terminate three months following the date on which the officer’s or key employee’s employment with us terminates, other than by reason of disability or death. An exercisable option held by an officer or key employee who dies or who ceases to be employed by us because of disability may be exercised by the officer or key employee or his representative within one year after the officer or key employee dies or becomes disabled (but not later than the scheduled option termination date).

All unexercised options of directors of and important consultants and advisors to us terminate three months following the date on which (but not later than the scheduled option termination date) the individual ceases for any reason to be a director of or important consultant or advisor to us, whether by death, disability, resignation, removal, failure to be reappointed, reelected or otherwise, or the expiration of any consulting agreement, and regardless of whether the failure to continue as a director or consultant or advisor was for cause or without cause or otherwise.

Vesting of Awards of Restricted Stock

Unless otherwise provided by the Committee in the agreement evidencing the award of restricted stock, all restricted stock awarded under the Plan shall have a restricted period of five years and such restrictions shall lapse at a rate of one-fifth of the initial award per year beginning on January 1st of the calendar year following the calendar year in which the restricted stock was granted. Under the terms of the Plan, the Committee may also establish an additional time period during which the participant must hold the vested shares prior to resale. During the restricted period, if any, the participant shall have the right to vote the shares subject to the award.

All unvested awards of officers, directors and key employees of and important consultants and advisors to us terminate immediately upon termination of the officer’s or key employee’s employment or the director’s directorship or the consultant’s consultancy with or the advisor’s services to us, other than by reason of disability or death. If the officer or key employee participant ceases to be employed by or the director ceases to be a director of or the consultant ceases to be a consultant of or the advisor ceases to be an advisor of us because of death or disability, any unvested awards will immediately vest. Additionally, unless the Committee shall otherwise provide, if the officer’s or key employee’s employment or the director’s directorship or the consultant’s consultancy with or the advisor’s service to us is involuntarily terminated for any reason, except for cause, during an 18 month period after a change in control of us, the shares of common stock subject to the participant’s award will fully vest and no longer be subject to the restrictions under the Plan. A change in control includes a change within a 12 month period in holders of more than 50% of our outstanding voting stock or any other events deemed to be a change in control by the Committee.

The Committee has the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to restricted shares, or to remove any or all of such restrictions, whenever it may determine such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the restricted period.

Expiration of the Amended and Restated Plan

Unless terminated earlier by the board of directors, the Plan will remain in effect until all awards granted under the Plan have been satisfied by the issuance of shares provided that no new options or restricted stock awards may be granted under such Plan more than ten years from the date the Plan was adopted by the board of directors.

Adjustments

The aggregate number of shares that may be issued under the Plan and the number and kind of shares subject to options and the exercise price of such shares shall be appropriately adjusted in the event of any change in the outstanding shares of our common stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances.

Transferability

Except as otherwise provided in Section 422 of the Code and regulations thereunder or any successor provision, no Incentive Stock Option granted pursuant to the Plan shall be transferable other than by will or the laws of descent and distribution.

Except as otherwise provided by the rules and regulations of the SEC, the Plan provides that the Committee at the time of grant of a Non-Qualified Stock Option may provide that such stock option is transferable to any “family member” of the optionee by gift or qualified domestic relations order. For purposes of this section, a family member includes any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) controls the management of assets, and any other entity in which these persons or the grantee own more than 50% of the voting interests.

During the restricted period, no award of restricted stock nor any right of interest of a participant in such award set forth in the restricted stock agreement evidencing any award under the Plan may be assigned, encumbered or transferred except, in the event of death, by will or the laws of descent and distribution.

Amendments

The board of directors may amend or supplement the Plan, including the forms of option or restricted stock agreement, in any way, or suspend or terminate the Plan, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the board of directors; provided, however, that such action shall not affect options or restricted stock granted under the Plan prior to the actual date on which such action occurred. If an amendment of or supplement to the Plan is required by the Code or the regulations thereunder to be approved by our stockholders in order to permit the granting of Incentive Stock Options pursuant to the amended or supplemented Plan, such amendment or supplement shall also be approved by our stockholders in such manner as is prescribed by the Code and the regulations thereunder. If the board of directors voluntarily submits a proposed amendment, supplement, suspension or termination for stockholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for stockholder approval.

Federal Income Tax Consequences of the Amended and Restated Plan

THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE AMENDED AND RESTATED PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CODE, AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW.

Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Stock Option (see, however, discussion of alternative minimum tax below) granted pursuant to the Plan. If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of: (i) two years from the date the option was granted; and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and we will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and we will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the exercise price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an Incentive Stock Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his Incentive Stock Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or us on the grant of Non-Qualified Stock Options pursuant to the Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the exercise price of the shares. We will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m) of the Code) in an amount equal to such excess, provided that we comply with applicable reporting rules.

Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “– Incentive Stock Options.” The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

In the event of a permitted transfer by gift of a Non-Qualified Stock Option, the transferor will remain taxable on the ordinary income realized as and when such Non-Qualified Stock Option is exercised by the transferee. All other tax consequences described above will be applicable to the transferee of the Non-Qualified Stock Option. A permitted transfer by gift of a Non-Qualified Stock Option may result in federal transfer taxes (gift tax) to the transferor at such time as the option is transferred, as well as such later time or times as the Non-Qualified Stock Option vests, if not fully vested on the date of the initial transfer.

Restricted Stock Awards. The grant of restricted shares will not, by itself, result in the recognition of taxable income to the participant nor entitle us to a deduction at the time of such grant.

In the case of participants who are subject to Section 16(b) of the Exchange Act, which provides that any profit realized by an officer, director or 10% beneficial owner of common stock, referred to as a Section 16 insider, from any purchase and sale or sale and purchase of stock within any period of six months is recoverable by us, Section 83 of the Code may postpone the recognition of income.

Holders of restricted shares will recognize ordinary income on the date that the restricted shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted shares, including a Section 16 insider, may generally elect under Section 83(b) of the Code to recognize ordinary income in the amount of the fair market value of the restricted shares on the date of the grant of the restricted shares. The election under Section 83(b) must be made by the participant holding restricted shares within 30 days of the grant of the restricted shares. Provided that we meet our federal reporting obligations with respect to the restricted shares, and subject to the limitations of Section 162(m) of the Code, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder. Holders of restricted shares will also recognize ordinary income equal to any dividend or dividend-equivalent payments when such payments are received. If the holder of the restricted shares makes a Section 83(b) election and subsequently forfeits the restricted shares, the holder will not be entitled to a deduction for the amount previously included as income.

Limitation of Our Deduction. Section 162(m) of the Code will generally limit our federal income tax deduction for compensation paid in any year to our Chief Executive Officer and our four highest paid executive officers to $1.0 million, to the extent that such excess compensation is not “performance based.”  Under Treasury regulations, a stock option will, in general, qualify as “performance based” compensation if it: (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant; (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon; and (iii) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m) of the Code). If a stock option to an executive referred to above is not “performance based,” the amount that would otherwise be deductible by us in respect of such stock option will be disallowed to the extent that the executive’s aggregate non-performance based compensation paid in the relevant year exceeds $1.0 million. For purposes of Section 162(m) of the Code, compensation in the form of restricted stock awards issued under the Incentive Plan is not considered “performance based” compensation.

THE FEDERAL TAX DISCUSSION CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY THE STOCKHOLDERS OR ANY OTHER PERSON FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED BY THE CODE. THE FEDERAL TAX DISCUSSION CONTAINED HEREIN WAS WRITTEN TO SATISFY THE REQUIREMENTS OF SEC REGULATIONS. STOCKHOLDERS SHOULD SEEK ADVICE FROM THEIR OWN INDEPENDENT TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE ACQUISITION OF OUR OPTIONS, RESTRICTED STOCK AND COMMON STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 4.

PROPOSAL 5 — APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1 SHARE FOR 2.5 SHARES
REVERSE STOCK SPLIT TO OCCUR AFTER THE CLOSING OF THE ACQUISITION
TRANSACTION AND PRIOR TO DECEMBER 31, 2007

Subject to stockholder approval at the special meeting, our board of directors adopted an amendment to our Amended and Restated Certificate of Incorporation to effect a 1 share for 2.5 shares reverse stock split to occur after the closing of the acquisition transaction and prior to December 31, 2007. In connection with the reverse stock split, every 2.5 shares of our common stock outstanding will be combined and reduced into one share of our common stock. The board of directors approved the restatement of the Amended and Restated Certificate of Incorporation to include the amendment. Approval of this proposal is required to consummate the reverse stock split.

Required Vote

The affirmative vote of a majority of the outstanding shares of our common stock is necessary to approve this Proposal 5.

Reasons for the Reverse Stock Split

If this Proposal 5 is approved by the stockholders at the special meeting, our board of directors will have stockholder approval to effect a 1 share for 2.5 shares reverse stock split after the closing of the acquisition transaction and prior to December 31, 2007. The reverse stock split will be effected whenever the board deems it advisable during this period, if at all. In connection with the reverse stock split, every 2.5 shares of our common stock outstanding will be combined and reduced into one share of our common stock. In addition, at least initially upon consummation of the reverse stock split, our market price will increase by 2.5 times the trading price of our common stock on AMEX on the date immediately preceding the consummation of the reverse stock split. By way of example, if our common stock closes at a trading price of $5.50 per share on the date immediately preceding the consummation of the reverse stock split, our common stock will open at a trading price of $13.75 on the date of the consummation of the reverse stock split. Our board of directors believes that this higher trading price may expand the market of potential investors and help generate interest in our company among institutional and other investors. Our board of directors believes it is in our and our stockholders’ best interests to effect the reverse stock split.

Amendment and Restatement of the Amended and Restated Certificate of Incorporation

If Proposal 1 and this Proposal 5 are approved by the stockholders at the special meeting, the first paragraph of Article FOURTH will be revised, when our board of directors deems it advisable during the period after the closing of the acquisition transaction and prior to December 31, 2007, if at all, to read as follows:

FOURTH.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, par value $.025 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share, as more fully described below (the “Preferred Stock”).

Dissenters’ Rights

Under the Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment and restatement of our Amended and Restated Certificate of Incorporation.

Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. The proposed reverse stock split will affect all of our existing stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split, other than as a result of the rounding of fractional shares as described below.

The number of stockholders of record will not be affected by the proposed reverse stock split. Although the proposed reverse stock split by itself will not affect the rights of stockholders or any stockholder’s proportionate equity interest in us, subject to the treatment of fractional shares, the number of authorized shares of common stock will be increased pursuant to Proposal 1 (if approved by our stockholders at the special meeting). For additional information on the effects of the increase in the authorized shares of common stock, see “– Dilutive and Other Effects of Potential New Stock Issuances” and “– Anti-Takeover Effect of Increase in Authorized Common Stock” in Proposal 1 above.

Our current Amended and Restated Certificate of Incorporation provides for 45,000,000 authorized shares, consisting of 40,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Assuming Proposal 1 and this Proposal 5 are approved by stockholders at the special meeting, we will be authorized to issue 25,000,000 shares, consisting of 20,000,000 shares of common stock, par value $0.025 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Based on the number of issued and outstanding shares of common stock as of the record date, and assuming approval by our stockholders of Proposals 2, 3 and 4 described above, approximately 11,428,104 shares of common stock would be issued and outstanding and approximately 7,763,270 shares of common stock would be reserved for issuance in connection with securities that are exercisable or convertible into shares of our common stock, after the consummation of the reverse stock split. In addition, we will have approximately 808,626 authorized, but unissued, shares of common stock.

If this Proposal 5 is approved by the stockholders at the special meeting, and assuming the approval of the issuance and sale of up to 4,500,000 shares of our common stock in connection with the acquisition transaction described in Proposal 2 above and the issuance of up to 4,600,000 shares in connection with the Independent merger transaction described in Proposal 3 above, our capitalization will change as follows:

Common Stock Capitalization Prior to Reverse Stock Split:
Authorized for Issuance:	40,000,000
Outstanding:	19,470,259
Authorized and Reserved for Issuance for Shares to be Issued upon Exercise of Options and Warrants:	17,408,174
Authorized and Unreserved for Issuance:	3,121,567
Common Stock Capitalization Following Approval of Proposals 1, 2, 3 and 4:
Authorized for Issuance:	20,000,000
Outstanding:	428,104
Authorized and Reserved for Issuance for Shares to be Issued upon Exercise of Options and Warrants:	763,270
Authorized and Unreserved for Issuance:	808,626

Except as otherwise disclosed in this proxy statement and prospectus, our board of directors does not have any definite plans with regard to these remaining authorized shares of common stock following the approval of Proposals 1, 2, 3 and 4 by the stockholders at the special meeting.

We are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act.

Effective Date/Termination of the Amendment and Restatement of the Amended and Restated Certificate of Incorporation

If the stockholders approve this Proposal 5 at the special meeting, our board of directors will be authorized to effect the reverse stock split at any time, if at all, from the closing of the acquisition transaction until December 31, 2007. The reverse stock split is contingent upon the consummation of, and the compliance with, all applicable regulatory approval or notification requirements, including, but not limited to, submitting an Additional Listing Application to AMEX. Upon receipt of all required regulatory approvals, the effective date of the amendment and the corresponding restatement will be the date on which the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, which date will be selected by our board of directors. Except as explained below with respect to fractional shares, on the effective date of the reverse stock split, every 2.5 shares of our common stock outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into 1 share of our common stock. If, at any time prior to the effective date of the amendment, the board of directors, in its sole discretion, determines that the reverse stock split is no longer in our or our stockholders’ best interests, then the reverse stock split and corresponding amendment and restatement of the Amended and Restated Certificate of Incorporation may be abandoned without any further action by the stockholders.

Rounding of Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive, in lieu of such fractional share of the post-reverse stock split common stock, a cash payment in the amount equal to the fraction of a whole share of the post-reverse stock split common stock that such stockholder otherwise would have received by virtue of the reverse stock split multiplied by the closing price of a share of the post-reverse stock split common stock on the effective date of the reverse stock split, as reported by AMEX or any national securities exchange or national dealer quotation system on which our shares of common stock may then be listed or quoted.

Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Accounting Consequences

As a result of the proposed reverse stock split, the par value of our common stock will change from $0.01 to $0.025 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will remain unchanged. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Certain Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split. The following discussion is based upon the Internal Revenue Code of 1986, as amended, referred to as the Code in this proxy statement and prospectus, treasury regulations promulgated under the Code, Internal Revenue Service (IRS) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

Any discussion of federal tax issues in this proxy statement and prospectus is not intended or written to be used as tax advice. To ensure compliance with IRS Circular 230, shareholders are hereby notified that: (A) any discussion of federal tax issues in this proxy statement and prospectus is not intended or written to be used, and it cannot be used by shareholders, for the purpose of avoiding penalties that may be imposed on them under the Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) shareholders should seek advice based on their particular circumstances from an independent tax advisor.

We have not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the United States federal income tax consequences discussed below. The discussion below does not in any way bind the IRS or the courts or in any way constitute an assurance that the United States federal income tax consequences discussed herein will be accepted by the IRS or the courts. The tax treatment of a stockholder may vary depending on such stockholder’s particular situation or status. This discussion is limited to stockholders who hold their common stock as capital assets and it does not address aspects of United States federal income taxation that may be relevant to stockholders who are subject to special treatment under United States federal income tax laws, such as:

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financial institutions and mutual funds;

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banks;

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insurance companies;

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investment companies;

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retirement plans;

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tax-exempt organizations;

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brokers or dealers in securities or foreign securities;

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traders in securities that elect to use a mark-to-market method;

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persons that hold their common stock as part of a straddle, a hedge against a currency risk or a constructive sale or conversion transaction;

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persons that are or who hold their common stock through partnerships or pass-through entities;

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persons who are not citizens or residents of the United States or who are expatriates, foreign corporations, foreign partnerships or foreign estates or trusts;

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persons whose functional currency is not the U.S. dollar;

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persons who hold stock as qualified small business stock within the meaning of Section 1202 of the Code;

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persons who are subject to the alternative minimum tax provisions of the Code; or

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persons who acquired their common stock in connection with a stock option or stock purchase plan or in some other compensatory transaction, such as any 401(k) plan, deferred compensation plan or other retirement plan.

In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations or the alternative minimum tax.

This summary is limited to taxpayers who are U.S. holders for federal income tax purposes. You are a U.S. holder for U.S. federal income tax purposes if you are:

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an individual citizen or resident of the United States,

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a corporation created or organized in the United States or under the laws of the United States or of any state (including the District of Columbia),

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an estate whose income is subject to U.S. federal income tax regardless of its source, or

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a trust if (x) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) certain circumstances apply and the trust has validly elected to be treated as a United States person.

HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Consequences to the Company Stockholders who receive Common Stock in the Reverse Stock Split

We intend to treat the exchange of new common stock for existing common stock in the reverse stock split as a recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, a stockholder who receives only new common stock in exchange for the stockholder’s existing common stock should not recognize taxable gain or loss as a result of the reverse stock split, should have a tax basis in such stockholder’s common stock received in the reverse stock split equal to its tax basis in its existing common stock, and should include its holding period in its existing common stock in its holding period for the new common stock received in the reverse stock split.

Risks Associated with the Reverse Stock Split

If approved and implemented, the reverse stock split could result in some stockholders owning “odd-lots” of less than 100 shares of our common stock on a post-reverse stock split basis. Odd lots may be more difficult to sell or require greater transaction costs per share to sell than shares in “even-lots” of even multiples of 100 shares. This is not the only risk associated with effecting the reverse stock split and is not meant to be an exhaustive list. For additional risks associated with our company and an investment in our securities, see “Risk Factors” beginning on page 26.

Principal Effect of Non-Approval of Proposal 5

If our stockholders do not approve this Proposal 5, the current market price of our common stock may not generate interest in our company among investors and we may not be able to raise future capital to fund our operations and help continue to achieve our growth strategy on terms that are favorable to us or at all.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 5.

PROPOSAL 6 — ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF
NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT
SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO
APPROVE PROPOSAL 1, 2, 3, 4 OR 5

Required Vote

The affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting is necessary to approve this Proposal 6.

Reasons to Adjourn the Meeting

A majority of the shares of our common stock outstanding on the record date must be present, in person or by proxy, at the special meeting in order for there to be a quorum and for the special meeting to be called to order. Assuming a quorum is present, Proposals 2, 3 and 4 will be approved by the affirmative vote of a majority of the votes cast on each proposal. Proposals 1 and 5, however, require the affirmative vote of a majority of our shares of common stock outstanding on the record date. If there are not sufficient votes at the time of the special meeting to approve Proposals 1 and 3, neither proposal can be approved at the special meeting. If Proposal 1 is not approved at the special meeting, we cannot engage in the acquisition transaction or the Independent merger transaction. Because our board of directors believes that it is in our and our stockholders’ best interest to engage in the acquisition transaction and the Independent merger transaction, our board of directors believes it is in our and our stockholders’ best interest to adjourn the special meeting if there are not sufficient votes at the time of the special meeting to approve Proposals 1, 2, 3, 4 or 5.

Dissenters’ Rights

Under the Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the adjournment of the special meeting.

Principal Effect of Non-Approval of Proposal 6

If our stockholders do not approve this Proposal 6 and we do not have sufficient votes at the special meeting to approve Proposals 1, 2, 3, 4 or 5, we and our stockholders will not benefit from the effects of approval of each of Proposal 1, 2, 3, 4 or 5. In addition, if we do not have sufficient votes at the special meeting to approve Proposal 1, we will be unable to consummate the acquisition transaction or the Independent merger transaction.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 6.

THE SPECIAL MEETING OF BEACH BANK SHAREHOLDERS

This proxy statement and prospectus is being mailed to Beach Bank’s shareholders of record on or about December 7, 2006, together with the notice of the special meeting of shareholders and a proxy solicited by the Beach Bank board of directors for use at the special meeting and at any adjournments or postponements thereof.

Meeting Date, Time, Place and Record Date

The special meeting of shareholders will be held at 555 Arthur Godfrey Road, Miami Beach, Florida  33140 at 4:00 p.m., local time, on December 20, 2006. Only shareholders of record at the close of business on December 6, 2006 will be entitled to receive notice of and to vote at the special meeting. As of the record date, there were 6,039,422.33 shares of our common stock outstanding and entitled to vote, with each such share entitled to one vote.

Matters to be Considered at the Special Meeting of Shareholders

At the special meeting of shareholders, Beach Bank’s shareholders are being asked to vote on: (i) the sale of substantially all of its assets to, and the assumption of substantially all of its liabilities by, Sun American Bank, a Florida commercial banking association and subsidiary of Sun American Bancorp, a Delaware corporation, pursuant to the acquisition agreement, which was subsequently amended as of Novermber 17, 2006, and approval of the acquisition agreement and the transactions contemplated therein, including the Plan of Reorganization and the establishment of the liquidating trust; (ii) the acceleration of the vesting and repricing of Jose Valdes-Fauli’s options and acquisition transaction consideration to be paid to Mr. Valdes-Fauli; and (iii) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposals. Each copy of this proxy statement and prospectus mailed to Beach Bank’s shareholders is accompanied by a proxy card for use at the special meeting.

Vote Required

The affirmative vote of two-thirds of the outstanding shares of common stock as of December 6, 2006 is required to approve the proposal to sell substantially all of Beach Bank’s assets to, and the assumption of substantially all of Beach Bank’s liabilities by, Sun American Bank, pursuant to the acquisition agreement and to approve the acquisition agreement and the transactions contemplated therein, including the Plan of Reorganization and the establishment of the liquidating trust. The affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting of shareholders at which a quorum is present is required to approve the proposals to: (i) accelerate the vesting and reprice the options of Jose Valdes-Fauli and the acquisition transaction consideration to be paid to Mr. Valdes-Fauli; and (ii) adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposal.

On the record date, there were approximately 6,039,422.33 shares of Beach Bank’s common stock outstanding, each of which is entitled to one vote at the special meeting. The presence, in person or by proxy, of at least 3,019,711.17 shares of Beach Bank common stock is necessary in order for there to be a quorum at the special meeting. A quorum must be present in order for the special meeting to be called to order.

Voting of Proxies

Shares of common stock represented by properly executed proxies received at or prior to the special meeting of shareholders will be voted at the special meeting in the manner specified by the holders of such shares. Properly executed proxies that do not contain voting instructions will be voted in favor of each proposal. No proxy with instructions to vote against Proposal 1 will be voted in favor of any adjournment or postponement of the special meeting.

Beach Bank’s board of directors urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

If any other matters are properly presented at the special meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless the proxy indicates otherwise. The board of directors does not know of any other matters other than the proposals set forth above that may be brought before the special meeting or any postponement or adjournment thereof.

Revocability of Proxies

You may change your vote at any time before your proxy card is voted at the special meeting of shareholders. You can do this in one of three ways. First, you can send a written, dated notice stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card or later dated proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card or later-dated proxy card to Beach Bank’s corporate office as indicated on the special meeting notice for delivery by December 20, 2006. Third, you can attend the special meeting of shareholders and vote your shares in person. Your attendance alone will not revoke your proxy.

Solicitation of Proxies

Beach Bank will pay all of the costs of soliciting proxies in connection with the special meeting of shareholders, but Sun American Bancorp will pay all of the costs of printing the registration statement and this proxy statement and prospectus. Solicitation of proxies may be made in person or by mail, telephone, facsimile, or other form of communication by Beach Bank directors, officers, and employees who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this proxy statement and prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by Beach Bank or any other person. The delivery of this proxy statement and prospectus does not, under any circumstances, create any implication that there has been no change in Beach Bank’s or Sun American Bancorp’s business or affairs since the date of the proxy statement and prospectus.

Recommendation of the Board of Directors

Beach Bank’s board of directors has unanimously approved the acquisition agreement and the transactions contemplated therein, believes that the acquisition transaction is in Beach Bank’s and its shareholders’ best interests, and recommends that you vote “FOR” each proposal.

In the course of reaching its decision to approve the acquisition agreement and the transactions contemplated therein, Beach Bank’s board of directors, among other things, consulted with its legal advisors, Holland and Knight LLP, regarding the legal terms of the acquisition agreement. For a discussion of the factors considered by Beach Bank’s board of directors in reaching its conclusion, see “Background of and Reasons for the Acquisition Transaction — Beach Bank’s Reasons for the Acquisition Transaction.”

Beach Bank’s shareholders should note that its directors and officers have certain interests in, and may derive benefits as a result of, the acquisition transaction that are in addition to their interests as stockholders of Beach Bank. See “Terms of the Acquisition Transaction — Interests of Employees and Directors of Beach Bank in the Acquisition Transaction.”

PROPOSAL 1 — SALE OF SUBSTANTIALLY ALL OF BEACH BANK’S ASSETS TO, AND
ASSUMPTION OF SUBSTANTIALLY ALL OF BEACH BANK’S LIABILITIES BY, SUN AMERICAN
BANK, PURSUANT TO THE ACQUISITION AGREEMENT AND TO APPROVE THE ACQUISITION
AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN

Required Vote

The affirmative vote of two-thirds of the outstanding shares of common stock as of December 6, 2006 is required to approve this Proposal 1.

Reasons for the Acquisition Transaction

Beach Bank’s board of directors believes that the acquisition transaction is fair to, and in the best interest of, Beach Bank and its shareholders. In reaching its decision to approve the acquisition agreement, Beach Bank’s board of directors consulted with its management, as well as with its financial and legal advisors, and considered a variety of factors, including the limitations of the bank’s current market and the potential for enhancement of shareholder value as well as those reasons listed in “Background of and Reasons for the Acquisition Transaction – Beach Bank’s Reasons for the Acquisition Transaction” beginning on page 41.

The discussion of the factors considered by Beach Bank’s board of directors is not intended to be exhaustive, but rather includes material factors considered by Beach Bank’s board of directors. In reaching its decision to approve the acquisition agreement and the transactions contemplated therein, Beach Bank’s board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. Beach Bank’s board of directors considered all these factors as a whole and considered them to be overall favorable to, and to support, a determination that the acquisition agreement is in the best interests of Beach Bank and its shareholders.

Beach Bank did not obtain the advice of an investment banker or a fairness opinion in connection with this acquisition transaction. See “Risk Factors – In deciding to approve the terms of the acquisition agreement, Beach Bank’s board of directors did not obtain an opinion regarding the fairness of the acquisition transaction from a financial point of view, and, as a result, no independent financial expert passed on the fairness of the transaction to Beach Bank shareholders.” In deciding to approve the terms of the acquisition agreement, Beach Bank’s board of directors did not obtain an opinion regarding the fairness of the acquisition transaction from a financial point of view, and, as a result, no independent financial expert passed on the fairness of the transaction to Beach Bank shareholders.

Plan of Reorganization and Plan of Liquidation

If the Beach Bank shareholders approve the acquisition transaction, they also will be approving the Plan of Reorganization, attached hereto as Appendix J, which is incorporated by reference herein. The acquisition transaction is structured as a “C-Reorganization” under the Code and would result in the shareholders being able to exchange their shares in Beach Bank for shares of Sun American Bancorp common stock on a tax-free basis and thereby defer the capital gains until the “realization event,” such as the sale of the Sun American Bancorp common stock. Therefore, in order to comply with the requirements for a C-Reorganization and Florida law, it is necessary that the Beach Bank shareholders approve and adopt the Plan of Reorganization.

The Plan of Reorganization provides that, at closing of the acquisition transaction, Beach Bank will sell to Sun American Bank all of the acquired assets, as defined in the acquisition agreement, other than the excluded assets, as defined in the acquisition agreement, subject to the terms and conditions of the acquisition agreement. In full and complete payment for the acquired assets, Sun American Bancorp and Sun American Bank will assume the assumed obligations, as defined in the acquisition agreement, and issue to Beach Bank certificates representing an amount of shares of Sun American Bancorp common stock equal to the acquisition transaction consideration divided by $5.00, which is the per share value, all as more particularly described in the acquisition agreement.

Immediately after the closing of the acquisition transaction, Beach Bank will distribute 25% of the shares of Sun American Bancorp common stock received, as well as its other remaining assets and regulatory claims, if any, to its shareholders by distributing such shares of Sun American Bancorp common stock, assets and regulatory claims, if any, to a liquidating trust established for the benefit of the Beach Bank shareholders; provided, however, that the trustee must first sell or make other arrangements to dispose of shares of Sun American Bancorp common stock to pay consulting fees, legal fees, accounting fees and escrow fees prior to distributing such shares of Sun American Bancorp common stock. The remaining 75% of the shares of Sun American Bancorp common stock received will be held in an escrow account pursuant to the terms of the acquisition agreement, and, upon release from the escrow account, will be distributed to the liquidating trust. At this time, Beach Bank is unable to predict the precise nature, amount, and timing of distributions, if any, to Beach Bank shareholders. Consequently, there can be no assurance as to whether or in what form distributions will be made to Beach Bank shareholders.

Sun American Bancorp, Sun American Bank and Beach Bank agreed that upon the closing of the acquisition transaction, Beach Bank will not engage in any new business and will promptly liquidate and dissolve as a corporation. Therefore, in order to accomplish the complete voluntary liquidation of Beach Bank in accordance with Section 336 of the Code, the shareholders will also be approving and adopting a plan of complete liquidation, referred to as the Plan of Liquidation in this proxy statement and prospectus, attached hereto as Appendix K, which is incorporated herein by reference. The board of directors will then cause the proper officers of Beach Bank to wind up the business affairs of Beach Bank, to execute the necessary documents to effectuate the ending up of the business of Beach Bank, and to do all other things necessary or appropriate to dissolve Beach Bank.

Liquidating Trust and Liquidation Trust Agreement

If the Beach Bank shareholders approve the acquisition transaction, they also will be approving the Liquidating Trust Agreement, attached hereto as Appendix E, which is incorporated herein by reference. In order to obtain the benefits of a C-Reorganization and to make adequate provisions for claims made, including potential regulatory claims against Beach Bank or its directors, the creation of a liquidating trust pursuant to the Liquidating Trust Agreement must be approved and adopted by the shareholders. The Liquidating Trust Agreement provides that Beach Bank will transfer to the trustee of the liquidating trust the trust assets in trust for the account and benefit of the shareholders, as listed in the schedule attached therein, in accordance with their respective beneficial interests, to be held by the trustee for the benefit of the beneficiaries, and for the purposes of making distributions to the beneficiaries pursuant to the Plan of Liquidation, pursuing claims on behalf of Beach Bank, the liquidating trust and/or its beneficiaries, defending claims against Beach Bank, the liquidating trust and/or Beach Bank’s directors, and properly disposing of the trust assets.

The liquidating trust will be established pursuant to the Liquidating Trust Agreement for the purpose of liquidating the assets transferred to the liquidating trust, holding funds to provide for regulatory claims of Beach Bank, and to act as successor-in-interest of Beach Bank in connection with the payment of certain other liabilities (including regulatory claims), costs and expenses as contemplated in the liquidating trust, but not for the purpose of continuing or engaging in the conduct of a trade or business (except to the extent that the hiring of employees or other activities are necessary to finalize the existing business of Beach Bank and properly wind down such business).

As of the effective date of the Liquidating Trust Agreement, the beneficiaries are deemed to have: (i) received the trust assets from Beach Bank in cancellation of their shares of Beach Bank common stock; and (ii) to have immediately assigned the trust assets to the trustee, to be held in trust by the trustee. Each shareholder must, as soon as practicable, surrender his/her stock certificate(s) to Beach Bank for cancellation. In exchange for the stock certificates surrendered by each shareholder, upon receipt of the trust assets, the trustee may then issue and deliver to each beneficiary a certificate evidencing the holder’s interest in the trust assets. Please do not send certificates of Beach Bank common stock to Beach Bank with your proxy. Such certificates will not be accepted until the closing of the acquisition transaction.

As previously approved by shareholders of Beach Bank, all options shall be exercised and converted into additional shares of Beach Bank on a cashless basis after the closing of the acquisition transaction and surrender of the bank charter, but prior to the liquidation under the Liquidating Trust Agreement. Accordingly, such shares of Beach Bank common stock issued in connection with the exercise of options will be entitled to be exchanged for a beneficial interest under the Liquidating Trust Agreement to the same extent as the other shares of Beach Bank. In the event that Beach Bank surrenders its charter (prior to, or at, liquidation), the holders of options to purchase Beach Bank’s common stock may exercise their options through a cashless exercise, to the extent permitted by law.

The Liquidating Trust Agreement provides a broad indemnification provision that the liquidating trust and each beneficiary will, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each covered person, as defined in the Liquidating Trust Agreement, from and against all claims that may accrue to, or be incurred by any, covered person, or in which any covered person may become involved, as a party or otherwise, or with which any covered person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, Beach Bank or the liquidating trust (including, but not limited to, claims-arising out of the acquisition transaction or regulatory claims), or otherwise relating to or arising out of the liquidating trust or the acquisition agreement (and in the case of the trustee or shareholders’ representative or their successors, whether such claims are brought while they are serving in such capacities or after termination of their duties as a trustee or shareholders’ representative).

In addition, the liquidating trust and each beneficiary (currently or in the future) grants the trustee the authority to indemnify or cause the liquidating trust to indemnify, hold harmless and release any former officer, in each case pursuant to a separate agreement, which indemnification may be exercised in the trustee’s sole discretion.

Acquisition Expenses, Fees and Costs Associated with the Acquisition Transaction and Actions Taken by the Trustee Under the Terms of the Liquidating Trust

If the Beach Bank shareholders approve the acquisition transaction, they also will be approving the payment of acquisition expenses, fees and costs associated with the acquisition transaction and actions taken by the trustee of the liquidating trust. See “Terms of the Acquisition Transaction — General — Procedures for Determining the Closing Balance Sheet” for information regarding legal, accounting and other expenses of the acquisition transaction incurred by Beach Bank prior to the closing which will be reflected in the final audited balance sheet prepared pursuant to the acquisition agreement. The liquidating trust is fully responsible for the payment of all of the fees and expenses incurred in connection with the acquisition transaction, including any transactions resulting therefrom. The trustee must pay from the trust assets all claims, expenses, charges, debts, liabilities and obligations of the liquidating trust and the shareholders. Without limiting the generality of the foregoing, under the terms of the liquidating trust prior to any distribution to the beneficiaries, the liquidating trust must, at the closing of the acquisition transaction, or as soon as practical thereafter, pay the following, debts, liabilities and obligations:

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Legal fees, arbitrator fees, consulting fees, accounting fees, fees payable to third parties and any and all other fees and expenses incurred in connection with the acquisition transaction, or as contemplated by the acquisition agreement and Plan of Reorganization, or with any claims or actions resulting from the transactions contemplated in the acquisition agreement, including the fees payable to Beach Bank’s counsel and independent accountants;

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Severance payments and consulting fees (as set forth in Schedule D of the Liquidating Trust Agreement), and other payments to key or non-key employees identified by management of Beach Bank and any other similar payments deemed advisable by the trustee;

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Premium payments for the purchase of “tail” or other insurance policies with respect to directors’, officers’ and fiduciaries’ liability insurance covering matters existing or occurring at or prior to the effective date of the liquidation of Beach Bank (including the transactions contemplated by the Liquidating Trust Agreement, the acquisition agreement and the Plan of Reorganization) in an amount and scope at least as favorable as the coverage applicable to directors, officers and fiduciaries of Beach Bank under Beach Bank’s directors’ and officers’ liability insurance policy;

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Escrow fees payable to the escrow agent in connection with the acquisition agreement; and

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Such other payments arising from the acquisition agreement, the Plan of Reorganization, the liquidation of Beach Bank or the Liquidating Trust Agreement.

In addition, with respect to the trust assets, the trustee must collect all trust assets, pay any claims and obligations transferred to him as part of the trust assets or incurred with respect thereto (provided that payment of all or any portion of such claims and obligations may be withheld in the trustee’s sole discretion) and make certain distributions. After payment of the fees and expenses, at such times as may be determined by the trustee, the trustee may distribute to the beneficiaries in proportion to their respective beneficial interests, such cash or other property comprising any proceeds from the sale of assets or income from investments, less an amount of proceeds or income deemed reasonable in the trustee’s discretion to be retained to meet claims, contingent liabilities and expenses. If the trustee determines that all claims, debts, liabilities, expenses and obligations of the trust have been paid or discharged, or if the existence of the liquidating trust terminates, the trustee must distribute the trust assets to the beneficiaries in proportion to their beneficial interests.

In order to pay any amounts that may be owed to dissenters and to pay for certain other liabilities (including regulatory claims), costs and expenses, as contemplated in the liquidating trust that exceed the $1.0 million in cash retained by Beach Bank, if any, the liquidating trust intends to create liquidity through one, or a combination, of the following mechanisms: (i) the trustee may sell as many shares of Sun American Bancorp common stock as are necessary to pay such expenses; (ii) the liquidating trust may obtain a margin loan from a brokerage firm secured by the shares of Sun American Bancorp common stock held by the liquidating trust, which may be sold to repay the margin loan; (iii) the liquidating trust may obtain a loan from beneficiaries of the liquidating trust or other third parties secured by the shares of Sun American Bancorp common stock held by the liquidating trust, which may be sold to repay the loan; (iv) the liquidating trust may obtain an unsecured loan from financial institutions or other persons or entities, which loans may be guaranteed by certain beneficiaries of the liquidating trust or unrelated third parties; or (v) such other mechanisms as the trustee may determine to be necessary or appropriate to provide liquidity to the liquidating trust.

The specific terms and conditions of any loans that may be obtained are yet to be defined. Such loans may or may not be guaranteed by beneficiaries of the liquidating trust or unrelated third parties. In connection with any such loan, the lenders (including any beneficiary lender) may receive interest and fees based on current market rates. Additionally, any person guaranteeing such loans, whether or not such person is a beneficiary, may receive a reasonable fee for such guarantee. It is anticipated that a significant amount of the shares of Sun American Bancorp common stock held by the liquidating trust will be sold to make principal, interest and fee payments with respect to such loans. Neither Beach Bank, Sun American Bancorp or the trustee may be able to control the timing of such sales of the Sun American Bancorp common stock. Therefore, such sales may be at a sales price below the trading price of the Sun American Bancorp common stock. The trustee will have broad powers to sell such shares of Sun American Bancorp common stock as the trustee deems necessary to either pay for all of the costs and expenses directly or to make payments under any loans obtained for such purposes.

Beach Bank estimates that the liquidity that will be required by the liquidating trust will be approximately $1.0 million, although the actual amount may be higher depending on the number of dissenters and the actual liabilities, costs and expenses to be paid by the liquidating trust. Beach Bank will retain $1.0 million in cash to pay dissenters and to pay for certain other liabilities (including regulatory claims), costs and expenses, as contemplated in the liquidating trust. It is expected that any sales by the liquidating trust of shares of Sun American Bancorp common stock, whether to directly pay for liabilities, costs and expenses, which exceed $1.0 million in cash retained by Beach Bank, or to repay loans, will likely occur in large blocks. Based on the historically low trading volume for the Sun American Bancorp common stock, it is likely that such sales will adversely affect the trading price of the Sun American Bancorp common stock. As a result, the total proceeds from the acquisition transaction consideration available for distribution to the shareholders of Beach Bank following the consummation of the acquisition transaction may be significantly reduced. Beach Bank is unable to predict the precise nature, amount, and timing of distributions, if any, to Beach Bank shareholders. Consequently, there can be no assurance as to whether or in what form distribution will be made to Beach Bank Shareholders.

Appointment of Trustee

If the Beach Bank shareholders approve the acquisition transaction, they also will be approving the appointment of Michael Kosnitzky, Chairman of the board of directors of Beach Bank, as the trustee of the liquidating trust and George Scholl, a director of Beach Bank, as successor trustee, in order to augment the powers of the shareholders’ representative under the acquisition agreement. In the event that the successor trustee is unable or unwilling to serve as successor trustee, another successor trustee must be selected by the beneficiaries holding a majority of the beneficial interests in the trust. For purposes of the acquisition transaction, a successor trustee will be deemed a “trustee” and such successor trustee will have all of the powers granted to the original trustee.

As part of his duties, the trustee is only permitted to engage in activities that are reasonably necessary to, and consistent with, accomplishing the purposes of realizing and distributing assets transferred to the liquidating trust and of paying liabilities and expenses in accordance with the Liquidating Trust Agreement. The trustee powers include, but are not limited to, the following; provided, however, that enumeration of the following powers will not be considered in any way to limit or control the power of the trustee to act in such a manner as the trustee may deem necessary or appropriate to conserve and protect the trust assets and to carry out the purposes of the liquidating trust:

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To hold legal title to the trust assets;

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To receive, hold, maintain, grant, sell, exchange, convey, release, assign, or otherwise transfer legal title to any of the trust assets, including the sale of all or a portion of any stock in any public company that is a trust asset;

•

To retain and set aside funds out of the trust assets as the trustee deems necessary or appropriate to pay and discharge, or provide through insurance or otherwise for the payment and discharge of: (i) the costs, expenses, and liabilities referred to in the liquidating trust, and (ii) the expenses of administering the trust assets;

•

To contract for and to borrow money, hedge or otherwise establish an offsetting derivative position, and pledge all or a portion of the trust assets as collateral therefor, in such amounts as the trustee deems advisable for any trust purpose (including, without limitation, payment of expenses, claims or any obligations of the liquidating trust or Beach Bank resulting from the acquisition agreement or otherwise; and protecting or conserving any portion of the trust assets) and, in connection therewith, to draw, make, accept, endorse, execute, issue and deliver promissory notes, drafts and other negotiable or transferable instruments and evidence of indebtedness and all renewals or extensions of the same; provided that no person other than the liquidating trust will have any liability with respect to any such borrowing;

•

To retain any portion of the trust assets (including the right to assert a right of offset claim against any distribution and withhold distributions) to the extent that the trustee reasonably believes that the liquidating trust or Beach Bank may have a claim against such beneficiary until such time as potential claims against such beneficiary have been resolved or accelerate payment to any beneficiary corresponding to the beneficial interest in the liquidating trust of any beneficiary;

•

To allow the trustee to retain, pay and otherwise take any and all action necessary or advisable for the maintenance, preservation, cataloging and complying with any legal requirements for the retention of bank records, including, but not limited to, the ability to retain personnel or services to safeguard and organize such records, to instruct the shareholders’ representative to take any such action in connection with the records transferred to Sun American Bancorp and Sun American Bank pursuant to the acquisition agreement and to pay for the liabilities (including regulatory claims),costs and expenses associated with these actions utilizing the trust assets;

•

To vote shares that are included in the trust assets, including, but not limited to, the right to exercise, or give proxies to exercise, voting and other rights as to voting securities included in the trust assets from time to time, and to enter into or oppose, alone or with others, buy-sell, stock restriction or stock redemption agreements, voting trusts, mergers, consolidations, foreclosures, liquidations, reorganizations or other changes in the financial structure of any corporation in which the liquidating trust holds any, equity interest; provided, however, that in the case of shares of Sun American Bancorp common stock that are included in the trust assets, and only to the extent required in order to avoid characterization as a bank holding company, or to avoid a finding that the trustee controls Sun American Bancorp, the trustee must provide notice to the beneficiaries and must vote such shares of Sun American Bancorp common stock in accordance with the decision of the beneficiaries who collectively hold a majority in interest of the beneficial interests of the liquidating trust;

•

To ask, demand, and receive the principal sum, and the interest due, or to become due, upon any promissory note constituting part of the trust assets, and upon receipt of such principal sum or of the interest thereon, to execute and deliver a receipt therefor and, to surrender the appropriate promissory note;

•

To hold trust assets in the name of a nominee or in any other way without disclosing the trust relationship;

•

To assign or negotiate any promissory notes as permitted by applicable law;

•

To execute and deliver, upon proper payment, partial and complete releases of any third-party obligations transferred to the trustee;

•

Upon any breach of any of the terms of any trust assets, to institute, prosecute, discontinue, and compromise any action or proceeding that the trustee may deem proper;

•

To endorse, deposit, and collect any and all notes, checks, bills of exchange, accounts receivable, trade acceptances, and other claims and instruments for the payment of money, that the trustee may receive by virtue of any of the powers conferred in the Liquidating Trust Agreement;

•

To discount any trust assets or otherwise dispose of same if, in the opinion of the trustee, it is deemed necessary for carrying out the purposes of the liquidating trust;

•

To compromise, adjust, arbitrate, sue, defend, abandon or otherwise deal with and settle all claims and potential claims (including the current potential claim brought by the former President of Beach Bank, Hans Mueller), including those arising under the acquisition agreement and/or the Plan of Reorganization and any and all agreements related thereto, or relating to the prior operations of Beach Bank, or which are made against or in favor of the liquidating trust, as the trustee deems appropriate, including, but not limited to, the right to withhold or accelerate distributions with respect to the trust assets corresponding to a beneficial interest in the liquidating trust of a beneficiary in connection with such claims, or potential claims. In order to settle any claim or potential claim, the trustee may agree to pay any beneficiary his shares of Sun American Bancorp common stock in advance of the other beneficiaries and not subject all or any portion of such beneficiary’s shares to the liquidating trust, escrow account or Escrow Agreement;

•

To invest amounts received by him as trustee, pending distribution, but such investment powers will be limited to powers to invest in demand and time deposits in banks or savings institutions or in temporary investments, such as short-term certificates of deposit or Treasury bills;
•

To take any steps necessary to establish clear title to any trust assets;

•

To employ legal counsel, accountants, advisors, custodians and other agents in connection with the administration of and termination of the liquidating trust, to delegate to them any powers of the trustee, and to pay out of the trust assets to such legal counsel, accountants, advisors, custodians and other agents reasonable compensation for the services rendered;

•

To file any and all tax returns required by any governmental authority as necessary or desirable: (i) to maintain the status of the trust as a liquidating trust under the Code and/or Treasury Regulations Section 301.7701-4(d), or (ii) to pay any taxes properly payable by the liquidating trust out of the trust property;

•

To pay fines and/or penalties, settle claims and enter into settlement agreements relating to Beach Bank or any director, regulatory authorities or third parties (including, but not limited to, any Department of Justice or other law enforcement agency civil or criminal fines or penalties); and

•

Generally, to do everything necessary or advisable in order to carry out the purpose of the Liquidating Trust Agreement, including payment of all expenses relating thereto out of the trust assets.

In addition, the trustee will be bound by the following conditions that will apply to the trustee and his relationship with the liquidating trust, trust assets, and the beneficiaries:

•

an affiliate of the trustee may be retained by the liquidating trust and may act as a consultant, law firm or other services provider to or with respect to the liquidating trust, provided in each case that any fees or other compensation payable to such affiliate are reasonably consistent with customary fees received by third parties for similar services;

•

the liquidating trust may enter into contracts and transactions with any affiliate of the trustee not otherwise specifically permitted by the liquidating trust, provided that the terms of any such contract or transaction are commercially reasonable and not less favorable than could be obtained in arm’s-length negotiations with unrelated third parties;

•

the trustee must devote so much of his time to the affairs of the liquidating trust as the conduct of its business reasonably requires, and the trustee will not be obligated to do or perform any act or thing in connection with the liquidating trust not expressly set forth in the liquidating trust;

•

the trustee and his affiliates may engage in activities that are expressly authorized by or described in the liquidating trust and will not, in any case or in the aggregate, be deemed a breach of the liquidating trust, the trustee’s fiduciary obligations or any duty owed by any such person to the liquidating trust or to any beneficiary; and

•

on any issue involving conflicts of interest not provided for elsewhere in the liquidating trust, the trustee will be guided by his good faith judgment as to the best interests of the liquidating trust and the beneficiaries and will take such actions as are determined by the trustee to be necessary or appropriate to ameliorate any such conflict of interest (including taking those actions specified in the Liquidating Trust Agreement).

Effects of Approval of Proposal 1

If the shareholders approve this Proposal 1 at the special meeting of shareholders, Beach Bank will be able to engage in the acquisition transaction and the transactions contemplated in the acquisition agreement, together with the plan of reorganization, plan of liquidation and liquidating trust agreement, all as described above.

Dissenters’ Rights

Under Florida law, each shareholder of Beach Bank entitled to vote on the acquisition transaction who complies with the procedures set forth in Section 658.44, Florida Statutes, relating to the rights of dissenting shareholders, referred to as the dissent provisions in this proxy statement and prospectus, is entitled to receive in cash the value of his or her shares of Beach Bank common stock. A Beach Bank shareholder must comply strictly with the procedures set forth in the dissent provisions. Failure to follow any such procedures will result in a termination or waiver of his or her dissenters’ rights.

To perfect dissenters’ rights, a holder of Beach Bank common stock must vote against approval of the acquisition agreement or provide written notice to Beach Bank at or prior to the meeting of the shareholders or on or prior to the date specified for action by the shareholders without a meeting indicating that such shareholder dissents from the acquisition agreement. Such written notification to be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to Beach Bank, 555 Arthur Godfrey Road, Miami Beach, Florida  33140, Attention: Corporate Secretary. All such communications should be signed by or on behalf of the dissenting Beach Bank shareholder in the form in which his or her shares are registered on the books of Beach Bank. If a shareholder has not provided written notice of dissent at or prior to the meeting or on or prior to the date specified for action by the shareholders without a meeting and such shareholder does not vote against the acquisition transaction, the shareholder will be deemed to have waived his or her dissenters’ rights. Note that a failure to return a proxy card and an abstention from voting at the meeting will not be deemed to be a vote against the acquisition transaction for purposes of determining a shareholder’s dissenters’ rights.

The foregoing does not purport to be a complete statement of the provisions of the Florida Statutes relating to statutory dissenters’ rights and is qualified in its entirety by reference to the dissent provisions, which are reproduced in full in Appendix B to this proxy statement and prospectus and which are incorporated herein by reference.

Principal Effect of Non-Approval of Proposal 1

If our stockholders do not approve this Proposal 1, Beach Bank will be unable to consummate the acquisition transaction.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

PROPOSAL 2 — ACCELERATION OF THE VESTING AND REPRICING OF JOSE VALDES-FAULI’S
OPTIONS AND ACQUISITION TRANSACTION CONSIDERATION TO BE PAID TO
MR. VALDES-FAULI

Required Vote

The affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting is necessary to approve this Proposal 2.

Reasons for the Acceleration of the Vesting and Repricing of the Options and the Acquisition Transaction Consideration

Jose Valdes-Fauli has been the President, Chief Executive Officer and a director of Beach Bank since October 2004. As of December 6, 2006, Mr. Valdes-Fauli beneficially owns 213,333 shares of Beach Bank common stock, and owns options to purchase 13,333 shares of Beach Bank common stock that have vested and 26,667 shares of Beach Bank common stock that have not vested. Mr. Valdes-Fauli received director nonqualified compensatory stock options under Beach Bank’s existing stock option plan to purchase 40,000 shares of Beach Bank common stock. These options vest one-third each year commencing with the first anniversary of the December 23, 2004 date of grant. The options have an exercise price of $3.00 per share (subject to adjustments under the plan). The board of directors recommends that Mr. Valdes-Fauli’s non-vested stock options vest immediately upon the closing of the acquisition transaction and that the exercise price of all of Mr. Valdes-Fauli’s stock options be repriced to $2.00 per share; provided, however, that Mr. Valdes-Fauli remains employed with Beach Bank through the date of closing of the acquisition transaction and agrees to execute a general release and non-disparagement. Beach Bank’s board of directors believes that it is in its and its shareholders best interest to have Mr. Valdes-Fauli continue in the employ of Beach Bank through the closing of the acquisition transaction.

As part of the acquisition transaction, 75% of the shares of Sun American Bancorp common stock received by Beach Bank will be held in the escrow account, as required pursuant to the terms of the acquisition agreement and the escrow agreement, and, upon release from the escrow account, will be distributed to the liquidating trust. However, the board of directors recommends that Mr. Valdes-Fauli’s pro rata share of the acquisition transaction consideration, in the form of shares of Sun American Bancorp common stock, be excluded from the escrow account (i.e., not subject to the Escrow Agreement) and the liquidating trust; provided, however, that Mr. Valdes-Fauli remains employed with Beach Bank through the date of closing of the acquisition transaction.

In consideration for the repricing of the exercise price of Mr. Valdes-Fauli’s stock options and for the exclusion of Mr. Valdes-Fauli’s share of the acquisition transaction consideration from the escrow fund and Escrow Agreement, at the closing of the acquisition transaction, Mr. Valdes-Fauli will execute a full general release and non-disparagement agreement with Beach Bank. If and only if Mr. Valdes-Fauli remains an employee of Beach Bank up to and including the closing date of the acquisition transaction, upon execution of the general release and non-disparagement agreement, Mr. Valdes-Fauli will receive all of his pro rata share of the acquisition transaction consideration, in the form of shares of Sun American Bancorp common stock.

Dissenters’ Rights

Under the Florida Business Corporation Act, shareholders will not have any dissenters’ or appraisal rights in connection with the acceleration of the vesting and repricing of Mr. Valdes-Fauli’s options or the acquisition transaction consideration to be paid to Mr. Valdes-Fauli.

Principal Effect of Non-Approval of Proposal 2

If Beach Bank’s shareholders do not approve this Proposal 2, Beach Bank and its shareholders may not benefit from Mr. Valdes-Fauli’s leadership through the closing of the acquisition transaction.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL 3 — ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF
NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT
SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL 1 OR 2

Required Vote

The affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting is necessary to approve this Proposal 3.

Reasons to Adjourn the Meeting

A majority of the shares of Beach Bank’s common stock outstanding on the record date must be present, in person or by proxy, at the special meeting in order for there to be a quorum and for the special meeting to be called to order. Proposal 1 requires the affirmative vote of two-thirds of the Beach Bank shares of common stock outstanding on the record date. If there are not sufficient votes at the time of the special meeting to approve Proposal 1, such proposal cannot be approved at the special meeting. If Proposal 1 is not approved at the special meeting, Beach Bank cannot engage in the acquisition transaction. Proposal 2 requires the affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting. If Proposal 2 is not approved at the special meeting, Jose Valdes-Fauli, Beach Bank’s President, may choose not to continue in the employ of Beach Bank through the closing of the acquisition transaction. Because Beach Bank’s board of directors believes that it is in its and its shareholders’ best interest to engage in the acquisition transaction and for Mr. Valdes-Fauli to continue in the employ of Beach Bank through the closing of the acquisition transaction, the Beach Bank board of directors believes it is in its and its shareholders’ best interest to adjourn the special meeting if there are not sufficient votes at the time of the special meeting to approve Proposal 1 or 2.

Dissenters’ Rights

Under the Florida Business Corporation Act, shareholders will not have any dissenters’ or appraisal rights in connection with the adjournment of the special meeting.

Principal Effect of Non-Approval of Proposal 3

If Beach Bank’s shareholders do not approve this Proposal 3 and there are not sufficient votes at the special meeting to approve Proposal 1 or 2, Beach Bank and its shareholders will not benefit from the effects of the acquisition transaction and/or from Mr. Valdes-Fauli’s leadership through the closing of the acquisition transaction. In addition, if Beach Bank does not have sufficient votes at the special meeting to approve Proposal 1, Beach Bank will be unable to consummate the acquisition transaction.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Room 580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the Internet website maintained by the SEC at www.sec.gov and our Internet website at www.sunamericanbank.com. We have included our website address in this proxy statement and prospectus only as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website is not part of this proxy statement and prospectus.

We are filing a registration statement on Form S-4 to register with the SEC the common stock we will issue in the acquisition transaction. This proxy statement and prospectus is a part of that registration statement.

We have supplied all information contained in this proxy statement and prospectus relating to us and Beach Bank has supplied all information contained in this proxy statement and prospectus relating to Beach Bank.

You should rely only on the information contained in this proxy statement and prospectus to vote your shares at the special meeting of stockholders. We have not authorized anyone to provide you with information that differs from that contained in this proxy statement and prospectus. This proxy statement and prospectus is dated December 6, 2006. You should not assume that the information contained in this proxy statement and prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement and prospectus to stockholders nor the issuance of shares of our common stock in the acquisition transaction shall create any implication to the contrary.

LEGAL MATTERS

The validity of the shares of Sun American Bancorp common stock offered by this proxy statement and prospectus to be issued in the acquisition transaction will be passed upon for Sun American Bancorp by Blank Rome LLP. Certain tax consequences of the acquisition will be passed upon by Blank Rome LLP.

EXPERTS

Crowe Chizek and Company LLC, an independent registered public accounting firm, has audited the Sun American Bancorp consolidated financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as set forth in its report, which are included in this proxy statement and prospectus and elsewhere in the registration statement. Sun American Bancorp’s financial statements are included in reliance on Crowe Chizek and Company LLC’s report, given on its authority as experts in accounting and auditing.

Morrison, Brown, Argiz, & Farra, LLP, an independent registered public accounting firm, has audited the Beach Bank financial statements for the fiscal year ended December 31, 2005, as set forth in its report, which are included in this proxy statement and prospectus and elsewhere in the registration statement. Beach Bank’s financial statements are included in reliance on Morrison, Brown, Argiz, & Farra, LLP’s report, given on its authority as experts in accounting and auditing.

Crowe Chizek and Company LLC, an independent registered public accounting firm, has audited the Independent Community Bank financial statements for the fiscal year ended December 31, 2005, as set forth in its report, which are included in this proxy statement and prospectus and elsewhere in the registration statement. Independent Community Bank’s financial statements are included in reliance on Crowe Chizek and Company LLC’s report, given on its authority as experts in accounting and auditing.

Hacker Johnson & Smith, PA, an independent registered public accounting firm, has audited the Independent Community Bank financial statements for the fiscal year ended December 31, 2004, as set forth in its report, which are included in this proxy statement and prospectus and elsewhere in the registration statement. Independent Community Bank’s financial statements in the year ended December 31, 2004 are included in reliance on Hacker Johnson & Smith, PA’s report, given on its authority as experts in accounting and auditing.

INDEX TO SUN AMERICAN BANCORP
AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006 and 2005

and

December 31, 2005 and 2004

SUN AMERICAN BANCORP

CONSOLIDATED BALANCE SHEETS
September 30, 2006 and December 31, 2005

	September 30, 2006	December 31, 2005
	(Unaudited)

ASSETS
Cash and due from financial institutions	$8,101,613	$6,201,079
Federal funds sold	1,000,000	21,380,000
Total cash and cash equivalents	9,101,613	27,581,079
Securities available for sale	5,190,025	5,208,159
Securities held to maturity (fair value 2006 - $23,427,459, 2005 - $20,832,067)	23,638,249	21,160,886
Loans (net of allowance of $2,946,762 in 2006 and $2,119,396 in 2005)	272,378,281	210,665,319
Federal Reserve Bank Stock	1,701,450	1,257,400
Federal Home Loan Bank Stock	1,814,100	1,328,000
Premises and equipment	7,985,657	2,014,340
Accrued interest receivable	1,625,816	1,235,797
Goodwill and other identified intangibles	5,851,363	5,963,596
Other assets	1,214,218	736,269
Total assets	$330,500,772	$277,150,845

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Non-interest bearing	$29,189,541	$32,971,081
Interest bearing	207,488,501	160,493,718
Total deposits	236,678,042	193,464,799
Repurchase agreements	722,172	1,020,710
Federal Home Loan Bank advances	28,000,000	21,000,000
Accrued expense and other liabilities	1,583,611	2,014,942
Total liabilities	266,983,825	217,500,451

Minority interest	27,095	25,386

Stockholders’ equity
Common stock, $.01 par value; 40,000,000 shares authorized; Issued and outstanding, 2006 – 19,217,759 shares, 2005 – 18,500,912 shares	419,502	412,333
Capital surplus	67,821,761	65,299,226
Accumulated deficit	(4,550,984)	(5,895,750)
Accumulated other comprehensive loss	(200,427)	(190,801)
Total stockholders’ equity	63,489,852	59,625,008
Total liabilities and stockholders’ equity	$330,500,772	$277,150,845

See accompanying notes to consolidated financial statements

SUN AMERICAN BANCORP

CONSOLIDATED STATEMENTS OF INCOME
Nine Months Ended September 30, 2006 and 2005

	September 30, 2006	September 30, 2005
	(Unaudited)	(Unaudited)

Interest and dividend income:
Loans, including fees	$16,657,407	$10,421,097
Securities	954,969	682,276
Federal funds sold and other	383,216	133,167
	17,995,592	11,236,540
Interest expense:
Deposits	5,959,505	2,761,982
Other	515,949	607,333
	6,475,454	3,369,315

Net interest income before provision for loan losses	11,520,138	7,867,225
Provision for loan losses	795,304	513,924

Net interest income after provision for loan losses	10,724,834	7,353,301

Non-interest income:
Service charges on deposit accounts	621,060	827,763
Net gains on sales of securities	—	7,930
	621,060	835,693

Non-interest expenses:
Salaries and employee benefits	5,228,888	2,952,813
Occupancy and equipment	2,083,655	1,218,875
Data and item processing	511,671	362,529
Professional fees	507,380	563,022
Insurance	182,764	150,741
Other	1,486,057	1,043,072
	10,000,415	6,291,052

Income before minority interest	1,345,479	1,897,942

Minority interest in net income of subsidiary	(713)	(1,407)

Net income	$1,344,766	$1,896,535

Basic earnings per share	$.07	$0.18
Diluted earnings per share	$.06	$0.16
Weighted average number of common shares, basic	18,850,421	10,482,021
Weighted average number of common shares, diluted	22,366,916	11,576,975

See accompanying notes to consolidated financial statements

SUN AMERICAN BANCORP

CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended September 30, 2006 and 2005

	September 30, 2006	September 30, 2005
	(Unaudited)	(Unaudited)

Interest and dividend income:
Loans, including fees	$6,171,473	$4,043,386
Securities	350,017	222,087
Federal funds sold and other	34,502	40,020
	6,555,992	4,305,493
Interest expense:
Deposits	2,238,723	1,135,672
Other	211,497	213,712
	2,450,220	1,349,384

Net interest income before provision for loan losses	4,105,772	2,956,109
Provision for loan losses	225,853	41,134

Net interest income after provision for loan losses	3,879,919	2,914,975

Non-interest income:
Service charges on deposit accounts	201,362	250,944
	201,362	250,944

Non-interest expenses:
Salaries and employee benefits	1,875,317	1,104,063
Occupancy and equipment	785,318	443,777
Data and item processing	188,788	128,664
Professional fees	161,856	230,467
Insurance	83,195	64,391
Other	496,009	413,518
	3,590,483	2,384,880

Income before minority interest	490,798	781,039

Minority interest in net income of subsidiary	(47)	(67)

Net income	$490,751	$780,972

Basic earnings per share	$0.03	$0.06
Diluted earnings per share	$0.02	$0.05
Weighted average number of common shares, basic	19,140,352	12,796,630
Weighted average number of common shares, diluted	22,774,934	15,129,080

Comprehensive income	$551,044	$729,640

See accompanying notes to consolidated financial statements

SUN AMERICAN BANCORP

CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2006 and 2005

	September 30, 2006	September 30, 2005
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$1,726,628	$2,875,546

Cash flows from investing activities:
Sales of available for sale securities	—	243,276
Maturities and pay-downs of available for sale securities	2,704	3,951
Purchases of held to maturity securities	(4,000,000)	(1,986,230)
Maturities and pay-downs of held to maturity securities	1,511,915	2,402,560
Purchases of Federal Reserve Bank and Federal Home Loan Bank stock	(1,380,150)	(955,600)
Sales of Federal Home Loan Bank stock	450,000	—
Loan originations, net	(62,511,413)	(53,600,454)
Purchase of premises and equipment	(6,299,682)	(334,595)
Net cash used in investing activities	(72,226,626)	(54,227,092)

Cash flows from financing activities:
Net decrease in federal funds purchased and securities sold under repurchase agreements	(298,538)	(3,451,837)
Increase in Federal Home Loan Bank Advances	20,500,000	30,000,000
Repayment of Federal Home Loan Bank Advances	(13,500,000)	(17,000,000)
Net increase in deposits	43,213,243	19,519,030
Proceeds from exercise of warrants	2,045,867	37,500
Proceeds from exercise of stock options	13,235	5,498
Net proceeds from issuance of stock	46,725	20,565,615
Preferred share dividends	—	(14,361)
Redemption of preferred shares	—	(315,000)
Net cash provided by financing activities	52,020,532	49,346,445

Net change in cash and cash and equivalents	(18,479,466)	(2,055,101)

Cash and cash equivalents at beginning of period	27,581,079	6,213,556

Cash and cash equivalents at end of period	$9,101,613	$4,208,455

Supplemental cash flow information:
Interest paid	$6,475,483	$3,137,764
Income taxes paid	$587,000	$102,000

See accompanying notes to consolidated financial statements

SUN AMERICAN BANCORP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Nine Months Ended September 30, 2006 and 2005

	Preferred Stock	Common Stock	Capital Surplus	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	(Unaudited)
Balance at January 1, 2005	$315,000	$311,394	$29,001,264	$(8,800,189)	$(81,359)	$20,746,110

Comprehensive Income:
Net income	—	—	—	1,896,535	—	1,896,535
Change in net unrealized loss on securities available for sale, net of reclassification and tax effects	—	—	—	—	(82,425)	(82,425)
Total comprehensive income						1,814,110
Issuance of 5,936,000 Shares of common stock	—	59,360	20,506,255	—	—	20,565,615
Warrants exercised	—	100	37,400	—	—	37,500
Stock options exercised	—	40	5,458	—	—	5,498
Redemption of 315 shares of preferred stock	(315,000)	—	—	—	—	(315,000)
Dividends paid on
preferred shares	—	—	—	(14,361)	—	(14,361)
Balance at September 30, 2005	$—	$370,894	$49,550,377	$(6,918,015)	$(163,784)	$42,839,472
Balance at January 1, 2006	$—	$412,333	$65,299,226	$(5,895,750)	$(190,801)	$59,625,008
Comprehensive Income:
Net income	—	—	—	1,344,766	—	1,344,766
Change in net unrealized loss on securities available for sale, net of tax effects	—	—	—	—	(9,626)	(9,626)
Total comprehensive income						1,335,140
Issuance of 37,250
Shares of common stock	—	372	46,353	—	—	46,725
Warrants exercised	—	5,741	2,040,126	—	—	2,045,867
Stock options exercised	—	56	13,179	—	—	13,235
Restricted stock awards	—	1,000	(1,000)	—	—	—
Recognition of stock-based compensation expense	—	—	423,877	—	—	423,877
Balance at September 30, 2006	$—	$419,502	$67,821,761	$(4,550,984)	$(200,427)	$63,489,852

See accompanying notes to consolidated financial statements

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

Sun American Bancorp (the “Company”) has identified five policies as being critical because they require management to make judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

Allowance for Loan Losses: The Company’s accounting for the allowance for loan losses is a critical policy that is discussed in detail in the Management’s Discussion and Analysis or Plan of Operation (see ASSET QUALITY AND NONPERFORMING ASSETS).

Goodwill and Intangible Assets: The Company tests goodwill and other intangible assets for impairment annually. The test requires the Company to determine the fair value of its reporting unit and compare the reporting unit’s fair value to its carrying value. The fair value of the reporting unit is estimated using management valuation models. While management believes the sources utilized to arrive at the fair value estimates are reliable, different sources or methods could have yielded different fair value estimates. These fair value estimates require a significant amount of judgment. Changes in management’s valuation of its reporting unit may affect future earnings through the recognition of a goodwill impairment charge. At December 31, 2005, (the goodwill impairment testing date) the fair value of its reporting unit was greater than its carrying value; therefore, goodwill was not impaired. If the fair value of reporting unit declines below the carrying amount, the Company would have to perform the second step of the impairment test. This step requires the Company to determine the fair value of all assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation.

Acquisitions: The Company accounts for its business combinations based on the purchase method of accounting. The purchase method of accounting requires the Company to determine the fair value of the tangible net assets and identifiable intangible assets acquired. The fair values are based on available information and current economic conditions at the date of acquisition. The fair values may be obtained from independent appraisers, discounted cash flow present value techniques, management valuation models, quoted prices on national markets or quoted market prices from brokers. These fair values estimates will affect future earnings through the disposition or amortization of the underlying assets and liabilities. While management believes the sources utilized to arrive at the fair value estimates are reliable, different sources or methods could have yielded different fair value estimates. Such different fair value estimates could affect future earnings through different values being utilized for the disposition or amortization of the underlying assets and liabilities acquired.

Investment Securities: The Company records its securities available for sale in its statement of financial condition at fair value. The Company uses market price quotes for valuation. The fair value of these securities in the Company’s statement of financial condition was based on the closing price quotations at period end. The closing quotation represents inter-dealer quotations without retail markups, markdowns or commissions and do not necessarily represent actual transactions. As a consequence, the Company may not be able to realize the quoted market price upon sale. The Company adjusts its securities available for sale to fair value monthly with a corresponding increase or decrease to other comprehensive income. Declines in the fair value of individual securities available for sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value through the income statement.

Income Taxes:  The Company files a consolidated federal income tax return. The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. A valuation allowance, if needed, reduces deferred tax amounts to the amount expected to be realized.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Nature of Operations and Principles of Consolidation: The consolidated financial statements include the Company and its subsidiary, Sun American Bank (the “Bank”). The Company is a bank holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) that owns 99.9% of the outstanding capital stock of the Bank. Inter-company balances and transactions have been eliminated in consolidation.

The Company is organized under the laws of the State of Delaware, while the Bank is a Florida State Chartered Commercial Bank that is a member of the Federal Reserve System whose deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank provides a full range of commercial banking and consumer banking services to businesses and individuals. The Bank is regulated by the Florida Department of Banking and Finance and the Federal Reserve Board.

Stock Compensation: Prior to January 1, 2006, the Company accounted for stock option awards granted under the Company’s share-based payment plans in accordance with the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation. Share-based employee compensation expense was not recognized in the Company’s consolidated statements of income prior to January 1, 2006, as all stock option awards granted under the plans had an exercise price equal to or greater than the market value of the common stock on the date of the grant. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment using the modified-prospective transition method. Under this transition method, compensation cost recognized during the nine months ended September 30, 2006 includes compensation cost for all share-based awards granted prior to, but not yet vested, as of December 31, 2005 based on the grant-date fair value and related service period estimates in accordance with the original provisions of FASB Statement No. 123.

For the nine months ended September 30, 2006, the Company recognized compensation expense related to stock options and restricted stock awards of $424,000. The following table illustrates the effect on net income and earnings per share if the fair value based method established in SFAS 123R had been applied to all outstanding and unvested awards in the prior period.

	Three Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2005
Net income as reported	$780,972	$1,896,535
Deduct:
Dividends paid on preferred shares	—	(14,361)
Net income attributable to common shareholders	780,972	1,882,174
Add:
Stock-based employee compensation expense included in reported net income, net of related tax effects	—	—
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(202,574)	(412,036)
Pro forma net income	$578,398	$1,470,138
Basic earnings per share as reported	$0.06	$0.18
Diluted earnings per share as reported	$0.05	$0.16
Pro forma basic earnings per share	$0.05	$0.14
Pro forma diluted earnings per share	$0.04	$0.13

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

At September 30, 2006, the Company had options granted under the Amended and Restated Directors Stock Option Plan, the Amended and Restated Incentive Stock Option Plan, and the 2005 Stock Option and Stock Incentive Plan. All options for the purchase of common stock of the Company expire 10 years from the date of grant. All options, with the exception of 315,000 options issued to key consultants at below fair market value, have an exercise price that is equal to the fair market value of the Company’s stock on the date the options were granted. It is the policy of the Company to issue new shares for stock option exercises and restricted stock, rather than issue treasury shares. Options generally vests over five years; however, options granted to current directors prior to this year were amended to vest immediately on December 16, 2005.

The Amended and Restated Directors Stock Option Plan permits the grant of stock options to purchase up to 1 million shares, of which 221,500 shares remained available for issuance at September 30, 2006. The Amended and Restated Incentive Stock Option Plan permits the grant of stock options to purchase up to 1 million shares, of which 38,580 shares remained available for issuance at September 30, 2006. The 2005 Stock Option and Stock Incentive Plan permits the grant of stock options and restricted shares for up to 2 million shares with 1 million shares allocated to incentive stock options. At September 30, 2006, 651,100 shares remained available for issuance under the 2005 Stock Option and Stock Incentive Plan.

The following table presents information on stock options outstanding for the periods shown.

	Year to date September 30, 2006		Full Year December 31, 2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	2,065,030	$3.34	1,193,823	$2.57
Granted	1,074,400	5.10	980,860	4.21
Exercised	(5,640)	2.35	(37,690)	1.99
Forfeited or expired	(75,337)	4.35	(71,963)	3.08
Outstanding at end of period	3,058,453	$3.94	2,065,030	$3.34
Options exercisable at end of period	1,517,065	$3.19	1,364,058	$3.14

The aggregate intrinsic value for stock options outstanding and options exercisable at September 30, 2006, was $4.3 million and $3.3 million, respectively. The weighted average remaining contractual term of stock options outstanding and options exercisable at September 30, 2006, was 8.4 years and 7.5 years, respectively.

During the nine months ended September 30, 2006, proceeds from the exercise of 5,640 stock options amounted to $13,235 with an intrinsic value of $14,096 on the date of exercise. The fair value of shares vesting in the period, based upon the closing price of $5.36 on the American Stock Exchange, on September 30, 2006, was $820,000.

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option valuation model. This model uses the assumptions listed in the table below. Expected volatilities are based on the historical volatility of the Company’s stock. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Black-Scholes assumptions	Nine Months Ended September 30, 2006	Year Ended December 31, 2005

Risk-free interest rate	4.94%	4.23%
Expected option life	6.5 years	6.5 years
Expected stock price volatility	21%	50%
Dividend yield	0%	0%
Weighted Average fair value of options granted during the year	$1.99	$1.53

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

As of September 30, 2006, there was $3.1 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the various plans. That cost is expected to be recognized over a weighted average period of 4.3 years.

The following table presents information on restricted stock outstanding for the periods shown:

	Year to date September 30, 2006
	Shares	Average Market Price at Grant

Outstanding at beginning of year	—	$—
Awarded	100,000	5.25
Released	—	—
Forfeited	—	—
Outstanding at end of period	100,000	$5.25

As of September 30, 2006, there was $481,000 of total unrecognized compensation cost related to nonvested shares of restricted stock. That cost is expected to be recognized over a weighted average period of 4.6 years.

NOTE 2 – BASIS OF PRESENTATION AND DISCLOSURE

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for the financial statements not to be misleading have been included. Operating results for the nine month periods ended September 30, 2006 and 2005, respectively, are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statements and the notes to consolidated financial statements included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission. All capitalized terms used in these notes to consolidated financial statements that are not defined herein have the meanings given to them in such consolidated financial statements and notes to the consolidated financial statements.

NOTE 3 – NEW ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB released Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” This Interpretation revises the recognition tests for tax positions taken in tax returns such that a tax benefit is recorded only when it is more likely than not that the tax position will be allowed upon examination by taxing authorities. The amount of such a tax benefit to record is the largest amount that is more likely than not to be allowed. Any reduction in deferred tax assets or increase in tax liabilities upon adoption will correspondingly reduce retained earnings. The Company has not yet determined the effect of adopting this Interpretation, which is effective for it on January 1, 2007.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. The Company has not yet determined the effect of implementing this pronouncement, which is effective for fiscal years ending after November 15, 2006.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 – ANALYSIS OF ALLOWANCE FOR LOAN LOSSES

The following is an analysis of the allowance for loan losses:

	Nine months ended September 30,
	2006	2005

Balance, beginning of year	$2,119,396	$1,678,191
Total charge-offs	(1,060)	(78,219)
Recoveries	33,122	86,596
Reallocation of reserve for contingent liabilities	—	(69,148)
Provision for loan losses	795,304	513,924
Allowance balance at end of period	$2,946,762	$2,131,344

Gross loans	$275,325,043	$208,981,130

	Three months ended September 30,
	2006	2005

Balance, beginning of period	$2,717,884	$2,099,172
Total charge-offs	—	(41,904)
Recoveries	3,025	32,942
Provision for loan losses	225,853	41,134
Allowance balance at end of period	$2,946,762	$2,131,344

Impaired loans were as follows:

	September 30, 2006	December 31, 2005

Loans with no allocated allowance for loan losses	$151,648	$102,095
Loans with allocated allowance for loan losses	10,521,776	2,216,573
Impaired loans at end of period	$10,673,424	$2,318,668
Amount of the allowance for loan losses allocated	$302,973	$20,089

Nonperforming loans and impaired loans are defined differently. Some loans may be included in both categories, whereas other loans may only be included in one category.

Nonperforming loans consist of loans that are past due 90 days or more which are still accruing interest and loans on nonaccrual status. The following table sets forth information with respect to nonperforming loans identified by the Company at September 30, 2006 and December 31, 2005.

	September 30, 2006	December 31, 2005

Loans past due over 90 days still on accrual	$449,510	$—
Nonaccrual loans	32,370	289,804
Total nonperforming loans	$481,880	$289,804

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 – FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

The details of Federal Home Loan Bank (“FHLB”) borrowings at September 30, 2006 and December 31, 2005 were as follows:

September 30, 2006	December 31, 2005	Maturity Date	Interest Rate

$—	$5,000,000	January 30, 2006	4.51%
—	5,000,000	March 29, 2006	4.64
5,000,000	—	October 2, 2006	5.33
7,000,000	—	November 27, 2006	5.31
5,000,000	—	October 16, 2006	5.33
5,000,000	5,000,000	January 22, 2007	3.69
3,000,000	3,000,000	December 10, 2007	3.59
1,000,000	1,000,000	March 26, 2008	5.51
2,000,000	2,000,000	December 8, 2008	3.87
$28,000,000	$21,000,000

The Bank has pledged a security interest in its real estate loan portfolio to the FHLB as collateral for borrowings obtained from the FHLB.

The Bank maintains an unsecured line of credit of $5.0 million and the Company maintains a $2.0 million revolving credit line, each with Independent Bankers Bank, to meet interim liquidity needs. There were no borrowings outstanding under these unsecured lines of credit as of September 30, 2006 and December 31, 2005.

NOTE 6 – CAPITAL ADEQUACY

The Company’s and the Bank’s capital ratios at September 30, 2006 and December 31, 2005 are listed below.

Capital Ratios	September 30, 2006	December 31, 2005	Adequately Capitalized	Well Capitalized

Sun American Bancorp
Total risk-weighted capital	20.47%	23.31%	>8%	>10%
Tier 1 risk-weighted capital	19.42%	22.36%	>4%	>6%
Tier 1 leverage capital	17.78%	21.02%	>4%	>5%

Sun American Bank
Total risk-weighted capital	18.41%	21.83%	>8%	>10%
Tier 1 risk-weighted capital	17.36%	20.89%	>4%	>6%
Tier 1 leverage capital	15.94%	19.63%	>4%	>5%

Based upon these ratios, the Bank was considered to be well capitalized at September 30, 2006.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 – BASIC AND DILUTED EARNINGS PER SHARE

The following tables summarize the computation of basic and diluted earnings per share attributable to holders of common stock.

Basic and Diluted	Nine months ended September 30,
	2006	2005
Basic earnings per share:
Net income	$1,344,766	$1,896,535
Less: dividends declared on preferred shares	—	(14,361)
Net Income attributable to common shareholders	1,344,766	1,882,174

Weighted average shares outstanding, basic	18,850,421	10,482,021
Weighted average shares outstanding, diluted	22,366,916	11,576,975
Basic earnings per share	$0.07	$0.18
Diluted earnings per share	$0.06	$0.16

The dilution of 3,516,495 weighted average shares outstanding in 2006 (1,094,954 weighted average shares in 2005) was due to the additional shares of common stock to be issued upon the exercise of outstanding options and warrants of the Company.

Stock options and stock warrants to purchase 1,512,700 and 599,000 shares of common stock, respectively, were not considered in computing diluted earnings per common share for the nine months ended September 30, 2006, and stock options and stock warrants to purchase 209,776 and 1,994,999 shares of common stock, respectively, were not considered in computing diluted earnings per common share for the nine months ended September 30, 2005, because they were antidilutive.

Basic and Diluted	Three months ended September 30,
	2006	2005
Basic earnings per share:
Net income	$490,751	$780,972

Weighted average shares outstanding, basic	19,140,352	12,796,630
Weighted average shares outstanding, diluted	22,774,934	15,129,080
Basic earnings per share	$0.03	$0.06
Diluted earnings per share	$0.02	$0.05

The dilution of 3,634,582 weighted average shares outstanding in 2006 (2,332,450 weighted average shares in 2005) was due to the additional shares of common stock to be issued upon the exercise of outstanding options and warrants of the Company.

Stock options to purchase 1,512,700 shares of common stock were not considered in computing diluted earnings per common share for the three months ended September 30, 2006, and stock options and stock warrants to purchase 9,546 and 600,000 shares of common stock, respectively, were not considered in computing diluted earnings per common share for the three months ended September 30, 2005, because they were antidilutive.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 – WARRANTS

As of September 30, 2006, the Company had issued and outstanding warrants to purchase 13,491,040 shares of common stock, including Class A, C, D, E, F and G warrants.

A summary of the warrants to purchase shares of common stock of the Company as of September 30, 2006 and December 31, 2005, is presented below.

	Shares of Common Stock to be issued upon the exercise of a Warrant	September 30, 2006	December 31, 2005
Class A Warrants	1	937,625	937,625
Class B Warrants	1	—	574,625
Class C Warrants	2.3	180,000	180,000
Class D Warrants	1	4,824,600	4,960,000
Class E Warrants	1	1,573,500	1,586,000
Class F Warrants	0.5	8,168,714	8,228,750
Class G Warrants	1	50,000	50,000
Other Warrants	1	1,606,958	1,607,958
Warrants Outstanding		17,341,397	18,124,958

Class A Warrants

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.00, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Company may redeem the Class A warrants at any time if the following conditions have been satisfied: (i) the Company has registered for resale the common stock issuable upon exercise of the Class A warrants; (ii) the common stock, as publicly traded in the over-the-counter market or on a national securities exchange, has closed at a price of at least $8.50 for 20 continuous trading days; and (iii) the Company pays $4.00 per outstanding warrant, subject to adjustment. If not earlier redeemed, the Class A warrants will expire no later than April, 2008.

Class B Warrants

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $3.50, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. All Class B warrants have either been exercised or have expired.

Class C Warrants

Each warrant entitles the holder to purchase 2.3 shares of common stock at an exercise price of $3.75 per share, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Company may redeem the Class C warrants at any time if the following conditions have been satisfied: (i) the Company has registered for resale the common stock issuable upon exercise of the Class C warrants; (ii) the common stock, as publicly traded in the over-the-counter market or on a national securities exchange, has closed at a price of at least $8.50 for 20 continuous trading days; and (iii) the Company pays $8.65 per outstanding warrant, subject to adjustment. If not earlier redeemed, the Class C warrants will expire no later than May 15, 2007.

Class D Warrants

Each Class D warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price per share of $4.00. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Class D warrant certificate. The Company’s Class D warrants may be exercised at any time until May 13, 2009, at which time they will expire.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 – WARRANTS (Continued)

The Company has the right to redeem the Class D warrants at a redemption price of $0.50 per warrant (subject to adjustment in the event of a stock split, reverse stock split, stock dividend on the common stock or the like) after providing 30 days’ prior written notice to the Class D warrant holders at any time after the closing price of the Company’s common stock equals or exceeds $5.60, for five consecutive trading days. If the Company calls the Class D warrants for redemption, they will be exercisable until the close of business on the business day next preceding the specified redemption date.

Class E Warrants

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.25, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Class E warrants will expire no later than March, 2010.

Class F Warrants

Each warrant entitles the holder to purchase 0.5 shares of common stock at an exercise price of $4.00 per share, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Class F warrants will expire no later than August 2010.

The Company has the right to redeem the Class F warrants at a redemption price of $0.50 per warrant (subject to adjustment in the event of a stock split, reverse stock split, stock dividend on the common stock or the like) after providing written notice to the Class F warrant holders at any time after the closing price of the Company’s common stock equals or exceeds $5.60, for twenty consecutive trading days. If the Company calls the Class F warrants for redemption, they will be exercisable until the close of business of the specified redemption date. The holders of Class F warrants may satisfy their obligation to pay the aggregate Exercise Price through a “cashless exercise”, in which event the Company will issue to the holders the number of shares determined by the “cashless exercise” formula.

Class G Warrants

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.00 per share, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Class G warrants will expire no later than May 2009. The holders of Class G warrants may satisfy their obligation to pay the aggregate Exercise Price through a “cashless exercise”, in which event the Company will issue to the holders the number of shares determined by the “cashless exercise” formula.

Other Warrants

An aggregate of 1,606,958 warrants have been issued to various underwriters for compensation for certain private and public offerings of the Company’s common stock. The exercise prices of these warrants range from $1.35 to $5.94 and have expiration dates between 2006 and 2010.

NOTE 9 – CONTINGENCIES

On May 12, 2004, Fausto Marquez commenced an action against Sun American Bank, Case No. 03-21466 20, Miami-Dade County Circuit Court. Mr. Marquez alleged that the Bank had interfered with his efforts to purchase Gulf Bank. The trial court has dismissed the claims, with prejudice. Mr. Marquez has filed an appeal, which is pending. The possible outcome of the appeal is uncertain and the amount sought by Marquez is unknown.

On June 2, 2006, Sun American Bancorp, Michael Golden, and Franklin Financial Group, LLC were named as Defendants in a civil suit brought by former board members Sam Caliendo and G. Carlton Marlowe, Case No. 502006CA005467XXXXMB, Palm Beach County Circuit Court. The Plaintiffs allege that they did not receive compensation, including options and warrants that were promised to them while they were board members. Caliendo further alleges that he was not paid for services provided to Mr. Golden, individually, and to Franklin Financial Group, LLC. Sun American Bancorp and Michael Golden deny the allegations. Management cannot determine the outcome of the lawsuit at this time, or estimate the probability of loss, and therefore, no liability has been established.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 – ACQUISITION

On May 17, 2006, the Company, the Bank, and Beach Bank, a Florida commercial banking association, entered into an Asset Acquisition and Assumption Agreement pursuant to which the Company and the Bank intend to acquire substantially all of the assets, and assume substantially all of the liabilities, of Beach Bank. Beach Bank is a Florida chartered commercial bank, headquartered in Miami Beach, Florida with approximately $127 million in assets and two branches at September 30, 2006. The acquisition price, payable in Sun American Bancorp common stock, is approximately $21.0 million. The parties are in the process of amending the agreement to among other things extend the date of the termination of the agreement, and it is currently anticipated that the acquisition transaction will close in the fourth quarter of 2006. For more information see the current report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Sun American Bancorp

Miami, Florida

We have audited the accompanying consolidated balance sheets of Sun American Bancorp as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with U. S. generally accepted accounting principles.

CROWE CHIZEK AND COMPANY LLC
/s/ CROWE CHIZEK AND COMPANY LLC
Fort Lauderdale, Florida

February 23, 2006

SUN AMERICAN BANCORP

CONSOLIDATED BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004

ASSETS
Cash and due from financial institutions	$6,201,079	$6,213,556
Federal funds sold	21,380,000	—
Total cash and cash equivalents	27,581,079	6,213,556
Securities available for sale	5,208,159	5,625,361
Securities held to maturity (fair value 2005 - $20,832,067, 2004 - $15,696,981)	21,160,886	15,790,233
Loans, net (of allowance for loan losses of $2,119,396 and $1,678,191)	210,665,319	153,729,571
Federal Reserve Bank stock	1,257,400	610,050
Federal Home Loan Bank stock	1,328,000	548,100
Accrued interest receivable	1,235,797	604,053
Premises and equipment, net	2,014,340	1,925,697
Goodwill and other identified intangibles	5,963,596	5,892,060
Other assets	736,269	528,335
	$277,150,845	$191,467,016
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing	$32,971,081	$36,231,663
Interest bearing	160,493,718	121,926,811
Total deposits	193,464,799	158,158,474
Federal funds purchased	—	2,500,000
Repurchase agreements	1,020,710	1,257,119
Federal Home Loan Bank advances	21,000,000	8,000,000
Accrued expense and other liabilities	2,014,942	781,578
Total liabilities	217,500,451	170,697,171
Minority interest	25,386	23,735
Shareholders’ equity
Preferred stock, $1,000 par value; 5,000,000 shares authorized; 2005 – none outstanding; 2004 – 315 outstanding	—	315,000
Common stock, $.01 par value; 40,000,000 shares authorized; 2005 – 18,500,912 shares outstanding, 2004 – 8,406,966 shares outstanding	412,333	311,394
Capital surplus	65,299,226	29,001,264
Accumulated deficit	(5,895,750)	(8,800,189)
Accumulated other comprehensive income (loss)	(190,801)	(81,359)
Total shareholders’ equity	59,625,008	20,746,110
	$277,150,845	$191,467,016

See accompanying notes

SUN AMERICAN BANCORP

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2005 and 2004

	2005	2004

Interest and dividend income
Loans, including fees	$14,844,430	$8,002,103
Securities	947,144	761,455
Federal funds sold and other	251,437	85,032
	16,043,011	8,848,590
Interest expense
Deposits	3,931,409	2,088,266
Other	808,187	240,887
	4,739,596	2,329,153
Net interest income	11,303,415	6,519,437

Provision for loan losses	475,350	1,397,000

Net interest income after provision for loan losses	10,828,065	5,122,437

Noninterest income
Service charges on deposit accounts	1,066,704	1,001,164
Net gains (losses) on sales of securities	7,930	(32,664)
	1,074,634	968,500
Noninterest expense
Salaries and employee benefits	4,247,490	2,837,972
Occupancy and equipment	1,724,182	1,455,371
Data processing	497,618	520,131
Professional services	824,568	262,120
Insurance	215,961	243,967
Other	1,472,418	999,103
	8,982,237	6,318,664
Income (loss) before taxes and minority interest	2,920,462	(227,727)
Income tax expense	—	—
Income (loss) before minority interest	2,920,462	(227,727)
Minority interest in net income of subsidiary	(1,662)	(308)
Net income (loss)	$2,918,800	$(228,035)
Basic earnings (loss) per share:	$0.24	$(0.05)
Diluted earnings (loss) per share:	$0.21	$(0.05)

See accompanying notes

SUN AMERICAN BANCORP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended December 31, 2005 and 2004

	Preferred Stock	Common Stock	Capital Surplus	Subscriptions Receivable	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity

Balance at January 1, 2004	$—	$294,593	$19,085,454	$(1,000,000)	$(8,448,430)	$(84,521)	$9,847,096

Comprehensive income:
Net loss	—	—	—	—	(228,035)	—	(228,035)
Change in net unrealized gain (loss) on securities available for sale, net of reclassification and tax effects	—	—	—	—	—	3,162	3,162
Total comprehensive loss	—	—	—	—	—	—	(224,873)
Issuance of 2,840,000 shares of common stock	—	16,801	9,920,810	1,000,000	—	—	10,937,611
Issuance of 3,100 shares of preferred stock	3,100,000	—	(5,000)	—	—	—	3,095,000
Redemption of 2,785 shares of preferred stock	(2,785,000)	—	—	—	—	—	(2,785,000)
Dividends paid on Preferred shares	—	—	—	—	(123,724)	—	(123,724)
Balance at December 31, 2004	315,000	311,394	29,001,264	—	(8,800,189)	(81,359)	20,746,110

Comprehensive income:
Net income	—	—	—	—	2,918,800	—	2,918,800
Change in net unrealized gain (loss) on securities available for sale, net of reclassification and tax effects	—	—	—	—	—	(109,442)	(109,442)
Total comprehensive income							2,809,358
Issuance of 9,814,750 shares of common stock	—	98,147	35,381,481	—	—	—	35,479,628
Exercise of warrants	—	2,480	868,020	—	—	—	870,500
Exercise of stock options	—	312	48,461	—	—	—	48,773
Redemption of 315 shares of preferred stock	(315,000)	—	—	—	—	—	(315,000)
Dividends paid on preferred shares	—	—	—	—	(14,361)	—	(14,361)
Balance at December 31, 2005	$—	$412,333	$65,299,226	$—	$(5,895,750)	$(190,801)	$59,625,008

See accompanying notes

SUN AMERICAN BANCORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net income (loss)	$2,918,800	$(228,035)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Net amortization on securities	49,055	62,882
Provision for loan and lease losses	475,350	1,397,000
Depreciation	479,546	432,123
(Gain) loss on sale of securities	(7,930)	32,664
Minority interest in net income of subsidiary	1,662	308
(Increase) decrease in other assets	(731,858)	721,342
Increase in other liabilities	1,233,364	122,202
Net cash provided by operating activities	4,417,989	2,540,486

Cash flows from investing activities:
Purchases of available for sale securities	—	(185,346)
Maturities and pay-downs of available for sale securities	5,003	11,609
Proceeds from sales of available for sale securities	243,276	2,454,006
Purchases of held to maturity securities	(7,929,470)	(5,035,152)
Maturities and pay-downs of held to maturity securities	2,509,762	526,125
Purchase of assets and assumption of liabilities of Gulf Bank	—	23,583,212
Purchases of Federal Reserve Bank and Federal Home Loan Bank stock	(1,427,250)	(863,400)
Loan originations, net	(57,377,413)	(47,180,037)
Purchases of premises and equipment, net	(441,576)	(284,867)
Net cash used in investing activities	(64,417,668)	(26,973,850)

Cash flows from financing activities:
Net increase (decrease) in federal funds purchased and securities sold under repurchase agreements	(2,736,409)	320,535
Net change in Federal Home Loan Bank advances	13,000,000	5,000,000
Net increase in deposits	35,034,071	11,012,074
Proceeds from issuance of common stock	35,479,628	10,937,611
Proceeds from exercise of warrants	870,500	—
Proceeds from exercise of stock options	48,773	—
Proceeds from issuance of preferred stock	—	3,095,000
Repayment of preferred shares	(315,000)	(2,785,000)
Preferred share dividends	(14,361)	(123,724)
Net cash provided by financing activities	81,367,202	27,456,496
Net change in cash and cash equivalents	21,367,523	3,023,132
Cash and cash equivalents at beginning of year	6,213,556	3,190,424

Cash and cash equivalents at end of year	$27,581,079	$6,213,556
Supplemental cash flow information:
Interest paid	$4,517,636	$2,381,937
Income taxes paid	$—	$—

See accompanying notes

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include Sun American Bancorp and its subsidiary, Sun American Bank (the “Bank”), which 99.9% is owned by Sun American Bancorp, together referred to as “the Corporation.” Intercompany transactions and balances are eliminated in consolidation.

The Corporation provides financial services through its offices in Southeast Florida. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential and commercial mortgages, commercial and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Other financial instruments, which potentially represent concentrations of credit risk, include deposit accounts in other financial institutions, federal funds sold, and investment securities.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, determination of purchase accounting adjustments and the resulting amortization thereof, goodwill impairment, deferred taxes, and fair values of financial instruments are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions under 90 days, and federal funds sold. Net cash flows are reported for loan and deposit transactions.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax. Other securities such as Federal Reserve Bank stock and Federal Home Loan Bank stock are carried at cost.

Interest income includes amortization of purchase premium or discount on a method that approximates the level yield method. Gains and losses on sales are based on the amortized cost of the security sold. Gains and losses on sales are recorded on the trade date and determined using the specific identification method. Securities are written down to fair value when a decline in fair value is not temporary. Declines in the fair values of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: (1) the length of time and extent that the fair values have been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) the Corporation’s ability and intent to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses.

Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and non-specific components. The specific component relates to loans that are individually classified as impaired. The non-specific component covers pools of other loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment and, accordingly, they are not separately identified for impairment disclosures.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 15 to 39 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 7 years.

Goodwill and Other Intangible Assets: Goodwill results from prior business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed annually for impairment and any such impairment will be recognized in the period identified.

Other intangible assets consist of core deposit intangible assets arising from bank and branch acquisitions. They are initially measured at fair value and then are amortized on a straight line or an accelerated method over their estimated useful lives.

Long-Term Assets: Premises and equipment, core deposit and other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are adjusted to their fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded. Instruments, such as standby letters of credit, that are considered financial guarantees in accordance with FASB Interpretation No. 45, are recorded at fair value if significant.

Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

Stock Compensation: Compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

illustrates the effect on net income (loss) per share for 2005 and 2004 if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation.

	2005	2004

Net income (loss) as reported	$2,918,800	$(228,035)
Deduct:
Dividends paid on preferred shares	(14,361)	(123,724)
Stock-based compensation expense determined under fair value based method	(2,202,770)	(61,283)
Pro forma net income (loss)	$701,669	$(413,042)

Basic earnings (loss) per share as reported	$0.24	$(0.05)
Diluted earnings (loss) per share as reported	$0.21	$(0.05)
Pro forma basic earnings (loss) per share	$0.06	$(0.06)
Pro forma diluted earnings (loss) per share	$0.05	$(0.06)

On December 16, 2005, the Board of Directors of Sun American Bancorp approved the acceleration of the vesting of all currently unvested stock options awarded to existing Directors of the Company under its Amended and Restated Directors Stock Option Plan and its Amended and Restated Incentive Stock Option. As a result of this action, options to purchase approximately 1,034,280 shares of common stock became exercisable effective December 16, 2005, representing approximately 55% of the Company’s total current outstanding options. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged.

The decision to accelerate vesting of these options, which the Company believes is in the best interest of its stockholders, was made primarily to reduce non-cash compensation expense that would have been recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Boards Statement No. 123R “Share-Based Payment” (“SFAS 123R”). Adoption of SFAS 123R is required on January 1, 2006, and will require that compensation expense associated with stock options unvested at December 31, 2005 be recognized in the Company’s consolidated statement of income as they become vested. It is anticipated that the accelerated vesting of these options will eliminate pre-tax compensation expense recognition in future periods beginning January 1, 2006 of approximately $1.8 million, of which approximately $431,000 would have been incurred during the year ending December 31, 2006.

The pro forma effects are computed with option pricing models, using the following weighted-average assumptions as of the grant date.

	2005	2004

Risk-free interest rate	4.23%	4.50%
Expected option life	6.5 years	6.5 years
Expected stock price volatility	50%	19%
Dividend yield	0%	0%
Weighted Average fair value of options granted during the year	$1.53	$1.99

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (Loss) Per Common Share: Basic earnings (loss) per common share is net income (loss), less preferred stock dividends, divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options and stock warrants. Earnings and dividends per share are restated for all stock splits and dividends through the date of issue of the financial statements.

Comprehensive Income (Loss): Comprehensive income (loss) consists of net income (loss) and other comprehensive income. Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale which are also recognized as separate component of equity.

Adoption of New Accounting Standards:

Share-Based Payment

FASB Statement No. 123R, Accounting for Stock-Based Compensation, requires all public companies to record compensation cost for stock options provided to employees in return for employment service. The cost is measured at the fair value of the options when granted, and this cost is expensed over the employment service period, which is normally the vesting period of the options. This will apply to awards granted or modified in fiscal years beginning in 2006. Compensation cost will also be recorded for prior option grants that vest after the date of adoption. The effect on results of operations will depend on the level of future option grants and the calculation of the fair value of the options granted at such future date, as well as the vesting periods provided, and so cannot currently be predicted. Existing options that will vest after adoption date are expected to result in additional compensation expense of approximately $200,000 in 2006.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank of $1,951,000 was required to meet regulatory reserve and clearing requirements at year-end 2005. These balances do not earn interest.

Common Share Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to its parent holding company or by the holding company to shareholders. No common share dividends may be paid at this time, as the Bank and its parent holding company have a deficit in retained earnings.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate financial statement note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Operating Segments: While management monitors the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 2 – SECURITIES

The fair value of available for sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) at year-end were as follows:

	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
2005
Mortgage-backed and other	$14,733	504	(21)
U.S. Government Mortgage Fund	5,193,426	—	(306,574)
	$5,208,159	504	(306,595)
2004
Mortgage-backed	$269,164	$16,264	$(1,700)
U.S. Government Mortgage Fund	5,356,197	—	(143,803)
	$5,625,361	$16,264	$(145,503)

The carrying amount, unrecognized gains and losses, and fair value of securities held to maturity at year-end were as follows:

	Carrying Amount	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2005
U.S. Government federal agency	$19,050,808	$7,532	$(254,259)	$18,804,081
Corporate	250,586	—	(1,236)	249,350
Mortgage-backed	1,859,492	—	(80,856)	1,778,636
	21,160,886	7,532	(336,351)	20,832,067
2004
U.S. Government federal agency	$13,131,509	$44,016	$(81,196)	$13,094,329
Corporate	257,528	—	(3)	257,525
Mortgage-backed	2,401,196	—	(56,069)	2,345,127
	$15,790,233	$44,016	$(137,268)	$15,696,981

Sales of available for sale securities were as follows:

	2005	2004
Proceeds	$243,276	$2,454,006
Gross gains	7,930	—
Gross losses	—	32,664

The fair value of debt securities and carrying amount, if different, at year-end 2005 by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities and mutual funds, are shown separately.

	Held to Maturity		Available for Sale Fair Value
	Carrying Amount	Fair Value
Due in one year or less	$5,260,162	$5,207,050	—
Due from one to five years	11,053,381	10,879,081	—
Due from five to ten years	2,987,851	2,967,300	—
US Government Mortgage Fund	—	—	5,193,426
Mortgage-backed	1,859,492	1,778,636	14,733
	$21,160,886	$20,832,067	$5,208,159

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 2 – SECURITIES (Continued)

Held to Maturity securities pledged at year-end 2005 and 2004 had a carrying amount of $1,995,847 and $5,542,931. In 2005 $1,995,847 was pledged to secure repurchase agreements. In 2004 $3,499,563 was pledged to secure Federal Home Loan Bank advances of $3,000,000 and $2,043,368 and was pledged to secure repurchase agreements.

Securities with unrealized losses at year-end 2005, aggregated by investment category and the length of time that the securities have been in an unrealized loss position, are as follows:

	Less than 12 Months		More than 12 Months		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Govt federal agency	$6,897,000	$45,358	$7,912,080	$208,901	$14,809,080	$254,259
U.S. Govt Mortgage Fund			5,193,426	306,574	5,193,426	306,574
Mortgage-backed			1,779,498	80,877	1,779,498	80,877
Corporate			249,350	1,236	249,350	1,236
	$6,897,000	$45,358	$15,134,354	$597,588	$22,031,354	$642,946

Securities with unrealized losses at year-end 2004, aggregated by investment category are as follows:

	Less than 12 Months		More than 12 Months		Total
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Govt federal agency	$8,062,630	$81,196	$—	$—	$8,062,630	$81,196
U.S. Govt Mortgage Fund	—	—	5,356,197	143,803	5,356,197	143,803
Mortgage-backed	2,346,392	56,090	—	—	2,346,392	56,090
Corporate	305,845	1,683	—	—	305,845	1,683
	$10,714,867	$138,969	$5,356,197	$143,803	$16,071,064	$282,772

Unrealized losses on securities have not been recognized into income because the issuers are of high credit quality (government agencies and sponsored entities) and management has the intent and ability to hold for the foreseeable future, and the decline in fair value is largely due to changes in market interest rates. The fair value is expected to recover as the securities approach their maturity date or market interest rates change. The unrealized loss on below investment grade corporate securities was not recognized into income because final maturity was scheduled for February 2006 and full principal was received. At year-end 2005 and 2004, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders’ equity.

NOTE 3 – LOANS

Loans at year-end were as follows:

	2005	2004
Commercial	$25,563,003	19,508,761
Real estate:
Residential	48,253,995	23,623,553
Commercial	136,095,967	109,145,228
Consumer and home equity	2,595,088	3,219,604
Other	801,589	268,928
	213,309,642	155,766,074
Less: allowance for loan losses	(2,119,396)	(1,678,191)
Net deferred loan fees	(524,927)	(358,312)
Loans, net	$210,665,319	153,729,571

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 3 – LOANS (Continued)

Activity in the allowance for loan losses was as follows:

	2005	2004
Beginning balance	$1,678,191	738,147
Provision for loan losses	475,350	1,397,000
Loans charged – off	(78,219)	(1,095,756)
Recoveries	113,222	180,800
Reclassification of reserve for unfunded commitments to other liabilities	(69,148)	—
Acquisition related adjustment	—	458,000
Ending balance	$2,119,396	1,678,191

Impaired loans were as follows:

	2005	2004
Year – end loans with no allocated allowance for loan losses	$—	—
Year – end loans with allocated allowance for loan losses	2,318,668	2,057,250
	$2,318,668	2,057,250

Amount of the allowance for loan losses allocated	$56,057	84,296
Average of impaired loans during the year	2,194,395	$1,410,603
Interest income recognized during impairment	161,723	25,487
Cash – basis interest income recognized	161,723	25,487

Nonperforming loans were as follows:

	2005	2004
Loans past due over 90 days still on accrual	$—	—
Nonaccrual loans	289,804	141,208
	$289,804	141,208

Nonperforming loans includes both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

NOTE 4 – PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows.

	2005	2004
Land	$478,375	$478,375
Buildings and improvements	429,157	429,157
Leasehold improvements	1,706,957	1,630,824
Furniture, fixtures and equipment	2,738,714	2,112,055
	5,353,203	4,650,411
Less: Accumulated depreciation	3,338,863	2,724,714
	$2,014,340	$1,925,697

Depreciation expense was $479,546 and $432,123 in 2005 and 2004.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 4 – PREMISES AND EQUIPMENT (Continued)

Rent expense was $1,036,304 and $825,512 in 2005 and 2004. Rent commitments under non-cancelable operating leases were as follows, before considering renewal options that generally are present.

2006	$1,958,217
2007	1,737,566
2008	1,706,475
2009	1,698,373
2010	1,673,870
Thereafter	4,465,283
$13,239,784

NOTE 5 – GOODWILL AND INTANGIBLE ASSETS

Acquired Identifiable Intangible Assets

Acquired intangible assets were as follows as of year-end:

	2005		2004
	Gross Carrying Amount	Accumulated Amortization Accretion	Gross Carrying Amount	Accumulated Amortization
Core deposit intangibles	$1,028,587	$(352,341)	$1,028,587	$(185,307)

Aggregate amortization expense was $167,035 and $154,757 for 2005 and 2004.

2006	$148,620
2007	130,212
2008	111,794
2009	93,384
2010	74,966
$558,976

Goodwill was $5,287,350 at December 31, 2005 and December 31, 2004. There was no impairment of goodwill at December 31, 2005 or 2004.

NOTE 6 – DEPOSITS

NOW, savings, and money market account deposits totaled $57,366,731 and $35,481,190 at December 31, 2005 and 2004.

Time deposits of $100,000 or more were $39,967,950 and $46,573,652 at year-end 2005 and 2004. Brokered deposits totaled $12,993,000 and $12,895,000 at December 31, 2005 and December 31, 2004, respectively.

Scheduled maturities of all time deposits for the next five years were as follows.

2006	$77,181,805
2007	15,130,748
2008	7,580,952
2009	1,050,278
2010	2,183,204
$103,126,987

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 7 – SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase are secured by securities with a carrying amount of $1,995,847 at year-end 2005.

Securities sold under agreements to repurchase are financing arrangements that mature within two years. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance. Information concerning securities sold under agreements to repurchase is summarized as follows:

	2005	2004
Average daily balance during the year	$625,000	$2,453,000
Average interest rate during the year	2.59%	0.73%
Maximum month-end balance during the year	$1,241,000	$2,466,000
Weighted average interest rate at year-end	3.45%	1.68%

NOTE 8 – FEDERAL HOME LOAN BANK ADVANCES

In August 2004 the Bank was accepted into membership of the Federal Home Loan Bank of Atlanta. At that time the Bank assumed $3.0 million of advances previously issued to Gulf Bank. These advances carry a fixed rate of interest and were $21,000,000 and $8,000,000 at December 31, 2005 and 2004, respectively. The Bank has pledged a security interest in its real estate loan portfolio to the FHLB as collateral for borrowings obtained from the FHLB.

The details of FHLB borrowings at December 31, 2005 and 2004 were as follows:

2005	2004	Maturity Date	Interest Rate
$—	$2,000,000	March 7, 2005	7.44%
5,000,000	—	January 30, 2006	4.51
5,000,000	—	March 29, 2006	4.64
5,000,000	—	January 22, 2007	3.69
3,000,000	3,000,000	December 10, 2007	3.59
1,000,000	1,000,000	March 26, 2008	5.51
2,000,000	2,000,000	December 8, 2008	3.87
$21,000,000	$8,000,000

The Bank maintains an unsecured line of credit of $5.0 million and the Company maintains a $2.0 million revolving credit line, each with Independent Bankers Bank, to meet interim liquidity needs. There were no borrowings outstanding under these unsecured lines of credit as of December 31, 2005, compared to $2.5 million outstanding at December 31, 2004 under the Bank’s unsecured line of credit. The interest rate in effect at December 31, 2004 was 2.85%.

NOTE 9 – INCOME TAXES

The components of income tax expense are as follows:

	2005	2004
Current	$—	$—
Deferred	961,749	(77,532)
Increase (Decrease) in valuation allowance	(961,749)	77,532
	$—	$—

The Corporation recorded no income taxes in 2005 as a result of decreasing the valuation allowance for the realizable portion of deferred tax assets. In 2005 and in 2004, the Corporation recorded a valuation allowance in an amount equal to its net deferred tax assets exclusive of unrealized loss on securities available for sale.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 9 – INCOME TAXES (Continued)

The details of the net deferred tax asset are as follows:

	2005	2004
Deferred tax assets:
Net operating loss carryforwards (expires 2023)	$1,533,515	$2,763,737
Allowance for loan losses	571,879	331,555
Unrealized loss on securities available for sale	115,290	47,800
Depreciation	138,191	119,078
Loan fee income	197,530	134,833
Other	91,566	50,287
Deferred tax liabilities:
Intangibles	(274,377)	(178,785)
Accrual to cash basis reporting for tax purposes	(70,271)	(70,923)
Net deferred tax asset	2,303,323	3,197,582
Valuation allowance for deferred tax assets	(2,188,033)	(3,149,782)
Net deferred tax asset after valuation allowance	$115,290	$47,800

The Corporation has recorded a valuation allowance on the deferred tax assets to reduce the total to an amount that management believes is more likely than not to be realized. The valuation allowance decreased $961,749 during the year ended December 31, 2005 and increased by $77,532 during the year ended December 31, 2004. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. No income tax benefits have been provided for the years ended December 31, 2005 and 2004, because the results of operations do not provide sufficient evidence that the net operating losses available for carryforward will be utilized in the future.

The Corporation has available federal net operating loss carryforwards approximating the following at December 31, 2005:

Expiring December 31,
2005	$—
2006	53,630
2007	53,630
2008	53,630
2009	—
2010	487,427
2011	288,430
2012	844,454
2018	307,695
2019	590,608
2020	316,904
2021	314,424
2022	322,064
2023	442,350
$4,075,246

As a result of changes in ownership of the Company in excess of 50% in 1993 and 2000, the net operating loss carryforwards expiring in periods prior to 2020 are shown at the limited amount that may be used in any year.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 10 – RELATED PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates in 2005 and 2004 were as follows.

	2005	2004
Beginning balance	$695,000	$2,370,932
New and renewed loans	7,717,177	695,000
Payments and renewals	(2,550,829)	(2,370,932)
Ending balance	$5,861,348	$695,000

Deposits from principal officers, directors, and their affiliates at year-end 2005 and 2004 were $3,087,147 and $1,564,900.

NOTE 11 – STOCK OPTIONS

The Corporation has granted stock options for the purchase of shares of common stock of the Corporation to directors, former directors and employees of the Corporation under the Amended and Restated Directors Stock Option Plan and the Amended and Restated Incentive Stock Option Plan (the “Plans”) and various compensation agreements and actions of the Board of Directors. All options for the purchase of common stock of the Corporation expire 10 years from the date of issue. The Plans allow for a maximum of one million shares of common stock to be issued under each plan as performance awards. As of December 31, 2004, the Amended and Restated Directors Stock Option Plan and the Amended and Restated Incentive Stock Option Plan had options to purchase 71,500 and 58,800 shares of common stock available for future grants, respectively. As of December 31, 2005, the Amended and Restated Directors Stock Option Plan had options to purchase 222,300 shares of common stock available for future grants and 17,800 options were available under the Amended and Restated Incentive Stock Option Plan.

A summary of the options for the purchase of common stock of the Corporation as of December 31, 2005 and 2004, and changes during the years then ended is presented below.

	2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	1,193,823	$2.57	297,517	$2.18
Granted	980,860	4.21	921,500	2.63
Exercised	(37,690)	1.99	(27)	3.75
Forfeited or expired	(71,963)	3.08	(25,167)	1.56
Outstanding at end of year	2,065,030	$3.34	1,193,823	$2.57
Options exercisable at year-end	1,364,058	$3.14	159,600	$2.31
Weighted average fair value of options granted during year		$1.53		$1.99

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 11 – STOCK OPTIONS (Continued)

Options outstanding at year-end 2005 were as follows.

	Outstanding			Exercisable
Exercise Prices	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$1.50	1,557	0.1 years	$1.50	1,557	$1.50
$1.75	50,000	4.3	1.75	50,000	1.75
$2.35	168,800	6.1	2.35	131,560	2.35
$2.63	852,240	8.0	2.63	694,448	2.63
$3.75	11,573	2.5	3.75	6,493	3.75
$4.00	140,000	10.0	4.00	—	—
$4.21	98,500	10.0	4.21	—	—
$4.25	742,360	9.6	4.25	480,000	4.25
Outstanding at year-end	2,065,030	8.5	$3.34	1,364,058	$3.14

On December 16, 2005, the stockholders of the Corporation approved the 2005 Stock Option and Stock Incentive Plan (the “2005 Plan”). Pursuant to the terms of the 2005 Plan, 2,000,000 shares of common stock were reserved for issuance upon the exercise of options or in the form of awards of restricted stock granted under the 2005 Plan. Of this amount, up to 1,000,000 shares of common stock may be issued upon the exercise of Incentive Stock Options. As of December 31, 2005, 215,000 options have been granted under the 2005 Plan.

NOTE 12 – STOCK WARRANTS

As of December 31, 2005, the Company had outstanding warrants to purchase 14,244,583 shares of common stock, including Class A, B, C, D, E, F and G warrants.

A summary of the warrants to purchase shares of common stock of the Company as of December 31, 2005 and December 31, 2004, is presented below.

	December 31, 2005	December 31, 2004
Class A Warrants	937,625	942,625
Class B Warrants	574,625	942,625
Class C Warrants	180,000	180,000
Class D Warrants	4,960,000	4,960,000
Class E Warrants	1,586,000	—
Class F Warrants	8,228,750	—
Class G Warrants	50,000	—
Other Warrants	1,607,958	689,800
Warrants Outstanding	18,124,958	7,715,050

Class A Warrants

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.00, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Company may redeem the Class A warrants at any time if the following conditions have been satisfied: (i) the Company has registered for resale the common stock issuable upon exercise of the Class A warrants; (ii) the common stock, as publicly traded in the over-the-counter market or on a national securities exchange, has closed at a price of at least $8.50 for 20 continuous trading days; and (iii) the Company pays $4.00 per outstanding warrant, subject to adjustment. If not earlier redeemed, the Class A warrants will expire no later than April, 2008.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 12 – STOCK WARRANTS (Continued)

Class B Warrants

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $3.50, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Class B warrants will expire in April, 2006.

Class C Warrants

Each warrant entitles the holder to purchase 2.3 shares of common stock at an exercise price of $3.75 per share, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Company may redeem the Class C warrants at any time if the following conditions have been satisfied: (i) the Company has registered for resale the common stock issuable upon exercise of the Class C warrants; (ii) the common stock, as publicly traded in the over-the-counter market or on a national securities exchange, has closed at a price of at least $8.50 for 20 continuous trading days; and (iii) the Company pays $8.65 per outstanding warrant, subject to adjustment. If not earlier redeemed, the Class C warrants will expire no later than May 15, 2007.

Class D Warrants

Each Class D warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price per share of $4.00. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Class D warrant certificate. The Company’s Class D warrants may be exercised at any time until May 13, 2009, at which time they will expire.

The Company has the right to redeem the Class D warrants at a redemption price of $0.50 per warrant (subject to adjustment in the event of a stock split, reverse stock split, stock dividend on the common stock or the like) after providing 30 days’ prior written notice to the Class D warrant holders at any time after the closing price of the Company’s common stock equals or exceeds $5.60, for five consecutive trading days. If the Company calls the Class D warrants for redemption, they will be exercisable until the close of business on the business day next preceding the specified redemption date.

Class E Warrants

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.25, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Class E warrants will expire no later than March, 2010.

Class F Warrants

Each warrant entitles the holder to purchase 0.5 shares of common stock at an exercise price of $4.00 per share, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Class F warrants will expire no later than August 2010.

The Company has the right to redeem the Class F warrants at a redemption price of $0.50 per warrant (subject to adjustment in the event of a stock split, reverse stock split, stock dividend on the common stock or the like) after providing written notice to the Class F warrant holders at any time after the closing price of the Company’s common stock equals or exceeds $5.60, for twenty consecutive trading days. If the Company calls the Class F warrants for redemption, they will be exercisable until the close of business of the specified redemption date. The holders of Class F warrants may satisfy their obligation to pay the aggregate Exercise Price through a “cashless exercise”, in which event the Company will issue to the holders the number of shares determined by the “cashless exercise” formula.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 12 – STOCK WARRANTS (Continued)

Class G Warrants

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.00 per share, subject to adjustment for stock splits, reverse stock splits and other events of recapitalization. The Class G warrants will expire no later than May 2009. The holders of Class G warrants may satisfy their obligation to pay the aggregate Exercise Price through a “cashless exercise”, in which event the Company will issue to the holders the number of shares determined by the “cashless exercise” formula.

Other Warrants

An aggregate of 1,607,958 warrants have been issued to various underwriters for compensation for certain private and public offerings of the Company’s common stock. The exercise prices of these warrants range from $1.35 to $5.00 and have expiration dates between 2006 and 2010.

On November 1, 2005, the Company’s board of directors approved a reserve of class G common stock purchase warrants to purchase up to 250,000 shares of common stock to be issued from time to time to the Company’s officers, directors, and consultants (the “Warrant Plan”), which may be below the market price of the common stock on the grant date. The Warrant Plan was approved by the stockholders at a special meeting held on December 16, 2005.

NOTE 13 – CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can result in regulatory action. The Corporation has agreed with Bank regulators to keep the Bank well capitalized.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of December 31, 2005 and 2004, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.

The Bank’s actual and required capital amounts and ratios (in thousands of dollars) at year-end are presented below.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2005
Total Capital to risk weighted assets	$52,270	21.83%	$19,152	8.0%	$23,940	10.0%
Tier 1 Capital to risk weighted assets	50,000	20.89	9,576	4.0	14,364	6.0
Tier 1 Capital to average assets	50,000	19.63	10,190	4.0	12,738	5.0
2004
Total Capital to risk weighted assets	$16,377	10.03%	$13,065	8.0%	$16,332	10.0%
Tier 1 Capital to risk weighted assets	14,699	9.00	6,533	4.0	9,799	6.0
Tier 1 Capital to average assets	14,699	8.37	6,868	4.0	8,585	5.0

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 13 – CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS (Continued)

The holding company’s capital amounts and ratios (in thousands of dollars) at year-end are presented below.

	Actual		For Capital Adequacy Purposes
	Amount	Ratio	Amount	Ratio
2005
Total Capital to risk weighted assets	$55,816	23.31%	$19,160	8.0%
Tier 1 Capital to risk weighted assets	53,546	22.36	9,580	4.0
Tier 1 Capital to average assets	53,546	21.02	10,190	4.0

2004
Total Capital to risk weighted assets	$16,474	10.09%	$13,065	8.0%
Tier 1 Capital to risk weighted assets	14,481	8.87	6,533	4.0
Tier 1 Capital to average assets	14,481	8.24	7,028	4.0

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year-end.

	2005	2004
Commitments to make loans – fixed	$1,551,812	$319,891
– variable	81,682,848	37,183,015
Standby Letters of credit	1,658,689	1,779,991
	$84,893,349	$39,282,897

Commitments to make loans are generally made for periods of 60 days or less. Fixed rate loan commitments have interest rates generally ranging from 3.55% to 9.50% and maturities ranging from one year to three years.

Employment Agreements: The Company has employment agreements with the Chairman and the President of the Bank. Under terms of the agreement, the Company agreed to pay a minimum base salary of $130,000 per year, to grant options, and to provide certain other benefits and compensation. The employment agreements also included a provision requiring certain payments upon the occurrence of certain events leading to the termination of employment such as a change in control, death, or disability. The 2003 agreements were automatically renewed and remain in effect.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 15 – FAIR VALUES OF FINANCIAL INSTRUMENTS

Carrying amount and estimated fair values of financial instruments were as follows at year-end:

	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and due from financial institutions	$6,201,079	$6,201,079	$6,213,556	$6,213,556
Federal Funds Sold	21,380,000	21,380,000	—	—
Securities available for sale	5,208,159	5,208,159	5,625,361	5,625,361
Securities held to maturity	21,160,886	20,832,067	15,790,233	15,696,981
Loans, net	210,665,319	209,583,116	153,729,571	153,340,401
Federal Reserve Bank stock	1,257,400	1,257,400	610,050	610,050
Federal Home Loan Bank stock	1,328,000	1,328,000	548,100	548,100
Accrued interest receivable	1,235,797	1,235,797	604,053	604,053
Financial liabilities
Deposits	$193,464,799	$193,369,177	$158,158,474	$158,052,889
Federal funds purchased	—	—	2,500,000	2,500,000
Repurchase agreements	1,020,710	1,020,710	1,257,119	1,257,119
Federal Home Loan Bank advances	21,000,000	20,805,895	8,000,000	8,013,644
Accrued interest payable	596,814	596,814	293,346	293,346

The methods and assumptions used to estimate fair value are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, short-term borrowings, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of debt is based on current rates for similar financing. The fair value of off-balance-sheet items is not significant.

NOTE 16 – PARENT CORPORATION ONLY CONDENSED FINANCIAL INFORMATION

Condensed financial information of Sun American Bancorp follows.

CONDENSED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Cash and cash equivalents	$3,638,856	$178,289
Investment in Bank subsidiary	56,053,649	20,625,593
Other assets	103,666	2,743
Total assets	$59,796,171	$20,806,625
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities	$171,163	$60,515
Shareholders’ equity	59,625,008	20,746,110
Total liabilities and shareholders’ equity	$59,796,171	$20,806,625

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 16 – PARENT CORPORATION ONLY CONDENSED FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF INCOME

	December 31,
	2005	2004
Equity in net income of Bank	$3,537,499	$134,238
Less:
Interest expense	10,728	24,835
Salaries and benefits	147,622	134,347
Other expense	460,349	203,091
Net income (loss)	$2,918,800	$(228,035)

CONDENSED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2005	2004
Cash flows from operating activities
Net Income (loss)	$2,918,800	$(228,035)
Adjustments:
Equity in undistributed (income) loss of Bank	(3,537,499)	(134,238)
Change in other assets and other liabilities	9,726	115,096
Net cash from operating activities	(608,973)	(247,177)
Cash flows from investing activities
Investment in Bank	(32,000,000)	(10,753,337)
Net cash from investing activities	(32,000,000)	(10,753,337)
Cash flows from financing activities
Increase in note payable	2,000,000	1,000,000
Repayment of note payable	(2,000,000)	(1,000,000)
Issuance of preferred shares	—	3,095,000
Redemption of preferred shares	(315,000)	(2,785,000)
Proceeds from stock issuance	36,398,901	10,937,611
Dividends paid	(14,361)	(123,724)
Net cash from financing activities	36,069,540	11,123,887
Net change in cash and cash equivalents	3,460,567	123,373
Beginning cash and cash equivalents	178,289	54,916
Ending cash and cash equivalents	$3,638,856	$178,289

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 17 – EARNINGS (LOSS) PER SHARE

The factors used in the earnings (loss) per share computation follow.

	2005	2004
Basic earnings (loss) per share
Net income (loss)	$2,918,800	$(228,035)
Less: dividends paid on preferred shares	(14,361)	(123,724)
Net income (loss) attributable to common shareholders	2,904,439	$(351,759)
Weighted average common shares outstanding, basic	12,122,945	7,402,509
Basic earnings (loss) per common share	$0.24	$(0.05)
	2005	2004
Diluted earnings (loss) per share
Net income (loss)	$2,918,800	$(228,035)
Less: dividends paid on preferred shares	(14,361)	(123,724)
Net income (loss) attributable to common shareholders	2,904,439	$(351,759)
Weighted average common shares outstanding, diluted	13,604,345	7,402,509
Diluted earnings (loss) per common share	$0.21	$(0.05)

Stock warrants for 600,000 shares of common stock were not considered in computing diluted earnings per common share for 2005, and stock options and stock warrants for 1,218,290 and 7,249,050 shares of common stock were not considered in computing diluted earnings per common share for 2004, because they were antidilutive.

NOTE 18 – OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related taxes were as follows.

	2005	2004
Unrealized holding losses on available-for-sale securities	$(184,782)	$(27,609)
Less: reclassification adjustments for gains (losses) later recognized in income	7,930	(32,664)
Net unrealized gains (losses)	(176,852)	5,055
Tax effect	67,400	(1,890)
Other comprehensive income (loss) before minority interest	(109,452)	3,165
Minority interest in other comprehensive (income) loss of subsidiary	10	(3)
Other comprehensive income (loss)	$(109,442)	$3,162

NOTE 19 – PURCHASE OF ASSETS AND ASSUMPTION OF SELECTED LIABILITIES OF GULF BANK IN 2004

In order to expand its banking presence in Miami Dade County, the Bank executed the Gulf Bank Asset Purchase Agreement that closed on February 17, 2004 for $3.7 million. This transaction caused the transfer of all of Gulf Bank’s loans, totaling $42 million, to the Bank along with certain contracts of Gulf Bank and the books and records of Gulf Bank relating to the transferred assets. In addition, the Bank received a cash payment of approximately $28 million and fixed assets valued at approximately $508,000. The Bank assumed all of the deposits totaling $67 million of Gulf Bank and Federal Home Loan Bank Advances totaling $3 million and entered into an assignment and sublease agreements for the lease of the three Gulf Bank branches in Miami-Dade County, Florida.

SUN AMERICAN BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 19 – PURCHASE OF ASSETS AND ASSUMPTION OF SELECTED LIABILITIES OF GULF BANK IN 2004 (Continued)

The Bank accounted for the transaction as a business combination under the purchase accounting method. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands of dollars).

Cash	$27,317
Loans, net of allowance for loan losses of $458	41,750
Fixed Assets	508
Goodwill	3,344
Core deposit intangible	828
Total assets acquired	73,747
Deposits	67,013
Federal Home Loan Bank borrowings	3,000
Total liabilities assumed	70,013
Net assets acquired	$3,734

The following table summarizes selected pro forma financial information but does not include amounts related to acquisition costs that were incurred to complete implementation of the acquisition.

The selected pro forma combined financial information, while helpful in illustrating the financial characteristics of the acquisition under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies and other factors that may result as a consequence of the acquisition and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined business would have been had our companies been combined during the period presented.

SELECT PROFORMA COMBINED FINANCIAL INFORMATION

	Sun American Bancorp for the year ended December 31, 2004	Gulf for the period ended February 17, 2004		Acquisition Proforma Adjustments	Proforma Sun American for the year ended December 31, 2004
Net interest income	$6,519,437	$284,537		$(8)	$6,803,966
Net (loss) income	(228,035)	158,183	(1)	(8)	(69,860)
Basic and diluted earnings (loss) per share	(0.05)	—		—	(0.02)

———————

(1)

Includes Gulf Bank net gains on sales of securities of $184,000

NOTE 20 – QUARTERLY FINANCIAL DATA (UNAUDITED)

	Interest Income	Net Interest Income	Net Income (Loss)	Earnings (loss) Per Share
				Basic	Fully Diluted
2005
First quarter	$3,206,801	$2,303,281	$601,958	$0.07	$0.06
Second quarter	3,724,247	2,607,836	513,637	0.05	0.05
Third quarter	4,305,492	2,956,108	780,972	0.06	0.05
Fourth quarter	4,827,200	3,436,189	1,022,233	0.06	0.05
2004
First quarter	$1,565,332	$1,082,459	$(566,583)	$(0.10)	$(0.10)
Second quarter	2,059,873	1,483,586	(55,561)	(0.01)	(0.01)
Third quarter	2,378,823	1,817,218	158,684	0.00	(0.00)
Fourth quarter	2,844,562	2,136,174	235,425	0.03	0.03

INDEX TO BEACH BANK
FINANCIAL STATEMENTS

September 30, 2006 and 2005

and

December 31, 2005 and 2004

BEACH BANK

BALANCE SHEETS

September 30, 2006 and December 31, 2005

	September 30, 2006	December 31, 2005
ASSETS	(Unaudited)
Cash and due from banks	$1,972,021	$1,975,777
Interest-bearing deposits with banks	121,198	161,277
Federal funds sold	24,384,000	—
TOTAL CASH AND CASH EQUIVALENTS	26,477,219	2,137,054
Securities available for sale	500,200	507,400
Securities held to maturity	24,509,332	33,153,043
Loans, net	73,021,699	81,397,239
Premises and equipment, net	1,232,827	1,511,106
Federal Home Loan Bank stock, at cost	240,500	242,000
Accrued interest receivable	640,707	662,595
Other assets	440,106	409,538
TOTAL ASSETS	$127,062,590	$120,019,975
LIABILITIES AND STOCKHOLDERS’ EQUITY
DEPOSITS:
Noninterest-bearing demand accounts	$18,218,721	$21,060,777
Savings, NOW and money-market accounts	20,492,295	26,599,490
Time deposits	77,389,730	53,224,967
TOTAL DEPOSITS	116,100,746	100,885,234
Federal funds purchased	—	2,600,000
Securities sold under agreements to repurchase	1,198,421	6,356,515
Federal Home Loan Bank advances	—	—
Accrued interest payable	145,213	72,151
Other liabilities	488,057	374,516
TOTAL LIABILITIES	117,932,437	110,288,416
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock $1 par value; 10,000,000 shares authorized, 6,039,422 shares issued and outstanding in 2006 and 2005, respectively	6,039,422	6,039,422
Additional paid-in capital	7,051,910	7,051,910
Accumulated deficit	(3,961,379)	(3,367,173)
Accumulated other comprehensive income	200	7,400
TOTAL STOCKHOLDERS’ EQUITY	9,130,153	9,731,559
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,062,590	$120,019,975

The accompanying notes are an integral part of these financial statements.

BEACH BANK

STATEMENTS OF OPERATIONS

For the Three and Nine-Months Ended September 30, 2006 and 2005

(Unaudited)

	Three months ended September 30,		Nine-months ended September 30,
	2006	2005	2006	2005
INTEREST INCOME:
Loans	$1,392,194	$1,466,895	$4,197,324	$4,146,571
Securities	243,267	321,143	792,479	839,133
Federal funds sold	177,742	129,460	420,722	211,172
Other	4,769	3,155	14,621	12,183
TOTAL INTEREST INCOME	1,817,972	1,920,653	5,425,146	5,209,059
INTEREST EXPENSE:
Deposits	771,747	500,388	2,070,598	1,359,003
Securities sold under agreements to repurchase	7,569	17,047	32,049	47,172
Federal funds purchased	—	—	3,297	51,510
TOTAL INTEREST EXPENSE	779,316	517,435	2,105,944	1,457,685
NET INTEREST INCOME	1,038,656	1,403,218	3,319,202	3,751,374
PROVISION FOR LOAN LOSSES	—	182,741	—	267,741
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,038,656	1,220,477	3,319,202	3,483,633
NON-INTEREST INCOME:
Deposit fees and service charges	78,689	169,646	298,548	470,879
Overdraft and uncollected fund fees	2,495	5,119	10,977	15,034
Other	1,172	3,880	5,976	20,240
TOTAL NON-INTEREST INCOME	82,356	178,645	315,501	506,153
NON-INTEREST EXPENSES:
Salaries and employee benefits	533,305	645,569	1,918,355	1,898,807
Occupancy	252,277	262,343	737,935	800,339
Professional services	38,756	788,208	492,353	831,583
Advertising	7,386	9,714	51,929	38,719
Data processing	63,945	54,331	191,170	213,070
Other	252,480	171,885	837,167	1,317,642
TOTAL NON-INTEREST EXPENSES	1,148,149	1,932,050	4,228,909	5,100,160
NET (LOSS) INCOME	$(27,137)	$(532,928)	$(594,206)	$(1,110,374)

The accompanying notes are an integral part of these financial statements.

BEACH BANK

STATEMENTS OF CASH FLOWS

For the Nine-Months Ended September 30, 2006 and 2005

	Nine-Months Ended September 30,
	2006	2005
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(594,206)	$(1,110,374)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	303,517	246,955
Provision for loan losses	—	267,741
Amortization of premiums on securities held to maturity	243,711	403,866
Decrease (increase) in accrued interest receivable	21,888	(79,056)
(Increase) decrease in other assets	(30,568)	(201,837)
Increase in accrued interest payable	73,062	5,777
Increase in other liabilities	113,541	334,845
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	130,945	(132,083)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of securities held to maturity	—	(8,000,000)
Proceeds from maturities of securities held to maturity	8,400,000	400,000
Net decrease in loans	8,375,540	13,809,658
Net purchases of premises and equipment	(25,238)	(338,692)
Decrease in Federal Home Loan Bank stock	1,500	304,200
NET CASH PROVIDED BY INVESTING ACTIVITIES	16,751,802	6,175,166
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits	15,215,512	12,492,545
Decrease in other borrowings	(7,758,094)	(9,877,152)
Decrease in Federal Home Loan Bank advance	—	(7,500,000)
Proceeds from the issuance of common stock, net of issuance costs	—	1,900,496
NET CASH PROVIDED BY FINANCING ACTIVITIES	7,457,418	(2,984,111)
Increase in cash and cash equivalents	24,340,165	3,058,972
Cash and cash equivalents, beginning of period	2,137,054	1,453,893
Cash and cash equivalents, end of period	$26,477,219	$4,512,865
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$2,032,882	$1,451,908
Noncash transactions –
Accumulated other comprehensive income: net change in unrealized gain on securities available for sale	$(7,200)	$(15,600)

The accompanying notes are an integral part of these financial statements.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS

September 30, 2006 and December 31, 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Beach Bank (the “Bank”) is a state-chartered commercial bank which provides a variety of financial products and services through its banking office in Miami Beach, Florida. The Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”).

On October 5, 2004, the Bank consented to enter into an Order to Cease and Desist (the “Order”) as proposed by the FDIC. The FDIC found during their examination of the Bank that the Bank had deficiencies in violation of statutory requirements in the areas of policies, procedures, Enhanced Due Diligence, Customer Identification Programs, Know Your Customer documentation, Currency Transaction Reporting, Suspicious Activity Reporting, and account monitoring. Such continuing violations may subject the Bank to further sanctions, including significant fines that could result in substantial dissipation of assets and earnings.

The Order required the Bank, among other things, to formulate a three year written strategic plan, prepare and submit to the FDIC a comprehensive budget and earnings forecast, to have and retain qualified management, to maintain a Tier I Leverage Capital ratio of not less than 7%, a Tier I Risk Based Capital Ratio of not less than 10% and a Total Risk Based Capital Ratio of at least 12%, to charge off certain classified assets, to maintain an adequate allowance for loan losses, to reduce classified assets and to adopt sound lending and collection policies. According to the Bank’s management, the requirements of the Order are the result of findings from a May 10, 2004 examination by the FDIC. Bank management feels that at December 31, 2005, the Bank has made significant progress in complying with the requirements of the Order. Any deviations from the requirements of the Order could have significant implications on the ongoing operations of the Bank.

The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following summarizes the more significant accounting and reporting policies of the Bank.

Recently Issued Accounting Standards

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“FAS”) No. 155, “Accounting for Hybrid Financial Instruments- an amendment of FASB Statements No. 133 and 140” (“FAS 155”). FAS 155 amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”), and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”). This Statement allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. It also clarifies which interest-only strips and principal-only strips are not subject to the requirements of FAS 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives; and, amends FAS 140 to eliminate prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement shall be effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year beginning after September 15, 2006. Management believes this Statement will not have a material effect on the Bank’s financial statements.

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets”, (“FAS 156”) which amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. This Statement addresses the recognition and measurement of separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge-like accounting. It also clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or servicing liability and requires that those separately recognized assets or liabilities be initially measured at fair value, if practicable. FAS 156 permits an entity to choose either the amortization method or the fair value method for subsequent measurement and also

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

permits a servicer that uses derivative financial instruments to offset risks on servicing to report both the derivative financial instrument and related servicing assets or liability by using a consistent measurement attribute- fair value. This statement shall be effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s first fiscal year beginning after September 15, 2006, with early adoption permitted. Management believes this Statement will not have a material effect on the Bank’s financial statements.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements”, (“FAS 157”). FAS 157 provides enhanced guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ request for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those years. Early adoption is permitted. Management believes this Statement will not have a material effect on the Bank’s financial statements.

In September 2006, the FASB issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (as amendment of FASB Statements No. 87, 88, 106 and 132R”, (“FAS 158”) requires an employer to: (a) recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status; (b) measure a plan’s assets and its obligations that determine its funded status as of he end of the employer’s fiscal year, and; (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur as a component of comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective for financial statements as of the fiscal year ended December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for financial statements issued for fiscal years ending after December 15, 2008. Management believes this Statement will not have a material effect on the Bank’s financial statements.

In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109”, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes” (“FAS 109”). The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This statement is effective for fiscal years beginning after December 15, 2006. Management believes this Statement will not have a material effect on the Bank’s financial statements.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 2 – SECURITIES

Debt and equity securities have been classified according to management’s intention. The carrying amount of securities and their approximate fair values were as follows:

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Values

Securities Available for Sale
At September 30, 2006:
Other Securities	$500,000	$200	$—	$500,200

Securities Available for Sale
At December 31, 2005:
Other Securities	$500,000	7,400	$—	$507,400

Securities Held to Maturity
At September 30, 2006:
U.S. Government agencies	$21,986,716	$—	$(701,449)	$21,285,267
Mortgage-backed securities	1,722,616	—	(59,486)	1,663,130
Other securities	800,000	—	(28,023)	771,977

Total	$24,509,332	$—	$(788,958)	$23,720,374

Securities Held to Maturity:
At December 31, 2005:
U.S. Government agencies	$29,964,443	$—	$(743,393)	$29,221,050
Mortgage-backed securities	1,988,600	56	(58,468)	1,930,188
Other securities	1,200,000	—	(136,040)	1,063,960

Total	$33,153,043	$56	$(937,901)	$32,215,198

Expected maturities of some securities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call prepayment penalties. The scheduled maturities of securities at September 30, 2006 are shown below:

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Values	Amortized Cost	Fair Values

Due in one year or less	$—	$—	$1,000,000	$980,727
Due after one year through five years	—	—	20,805,442	20,127,394
Due after five years through ten years	—	—	2,023,211	1,949,688
Due after ten years	500,000	500,200	680,679	662,565

Total	$500,000	$500,200	$24,509,332	$23,720,374

Securities with an amortized cost of $5,994,109 and $9,954,101 and fair value of $5,850,210 and $9,687,784 at September 30, 2006 and December 31, 2005, respectively, were pledged as collateral to secure securities sold under agreements to repurchase.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 2 – SECURITIES (Continued)

Information pertaining to securities with gross unrealized losses at September 30, 2006, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows:

	Less than Twelve Months		Twelve Months Or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government agencies	$—	$—	$21,285,267	$(701,449)	$21,285,267	$(701,449)
Mortgage-backed Securities	—	—	1,742,772	(69,530)	1,742,772	(69,530)
Other securities	692,335	(17,979)	—	—	692,335	(17,979)
Total	$692,335	$(17,979)	$23,028,039	$(770,979)	$23,720,374	$(788,958)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than the cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At September 30, 2006, several U.S. government agency securities and several mortgage-backed securities had unrealized losses over twelve months of approximately $23,028,000. Such securities represent approximately 92% of the total investments in marketable equity securities. Although the issuers have shown declines in earnings as a result of the weakened economy, no credit issues have been identified that cause management to believe the declines in market value are other than temporary.

NOTE 3 – LOANS, NET

The components of the loan portfolio are as follows:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Commercial real estate	$33,846,939	$35,060,468
Commercial	12,631,133	14,833,707
Residential real estate	23,629,810	30,107,631
Construction	2,786,815	1,191,940
Consumer	1,270,306	1,331,385
Other	42,624	146,636
Total loans	$74,207,627	$82,671,767
Less:
Allowance for loan losses	(1,047,748)	(1,103,723)
Net deferred loan fees	(138,180)	(170,805)
Loans, net	$73,021,699	$81,397,239

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 3 – LOANS, NET (Continued)

Activity in the allowance for loan losses is summarized as follows:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Balance, beginning of year	$1,103,723	$846,744
Provision for loan losses	—	325,241
Charge-offs, net of recoveries	(55,975)	(68,262)
Balance, end of year	$1,047,748	$1,103,723

Non-accrual and past due loans still accruing were as follow:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Non-accruals loans	$489,000	$650,992
Past due ninety days or more but still accruing	—	—
Balance, end of year	$489,000	$650,992

Loans on which the accrual of interest had been discontinued amounted to approximately $489,000 and $651,000 at September 30, 2006 and December 31, 2005, respectively. Interest income attributable to non-accrual loans amounted to $0 and $171,972 at September 30, 2006 and December 31, 2005, respectively. Additional interest income on these loans for the nine months ended September 30, 2006 and for the year ended December 31, 2005 respectively, would have been approximately $39,000 and 30,000 had these loans performed in accordance with their original terms.

The recorded investment in loans that are considered to be impaired totaled approximately $3,949,000 and $1,964,000, at September 30, 2006 and December 31, 2005, respectively, of which approximately $489,000 and $651,000, respectively, were on non-accrual basis. Included in impaired loans are approximately $3,949,000 and $1,964,000 at September 30, 2006 and December 31, 2005, respectively, for which the related allowance for loan losses is approximately $296,000 and $311,000 at September 30, 2006 and December 31, 2005, respectively. The average recorded investment in impaired loans during the year ended

September 30, 2006 and December 31, 2005 was approximately $179,000 and $2,445,000, respectively.

NOTE 4 – STOCK OPTION PLAN

The Bank adopted a stock option plan (the “Plan”) for its directors, officers and employees. Under this plan, the total number of shares which may be issued is 1,027,166. The option exercise price shall not be less than the fair market value at the date of grant. The term of the options cannot exceed ten years and the options vest ratably over a three-year period. The options have terms of 10 years. At September 30, 2006 and December 31, 2005, 342,166 shares remained available for grant. A summary of stock options is as follows:

	Options Outstanding	Weighted Average Option Price Per Share
Balance at December 31, 2004	685,000	$2.06
Granted	—	—
Balance at December 31, 2005	685,000	2.06
Granted	—	—
Balance at September 30, 2006	685,000	$2.06

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 4 – STOCK OPTION PLAN (Continued)

The weighted-average remaining contractual life of the options outstanding at September 30, 2006 and December 31, 2005 was 4.72 and 5.22 years, respectively.

The options are exercisable as follows:

Year Ending December 31,	Number of Shares	Weighted Average Option Price Per Share
Currently and through:
December 31, 2005	602,500	$2.00
December 31, 2007	82,500	2.48
	685,000	$2.06

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s financial statements.

Off-Balance-Sheet Risk

The Bank is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unfunded commitments under lines of credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of /the amount recognized in the balance sheets.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Unfunded commitments under lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments, if deemed necessary.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 5 – COMMITMENTS AND CONTINGENCIES (Continued)

The following off-balance-sheet instruments were outstanding whose contract amounts represent credit risk at September 30, 2006 and December 31, 2005:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Commitments to extend credit	$—	$580,000
Unfunded commitments under lines of credit	$9,745,900	$13,985,000
Standby letters of credit	$1,281,790	$1,054,000

NOTE 6 – REGULATORY MATTERS

The Bank is limited in the amount of cash dividends that may be paid. The amount of cash dividends that may be paid is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

The Bank is subject to various regulatory capital requirements administered by the regulatory authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaking, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 2006, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2006, the most recent notification from Regulatory Authorities categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action provisions of the Federal Deposit Insurance Corporation Rules and Regulations. To be categorized as well capitalized, the Bank must maintain minimum total risk-based Tier 1 risk-based and Tier 1 leverage rations as set forth in the table. There were no conditions or events since the notification that management believes have changed the Bank’s category.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

September 30, 2006 and December 31, 2005

NOTE 6 – REGULATORY MATTERS (Continued)

The Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands):

	Actual		Required for Capital Adequacy Purposes		Required to be Categorized as Well Capitalized Under Prompt Corrective Action Provisions		Minimum Established by the FDIC in Accordance with Order
	Amount	%	Amount	%	Amount	%	Amount	%
As of September 30, 2006:
Total Capital to Risk-Weighted Assets	$10,078	13.16%	$6,051	8.00%	$7,564	10.00%	$9,076	12.00%
Tier 1 Capital to Risk-Weighted Assets	9,130	11.91	3,029	4.00	4,544	6.00	7,574	10.00
Tier 1 Capital to Average Assets	9,130	7.83	3,331	4.00	5,552	5.00	7,773	7.00
As of December 31, 2005:
Total Capital to Risk-Weighted Assets	$10,740	13.35%	$6,435	8.00%	$8,044	10.00%	$9,652	12.00%
Tier 1 Capital to Risk-Weighted Assets	9,724	12.09	3,217	4.00	4,826	6.00	8,044	10.00
Tier 1 Capital to Average Assets	9,724	8.25	3,538	3.00	5,896	5.00	8,255	7.00

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors

Beach Bank

We have audited the accompanying balance sheets of Beach Bank (the “Bank”) as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beach Bank as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 1 to the financial statements, due to the results of a regulatory examination as of October 5, 2004, the Bank consented to enter into an Order to Cease and Desist as proposed by the Federal Deposit Insurance Corporation. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MORRISON, BROWN, ARGIZ & FARRA, LLP
Morrison, Brown, Argiz & Farra, LLP

Miami, Florida

February 3, 2006

BEACH BANK

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS
Cash and due from banks	$1,975,777	$1,269,543
Interest-bearing deposits with banks	161,277	184,350
TOTAL CASH AND CASH EQUIVALENTS	2,137,054	1,453,893
Securities available for sale	507,400	529,600
Securities held to maturity	33,153,043	26,035,667
Loans, net	81,397,239	89,269,526
Premises and equipment, net	1,511,106	1,281,969
Federal Home Loan Bank stock, at cost	242,000	546,200
Accrued interest receivable	662,595	537,071
Other assets	409,538	1,035,830
TOTAL ASSETS	$120,019,975	$120,689,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
DEPOSITS:
Noninterest-bearing demand accounts	$21,060,777	$21,331,190
Savings, NOW and money-market accounts	26,599,490	27,260,495
Time deposits	53,224,967	40,611,204
TOTAL DEPOSITS	100,885,234	89,202,889
Federal funds purchased	2,600,000	5,900,000
Securities sold under agreements to repurchase	6,356,515	7,651,105
Federal Home Loan Bank advances	—	7,500,000
Accrued interest payable	72,151	46,590
Other liabilities	374,516	389,258
TOTAL LIABILITIES	110,288,416	110,689,842
COMMITMENTS AND CONTINGENCIES (NOTE 10)
STOCKHOLDERS’ EQUITY:
Common stock$1 par value; 10,000,000 shares authorized, 6,039,422 and 5,395,834 shares issued and outstanding in 2005 and 2004, respectively	6,039,422	5,395,834
Additional paid-in capital	7,051,910	5,795,002
Accumulated deficit	(3,367,173)	(1,220,522)
Accumulated other comprehensive income	7,400	29,600
TOTAL STOCKHOLDERS’ EQUITY	9,731,559	9,999,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,019,975	$120,689,756

The accompanying notes are an integral part of these financial statements.

BEACH BANK

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004

	2005	2004
INTEREST INCOME:
Loans	$5,535,651	$4,397,651
Securities	1,159,543	1,162,721
Federal funds sold	218,240	41,760
Other	15,108	10,454
TOTAL INTEREST INCOME	6,928,542	5,612,586
INTEREST EXPENSE:
Deposits	1,850,775	1,361,105
Securities sold under agreements to repurchase	66,570	154,763
Federal funds purchased	63,949	116,402
TOTAL INTEREST EXPENSE	1,981,294	1,632,270
NET INTEREST INCOME	4,947,248	3,980,316
PROVISION FOR LOAN LOSSES	325,241	379,240
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,622,007	3,601,076
NON-INTEREST INCOME:
Deposit fees and service charges	554,312	995,749
Overdraft and uncollected fund fees	11,593	632,521
Other	64,865	374,238
TOTAL NON-INTEREST INCOME	630,770	2,002,508
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,558,498	2,351,536
Occupancy	946,606	783,764
Professional services	328,792	82,987
Advertising	64,244	252,420
Data processing	276,329	350,478
Loss on sale of fixed assets	10,790	—
Other	779,905	1,218,614
TOTAL NON-INTEREST EXPENSES	4,965,164	5,039,799
INCOME BEFORE EXPENSES RESULTING FROM ORDER AND NONRECURRING EXPENSES	287,613	563,785
EXPENSES RESULTING FROM ORDER	1,964,064	133,864
NONRECURRING EXPENSES	470,200	60,015
NET (LOSS) INCOME	$(2,146,651)	$369,906

The accompanying notes are an integral part of these financial statements.

BEACH BANK

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2005 and 2004

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Compre- hensive Income	Total
Balances at January 1, 2004	$5,135,834	$5,435,002	$(1,590,428)	$—	$8,980,408
COMPREHENSIVE INCOME:
Net income	—	—	369,906	—	369,906
Change in net unrealized gain on securities available for sale	—	—	—	29,600	29,600
TOTAL COMPREHENSIVE INCOME					399,506
Proceeds from exercise of 60,000 shares of stock options	60,000	60,000	—	—	120,000
Proceeds from issuance of 200,000 common shares	200,000	300,000	—	—	500,000
Balances at December 31, 2004	5,395,834	5,795,002	(1,220,522)	29,600	9,999,914
COMPREHENSIVE LOSS:
Net loss	—	—	(2,146,651)	—	(2,146,651)
Change in net unrealized gain on securities available for sale	—	—	—	(22,200)	(22,200)
TOTAL COMPREHENSIVE LOSS					(2,168,851)
Proceeds from issuance of 643,588 common shares, net of issuance cost $30,269	643,588	1,256,908	—	—	1,900,496
Balances at December 31, 2005	$6,039,422	$7,051,910	$(3,367,173)	$7,400	$9,731,559

The accompanying notes are an integral part of these financial statements.

BEACH BANK

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2,146,651)	$309,609
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	314,183	279,809
Provision for loan losses	325,241	379,240
Amortization of premiums on securities held to maturity	15,333	57,474
Loss on sale of fixed assets	10,790	—
Increase in accrued interest receivable	(125,524)	(80,432)
Decrease (increase) in other assets	626,292	(227,103)
Increase in accrued interest payable	25,561	5,995
(Decrease) increase in other liabilities	(14,742)	122,414
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(969,517)	907,303
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in interest-bearing deposits with banks	—	100,000
Purchase of securities held to maturity	(8,000,000)	(9,000,000)
Proceeds from calls of securities held to maturity	—	11,000,000
Proceeds from paydowns of securities held to maturity	867,291	1,948,302
Net decrease (increase) in loans	7,547,046	(28,280,114)
Net purchases of premises and equipment	(554,110)	(777,321)
Decrease (increase) in Federal Home Loan Bank stock	304,200	(435,800)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	164,427	(25,444,933)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits	11,682,345	5,242,970
(Decrease) increase in other borrowings	(4,594,590)	2,588,291
(Decrease) increase in Federal Home Loan Bank advance	(7,500,000)	7,500,000
Proceeds from the issuance of common stock	1,900,496	500,000
Proceeds from exercise of stock options	—	120,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,488,251	15,951,261
Increase (decrease) in cash and cash equivalents	683,161	(8,586,369)
Cash and cash equivalents, beginning of year	1,453,893	10,040,262
Cash and cash equivalents, end of year	$2,137,054	$1,453,893
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$1,955,733	$1,626,275
Noncash transactions –
Accumulated other comprehensive income: net change in unrealized gain on securities available for sale	$(22,200)	$29,600

The accompanying notes are an integral part of these financial statements.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Beach Bank (the “Bank”) is a state-chartered commercial bank which provides a variety of financial products and services through its banking office in Miami Beach, Florida. The Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation  (“FDIC”).

On October 5, 2004, the Bank consented to enter into an Order to Cease and Desist (the “Order”) as proposed by the FDIC. The FDIC found during their examination of the Bank that the Bank had deficiencies in violation of statutory requirements in the areas of policies, procedures, Enhanced Due Diligence, Customer Identification Programs, Know Your Customer documentation, Currency Transaction Reporting, Suspicious Activity Reporting, and account monitoring. Such continuing violations may subject the Bank to further sanctions, including significant fines that could result in substantial dissipation of assets and earnings.

The Order required the Bank, among other things, to formulate a three year written strategic plan, prepare and submit to the FDIC a comprehensive budget and earnings forecast, to have and retain qualified management, to maintain a Tier I Leverage Capital ratio of not less than 7%, a Tier I Risk Based Capital Ratio of not less than 10% and a Total Risk Based Capital Ratio of at least 12%, to charge off certain classified assets, to maintain an adequate allowance for loan losses, to reduce classified assets and to adopt sound lending and collection policies. According to the Bank’s management, the requirements of the Order are the result of findings from a May 10, 2004 examination by the FDIC. Bank management feels that at December 31, 2005, the Bank has made significant progress in complying with the requirements of the Order. Any deviations from the requirements of the Order could have significant implications on the ongoing operations of the Bank.

The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following summarizes the more significant accounting and reporting policies of the Bank.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits with banks, all of which mature within ninety days.

The Bank is required to maintain cash reserves in the form of vault cash or in noninterest-earning accounts with the Federal Reserve Bank or other qualified banks. These reserve requirements at December 31, 2005 and 2004 were approximately $560,000 and $549,000, respectively.

Securities

The Bank classifies its securities as either held to maturity or available for sale. Held to maturity securities are those which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost. Available for sale securities consist of securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, on available for sale securities, are excluded from earnings and reported in other comprehensive income on the balance sheet. Gains and losses on the sale of available for sale securities are recorded on the trade date and are determined using the specific-identification method. Premiums and discounts on securities available for sale and held to maturity are recognized in interest income using the interest method over the period to maturity.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A decline in the market value of any available for sale or held to maturity security below cost that is deemed to be other-than-temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other-than-temporary, the Bank considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, and forecasted performance of the investee.

Premises and Equipment

Leasehold improvements and furniture and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using both the straight-line method and accelerated methods over the estimated lives of the related assets or the lease term, which ranges from 5 to 20 years. Leasehold improvements are amortized over the remaining term of the applicable leases or their useful lives, which ever is shorter.

Maintenance and repairs are charged to expense as incurred; improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are credited or charged to income.

Income Taxes

The stockholders of the Bank have elected for the Bank to be treated as an S-Corporation. For Federal and state income tax purposes all items of income and expense flow through to its stockholders, therefore, no provision for income taxes has been reflected in the financial statements.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

Loan origination fees are deferred and certain direct origination costs are capitalized; both recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on non-accrual status or are charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This valuation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable the Bank will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and commercial real estate loans by either the present value or expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of unfunded loan commitments, standby letters of credit and unfunded lines of credit. Such financial instruments are recorded in the financial statements when they are funded.

Transfer of Financial Assets

Transfer of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Impairment of Long-Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Statement 144, long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest Rate Risk

The Bank’s performance is dependent to a large extent on its net interest income, which is the difference between income on interest-earning assets and its interest expense on interest-bearing liabilities. The Bank, like most financial institutions, is affected by changes in general interest rate levels and by other economic factors beyond its control. Interest rate risk arises from mismatches between the dollar amount of repricing or maturing assets and liabilities (the interest rate sensitivity gap), and more liabilities repricing or maturing than assets over a given time frame is considered liability-sensitive, or a negative gap. An asset-sensitive position will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. The Bank has attempted to structure its asset and liability management strategies to mitigate the impact of net interest income resulting from changes in market interest rates.

Stock-Based Compensation

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, (as amended by SFAS 148, Accounting for Stock-Based Compensation Transition and Disclosure) (collectively, “SFAS No. 123”) encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB No. 25”) whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank’s stock option plan have no intrinsic value at the grant date, and under APB No. 25 no compensation cost is recognized for them. The Bank has elected to continue with the accounting methodology in APB No. 25 and, as a result, has provided proforma disclosures of net earnings and other disclosures, as if the fair valued based method of accounting had been applied.

The following table illustrates the effect on net (loss) income if the Bank had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	2005	2004
Net (loss) income, as reported	$(2,146,651)	$369,906
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards	(23,006)	(11,902)
Pro forma net (loss) income	$(2,169,657)	$358,004

During 2005, there were no stock options granted. The per share weighted average fair value of stock options granted during 2004 was $1.12 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

Expected dividend yield	0.00%
Expected volatility	0.00%
Risk free interest rate	3.71%
Expected life	10 years

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net earnings, are components of comprehensive income.

Fair Values of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates, using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank. The following methods and assumptions were used by the Bank in estimating fair values of financial instruments:

Cash and Cash Equivalents

For these short-term instruments, the carrying amounts is a reasonable estimate of fair value.

Securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying value of Federal Home Loan Bank stock approximates fair value. (See Note 2)

Loans

For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

Accrued Interest Receivable and Payable

The carrying amounts of accrued interest receivable and payable represent their values given their short term maturities.

Deposits

The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits.

Other Borrowings

The carrying amounts of other borrowings approximate their fair values. Fair values of advances from Federal Home Loan Bank are estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowings.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Off-Balance-Sheet Instruments

Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The estimated fair values for off-balance-sheet stand by letters of credit are considered nominal.

Guarantor’s Accounting and Disclosure Requirement for Guarantees

In November 2002, the Financial Accounting Standards Board (FASB) issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an Interpretation of FASB Statements No. 5, 57, and 107 and a rescission of FASB Interpretation No. 34.

The interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under guarantees issued, which includes standby letters of credit performance guarantees, and direct or indirect guarantees of the indebtedness of others, but not guarantees of funding. The interpretation also clarifies that a guarantor is required to recognize at inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee, and requires disclosure about the maximum potential payments that might be required. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002. As of December 31, 2005 and 2004, the premium or fees received or receivable from the standby letters of credit issued by the Bank does not have a material effect on the Bank’s financial statements.

Recently Issued Accounting Standards

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. The Bank applies FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation is applicable no later than the beginning of the first annual reporting period beginning after December 15, 2004. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The adoption of FIN 46R did not have an affect on the Bank financial statements.

Statement of Position (“SOP”) 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in purchase business combinations and applies to all nongovernmental entities, including not-for-profit organizations. This SOP does not apply to loans originated by the entity. SOP 03-3 prohibits “carrying over” or creating valuation allowances in the initial accounting of all loans acquired in a transfer that are within the scope of this SOP. The prohibition of the valuation allowance carryover applies to the purchase of an individual loan, a pool of loans, a group of loans, and loans acquired in a purchase business combination. This SOP is effective for loans acquired in fiscal years beginning after December 15, 2004. SOP 03-3 did not have an effect on the Bank’s financial statements.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The FASB has issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), Share-Based Payment. The new FASB rule requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. For nonpublic entities, SFAS No. 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

Management is in the process of determining the effect of adopting SFAS No 123R on the Bank’s financial statements.

In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. Statement 154 establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to a newly adopted accounting principle. This statement will be effective for the Bank for all accounting changes and any error corrections occurring after January 1, 2006.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2 – SECURITIES

Debt and equity securities have been classified according to management’s intention. The carrying amount of securities and their approximate fair values were as follows:

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Values
Securities Available for Sale
At December 31, 2005:
Other Securities	$500,000	$7,400	$—	$507,400
Securities Available for Sale
At December 31, 2004:
Other Securities	$500,000	$29,600	$—	$529,600
Securities Held to Maturity
At December 31, 2005:
U.S. Government agencies	$29,964,443	—	(743,393)	29,221,050
Mortgage-backed securities	1,988,600	56	(58,468)	1,930,188
Other securities	1,200,000	—	(136,040)	1,063,960
Total	$33,153,043	$56	$(937,901)	$32,215,198
Securities Held to Maturity:
At December 31, 2004:
U.S. Government agencies	$21,974,685	$13,042	$(341,627)	$21,646,100
Mortgage-backed securities	2,460,982	1,981	(18,046)	2,444,917
Other securities	1,600,000	4,200	(18,640)	1,585,560
Total	$26,035,667	$19,223	$(378,313)	$25,676,577

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 2 – SECURITIES (Continued)

Expected maturities of some securities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call prepayment penalties. The scheduled maturities of securities at December 31, 2005 are shown below:

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Values	Amortized Cost	Fair Values
Due in one year or less	$—	$—	$8,385,630	$8,359,280
Due after one year through five years	—	—	17,966,899	17,207,805
Due after five years through ten years	—	—	6,024,121	5,871,854
Due after ten years	500,000	507,400	776,393	776,259
Total	$500,000	$507,400	$33,153,043	$32,215,198

Securities with an amortized cost of $9,954,101 and $9,000,000 and fair value of $9,687,784 and $8,926,500 at December 31, 2005 and 2004, respectively, were pledged as collateral to secure securities sold under agreements to repurchase.

Information pertaining to securities with gross unrealized losses at December 31, 2005, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows:

	Less than Twelve Months		Twelve Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government agencies	$11,885,700	$(86,113)	$17,335,350	$(657,280)	$29,221,050	$(743,393)
Mortgage-backed Securities	756,259	(20,134)	1,139,375	(38,333)	1,895,634	(58,467)
Other securities	387,480	(12,520)	676,480	(123,521)	1,063,960	(136,041)
Total	$13,029,439	$(118,767)	$19,151,205	$(819,134)	$32,180,644	$(937,901)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than the cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2005, several U.S. government agency securities and one mortgage-backed security had unrealized losses over twelve months of approximately $819,000. Such securities represent approximately 57% of the total investments in marketable equity securities. Although the issuers have shown declines in earnings as a result of the weakened economy, no credit issues have been identified that cause management to believe the declines in market value are other than temporary.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 3 – LOANS, NET

The components of the loan portfolio are as follows at December 31:

	2005	2004
Commercial real estate	$35,060,468	$33,507,995
Commercial	14,833,707	20,743,463
Residential real estate	30,107,631	31,437,910
Construction	1,191,940	2,640,954
Consumer	1,331,385	1,998,035
Other	146,636	50,954
Total loans	82,671,767	90,379,311
Less:
Allowance for loan losses	(1,103,723)	(846,744)
Net deferred loan fees	(170,805)	(263,041)
Loans, net	$81,397,239	$89,269,526

Activity in the allowance for loan losses is summarized as follows:

	2005	2004
Balance, beginning of year	$846,744	$486,696
Provision for loan losses	325,241	379,240
Charge-offs	(68,262)	(19,192)
Balance, end of year	$1,103,723	$846,744

Non-accrual and past due loans still accruing at December 31 were as follow:

	2005	2004
Non-accruals loans	$650,992	$734,470
Past due ninety days or more but still accruing	—	824,505
Balance, end of year	$650,992	$1,558,975

Loans on which the accrual of interest had been discontinued amounted to approximately $651,000 and 734,000 at December 31, 2005 and 2004, respectively. Interest income attributable to non-accrual loans amounted to $171,972 and $0 at December 31, 2005 and 2004, respectively. Additional interest income on these loans for 2005 and 2004 respectively, would have been approximately $30,000 and 85,000 had these loans performed in accordance with their original terms.

The recorded investment in loans that are considered to be impaired totaled approximately $1,964,000 and 813,000, at December 31, 2005 and 2004, respectively, of which approximately $651,000 and 734,000, respectively, were on non-accrual basis. Included in impaired loans are approximately $1,964,000 and 813,000 at December 31, 2005 and 2004, respectively, for which the related allowance for loan losses is approximately $311,000 and $406,000 at December 31, 2005 and 2004, respectively. The average recorded investment in impaired loans during the year ended December 31, 2005 and 2004 was approximately $2,445,000 and $320,000, respectively.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 4 – PREMISES AND EQUIPMENT, NET

Premises and equipment, net are summarized at December 31 as follows:

	2005	2004
Leasehold improvements	$1,220,344	$858,519
Furniture and equipment	1,388,558	1,180,720
	2,608,902	2,039,239
Less: accumulated depreciation and amortization	1,097,796	757,270
	$1,511,106	$1,281,969

Depreciation and amortization of premises and equipment, net amounted to $314,183 and $279,809 for the years ended December 31, 2005 and 2004, respectively.

NOTE 5 – DEPOSITS

Time deposits, issued in denominations of $100,000 or more, amounted to $39,856,926 and $30,387,477 at December 31, 2005 and 2004, respectively.

Time deposits at December 31, 2005 mature as follows:

Three months or less	$30,686,965
Between three months and one year	20,424,115
Between one and three years	1,831,983
Beyond three years	281,904
$53,224,967

NOTE 6 – FEDERAL FUNDS PURCHASED AND FEDERAL HOME LOAN BANK ADVANCES

The following table sets forth certain information pertaining to federal funds purchased and Federal Home Loan Bank advances at December 31:

	2005	2004
Federal Funds Purchased:
Balances outstanding, at end of year	$2,600,000	$5,900,000
Maximum amount outstanding at any month-end during the year	$2,600,000	$5,900,000
Average balance outstanding during the year	$2,157,033	$1,295,615
Weighted average interest rate for the year	2.96%	2.16%

	2005	2004
Federal Home Loan Bank Advances:
Balances outstanding, at end of year	$—	$7,500,000
Maximum amount outstanding at any month-end during the year	$7,500,000	$7,500,000
Average balance outstanding during the year	$1,138,356	$5,061,475
Weighted average interest rate for the year	2.80%	1.71%

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 7 – SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The following table sets forth certain information pertaining to securities sold under agreements to repurchase at December 31:

	2005	2004
Balances outstanding, at end of year	$6,356,515	$7,651,105
Carrying value of securities pledged for repurchase agreements (fair value, approximately $9,688,000 and 8,927,000 for 2005 and 2004, respectively)	$9,954,101	$9,000,000
Maximum amount outstanding at any month-end during the year	$6,356,515	$16,813,291
Average balance outstanding during the year	$4,344,930	$10,962,089
Weighted average interest rate for the year	1.53%	1.41%

NOTE 8 – EXPENSES RESULTING FROM ORDER AND NONRECURRING EXPENSES

Expenses resulting from order are summarized as follows for the years ended December 31:

	2005	2004
Salaries and employee benefits	$8,905	$—
Professional services	1,630,073	37,140
Other	325,086	96,724
	$1,964,064	$133,864

Nonrecurring expenses for the years ended December 31, 2005 and 2004 consisted of the following:

	2005	2004
Salaries and employee benefits	$10,000	$—
Professional services	140,671	19,527
Other	319,529	40,488
	$470,200	$60,015

NOTE 9 – STOCK OPTION PLAN

The Bank adopted a stock option plan (the “Plan”) for its directors, officers and employees. Under this plan, the total number of shares which may be issued is 1,027,166. The option exercise price shall not be less than the fair market value at the date of grant. The term of the options cannot exceed ten years and the options vest ratably over a three-year period. The options have terms of 10 years. At December 31, 2005 and 2004, 342,166 shares remained available for grant. A summary of stock options is as follows:

	Options Outstanding	Weighted Average Option Price Per Share
Balance at December 31, 2003	755,525	$2.00
Granted	152,846	2.26
Forfeited	(163,371)	2.00
Exercised	(60,000)	2.00
Balance at December 31, 2004	685,000	$2.06
Granted	—	—
Balance at December 31, 2005	685,000	$2.06

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 9 – STOCK OPTION PLAN (Continued)

The weighted-average remaining contractual life of the options outstanding at December 31, 2005 and 2004 was 5.22 and 6.22 years, respectively.

The options are exercisable as follows:

	Number of Shares	Weighted Average Option Price Per Share
Year Ending December 31,
Currently and through:
December 31, 2005	602,500	$2.00
December 31, 2007	82,500	2.48
	685,000	$2.06

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Litigation

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s financial statements.

Off-Balance-Sheet Risk

The Bank is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unfunded commitments under lines of credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of /the amount recognized in the balance sheets.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Unfunded commitments under lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments, if deemed necessary.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 10 – COMMITMENTS AND CONTINGENCIES (Continued)

The following off-balance-sheet instruments were outstanding whose contract amounts represent credit risk at December 31:

	2005	2004
Commitments to extend credit	$580,000	$11,750,000
Unfunded commitments under lines of credit	$13,985,000	$2,730,000
Standby letters of credit	$1,054,000	$1,363,000

Operating Leases

The Bank leases its facilities under noncancelable leases expiring through 2010. The leases are subject to annual rent increases. Rent expense for the years ended December 31, 2005 and 2004 was $505,800 and $354,146, respectively. The future minimum payments on these leases at December 31, 2005 are as follows:

Year Ending December 31,

2006	$341,886
2007	350,122
2008	227,768
2009	166,192
2010	13,883
Total	$1,099,851

An irrevocable standby letter of credit has been issued by Independent Bankers Bank to the Bank in order to secure the lease of the branch premises. As of December 31, 2005 and 2004, the balance of the irrevocable standby letter of credit was $125,000 and $150,000, respectively.

NOTE 11 – FINANCIAL INSTRUMENTS

At December 31, 2005 and 2004, the estimated fair values of the Bank’s financial instruments are approximately as follows:

	Carrying Amount	Fair Value
December 31, 2005:
Financial assets:
Cash and equivalents	$2,137,000	$2,137,000
Securities available for sale	508,000	508,000
Securities held to maturity	33,153,000	32,215,000
Loan, net	81,397,000	80,512,000
Federal Home Loan Bank stock	242,000	242,000
Accrued interest receivable	663,000	663,000

Financial liabilities:
Deposits	100,885,000	99,684,000
Federal funds purchased	2,600,000	2,600,000
Securities sold under agreements to repurchase	6,357,000	6,357,000
Accrued interest payable	72,000	72,000

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 11 – FINANCIAL INSTRUMENTS (Continued)

	Carrying Amount	Fair Value
December 31, 2004:
Financial assets:
Cash and equivalents	$1,454,000	$1,454,000
Securities available for sale	530,000	530,000
Securities held to maturity	26,036,000	25,677,000
Loan, net	89,270,000	88,818,000
Federal Home Loan Bank stock	546,000	546,000
Accrued interest receivable	537,000	537,000

Financial liabilities:
Deposits	89,203,000	89,504,000
Federal funds purchased	5,900,000	5,900,000
Securities sold under agreements to repurchase	7,651,000	7,651,000
Federal Home Loan Bank advance	7,500,000	7,500,000
Accrued interest payable	47,000	47,000
Accrued interest receivable	457,000	457,000

NOTE 12 – REGULATORY MATTERS

The Bank is limited in the amount of cash dividends that may be paid. The amount of cash dividends that may be paid is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

The Bank is subject to various regulatory capital requirements administered by the regulatory authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaking, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2005, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2005, the most recent notification from Regulatory Authorities categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action provisions of the Federal Deposit Insurance Corporation Rules and Regulations. To be categorized as well capitalized, the Bank must maintain minimum total risk-based Tier 1 risk-based and Tier 1 leverage rations as set forth in the table. There were no conditions or events since the notification that management believes have changed the Bank’s category.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 12 – REGULATORY MATTERS (Continued)

The Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands):

	Actual		Required for Capital Adequacy Purposes		Required to be Categorized as Well Capitalized Under Prompt Corrective Action Provisions		Minimum Established by the FDIC in Accordance with Order
	Amount	%	Amount	%	Amount	%	Amount	%

As of December 31, 2005:
Total Capital to Risk- Weighted Assets	$10,740	13.35%	$6,435	8.00%	$8,044	10.00%	$9,652	12.00%
Tier 1 Capital to Risk- Weighted Assets	9,724	12.09	3,217	4.00	4,826	6.00	8,044	10.00
Tier 1 Capital to Average Assets	9,724	8.25	3,538	3.00	5,896	5.00	8,255	7.00

As of December 31, 2004:
Total Capital to Risk- Weighted Assets	$10,817	13.02%	$6,648	8.00%	$8,310	10.00%	$9,970	12.00%
Tier 1 Capital to Risk- Weighted Assets	9,970	12.00	3,324	4.00	4,986	6.00	8,308	10.00
Tier 1 Capital to Average Assets	9,970	8.10	3,692	3.00	6,153	5.00	5,816	7.00

NOTE 13 – RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank accepts deposits from and makes loans to principal officers and directors and their affiliates. The loans are on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time of the loan origination for comparable transactions with nonaffiliated persons. In the ordinary course of business, the Bank has granted loans to principals officers and directors and their affiliates. Those loans and deposits are summarized as follows:

	2005	2004
Beginning loan balance	$—	$149,500
Additions	—	1,200,000
Repayments	—	(1,349,500)
Ending loan balance	$—	$—
Deposits at end of year	$7,964,579	$9,654,954

Interest income on loans to related parties amounted to approximately $24,000 for the year ended December 31, 2004. There was no interest income on loans to related parties for the year ended December 31, 2005. Interest expense on deposits from related parties was approximately $174,000 and $69,000 for the years ended December 31, 2005 and 2004, respectively.

BEACH BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

NOTE 14 – CONCENTRATION OF CREDIT RISK

Credit risk represents the maximum accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted and any collateral or security proved to be of no value. Concentrations of credit risk (whether on or off-balance sheet) arising from financial instruments exist in relation to certain groups of customers. A group concentration arises when a number of counterparties have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Bank does not have a significant exposure to any individual customer or counterparty.

Most of the Bank’s business activity is with customers located within its primary market area, which generally includes Miami-Dade County, Florida. This market area does not depend heavily on any particular industry.

At various times during the year, the Bank has maintained deposits with other financial institutions in excess of amounts received. The exposure to the Bank from these transactions is solely dependent upon daily balances and the financial strength of the respective institution.

NOTE 15 – PROFIT SHARING PLAN

The Bank sponsors a 401(k) profit sharing plan which is available to all employees electing to participate after meeting certain length of service requirements. The Bank’s contributions to the profit sharing plan are discretionary and are determined annually. No contributions were made for the years ending December 31, 2005 and 2004.

INDEX TO INDEPENDENT COMMUNITY BANK
FINANCIAL STATEMENTS

September 30, 2006

and

December 31, 2005 and 2004

INDEPENDENT COMMUNITY BANK

BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and due from banks	$3,021	$25,345
Federal funds sold	89	1,449
Cash and cash equivalents	3,110	26,794
Securities available for sale	9,977	8,418
Securities held to maturity	2,000	2,000
Loans, net	105,685	107,597
Accrued interest receivable	499	501
Federal Home Loan Bank stock	608	574
Premises and equipment, net	322	311
Other assets	448	206

	$122,649	$146,401

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$14,422	$22,248
Savings, NOW and money market	65,134	94,418
Time	18,984	7,376
Total deposits	98,540	124,042
Federal funds purchased and repurchase agreements	2,956	2,929
Federal Home Loan Bank advances	7,000	7,000
Accrued interest payable and other liabilities	248	262
Total liabilities	108,744	134,233

Shareholders’ equity
Common stock, $5 par value; 2,000,000 shares authorized; 1,081,619 and 1,073,485 shares issued and outstanding	5,408	5,367
Additional paid-in capital	4,827	4,762
Retained earnings	3,819	2,255
Accumulated other comprehensive loss	(149)	(216)
Total shareholders’ equity	13,905	12,168

	$122,649	$146,401

See accompanying notes.

INDEPENDENT COMMUNITY BANK

STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Interest income
Loans, including fees	$2,182	$1,864	$6,457	$4,791
Securities	129	101	347	338
Federal funds sold and other	72	91	288	209
	2,383	2,056	7,092	5,338
Interest expense
Deposits	834	599	2,361	1,476
Federal funds purchased and repurchase agreements	26	15	77	54
Federal Home Loan Bank advances	90	64	241	122
	950	678	2,679	1,652

Net interest income	1,433	1,378	4,413	3,686

Provision for loan losses	—	220	—	460

Net interest income after provision for loan losses	1,433	1,158	4,413	3,226

Noninterest income
Service charges on deposit accounts	17	21	55	46
Net gains on sales of securities available for sale	—	—	—	—
Other	47	25	85	80
	64	46	140	126
Noninterest expense
Salaries and employee benefits	418	347	1,268	914
Occupancy and equipment	119	101	340	282
Professional fees	15	13	41	65
Data processing	42	33	119	92
Other	141	108	346	334
	735	602	2,114	1,687

Income before taxes	762	602	2,439	1,665

Income taxes	276	237	875	657

Net income	$486	$365	$1,564	$1,008

See accompanying notes.

INDEPENDENT COMMUNITY BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

(Dollars in thousands)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Compre- hensive Loss	Total
	Shares	Amount

Balance at July 1, 2005	1,070,087	$5,350	$4,741	$1,496	$(111)	$11,476

Comprehensive income:
Net income				365		365
Change in unrealized loss on securities available for sale, net of reclassification and tax effects					(29)	(29)
Comprehensive income						336

Balance at September 30, 2005	1,070,087	$5,350	$4,741	$1,861	$(140)	$11,812

Balance at July 1, 2006	1,076,719	$5,383	$4,793	$3,333	$(268)	$13,241

Comprehensive income:
Net income				486		486
Change in unrealized loss on securities available for sale, net of tax effect					119	119
Comprehensive income						605

Exercise of stock options, including tax benefits	4,900	25	34			59

Balance at September 30, 2006	1,081,619	$5,408	$4,827	$3,819	$(149)	$13,905

(Continued)

INDEPENDENT COMMUNITY BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

(Dollars in thousands)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Compre- hensive Loss	Total
	Shares	Amount

Balance at January 1, 2005	1,069,087	$5,345	$4,736	$853	$(77)	$10,857

Comprehensive income:
Net income				1,008		1,008
Change in unrealized loss on securities available for sale, net of reclassification and tax effects					(63)	(63)
Comprehensive income						945

Exercise of stock options	1,000	5	5			10

Balance at September 30, 2005	1,070,087	$5,350	$4,741	$1,861	$(140)	$11,812

Balance at January 1, 2006	1,073,485	$5,367	$4,762	$2,255	$(216)	$12,168

Comprehensive income:
Net income				1,564		1,564
Change in unrealized loss on securities available for sale, net of tax effect					67	67
Comprehensive income						1,631

Issuance of common stock in lieu of directors’ fees	3,198	16	31			47

Exercise of stock options	4,936	25	34			59

Balance at September 30, 2006	1,081,619	$5,408	$4,827	$3,819	$(149)	$13,905

See accompanying notes.

INDEPENDENT COMMUNITY BANK

STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities
Net income	$1,564	$1,008
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	87	81
Provision for loan losses	—	460
Net gain on sales of securities available for sale	—	—
Net amortization of securities available for sale	14	49
Issuance of common stock in lieu of directors’ fees	47	—
Change in:
Accrued interest receivable and other assets	(280)	367
Accrued interest payable and other liabilities	(5)	90
Net cash from operating activities	1,427	2,055

Cash flows from investing activities
Securities available for sale:
Purchases	(1,996)	—
Principal repayments, calls and maturities	530	2,442
Proceeds from sales	—	—
Net (increase) decrease in loans	1,912	(24,013)
Net change in Federal Home Loan Bank stock	(34)	(292)
Purchase of premises and equipment, net	(98)	(118)
Net cash from investing activities	314	(21,981)

Cash flows from financing activities
Net increase (decrease) in deposits	(25,502)	16,475
Net change in federal funds purchased and repurchase agreements	27	99
Net change in short-term borrowings	4,000	1,000
Proceeds from long-term Federal Home Loan Bank advances	—	5,000
Repayment of long-term Federal Home Loan Bank advances	(4,000)	(2,000)
Proceeds from the exercise of stock options	50	10
Net cash from financing activities	(25,425)	20,584

Net change in cash and cash equivalents	(23,684)	658

Beginning cash and cash equivalents	26,794	12,568

Ending cash and cash equivalents	$3,110	$13,226

Supplemental cash flow information:
Interest paid	$2,648	$1,591
Income taxes paid	1,140	170

See accompanying notes.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands, except per share amounts)

NOTE 1 – BASIS OF PRESENTATION

Independent Community Bank (the “Bank”) is a state-chartered commercial bank with one banking office located in Tequesta, Florida. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer; however, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the Bank’s market area.

The accounting and reporting policies of the Bank reflect banking industry practice and conform to generally accepted accounting principles in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported asset and liability balances and revenue and expense amounts and the disclosure of contingent assets and liabilities. Actual results could differ significantly from those estimates.

The financial information included herein as of and for the periods ended September  30,  2006 and 2005 is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The December 31, 2005 balance sheet was derived from the Bank’s December 31, 2005 audited financial statements.

NOTE 2 – SECURITIES

The amortized cost and fair value of securities were as follows.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
September 30, 2006
Available for sale
U.S. Government agencies	$5,980	$2	$(93)	$5,889
Mortgage-backed	2,936	—	(74)	2,862
Corporate	1,300	—	(74)	1,226
Total securities available for sale	$10,216	$2	$(241)	$9,977
Held to maturity
U.S. Government agencies	$2,000	$—	$(74)	$1,926

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2005
Available for sale
U.S. Government agencies	$3,979	$—	$(102)	$3,877
Mortgage-backed	3,485	—	(82)	3,403
Corporate	1,300	—	(162)	1,138
Total securities available for sale	$8,764	$—	$(346)	$8,418
Held to maturity
U.S. Government agencies	$2,000	$—	$(53)	$1,947

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

(Dollars in thousands, except per share amounts)

NOTE 2 – SECURITIES (Continued)

The fair value of debt securities and carrying amount, if different, at September 30, 2006 by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	Held to Maturity		Available for Sale
	Carrying Amount	Fair Value	Fair Value

Due in one year or less	$—	$—	$—
Due from one to five years	—	—	6,539
Due from five to ten years	2,000	1,926	576
Due after ten years	—	—	—
Mortgage-backed	—	—	2,862

Total	$2,000	$1,926	$9,977

There were no sales of available for sale securities during the three or nine months ended September 30, 2006 and 2005.

Securities with a carrying value of approximately $8,417 at September 30, 2006 and $9,226 at December 31, 2005 were pledged to secure public funds and repurchase agreements.

Gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows.

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
September 30, 2006
Available for Sale
U.S. Government agencies	$—	$—	$3,890	$(93)	$3,890	$(93)
Mortgage-backed	—	—	2,862	(74)	2,862	(74)
Corporate	—	—	1,226	(74)	1,226	(74)
Held to Maturity
U.S. Government agencies	—	—	1,926	(74)	1,926	(74)
	$—	$—	$9,904	$(315)	$9,904	$(315)
December 31, 2005
Available for Sale
U.S. Government agencies	$971	$(15)	$2,906	$(87)	$3,877	$(102)
Mortgage-backed	—	—	3,402	(82)	3,402	(82)
Corporate	—	—	1,139	(162)	1,139	(162)
Held to Maturity
U.S. Government agencies	—	—	1,947	(53)	1,947	(53)
	$971	$(15)	$9,394	$(384)	$10,365	$(399)

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

(Dollars in thousands, except per share amounts)

NOTE 2 – SECURITIES (Continued)

The Bank evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. In analyzing an issuer’s financial condition, the Bank considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.

At September 30, 2006 and December 31, 2005, securities with unrealized losses had depreciated 3.1% and 3.7% from the Bank’s amortized cost basis. These unrealized losses related principally to changes in interest rates. As the Bank has the ability to hold these securities for the foreseeable future since they are classified as either available for sale or held to maturity, no declines were deemed to be other than temporary.

NOTE 3 – LOANS

Loans were as follows.

	September 30, 2006	December 31, 2005

Commercial	$7,558	$6,873
Commercial real estate	89,651	87,561
Residential real estate	8,113	11,379
Consumer	1,927	3,314
	107,249	109,127
Add (deduct)
Net deferred loan costs	(70)	(36)
Allowance for loan losses	(1,494)	(1,494)

	$105,685	$107,597

Activity in the allowance for loan losses was as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Beginning balance	$1,494	$1,089	$1,494	$824
Provision for loan losses	—	220	—	460
Charge-offs	—	—	—	—
Recoveries	—	—	—	25

Ending balance	$1,494	$1,309	$1,494	$1,309

No loans were on nonaccrual status or past due over 90 days and still on accrual at September 30, 2006 or December 31, 2005. Impaired loans at September 30, 2006 and December 31, 2005, and for the nine months and year then ended, were not material.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

(Dollars in thousands, except per share amounts)

NOTE 4 – STOCK OPTIONS

Certain key employees and directors of the Bank have options to purchase shares of the Bank’s common stock under its 1999 stock option plan. Under the plan, up to 146,581 shares may be issued. At September 30, 2006, 1,004 shares remain available for grant. In 2004, the shareholders approved a director stock option plan. Under the 2004 plan, up to 50,760 shares may be issued. At September 30, 2006, 2,547 shares remain available for grant. In 2006, the shareholders approved the 2006 Stock Option Plan. Under the 2006 plan, up to 46,000 shares may be issued. At September 30, 2006, all shares were available for grant. The exercise price is equal to or in excess of the market price at date of grant. The maximum option term is ten years and the options vest over one to four years.

A summary of the activity in the plan is as follows.

	Nine Months Ended September 30, 2006		Twelve Months Ended December 31, 2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at beginning of period	139,191	$10.53	130,729	$10.00
Granted	—	—	16,670	14.58
Exercised	(4,936)	10.00	(4,398)	10.00
Forfeited or expired	—	—	(3,810)	10.00

Outstanding at end of period	134,255	$10.55	139,191	$10.53

Options exercisable at period end	99,246	$10.00	86,115	$10.00

Options outstanding at September 30, 2006 were as follows.

	Outstanding
Exercise Price	Number	Weighted Average Remaining Contractual Life	Number Exerciseable
$10.00	118,235	6.42 years	99,246
12.00	240	8.26 years	—
13.00	3,000	8.42 years	—
15.00	12,780	9.19 years	—

	134,255		99,246

NOTE 5 – REGULATORY MATTERS

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications:  well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

(Dollars in thousands, except per share amounts)

NOTE 5 – REGULATORY MATTERS (Continued)

deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At September 30, 2006 and December 31, 2005, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

Actual and required capital amounts and ratios are presented below.

	Actual		Minimum Required For Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2006
Total capital (to risk-weighted assets)	$15,488	13.5%	$9,174	8.0%	$11,468	10.0%
Tier 1 capital (to risk-weighted assets)	14,054	12.3	4,587	4.0	6,881	6.0
Tier 1 capital (to average assets)	14,054	11.4	4,951	4.0	6,189	5.0
December 31, 2005
Total capital (to risk-weighted assets)	$13,859	11.7%	$9,440	8.0%	$11,800	10.0%
Tier 1 capital (to risk-weighted assets)	12,384	10.5	4,720	4.0	7,080	6.0
Tier 1 capital (to average assets)	12,384	9.7	5,112	4.0	6,390	5.0

NOTE 6 – LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

Commitments were as follows.

	September 30, 2006	December 31, 2005

Unused commitments	$22,504	$19,598
Letters of credit	283	558

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders

Independent Community Bank

Tequesta, Florida

We have audited the accompanying balance sheet of Independent Community Bank as of December 31, 2005, and the related statements of income, changes in shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying financial statements of Independent Community Bank as of December 31, 2004, and for the year then ended, were audited by other auditors whose report dated March 16, 2005, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2005 financial statements referred to above present fairly, in all material respects, the financial position of Independent Community Bank as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

CROWE CHIZEK AND COMPANY LLC
/s/ CROWE CHIZEK AND COMPANY LLC

Fort Lauderdale, Florida

February 10, 2006

INDEPENDENT AUDITORS' REPORT

Independent Community Bank

Tequesta, Florida:

We have audited the accompanying balance sheets of Independent Community Bank (the “Bank”) at December 31, 2004, and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank at December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Hacker, Johnson & Smith PA

/s/ Hacker, Johnson & Smith PA

Fort Lauderdale, Florida

March 16, 2005

INDEPENDENT COMMUNITY BANK

BALANCE SHEETS

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

	2005	2004
ASSETS
Cash and due from banks	$25,345	$11,652
Federal funds sold	1,449	916
Cash and cash equivalents	26,794	12,568
Securities available for sale	8,418	11,413
Securities held to maturity	2,000	2,000
Loans, net	107,597	79,577
Accrued interest receivable	501	309
Federal Home Loan Bank stock	574	282
Premises and equipment, net	311	269
Other assets	206	550

	$146,401	$106,968

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$22,248	$19,394
Savings, NOW and money market	94,418	58,513
Time	7,376	12,319
Total deposits	124,042	90,226
Federal funds purchased and repurchase agreements	2,929	2,763
Federal Home Loan Bank advances	7,000	3,000
Accrued interest payable and other liabilities	262	122
Total liabilities	134,233	96,111
Shareholders’ equity
Common stock, $5 par value; 2,000,000 shares authorized; 1,073,485 and 1,069,087 shares issued and outstanding	5,367	5,345
Additional paid-in capital	4,762	4,736
Retained earnings	2,255	853
Accumulated other comprehensive loss	(216)	(77)
Total shareholders’ equity	12,168	10,857

	$146,401	$106,968

See accompanying notes.

INDEPENDENT COMMUNITY BANK

STATEMENTS OF INCOME

Years ended December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

	2005	2004
Interest income
Loans, including fees	$6,797	$3,550
Securities	441	548
Federal funds sold and other	279	76
	7,517	4,174
Interest expense
Deposits	2,127	990
Federal funds purchased and repurchase agreements	71	57
Federal Home Loan Bank advances	185	86
	2,383	1,133

Net interest income	5,134	3,041

Provision for loan losses	645	508

Net interest income after provision for loan losses	4,489	2,533

Noninterest income
Service charges on deposit accounts	72	53
Net gains on sales of securities available for sale	—	80
Other	107	63
	179	196
Noninterest expense
Salaries and employee benefits	1,274	980
Occupancy and equipment	388	345
Professional fees	139	164
Data processing	135	109
Other	421	277
	2,357	1,875

Income before taxes	2,311	854

Income taxes	909	331

Net income	$1,402	$523

See accompanying notes.

INDEPENDENT COMMUNITY BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Compre- hensive Income (Loss)	Total
	Shares	Amount
Balance at January 1, 2004	818,642	$4,093	$2,984	$330	$(14)	$7,393

Comprehensive income:
Net income				523		523

Change in unrealized loss on securities available for sale, net of reclassification and tax effects					(63)	(63)
Comprehensive income						460

Exercise of stock options	445	2	2			4

Issuance of common stock	250,000	1,250	1,750			3,000

Balance at December 31, 2004	1,069,087	5,345	4,736	853	(77)	10,857

Comprehensive income:
Net income				1,402		1,402
Change in unrealized loss on securities available for sale, net of tax effect					(139)	(139)
Comprehensive income						1,263

Exercise of stock options, including tax benefit of $4	4,398	22	26			48

Balance at December 31, 2005	1,073,485	$5,367	$4,762	$2,255	$(216)	$12,168

See accompanying notes.

INDEPENDENT COMMUNITY BANK

STATEMENTS OF CASH FLOWS

Years ended December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

	2005	2004
Cash flows from operating activities
Net income	$1,402	$523
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	110	101
Provision for loan losses	645	508
Net gain on sales of securities available for sale	—	(80)
Net amortization of securities available for sale	58	102
Change in:
Deferred income taxes	188	331
Accrued interest receivable and other assets	51	(36)
Accrued interest payable and other liabilities	140	68
Net cash from operating activities	2,594	1,517

Cash flows from investing activities
Securities available for sale:
Purchases	—	(5,250)
Principal repayments, calls and maturities	2,715	5,342
Proceeds from sales	—	7,888
Net increase in loans	(28,665)	(38,326)
Net change in Federal Home Loan Bank stock	(292)	(132)
Purchase of premises and equipment, net	(152)	(133)
Net cash from investing activities	(26,394)	(30,611)

Cash flows from financing activities
Net increase in deposits	33,816	29,858
Net change in federal funds purchased and repurchase agreements	166	(672)
Net change in short-term borrowings	1,000	—
Proceeds from long-term Federal Home Loan Bank advances	5,000	1,000
Repayment of long-term Federal Home Loan Bank advances	(2,000)	—
Proceeds from the issuance of common stock, net	—	3,000
Proceeds from the exercise of stock options	44	4
Net cash from financing activities	38,026	33,190

Net change in cash and cash equivalents	14,226	4,096

Beginning cash and cash equivalents	12,568	8,472

Ending cash and cash equivalents	$26,794	$12,568

Supplemental cash flow information:
Interest paid	$2,296	$1,134
Income taxes paid	475	—

See accompanying notes.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Independent Community Bank (the “Bank”) is a state-chartered commercial bank with one banking office located in Tequesta, Florida. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer; however, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the Bank’s market area.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses is particularly subject to change.

Cash Flow Reporting: Cash and cash equivalents include cash on hand and deposits with other financial institutions under 90 days. Net cash flows are reported for customer loan and deposit transactions.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Federal Home Loan Bank stock is carried at cost.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary losses, management considers: (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospects of the issuer, and (3) the Bank’s ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the assets’ useful lives on an accelerated basis.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

Long-term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Stock Compensation: Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation.

	2005	2004

Net income, as reported	$1,402	$523
Deduct: Stock-based compensation expense determined under fair value based method, net of tax effect	107	113

Proforma net income	$1,295	$410

The pro forma effects are computed using option pricing models, using the following weighted-average assumptions as of grant date.

	2005	2004

Risk-free interest rate	4.44%	4.50%
Expected option life	10 years	10 years
Dividend yield	—	—

Weighted average fair value of options granted during the year	$5.23	$3.71

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Benefit Plans: The Bank sponsors a 401(k) profit sharing plan which is available to all employees electing to participate after meeting certain length-of-service requirements. The Bank’s contributions are discretionary and are determined annually. Expense related to the plan in 2005 was $1. No expense was recorded in 2004.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as separate components of equity.

Adoption of New Accounting Standards: SOP 03-3 requires that a valuation allowance for loans acquired in a transfer, including in a business combination, reflect only losses incurred after acquisition and should not be recorded at acquisition. It applies to any loan acquired in a transfer that showed evidence of credit quality deterioration since it was made. The adoption of this standard had no effect on the Bank’s financial position and results of operations in 2005.

FAS 123R requires all companies to record compensation cost for stock options provided to employees in return for employee service. The cost is measured at the fair value of the options when granted, and this cost is expensed over the employee service period, which is normally the vesting period of the options. This will apply to awards granted or modified after the first quarter or year beginning after December 15, 2005. The effect on results of operations will depend on the level of future option grants and the calculation of the fair value of the options granted at such future date, as well as the vesting periods provided, and so cannot currently be predicted. Existing options that will vest after adoption date will not result in additional compensation expense. There will be no significant effect on the Bank’s financial position as total equity will not change.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank of $538 and $267 was required to meet regulatory reserve and clearing requirements at year end 2005 and 2004. These balances do not earn interest.

Dividend Restriction: Banking regulations require maintaining certain capital levels and limit the dividends paid by the bank to shareholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 2 - SECURITIES

The amortized cost and fair value of securities at year end were as follows.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2005
Available for sale
U.S. Government agencies	$3,979	$—	$(102)	$3,877
Mortgage-backed	3,485	—	(82)	3,403
Corporate	1,300	—	(162)	1,138
Total securities available for sale	$8,764	$—	$(346)	$8,418
Held to maturity
U.S. Government agencies	$2,000	$—	$(53)	$1,947

2004
Available for sale
U.S. Government agencies	$4,724	$13	$(21)	$4,716
Mortgage-backed	5,513	—	(61)	5,452
Corporate	1,300	—	(55)	1,245
Total securities available for sale	$11,537	$13	$(137)	$11,413
Held to maturity
U.S. Government agencies	$2,000	$—	$(61)	$1,939

The fair value of debt securities and carrying amount, if different, at year end 2005 by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	Held to Maturity		Available for Sale
	Carrying Amount	Fair Value	Fair Value
Due in one year or less	$—	$—	$—
Due from one to five years	—	—	3,463
Due from five to ten years	2,000	1,947	1,552
Due after ten years	—	—	—
Mortgage-backed	—	—	3,403

Total	$2,000	$1,947	$8,418

Sales of available for sale securities were as follows.

	2005	2004

Proceeds	$—	$7,888
Gross gains	—	80
Gross losses	—	—

Securities with a carrying value of approximately $9,226 at year end 2005 and $12,200 at year end 2004 were pledged to secure public funds, repurchase agreements and Federal Home Loan Bank advances.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 2 – SECURITIES (Continued)

Gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows.

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
2005
Available for Sale
U.S. Government agencies	$971	$(15)	$2,906	$(87)	$3,877	$(102)
Mortgage-backed	—	—	3,402	(82)	3,402	(82)
Corporate	—	—	1,139	(162)	1,139	(162)

Held to Maturity
U.S. Government agencies	—	—	1,947	(53)	1,947	(53)

	$971	(15)	$9,394	$(384)	$10,365	$(399)
2004
Available for Sale
U.S. Government agencies	$—	$—	$2,972	$(21)	$2,972	$(21)
Mortgage-backed	—	—	5,452	(61)	5,452	(61)
Corporate	—	—	1,245	(55)	1,245	(55)

Held to Maturity
U.S. Government agencies	—	—	1,939	(61)	1,939	(61)

	$—	$—	$11,608	$(198)	$11,608	$(198)

The Bank evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. In analyzing an issuer’s financial condition, the Bank considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.

At year end 2005 and 2004, securities with unrealized losses had depreciated 3.7% and 1.7% from the Bank’s amortized cost basis. These unrealized losses related principally to changes in interest rates. As the Bank has the ability to hold these securities for the foreseeable future since they are classified as either available for sale or held to maturity, no declines were deemed to be other than temporary.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 3 – LOANS

Year end loans were as follows.

	2005	2004

Commercial	$6,873	$9,019
Commercial real estate	87,561	58,142
Residential real estate	11,379	12,252
Consumer	3,314	981
	109,127	80,394
Add (deduct)
Net deferred loan costs	(36)	7
Allowance for loan losses	(1,494)	(824)

	$107,597	$79,577

Loans to certain executive officers, directors and companies with which they are affiliated totaled approximately $3,009 and $2,347 at year end 2005 and 2004.

Activity in the allowance for loan losses was as follows.

	2005	2004

Beginning balance	$824	$385
Provision for loan losses	645	508
Charge-offs	—	(69)
Recoveries	25	—

Ending balance	$1,494	$824

No loans were on nonaccrual status or past due over 90 days and still on accrual at year end 2005 or 2004. Impaired loans at December 31, 2005 and 2004, and for the years then ended, were not material.

NOTE 4 – PREMISES AND EQUIPMENT

Year end premises and equipment were as follows.

	2005	2004

Leasehold improvements	$237	$228
Furniture, fixtures and equipment	940	804
	1,177	1,032
Accumulated depreciation	(866)	(763)

	$311	$269

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 4 – PREMISES AND EQUIPMENT (Continued)

The bank leases its office facilities under operating leases. The leases contain annual escalations and have renewal options. Rent expense under these operating leases for 2005 and 2004 was $218 and $201. Rent commitments under these noncancelable operating leases was as follows, before considering renewal options.

2006	$173
2007	178
2008	184
2009	155
2010	160
Thereafter	334

$1,184

NOTE 5 – DEPOSITS

Deposits from principal officers, directors, and their affiliates at year end 2005 and 2004 were $6,240 and $5,951.

Time deposits of $100,000 or more were $5,299 and $8,900 at year end 2005 and 2004.

At year end 2005, scheduled maturities of time deposits were as follows.

2006	$6,285
2007	595
2008	93
2009	—
2010	403

$7,376

NOTE 6 – FEDERAL HOME LOAN BANK ADVANCES

At year end, advances from the Federal Home Loan Bank were as follows.

	2005	2004

Fixed-rate advance, 1.65%, due March 2005	$—	$1,000
Fixed-rate advance, 1.89%, due September 2005	—	1,000
Fixed-rate advance, 2.13%, due March 2006	1,000	1,000
Fixed-rate advance, 3.87%, due May 2006	1,000	—
Fixed-rate advance, 4.10%, due November 2006	1,000	—
Fixed-rate advance, 4.25%, due May 2007	1,000	—
Convertible, variable-rate advance until May 2006, 3.87%, due May 2010	3,000	—

	$7,000	$3,000

Each advance is payable at its maturity date with a prepayment penalty at the option of the Federal Home Loan Bank. The advances were collateralized by a blanket pledge of substantially all of the Bank’s loan portfolio at year end 2005 and, additionally, specific securities at year end 2004. The interest rate on the convertible advance is variable until May 2006, then convertible to a fixed rate.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 7 – INCOME TAXES

Income tax expense was as follows.

	Current	Deferred	Total
2005
Federal	$621	$161	$782
State	100	27	127

	$721	$188	$909
2004
Federal	$—	$283	$283
State	—	48	48

	$—	$331	$331

Effective tax rates differ from federal statutory rate of 34% applied to income before income taxes due to the following.

	2005	2004

Federal statutory rate times financial statement income	$785	$290
Effect of:
State taxes, net of federal benefit	84	32
Other	40	9

	$909	$331

Year end deferred tax assets and liabilities were due to the following.

	2005	2004
Deferred tax assets
Net operating loss carryforward	$—	$390
Allowance for loan losses	467	224
Unrealized loss on investment securities available for sale	130	47
Other	—	8
	597	669
Deferred tax liabilities
Accrual to cash conversion	(144)	(102)
Loan origination costs	(76)	(78)
Other	(4)	(11)
	(224)	(191)

Net deferred tax asset	$373	$478

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 8 - STOCK OPTIONS

Certain key employees and directors of the Bank have options to purchase shares of the Bank’s common stock under its 1999 stock option plan. Under the plan, up to 146,581 shares may be issued. At year end 2005, 1,004 shares remain available for grant. In 2004, the shareholders approved a director stock option plan. Under the 2004 plan, up to 50,760 shares may be issued. At year end 2005, 2,547 shares remain available for grant. The exercise price is equal to or in excess of the market price at date of grant. The maximum option term is ten years and the options vest over one to four years.

A summary of the activity in the plan is as follows.

	2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	130,729	$10.00	59,133	$10.00
Granted	16,670	14.58	76,767	10.00
Exercised	(4,398)	10.00	(445)	10.00
Forfeited or expired	(3,810)	10.00	(4,726)	10.00

Outstanding at end of year	139,191	$10.53	130,729	$10.00

Options exercisable at year end	86,115	$10.00	34,642	$10.00

Options outstanding at year end 2005 were as follows.

	Outstanding
Exercise Price	Number	Weighted Average Remaining Contractual Life	Number Exerciseable
$10.00	123,171	7.47	86,115
12.00	240	9.01	—
13.00	3,000	9.17	—
15.00	12,780	9.94	—

	139,191		86,115

NOTE 9 – REGULATORY MATTERS

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year end 2005 and 2004, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 9 – REGULATORY MATTERS (Continued)

Actual and required capital amounts and ratios are presented below at year end.

	Actual		Minimum Required For Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2005
Total capital (to risk-weighted assets)	$13,859	11.7%	$9,440	8.0%	$11,800	10.0%
Tier 1 capital (to risk-weighted assets)	12,384	10.5	4,720	4.0	7,080	6.0
Tier 1 capital (to average assets)	12,384	9.7	5,112	4.0	6,390	5.0
2004
Total capital (to risk-weighted assets)	$11,758	14.1%	$6,696	8.0%	$8,370	10.0%
Tier 1 capital (to risk-weighted assets)	10,934	13.1	3,348	4.0	5,022	6.0
Tier 1 capital (to average assets)	10,934	11.1	3,953	4.0	4,942	5.0

NOTE 10 – LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

Commitments at year end were as follows:

	2005	2004
Unused commitments	$19,598	$18,774
Letters of credit	558	364

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

Carrying amount and estimated fair values of financial instruments were as follows at year end.

	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$26,794	$26,794	$12,568	$12,568
Securities available for sale	8,418	8,418	11,413	11,413
Securities held to maturity	2,000	1,947	2,000	1,939
Loans, net	107,597	107,374	79,577	78,337
Accrued interest receivable	501	501	309	309
Federal Home Loan Bank stock	574	574	282	282
Financial liabilities
Deposits	(124,042)	(124,028)	(90,226)	(90,229)
Federal funds sold and repurchase agreements	(2,929)	(2,929)	(2,763)	(2,763)
Federal Home Loan Bank advances	(7,000)	(6,885)	(3,000)	(2,937)
Accrued interest payable	(188)	(188)	(101)	(101)

INDEPENDENT COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005 and 2004

(Dollars in thousands, except per share amounts)

NOTE 11 – FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

The methods and assumptions used to estimate fair value are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of debt is based on current rates for similar financing. The estimated fair value for off-balance-sheet loan commitments is considered nominal.

NOTE 12 – OTHER COMPREHENSIVE LOSS

Other comprehensive loss components and related tax effects were as follows.

	2005	2004
Unrealized holding losses on available-for-sale securities	$(209)	$(189)
Reclassification adjustment for gains realized in income	—	80
Net unrealized losses	(209)	(109)
Tax effect	70	46

Other comprehensive loss	$(139)	$(63)

APPENDIX A

ASSET ACQUISITION AND ASSUMPTION AGREEMENT

among

SUN AMERICAN BANCORP

SUN AMERICAN BANK

and

BEACH BANK

Dated as of May 17, 2006

4.23 Insurance	A-21
4.24 Approvals	A-21
4.25 Loan Portfolio.	A-21
4.26 Intentionally Omitted.	A-21
4.27 State Takeover Laws and Charter Provisions	A-21
4.28 Sole Agreement	A-21
4.29 Disclosure.	A-21
4.30 Absence of Undisclosed Liabilities	A-22
4.31 Allowance for Loan Losses.	A-22
4.32 Compliance with Laws.	A-22
4.33 Material Contract Defaults	A-22
4.34 Certain Regulatory Matters.	A-23

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SAB	A-23
5.1 Corporate Organization.	A-23
5.2 Capitalization	A-23
5.3 Authority; No Violation.	A-23
5.4 Consents and Approvals	A-24
5.5 SEC Reports	A-24
5.6 Regulatory Reports	A-24
5.7 Financial Statements	A-24
5.8 Broker’s Fees	A-24
5.9 Absence of Certain Changes or Events	A-24
5.10 Intentionally Omitted.	A-24
5.11 SAB Information	A-24
5.12 Compliance with Laws.	A-25
5.13 Ownership of BB Common Stock	A-25
5.14 Approvals	A-25

ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS	A-25
6.1 Covenants of BB	A-25
6.2 Covenants of SAB	A-26

ARTICLE VII. ADDITIONAL AGREEMENTS	A-27
7.1 Regulatory Matters.	A-27
7.2 Access to Information and Due Diligence Investigation.	A-28
7.3 Certain Actions.	A-28
7.4 Stockholder Meeting	A-28
7.5 Legal Conditions to Acquisition Transaction	A-28
7.6 Affiliates	A-29
7.7 AMEX Listing	A-29
7.8 Bank Charter	A-29
7.9 Notice to State Banking Regulators	A-29
7.10 Further Assurances	A-29
7.11 Accounting and Operating Matters	A-29
7.12 Adjustments to Book Value	A-29
7.13 Execution and Authorization of Bank Acquisition Transaction Agreement	A-30
7.14 BB Information	A-30
7.15 Disclosure	A-30

ARTICLE VIII. CONDITIONS PRECEDENT	A-30
8.1 Conditions to Each Party’s Obligation To Effect the Acquisition Transaction	A-30
8.2 Conditions to Obligations of SAB	A-31
8.3 Conditions to Obligations of BB	A-31

ARTICLE IX. TERMINATION AND AMENDMENT	A-32
9.1 Termination	A-32
9.2 Effect of Termination	A-32
9.3 Amendment	A-32
9.4 Extension; Waiver	A-33

ARTICLE X. GENERAL PROVISIONS	A-33
10.1 Closing	A-33
10.2 Survival of Representations, Warranties and Agreements	A-33
10.3 Expenses	A-33
10.4 Notices	A-33
10.5 Counterparts	A-34
10.6 Entire Agreement	A-34
10.7 Governing Law	A-34
10.8 Severability	A-34
10.9 Publicity	A-34
10.10 Assignment; No Third Party Beneficiaries	A-35
10.11 Arbitration; Legal Proceedings.	A-35

ARTICLE XI. INDEMNIFICATION	A-35
11.1 Indemnification Obligations of BB	A-35
11.2 Indemnification Procedure.	A-36
11.3 Claims Period	A-36
11.4 Liability Limits	A-36
11.5 Shareholders’ Representative.	A-37
11.6 Liability Claims Threshold	A-37
11.7 Tail Insurance Coverage	A-38

Exhibit A Form of Voting Agreement
Exhibit B Form of Bill of Sale
Exhibit C Form of Assignment Agreement
Exhibit D Form of Non-Competition Agreement
Exhibit E Form of Escrow Agreement
Exhibit F Form of Affiliate Agreement
Exhibit G List of Directors and Stockholders executing Voting Agreement

ASSET ACQUISITION AND ASSUMPTION AGREEMENT

ASSET ACQUISITION AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of May 17, 2006, among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association and a wholly-owned subsidiary of SAB (“SB”) and Beach Bank, a Florida commercial banking association (“BB”).

RECITALS

The Boards of Directors of SAB, SB and BB have determined that it is in the best interests of their respective companies and their stockholders for SAB and SB to acquire substantially all of the assets and assume substantially all of the liabilities of BB, subject to the terms and conditions set forth herein (the “Acquisition Transaction”).

As an inducement and condition to SAB and SB entering into this Agreement, certain of the shareholders of BB (i.e., all of its outside directors and the stockholders set forth on Exhibit G) have agreed to vote all of their shares of BB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of BB Stockholders at which this Agreement is considered as set forth in the form attached hereto as Exhibit A (“Voting Agreement”).

The parties desire to make certain representations, warranties and agreements in connection with the Acquisition Transaction and also to prescribe certain conditions to the Acquisition Transaction.

AGREEMENT

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.
DEFINITIONS AND INTERPRETATION

1.1

Definitions. The following terms shall have the indicated definitions.

Acquisition Proposal. A proposed tender offer, written agreement, understanding or other proposal of any nature pursuant to which any Person or group, other than SAB or any SAB Subsidiary, would directly or indirectly (i) acquire or participate in a Acquisition Transaction, share exchange, consolidation or any other business combination involving BB or any BB Subsidiary; (ii) acquire the right to vote 10% or more of the outstanding voting securities of BB or any BB Subsidiary; (iii) acquire 10% or more of the assets or earning power of BB or of any BB Subsidiary; or (iv) acquire in excess of 10% of any class of capital stock of BB or any Subsidiary.

Acquisition Transaction Consideration. The total dollar value of the shares of SAB Common Stock to be issued and delivered by SAB as provided in Section 2.4 hereof, as consideration for the purchase of the Acquired Assets and assumption of the Assumed Obligations shall be determined by multiplying 2.35 times the Book Value of BB calculated based upon the Closing Balance Sheet subject to adjustment as expressly provided herein, and further determined in accordance with the procedures set forth Section 2.13 hereof; provided, however that with respect to the Exercised Stock or the Excess Capital, the total dollar value of the shares of SAB Common Stock issuable by SAB in exchange therefore shall be determined by multiplying 1.0 times the Book Value of such Exercised Stock or Excess Capital calculated based upon the Closing Balance Sheet. Notwithstanding anything in this Agreement to the contrary, SAB may elect to pay up to $100,000 of the Acquisition Transaction Consideration in cash (the “Cash Consideration”), which shall be delivered to the Escrow Agent as provided in Section 2.4 hereof and used to pay certain fees and expenses as provided in the Escrow Agreement.

Affiliate. With respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

AMEX. American Stock Exchange.

Balance Sheet. The consolidated balance sheet of BB prepared based upon generally accepted accounting principles.

BB Ancillary Documents. Any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by BB or any of its Subsidiaries in connection with the transactions contemplated hereby.

BB Common Stock. The common stock, par value $1.00 per share, of BB.

BB Option Plan. The Beach Bank Incentive Stock Option Plan for officers and employees and Non-qualified Stock Option Plan for directors, officers and employees.

BHC Act. The Bank Holding Company Act of 1956, as amended.

Book Value. Book Value shall mean total shareholders’ equity of BB under GAAP calculated based upon the Closing Balance Sheet, prepared based upon historical information, the historical interim accounting principles, and the historical estimation methodologies (collectively the “Historical Treatment”), all as consistently applied by BB for prior interim periods, and based upon materiality standards established by the auditors of BB for the most recent audited financial statements, provided, however, that the Historical Treatment must all be in accordance with GAAP, subject only to such adjustment as are specifically required by this Agreement. For purposes of clarification, to the extent of any discrepancy between GAAP and Historical Treatment, GAAP shall prevail.

Closing Balance Sheet. Shall be defined as set forth in Section 2.13(e) hereof.

Code. Means the Internal Revenue Code of 1986, as amended.

Deposit Accounts. The aggregate value of the deposit accounts listed on the Closing Balance Sheet.

Environmental Laws. All federal, state and local laws, including common- law statutes, regulations, ordinances, codes, rules and other governmental restrictions, standards and requirements relating to the discharge of air pollutants, water pollutants or process waste water or substances, as now or at any time hereafter in effect, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended (“CERCLA”), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of the Occupational Safety and Health Administration, and any so-called “Superfund” or “Superlien” Laws.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

Escrow Agent. Northern Trust Bank.

Escrow Agreement. The Escrow Agreement dated _______________________ among BB and SAB.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Expenses. All reasonable in amount and reasonably incurred out-of-pocket expenses (including all reason able fees and reasonable expenses of counsel, accountants, investment bankers, experts and consultants to the applicable Party and its Affiliates) incurred by or on behalf of a Party to this Agreement in connection with this Agreement or the transactions contemplated by this Agreement.

FBA. Florida Interstate Branching Act, as amended, and the Florida Banking Corporation Act, as amended.

FDB. Florida Division of Banking.

FDB Consent. The consent of the FDB necessary to consummation of the Acquisition Transaction.

FDIC. The Federal Deposit Insurance Corporation.

FRB. The Board of Governors of the Federal Reserve System.

GAAP. Generally accepted accounting principles consistently applied during the periods involved.

Governmental Entity. Any court, administrative agency or commission or other governmental authority or instrumentality.

Hazardous Materials. Any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

Intellectual Property. (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (ii) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (iii) copyrights (including any registrations and applications for any of the foregoing); (iv) Software; and (v) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

IRS. The Internal Revenue Service.

Knowledge or aware. Any term of similar import means, (i) with respect to BB, the actual knowledge of each director and executive officer of BB or any BB Subsidiary, and (ii) with respect to SAB, the actual knowledge of each director and executive officer of SAB or any SAB Subsidiary.

Kodsi Deposits. The Deposit accounts listed on Schedule __.

Loan Property. Any property in which BB holds a security interest, and, where required by the context, such term means the owner or operator of such property.

Material Adverse Effect. With respect to SAB or BB, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (t) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (u) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (v) any action or omission of the parties taken with the prior written consent of the other parties hereto, (w) any events, including but not limited to acts of God, conditions or trends in business or financial conditions affecting the banking industry, (x) any change or development in financial or securities markets or the economy in general, including changes in interest rates, (y) the announcement or execution of this Agreement, including any impact on relationships with customers or employees and specifically including the resignation or other termination of employment of any executive or other officers of BB, or (z) charges and expenses contemplated in connection with the Acquisition Transaction and not otherwise in violation of this Agreement, including those related to employment contracts and severance payments; legal, accounting and investment banking fees; data processing conversion costs; and accounting changes or charges taken pursuant to Section 7.8 or (ii) the ability of the parties to consummate the transactions contemplated hereby.

Participation Facility. Any facility in which BB or its Subsidiaries participates in the management and, where required by the context, such term means the owner or operator of such facility.

Person. An individual, partnership (general or limited), corporation, joint venture, business trust, limited liability company, cooperative association or other form of business organization, trust, estate or any other entity.

Regulatory Agencies. The FDB, the FRB, the FDIC and any other regulatory authority or applicable self-regulatory organization with jurisdiction over the Acquisition Transaction.

Rights. Subscriptions, options, warrants, calls, commitments or agreements of any character to purchase capital stock.

SAB Common Stock. The common stock, par value $0.01 per share, of SAB.

SAB Per Share Value. The value per share of SAB Common Stock to be issued and delivered as provided in Section 2.4 hereof in the acquisition transaction contemplated hereby shall be the average closing price per share of the SAB Common Stock over a twenty (20) trading day period preceding the date of this Agreement; provided that for the purpose of calculating the average closing price of the SAB Common Stock, the range to be used in the calculation shall be no lower than $4.60 and no higher than $5.15 per share regardless of where the SAB Common Stock trades during such twenty (20) day period; and, provided further, that the final price, regardless of the averaging process, will be no higher than $5.00 and no lower than $4.60 per share.

SEC. The Securities and Exchange Commission.

Software. Computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

Subsidiary. The word “Subsidiary” (1) when used with respect to BB shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and (2) when used with respect to SAB shall mean each Subsidiary of SAB that is a “Significant Subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC.

“Tax” or “Taxes” means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, escheat, unclaimed property, payroll, withholding, unemployment compensation, social security, retirement, environmental (including any Taxes imposed under Section 59A of the Code) or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charges of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any law relating to any Tax, including any amendment thereto.

1.2

Terms Defined Elsewhere. The capitalized terms set forth below are defined in the following sections:

“Agreement”

Preamble

“BB”

Preamble

“BB Contract”

Section 4.19(a)

“BB Disclosure Schedule”

Section 3.1

“BB Financial Statements”

Section 4.8

“Closing”

Section 10.1

“Closing Date”

Section 10.1

“Escrow Fund”

Section 2.4(b)

“ERISA Affiliate”

Section 4.17(a)

“Estimated Closing Balance Sheet”

Section 2.13(a)

“Excess Capital”

Section 6.1(b)

“Exchange Fund”

Section 2.6

“Exercised Stock”

Section 7.12 (i)

“Final Closing Balance Sheet”

Section 2.13(g)

“Injunction”

Section 8.1(e)

“Loans”

Section 4.25(a)

“Maximum Amount”

Section 7.9

“Ordinary Excess Capital”

Section 6.1(b)

“Plans”

Section 4.17(a)

“Proposed Closing Statement”

Section 2.13(b)

“Prospectus”

Section 4.4

“Acquisition Transaction”

Recitals

“Regulatory Agreement”

Section 4.20

“Regulatory Claims”

Section 11.6

“Representatives”

Section 7.3(a)

“Requisite Regulatory Approvals”

Section 8.1(c)

“S-4”

Section 7.1

“SAB”

Preamble

“SAB Financial Statements”

Section 5.7

“SAB Reports”

Section 5.5

“SB”

Preamble

“Securities Act”

Section 5.5

“State Banking Approvals”

Section 4.4

1.3

Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. No provision of this Agreement shall be construed to require BB, SAB or any of their respective Affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

ARTICLE II.
ACQUISITION TRANSACTION

2.1

The Acquisition Transaction. At the Closing, BB will, validly and effectively, grant, sell, convey and assign to SB, upon and subject to the terms and conditions of this Agreement, all right, title and interest in and to all the assets, properties and rights, tangible and intangible, which are used in, are necessary for, or otherwise constitute the business of BB (the “Acquired Assets”) other than Excluded Assets identified in Section 2.2 hereof, and SB shall assume, subject to the terms and conditions of this Agreement, the Assumed Obligations as hereinafter defined, free and clear of all liens, pledges, security interests, charges, claims, restrictions and other encumbrances or defects of title of any nature whatsoever as follows:

(a)

all of the loan receivables of BB (the “Loans”) as listed on Schedule 2.1(a) as it may change in the ordinary course of business between the date of this Agreement and Closing, including but not limited to consumer loans, real estate loans, loan participations and loan purchases;

(b)

all machinery and equipment used or usable in the business of BB, including without limitation the machinery and equipment listed on Schedule 2.1(b);

(c)

all written records and files of every nature relating to business or intended or contemplated to be produced in the future, including any and all sales and promotional literature, product literature, marketing data, plans, computer data, purchasing data, instruction manuals, and other data and material, whether in written form or in other reproducible form, which is as of the date hereof used or contemplated to be used at a future date in the production or sale of products (all assets included in this clause (c) being hereinafter collectively referred to as the (“Marketing Records”));

(d)

all licenses, business permits, rights to trademarks and trade names as described in Schedule 2.1(d), service marks, domain names, processes, inventions, formulas, copyrights and trade secrets, or applications therefore, if any, and all licenses, agreements or royalty rights relating to any intellectual property used in or relating to the business of BB, or relating to the products and described more particularly in Schedule 2.1(d);

(e)

all contracts of any kind relating to the business of BB, including but not limited to loan participation agreements, letters of credit, vendor contracts, loan agreements, collateral agreements, mortgages, notes, security agreements, pledge agreements, control agreements, and customer contracts, described more particularly in Schedule 2.1(e);

(f)

all BB’s business records, including customer, client and supplier lists, and all other documents, records and files relating thereto or relating primarily to the Acquired Assets or the business of BB;

(g)

all of BB’s prepaid expenses relating to the business of BB;

(h)

the benefits, including all rights to defense and indemnity coverage, under any and all policies of liability insurance issued to BB prior to the date hereof with respect to insurance coverage for claims, suits, actions or proceedings against BB arising from the operations, activities or conduct of its business prior to the date hereof. The benefits transferred herein relate to benefits under any and all insurance policies providing coverage for liability of any kind, including without limitation, general liability, umbrella and other excess coverage liability insurance policies. (Schedule 2.1(h) is a list of BB’s liability insurance policies for the 5 years preceding the date of this Agreement.) It is the intent of the parties that the insurance benefits be conveyed to BB only to the extent claims, suits, actions or proceedings are threatened or brought against BB subsequent to the date hereof which arise from the operation’s activities or conduct of business of BB prior to the date hereof. Nothing provided for hereunder shall operate to deny SB its right to a defense or coverage for claims otherwise available under said policies;

(i)

All of BB’s customer deposits and accounts receivable as of the Closing Date;

(j)

Any off balance sheet assets of BB, including but not limited to stand by letters of credit; and

(k)

Any and all other assets not specifically described above that are not Excluded Assets.

2.2

Excluded Assets/Excluded Liabilities.

(a)

Excluded Assets. (i) SB shall not acquire the Bank Charter of BB, and (ii) any rights, claims, action, pending or otherwise against any person or under any policy of insurance relating, directly or indirectly, to any Regulatory Claim, potential Regulatory Claim or any other matter which could be the subject of any Regulatory Claim or similar action.

(b)

Excluded Liabilities. SB and SAB will assume no liabilities, obligations or commitments of BB, including without limitation any trade obligations or debt, other than as specifically set forth on Disclosure Schedule 2.2, which shall be known as the “Assumed Obligations”. SB and SAB will not assume any liability for any fines or penalties relating to or arising from Regulatory Claims. Other than the Assumed Obligations, BB retains all liabilities that relate to the Acquired Assets or the business of BB that result from or arise out of any event, occurrence, transaction, action or inaction occurring prior to the Closing, including without limitation liabilities under any “employee pension benefit plan” or “employee welfare benefit plan” as those terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974 as amended, any product liability, warranty or other claims arising out of or relating to any service sold by BB at any time before Closing, any claims by any third party under any bulk sales law, and any claims relating to patent or trademark infringement, Taxes, workers compensation, real estate or environmental, health or safety matters.

2.3

Employees of BB.

(a)

SB shall have no obligation to offer employment to any employee of BB. If SB does offer employment to any such employee of BB, such person shall not become an employee of SB until he or she agrees to accept employment under the terms and conditions offered by SB to any such employee.

(b)

SB shall not assume sponsorship of or responsibility for the employee benefit plans of BB, and shall have no responsibility to continue such plans.

2.4

Payment of Acquisition Transaction Consideration.

(a)

At the Closing, SAB shall issue and deliver to BB and the Escrow Agent, as applicable, certificates representing an amount of shares of SAB Common Stock (the “SAB Shares”) equal to (i) the Acquisition Transaction Consideration, divided by (ii) the SAB Per Share Value. SAB shall also deliver any cash payable under Section 2.4(d) hereof with respect to any fractional shares. Solely for illustration purposes, if the average closing price per share of SAB Common Stock for the period set forth in the definition “SAB Per Share Value” is $5.15, then the SAB Per Share Value hereunder shall be equal to $5.00. If the Acquisition Transaction Consideration is $24,000,000, then SAB shall be required to issue and deliver 4,800,000 shares of SAB Common Stock hereunder ($24,000,000 divided by $5.00).

(b)

The SAB Shares shall be delivered as follows: (i) at Closing, SAB shall deposit 75% of the SAB Shares, including up to $100,000 of Cash Consideration, (the “Escrow Amount”) with the Escrow Agent to be distributed in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Amount, as adjusted form time to time, shall be referred to as the “Escrow Fund;” and (ii) at Closing, SAB shall deliver to BB the remaining 25% of the SAB Shares, plus any cash payable under Section 2.4(d) hereof with respect to any fractional shares.

(c)

If, between the date hereof and the Closing Date, (i) the shares of SAB Common Stock shall be changed (or SAB establishes a record date for changing such shares which is prior to the Closing Date) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or SAB establishes a record date for such dividend which is prior to the Closing Date) in respect of SAB Common Stock, or (iii) any distribution is made (or SAB establishes a record date for such distribution which is prior to the Closing Date) in respect of SAB Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the SAB Per Share Value.

(d)

Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of SAB Common Stock shall be issued in connection with the Acquisition Transaction. In the event that the calculation of the number of shares of SAB Common Stock to be payable under Section 2.4(a) hereof results in a fractional shares, SAB shall, at the Closing and in lieu of the issuance of any such fractional share, pay to BB an amount in cash determined by multiplying (i) the SAB Per Share Value by (ii) the fraction of a share of SAB Common Stock which BB would otherwise be entitled to receive pursuant to Section 2.4(a) hereof.

2.5

SB Common Stock. The shares of SB Common Stock issued and outstanding immediately prior to the Closing shall be unaffected by the Acquisition Transaction and such shares shall remain issued and outstanding and 99% owned by SAB.

2.6

Intentionally Omitted.

2.7

Intentionally Omitted.

2.8

Intentionally Omitted.

2.9

Intentionally Omitted.

2.10

Intentionally Omitted.

2.11

Voting Agreements. As a material inducement for SAB and SB entering into this Agreement, simultaneously with the execution of this Agreement by the Parties, each director and certain stockholders of BB shall enter into the Voting Agreement which shall become effective upon the execution of this agreement.

2.12

Intentionally Omitted.

2.13

Procedures for Determining Closing Balance Sheet.

(a)

No later than ten (10) days prior to the Closing Date, BB shall cause to be prepared and delivered to SAB an estimated Balance Sheet of BB as of the month end preceding the Closing Date (the “Estimated Closing Balance Sheet”). BB shall provide SAB and its representatives such books and records reasonably requested by them to verify the information contained in the Estimated Closing Balance Sheet. BB shall make appropriate revisions to the Estimated Closing Balance Sheet as are mutually agreed upon by BB and SAB.

(b)

No later than five (5) days prior to the Closing Date, SAB shall prepare and deliver to the Shareholder Representative the draft Closing Statement based upon the Estimated Closing Balance Sheet (and Estimated Book Value) (the “Proposed Closing Statement”).

(c)

The Shareholder Representative shall have two (2) days following receipt of the Proposed Closing Statement during which to notify SAB of any dispute of any item contained in the Proposed Closing Statement, which notice shall set forth in reasonable detail the basis for such dispute.

(d)

If the Shareholder Representative does not notify SAB of any such dispute within such two (2) days period, the Proposed Closing Statement prepared by the Purchaser shall be used as the Closing Statement.

(e)

If the Shareholder Representative does notify SAB of any such dispute within such two (2) days period, the Closing Statement shall be resolved as follows:

(i)

SAB and the Shareholder Representative shall cooperate in good faith to resolve any such dispute as promptly as possible.

(ii)

Any other dispute that SAB and the Shareholder Representative are unable to resolve within fifteen (15) days (or such longer period as SAB and the Shareholder Representative shall mutually agree in writing) of notice of such dispute, such dispute and each party’s work papers related thereto shall be submitted to, and all issues having a bearing on such dispute shall be resolved under the expedited rules established by the American Arbitration Association by an accounting firm that has not performed work for either SAB or BB within the past four years (any such firm, an “Uninterested Accounting Firm” agreed to by SAB and the Shareholder Representative. If the Shareholder Representative and SAB cannot agree on an accounting firm, the accounting firm shall be selected in accordance with the expedited Rules of the American Arbitration Association. Such resolution of the accounting firm shall be final and binding on the parties. The accounting firm shall use commercially reasonable efforts to complete its work within ten (10) days following its engagement. The fees, costs and expenses of the accounting firm shall be paid by the party that prevails on less than a majority of any claimed adjustments to the Estimated Closing Balance Sheet (the “Non-Prevailing P arty”). If there is no Non-Prevailing Party, then the fees, costs and expenses of accounting firm shall be paid one-half by the SAB and one-half by BB, with BB’s portion to be paid out of the Escrow Fund.

(iii)

SAB and the Shareholders Representative jointly shall revise the Proposed Closing Statement, the Estimated Closing Balance Sheet and the calculation of Book Value, to reflect the resolution of the Shareholder Representative’s objections (as agreed upon by the Purchaser and the Shareholder Representative or as determined by the accounting firm) and deliver it to the Shareholder Representative within ten (10) days after the resolution of such objections. Such revised balance sheet shall be the “Closing Balance Sheet.”

(f)

For purposes of determining the information on the Closing Balance Sheet, the parties may take into consideration all facts which are known prior to the final determination of the Closing Balance Sheet.

(g)

As soon as practicable following the Closing Date (and in no event later than 60 days following the Closing Date), BB shall have prepared and delivered, at the expense of SAB and BB to be split equally, to SAB (i) an audited final consolidated balance sheet of BB and its Subsidiaries prepared in accordance with U.S. generally accepted accounting principles, accompanied by the unqualified report thereon of BB’s independent public accountants (the “Final Closing Balance Sheet”), as of the date prior to the Closing. SAB shall have full access to and be able to communicate and provide input to BB’s independent public accountants during their audit process, and BB shall cause its independent public accountants to openly communicate with SAB. Upon completion of the Final Closing Balance Sheet, SAB shall have fifteen (15) days following receipt of the Final Closing Balance Sheet during which to notify BB of any dispute of any item contained in the Final Closing Balance Sheet, which notice shall set forth in reasonable detail the basis for such dispute. If SAB does not notify BB within such 15 day period of any dispute, then the Final Closing Balance Sheet shall be final and any such adjustments shall be made final at such time as an adjustment to the Escrow Fund. In the event that SAB notifies BB of any dispute during such 15 day period, then the parties shall use the same mechanism and procedures as set forth in Section 2.13( e) for resolving such dispute until such time as a Final Closing Balance Sheet is achieved and any such adjustments shall be made final at such time as an adjustment to the Escrow Fund subject to the provisions set forth in Article 11.

2.14

BB Closing Deliveries. At the Closing, BB shall deliver, or cause to be delivered, to SB the Escrow Agent or the Exchange Agent, as applicable, the following:

(a)

Bill of Sale for the Acquired Assets in substantially the form attached hereto as Exhibit B;

(b)

Assignment Agreement in substantially the form attached hereto as Exhibit C;

(c)

All Acquired Assets;

(d)

releases of all liens and other encumbrances on Acquired Assets;

(e)

the Non-competition Agreements substantially in the Form of Exhibit D from each of the outside directors of BB (exclusive of Tom Walker); and

(f)

the Escrow Agreement in substantially the form attached hereto as Exhibit E.

Notwithstanding anything above, to the extent that any assignments of UCC Financing Statements, assignment of collateral, security agreements, security interests, pledge agreements, mortgages, and such other documents are required to be delivered but cannot be completed as of the Closing Date, BB agrees to work diligently and with all due promptness subsequent to the Closing Date to complete and execute all documents as may be reasonably required by SAB to effectuate the proper transfer, filing and recording of such documents.

2.15

SAB Closing Deliveries. At the Closing, SAB shall deliver, or cause to be delivered, to BB or the Escrow Agent, as applicable, the following:

(a)

the portion of the Acquisition Transaction Consideration to be paid and delivered at Closing pursuant to this Agreement in accordance with this Agreement;

(b)

the Escrow Amount delivered to the Escrow Agent in accordance with Section 2 of this Agreement;

(c)

the Escrow Agreement substantially in the form attached hereto as Exhibit E; and

(d)

all other documents required to be entered into or delivered by SAB at or prior to the Closing pursuant hereto.

2.16

Tax Characterization. It is the intention of the parties that the Acquisition Transaction qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Code. Each of the parties shall use their reasonable best efforts to take any actions reasonably necessary in order to secure such tax characterization of the transaction, and shall report the transaction on all Tax Returns and other information statements required to be filed in connection with the Acquisition Transaction on a basis consistent with such tax characterization.

2.17

Liquidating Trust. It is the intention of the parties that BB shall establish a liquidating trust in connection with this Acquisition Transaction on or prior to the Closing (the “Liquidating Trust”). All references to BB hereunder shall also be referenced to the Liquidating Trust. To the extent that BB is liquidated or otherwise cease to exist, the Liquidating Trust shall have all the rights and assume all the obligation s of BB under this Agreement.

ARTICLE III.
DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

3.1

Disclosure Schedules. During the due diligence investigation period set forth in Section 7.2 (a), BB shall deliver to SAB the disclosures schedules required hereunder, (the “BB Disclosure Schedules,”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of BB’s representations or warranties contained in Article IV, or to one or more of BB’s covenants contained in Article VI (it being understood and agreed that (if an item is properly set forth in one BB Disclosure Schedule, it shall be deemed to be set forth in any other relevant BB Disclosure Schedule,) provided, however, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to BB, and (c) in the event the BB Disclosures Schedules are not delivered to SAB within 15 days from the date hereof, the due diligence investigation period shall automatically be extended one day for each day the BB Disclosure Schedules are not delivered beyond the close of the 15th day.

3.2

Standards. No representation or warranty of BB contained in Article IV or of SAB contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of BB, or Article V, in the case of SAB, has had or would have a Material Adverse Effect with respect to BB or SAB, respectively.

3.3

Subsidiaries. Where the context permits, “SAB” shall refer to SAB and each of its Subsidiaries and “BB “ shall refer to BB and each of its Subsidiaries.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BB

Subject to Article III, BB hereby represents and warrants to SAB and SB as follows:

4.1

Corporate Organization.

(a)

BB is a Florida chartered commercial banking association duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Subsidiaries of BB are duly organized, validly existing and in good standing under the laws of the State of Florida. BB, and each of its Subsidiaries, has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, holds properties and assets only of the types permitted by the laws of the State of Florida, the United States, the rules and regulations promulgated by the FDB and the FDIC for insured depository institutions, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Incorporation and Bylaws of BB and each of its Subsidiaries, are true and correct copies of such documents as in effect as of the date hereof. The deposit accounts of BB are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

(b)

BB neither owns nor controls, directly or indirectly 5% or more of the outstanding equity securities, either directly or indirectly, of any Person, other than any Subsidiary.

(c)

The minute books of BB contain true and correct records of all meetings and other corporate actions held or taken since December 31, 2000 of its stockholders and Board of Directors (including committees of the Board of Directors). BB has provided to SAB true, correct and complete copies of the charter documents of BB.

4.2

Capitalization. The authorized capital stock of BB consists of 10,000,000 shares of common stock, par value $1.00 per share. As of the date hereof, (1) there are 6,039,422.33 shares of BB Common Stock issued and outstanding, (2) no shares of BB Common Stock held by BB as treasury stock and (3) unexercised options under the BB Option Plan. Except as set forth on Section 4.2 of the BB Disclosure Schedule, as of the date hereof, there were no shares of BB Common Stock reserved for issuance for any reason or purpose. All of the issued and outstanding shares of BB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth on the BB Disclosure Schedule, BB does not have and is not bound by any outstanding Rights calling for the purchase or issuance of any shares of BB Common Stock or any other equity security of BB or any securities representing the right to purchase or otherwise receive any shares of BB Common Stock or any other equity security of BB.

4.3

Authority. BB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BB. The Board of Directors of BB has directed that this Agreement and the transactions contemplated hereby be submitted to BB’s stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of BB’s stockholders, no other corporate proceedings on the part of BB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BB and (assuming due authorization, execution and delivery by SAB) this Agreement constitutes a valid and binding obligation of BB, enforceable against BB in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

4.4

Consents and Approvals. Except for (a) assisting SAB with the filing with the SEC of the S-4, including the prospectus therein relating to the meeting of BB’s stockholders to be held in connection with the transactions contemplated herein (the “Prospectus”) and the SEC’s declaration of the effectiveness of the S-4, (b) the approval of this Agreement by the requisite vote of the stockholders of BB, (c) the filing of applications and notices, as applicable, with the FRB, and approval of such applications and notices, (d) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law (the “State Banking Approvals”), (e) the filing of notices and applications and approvals as required under the applicable state securities laws, and (f) any consents or approvals listed in Section 4.4 of the BB Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by BB in connection with (1) the execution and delivery by BB of this Agreement or (2) the consummation by BB of the Acquisition Transaction and the other transactions contemplated hereby.

4.5

No Violations. Except as may be set forth in Section 4.5 of the BB Disclosure Schedule, neither the execution and delivery of this Agreement by BB, nor the consummation by BB of the transactions contemplated hereby, nor compliance by BB with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of BB, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BB or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of BB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BB is a party, or by which it or its properties or assets may be bound or affected.

4.6

Licenses, Franchises and Permits. BB and each BB Subsidiary holds all licenses, licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, except where the failure to hold such licenses, franchises, permits and authorizations would not reasonably be expected to have a Material Adverse Effect. All of such licenses, franchises, permits and authorizations are in full force and effect and are transferable to a successor to BB or any BB Subsidiary in connection with or subsequent to the Closing of the transactions contemplated herein without any Consent, other than the State Banking Approvals, subject to the legal right and authority of such successor to engage in the activities licensed, franchised, permitted or authorized thereby and except where the failure of such licenses, franchises, permits and authorizations to be in full force and effect and transferable to a successor to BB or a BB Subsidiary would not reasonably be expected to have a Material Adverse Effect. Neither BB nor any BB Subsidiary has received notice of any Proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such Proceeding is pending or, to BB’s Knowledge, has been threatened by any Governmental Authority.

4.7

Regulatory Reports. BB has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2000 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith. Except for matters set forth on Section 4.7 of the Disclosures Schedules, no Regulatory Agency has initiated any proceeding or, to the Knowledge of BB, investigation into the business or operations of BB since December 31, 2000. Except for matters set forth on Section 4.7 of the Disclosures Schedules, there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BB.

4.8

Financial Statements. BB has previously made available to SAB (1) copies of the balance sheets of BB as of December 31 for the fiscal years 2004 and 2005, and the related statements of earnings, stockholders’ equity and cash flows for the fiscal years 2004 through 2005, inclusive, as reported in BB’s Annual Report to Stockholders for the fiscal year ended December 31, 2005 (“Balance Sheet Date”), accompanied by the audit reports of Morrison, Brown, Argiz & Farra LLP, independent public accountants with respect to BB, and (2) copies of unaudited balance sheets and the related statements of earnings and stockholders’ equity of BB at and for the quarters ended March 31, 2006 (collectively, the “BB Financial Statements”). Subject, in the case of the unaudited statements, to audit adjustments reasonable in nature and amount, the BB Financial Statements fairly present the financial position of BB as of the dates indicated therein, and when included in the Prospectus will fairly present the results of the operations and financial position of BB for the respective fiscal periods or as of the respective dates therein set forth. Subject, in the case of the unaudited statements, to audit adjustments reasonable in nature and amount, each of the BB Financial Statements (including the related notes, where applicable) complies, and BB’s Financial Statements to be included in the Prospectus after the date hereof will comply, with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been, and BB’s Financial Statements to be included in the Prospectus will be prepared in accordance with GAAP, except as indicated in the notes thereto. The books and records of BB have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

4.9

Deposits. Except as set forth on Disclosure Schedule 4.9, none of the BB deposits (consisting of certificates of deposit, savings accounts, NOW accounts, money market accounts and checking accounts), is a brokered deposit.

4.10

Broker’s Fees. Neither BB nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

4.11

Properties. Section 4.11 of the BB Disclosure Schedules contains a true and complete list of all material real property owned or leased by BB. Except as adequately reserved against in the BB Financial Statements or disposed of since the Balance Sheet Date in the ordinary course of business, BB and each BB Subsidiary has good and marketable title, free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, real or personal, reflected in the BB Financial Statements as being owned by BB or any BB Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of BB and the BB Subsidiaries on a consolidated basis, held under leases or subleases by BB or any BB Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors’ rights generally, or by equitable principles), and neither BB nor any BB Subsidiary nor, to BB’s Knowledge, any other party thereto is in material breach or material default thereunder.

4.12

Intellectual Property. Section 4.12 of the BB Disclosure Schedules contains a true and complete list of all material BB Intellectual Property. Either BB or one of the BB Subsidiaries own or have a valid license to use all BB Intellectual Property, free and clear of all liens, encumbrances, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). BB Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of BB and the BB Subsidiaries as currently conducted, except where the failure to have such property would not reasonably be expected to have a Material Adverse Effect. The BB Intellectual Property is valid and has not been cancelled, forfeited, expired or abandoned, and neither BB nor any BB Subsidiary has received any notice challenging the validity or enforceability of BB Intellectual Property, other than as would not reasonably be expected to have a Material Adverse Effect. To BB’s Knowledge, the conduct of the business of BB and the BB Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any third Person. The consummation of the transactions contemplated by this Agreement will not result in the material loss or material impairment of the right of BB or any BB Subsidiary to own or use any of the BB Intellectual Property, and the Surviving Company and its Subsidiaries will have substantially the same rights to own or use the BB Intellectual Property following the consummation of such transactions as BB and the BB Subsidiaries had prior to the consummation of such transactions, except such rights as would not reasonably be expected to have a Material Adverse Effect.

4.13

Condition of Fixed Assets and Equipment. Section 4.13 of the BB Disclosure Schedules contains a list of all material fixed assets and equipment used in the conduct of the business of BB and the BB Subsidiaries as of the Balance Sheet Date. Each such item of fixed assets and equipment having a net book value in excess of $5,000 is, to BB’s Knowledge, in good operating condition and repair, normal wear and tear excepted.

4.14

Absence of Certain Changes or Events.

(a)

Except as disclosed in any BB filings with the FDB or the FDIC, as applicable, prior to the date hereof, since December 31, 2005, (i) there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on BB, and (ii) BB has carried on its business in the ordinary course of business consistent with past practices.

(b)

Except as may be set forth in Section 4.14(b) of the BB Disclosure Schedules, since December 31, 2005 and solely with respect to executive officers (senior vice president or above) and directors, BB has not (1) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any such person from the amount thereof in effect as of December 31, 2005, (2) granted any severance or termination pay to such person or entered into any contract to make or grant any severance or termination pay to such person, (3) paid any bonus to such person or (4) entered into any employment- or compensation-related agreement with such person.

4.15

Legal Proceedings. Except as may be set forth in Section 4.15 of the BB Disclosure Schedules, (a) BB is not a party to any, and there are no pending or, to BB’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BB or challenging the validity or propriety of the transactions contemplated by this Agreement and (b) there is no injunction, order, judgment or decree imposed upon BB or its assets.

4.16

Taxes.

(a)

Except as may be set forth in Section 4.16 of the BB Disclosure Schedules, BB has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the date hereof, and all such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of BB (in accordance with GAAP) for all Taxes, whether or not shown on a Tax Return. Except as set forth in Section 4.16 of the BB Disclosure Schedules, as of the date hereof BB has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. Except as set forth on Section 4.16 of the BB Disclosure Schedule, no audits or other administrative proceedings or court proceedings have ever been conducted, are presently pending or, to the knowledge of BB, threatened with regard to any Taxes or Tax Return of BB or any Subsidiary or any affiliated, consolidated, combined or unitary group of which BB or a Subsidiary is a member and, to the knowledge of BB, no material issues have been raised by any Tax authority in connection with any Tax or Tax Return. No claim has ever been made by an authority in a jurisdiction where BB or any of its Subsidiaries does not file Tax Returns that BB or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.

(b)

BB has been a validly electing S corporation (i) within the meaning of Sections 1361 and 1362 of the Code at all times since its date of formation and (ii) within the meaning of any comparable and applicable provision of income tax law of each state or local jurisdiction in which BB treats itself as such a comparable S corporation, with such jurisdictions and dates of such S corporation elections listed on Section 4.16 of the BB Disclosure Schedules. BB will remain an S corporation for federal and such listed state or local income tax purposes at all times up to the Closing Date. BB will not take or allow any action that would result in the termination of BB’s status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code or within the meaning of any comparable and applicable provision of income tax law of each state and local jurisdiction listed on Section 4.16 of the BB Disclosure Schedules.

(c)

Section 4.16 of the BB Disclosure Schedules identifies each Subsidiary that is a “qualified subchapter S subsidiary” within the meaning of 1361(b)(3)(B) of the Code and within the meaning of any comparable and applicable provision of income tax law of each state or local jurisdiction in which BB treats such Subsidiary as such a comparable qualified subchapter S subsidiary, which such jurisdictions are listed on Section 4.16 of the BB Disclosure Schedule. Each such Subsidiary has been a qualified subchapter S subsidiary for federal and such listed state or local income tax purposes at all times since the dates shown on Section 4.16 of the BB Disclosure Schedules and will remain as such at all times up to the Closing Date.

(d)

Neither the BB nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and, the Internal Revenue Service has not proposed any such adjustment or change in accounting method. Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date or (iv) intercompany transactions or any excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(e)

Except as may be set forth in Section 4.16 of the BB Disclosure Schedules, BB has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1446, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other state, local or foreign laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper taxing authorities all amounts required. BB has under taken in good faith to appropriately classify all service providers as either employees or independent contractors for all Tax purposes.

(f)

BB has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. BB has retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011 4(g). For purposes of this Agreement, the term “Reportable Transaction” shall mean any transaction listed in Treasury Regulation Section 1.6011-4(b).

(g)

Except for the affiliated group of which BB is presently a member, BB has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and each Subsidiary has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where BB was the common parent of such affiliated group.

(h)

Neither BB nor any of its Subsidiaries (i) is a party to, is bound by or has any obligation under any Tax sharing agreement or similar contract (whether or not written) other than one that is solely between the Company and one or more of its Subsidiaries or (ii) has any liability for Taxes of any Person (other than the

Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

(i)

Neither BB nor any of its Subsidiaries has a contract, agreement, plan, or other similar type of arrangement currently in place covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code. Neither BB nor any of its Subsidiaries is obligated to make any “gross-up” or similar payment to any Person on account of any Tax under Section 4999 of the Code.

(j)

Neither BB nor any of its Subsidiaries has been the “distributing company” (within the meaning of Section 355(a)(1) of the Code) nor the “controlled corporation” (within the meaning of Section 355(a)(1) of the Code) (i) within the two-year period ending as of the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(k)

Neither BB nor any of its Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities. No power of attorney currently in force has been granted by the Company or any of its Subsidiaries concerning any Tax matter.

(l)

The unpaid Taxes of BB and the Subsidiaries (i) did not, as of March 31, 2006, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the March 31, 2006 balance sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of BB and the Subsidiaries.

4.17

Employees.

(a)

Section 4.17(a) of the BB Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, “welfare” plan, fund or program (within the meaning of section 3(1) of ERISA); “pension” plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by BB, any of its Subsidiaries or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), all of which together with BB would be deemed a “single employer” within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of BB, any Subsidiary or any ERISA Affiliate (the “Plans”).

(b)

BB has heretofore made available to SAB with respect to each of the Plans true and correct copies of each of the following documents, if applicable: (i) the Plan document; (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the IRS for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

(c)

Except as may be set forth in Section 4.17(c) of the BB Disclosure Schedules: each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be “qualified” within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Plan is subject to Title IV of ERISA; no Plan is a multiemployer plan within the meaning of section 4001(a)(3) of ERISA and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the Knowledge of BB, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

(d)

Except as may be set forth in Section 4.17(d) of the BB Disclosure Schedule, since December 31, 2005, BB has not (i) suffered any strike, work stoppage, slow-down, or other labor disturbance, (ii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iii) had any union organizing activities.

(e)

Section 4.17(e) of the BB Disclosure Schedule sets forth all employment contracts, plans, programs, agreements or other benefits which could be subject to Section 280G of the Code.

4.18

Title to Acquired Assets. BB owns and has good title to each of the Acquired Assets free and clear of all liens and encumbrances of any kind. The Acquired Assets constitute substantially all of the assets used in or held for use in the business of BB and are sufficient to SB to conduct the Business from and after the Closing Date without interruption and in the ordinary course of business as has been conducted by BB.

4.19

Certain Contracts.

(a)

Except as set forth in Section 4.19(a) of the BB Disclosure Schedule, BB is not a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from SAB, BB, SB or any of their respective Subsidiaries to any officer, director, employee or consultant of BB, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date hereof, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $25,000 per annum, or (v) which materially restricts the conduct of any line of business by BB. Each contract, arrangement, commitment or understanding of the type described in this Section 4.19(a), whether or not set forth in Section 4.19(a) of the BB Disclosure Schedule, is referred to herein as a “BB Contract.” BB has previously delivered or made available to SAB true and correct copies of each contract, arrangement, commitment or understanding of the type described in this Section 4.20(a).

(b)

Except as set forth in Section 4.19(b) of the BB Disclosure Schedule, (i) each BB Contract is valid and binding and in full force and effect, (ii) BB has performed all obligations required to be performed by it to date under each BB Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of BB under any BB Contract, and (iv) no other party to any BB Contract is, to the Knowledge of BB, in default in any respect thereunder.

4.20

Agreements with Regulatory Agencies. Except as may be set forth in Section 4.20 of the BB Disclosure Schedule, BB is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.20 of the BB Disclosure Schedule, a “Regulatory Agreement”), any Regulatory Agency that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has BB been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement.

4.21

Environmental Matters. Except as may be set forth in Section 4.21 of the BB Disclosure Schedule:

(a)

BB and, to the Knowledge of BB, each of the Participation Facilities and the Loan Properties, are in compliance with all Environmental Laws.

(b)

To the Knowledge of BB, there is no suit, claim, action or proceeding pending or threatened before any Governmental Entity or other forum in which BB, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by BB, any Participation Facility or any Loan Property.

(c)

To the Knowledge of BB, during the period of (x) BB’s ownership or operation of any of its current or former properties, (y) BB’s participation in the management of any Participation Facility, or (z) BB’s interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the Knowledge of BB, prior to the period of (x) BB’s ownership or operation of any of its current or former properties, (y) BB’s participation in the management of any Participation Facility, or (z) BB’s interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property.

4.22

Intentionally Omitted.

4.23

Insurance. Section 4.23 of the BB Disclosure Schedule includes a complete list of all insurance policies (other than title insurance policies or insurance policies of which any BB Subsidiary is a beneficiary incident to the making of individual loans) held by BB or any BB Subsidiary. There are no outstanding unresolved claims for losses under any such insurance policies. BB and the BB Subsidiaries have paid all amounts due and payable under any insurance policies and guaranties applicable to them and their assets and operations; all such insurance policies and guaranties are in full force and effect; and BB, the BB Subsidiaries and all of the BB Real Estate and other material properties of BB and the BB Subsidiaries are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practices and experience.

4.24

Approvals. As of the date hereof, BB knows of no fact or condition relating to BB that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Acquisition Transaction) from being obtained.

4.25

Loan Portfolio.

(a)

Except as may be set forth in Section 4.25 of the BB Disclosure Schedule, BB is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees or interest-bearing assets) (collectively, “Loans”), other than Loans the unpaid principal balance of which does not exceed $25,000, under the terms of which the obligor was, as of December 31, 2005, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or 5% or greater stockholder of BB, or to the Knowledge of BB, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.25 of the BB Disclosure Schedule sets forth (i) all of the Loans of BB that as of December 31, 2005, were classified by any bank examiner (whether regulatory or internal) as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) each asset of BB that as of December 31, 2005, was classified as “Other Real Estate Owned” and the book value thereof.

(b)

Each Loan in original principal amount in excess of $5,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.26

Intentionally Omitted.

4.27

State Takeover Laws and Charter Provisions. BB has taken all necessary action to exempt the transactions contemplated by this Agreement from any restrictive provision of (i) any applicable moratorium, control share, fair price, business combination, or other anti-takeover laws and regulations, or (ii) the Articles of Incorporation or Bylaws of BB.

4.28

Sole Agreement. With the exception of this Agreement, neither BB, nor any BB Subsidiary, is a party to any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or, except as disclosed on Section 4.28 of the BB Disclosure Schedule, any other agreement which contemplates the involvement of BB or any BB Subsidiary (or any of their assets) in any business combination of any kind; or any agreement, contract, commitment, understanding or arrangement obligating BB or any BB Subsidiary to issue or sell or authorize the sale or transfer of any shares of capital stock of BB or any BB Subsidiary, except BB Stock Options. There are no contracts, agreements, understandings or commitments relating to the right of BB to vote or to dispose of any shares of capital stock of any BB Subsidiary.

4.29

Disclosure.

(a)

The information concerning, and representations and warranties made by, BB set forth in this Agreement, or in the BB Disclosure Schedule, or in any document, statement, certificate or other writing furnished or to be furnished by or on behalf of BB or any BB Subsidiary to SAB pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated

herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

(b)

Copies of all documents heretofore or hereafter delivered or made available to SAB by or on behalf of BB or any BB Subsidiary pursuant hereto were or will be complete and accurate copies of such documents.

4.30

Absence of Undisclosed Liabilities. To BB’s Knowledge, neither BB nor any BB Subsidiary has any obligation or liability that is material to the financial condition or operations of any of them, or that, when combined with all similar obligations or liabilities, would be material to their financial condition or operations (i) except as disclosed in the BB Financial Statements delivered to SAB prior to the date of this Agreement, or (ii) except as contemplated under this Agreement. Except as disclosed on Section 4.31 of the BB Disclosure Schedule, since the Balance Sheet Date, neither BB nor any BB Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of BB and its Subsidiaries, taken as a whole, except for obligations paid in connection with transactions made by them in the ordinary course of their business consistent with past practices and Applicable Law.

4.31

Allowance for Loan Losses.

(a)

The allowance for loan losses shown on the BB Financial Statements is adequate in all material respects to provide for anticipated losses inherent in loans outstanding and is not below the industry standard of one percent of total aggregate loan value on the books and records of BB.

(b)

The allowance for losses in real estate owned, if any, shown on the BB Financial Statements is or will be adequate in all material respects to provide for anticipated losses inherent in real estate owned by BB or any BB Subsidiary and the net book value of real estate owned as shown on the most recent balance sheet included in the BB Financial Statements is the fair value of the real estate owned in accordance with Statement of Position 92-3.

4.32

Compliance with Laws.

(a)

Except as set forth in Schedule 4.32, BB and each BB Subsidiary is in material compliance with all Applicable Laws, reporting and licensing requirements, and orders applicable to its business or employees (including, but not limited to, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Bank Secrecy Act, fair lending laws or other laws relating to discrimination, consumer disclosure and currency transaction reporting) the noncompliance, breach or violation of which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to subject BB or any other BB Subsidiary or any of their directors or officers to civil money penalties; and

(b)

Except with respect to those that would not reasonably be expected to have a Material Adverse Effect on BB and its Subsidiaries, taken as a whole, or as set forth in Schedule 4.32, neither BB nor any BB Subsidiary has received notification or communication from any Governmental Authorities, or the staff thereof (i) asserting that BB or any BB Subsidiary is not in compliance with any Applicable Law, (ii) threatening to revoke any Consent, license, franchise, permit, or governmental authorization, or (iii) requiring BB or any BB Subsidiary to enter into a cease and desist order, consent, agreement, memorandum of understanding or similar arrangement.

4.33

Material Contract Defaults. Neither BB nor any BB Subsidiary is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.34

Certain Regulatory Matters.

(a)

[BB is a member of the Federal Home Loan Bank of Atlanta.]

(b)

BB has not paid any dividends that (i) caused the regulatory capital of BB to be less than the amount then required by Applicable Law or (ii) exceeded any other limitation on the payment of dividends imposed by Applicable Law, agreement or regulatory policy.

(c)

BB has adopted policies and procedures designed to promote overall compliance with the Bank Secrecy Act (31 U.S.C. Section 5301), the Truth-in-Lending Act (15 U.S.C. Section 1601 et seq.), the Expedited Funds Availability Act (12 U.S.C. Section 4001) and the regulations adopted under each such act and have materially complied with the reporting requirements under the Bank Secrecy Act and the regulations thereunder.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF SAB

Subject to Article III, SAB hereby represents and warrants to BB as follows:

5.1

Corporate Organization.

(a)

SAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SAB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. SAB is duly registered as a bank holding company under the BHC Act.

(b)

Each Subsidiary of SAB is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary of SAB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of each Subsidiary of SAB that is a bank are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

5.2

Capitalization. The authorized capital stock of SAB consists of 40,000,000 (subject to increase to 50,000,000 upon the receipt of stockholder approval) shares of SAB Common Stock and 5,000,000 shares of preferred stock, no par value per share (“SAB Preferred Stock”). As of the date hereof, there were approximately 18,500,912 shares of SAB Common Stock and 315 shares of SAB Preferred Stock issued and outstanding. All of the issued and outstanding shares of SAB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of SAB Common Stock to be issued pursuant to the Acquisition Transaction will be duly authorized and validly issued and, at the Closing Date, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

5.3

Authority; No Violation.

(a)

SAB and SB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of SAB and SB, and no other corporate proceedings on the part of SAB and SB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SAB and SB and (assuming due authorization, execution and delivery by BB) this Agreement constitutes a valid and binding obligation of SAB and SB, enforceable against SAB and SB in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b)

Neither the execution and delivery of this Agreement by SAB, nor the consummation by SAB of the transactions contemplated hereby, nor compliance by SAB with any of the terms or provisions hereof, will (i) violate any provision of the Amended and Restated Articles of Incorporation or Bylaws of SAB, or the articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SAB or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of SAB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SAB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

5.4

Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the FRB under the BHC Act as necessary, and approval of such applications and notices, (b) the filing with the SEC and declaration of effectiveness of the S-4, (c) the State Banking Approvals, (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SAB Common Stock pursuant to this Agreement, and (e) approval of the listing of the SAB Common Stock to be issued in the Acquisition Transaction on the AMEX or such other securities market where the Company’s common stock is listed for trading, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by SAB or SB in connection with (1) the execution and delivery by SAB or SB of this Agreement and (2) the consummation by SAB or SB of the Acquisition Transaction and the other transactions contemplated hereby.

5.5

SEC Reports. BB acknowledges that it has access to a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2004 by SAB with the SEC pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act (the “SAB Reports”) and (b) communication mailed by SAB to its stockholders since December 31, 2004.

5.6

Regulatory Reports. SAB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2004 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith.

5.7

Financial Statements. BB may review (1) copies of the consolidated balance sheets of SAB and its Subsidiaries as of December 31 for the fiscal years 2004 and 2005 and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for the fiscal years 2003 through 2005, inclusive, as reported in SAB’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the SEC under the Exchange Act, accompanied by the audit report of Crowe Chizek & Co., independent public accountants with respect to SAB filed with the SEC under the Exchange Act, (collectively, the “SAB Financial Statements”).

5.8

Broker’s Fees. SAB has engaged, and will pay a fee or commission to Colonial Capital Partners, Inc. and Keefe Bruyette & Woods in accordance with the terms of a letter agreement between Colonial Capital Partners, Inc., Keefe Bruyette & Woods and SAB. SAB will indemnify and hold BB harmless with respect to any commission or fees due to Colonial Capital Partners.

5.9

Absence of Certain Changes or Events. Except as disclosed in any SAB Report filed with the SEC prior to the date hereof, since December 31, 2005, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on SAB.

5.10

Intentionally Omitted.

5.11

SAB Information. The Prospectus (except for such portions thereof that relate to BB) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate to BB ) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

5.12

Compliance with Laws.

SAB and each of its Subsidiaries is in material compliance with all Applicable Laws, reporting and licensing requirements, and orders applicable to its business or employees (including, but not limited to, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Bank Secrecy Act, fair lending laws or other laws relating to discrimination, consumer disclosure and currency transaction reporting) the noncompliance, breach or violation of which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to subject SAB or any of its Subsidiaries or any of their directors or officers to civil money penalties.

5.13

Ownership of BB Common Stock. Neither SAB nor any of its Affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of BB (other than Trust Account Shares).

5.14

Approvals. As of the date hereof, SAB knows of no fact or condition relating to SAB that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Acquisition Transaction) from being obtained.

ARTICLE VI.
COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1

Covenants of BB. During the period from the date hereof and continuing until the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of SAB, BB shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the BB Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by SAB, BB shall not:

(a)

Except as may be required to comply with the cease and desist order dated November 15, 2004, or as otherwise required by regulatory authorities, BB will not seek or accept any infusion of capital from existing or potential shareholders, without the consent of SAB;

(b)

At Closing have capital in excess of the greater of (i) that required by the FDIC Cease and Desist Order between the FDIC and BB dated November 15, 2004 or (ii) the capital reflected in the Balance Sheet as of March 31, 2006 (subject to SAB review of this Balance Sheet before SAB agrees to use the March 31, 2006 date as the measuring date) (the “Excess Capital”). In the event of such Excess Capital, BB shall, subject to regulatory approval, shall (i) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock in order to eliminate such excess capital or (ii) in the event BB does not declare a dividend as set forth in subparagraph (i) hereof, then the Acquisition Transaction Consideration shall only account for Excess Capital at a multiple of one times Book Value for such Excess Capital. Notwithstanding the foregoing, in the event any Excess Capital subsequent to March 31, 2006 arises from an increase in retained earnings derived from operating income in the ordinary course of business and specifically not including any extraordinary item (“Ordinary Excess Capital”), as determined by GAAP; such Ordinary Excess Capital will not be subject to an adjustment to the Acquisition Transaction Consideration as set forth in (b)(ii) of this subparagraph.

(c)

make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

(d)

enter into any new line of business, or other than in the ordinary course of business consistent with past practices, originate any new kinds of loans or originate any loans not consistent with past practice;

(e)

acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings or in the ordinary course of business consistent with past practices;

(f)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Acquisition Transaction set forth in Article VIII not being satisfied;

(g)

change its methods of accounting in effect at December 31, 2005, except as required by changes in GAAP or regulatory accounting principles as concurred to by BB’s independent auditors;

(h)

(1) except as required by applicable law, as set forth in Section 4.17, or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between BB or one or more of its current or former directors, officers or employees or any Affiliate of any such person, or (2) except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(i)

(1) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; or (2) acquire any broker deposits or increase the rates currently paid on BB’s deposit products, in an amount that exceeds the rates generally paid on similar products by other banking institutions in BB’s market area;

(j)

incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(k)

file any application to relocate or terminate the operations of any of its banking offices;

(l)

create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space, involving payments thereunder by BB in excess of $25,000 per year, to which BB is a party or by which BB or its properties is bound, other than the renewal in the ordinary course of business of any lease the term or option to renew of which expires prior to the Closing Date;

(m)

make any loans, including but not limited to loan purchases and loan participations, that are not on current market terms or at current market rates;

(n)

conduct any loan sales, except in the ordinary course of business;

(o)

take or cause to be taken any action which would or could reasonably be expected to prevent the Acquisition Transaction from qualifying as a reorganization under Section 368(a) of the Code;

(p)

make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of BB or any of its Subsidiaries for any period ending after the Closing Date or decreasing any Tax attribute of BB or its Subsidiaries existing on the Closing Date; or

(q)

agree to do any of the foregoing, except in the ordinary course of business.

6.2

Covenants of SAB. Except as otherwise contemplated by this Agreement or consented to in writing by BB, SAB shall not, and shall not permit any of its Subsidiaries to:

(a)

declare or pay any dividends on or make any other distributions in respect of any of its capital stock;

(b)

create any new classes or series of stocks;

(c)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Acquisition Transaction set forth in Article VIII not being satisfied;

(d)

take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c)).

ARTICLE VII.
ADDITIONAL AGREEMENTS

7.1

Regulatory Matters.

(a)

SAB, with the cooperation of BB, shall promptly prepare and file, within 60 days after the filing of the documentation specified in Section 7.1(b) below, with the SEC the Form S-4 and a proxy statement to obtain approval of an amendment to its amended and restated Certificate of Incorporation to increase the authorized shares of SAB Common Stock. Each of BB and SAB shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and BB shall thereafter mail the Prospectus and its proxy statement to its stockholders. SAB shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(b)

SAB, with the cooperation of BB, shall use their reasonable best efforts to promptly, but in no event later than 30 days following the completion of the due diligence investigation, prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Acquisition Transaction). BB and SAB shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to BB or SAB, as the case may be, and any of SAB’s Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party will use all reasonable efforts to promptly respond to any request for additional information or documents requested by an governmental entity in connection with any applications or filings made to consummate the transactions contemplated hereby.

(c)

SAB and BB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus, the S-4 or any other statement, filing, notice or application made by or on behalf of SAB, BB or their Subsidiaries to any Governmental Entity in connection with the Acquisition Transaction and the other transactions contemplated by this Agreement.

(d)

SAB and BB shall promptly furnish each other with copies of written communications received by SAB or BB, as the case may be, or any of their respective Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

(e)

In the event any regulatory or other action is instituted, threatened or commenced against BB, or any institution affiliated party of BB, in connection with any Regulatory Claims or claims from any Governmental Entity, SAB and SB shall permit BB, and/or the Shareholder Representative, its counsel and other professional representatives reasonable access during normal business hours to the books and records of BB acquired by SB hereunder in order that BB may defend such action or proceeding. All costs and expenses associated with the actions of BB hereunder shall be borne solely by BB. BB and/or its representatives shall take all reasonable caution not to interfere with the business operations of SAB and SB while being permitted reasonable access to the books and records of BB.

7.2

Access to Information and Due Diligence Investigation.

(a)

BB and SAB shall keep each other advised of all material developments relevant to their respective businesses, and to the consummation of the Acquisition Transaction, and shall provide to each other, upon request, reasonable details of any such development. Upon reasonable notice, BB shall afford to representatives of SAB reasonable access, during normal business hours during the period prior to the Closing, to all of its properties, books, contracts, commitments and records, and during such period, shall make available all information concerning its businesses as may be reasonably requested (and the parties shall take into account in determining the reasonableness of due diligence requests the fact that SAB is a public company and that SAB is issuing shares to BB stockholders as compared to selling its business). Additionally, BB shall make available to SAB all other due diligence information reasonably requested by SAB, including but not limited to (i) inspection of assets of BB as to their documentation, condition and value, (ii) access to all officers and employees of BB for purposes of SAB to ask questions concerning the business, operations and condition of BB, (iii) all regulatory compliance files, (iv) such other information as SAB may reasonably request. SAB shall complete its due diligence investigation within 30 days from the date hereof.

(b)

All non-public information furnished to SAB or BB by the other party hereto pursuant to this Agreement (other than (i) information already in the receiving party’s possession, or (ii) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any of its directors, officers, employees, agents or advisors, or (iii) information that becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its advisors, provided that such source is not known by the receiving party after due inquiry to be bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party) shall be kept confidential, and the parties shall maintain, and shall cause each of their respective directors, officers, attorneys and advisors to maintain, the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

(c)

No investigation by SAB or their respective representatives shall affect the representations, warranties, covenants or agreements of BB set forth herein.

7.3

Certain Actions.

(a)

Except with respect to this Agreement and the transactions contemplated hereby, neither BB nor any of its directors, officers, employees, agents, Affiliates or representatives (collectively, “Representatives”) shall, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries with respect to or the making of any Acquisition Proposal.

(b)

BB agrees that it will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date hereof with any parties conducted heretofore with respect to any Acquisition Proposal.

7.4

Stockholder Meeting. BB shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. BB shall, through its Board of Directors, subject to the fiduciary duties of such board recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement.

7.5

Legal Conditions to Acquisition Transaction. Each of SAB and BB shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Acquisition Transaction and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by BB or SAB in connection with the Acquisition Transaction and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.6

Affiliates. BB shall use its reasonable best efforts to cause each director, executive officer and other person who is an “Affiliate” (for purposes of Rule 145 under the Securities Act) of BB to deliver to SAB, as soon as practicable after the date hereof, a written agreement, in the form of Exhibit F hereto.

7.7

AMEX Listing. SAB shall use its reasonable efforts to cause the shares of SAB Common Stock to be issued in the Acquisition Transaction to be approved for listing on the AMEX, NASDAQ or such other securities market as SAB’s common stock is listed for trading as of the Closing Date.

7.8

Bank Charter. In the event BB maintains the existence of the BB Bank Charter, BB hereby agrees not to allow or cause the BB Bank Charter to be used, operated or sold to any entity that is owned, controlled or otherwise is affiliated with or by any former BB director, officer or employee. This provision shall survive the closing of the Acquisition Transaction and shall be an indemnifiable claim of SAB pursuant to Article XI hereof.

7.9

Notice to State Banking Regulators. SAB shall notify the FDB, FDIC and FRB of the transactions contemplated hereby and to deliver to such regulators a copy of this Agreement within seven (7) business days of the execution of this Agreement.

7.10

Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest SB with full title to all properties, assets, rights, approvals, immunities and franchises as required by this Acquisition Transaction, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by SAB or BB.

7.11

Accounting and Operating Matters. BB shall cooperate with SAB concerning (i) accounting and financial matters necessary or appropriate to facilitate the Acquisition Transaction (taking into account SAB’s policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, or adjustments to be consistent with GAAP and industry standards, loan classification, valuation adjustments, adjustments of assets to current market value, levels of loan loss reserves to be consistent with industry standards and GAAP and other accounting practices, (ii) BB’s lending, investment or asset/liability management policies, and (iii) any operational matters as may be reasonably requested by SAB, including but not limited to reconfigurations of deposit applications; provided, that any action taken pursuant to this Section 7.11 shall not be deemed to constitute or result in the breach of any representation or warranty of BB contained in this Agreement or otherwise result in any change to any procedures or adjustments set forth in this Agreement.

7.12

Adjustments to Book Value. Notwithstanding anything to the contrary in this Agreement, BB and SAB each agree upon the following adjustments for purposes of calculating the Book Value to be used in determining the Acquisition Transaction Consideration for purposes of the Estimated Closing Balance Sheet and Final Closing Balance Sheet:

(i)

To the extent (i) any BB Stock Options have been exercised subsequent to December 31, 2005, the underlying BB Common Stock issued as a result of such exercise (the “Exercised Stock”) or (ii) to the extent any Excess Capital exists, the Exercised Stock or dollar value of the Excess Capital shall not be multiplied by 2.35 for purposes of determining the Acquisition Transaction Consideration, rather the Exercised Stock and Excess Capital shall be multiplied by 1.0 for purposes of determining the Acquisition Transaction Consideration; provided however, that Book Value shall not be reduced with respect to a cash or cashless exercise of the BB Stock Options;

(ii)

Any decrease in the Deposit Accounts in excess of 10% or more from what is stated on the balance sheet dated March 31, 2006, shall cause a reduction on a dollar for dollar basis in the amount of Book Value used for purposes of determining the Acquisition Transaction Consideration; provided however, that there shall be no reduction to the extent any portion of the decrease in deposits is attributable to the Kodsi Deposits; and

(iii)

Any adjustments as may be reasonably required to account for the failure to BB to deliver or assign any of the Acquired Assets to SB. It is the intention of the parties that any adjustments made hereunder shall be factored into determining the Acquisition Transaction Consideration for purposes of the Estimated Closing Balance Sheet and Closing Balance Sheet; provided however, that if it is determined subsequent to the Closing Date that BB failed to deliver or assign certain of the Acquired Assets to SB, then such adjustment shall be used as a reduction against the Escrow Fund pursuant to the provisions of Article 11.

7.13

Execution and Authorization of Bank Acquisition Transaction Agreement. As soon as reasonably practicable after the date hereof, (a) SAB shall (i) cause the Board of Directors of SB to approve the Asset Acquisition Agreement, (ii) cause SB to execute and deliver the Asset Acquisition Agreement, and (iii) approve the Acquisition Transaction as the sole stockholder of SB, and (b) BB shall (i) cause the Board of Directors of BB to approve the Asset Purchase Agreement, and (ii) cause BB to execute and deliver the Asset Acquisition Agreement and all other documents ancillary to the Acquisition Transaction contemplated hereby.

7.14

BB Information. The information relating to BB which is provided to SAB by BB for inclusion in the registration statement on Form S-4 (the “S-4”) in which the Prospectus will be included as a prospectus, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Prospectus (to the extent it relates to BB ) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

7.15

Disclosure. None of the information prepared by or on behalf of BB or any BB Subsidiary regarding any of them included or to be included in the Prospectus and any other documents to be filed with any Governmental Authority in connection with the transactions contemplated herein, will, at the respective times such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents which BB or any BB Subsidiary is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of Applicable Law. Without limiting the foregoing, at the time the Prospectus is mailed to BB Stockholders, and at all times subsequent to such mailing up to and including the date of the stockholders meetings at which the Acquisition Transaction and this Agreement will be presented for approval, the Registration Statement, with respect to all information relating to BB or any BB Subsidiary, (i) will comply in all material respects with the applicable provisions of the Securities Laws and (ii) will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading.

ARTICLE VIII.
CONDITIONS PRECEDENT

8.1

Conditions to Each Party’s Obligation To Effect the Acquisition Transaction. The respective obligation of each party to effect the Acquisition Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)

Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of BB Common Stock under applicable law, and shareholders of SAB shall approve an amendment to the amended and restated Certificate of Incorporation to increase the authorized number of shares of SAB, then shareholder approval of SAB. The management and board of directors of SAB shall use their best efforts to obtain such approval from the shareholders of SAB as promptly as possible following the execution of this Agreement

(b)

Listing of Shares. The shares of SAB Common Stock which shall be issued to the stockholders of BB upon consummation of the Acquisition Transaction shall have been authorized for listing on the AMEX or such other market on which the shares of SAB’s common stock are listed for trading.

(c)

Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Acquisition Transaction) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(d)

S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e)

No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition Transaction (an “Injunction”) shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Acquisition Transaction.

8.2

Conditions to Obligations of SAB. The obligation of SAB to effect the Acquisition Transaction is also subject to the satisfaction or waiver by SAB at or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of BB set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of BB set forth in Section 4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. SAB shall have received a certificate signed on behalf of BB by the Chief Executive Officer or the Chief Financial Officer of BB to the foregoing effect.

(b)

Performance of Obligations of BB. BB shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SAB shall have received a certificate signed on behalf of BB by the Chief Executive Officer or the Chief Financial Officer of BB to such effect.

(c)

Conditions Met. SAB shall have received a certificate of an executive officer of BB stating that to his Knowledge, each of the conditions set forth in this Article VIII have been met.

(d)

Non-Competition Agreements. Each of the outside BB Board members, shall have executed a non-competition agreement in the form of Exhibit D attached hereto.

(e)

Completion of Due Diligence. SAB shall have completed it s due diligence to its full satisfaction within its sole discretion as provided in Section 7.2.

(f)

Consent of Sublessor. BB shall have obtained the consent of the Sublessor on the Sublease, dated January 10, 2000, between Southbank Bank, N.A. and Michael Kosnitzky, as Trustee for Beach Bank, for the premises located at 551, 553, 555 Arthur Godfrey Road and 4111 Prairie Avenue, Miami Beach, Florida 33140, to the assumption of the Sublease by SAB and SB.

8.3

Conditions to Obligations of BB. The obligation of BB to effect the Acquisition Transaction is also subject to the satisfaction or waiver by BB at or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of SAB set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of SAB set forth in Section 5.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. BB shall have received a certificate signed on behalf of SAB by the Chief Executive Officer or the Chief Financial Officer of SAB to the foregoing effect.

(b)

Performance of Obligations of SAB. SAB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BB shall have received a certificate signed on behalf of SAB by the Chief Executive Officer or the Chief Financial Officer of SAB to such effect.

(c)

Conditions Met. BB shall have received a certificate of an executive officer of SAB stating that to his Knowledge, each of the conditions set forth in this Article VIII have been met.

ARTICLE IX.
TERMINATION AND AMENDMENT

9.1

Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Acquisition Transaction by the stockholders of BB:

(a)

by mutual consent of BB and SAB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b)

by either SAB or BB upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Acquisition Transaction;

(c)

by either SAB or BB if the Acquisition Transaction shall not have been consummated on or before November 30, 2006, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d)

by either SAB or BB if the approval of the stockholders of BB required for the consummation of the Acquisition Transaction shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

(e)

by either SAB or BB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by BB ) or Section 8.3(a) (in the case of a breach of representation or warranty by SAB); or

(f)

by SAB, if within 30 days of the execution of this agreement: (i) SAB determines, in its sole and exclusive discretion, that the results of its due diligence review pursuant to Section 7.2 hereof are not satisfactory or (ii) BB is unable to obtain the sublessor consent described in Section 8.2(f), and as a result thereof, it is unable to consummate the Acquisition Transaction.

9.2

Effect of Termination. In the event of termination of this Agreement by either SAB or BB as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

9.3

Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Acquisition Transaction by the stockholders of either BB or SAB; provided, however, that after any approval of the transactions contemplated by this Agreement by BB’s stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to BB stockholders hereunder other than as contemplated by this Agreement. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4

Extension; Waiver. At any time prior to the Closing Date, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X.
GENERAL PROVISIONS

10.1

Closing. Subject to the terms and conditions of this Agreement, the closing of the Acquisition Transaction (the “Closing”) will take place at 10:00 A.M. on the first business day after all conditions set forth in Article VIII have either been satisfied or waived (other than those conditions which relate to actions to be taken at the Closing) (the “Closing Date”) at SAB’s principal executive offices, unless another time, date or place is agreed to in writing by the parties hereto.

10.2

Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of three (3) years, except that the representations, warranties, covenants and agreements of Sections 4.1, 4.3, 4.5, 4.11, 5.1 and 5.3 shall be perpetual. If, prior to the expiration of any of the survival periods, if BB, SAB or SB make a claim for Losses setting forth in reasonable detail facts and circumstances supporting the claim for Losses, the survival period with respect to that claim shall be extended until the claim shall have been satisfied or otherwise resolved

10.3

Expenses. Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.4

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to SAB and SB, to:

Sun American Bancorp

1200 N. Federal Highway, Suite 101

Boca Raton, FL 33432

Attention: Michael Golden

and

Sun American Bank

1200 N. Federal Highway, Suite 101

Boca Raton, FL 33432

Attention: Michael Golden

with a copy to:

Blank Rome LLP

1200 N. Federal Highway, Suite 417

Boca Raton, FL 33432

Attention: Bruce C. Rosetto, Esquire

if to BB, to:

Beach Bank

c/o Boies, Schiller & Flexner LLP

100 SE Second Street

Suite 2800

Miami, FL 33131

Attention: Michael Kosnitzky, Chairman

with a copy to:

Holland & Knight LLP

701 Brickell Avenue

Suite 3000

Miami, Florida 33131

Attention: Alcides I. Avila, Esq.

and

if to the Shareholder Representative:

Boies, Schiller Flexner LLP

100 S.E. Second Street

Suite 2800

Miami, Florida 33131

Attention: Michael Kosnitzky, Esq.

with a copy to:

Holland & Knight LLP

701 Brickell Avenue

Suite 3000

Miami, Florida 33131

Attention: Alcides I. Avila, Esq.

10.5

Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.6

Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.7

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to any applicable conflicts of law, except to the extent that various matters under this Agreement must be necessarily governed by the FBA or the rules and regulations of the FRB.

10.8

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.9

Publicity. Except as expressly permitted by this Agreement or otherwise required by law or the rules of the AMEX (or other securities market where the SAB Common Stock is traded) so long as this Agreement is in effect, neither SAB nor BB shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

10.10

Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto and the Liquidating Trust any rights or remedies hereunder.

10.11

Arbitration; Legal Proceedings.

(a)

Any controversy, claim, or question of interpretation in dispute between SAB and BB arising out of or relating to this Agreement, including the determination of the Acquisition Transaction Consideration or the SAB Per Share Value, or the breach thereof, shall be finally settled by binding arbitration in Palm Beach County, Florida by a single arbitrator under the Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any U.S. federal or state court in the State of Florida having jurisdiction over this matter. The decision rendered by the arbitrator shall be final and binding on SAB and BB and not subject to further appeal. Such arbitration can be initiated by written notice by either party (the “Claimant”) to the other party, which notice shall identify the Claimant’s selected arbitrator. The party receiving such notice (the “Respondent”) shall have ten (10) Business Days following its receipt of such notice to agree to the arbitrator selected by the Claimant or to suggest another arbitrator and notify the Claimant of such selection. In the event the parties are unable to agree on an arbitrator within ten (10) Business Days thereafter, the arbitrator shall be selected pursuant to the rules of the American Arbitration Association. The arbitrator shall have the authority to award any remedy or relief that a court in Florida could order or grant, including, specific performance of any obligation created under this Agreement, the issuance of injunctive or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration award will be in writing and, if requested by the parties, specify the factual and legal basis for the award.

(b)

It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four (4) days a week until concluded with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five (5) Business Days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section 10.11 shall not be a basis for challenging the award.

(c)

The arbitrator shall instruct the non prevailing party to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys’ fees and expenses of the prevailing party. If the arbitrator determines that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

(d)

Each of SAB and BB hereto hereby agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in the U.S. federal or state courts situated in Florida having jurisdiction, and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each of SAB and BB irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such person’s address for notices under this Agreement.

ARTICLE XI.
INDEMNIFICATION

11.1

Indemnification Obligations of BB. Subject to the other provisions of this Article XI, BB shall indemnify, defend and hold harmless SAB, SB, their affiliates, respective directors, officers, employees, representatives and agents (collectively, the “SAB Indemnified Parties”) from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to:

(a)

any breach of any representation or warranty or determination by SAB that any representation and warranty made by BB in this Agreement or any BB Ancillary Documents is false;

(b)

any breach of any covenant, agreement or undertaking made by BB in this Agreement or any BB Ancillary Documents; and

(c)

any liability, obligation or Taxes arising from any Regulatory Claim.

The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the SAB Indemnified Parties described in this Section 11.1 as to which the SAB is entitled to indemnification are collectively referred to as “SAB Losses.” This indemnification is the exclusive remedy of SAB Indemnified Parties relating to this Acquisition Transaction.

11.2

Indemnification Procedure.

(a)

Promptly following SAB Indemnified Parties’ detection of a violation of a representation or warranty or the receipt by SAB Indemnified Parties of notice by a third party of (including any governmental or regulatory agency) any complaint or the commencement of any audit, investigation, action or proceeding with respect to which SAB Indemnified Parties may be entitled to receive payment from the Escrow Fund for any SAB Loss in accordance with this Article XI, SAB Indemnified Parties shall notify the Shareholder Representative and the Escrow Agent, promptly, but in no event later than (15) days, following SAB Indemnified Parties’ detection of a violation of a representation or warranty or receipt of any complaint or of notice of the commencement of such audit, investigation, action or proceeding; provided, however, that the failure to so notify the Shareholder Representative and the Escrow Agent shall not relieve BB from liability hereunder.

(b)

Subject to SAB Indemnified Parties complying with the processes of Article 11, SAB Indemnified Parties may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Shareholder Representative, which consent may not be unreasonably withheld, if: (i) such settlement, compromise or consent includes an unconditional release of BB and directors from all liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of BB or any director, and (iii) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of BB or any director.

(c)

In the event SAB Indemnified Parties claims a right to payment pursuant hereto, it shall send written notice of such claim to the Shareholder Representative within 90 days of SAB Indemnified Parties’ receipt of such claim. Such notice shall specify the basis for such claim. In the event the Shareholder Representative disputes the liability with respect to such claim, as promptly as possible, the parties shall establish the merits and amount of such claim (by arbitration as provided herein) and, within five (5) Business Days following the final determination of the merits and amount, if any, of such claim, BB shall pay to SAB Indemnified Parties in shares of SAB Common Stock from the Escrow Fund equal to such claim as determined hereunder held in Escrow pursuant to the Escrow Agreement. The value of the shares of SAB Common Stock distributed to SAB Indemnified Parties pursuant to the Escrow Agreement shall be based upon the average trading price of the SAB Common Stock on the AMEX or other trading market for the ten (10) trading days prior to the distribution pursuant to this Section 11.2.

11.3

Claims Period. The claims period hereunder for notice of SAB Loss shall begin on the Closing Date hereof and terminate on the date that is forty eight (48) months following the Closing Date. Notwithstanding the foregoing, if, prior to the close of business on the last day of the claims period, BB shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

11.4

Liability Limits. Notwithstanding anything to the contrary set forth herein, the sole and exclusive source of funds for satisfaction of all SAB Losses shall be the Escrow Fund and the liability of BB pursuant to this Article XI shall be limited to: (a) 75% of the Acquisition Transaction Consideration for claims made during the period commencing on the Closing Date and ending on the six month anniversary of the Closing Date; (b) 50% of the Acquisition Transaction Consideration for claims made during the period commencing on the date immediately following the six month anniversary of the Closing Date and ending on the one year anniversary of the Closing Date; (c) 25% of the Acquisition Transaction Consideration for claims made during the period commencing on the date following the one year anniversary of the Closing Date and ending on the eighteenth month anniversary of the Closing Date; (d) 10% of the Acquisition Transaction Consideration for claims made during the period commencing on the date following the eighteenth month anniversary of the Closing Date and ending on the four year anniversary of the Closing Date. The Escrow Fund shall be accordingly reduced to reflect such limitation on liability and the shares of SAB in the Escrow Fund distributed in accordance with the written instructions of the Shareholder Representative in accordance with the terms and conditions of the Escrow Agreement. Any shares remaining in the escrow following the satisfaction of all claims made prior to the four year anniversary of the Closing Date shall be distributed as provided in the Escrow Agreement.

11.5

Shareholders’ Representative.

(a)

BB hereby irrevocably constitutes and appoints Michael Kosnitzky, and in his absence or upon his resignation, George Scholl, as the true and lawful agent and attorney-in-fact (the “Shareholder Representative”) for BB and its shareholder with full powers of substitution to act in the name, place and stead of BB with respect to the performance on behalf of BB under the terms and provisions hereof and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Shareholder Representative shall deem necessary or appropriate in connection with any transaction contemplated hereunder, including the power to:

(i)

act for BB with respect to all indemnification matters referred to herein, including the right to compromise or settle any such claim on behalf of BB;

(ii)

act for BB with respect to the Escrow Amount;

(iii)

amend or waive any provision hereof (including any condition to Closing) in any manner that does not differentiate among any shareholder of BB;

(iv)

employ, obtain and rely upon the advice of legal counsel, accountants and other professional advisors as the Shareholder Representative, in the sole discretion thereof, deems necessary or advisable in the performance of the duties of the Shareholder Representative;

(v)

act for BB with respect to all Acquisition Transaction Consideration matters and all Acquisition Transaction Consideration adjustment matters referred to herein following the Closing;

(vi)

incur any expenses, liquidate and withhold assets received on behalf of the shareholder of BB prior to their distribution to such shareholder to the extent of any amount that the Shareholder Representative deems necessary for payment of or as a reserve against expenses, and pay such expenses or deposit the same in an interest-bearing bank account established for such purpose;

(vii)

receive all notices, communications and deliveries hereunder on behalf of BB and its shareholder; and

(viii)

do or refrain from doing any further act or deed on behalf of BB and its shareholders that the Shareholder Representative deems necessary or appropriate, in the sole discretion of the Shareholder Representative, relating to the subject matter hereof as fully and completely as BB could do if personally present and acting and as though any reference to BB and such shareholder herein was a reference to the Shareholder Representative.

(b)

The appointment of the Shareholder Representative shall be deemed coupled with an interest and shall be irrevocable, and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Shareholder Representative as the act of each shareholder of BB in all matters referred to herein.

(c)

In the event the Shareholder Representative resigns or ceases to function in such capacity for any reason whatsoever, then the successor Shareholder Representative shall be the person that is appointed by a majority of the Shareholder Indemnifying Parties.

11.6

Liability Claims Threshold. Notwithstanding anything to the contrary set forth in this Agreement or elsewhere, other than as set forth in Section 11.7 hereof, SAB shall not make a claim for indemnification under Article XI for SAB Losses unless and until the aggregate amount of such SAB Losses exceeds Two Hundred Thousand ($200,000.00) Dollars (the “SAB Basket”) in which case SAB may only make claims for indemnification for SAB Losses exceeding the SAB Basket; provided however, that in the event any of such claims for SAB Losses arise from any prior regulatory action against BB, including but not limited to (i) the Stipulation and Consent to the Issuance of an Order to Cease & Desist with the Federal Deposit Insurance Corporation and the Office of Financial

Regulation of the State of Florida dated October 27, 2004, (ii) any deficiencies in the compliance programs of BB under the Bank Secrecy Act and the USA Patriot Act, (iii) Taxes, and (iv) and any other such regulatory review based claims (collectively the “Regulatory Claims”), shall not be subject to the SAB Basket and BB shall be responsible for all SAB Losses from the first dollar.

11.7

Tail Insurance Coverage. SAB shall purchase Directors and Officers Tail Liability insurance coverage for the former members of the Board of Directors of BB as determined by such former directors acting as a group, relating to any prior claims based on their service as directors of Beach Bank, provided that the cost of any such insurance shall be deducted from the Escrow Fund on a dollar for dollar basis without regard to the SAB Basket limitations described in Section 11.6 above.

IN WITNESS WHEREOF, SAB, SB and BB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SUN AMERICAN BANCORP

By:	/s/ MICHAEL GOLDEN
Name: Michael Golden
Title: President and CEO

SUN AMERICAN BANK

By:	/s/ MICHAEL GOLDEN
Name: Michael Golden
Title: CEO

BEACH BANK

By:	/s/ JOSE VALDES-FAULI
Name: Jose Valdes-Fauli
Title: President and CEO

BEACH BANK

By:	/s/ MICHAEL KOSNITSKY
Name: Michael Kosnitzky
Title: Chairman of the Board

SHAREHOLDER REPRESENTATIVE

By:	/s/ MICHAEL KOSNITSKY
Name: Michael Kosnitzky

[signature page to Asset Acquisition Agreement]

EXHIBIT A

_______________, 2006

Sun American Bancorp

1200 North Federal Highway

Suite 111

Boca Raton, FL 33432

RE:

Shareholder Voting Agreement (this “Agreement”)

Dear Ladies and Gentlemen:

The undersigned Shareholder (“Shareholder”) of  Beach Bank, a Florida commercial banking association (“BB”), in order to induce Sun American Bancorp, a Delaware business corporation (“SAB”) and Sun American Bank, a Florida commercial banking association (“SB”) and a wholly-owned subsidiary of SAB, to enter into the Asset Acquisition and Assumption Agreement, of even date, by and among BB, SAB and SB, a copy of which is attached hereto (the “Acquisition Agreement”) hereby represents, warrants and agrees as follows:

1.

Shareholder hereby represents and warrants that Shareholder owns of record and beneficially (as defined in Rule 13d-3 under the Exchange Act), good and valid title to all of the shares of the capital stock of BB, and options to acquire shares of capital stock of BB, shown on Exhibit A attached hereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, voting trusts or agreements, or impositions, except as otherwise disclosed on Exhibit A, and such shares represent all of the shares, or rights to acquire shares, of capital stock of BB owned by Shareholder. For purposes hereof, the shares of capital stock of BB set forth on Exhibit A attached hereto, and any such shares hereafter acquired by Shareholder, shall be referred to herein as the “Stock.”  It is understood and agreed that the term “Stock” shall not include any securities owned by Shareholder as a trustee or fiduciary of a trust or account of which they are not the principal beneficiary, and that this Agreement is not in any way intended to affect the exercise by the Shareholder of Shareholder’s fiduciary responsibility with respect to any such securities.

2.

Shareholder will vote, or cause to be voted, all of the Stock in person or by proxy, (a) for approval of the Acquisition Agreement and the transactions contemplated thereby in accordance with all of the terms and conditions of the Agreement at any meeting of the BB shareholders duly held for such purpose, and (b) against any action or proposal to reject or not approve the Acquisition Agreement and the transactions contemplated thereby. In the event that any vote of any of the Stock does not comply with the terms of this Agreement, such vote shall be considered null and void, and the provisions of Section 3 of this Agreement shall immediately take effect.

3.

Shareholder hereby irrevocably constitutes and appoints SAB, or its designee, from and after the date hereof and until the termination of this Agreement as provided herein (at which point such constitution and appointment shall automatically be revoked) as Shareholder’s attorney, agent and proxy (such constitution and appointment, the  “Irrevocable Proxy”), with full power of substitution, to vote and otherwise act with respect to all such Shareholder’s Shares at any meeting of the shareholders of BB (whether annual or special and whether or not an adjourned or postponed meeting), however called, and in any action by written consent of the shareholders of BB, on the matters and in the manner specified in Section 2 above. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, neither SAB nor any other person listed in the immediately preceding sentence shall in any event have the right (and such proxy shall not confer the right) to vote against the Acquisition. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE (UNTIL TERMINATED AS PROVIDED HEREIN) AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM A SHAREHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF THIS AGREEMENT. Shareholder hereby revokes all other proxies and powers of attorney with respect to all Shareholder’s Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of Shareholder and any obligation of Shareholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Shareholder.

4.

Shareholder will not, nor will Shareholder permit any Person under Shareholder’s “control” (as defined for purposes of Rule 144 under the Securities Act) to, deposit any of the Stock in a voting trust or subject any of the Stock to any arrangement with respect to the voting of the Stock in any manner inconsistent with this Agreement.

5.

Shareholder will not sell, transfer, pledge, give, hypothecate, assign or otherwise alienate or transfer, by proxy or otherwise (including any transfer by operation of law), the Stock or any of Shareholder’s voting rights with respect to the Stock, except as otherwise disclosed on Exhibit A.

6.

Irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and, therefore, SAB shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity to which it may be entitled.

7.

The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any lien on any of such Stock under, (i) any contract, commitment or agreement, to which Shareholder is a party or by which Shareholder is bound, (ii) any Applicable Law, or (iii) the organizational documents of Shareholder, if applicable.

8.

Shareholder has full power and authority to execute, deliver and perform this Agreement, to vote the Stock as required herein and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other actions on the part of Shareholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

9.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon the successors and assigns (as applicable) of the parties hereto.

10.

This Agreement will be governed by and construed in accordance with the laws of the State of Florida regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11.

Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

12.

No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.  This Agreement may not be amended except by an instrument in writing signed by Shareholder and SAB.

13.

Capitalized terms not otherwise defined herein shall have the meanings given to them in the Acquisition Agreement. Shareholder and SAB shall be deemed to be the sole “parties” to this Agreement.

14.

Shareholder understands and acknowledges that SAB is entering into the Acquisition Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

15.

It is understood and hereby agreed that this Agreement relates solely to the capacity of Shareholder as a shareholder of BB and owner of the Stock and is not in any way intended to affect the exercise of Shareholder’s responsibilities and fiduciary duties as a director or officer of BB or any of its Subsidiaries, which responsibilities and fiduciary duties take precedence over Shareholder’s position as a BB Shareholder. Notwithstanding the foregoing, Shareholder acknowledges and agrees that the exercise of Shareholder’s responsibilities and fiduciary duties as a director or officer of BB shall not, in any respect, affect or alter, or be deemed to permit Shareholder to terminate or circumvent, Shareholder’s obligation to comply with the terms of this Agreement (including, without limitation, Shareholder’s obligations under Section 2 hereof), nor, with respect to the Stock, shall the exercise of any such responsibilities and fiduciary duties by Shareholder affect any of SAB’s rights hereunder.

16.

This Agreement shall terminate on the earliest of (a) the date that the Acquisition Agreement is terminated in accordance with its terms, or (b) the Closing Date.

Very truly yours,

Printed Name:

ACKNOWLEDGED AND AGREED:

SUN AMERICAN BANCORP

By:	/s/ MICHAEL GOLDEN
Name: Michael Golden
Title: CEO

EXHIBIT B

BILL OF SALE

Beach Bank, a Florida commercial banking association, located at 100 SE Second Street, Suite 2800, Miami, FL 33131  (the “Seller”), for and in consideration of the Purchase Price set forth in an Asset Acquisition and Assumption Agreement dated _________, 2006 (the “Acquisition Agreement”), paid by Sun American Bank, a Florida commercial banking association., located at 1200 North Federal Highway, Suite 111, Boca Raton, FL 33432 (the “Buyer”), the receipt of the consideration which is hereby acknowledged by Seller, hereby sells and conveys to the Buyer substantially all of the assets, properties and rights, tangible and intangible, which are used in, are necessary for, or otherwise constitute the business of the Seller, wherever located, and including but not limited to all operating assets, machinery, deposits, loan receivables, accounts receivable, contracts, licenses, permits, records, files, tradenames, intellectual property and goodwill/going concern value of Seller, as more particularly described in Section 2.1 of the Asset Acquisition and Assumption Agreement (not including the Excluded Assets) and as specifically delineated on Exhibit A hereto, to have and to hold the same unto the Buyer, and its successors and assigns, forever, free and clear any and all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts, and any other adverse interests of any kind whatsoever, other than Assumed Obligations. All capitalized terms not defined herein shall have the meanings given to them in the Asset Acquisition and Assumption Agreement which is incorporated herein by this reference.

Consistent with the terms and conditions of the Acquisition Agreement, the Seller warrants and agrees to defend the title to the Acquired Assets for the benefit of the Buyer, and its successors and assigns, against all persons.

Consistent with the terms and conditions of the Acquisition Agreement, the Seller represents and warrants that the portion of the Acquired Assets constituting vaults, ATMs, night depository boxes, equipment, parts, computer hardware and software, and other such tangible assets, are in good operating condition and repair as of the date hereof, and that the Loan Receivables are valid, binding and collectible.

IN WITNESS WHEREOF, Seller by its duly authorized representative, has signed and delivered this Bill of Sale as of the ____ day of _________, 2006.

ATTEST:		BEACH BANK.
	By:	________________________(SEAL)
, President

EXHIBIT C

ASSIGNMENT OF TRADEMARK AND SERVICE MARK

APPLICATIONS AND REGISTRATIONS

This Agreement is made on this ____ day of _________, 2006, between Beach Bank, a Florida commercial banking association (the Assignor”), and Sun American Bank, a Florida commercial banking association (the “Assignee”).

WHEREAS, Assignor, Assignee and Sun American Bancorp, a Delaware business corporation are parties to an Asset Acquisition and Assumption Agreement dated _________, 2006 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Assignee has agreed to acquire substantially all of the assets (including all the Assignor’s intellectual property) of the Assignor and assume substantially all of the liabilities of the Assignee subject to the terms and conditions of the Purchase Agreement;

WHEREAS, Assignor has adopted and is using the trademarks and service marks listed in Schedule A (“Marks”) for which it owns applications and registrations in the United States Patent and Trademark Office;

WHEREAS, Assignee is desirous of acquiring any and all rights that Assignor may have in and to the Marks along with the right to recover for damages and profits for past infringements thereof;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor does hereby assign and transfer to Assignee, its successors and assigns, and Assignee hereby accepts, all its right, title, and interest in and to said Marks, together with the goodwill of the business symbolized by and associated with said trademarks and service marks and trademark and service mark applications and registrations thereof.

Assignor hereby requests the Commissioner of Trademarks of the United States to record Assignee as the owner of the Marks and to issue all registrations for said Marks, to be in the name of Assignee, as assignee of the Marks, for the sole use of Assignee, its successors, legal representatives, and assigns, in accordance with the terms of this Assignment.

IN TESTIMONY WHEREOF, Assignor has executed this Assignment by a duly authorized officer.

BEACH BANK
Dated: __________, 2006	By:

Name:

Title:

State of ____________________________  }

}  SS:

County of __________________________               }

On this, the ____ day of _______, 2006, before me a notary public, the undersigned officer, personally appeared, ____________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

In witness hereof, I hereunto set my hand and official seal.

_________________________

Notary Public

My commission expires:______________

THIS ASSIGNMENT is hereby acknowledged and accepted by Assignee:

SUN AMERICAN BANK
Dated: __________, 2006	By:

Name:

Title:

State of ____________________________  }

}  SS:

County of __________________________               }

On this, the ____ day of _______, 2006, before me a notary public, the undersigned officer, personally appeared, ____________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

In witness hereof, I hereunto set my hand and official seal.

_________________________

Notary Public

My commission expires:______________

EXHIBIT D

NON-COMPETITION AGREEMENT

AGREEMENT (this “Agreement”) dated and effective as of [__________], 2006, among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association (“SB”) and a wholly-owned subsidiary of SAB and _________ (“_________”) located at _________.

Reference is made to the Asset Acquisition and Assumption Agreement, dated as of May [__], 2006 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Acquisition Agreement”), by and among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association (“SB”) and a wholly-owned subsidiary of SAB (collectively, the “Purchaser or the Corporation”), Beach Bank, a Florida commercial banking association (the “Seller”) and _________. _________ is a director of the Seller and possesses unique knowledge and expertise with respect to the business of the Seller and the industry in which the business has been operated. In order for the Purchaser to avail itself of the full benefits and advantages of its acquisition of substantially al of the assets of the Seller, the Purchaser desires to assure itself that _________ does not engage in competition with the Corporation. The execution and delivery of this Agreement by the Corporation and _________ is a condition to the consummation of, and an integral part of, the transactions contemplated by the Acquisition Agreement.

In consideration of the Purchaser acquiring substantially all of the assets of the Seller pursuant to the Acquisition Agreement and the significant indirect benefits which thereby are anticipated to accrue to _________ (whether as a shareholder or director of the Seller or otherwise), and to prevent the Purchaser from being economically harmed by a loss of the goodwill associated with the business of the Corporation, _________has agreed not to compete with the Corporation under the conditions set forth in this Agreement.

ACCORDINGLY, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.

Certain Defined Terms.

Unless otherwise defined herein or the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

(a)

“Affiliate” of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the indicated Person.

(b)

““Business” shall have the meaning assigned to it in Section 2(a).

(c)

“business day” shall mean a calendar day other than Saturday, Sunday or other day on which banking institutions in New York, New York are not required to be open.

(d)

“Confidential Information” shall have the meaning assigned to it in Section 3(b).

(e)

“Non-Compete Period” shall have the meaning assigned to it in Section 2(a).

(f)

“Designated Counties”: shall have the meaning assigned to it in Section 2(b).

(g)

“Persons” shall mean all natural persons, corporations, business trusts, associations, limited liability companies, companies, partnerships, joint ventures, governmental entities and any other entities.

(h)

“Acquisition Agreement” shall have the meaning assigned to it in the recitals to this Agreement.

(i)

“Related Person” shall mean, with respect to any Person, (a) each Person who serves as a director or officer of such Person (or in a similar capacity), and (b) each Affiliate of each Person referred to in the foregoing clause (a).

(j)

“Restricted Area” shall have the meaning assigned to it in Section 2(b).

(k)

“Subsidiaries” shall mean any subsidiaries of the Corporation, whether or not wholly owned.

Section 2.

Non-Competition, Non-Solicitation and No-Hire.

(a)

covenants and agrees that, for a period of two (2) years following the date hereof (the “Non-Compete Period”), _________ shall not, without the prior written consent of the Corporation, directly or indirectly, (i) do anything to cause or encourage any officer, director, employee or agent of the Corporation or any Subsidiary thereof to terminate his or her employment with the Corporation or such Subsidiary, as the case may be, for the purpose of competing with the Corporation or any of its Subsidiaries, or for the purpose of damaging the Corporation or any of its Subsidiaries in any way, (ii) contact or otherwise act in concert with any other Person, for purposes of (x) competing, directly or indirectly, with the business of the Corporation and its Subsidiaries as engaged in or with respect to which the Corporation and its Subsidiaries have incurred significant expense, on the date hereof (collectively, the “Business”) or (y) damaging in any way the Corporation or any of its Subsidiaries, or (iii) engage in, have an interest in, or provide advice or assistance to any business in the Restricted Area which competes with the Business, except to the extent such advise or assistance is provided in ordinary course of _________’s capacity as a professional.

(b)

The covenants contained in this Section 2 shall be construed as a series of separate covenants, one for each of the Counties of Broward, Palm Beach, and Miami-Dade (collectively, the “Designated Counties”), (together the Designated Counties comprising, the “Restricted Area”).

(c)

_________ covenants and agrees that, during the Non-Compete Period, _________shall not, without the prior written consent of the Corporation, directly or indirectly (whether in concert with any other Person or otherwise) for any purpose, (i) solicit for employment any employee of the Corporation or any Subsidiary thereof or (ii) employ, or retain as a consultant or independent contractor, any such employee, in each case whether (x) during such employee’s employment by the Corporation or any Subsidiary thereof or (y) after such employment.

(d)

_________ understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Corporation or any of its Subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits (whether as a shareholder or director of the Seller or otherwise) and pursuant to other agreements to which he and the Seller are parties, to clearly justify such restrictions, which in any event he does not believe (given his education, skills and ability) would prevent him from otherwise earning a living.

Section 3.

Confidentiality.

(a)

_________ will not disclose or use at any time, either during the Non-Compete Period or thereafter, any Confidential Information of which _________ is or becomes aware, whether or not such information was developed by him.

(b)

As used in this Agreement, the term “Confidential Information” means information that is not generally known or available to the public and that was used, developed or obtained by _________ in connection with the Business and for use by the Business, including but not limited to (i) information, observations and data obtained by  while employed by the Seller concerning the Business, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer and client lists, (xiii) other copyrightable works, (xiv) marketing plans and trade secrets, and (xv) all similar and related information in whatever form.

(c)

Notwithstanding the provisions of this Agreement to the contrary, _________ shall not be subject to the limitations set forth in Section 3(a) with respect to any of the following activities by _________:

(i)

_________’s disclosure or use of Confidential Information, if such Confidential Information is now or hereafter becomes generally known or available to the public other than as the result of a breach of this Section 3 by; _________

(ii)

_________’s disclosure or use of Confidential Information, if such Confidential Information is received after the date of this Agreement from a third party that is not under an obligation of confidentiality to the Corporation or its Subsidiaries; or

(iii)

_________’s disclosure of Confidential Information, if such Confidential Information is required to be disclosed by law, court order, or similar compulsion or in connection with any legal proceeding, provided that such disclosure shall be limited to the extent so required and, to the extent reasonably practicable and except to the extent prohibited by law, shall give the Corporation notice of his intent to so disclose such Confidential Information and shall reasonably cooperate with the Corporation in seeking suitable confidentiality protections.

Section 4.

Representations and Warranties. _________ hereby represents and warrants to the Corporation that (i) the execution, delivery and performance of this Agreement by _________ does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which he is a party or any judgment, order or decree to which he is subject, (ii) _________ is not a party to or bound by any non-competition agreement, non-solicitation agreement, no-hire agreement, confidentiality agreement or similar agreement with any other Person that contains any restrictions or limitations on his ability to execute, deliver and perform this Agreement and (iii) upon the execution and delivery of this Agreement by the Corporation, this Agreement will be a valid and binding obligation of _________.

Section 5.

Enforcement.

(a)

The Corporation and _________ shall each have and retain all rights and remedies existing in its or his favor at law or equity, including, without limitation, all actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement.

(b)

Because the relationship between the Corporation, its Subsidiaries and _________ is unique and because _________ has had access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach by _________ of this Agreement, the Corporation shall have the right, in addition to all other rights and remedies it may have, (a) to apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Agreement (without posting a bond or other security); (b) to apply for an order requiring _________ to account for and pay over to the Corporation all compensation, profits, moneys, accruals, increments or other benefits derived or received as a direct result of any transactions constituting a breach of the covenants contained herein; and (c) _________ specifically agrees that the Corporation shall be granted upon its unilateral application a temporary restraining order and an “injunction pendant lite” since the harm which would otherwise occur from the continuing violation would be irreparable. Nothing contained in this Agreement shall be construed as prohibiting the Corporation from or limiting the Corporation in pursuing any other remedies available for any breach or threatened breach of this Agreement.

(c)

The prevailing party shall recover all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with any action to enforce this Agreement.

Section 6.

General Provisions.

(a)

Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Without limiting the generality of the preceding sentence, if at the time of enforcement of Section 2 of this Agreement, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope and geographical area that are reasonable under such circumstances shall be substituted for the stated period, scope and area, respectively.

(b)

Entire Agreement. This Agreement contains all of the agreements between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(c)

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of _________, the Corporation and their respective successors, assigns, representatives, heirs and estates; provided, that the rights and obligations of _________ under this Agreement shall not be assigned without the prior written consent of the Corporation.

(d)

GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN PALM BEACH COUNTY, STATE OF FLORIDA, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREIN, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPLICABLE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION SHALL BE HEARD AND DETERMINED IN SAID COURTS. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION IN THE MANNER PROVIDED IN SECTION 6(M) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(e)

WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH TRANSACTIONS LIKE THIS AGREEMENT ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(f)

Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Corporation and _________, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(g)

Schedules, Headings, etc. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement. _________ confirms and agrees that the statements relating to him contained in the preamble to this Agreement are true and correct and that this Agreement is a material inducement to the Purchaser to proceed with and consummate, and is an integral part of, the transactions contemplated by the Acquisition Agreement.

(h)

Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Purchaser, the Corporation, its Subsidiaries and, _________ and each of their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be. It is the intention of the parties hereto that this Agreement be relied upon by the Purchaser, the Corporation and its Subsidiaries and be enforced by each such Person against _________ as if such Person is a party hereto.

(i)

Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

(j)

Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a business day, the time period for taking action shall be automatically extended to the next business day.

(k)

Survival of Representations and Warranties. All representations and warranties contained herein shall survive in perpetuity the consummation of the transactions contemplated hereby.

(l)

Construction.

(i)

For purposes of this Agreement, whenever the context requires: (A) the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; (B) the feminine gender shall include the masculine and neuter genders; and (C) the neuter gender shall include the masculine and feminine genders.

(ii)

Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(m)

All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally (including by overnight express or messenger), upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, or (iii) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the addresses set forth in the Preamble to this Agreement.

*     *     *     *

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Non-Competition, Non-Solicitation and No-Hire Agreement as of the date first written above.

SUN AMERICAN BANCORP

By:	/s/
Name:
Title:

SUN AMERICAN BANK

By:	/s/
Name:
Title:

EXHIBIT F

[_________], 2006

Sun American Bancorp

1200 North Federal Highway

Suite 111

Boca Raton, FL 33432

Gentlemen and Ladies:

This letter is being furnished in accordance with Section 7.6 of the Asset Acquisition and Assumption Agreement dated May ___, 2006 (the “Acquisition Agreement”), among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association (“SB”) and a wholly-owned subsidiary of SAB (“SB”) and Beach Bank, a Florida commercial banking association (“BB”), pursuant to which (i) SB will be acquire substantially all of the assets of BB (the “Acquisition”), and (ii) the shareholders of BB will receive shares of SAB Common Stock in accordance with the Acquisition Agreement. The shares of SAB Common Stock that I receive, directly or indirectly, pursuant to the Acquisition are referred to herein as the “New Shares.”  Capitalized terms used in this letter have the meaning ascribed to them in the Acquisition Agreement unless otherwise stated herein.

Intending to be legally bound, in consideration of the foregoing and the mutual agreements contained in the Acquisition Agreement, I hereby represent, warrant, covenant and agree as follows:

1.

I own beneficially or of record, in the capacities indicated, the number of shares of BB’s capital stock set forth on Appendix A attached hereto (the “Existing Shares”). Any shares of BB’s capital stock that I acquire, directly or indirectly, after the date hereof shall be deemed Existing Shares for the purposes of this Agreement.

2.

I understand that I may be deemed an “affiliate” of BB as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”). I agree that I shall not effect any sale, transfer or other disposition of New Shares unless:

(a)

such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

(b)

such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker’s letter and a representation letter executed by me (satisfactory in form and content to SAB) stating that such requirements have been met;

(c)

counsel reasonably satisfactory to SAB shall have advised SAB in a written opinion letter (satisfactory in form and content to SAB), upon which SAB may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act; or

(d)

an authorized representative of the SEC shall have rendered written advice to me to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to SAB.

3.

I acknowledge and agree that (a) stop transfer instructions will be given to SAB’s transfer agent with respect to the New Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE OR AS OTHERWISE PROVIDED IN A LETTER AGREEMENT DATED AS OF [  ], 2006, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER.”

4.

This Agreement shall be binding on me, my heirs and my personal representatives and shall be enforceable by SAB and its respective successors and assigns. This Agreement may not be amended, supplemented, or waived or terminated except by a written instrument executed by me and SAB. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

5.

I hereby irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts in the State of Florida and irrevocably consent to service of process by first class mail, return receipt requested, postage pre-paid, to my address set forth below. The prevailing party in any action shall be entitled to recover reasonable legal fees and costs from the other party.

6.

I have carefully read this letter, the Acquisition Agreement, and, to the extent I felt necessary, discussed with my counsel or counsel for BB the requirements of this letter and its impact upon my ability to acquire or dispose of the New Shares.

Very truly yours,

(Signature)

Print name

Street Address

City, State and Zip Code

FIRST AMENDMENT TO ASSET ACQUISITION

AND ASSUMPTION AGREEMENT

THIS FIRST AMENDMENT TO ASSET ACQUISITION AND ASSUMPTION AGREEMENT dated May 17, 2006 (this “Amendment”) is made and entered into as of November 17, 2006 by and among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association and a wholly-owned subsidiary of SAB (“SB”) (collectively, SAB and SB are referred to as the “SAB”) and Beach Bank, a Florida commercial banking association (“BB”).

BACKGROUND

SAB and BB entered into that certain Asset Purchase Agreement, dated as of May 17, 2006 (the “Original Agreement”). SAB and BB have agreed to amend certain of the terms and provisions of the Original Agreement as more particularly set forth herein. Any capitalized term set forth herein and not defined herein shall have the meaning ascribed to such term in the Original Agreement.

AGREEMENT

For good and valuable consideration in addition to that which is being paid as part of the Original Agreement, SAB and SB and BB agree as follows:

1.

Background. The provisions contained in the “Background” section of this Amendment are true and correct and are incorporated herein by reference.

2.

Amendments.

(a)

Deletion of $100,000 Cash Consideration.

(i)

The following sentence shall be deleted from the definition of Acquisition Transaction Consideration defined in Article I, Section 1.1 of the Original Agreement:

“Notwithstanding anything in this Agreement to the contrary, SAB may elect to pay up to $100,000 of the Acquisition Transaction Consideration in cash (the “Cash Consideration”), which shall be delivered to the Escrow Agent as provided in Section 2.4 hereof and used to pay certain fees and expenses as provided in the Escrow Agreement.”

(ii)

Article II, Section 2.4(b)(i) of the Original Agreement is hereby deleted and replaced in its entirety by the following provision:

“(i) at Closing, SAB shall deposit 75% of the SAB Shares (the “Escrow Amount”) with the Escrow Agent to be distributed in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Amount, as adjusted from time to time, shall be referred to as the ‘Escrow Fund;’ and”

(b)

$1,000,000 Cash Holdback.

(i)

Article II, Section 2.2 (a) of the Original Agreement entitled “Excluded Assets” is hereby deleted in its entirety and replaced by the following provision:

“Excluded Assets. Neither SB nor SAB shall acquire the following assets: (i) the Bank Charter of BB, (ii) any rights, claims, action, pending or otherwise against any person or under any policy of insurance relating, directly or indirectly, to any Regulatory Claim, potential Regulatory Claim or any other matter which could be the subject of any Regulatory Claim or similar action, (iii) a sum not to exceed One Million Dollars ($1,000,000) in cash, which sum shall be used by BB to fund the Liquidating Trust for purposes of paying any payments permitted to be made by the trustee of the Liquidating Trust and to fund the payment of sums required by the exercise of any dissenters rights pursuant to applicable Florida statutes (the “Cash Holdback”) and (iv) the FDIC Records and Former Customer Records.”

(ii)

The following provision is hereby added as Article II, Section 2.2 (c) of the Original Agreement:

“Cash Holdback. Notwithstanding anything else contained in this Agreement, the parties agree that for purposes of this Agreement, including the calculation of the Acquisition Transaction Consideration, the Book Value of BB shall not be reduced by the value of the Cash Holdback; provided, however, that for purposes of calculating the number of shares of SAB Common Stock to be delivered by SAB at Closing, SAB shall subtract the number of shares of SAB Common Stock equal to the value of the Cash Holdback, calculated as follows: the cash value of the Cash Holdback divided by the SAB Per Share Value.”

(iii)

The following provision is hereby added as Article II, Section 2.2 (d) of the Original Agreement:

“Records Retention.

(a)

FDIC Related Records. The parties agree that BB shall retain ownership of the 32 boxes of customer files currently being reviewed by the FDIC at the BB operations center, which are listed on Schedule 2.2(d) to this Agreement (the “FDIC Records”) and shall cause the FDIC Records to be removed as of the date of Closing to premises that will not be under the control or supervision of SAB.

(b)

Former Customer Records. BB shall maintain ownership, sole custody and possession, at its expense, of the customer files related to non-current customers of BB as of the Closing Date (the “Former Customer Records”) to a location that will not be under the control or supervision of SAB. BB further agrees to be solely responsible for dealing with any third party and regulatory requests with respect to the such Former Customer Records and for that purpose will designate a person (the “Records Designee”) that will be responsible for dealing with such third parties.”

(c)

Closing Date.

Article IX, Section 9.1(c) of the Original Agreement shall be amended to replace the November 30, 2006 date with December 31, 2006.

(d)

Assumption of SOI Agreement.

As of the Closing Date, SAB shall assume all of BB’s rights and obligations under that certain Agreement (the “SOI Agreement”) between BB and Strategic Outsourcing, Inc. (“SOI”) as of the Closing Date. At the Closing, SAB shall execute any and all documents reasonably required by BB or SOI in order to evidence SAB’s assumption of the SOI Agreement. BB shall maintain the SOI Agreement, at its sole expense, in good standing through the Closing Date, including but not limited to paying all invoices due to SOI in full through the Closing Date.

(e)

Adjustments to the Estimated Closing Balance Sheet.

All the terms, agreements and resolutions determined by the parties in connection with the due diligence process in July 2006 are incorporated herein and shall be binding and enforceable against each of the parties hereto (the “Due Diligence Closing Balance Sheet Determinations”). Notwithstanding the foregoing, pursuant to and consistent with the agreed upon Due Diligence Closing Balance Sheet Determinations, BB shall cause all increases to the loan loss reserves to be made to the books and records of BB prior to the date the Estimated Closing Balance Sheet is prepared pursuant to Section 2.13 of the Original Agreement, such that all reserves shall be reflected on the Estimated Closing Balance Sheet.

(f)

Lease Agreement .. Through the Closing Date, BB shall maintain all obligations and covenants under its lease agreements including but not limited to maintaining and renewing a letter of credit with respect to the Sublease, dated January 10, 2000, between Southtrust Bank, N.A. and Michael Kosnitzky, as Trustee for Beach Bank, for the premises located at 551, 553, 555 Arthur Godfrey Road and 4111 Prairie Avenue, Miami Beach, Florida 33140. As of the Closing Date, SB shall assume all obligations under the Sublease, including any obligation with respect to collateralization of the lease, if any.

3.

Facsimile Execution. The parties agree that a facsimile copy of this Amendment and any signatures thereon shall be considered for all purposes as originals.

4.

Counterparts. The parties agree that this Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Amendment.

5.

Amendment Controls; No Other Amendments. In the event of any conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended herein, the remaining terms and provisions of the Original Agreement shall remain in full force and effect as originally set forth therein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

SUN AMERICAN BANCORP

By:	/s/ Michael Golden
Name: Michael Golden
Title: President and CEO

SUN AMERICAN BANK

By:	/s/ Michael Golden
Name: Michael Golden
Title: CEO

BEACH BANK

By:	/s/ Michael Kosnitzky
Name: Michael Kosnitzky
Title: Chairman

SHAREHOLDER REPRESENTATIVE

By:	/s/ Michael Kosnitzky
Name: Michael Kosnitzky

[signature page to Amendment to Asset Acquisition Agreement]

APPENDIX B

SECTION 658.44 OF FLORIDA STATUTES

658.44 Approval by stockholders; rights of dissenters; preemptive rights.

(1)

The office shall not issue a certificate of merger to a resulting state bank or trust company unless the plan of merger and merger agreement, as adopted by a majority of the entire board of directors of each constituent bank or trust company, and as approved by each appropriate federal regulatory agency and by the office, has been approved:

(a)

By the stockholders of each constituent national bank as provided by, and in accordance with the procedures required by, the laws of the United States applicable thereto, and

(b)

After notice as hereinafter provided, by the affirmative vote or written consent of the holders of at least a majority of the shares entitled to vote thereon of each constituent state bank or state trust company, unless any class of shares of any constituent state bank or state trust company is entitled to vote thereon as a class, in which event as to such constituent state bank or state trust company the plan of merger and merger agreement shall be approved by the stockholders upon receiving the affirmative vote or written consent of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon. Such vote of stockholders of a constituent state bank or state trust company shall be at an annual or special meeting of stockholders or by written consent of the stockholders without a meeting as provided in s. 607.0704.

Approval by the stockholders of a constituent bank or trust company of a plan of merger and merger agreement shall constitute the adoption by the stockholders of the articles of incorporation of the resulting state bank or state trust company as set forth in the plan of merger and merger agreement.

(2)

Written notice of the meeting of, or proposed written consent action by, the stockholders of each constituent state bank or state trust company shall be given to each stockholder of record, whether or not entitled to vote, and whether the meeting is an annual or a special meeting or whether the vote is to be by written consent pursuant to s. 607.0704, and the notice shall state that the purpose or one of the purposes of the meeting, or of the proposed action by the stockholders without a meeting, is to consider the proposed plan of merger and merger agreement. Except to the extent provided otherwise with respect to stockholders of a resulting bank or trust company pursuant to subsection (7), the notice shall also state that dissenting stockholders will be entitled to payment in cash of the value of only those shares held by the stockholders:

(a)

Which at a meeting of the stockholders are voted against the approval of the plan of merger and merger agreement;

(b)

As to which, if the proposed action is to be by written consent of stockholders pursuant to s. 607.0704, such written consent is not given by the holder thereof; or

(c)

With respect to which the holder thereof has given written notice to the constituent state bank or trust company, at or prior to the meeting of the stockholders or on or prior to the date specified for action by the stockholders without a meeting pursuant to s. 607.0704 in the notice of such proposed action, that the stockholder dissents from the plan of merger and merger agreement.

Hereinafter in this section, the term “dissenting shares” means and includes only those shares, which may be all or less than all the shares of any class owned by a stockholder, described in paragraphs (a), (b), and (c).

(3)

On or promptly after the effective date of the merger, the resulting state bank or trust company, or a bank holding company which, as set out in the plan of merger or merger agreement, is offering shares rights, obligations, or other securities or property in exchange for shares of the constituent banks or trust companies, may fix an amount which it considers to be not more than the fair market value of the shares of a constituent bank or trust company and which it will pay to the holders of dissenting shares of that constituent bank or trust company and, if it fixes such amount, shall offer to pay such amount to the holders of all dissenting shares of that constituent bank or trust company. The amount payable pursuant to any such offer which is accepted by the holders of dissenting shares,

B-1

and the amount payable to the holders of dissenting shares pursuant to an appraisal, shall constitute a debt of the resulting state bank or state trust company.

(4)

The owners of dissenting shares who have accepted an offer made pursuant to subsection (3) shall be entitled to receive the amount so offered for such shares in cash upon surrendering the stock certificates representing such shares at any time within 30 days after the effective date of the merger, and the owners of dissenting shares, the value of which is to be determined by appraisal, shall be entitled to receive the value of such shares in cash upon surrender of the stock certificates representing such shares at any time within 30 days after the value of such shares has been determined by appraisal made on or after the effective date of the merger.

(5)

The value of dissenting shares of each constituent state bank or state trust company, the owners of which have not accepted an offer for such shares made pursuant to subsection (3), shall be determined as of the effective date of the merger by three appraisers, one to be selected by the owners of at least two-thirds of such dissenting shares, one to be selected by the board of directors of the resulting state bank, and the third to be selected by the two so chosen. The value agreed upon by any two of the appraisers shall control and be final and binding on all parties. If, within 90 days from the effective date of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such dissenting shares, the office shall cause an appraisal of such dissenting shares to be made which will be final and binding on all parties. The expenses of appraisal shall be paid by the resulting state bank or trust company.

(6)

Upon the effective date of the merger, all the shares of stock of every class of each constituent bank or trust company, whether or not surrendered by the holders thereof, shall be void and deemed to be canceled, and no voting or other rights of any kind shall pertain thereto or to the holders thereof except only such rights as may be expressly provided in the plan of merger and merger agreement or expressly provided by law.

(7)

The provisions of subsection (6) and, unless agreed by all the constituent banks and trust companies and expressly provided in the plan of merger and merger agreement, subsections (3), (4), and (5) are not applicable to a resulting bank or trust company or to the shares or holders of shares of a resulting bank or trust company the cash, shares, rights, obligations, or other securities or property of which, in whole or in part, is provided in the plan of merger or merger agreement to be exchanged for the shares of the other constituent banks or trust companies.

(8)

The stock, rights, obligations, and other securities of a resulting bank or trust company may be issued as provided by the terms of the plan of merger and merger agreement, free from any preemptive rights of the holders of any of the shares of stock or of any of the rights, obligations, or other securities of such resulting bank or trust company or of any of the constituent banks or trust companies.

(9)

After approval of the plan of merger and merger agreement by the stockholders as provided in subsection (1), there shall be filed with the office, within 30 days after the time limit in s. 658.43(5), a fully executed counterpart of the plan of merger and merger agreement as so approved if it differs in any respect from any fully executed counterpart thereof theretofore filed with the office, and copies of the resolutions approving the same by the stockholders of each constituent bank or trust company, certified by the president, or chief executive officer if other than the president, and the cashier or corporate secretary of each constituent bank or trust company, respectively, with the corporate seal impressed thereon.

B-2

APPENDIX C

AGREEMENT AND PLAN OF MERGER

among

SUN AMERICAN BANCORP

SUN AMERICAN BANK

and

INDEPENDENT COMMUNITY BANK

Dated as of November 17, 2006

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND INTERPRETATION	C-5
1.1 Definitions	C-5
1.2 Terms Defined Elsewhere	C-8
1.3 Interpretation	C-8
ARTICLE II. PLAN OF MERGER	C-9
2.1 The Merger	C-9
2.2 Effective Time and Effects of the Merger.	C-9
2.3 Tax Consequences	C-9
2.4 Conversion of IB Common Stock.	C-9
2.5 Proration.	C-10
2.6 SB Common Stock	C-11
2.7 Articles of Incorporation and Bylaws	C-11
2.8 Directors and Executive Officers	C-11
2.9 Election Procedures.	C-11
2.10 Deposit of Merger Consideration.	C-12
2.11 Delivery of Merger Consideration	C-12
2.12 Stock Options	C-14
2.13 Voting Agreements	C-14
2.14 SAB Closing Deliveries	C-14
ARTICLE III. DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES	C-14
3.1 Disclosure Schedules	C-14
3.2 Standards	C-15
3.3 Subsidiaries	C-15
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF IB	C-15
4.1 Corporate Organization.	C-15
4.2 Capitalization	C-15
4.3 Authority	C-16
4.4 Consents and Approvals	C-16
4.5 No Violations	C-16
4.6 Licenses, Franchises and Permits	C-16
4.7 Regulatory Reports	C-16
4.8 Financial Statements	C-17
4.9 Deposits	C-17
4.10 Broker’s Fees	C-17
4.11 Properties	C-17
4.12 Intellectual Property	C-17
4.13 Condition of Fixed Assets and Equipment	C-18
4.14 Absence of Certain Changes or Events.	C-18
4.15 Legal Proceedings	C-18
4.16 Taxes.	C-18
4.17 Employees.	C-19
4.18 Intentionally Omitted	C-20
4.19 Certain Contracts.	C-20
4.20 Agreements with Regulatory Agencies	C-20
4.21 Environmental Matters	C-20
4.22 Opinion	C-21
4.23 Insurance	C-21
4.24 Approvals	C-21
4.25 Loan Portfolio.	C-21
4.26 Reorganization	C-21

4.27 State Takeover Laws and Charter Provisions	C-21
4.28 Sole Agreement	C-22
4.29 Disclosure.	C-22
4.30 Absence of Undisclosed Liabilities	C-22
4.31 Allowance for Loan Losses.	C-22
4.32 Compliance with Laws.	C-22
4.33 Material Contract Defaults	C-22
4.34 Certain Regulatory Matters.	C-23
4.35 Due Authorization of Options on Grant Date, Exercise Price and Compliance with GAAP and SEC Requirements	C-23
4.36 IB § 409A Compliance	C-23
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SAB	C-23
5.1 Corporate Organization.	C-23
5.2 Capitalization	C-24
5.3 Authority; No Violation.	C-24
5.4 Consents and Approvals	C-24
5.5 SEC Reports	C-25
5.6 Regulatory Reports	C-25
5.7 Financial Statements	C-25
5.8 Broker’s Fees	C-25
5.9 Absence of Certain Changes or Events	C-25
5.10 Intentionally Omitted.	C-25
5.11 SAB Information	C-25
5.12 Compliance with Laws.	C-25
5.13 Ownership of IB Common Stock	C-25
5.14 Approvals	C-25
5.15 Reorganization	C-25
ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS	C-26
6.1 Covenants of IB	C-26
6.2 Covenants of SAB	C-27
ARTICLE VII. ADDITIONAL AGREEMENTS	C-28
7.1 Regulatory Matters.	C-28
7.2 Access to Information and Due Diligence Investigation.	C-28
7.3 Certain Actions.	C-29
7.4 Stockholder Meeting	C-29
7.5 Legal Conditions to Merger	C-29
7.6 Affiliates	C-29
7.7 AMEX Listing	C-29
7.8 Employee Benefit Plans; Existing Agreements.	C-30
7.9 Additional Agreements	C-30
7.10 Accounting Matters	C-30
7.11 IB Information	C-30
7.12 Disclosure	C-30
7.13 Transfer Taxes	C-31
7.14 Access to IB Employees; Retention of IB Employees	C-31
7.15 General Cooperation	C-31
ARTICLE VIII. CONDITIONS PRECEDENT	C-31
8.1 Conditions to Each Party’s Obligation To Effect the Merger	C-31
8.2 Conditions to Obligations of SAB	C-32
8.3 Conditions to Obligations of IB	C-33
ARTICLE IX. TERMINATION AND AMENDMENT	C-33
9.1 Termination	C-33
9.2 Effect of Termination	C-34

9.3 Amendment	C-34
9.4 Extension; Waiver	C-34
ARTICLE X. GENERAL PROVISIONS	C-35
10.1 Closing	C-35
10.2 Survival of Representations, Warranties and Agreements	C-35
10.3 Expenses	C-35
10.4 Notices	C-35
10.5 Counterparts	C-36
10.6 Entire Agreement	C-36
10.7 Governing Law	C-36
10.8 Severability	C-36
10.9 Publicity	C-36
10.10 Assignment; Third Party Beneficiaries	C-36
10.11 Arbitration; Legal Proceedings.	C-36

Exhibit A Form of Voting Agreement
Exhibit B Form of Bank Merger Agreement
Exhibit C Form of Employment Agreement
Exhibit D Form of Director Non-Competition Agreement
Exhibit E Form of Affiliate Agreement
Exhibit F Form of Opinion of IB Counsel
Exhibit G Form of Release Letter

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 17, 2006, among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association and a wholly-owned subsidiary of SAB (“SB”) and Independent Community Bank, a Florida commercial banking association (“IB”).

RECITALS

The Boards of Directors of SAB, SB and IB have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which IB will, subject to the terms and conditions set forth herein, merge (the “Merger”) with and into SB.

As an inducement and condition to SAB and SB entering into this Agreement, certain of the stockholders of IB (i.e., all of its directors)(the “Voting Agreement Parties”) have agreed to (i) vote all of their shares of IB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders at which this Agreement is considered as set forth in the form attached hereto as Exhibit A (“Voting Agreement”) and (ii) to the extent permitted under applicable law, to recommend that the transaction be approved by the IB Stockholders.

The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.
DEFINITIONS AND INTERPRETATION

1.1

Definitions. The following terms shall have the indicated definitions.

Acquisition Proposal. A proposed tender offer, written agreement, understanding or other proposal of any nature pursuant to which any Person or group, other than SAB or any SAB Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving IB; (ii) acquire the right to vote 10% or more of the outstanding voting securities of IB; (iii) acquire 10% or more of the assets or earning power of IB; or (iv) acquire in excess of 10% of any class of capital stock of IB.

Affiliate. With respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

AMEX. American Stock Exchange.

Articles of Merger. The articles of merger complying with the FBA and the NBA reflecting the merger of IB with and into SB.

Balance Sheet. The consolidated balance sheet of IB prepared based upon GAAP applicable to interim financial statements as consistently applied by IB for prior interim periods and based upon the materiality standards established by IB’s external auditors in connection with the most recently completed audit.

BHC Act. The Bank Holding Company Act of 1956, as amended.

Cash Consideration. The aggregate sum of $15,813,486.00 plus an amount necessary to pay for all fractional shares pursuant to Section 2.11(f) hereof, subject to adjustment in the event any IB Option granted under the IB Option Plan is exercised between the execution date hereof and the Effective Time , by increasing such amount by 42% of the amount determined by multiplying $34.81 by the number of shares issued upon the exercise of such options.

Code. The Internal Revenue Code of 1986, as amended.

Dissenting Shares. Any shares of IB stockholders who exercise their dissenters rights under applicable Florida law.

Effective Time. The effective time of the Merger as specified in the Articles of Merger.

Environmental Laws. All federal, state and local laws, including common- law statutes, regulations, ordinances, codes, rules and other governmental restrictions, standards and requirements relating to the discharge of air pollutants, water pollutants or process waste water or substances, as now or at any time hereafter in effect, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended (“CERCLA”), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of the Occupational Safety and Health Administration, and any so-called “Superfund” or “Superlien” Laws.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Exchange Agent. The current or the successor stock transfer agent of SAB, which shall be responsible for the exchange of the Merger Consideration for the IB Common Stock.

Expenses. All reasonable in amount and reasonably incurred out-of-pocket expenses (including all reasonable fees and reasonable expenses of counsel, accountants, investment bankers, experts and consultants to the applicable Party and its Affiliates) incurred by or on behalf of a Party to this Agreement in connection with this Agreement or the transactions contemplated by this Agreement.

FBA. Florida Interstate Branching Act, as amended, and the Florida Banking Corporation Act, as amended.

FDB. Florida Department of Banking.

FDB Consent. The consent of the FDB necessary to consummation of the Merger.

FDIC. The Federal Deposit Insurance Corporation.

FRB. The Board of Governors of the Federal Reserve System.

GAAP. Generally accepted accounting principles consistently applied during the periods involved.

Governmental Entity. Any court, administrative agency or commission or other governmental authority or instrumentality.

Hazardous Materials. Any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

IB Ancillary Documents. Any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by IB in connection with the transactions contemplated hereby.

IB Common Stock. The common stock, par value $5.00 per share, of IB.

IB Option Plan. Collectively, the Independent Community Bank 1999 Stock Option Plan, 2004 Director Stock Plan and 2006 Employee Option Plan.

IB Stock Certificate. A certificate, which previous to the Merger represented any shares of IB Common Stock.

Intellectual Property. (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (ii) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (iii) copyrights (including any registrations and applications for any of the foregoing); (iv) Software; and (v) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

IRS. The Internal Revenue Service.

Knowledge or aware. Any term of similar import means, (i) with respect to IB, the actual knowledge of each director and executive officer of IB, and (ii) with respect to SAB, the actual knowledge of each director and executive officer of SAB or any SAB Subsidiary.

Loan Property. Any property in which IB holds a security interest, and, where required by the context, such term means the owner or operator of such property.

Material Adverse Effect. With respect to SAB or IB, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, (ii) the ability of the parties to perform their obligations under this Agreement or otherwise consummate the transactions contemplated hereby, or (iii) any decrease in the deposit accounts or loan accounts of IB in excess of 10% or more from what is stated on the balance sheet dated September 30, 2006, excluding decreases arising from the termination of the deposit accounts or loan accounts set forth in Section 1.1 of the Disclosure Schedules (as defined in Section 3.1).

Merger Consideration. The merger consideration shall be equal to the Cash Consideration plus the Stock Consideration.

NASDAQ. Nasdaq Global Market.

Participation Facility. Any facility in which IB participates in the management and, where required by the context, such term means the owner or operator of such facility.

Per Share Amount. The amount of $34.81 per share of IB Common Stock.

Person. An individual, partnership (general or limited), corporation, joint venture, business trust, limited liability company, cooperative association or other form of business organization, trust, estate or any other entity.

Regulatory Agencies. The FDB, the FRB, the FDIC and any other regulatory authority or applicable self-regulatory organization with jurisdiction over the Merger.

Rights. Subscriptions, options, warrants, calls, commitments or agreements of any character to purchase capital stock.

SAB Common Stock. The common stock, par value $0.01 per share, of SAB.

SEC. The Securities and Exchange Commission.

Share Ratio. As of the date hereof, each share of IB Common Stock that is converted into shares of SAB Common Stock shall be converted at a rate of 6.4463 shares of SAB Common Stock per share of IB Common Stock, subject to adjustment pursuant to Section 2.4(d) hereof.

Software. Computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

Stock Consideration. An aggregate of 4,044,013 shares of SAB Common Stock, subject to adjustment in the event any IB Option granted under the IB Option Plan is exercised between the execution date hereof and the Effective Time , by increasing such number by a number of shares determined by multiplying the Share Ratio by 58% of the number of shares issued upon the exercise of such options .

Subsidiary. The word “Subsidiary” (1) when used with respect to IB shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and (2) when used with respect to SAB shall mean each Subsidiary of SAB that is a “Significant Subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC.

Surviving Bank. The surviving bank to the Merger, which shall be SB.

Taxes. Tax or Taxes shall mean (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, escheat, unclaimed property,  payroll, withholding, unemployment compensation, social security, retirement, environmental (including any Taxes imposed under Section 59A of the Code) or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charges of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

Tax Return. Any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any law relating to any Tax, including any amendment thereto, all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

Trust Account Shares. Shares of IB Common Stock or SAB Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties.

1.2

Terms Defined Elsewhere. The capitalized terms set forth below are defined in the following sections:

“Agreement”

Preamble

“Closing”

Section 10.1

“Closing Date”

Section 10.1

“Code”

Section 2.3

“ERISA Affiliate”

Section 4.17(a)

“Exchange Fund”

Section 2.10 “

“IB”

Preamble

“IB Contract”

Section 4.19(a)

“IB Disclosure Schedule”

Section 3.1

“IB Financial Statements”

Section 4.8

“Injunction”

Section 8.1(e)

“Loans”

Section 4.25(a)

“Merger”

Recitals

“Plans”

Section 4.17(a)

“Prospectus”

Section 4.4

“Regulatory Agreement”

Section 4.20

“Representatives”

Section 7.3(a)

“Requisite Regulatory Approvals”

Section 8.1(c)

“S-4”

Section 4.18

“SAB”

Preamble

“SAB Financial Statements”

Section 5.7

“SAB Reports”

Section 5.4

“SB”

Preamble

“Securities Act”

Section 5.5

“State Banking Approvals”

Section 4.4

1.3

Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. No provision of this Agreement shall be construed to require IB, SAB or any of their respective Affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

ARTICLE II.
PLAN OF MERGER

2.1

The Merger. Subject to the terms and conditions of this Agreement, in accordance with the FBA, at the Effective Time, IB shall merge with and into SB. SB shall be the Surviving Bank, and shall continue its corporate existence under the laws of the United States of America. The name of the Surviving Bank shall continue to be “Sun American Bank”. Upon consummation of the Merger, the separate corporate existence of IB shall terminate.

2.2

Effective Time and Effects of the Merger.

(a)

Subject to the provisions of this Agreement, on the Closing Date, the Articles of Merger shall be duly prepared, executed and delivered for filing with the Secretary of State of the State of Florida. The Merger shall become effective at the Effective Time. At and after the Effective Time, the Merger shall have the effects set forth in the FBA.

(b)

At the Effective Time, the separate existence of IB shall cease, and SB, as the Surviving Bank, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of IB.

(c)

At the Effective Time, all rights, assets, licenses, permits, franchises and interests of IB in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and choses in action shall be deemed to be vested in SB as the Surviving Bank by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

(d)

At the Effective Time, and except as otherwise expressly provided herein, the Surviving Bank shall become and be liable for all debts, liabilities, obligations and contracts of IB whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of IB.

2.3

Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement shall constitute a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

2.4

Conversion of IB Common Stock.

(a)

At the Effective Time, by virtue of the Merger and without any action on the part of IB, SAB, SB or the holder of any of the following securities, subject to Sections 2.4(d) and 2.5, each share of IB Common Stock, except for shares of IB Common Stock owned by IB or SAB (other than Trust Account Shares) or any of SAB’s Subsidiaries, shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in this Section 2.4 and Section 2.9, into the right to receive the following, without interest:

(i)

for each share of IB Common Stock with respect to which an election to receive cash has been effectively made and not revoked or deemed revoked pursuant to Article II (a “Cash Election”), the right to receive in cash from SAB an amount equal to the Per Share Amount (collectively, the “Cash Election Shares”);

(ii)

for each share of IB Common Stock with respect to which an election to receive SAB Common Stock has been effectively made and not revoked or deemed revoked pursuant to Article II (a “Stock Election”), the right to receive from SAB the number of shares of SAB Common Stock as is equal to the Share Ratio (collectively, the “Stock Election Shares”); and

(iii)

for each share of IB Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Article II (collectively, the “Non-Election Shares”), the right to receive from SAB such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 2.5(b).

(b)

All of the shares of IB Common Stock converted into the right to receive the Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of IB Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration and/or cash in lieu of fractional shares, into which the shares of IB Common Stock represented by such Certificate have been converted pursuant to this Section 2.4 and Section 2.11(f), as well as any dividends to which holders of IB Common Stock become entitled in accordance with Section 2.11(c).

(c)

At the Effective Time, all shares of IB Common Stock that are owned directly or indirectly by IB, SAB or any of SAB’s Subsidiaries (other than Trust Account Shares) shall be cancelled and shall cease to exist and no stock of SAB, cash or other consideration shall be delivered in exchange therefor.

(d)

If, between the date hereof and the Effective Time, (i) the shares of SAB Common Stock shall be changed (or SAB establishes a record date for changing such shares which is prior to the Effective Time) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or SAB establishes a record date for such dividend which is prior to the Effective Time) in respect of SAB Common Stock, or (iii) any distribution is made (or SAB establishes a record date for such distribution which is prior to the Effective Time) in respect of SAB Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the Share Ratio.

2.5

Proration.

(a)

Notwithstanding any other provision contained in this Agreement, the total number of shares of IB Common Stock to be converted into Cash Consideration pursuant to Section 2.4 (the “Cash Conversion Number”) shall be equal to 42% of the shares of IB Common Stock outstanding at the Effective Time (other than shares of IB Common Stock to be cancelled as provided in Section 2.4(c)). All other shares of IB Common Stock shall be converted into Stock Consideration (other than shares of IB Common Stock to be cancelled as provided in Section 2.4(c)).

(b)

Within five Business Days after the Effective Time, SAB shall cause the Exchange Agent (as defined below) to effect the allocation among holders of IB Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

(i)

If the aggregate number of shares of IB Common Stock with respect to which Cash Elections shall have been made (the “Cash Election Number”) exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 2.5(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Stock Consideration; and

(ii)

If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the “Shortfall Number”), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

(A)

If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 2.5(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Stock Consideration; or

(B)

If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 2.5(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Stock Consideration.

2.6

SB Common Stock. The shares of SB Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding and 99.9% owned by SAB.

2.7

Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of SB, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Bank. At the Effective Time, the Bylaws of SB, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Bank until thereafter amended in accordance with applicable law.

2.8

Directors and Executive Officers. At and after the Effective Time, the directors of SB shall consist of all of the directors of SB serving immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified. The executive officers of SB immediately prior to the Effective Time shall be the officers of the Surviving Bank, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

2.9

Election Procedures. Each holder of record of shares of IB Common Stock (“Holder”) shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

(a)

Each Holder may specify in a request made in accordance with the provisions of this Section 2.9 (herein called an “Election”) (i) the number of shares of IB Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of IB Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

(b)

SAB shall prepare a form reasonably acceptable to IB (the “Form of Election”) which shall be mailed to record holders of IB Common Stock so as to permit those holders to exercise their right to make an Election prior to the Election Deadline.

(c)

SAB shall make the Form of Election initially available not less than twenty (20) Business Days prior to the anticipated Election Deadline and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder of IB who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

(d)

Any Election shall have been made properly only if the Exchange Agent, pursuant to an agreement (the “Exchange Agent Agreement”) entered into prior to the mailing of the Form of Election to IB stockholders, shall have received, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of IB Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by SAB, in its sole discretion and any shares of IB Common Stock held by such Holder shall be deemed Non-Election Shares. As used herein, unless otherwise agreed in advance by the parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the day prior to the IB Stockholders’ meeting at which the approval of this Agreement is considered or such other time and date as SAB and IB may mutually agree. IB and SAB shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) Business Days before, and at least five (5) Business Days prior to, the Election Deadline. SAB shall provide IB with the form of Exchange Agent Agreement and both the letter of transmittal and the instructions prior to the Effective Time, each of which shall be subject to the approval of IB in its reasonable discretion.

(e)

Any IB stockholder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. Subject to the terms of the Exchange Agent Agreement, if SAB shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of IB Common Stock (neither SAB nor IB nor the Exchange Agent being under any duty to notify any stockholder of any such defect), such Election shall be deemed to be not in effect, and the shares of IB Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

(f)

Any IB stockholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from SAB or IB that this Agreement has been terminated in accordance with Article IX.

(g)

Subject to the terms of the Exchange Agent Agreement, SAB, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of the Forms of Election and compliance by any IB stockholder with the Election procedures set forth herein, (ii) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.5, (iii) the issuance and delivery of certificates representing the whole number of shares of SAB Common Stock into which shares of IB Common Stock are converted in the Merger and (iv) the method of payment of cash for shares of IB Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of SAB Common Stock.

2.10

Deposit of Merger Consideration. At or prior to the Effective Time, SAB shall deposit, or shall cause to be deposited, with the Exchange Agent (i) certificates representing the shares of SAB Common Stock constituting the aggregate Stock Consideration, and SAB shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, and (ii) immediately available funds constituting the aggregate Cash Consideration (collectively, the “Exchange Fund”) and SAB shall instruct the Exchange Agent to timely pay the Cash Consideration in accordance with this Agreement.

2.11

Delivery of Merger Consideration.

(a)

As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of IB Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.4 and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor who did not properly complete and submit an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s))) (the “Letter of Transmittal”) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor in accordance with Section 2.11(f) upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to Section 2.11(c).

(b)

Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal, a holder of IB Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration (elected or deemed elected by it, subject to, and in accordance with Sections 2.4 and 2.5) and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor in respect of the shares of IB Common Stock represented by its Certificate(s). Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

(c)

No dividends or other distributions with respect to SAB Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SAB Common Stock represented thereby, in each case unless and until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article II the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of SAB Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of SAB Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the SAB Common Stock issuable with respect to such Certificate.

(d)

In the event of a transfer of ownership of a Certificate representing IB Common Stock that is not registered in the stock transfer records of IB, the proper amount of cash and/or shares of SAB Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such IB Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of SAB that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, SAB) shall be entitled to deduct and withhold from any cash portion of the Merger Consideration, any cash in lieu of fractional shares of SAB Common Stock, cash dividends or distributions payable pursuant to Section 2.11(c) hereof and any other cash amounts otherwise payable pursuant to this Agreement to any holder of IB Common Stock such amounts as the Exchange Agent or SAB, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or SAB, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of IB Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or SAB, as the case may be.

(e)

After the Effective Time, there shall be no transfers on the stock transfer books of IB of any shares of IB Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of IB Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration and any cash in lieu of fractional shares of SAB Common Stock to be issued or paid in consideration therefor in accordance with Section 2.5 and the procedures set forth in this Article II.

(f)

Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of SAB Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to SAB Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of SAB. In lieu of the issuance of any such fractional share, SAB shall pay to each former stockholder of IB who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Fair Market Value of the SAB Common Stock by (ii) the fraction of a share (after taking into account all shares of IB Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of SAB Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.4. For purposes of this paragraph, Fair Market Value shall mean the average of the closing prices for the SAB Common Stock for the 20 trading days prior to the Effective Time.

(g)

Any portion of the Exchange Fund that remains unclaimed by the stockholders of IB as of the first anniversary of the Effective Time shall be paid to SAB. Any former stockholders of IB who have not theretofore complied with this Article II shall thereafter look only to SAB with respect to the Merger Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the SAB Common Stock deliverable in respect of each share of IB Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of SAB, IB, the Exchange Agent or any other person shall be liable to any former holder of shares of IB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h)

In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by SAB or the Exchange Agent, the posting by such person of a bond in such amount as SAB may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

2.12

Stock Options. At the Effective Time, each option granted by IB under the IB Option Plan (whether or not then vested or unvested), which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of IB Common Stock and shall have no effect and the agreements evidencing grants of options that are unexercised thereunder, and any other agreements between IB and an optionee regarding IB Option shall be terminated by IB and the optionee prior to the Effective Time, and each such option shall be converted, at the option of the option holder, into (i) the right to receive a cash payment from SAB promptly after the Effective Time in an amount equal to (a) any positive difference between the amount of $34.81 and the per share exercise price of each such stock option multiplied by (b) the number of shares subject to such stock option, or (ii) an option to purchase shares of SAB Common Stock, in which event SAB shall assume each such IB Option, in accordance with the terms of the applicable SAB Stock Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (a) SAB and the human resources department of SAB shall be substituted for IB and the committee of the IB Board of Directors administering such IB stock option plan, (b) each IB Stock Option assumed by SAB may be exercised solely for shares of SAB Common Stock, (c) the number of shares of SAB Common Stock subject to such IB Stock Option shall be equal to the number of shares of IB Common Stock subject to such IB Stock Option immediately prior to the Effective Time multiplied by the Share Ratio, rounded down to the nearest share, and (d) the per share exercise price under each such IB Stock Option shall be adjusted by dividing the per share exercise price under each such IB Stock Option by the Share Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (ii)(c) and (ii)(d) of the preceding sentence, each IB Stock Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. SAB and IB agreed to take all necessary steps to effect the foregoing provisions of this Section 2.12. IB shall deliver to SAB prior to the Effective Time a list of all option holders, and shall use its best efforts to deliver to SAB prior to the Effective Time a letter from each stating his or her election to receive cash or an option for SAB Common Stock. If IB does not deliver a letter from an option holder stating his or her election to receive cash or an option for SAB Common Stock, then such holder shall be deemed to have elected to receive a cash payment.

2.13

Voting Agreements. As a material inducement for SAB and SB entering into this Agreement, simultaneously with the execution of this Agreement by the Parties, each director of IB shall agree to vote all of his or her shares of IB common stock which he or she is entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders at which this Agreement is considered as set forth in the Voting Agreement, which shall become effective upon the execution of this Agreement.

2.14

SAB Closing Deliveries. At the Closing, SAB shall deliver, or cause to be delivered, to IB all documents required to be entered into or delivered by SAB at the Closing pursuant hereto.

ARTICLE III.
DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

3.1

Disclosure Schedules. Prior to the execution and delivery of this Agreement, IB has delivered to SAB one or more disclosure schedules (the “IB Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of IB’s representations or warranties contained in Article IV, or to one or more of IB’s covenants contained in Article VI (it being understood and agreed that if an item is properly set forth in one IB Disclosure Schedule, it shall be deemed to be set forth in any other relevant IB Disclosure Schedule; provided, however, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to IB.

3.2

Standards. No representation or warranty of IB contained in Article IV or of SAB contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of IB, or Article V, in the case of SAB, has had or would have a Material Adverse Effect with respect to IB or SAB, respectively.

3.3

Subsidiaries. Where the context permits, “SAB” shall refer to SAB and each of its Subsidiaries and “IB” shall refer to IB.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF IB

Subject to Article III, IB hereby represents and warrants to SAB and SB as follows:

4.1

Corporate Organization.

(a)

IB is a Florida chartered commercial banking association duly organized, validly existing and in good standing under the laws of the State of Florida and a member of the FRB. IB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, holds properties and assets only of the types permitted by the laws of the State of Florida, the United States, the rules and regulations promulgated by the FDB and the FRB for insured depository institutions, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of IB are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

(b)

IB has no, and since December 31, 2005, IB has not had any, Subsidiaries. IB neither owns nor controls, directly or indirectly 5% or more of the outstanding equity securities, either directly or indirectly, of any Person.

(c)

The minute books of IB contain true and correct records of all meetings and other corporate actions held or taken since December 31, 2005 of its stockholders and Board of Directors (including committees of the Board of Directors). IB has provided to SAB true, correct and complete copies of the charter documents and bylaws of IB.

4.2

Capitalization. The authorized capital stock of IB consists of 2,000,000 shares of common stock, par value $5.00 per share. As of the date hereof, (1) there are 1,081,619 shares of IB Common Stock issued and outstanding, (2) no shares of IB Common Stock held by IB as treasury stock, and (3) options to purchase 134,291 shares of IB Common Stock issued and outstanding and exercisable at various exercise prices. Except for the aforementioned stock options and as set forth on Section 4.2 of the IB Disclosure Schedule, as of the date hereof, there are no shares of IB Common Stock reserved for issuance for any reason or purpose. All of the issued and outstanding shares of IB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth on the IB Disclosure Schedule, IB does not have and is not bound by any outstanding Rights calling for the purchase or issuance of any shares of IB Common Stock or any other equity security of IB or any securities representing the right to purchase or otherwise receive any shares of IB Common Stock or any other equity security of IB.

4.3

Authority. IB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of IB. The Board of Directors of IB has directed that this Agreement and the transactions contemplated hereby be submitted to IB’s stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of IB’s stockholders, no other corporate proceedings on the part of IB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by IB and (assuming due authorization, execution and delivery by SAB) this Agreement constitutes a valid and binding obligation of IB, enforceable against IB in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

4.4

Consents and Approvals. Except for (a) the filing with the SEC of the S-4, including the prospectus therein relating to the meetings of IB’s stockholders and SAB stockholders to be held in connection with the transactions contemplated herein (the “Prospectus”) and the SEC’s declaration of the effectiveness of the S-4, (b) the approval of this Agreement by the requisite vote of the stockholders of each of IB and SAB, (c) the filing of applications and notices, as applicable, with the FRB, and approval of such applications and notices, (d) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law (the “State Banking Approvals”), (e) the filing of notices and applications and approvals as required under the applicable state securities laws or as may required by AMEX, and (f) any consents or approvals listed in Section 4.4 of the IB Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by IB in connection with (1) the execution and delivery by IB of this Agreement or (2) the consummation by IB of the Merger and the other transactions contemplated hereby.

4.5

No Violations. Except as may be set forth in Section 4.5 of the IB Disclosure Schedule, neither the execution and delivery of this Agreement by IB, nor the consummation by IB of the transactions contemplated hereby, nor compliance by IB with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of IB, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IB or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of IB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which IB is a party, or by which it or its properties or assets may be bound or affected.

4.6

Licenses, Franchises and Permits. IB holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, except where the failure to hold such licenses, franchises, permits and authorizations would not reasonably be expected to have a Material Adverse Effect. All of such licenses, franchises, permits and authorizations are in full force and effect and are transferable to a successor to IB in connection with or subsequent to the Closing of the transactions contemplated herein without any Consent, other than the State Banking Approvals and the approval of the FRB, subject to the legal right and authority of such successor to engage in the activities licensed, franchised, permitted or authorized thereby and except where the failure of such licenses, franchises, permits and authorizations to be in full force and effect and transferable to a successor to IB would not reasonably be expected to have a Material Adverse Effect. IB has not received notice of any Proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such Proceeding is pending or, to IB’s Knowledge, has been threatened by any Governmental Authority.

4.7

Regulatory Reports. IB has timely filed all reports, notices, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2005 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith. Except for matters set forth on Section 4.7 of the Disclosures Schedules, no Regulatory Agency has initiated any proceeding or, to the Knowledge of IB, investigation into the business or operations of IB since December 31, 2005. Except for matters set forth on Section 4.7 of the Disclosures Schedules, there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of IB. Except as disclosed on Section 4.7 of the Disclosures Schedules, no Regulatory Agency has initiated any proceeding or, to the Knowledge of IB, investigation into the business or operations of IB since December 31, 2005, and there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of IB.

4.8

Financial Statements. IB has previously made available to SAB (1) copies of the balance sheets of IB as of December 31 for the fiscal years 2004 and 2005, and the related statements of earnings, stockholders’ equity and cash flows for the fiscal years 2004 through 2005, inclusive, as reported in IB’s Annual Report to Stockholders for the fiscal year ended December 31, 2005 (“Balance Sheet Date”), accompanied by the audit reports of Crowe Chizek, independent public accountants with respect to IB, and (2) copies of unaudited balance sheets and the related statements of earnings and stockholders’ equity of IB at and for the quarter ended September 30, 2006 (collectively, the “IB Financial Statements”). Subject, in the case of the unaudited statements, to audit adjustments reasonable in nature and amount, the IB Financial Statements fairly present the financial position of IB as of the dates indicated therein, and when included in the Prospectus will fairly present the results of the operations and financial position of IB for the respective fiscal periods or as of the respective dates therein set forth. Subject, in the case of the unaudited statements, to audit adjustments reasonable in nature and amount, each of the IB Financial Statements (including the related notes, where applicable) complies, and IB’s Financial Statements to be included in the Prospectus after the date hereof will comply, with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been, and IB’s Financial Statements to be included in the Prospectus will be, prepared in accordance with GAAP, except as indicated in the notes thereto. The books and records of IB have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

4.9

Deposits. Except as set forth on Disclosure Schedule 4.9, none of the IB deposits (consisting of certificates of deposit, savings accounts, NOW accounts, money market accounts and checking accounts), is a brokered deposit.

4.10

Broker’s Fees. Neither IB nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that IB has engaged, and will pay a fee or commission to Hovde Financial in accordance with the terms of a letter agreement between it and IB, a true and correct copy of which has been previously made available by IB to SAB.

4.11

Properties. Section 4.11 of the IB Disclosure Schedule contains a true and complete list of all material real property owned or leased by IB. Except as set forth in Section 4.11 of the IB Disclosure Schedule, IB has good and marketable title, free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, real or personal, reflected in the IB Financial Statements as being owned by IB as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of IB and held under leases or subleases by IB, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors’ rights generally, or by equitable principles), and neither IB nor, to IB’s Knowledge, any other party thereto is in material breach or material default thereunder.

4.12

Intellectual Property. Section 4.12 of the IB Disclosure Schedule contains a true and complete list of all material IB Intellectual Property. IB owns or has a valid license to use all IB Intellectual Property, free and clear of all liens, encumbrances, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). IB Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of IB as currently conducted, except where the failure to have such property would not reasonably be expected to have a Material Adverse Effect. The IB Intellectual Property is valid and has not been cancelled, forfeited, expired or abandoned, and IB has not received any notice challenging the validity or enforceability of IB Intellectual Property, other than as would not reasonably be expected to have a Material Adverse Effect. To IB’s Knowledge, the conduct of the business of IB does not violate, misappropriate or infringe upon the Intellectual Property rights of any third Person. The consummation of the transactions contemplated by this Agreement will not result in the material loss or material impairment of the right of IB to own or use any of the IB Intellectual Property, and SAB and its Subsidiaries will have substantially the same rights to own or use the IB Intellectual Property following the consummation of such transactions as IB had prior to the consummation of such transactions, except such rights as would not reasonably be expected to have a Material Adverse Effect.

4.13

Condition of Fixed Assets and Equipment. Section 4.13 of the IB Disclosure Schedule contains a list of all material fixed assets and equipment used in the conduct of the business of IB as of the Balance Sheet Date. Each such item of fixed assets and equipment having a net book value in excess of $1,000 is, to IB’s Knowledge, in good operating condition and repair, normal wear and tear excepted.

4.14

Absence of Certain Changes or Events.

(a)

Except as disclosed in any IB filings with the FDB or the FRB, as applicable, prior to the date hereof, since December 31, 2005, (i) there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on IB, and (ii) IB has carried on its business in the ordinary course of business consistent with past practices.

(b)

Except as may be set forth in Section 4.14(b) of the IB Disclosure Schedule, since December 31, 2005 and solely with respect to executive officers (senior vice president or above) and directors, IB has not (1) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any such person from the amount thereof in effect as of December 31, 2005, (2) granted any severance or termination pay to such person or entered into any contract to make or grant any severance or termination pay to such person, (3) paid any bonus to such person or (4) entered into any employment- or compensation-related agreement with such person.

4.15

Legal Proceedings. Except as may be set forth in Section 4.15 of the IB Disclosure Schedule, (a) IB is not a party to any, and there are no pending or, to IB’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against IB or challenging the validity or propriety of the transactions contemplated by this Agreement and (b) there is no injunction, order, judgment or decree imposed upon IB or its assets.

4.16

Taxes.

(a)

Except as may be set forth in Section 4.16 of the IB Disclosure Schedule, IB has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and all such Tax Returns are true, correct and complete, and (ii) paid in full or made adequate provision in the financial statements of IB (in accordance with GAAP) for all Taxes (whether or not shown on a Tax Return). Except as set forth in Section 4.16 of the IB Disclosure Schedule, (i) as of the date hereof IB has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. Except as set forth on Section 4.16 of the IB Disclosure Schedule, no audits or other administrative proceedings or court proceedings have ever been conducted, are presently pending or, to the knowledge of IB, threatened with regard to any Taxes or Tax Return of IB or any affiliated, consolidated, combined or unitary group of which IB is a member and, to the knowledge of IB, no material issues have been raised by any Tax authority in connection with any Tax or Tax Return. No claim has ever been made by an authority in a jurisdiction where IB does not file Tax Returns that IB is or may be subject to taxation by such jurisdiction.

(b)

IB has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and, the Internal Revenue Service has not proposed any such adjustment or change in accounting method. IBS will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date or (iv) intercompany transactions or any excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(c)

Except as may be set forth in Section 4.16 of the IB Disclosure Schedule, IB has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1446, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other state, local or foreign laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper taxing authorities all amounts required. IB has under taken in good faith to appropriately classify all service providers as either employees or independent contractors for all Tax purposes.

(d)

IB has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. IB has retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g). For purposes of this Agreement, the term “Reportable Transaction” shall mean any transaction listed in Treasury Regulation Section 1.6011-4(b).

(e)

IB has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and each former Subsidiary of IB has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where IB was the common parent of such affiliated group.

(f)

IB (i) is not a party to, is bound by or has any obligation under any Tax sharing agreement or similar contract (whether or not written) or (ii) has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

(i)

IB does not have a contract, agreement, plan, or other similar type of arrangement currently in place covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code. IB is not obligated to make any “gross-up” or similar payment to any Person on account of any Tax under Section 4999 of the Code.

(j)

IB has not been the “distributing company” (within the meaning of Section 355(a)(1) of the Code) nor the “controlled corporation” (within the meaning of Section 355(a)(1) of the Code) (i) within the two-year period ending as of the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(k)

Except as set forth on Section 4.16 of the IB Disclosure Schedule, there are no liens or other encumbrances upon any asset or property of IB except liens for Taxes not yet due and payable.

(l)

IB is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities. No power of attorney currently in force has been granted by IB concerning any Tax matter.

(m)

The unpaid Taxes of IB (i) did not, as of September 30, 2006, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the September 30, 2006 balance sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of IB.

4.17

Employees.

(a)

Section 4.17(a) of the IB Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, “welfare” plan, fund or program (within the meaning of section 3(1) of ERISA); “pension” plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by IB or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), all of which together with IB would be deemed a “single employer” within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of IB or any ERISA Affiliate (the “Plans”).

(b)

IB has heretofore made available to SAB with respect to each of the Plans true and correct copies of each of the following documents, if applicable: (i) the Plan document; (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the IRS for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

(c)

Except as may be set forth in Section 4.17(c) of the IB Disclosure Schedule: each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be “qualified” within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Plan is subject to Title IV of ERISA; no Plan is a multiemployer plan within the meaning of section 4001(a)(3) of ERISA and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the Knowledge of IB, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

(d)

Except as may be set forth in Section 4.17(d) of the IB Disclosure Schedule, since December 31, 2005, IB has not (i) suffered any strike, work stoppage, slow-down, or other labor disturbance, (ii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iii) had any union organizing activities.

(e)

Section 4.17(e) of the IB Disclosure Schedule sets forth all employment contracts, plans, programs, agreements or other benefits which could be subject to Section 280G of the Code.

4.18

Intentionally Omitted.

4.19

Certain Contracts.

(a)

Except as set forth in Section 4.19(a) of the IB Disclosure Schedule, IB is not a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from SAB, IB, the Surviving Bank or any of their respective Subsidiaries to any officer, director, employee or consultant of IB, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date hereof, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $25,000 per annum, or (v) which materially restricts the conduct of any line of business by IB. Each contract, arrangement, commitment or understanding of the type described in this Section 4.19(a), whether or not set forth in Section 4.19(a) of the IB Disclosure Schedule, is referred to herein as a “IB Contract.” IB has previously delivered or made available to SAB true and correct copies of each contract, arrangement, commitment or understanding of the type described in this Section 4.20(a).

(b)

Except as set forth in Section 4.19(b) of the IB Disclosure Schedule, (i) each IB Contract is valid and binding and in full force and effect, (ii) IB has performed all obligations required to be performed by it to date under each IB Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of IB under any IB Contract, and (iv) no other party to any IB Contract is, to the Knowledge of IB, in default in any respect thereunder.

4.20

Agreements with Regulatory Agencies. Except as may be set forth in Section 4.20 of the IB Disclosure Schedule, IB is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.20 of the IB Disclosure  Schedule, a “Regulatory Agreement”), any Regulatory Agency that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has IB been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement.

4.21

Environmental Matters. Except as may be set forth in Section 4.21 of the IB Disclosure Schedule:

(a)

IB and, to the Knowledge of IB, each of the Participation Facilities and the Loan Properties, are in compliance with all Environmental Laws.

(b)

To the Knowledge of IB, there is no suit, claim, action or proceeding pending or threatened before any Governmental Entity or other forum in which IB, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by IB, any Participation Facility or any Loan Property.

(c)

To the Knowledge of IB, during the period of (x) IB’s ownership or operation of any of its current or former properties, (y) IB’s participation in the management of any Participation Facility, or (z) IB’s interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the Knowledge of IB, prior to the period of (x) IB’s ownership or operation of any of its current or former properties,  (y) IB’s  participation in the management of any Participation Facility, or (z) IB’s interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property.

4.22

Opinion. Prior to the execution of this Agreement, IB has received an opinion from Hovde Financial to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the stockholders of IB is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date hereof.

4.23

Insurance. Section 4.23 of the IB Disclosure Schedule includes a complete list of all insurance policies (other than title insurance policies or insurance policies of which IB is a beneficiary incident to the making of individual loans) held by IB. There are no outstanding unresolved claims for losses under any such insurance policies. IB has paid all amounts due and payable under any insurance policies and guaranties applicable to it and its assets and operations; all such insurance policies and guaranties are in full force and effect; and IB and all of the IB Real Estate and other material properties of IB are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practices and experience.

4.24

Approvals. As of the date hereof, IB knows of no fact or condition relating to IB that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) from being obtained.

4.25

Loan Portfolio.

(a)

Except as may be set forth in Section 4.25 of the IB Disclosure Schedule, IB is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees or interest-bearing assets) (collectively, “Loans”), other than Loans the unpaid principal balance of which does not exceed $5,000, under the terms of which the obligor was, as of December 31, 2005, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or 5% or greater stockholder of IB, or to the Knowledge of IB, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.25 of the IB Disclosure Schedule sets forth (i) all of the Loans of IB that as of December 31, 2005, were classified by any bank examiner (whether regulatory or internal) as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) each asset of IB that as of December 31, 2005,  was classified as “Other Real Estate Owned” and the book value thereof.

(b)

Each Loan in original principal amount in excess of $5,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.26

Reorganization. As of the date hereof, IB has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

4.27

State Takeover Laws and Charter Provisions. IB has taken all necessary action to exempt the transactions contemplated by this Agreement from any restrictive provision of (i) any applicable moratorium, control share, fair price, business combination, or other anti-takeover laws and regulations, or (ii) the Articles of Incorporation or Bylaws of IB.

4.28

Sole Agreement. With the exception of this Agreement, IB is not a party to any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or, except as disclosed on Section 4.28 of the IB Disclosure Schedule, any other agreement which contemplates the involvement of IB (or any of its assets) in any business combination of any kind; or any agreement, contract, commitment, understanding or arrangement obligating IB to issue or sell or authorize the sale or transfer of any shares of capital stock of IB, except IB Stock Options.

4.29

Disclosure.

(a)

The information concerning, and representations and warranties made by, IB set forth in this Agreement, or in the IB Disclosure Schedule, or in any document, statement, certificate or other writing furnished or to be furnished by or on behalf of IB to SAB pursuant hereto, including information to be included in the Form S-4 regarding IB, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

(b)

Copies of all documents heretofore or hereafter delivered or made available to SAB by or on behalf of IB pursuant hereto were or will be complete and accurate copies of such documents.

4.30

Absence of Undisclosed Liabilities. To IB’s Knowledge, IB has no obligation or liability that is material to its financial condition or operations, or that, when combined with all similar obligations or liabilities, would be material to its financial condition or operations (i) except as disclosed in the IB Financial Statements delivered to SAB prior to the date of this Agreement, or (ii) except as contemplated under this Agreement. Except as disclosed on Section 4.31 of the IB Disclosure Schedule, since the Balance Sheet Date, IB has not incurred or paid any obligation or liability which would be material to the financial condition or operations of IB, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices and Applicable Law.

4.31

Allowance for Loan Losses.

(a)

The allowance for loan losses shown on the IB Financial Statements is adequate in all material respects to provide for anticipated losses inherent in loans outstanding.

(b)

The allowance for losses in real estate owned, if any, shown on the IB Financial Statements is or will be adequate in all material respects to provide for anticipated losses inherent in real estate owned by IB and the net book value of real estate owned as shown on the most recent balance sheet included in the IB Financial Statements is the fair value of the real estate owned in accordance with Statement of Position 92-3.

4.32

Compliance with Laws.

(a)

IB is in compliance with all Applicable Laws, reporting and licensing requirements, and orders applicable to its business or employees (including, but not limited to, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Bank Secrecy Act, fair lending laws or other laws relating to discrimination, consumer disclosure and currency transaction reporting) the noncompliance, breach or violation of which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to subject IB or any of its directors or officers to civil monetary penalties; and

(b)

Except with respect to those that would not reasonably be expected to have a Material Adverse Effect on IB, IB has not received notification or communication from any Governmental Authorities, or the staff thereof (i) asserting that IB is not in compliance with any Applicable Law, (ii) threatening to revoke any Consent, license, franchise, permit, or governmental authorization, or (iii) requiring IB to enter into a cease and desist order, consent, agreement, memorandum of understanding or similar arrangement.

4.33

Material Contract Defaults. IB is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a

Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.34

Certain Regulatory Matters.

(a)

IB is a member of the Federal Home Loan Bank of Atlanta.

(b)

IB has not paid any dividends to IB or any Affiliate thereof that (i) caused the regulatory capital of IB to be less than the amount then required by Applicable Law or (ii) exceeded any other limitation on the payment of dividends imposed by Applicable Law, agreement or regulatory policy.

(c)

IB has adopted policies and procedures designed to promote overall compliance with the Bank Secrecy Act (31 U.S.C. Section 5301), the Truth-in-Lending Act (15 U.S.C. Section 1601 et seq.), the Expedited Funds Availability Act (12 U.S.C. Section 4001) and the regulations adopted under each such act and have materially complied with the reporting requirements under the Bank Secrecy Act and the regulations thereunder.

4.35

Due Authorization of Options on Grant Date, Exercise Price and Compliance with GAAP and SEC Requirements. With respect to the stock options of IB (the “Options”), (i) each grant of an Option was duly authorized no later than the date on which the grant of such Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of IB (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the applicable compensation plan or arrangement of IB and all other applicable laws, (iii) the Board or committee granting the option determined that the per share exercise price of each Option was equal to the fair market value of a Common Share on the applicable Grant Date and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of IB.

4.36

IB § 409A Compliance. Each IB plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A and IRS Notice 2005-1. No IB plan that is a “nonqualified deferred compensation plan” has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No stock option or equity unit option granted under any IB plan has any feature for the deferral of compensation that could render the grant subject to Section 409A of the Code.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF SAB

Subject to Article III, SAB hereby represents and warrants to IB as follows:

5.1

Corporate Organization.

(a)

SAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SAB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. SAB is duly registered as a bank holding company under the BHC Act.

(b)

Each Subsidiary of SAB is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary of SAB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of SB are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. SB is a Florida chartered commercial banking association duly organized, validly existing and in good standing under the laws of the State of Florida and a member of the FRB. SB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, holds properties and assets only of the types permitted by the laws of the State of Florida, the United States, the rules and regulations promulgated by the FDB and the FRB for insured depository institutions, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts of SB are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

5.2

Capitalization. The authorized capital stock of SAB consists of 40,000,000 (subject to increase to 50,000,000 upon the receipt of stockholder approval) shares of SAB Common Stock and 5,000,000 shares of preferred stock, no par value per share (“SAB Preferred Stock”). As of the date hereof, there were approximately 19,469,259 shares of SAB Common Stock and no shares of SAB Preferred Stock issued and outstanding, and warrants to purchase approximately 17,341,397 shares of SAB Common Stock. All of the issued and outstanding shares of SAB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of SAB Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

5.3

Authority; No Violation.

(a)

SAB and SB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of SAB and SB, and no other corporate proceedings on the part of SAB and SB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SAB and SB and (assuming due authorization, execution and delivery by IB ) this Agreement constitutes a valid and binding obligation of SAB and SB, enforceable against SAB and SB in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b)

Neither the execution and delivery of this Agreement by SAB, nor the consummation by SAB of the transactions contemplated hereby, nor compliance by SAB with any of the terms or provisions hereof, will (i) violate any provision of the Amended and Restated Articles of Incorporation or Bylaws of SAB, or the articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SAB or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of SAB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SAB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

5.4

Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the FRB under the Bank Merger Act, as necessary, and approval of such applications and notices, (b) the filing with the SEC and declaration of effectiveness of the S-4, (c) the filing of the Articles of Merger with the Florida Secretary of State and approval of such applications and notices, (e) the State Banking Approvals, (f) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SAB Common Stock pursuant to this Agreement, (g) approval of its stockholders, and (h) approval of the listing of the SAB Common Stock to be issued in the Merger on the  AMEX or such other securities market where SAB’s Common Stock is listed for trading, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by SAB or SB in connection with (1) the execution and delivery by SAB or SB of this Agreement and (2) the consummation by SAB or SB of the Merger and the other transactions contemplated hereby.

5.5

SEC Reports. SAB has previously made available to IB a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2005 by SAB with the SEC pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act (the “SAB Reports”) and (b) communication mailed by SAB to its stockholders since December 31, 2005.

5.6

Regulatory Reports. SAB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2005 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith. Except as disclosed in its public filings with the SEC, no Regulatory Agency has initiated any proceeding or, to the Knowledge of SAB, investigation into the business or operations of SAB or SB since December 31, 2005, and there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of SAB or SB.

5.7

Financial Statements. SAB has previously made available to IB (1) copies of the consolidated balance sheets of SAB and its Subsidiaries as of December 31 for the fiscal years 2004 and 2005 and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for the fiscal years 2003 through 2005, inclusive, as reported in SAB’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the SEC under the Exchange Act, accompanied by the audit report of Crowe Chizek & Co., independent public accountants with respect to SAB filed with the SEC under the Exchange Act (collectively, the “SAB Financial Statements”).

5.8

Broker’s Fees. SAB has engaged, and will pay a fee or commission to Keefe,  Bruyettte & Woods, Inc. in accordance with the terms of a letter agreement between Keefe,  Bruyettte & Woods, Inc. and SAB.

5.9

Absence of Certain Changes or Events. Since December 31, 2005, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on SAB.

5.10

Intentionally Omitted.

5.11

SAB Information. The information relating to SAB and its Subsidiaries to be contained in the Prospectus and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Prospectus (except for such portions thereof that relate to IB ) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate to IB ) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

5.12

Compliance with Laws.

SAB and each of its Subsidiaries is in material compliance with all Applicable Laws, reporting and licensing requirements, and orders applicable to its business or employees (including, but not limited to, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Bank Secrecy Act, fair lending laws or other laws relating to discrimination, consumer disclosure and currency transaction reporting) the noncompliance, breach or violation of which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to subject SAB or any of its Subsidiaries or any of their directors or officers to civil monetary penalties.

5.13

Ownership of IB Common Stock. Neither SAB nor any of its Affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of IB (other than Trust Account Shares).

5.14

Approvals. As of the date hereof, SAB knows of no fact or condition relating to SAB that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) from being obtained.

5.15

Reorganization. As of the date hereof, SAB has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

ARTICLE VI.
COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1

Covenants of IB. During the period from the date hereof and continuing until the termination hereof or the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of SAB, IB shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the IB Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by SAB, IB shall not:

(a)

declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

(b)

(i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares) any shares of the capital stock of IB, or any securities convertible into or exercisable for any shares of the capital stock of IB, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) except pursuant to Rights referenced on the IB Disclosure Schedule, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing (including additional Rights similar to those set forth on the IB Disclosure Schedule);

(c)

amend its Articles of Incorporation, Bylaws or other similar governing documents;

(d)

make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

(e)

enter into any new line of business, or other than in the ordinary course of business consistent with past practices, originate any new kinds of loans or originate any loans not consistent with past practice;

(f)

acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings or in the ordinary course of business consistent with past practices;

(g)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(h)

change its methods of accounting in effect at December 31, 2005, except as required by changes in GAAP or regulatory accounting principles as concurred to by IB’s independent auditors;

(i)

(1) except for (A) amending the Employment Agreement with Tim Leathers to provide for the payment of an amount equal to two times his prior 12 months’ salary upon the closing of the transactions contemplated herein and the termination of such agreement, (B) amending the Executive Continuity Agreements with Reid French and Joyce Pinder to provide for the payment of an amount equal to their prior 12 months’ salary upon the closing of the transactions contemplated herein and the termination of such agreements, (C) as required by applicable law, (D) as set forth in Section 4.17, or (E) as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between IB or one or more of its current or former directors, officers or employees or any Affiliate of any such person, or (2) except for annual salary increases and cash bonuses consistent with past practice, or as required by the terms of existing employment contracts or applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(j)

(1) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; or (2) acquire any broker deposits or increase the rates currently paid on IB’s deposit products, in an amount that exceeds the rates generally paid on similar products by other banking institutions in IB’s market area;

(k)

incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(l)

file any application to relocate or terminate the operations of any of its banking offices;

(m)

create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space, involving payments thereunder by IB in excess of $25,000 per year, to which IB is a party or by which IB or its properties is bound, other than the renewal in the ordinary course of business of any lease the term or option to renew of which expires prior to the Closing Date;

(n)

make any loans in excess of $3,500,000, including but not limited to loan purchases and IB’s portion of any loan participations;

(o)

take or cause to be taken any action which would or could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code;

(p)

make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of IB for any period ending after the Closing Date or decreasing any Tax attribute of IB existing on the Closing D;

(q)

make changes to loan loss reserves without the prior review and written approval of SAB;

(r)

issue any securities or options to purchase securities of IB, other than in connection with the exercise of outstanding stock options;

(s)

agree to do any of the foregoing.

6.2

Covenants of SAB. Except as otherwise contemplated by this Agreement or consented to in writing by IB, SAB shall not, and shall not permit any of its Subsidiaries to:

(a)

declare or pay any dividends on or make any other distributions in respect of any of its capital stock;

(b)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(c)

take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

(d)

take or cause to be taken any action which would or could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

(e)

agree to do any of the foregoing.

ARTICLE VII.
ADDITIONAL AGREEMENTS

7.1

Regulatory Matters.

(a)

SAB, with the cooperation of IB, shall promptly prepare and file with 120 days of the date hereof with the SEC the S-4. Each of IB and SAB shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and IB shall thereafter mail the Prospectus to its stockholders. SAB shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(b)

The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). IB and SAB shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to IB or SAB, as the case may be, and any of SAB’s Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(c)

SAB and IB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus, the S-4 or any other statement, filing, notice or application made by or on behalf of SAB, IB or their Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(d)

SAB and IB shall promptly furnish each other with copies of written communications received by SAB or IB, as the case may be, or any of their respective Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

7.2

Access to Information and Due Diligence Investigation.

(a)

IB will keep SAB advised of all material developments relevant to their respective businesses, and to the consummation of the Purchase Transaction, and shall provide to SAB, upon request, reasonable details of any such development. Upon reasonable notice, IB shall afford to representatives of SAB reasonable access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, and during such period, shall make available all information concerning its businesses as may be reasonably requested (and the parties shall take into account in determining the reasonableness of due diligence requests the fact that SAB is a public company which is substantially larger than IB and that SAB is issuing shares to IB stockholders as compared to selling its business). Additionally, IB shall make available to SAB all other due diligence information reasonably requested by SAB, including but not limited to (i) inspection of assets of IB as to their documentation, condition and value, (ii) access to all officers and employees of IB for purposes of SAB to ask questions concerning the business, operations and condition of IB, (iii) all regulatory compliance files, (iv) such other information as SAB may reasonably request.

(b)

All non-public information furnished to SAB or IB by the other party hereto pursuant to this Agreement (other than (i) information already in the receiving party’s possession, or (ii) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any of its directors, officers, employees, agents or advisors, or (iii) information that becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its advisors, provided that such source is not known by the receiving party after due inquiry to be bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party) shall be kept confidential, and the parties shall maintain, and shall cause each of their respective directors, officers, attorneys and advisors to maintain, the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

(c)

IB shall provide SAB with three (3) days’ advance notice of all loan committee meetings of IB and a representative or representatives of SAB shall be entitled to attend any and all such meetings as an observer subsequent to the date of this Agreement.

(d)

No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

7.3

Certain Actions.

(a)

Except with respect to this Agreement and the transactions contemplated hereby, neither IB nor any of its directors, officers, agents, Affiliates or representatives (collectively, “Representatives”) shall, directly or indirectly, initiate, solicit or encourage any inquiries with respect to or the making of any Acquisition Proposal.

(b)

IB agrees that it will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date hereof with any parties conducted heretofore with respect to any Acquisition Proposal.

(c)

IB agrees that if IB receives a written or verbal offer from a third party potential acquiror subsequent to the date of this Agreement, IB will provide SAB with notice and full disclosure of the terms of the offer of the third party no later than three (3) days subsequent to IB’s receipt of the offer.

7.4

Stockholder Meeting. IB shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. IB shall, through its Board of Directors, subject to the fiduciary duties of such board, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement.

7.5

Legal Conditions to Merger. Each of SAB and IB shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by IB or SAB in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.6

Affiliates. IB shall use its reasonable best efforts to cause each director, executive officer and other person who is an “Affiliate” (for purposes of Rule 145 under the Securities Act) of IB to deliver to SAB, as soon as practicable after the date hereof, a written agreement, in the form of Exhibit H hereto.

7.7

AMEX Listing. SAB shall use its reasonable efforts to cause the shares of SAB Common Stock to be issued in the Merger to be approved for listing on the AMEX or such other securities market as SAB’s common stock is listed for trading as of the Effective Time.

7.8

Employee Benefit Plans; Existing Agreements.

(a)

As of the Effective Time, the employees of IB shall be eligible to participate in employee benefit plans of SAB or its Subsidiaries in which similarly situated employees of SAB or its Subsidiaries participate, to the same extent that similarly situated employees of SAB or its Subsidiaries participate (it being understood that inclusion of IB’s employees in SAB’s employee benefit plans may occur at different times with respect to different plans).

(b)

With respect to each SAB Plan for which length of service is taken into account for any purpose, service with IB (or predecessor employers to the extent IB provides past service credit) shall be treated as service with SAB for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of defined benefit pension benefits); provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each SAB Plan shall waive pre-existing condition limitations to the same extent waived under the applicable IB Plan. IB’s employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the SAB Plan.

(c)

SAB shall cause the Surviving Bank to maintain, for a period of not less than 90 days after the Effective Time, ICB’s current employee severance policy, adopted by the ICB Board of Directors on April 19, 2006, for all individuals who are employees of ICB at the Effective Time.

7.9

Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by SAB or IB.

7.10

Accounting Matters. IB shall cooperate with SAB concerning (i) accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account SAB’s policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (ii) IB’s lending, investment or asset/liability management policies; provided, that any action taken pursuant to this Section 7.11 shall not be deemed to constitute or result in the breach of any representation or warranty of IB contained in this Agreement.

7.11

IB Information. The information relating to IB which is provided to SAB by IB for inclusion in the registration statement on Form S-4 (the “S-4”) in which the Prospectus will be included as a prospectus, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Prospectus (to the extent it relates to IB ) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

7.12

Disclosure. None of the information prepared by or on behalf of IB regarding any of them included or to be included in the Prospectus and any other documents to be filed with any Governmental Authority in connection with the transactions contemplated herein, will, at the respective times such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents which IB is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of Applicable Law. Without limiting the foregoing, at the time the Prospectus is mailed to IB Stockholders, the Registration Statement, with respect to all information relating to IB, (i) will comply in all material respects with the applicable provisions of the Securities Laws and (ii) will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading. At all times subsequent to such mailing up to and including the date of the stockholders meetings at which the Merger and this Agreement will be presented for approval, IB shall promptly notify SAB in the event that it becomes aware that the Registration Statement contains a statement relating to IB which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omits to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading.

7.13

Transfer Taxes. IB Stockholders shall pay all sales, use, stock transfer, stamp, recording, real property transfer and similar Taxes (“Transfer Taxes”), if any, required to be paid in connection with the receipt of the Merger Consideration. IB shall cause to be prepared any applicable Tax Returns associated with such Transfer Taxes.

7.14

Access to IB Employees; Retention of IB Employees. Beginning two months prior to the anticipated Effective Time, as agreed by IB and SAB, SAB and its representatives shall have access to all IB employees (the “Employees”) and opportunities to interview them outside of the presence of IB or any representative of IB upon reasonable advance notice and during normal business hours. Furthermore, prior to the Closing Date, SAB and its representatives shall be permitted to provide written materials to the Employees pertaining to the Merger, the business of SAB and SB and other related matters.

7.15

General Cooperation. Beginning one month prior to the anticipated Effective Time, as agreed by IB and SAB, IB agrees to cooperate, and agrees to use its best efforts to cause its affiliates, employees and representatives to cooperate in a complete, diligent and timely manner to (i) provide SAB with names and addresses of IB’s customers, clients and vendors, (ii) facilitate and arrange for SAB’s meeting with IB’s clients and vendors, (iii) provide timely assistance in banking conversion requirements under applicable laws and regulations, (iv) provide letters and notices to customers as required or recommended under applicable laws and regulations, (v) provide SAB with such compensation, service, payroll and other pertinent data as may be required for purposes of calculating or affecting distribution of benefits to which any IB employee or former employee may be entitled under any benefit plan established, maintained or contributed to by IB, and (vi) provide general cooperation and assistance in any other matters that SAB may reasonably request.

ARTICLE VIII.
CONDITIONS PRECEDENT

8.1

Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of IB Common Stock and SAB Common Stock, if required under applicable law.

(b)

Listing of Shares. The shares of SAB Common Stock which shall be issued to the stockholders of IB upon consummation of the Merger shall have been authorized for listing on the AMEX or such other market on which the shares of SAB’s common stock are listed for trading.

(c)

Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(d)

S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e)

No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger (an “Injunction”) shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

(f)

Employment Agreements for Messrs. Leathers and French and Ms. Pinder. At the Closing, SAB and each of Messrs. Leathers and French and Ms. Pinder shall have entered into an Employment Agreement, in the form attached hereto as Exhibit C, upon the terms set out in Schedule 8.1(f) attached hereto.

8.2

Conditions to Obligations of SAB. The obligation of SAB to effect the Merger is also subject to the satisfaction or waiver by SAB at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of IB set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of IB set forth in Section 4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. SAB shall have received a certificate signed on behalf of IB by the Chief Executive Officer or the Chief Financial Officer of IB to the foregoing effect.

(b)

Performance of Obligations of IB. IB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SAB shall have received a certificate signed on behalf of IB by the Chief Executive Officer or the Chief Financial Officer of IB to such effect.

(c)

Conditions Met. SAB shall have received a certificate of an executive officer of IB stating that to his Knowledge, each of the conditions set forth in this Article VIII have been met.

(d)

Non-Competition Agreements. Each of the IB Board members other than Tim Leathers shall have executed a non-competition agreement in the form of Exhibit D attached hereto.

(e)

Opinion of Counsel to IB. Shumaker, Loop & Kendrick, LLP, counsel to IB, shall have executed and delivered to SAB an opinion dated the Closing Date, in the form of Exhibit F attached hereto.

(f)

Articles of Incorporation. IB shall have delivered to SAB a copy of IB’s Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Florida.

(g)

Certificate of Good Standing. IB shall have delivered to SAB an original certificate of good standing of IB issued as of a recent date by the Secretary of State of the State of Florida.

(h)

Termination of Employment Agreements. Mr. Tim Leathers shall have delivered to SAB a letter acknowledging termination of his Employment Agreement, and Mr. Reid French and Ms. Joyce Pinder shall have delivered to SAB letters acknowledging termination of their Executive Continuity Agreements.

(i)

Release Letters. Each of the directors of IB and certain officers of IB, including Messrs. Leathers and French and Ms. Pinder shall have delivered to SAB release and waiver letters in substantially the form of Exhibit G attached hereto.

(j)

Other Documents. Such other documents as SAB may reasonably request for the purpose of (i) evidencing the accuracy of any of IB’s representations and warranties, (ii) evidencing the performance by IB of, or the compliance by IB with, any covenant or obligation required to be performed or complied with by IB, (iii) evidencing the satisfaction of any condition referred to in this Agreement, or (iv) otherwise facilitating the consummation or performance of any of the contemplated transactions described herein.

(k)

Voting Agreement. The Voting Agreement Parties have agreed (i) to vote all of their shares of IB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders at which this Agreement is considered as set forth in the Voting Agreement and (ii) to the extent permitted under applicable law, to recommend that the transaction be approved by the IB Stockholders.

(l)

Tax Periods Ending on or Before the Closing Date.  IB shall cause to be prepared all Tax Returns with respect to IB for taxable periods ending on or before the Closing Date (“Pre-Closing Tax Periods”). IB shall provide such Pre-Closing Tax Period Tax Returns to SAB at least fifteen (15) days before the Closing Date and shall accept all comments of SAB that are reasonable.

8.3

Conditions to Obligations of IB. The obligation of IB to effect the Merger is also subject to the satisfaction or waiver by IB at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of SAB set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of SAB set forth in Section 5.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. IB shall have received a certificate signed on behalf of SAB by the Chief Executive Officer or the Chief Financial Officer of SAB to the foregoing effect.

(b)

Performance of Obligations of SAB. SAB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and IB shall have received a certificate signed on behalf of SAB by the Chief Executive Officer or the Chief Financial Officer of SAB to such effect.

(c)

Approval of Exchange Agent Agreement and Letter of Transmittal. IB shall have approved, which approval shall not be unreasonably withheld, the Exchange Agent Agreement and the form of both the letter of transmittal and the instructions relating thereto prior to the Effective Time.

(d)

Conditions Met. IB shall have received a certificate of an executive officer of SAB stating that to his Knowledge, each of the conditions set forth in this Article VIII have been met.

ARTICLE IX.
TERMINATION AND AMENDMENT

9.1

Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of IB:

(a)

by mutual consent of IB and SAB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b)

by either SAB or IB upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

(c)

by either SAB or IB if the Merger shall not have been consummated on or before June 30, 2007, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d)

by either SAB or IB if the approval of the stockholders of IB or SAB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or, if such meeting is adjourned, at the reconvened meeting at which the final vote is held;

(e)

by either SAB or IB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by IB ) or Section 8.3(a) (in the case of a breach of representation or warranty by SAB);

(f)

by either SAB or IB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or

(g)

by SAB in event the Requisite Regulatory Approval contains conditions to approval which SAB reasonably believes to be onerous; or

(h)

by SAB, upon the failure of the Voting Agreement Parties to (i) vote all of their shares of IB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders at which this Agreement is considered as set forth in the Voting Agreement and (ii) the extent permitted under applicable law, to recommend that the transaction be approved by the IB Stockholders.

9.2

Effect of Termination.

(a)

In the event of termination of this Agreement by either SAB or IB as provided in Section 9.1, this Agreement shall forthwith become void except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

(b)

In the event that: (A) after the date of this Agreement and (1) prior to its termination by the parties pursuant to Section 9.1, or prior to its termination by IB pursuant to Section 9.1(b), 9.1(c), 9.1(e) or 9.1(f), or (2) within six months after its termination by SAB or IB pursuant to Section 9.1(d), an Acquisition Proposal shall have been made to IB and IB accepts such Acquisition Proposal by entering into a definitive purchase agreement with the third party, or (B) this Agreement is terminated pursuant to IB’s material breach of the Agreement, or (C) the Voting Agreement Parties fail (i) to vote all of their shares of IB common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of IB Stockholders pursuant to the Voting Agreement, and (ii) to the extent permitted under applicable law, to recommend that the transaction be approved by the IB Stockholders, then IB shall pay SAB a termination fee equal to $1,250,000 (the “Termination Fee”) by wire transfer of same-day funds no later than three (3) business days from the date of termination of the Agreement pursuant to such triggering events described in clauses (A) through (C) above.

(c)

IB acknowledges that the agreements contained in this Section 9.2 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, SAB and SB would not enter into this Agreement; accordingly, if IB fails promptly to pay the amount(s) due pursuant to this Section 9.2 and, to obtain such payment, SAB or SB commences a suit which results in a judgment against IB for the amount(s) due pursuant to this Section 9.2, IB shall pay to SAB and SB its out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on such amount(s) at the prime rate in effect on the date such payment was required to be made.

9.3

Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either IB or SAB; provided, however, that after any approval of the transactions contemplated by this Agreement by IB’s stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to IB stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4

Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X.
GENERAL PROVISIONS

10.1

Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 A.M. on the tenth business day after all conditions set forth in Article VIII have either been satisfied or waived (other than those conditions which relate to actions to be taken at the Closing) (the “Closing Date”) at SAB’s principal executive offices, unless another time, date or place is agreed to in writing by the parties hereto.

10.2

Survival of Representations, Warranties and Agreements. All of the representations and warranties shall terminate at the Effective Time. All of the covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

10.3

Expenses. Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.4

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

if to SAB, to:

Sun American Bancorp

1200 N. Federal Highway, Suite 101

Boca Raton, FL 33432

Attention:  Michael Golden

and

Sun American Bank

1200 N. Federal Highway, Suite 101

Boca Raton, FL 33432

Attention:  Michael Golden

with a copy to:

Blank Rome LLP

1200 N. Federal Highway, Suite 417

Boca Raton, FL 33432

Attention:  Bruce C. Rosetto, Esquire

(b)

if to IB, to:

Independent Community Bank

250 Tequesta Drive, Ste. 101

Tequesta, Florida 33469

Attention:  Tim Leathers

with a copy to:

Gregory C. Yadley, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

10.5

Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.6

Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.7

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to any applicable conflicts of law, except to the extent that various matters under this Agreement must be necessarily governed by the FBA or the rules and regulations of the FRB.

10.8

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.9

Publicity. Except as expressly permitted by this Agreement or otherwise required by law or the rules of the AMEX, as applicable, so long as this Agreement is in effect, neither SAB nor IB shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

10.10

Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The foregoing notwithstanding, all Employees of ICB at the Effective Time shall be third party beneficiaries of  the covenant of SAB set forth in Section 7.8(c) hereof, and shall be entitled to enforce such covenant against SAB as if each such employee were a party hereto.

10.11

Arbitration; Legal Proceedings.

(a)

Any controversy, claim, or question of interpretation in dispute between SAB and IB arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by binding arbitration in Palm Beach County, Florida by a single arbitrator under the Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any U.S. federal or state court in the State of Florida, County of Palm Beach having jurisdiction over this matter. The decision rendered by the arbitrator shall be final and binding on SAB and IB and not subject to further appeal. Such arbitration can be initiated by written notice by either party (the “Claimant”) to the other party, which notice shall identify the Claimant’s selected arbitrator. The party receiving such notice (the “Respondent”) shall have ten (10) Business Days following its receipt of such notice to agree to the arbitrator selected by the Claimant or to suggest another arbitrator and notify the Claimant of such selection. In the event the parties are unable to agree on an arbitrator within ten (10) Business Days thereafter, the American Arbitration Association shall appoint a neutral arbitrator. The arbitrator shall have the authority to award any remedy or relief that a court in Florida could order or grant, including, specific performance of any obligation created under this Agreement, the issuance of injunctive or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration award will be in writing and, if requested by the parties, specify the factual and legal basis for the award.

(b)

It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four (4) days a week until concluded with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five (5) Business Days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section 10.11 shall not be a basis for challenging the award.

(c)

The arbitrator shall instruct the non-prevailing party to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys’ fees and expenses of the prevailing party. If the arbitrator determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

(d)

Each of SAB and IB hereto hereby agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in the U.S. federal or state courts situated in Florida having jurisdiction, and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each of SAB and IB irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such person’s address for notices under this Agreement.

IN WITNESS WHEREOF, SAB, SB and IB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SUN AMERICAN BANCORP

By:	/s/ Michael Golden
Name: Michael Golden
Title: President and CEO

SUN AMERICAN BANK
By:	/s/ Michael Golden
Name: Michael Golden
Title: CEO

INDEPENDENT COMMUNITY BANK
By:	/s/ Timothy L. Leathers
Name: Timothy L. Leathers
Title: President and CEO

[signature page to Agreement and Plan of Merger]

EXHIBIT A

____________, 2006

Sun American Bancorp

1200 North Federal Highway

Suite 111

Boca Raton, FL  33432

RE:  Shareholder Voting Agreement (this “Agreement”)

Dear Ladies and Gentlemen:

The undersigned Shareholder (“Shareholder”) of Independent Community Bank, a Florida commercial bank (“IB”), in order to induce Sun American Bancorp, a Delaware corporation (“SAB”), to enter into the Agreement and Plan of Merger, of even date, by and among SAB, Sun American Bank, a subsidiary of SAB, and IB (the “Merger Agreement”), hereby represents, warrants and agrees as follows:

1.

Shareholder hereby represents and warrants that Shareholder owns of record and beneficially (as defined in Rule 13d-3 under the Exchange Act), good and valid title to all of the shares of the capital stock of IB, shown on Exhibit A attached hereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, voting trusts or agreements, or impositions, except as otherwise disclosed on Exhibit A, and such shares represent all of the shares, or rights to acquire shares, of capital stock of IB owned by Shareholder. For purposes hereof, the shares of capital stock of IB and the options to acquire shares of capital stock of IB set forth on Exhibit A attached hereto, and any such shares and options hereafter acquired by Shareholder, shall be referred to herein as the “Stock.”  It is understood and agreed that the term “Stock” shall not include any securities owned by Shareholder as a trustee or fiduciary of a trust or account of which they are not the principal beneficiary, and that this Agreement is not in any way intended to affect the exercise by the Shareholder of Shareholder’s fiduciary responsibility with respect to any such securities.

2.

Shareholder will vote, or cause to be voted, all of the Stock in person or by proxy, (a) for approval of the Merger Agreement and the transactions contemplated thereby at any meeting of the IB shareholders duly held for such purpose, and (b) against any action or proposal that is intended, or could reasonably be expected, to impede, interfere with, delay, or adversely affect the transactions contemplated by the Merger Agreement. In the event that any vote of any of the Stock does not comply with the terms of this Agreement, such vote shall be considered null and void, and the provisions of Section 3 of this Agreement shall immediately take effect.

3.

Shareholder hereby irrevocably constitutes and appoints SAB, or its designee, from and after the date hereof and until the termination of this Agreement as provided herein (at which point such constitution and appointment shall automatically be revoked) as Shareholder’s attorney, agent and proxy (such constitution and appointment, the  “Irrevocable Proxy”), with full power of substitution, to vote and otherwise act with respect to all such Shareholder’s Shares at any meeting of the shareholders of IB (whether annual or special and whether or not an adjourned or postponed meeting), however called, and in any action by written consent of the shareholders of IB, on the matters and in the manner specified in Section 2 above. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, neither SAB nor any other person listed in the immediately preceding sentence shall in any event have the right (and such proxy shall not confer the right) to vote against the Purchase Transaction. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE (UNTIL TERMINATED AS PROVIDED HEREIN) AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM A SHAREHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF THIS AGREEMENT. Shareholder hereby revokes all other proxies and powers of attorney with respect to all Shareholder’s Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of Shareholder and any obligation of Shareholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Shareholder.

4.

Shareholder will not, nor will Shareholder permit any Person under Shareholder’s “control” (as defined for purposes of Rule 144 under the Securities Act) to, deposit any of the Stock in a voting trust or subject any of the Stock to any arrangement with respect to the voting of the Stock in any manner inconsistent with this Agreement.

5.

Shareholder will not sell, transfer, pledge, give, hypothecate, assign or otherwise alienate or transfer, by proxy or otherwise (including any transfer by operation of law), the Stock or any of Shareholder’s voting rights with respect to the Stock, except as otherwise disclosed on Exhibit A.

6.

Irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and, therefore, SAB shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity to which it may be entitled.

7.

The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any lien on any of such Stock under, (i) any contract, commitment or agreement, to which Shareholder is a party or by which Shareholder is bound, (ii) the laws of the state or political subdivision applicable to shareholder (“Applicable Law”), or (iii) the organizational documents of Shareholder, if applicable.

8.

Shareholder has full power and authority to execute, deliver and perform this Agreement, to vote the Stock as required herein and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other actions on the part of Shareholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

9.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon the successors and assigns (as applicable) of the parties hereto.

10.

This Agreement will be governed by and construed in accordance with the laws of the State of Florida regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11.

Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

12.

No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.  This Agreement may not be amended except by an instrument in writing signed by Shareholder and SAB.

13.

Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement. Shareholder and SAB shall be deemed to be the sole “parties” to this Agreement.

14.

Shareholder understands and acknowledges that SAB is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

15.

It is understood and hereby agreed that this Agreement relates solely to the capacity of Shareholder as a shareholder of IB and owner of the Stock and is not in any way intended to affect the exercise of Shareholder’s responsibilities and fiduciary duties as a director or officer of IB or any of its Subsidiaries, which responsibilities and fiduciary duties take precedence over Shareholder’s position as a IB Shareholder. Notwithstanding the foregoing, Shareholder acknowledges and agrees that the exercise of Shareholder’s responsibilities and fiduciary duties as a director or officer of IB shall not, in any respect, affect or alter, or be deemed to permit Shareholder to terminate or circumvent, Shareholder’s obligation to comply with the terms of this Agreement (including, without limitation, Shareholder’s obligations under Section 2 hereof), nor, with respect to the Stock, shall the exercise of any such responsibilities and fiduciary duties by Shareholder affect any of SAB’s rights hereunder.

16.

This Agreement shall terminate on the earliest of (a) the date that the Merger Agreement is terminated in accordance with its terms, or (b) the Effective Time.

Very truly yours,

Printed Name:

ACKNOWLEDGED AND AGREED:

SUN AMERICAN BANCORP

By:
Name:
Title:

EXHIBIT C

EMPLOYMENT AGREEMENT

Employment Agreement, dated as of _________, 2007 (this “Agreement”), by and between _________, a resident of the State of Florida located at _________ (the “Executive”), and Sun American Bank, a Florida corporation (the “Company”).

R E C I T A L S :

The Company is desirous of employing the Executive, and the Executive desires to be employed by the Company, upon the terms and provisions, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Employment; Term. The Company shall employ the Executive, and the Executive shall accept employment by the Company, upon the terms and provisions, and subject to the conditions, of this Agreement. The term of the Executive’s employment hereunder shall commence on and as of the date hereof on terms and conditions reasonably satisfactory to the Executive (the “Employment Date”). The term of the Executive’s employment hereunder shall commence on the Employment Date and terminate on the first (1st) anniversary of the Employment Date (as the same may be extended by the parties by mutual agreement or terminated earlier as provided in this Agreement, the “Employment Term”).

Position and Duties.

The Company shall employ the Executive, and the Executive shall serve, as the _________. The Executive shall be responsible for the duties outlined on Schedule 1 hereof, subject to the ultimate authority of the Board of Directors of the Company. The Executive shall have such additional responsibilities or duties with respect to the Company and its subsidiaries, and their respective operations, as may be determined and assigned to the Executive by the Board of Directors of the Company.

Nothing in this Agreement shall prohibit the Executive from serving as an officer or director of any entity or business enterprise, or otherwise participating in educational, welfare, social, religious and civic organizations; provided, however, that during the Employment Term, the Executive shall not serve as a director or officer of any entity or business enterprise which engages in a business that competes directly with the Business.

Nothing in this Agreement shall prohibit the Executive from making any investments in the securities of any entity or business enterprise; provided, however, that during the Employment Term, the Executive shall not make any investments (other than “passive investments” as defined below) in the securities of any entity or business enterprise which engages in a business that competes directly with the business of the Company (the “Business”). An investment shall be considered a “passive investment” to the extent that such securities (i) are actively traded on a United States national securities exchange, the OTC Bulletin Board or on any foreign securities exchange, and (ii) represent, at the time such investment is made, less than five percent (5%) of the aggregate voting power of such entity or business enterprise.

Base Salary; Signing Bonus; Common Stock Bonus; Sale Bonus; Performance Bonus.

During the Employment Term, the Company shall pay to the Executive an annual salary of _________ dollars and no cents (US $___00,000), ( the “Base Salary”). The Base Salary shall be payable in equal bi-weekly installments during any year of the Employment Term; provided, however, that such payments shall be subject to withholding for applicable taxes and any other amounts generally withheld from compensation paid to salaried senior executives of the Company.

Following the end of each fiscal year of the Company during the Employment Term, the Executive shall receive a fiscal year end bonus as set forth in Schedule 2 hereto (the “Performance Bonus”). The Company shall pay to the Executive the Performance Bonus if the Company attains the financial performance targets for such fiscal year as set forth on the Schedule 2 hereto. The Performance Bonus, if earned, shall be paid by the Company to the Executive within thirty (30) days following the completion of the audited financial statements of the Company for the prior fiscal year.

(c)

During the Employment Period the Executive shall receive a car allowance equal to $____ per month (the “Monthly Allowance).

(d)

As soon as practical after the Employment Date, the Sun American Bancorp Compensation Committee shall have a meeting to approve an option grant to the Executive for the purchase ______ shares of the common stock of Sun American Bancorp for an exercise price equal to the fair market value as of the date the Sun American Bancorp Compensation Committee acts. All other terms and conditions of the option agreement shall be in accordance with the terms and conditions of the standard option agreement issued by Sun American Bancorp pursuant to its 2005 Stock Option Plan.

Expense Allowance; Business Expenses.

The Company shall reimburse the Executive for all necessary and reasonable expenses actually incurred or paid by the Executive during the Employment Term in connection with the performance of the Executive’s duties and obligations to the Company in accordance with this Agreement, in accordance with the Company’s policies from time to time in effect.

Benefits; Indemnification and D&O Insurance.

During the Employment Term, the Executive may (subject to applicable eligibility requirements) participate in such insurance and health and medical benefits as are generally made available to the senior executives of the Company pursuant to such plans as are from time to time maintained by the Company; provided, however, that the Company shall implement and maintain a health and medical plan as soon after the Employment Date as is reasonably practical and maintain such throughout the Employment Term. The Executive acknowledges that his participation in any benefit plan may require the Executive’s co-payment of a periodic premium as a deduction from his salary.

During each full year of the Employment Term, the Executive shall be entitled to __ weeks of vacation. The Executive shall take vacation at such time or times as the Executive desires based upon the then current business needs and activities of the Company.

Covenant Not to Solicit.

The Executive shall not, during the Employment Term and the twelve (12) month period following end of the Employment Term (the “Restriction Period”), directly or indirectly, solicit, entice, persuade, induce or cause any employee, officer, manager, director, consultant, agent or independent contractor of the Company to terminate his, her or its employment, consultancy or other engagement by the Company to become employed by or engaged by any individual, entity, corporation, partnership, association, or other organization (collectively, “Person”) other than the Company, or approach any such employee, officer, manager, director, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any of such actions by any Person.

The Executive shall not, during the Restriction Period, directly or indirectly, solicit, entice, persuade, induce or cause:

any Person who is a customer of the Company at any time during the Restriction Period; or

any lessee, vendor or supplier to, or any other Person who had or has a business relationship with, the Company at any time during the Restriction Period;

(the Persons referred to in items (i) and (ii) above, collectively, the “Prohibited Persons”) to enter into a business relationship with any other Person for the same or similar services, activities or goods that any such Prohibited Person purchased from, was engaged in with or provided to, the Company or to reduce or terminate such Prohibited Person’s business relationship with the Company; and the Executive shall not, directly or indirectly, approach any such Prohibited Person for any such purpose, or authorize or assist in the taking of any of such actions by any Person.

For purposes of this Section 6, the terms “employee”, “consultant”, “agent”, and “independent contractor” shall include any Persons with such status at any time during the one (1) month preceding any solicitation in question.

Non-Competition.

 Except as otherwise provided in this Agreement, during the Employment Term and during the Restriction Period, the Executive shall not, anywhere within Palm Beach County, Martin County, Broward County and Miami Dade County (collectively the “Restricted Territory”), directly or indirectly, alone or in association with any other Person, directly or indirectly, (i) acquire, or own in any manner, any interest in any Person that engages in the Business or that engages in any business, activity or enterprise that competes with any aspect of the Business, or (ii) be interested in (whether as an owner, director, officer, partner, member, lender, shareholder, vendor, consultant, employee, advisor, agent, independent contractor or otherwise), or otherwise participate in the management or operation of, any Person that engages in any business, activity or enterprise that competes with any aspect of the Business.

Protection of Confidential Information.

The Executive acknowledges that prior to the date hereof the Executive has had access to, and during the course of the Executive’s employment hereunder will have access to, significant Confidential Information (as hereinafter defined). During the Restriction Period, (i) the Executive shall maintain all Confidential Information in strict confidence and shall not disclose any Confidential Information to any other Person, except as necessary in connection with the performance of the Executive’s duties and obligations under this Agreement, and (ii) the Executive shall not use any Confidential Information for any purpose whatsoever except in connection with the performance of the Executive’s duties and obligations under this Agreement.

“Confidential Information” shall mean any and all information pertaining to the Company and the Business, whether such information is in written form or communicated orally, visually or otherwise, that is proprietary, non-public or relates to any trade secret, including, but not limited to, customer data, branch data, sales and marketing information, business and marketing strategies, loan data, loan and deposit account information, files, loan products, deposit account products, business secrets and business techniques. Notwithstanding the foregoing, “Confidential Information” shall not include information that (i) is or becomes generally available to, or known by, the public through no fault of the Executive, or (ii) is independently acquired or developed by the Executive outside the scope of is employment.

Certain Additional Agreements.

The Executive agrees that it is a legitimate interest of the Company and reasonable and necessary for the protection of the goodwill and business of the Company, which are valuable to the Company, that the Executive make the covenants contained in Section 6, Section 7 and Section 8 of this Agreement.

The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of Section 6, Section 7 and Section 8 of this Agreement are fair and reasonable and are reasonably required to protect and maintain the proprietary and other legitimate business interests of the Company, as well as the goodwill associated with the Business conducted by the Company, (ii) the Business conducted by the Company extends throughout the Restricted Territory, and (iii) the time, scope, geographic area and other provisions of Section 6, Section 7 and Section 8 of this Agreement have been specifically negotiated by sophisticated commercial parties represented by experienced legal counsel.

In the event that any covenant contained in this Agreement, including, without limitation, any covenant contained in Section 6, Section 7, or Section 8 of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, (i) such covenant shall be interpreted to extend over the maximum period of time for which it may be legal, valid and enforceable, as applicable, and/or over the maximum geographical area as to which it may be legal, valid and enforceable, as applicable, and/or to the maximum extent in all other respects as to which it may be legal, valid and enforceable, as applicable, all as determined by such court making such determination, and (ii) in its reduced form, such covenant shall then be legal, valid and enforceable, as applicable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. It is the intention of the parties that such covenants shall be enforceable to the maximum extent permitted by applicable law.

Specific Performance. The Executive acknowledges that any breach or threatened breach of the covenants contained in Section 6, Section 7, Section 8 and Section 9 of this Agreement will cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach or threatened breach will be inadequate. Accordingly, the Executive agrees that the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages as either of them can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach of any of Section 6, Section 7, Section 8 and Section 9 of this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or irreparable harm.

Termination.

In the event of the termination of the Executive during the Employment Term for any reason, except as set forth in Section 11(b), the Executive’s employment hereunder shall automatically terminate as of the date of termination; provided, however, that the Executive or his estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Executive or his estate or legal representative, as the case may be, (i) the Base Salary owing to the Executive hereunder through the date of termination and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof, through the date of termination. The Executive or his estate or legal representative, as the case may be, shall be entitled to no further payment upon such termination.

(b)

In the event of the termination of the Executive during the Employment Term (i)  by the Company without Cause (as defined below) or (ii) by the Executive for Good Reason (as defined below) , the Executive’s employment hereunder shall automatically terminate as of the date of termination; provided, however, that the Executive or his estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Executive or his estate or legal representative, as the case may be, (i) the Base Salary owing to the Executive hereunder through the date of termination; (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof, through the date of termination; and (iii) severance equal to the remaining Base Salary that would have otherwise been due the Executive through the end of the Employment Term had there been no early termination. The Executive or his estate or legal representative, as the case may be, shall be entitled to no further payment upon such termination.

For purposes of this Agreement, “Cause” shall mean that Executive shall have committed:

(i)

an intentional act of fraud, embezzlement or theft in connection with his duties with, or in the course of his employment with, the Company, or been convicted of a felony or other crime involving moral turpitude;

(ii)

intentional wrongful damage to or misappropriation of property of the Company;

(iii)

an intentional or grossly negligent refusal or failure to perform Executive’s duties, or to carry out the reasonable directions of the Company’s Chief Executive Officer (other than on account of illness or other physical or mental disability), which refusal or failure is not remedied within the 10 calendar days after receipt by the Executive of written notice from the Company thereof; or

(iv)

a material breach of any of the provisions of this Agreement applicable to Executive, which breach is not remedied within the 10 calendar days after receipt by the Executive of written notice from the Company of such breach;

and in any case any such act or failure to act shall be determined by the Chief Executive Officer of the Company to have been materially harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed “intentional” unless done, or omitted to be done, by the Executive not in good faith and without a reasonable belief that his action or omission was in the best interests of the Company, as determined by the Board of Directors of the Company in its sole but reasonable discretion.

For purposes of this Agreement, “Good Reason” shall mean any of the following events:

(i)

a significant and material adverse change in the nature or scope of Employee’s duties and responsibilities or other working conditions with Employer,

(ii)

a failure by the Employer to make timely payment to the Employee of any amounts to which he is entitled hereunder or to otherwise provide Employee with any of the benefits to which he is entitled hereunder on the terms provided herein or any other breach of the covenants contained herein, any of which is not remedied within 10 calendar days after receipt by the Employer of written notice from the Employee of Employee’s objection to such change, failure, reduction or breach, as the case may be;

(iii)

an ordered relocation of Executive to an area more than fifty (50) miles from the place where the Executive’s office is situated on the date hereof without Executive’s prior written consent (which consent may be withheld for any reason); or

(iv)

the liquidation, dissolution, merger, consolidation or reorganization of Employer or transfer of a significant amount of the business and/or assets of the Employer to another party, unless the successor or successors (by liquidation, dissolution, merger, consolidation, reorganization or otherwise) or other transferee or transferees to which all or substantially all of such business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Employer to Employee hereunder by an instrument in writing reasonably satisfactory in form and in substance to the Employee.

Miscellaneous.

Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows:  (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12(a)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company, to:

Sun American Bank.

Attn: Robert Nichols

1200 N. Federal Highway.

Suite 111

Boca Raton, FL 33432

with a copy to:

Blank, Rome, LLP

Attn: Bruce C. Rosetto, Esq.

1200 Federal Highway

Suite 417

Boca Raton, Florida 33432

If to the Executive, to:

or to such other address as any party may specify by notice given to the other party in accordance with this Section 12(a).

Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

Waiver. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 12(a). No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction.

Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of Florida located in Palm Beach County and the federal district court for the Southern District of Florida located in Palm Beach County with respect to any suit, action or proceeding arising out of or relating to this Agreement, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 13(a) hereof. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

Binding Effect, No Assignment, etc. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, estate, successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, and any attempt to do so shall be void and of no force and effect, except (i) assignments and transfers by operation of law and (ii) that the Company may assign any or all of its respective rights, interests and obligations hereunder to any purchaser of a majority of the issued and outstanding capital stock of the Company or a substantial part of the assets of the Company.

Third Parties. Nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto (or persons set forth in Section 14), any rights, privileges or remedies under or by reason of this Agreement.

Headings. The section headings contained in this Agreement  are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SUN AMERICAN BANK

By:	/s/
Name:
Title:

EXECUTIVE

EXHIBIT D

NON-COMPETITION AGREEMENT

AGREEMENT (this “Agreement”) dated and effective as of [_________], 2006, among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association (“SB”) and a wholly-owned subsidiary of SAB and _________ (“_________”) located at _________.

Reference is made to the Agreement and Plan of Merger, dated as of _________  [___], 2006 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Merger Agreement”), by and among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association (“SB”) and a wholly-owned subsidiary of SAB (collectively, the “Purchaser or the Corporation”), Independent Community Bank, a Florida commercial banking association (the “Seller”) and _________. _________ is a [officer /director/employee] of the Seller and possesses unique knowledge and expertise with respect to the business of the Seller and the industry in which the business has been operated. In order for the Purchaser to avail itself of the full benefits and advantages of its merger and plan of reorganization with the Seller, the Purchaser desires to assure itself that _________ does not engage in competition with the Corporation. The execution and delivery of this Agreement by the Corporation and _________ is a condition to the consummation of, and an integral part of, the transactions contemplated by the Merger Agreement.

In consideration of the mutual promises contained in the Merger Agreement and the significant indirect benefits which thereby are anticipated to accrue to _________ (whether as a shareholder or director of the Seller or otherwise), and to prevent the Purchaser from being economically harmed by a loss of the goodwill associated with the business of the Corporation, _________ has agreed not to compete with the Corporation under the conditions set forth in this Agreement.

ACCORDINGLY, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.

Certain Defined Terms.

Unless otherwise defined herein or the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

(a)

“Affiliate” of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the indicated Person.

(b)

“Business” shall have the meaning assigned to it in Section 2(a).

(c)

“business day” shall mean a calendar day other than Saturday, Sunday or other day on which banking institutions in New York, New York are not required to be open.

(d)

“Confidential Information” shall have the meaning assigned to it in Section 3(b).

(e)

“Non-Compete Period” shall have the meaning assigned to it in Section 2(a).

(f)

“Designated Counties” shall have the meaning assigned to it in Section 2(b).

(g)

“Persons” shall mean all natural persons, corporations, business trusts, associations, limited liability companies, companies, partnerships, joint ventures, governmental entities and any other entities.

(h)

“Merger Agreement” shall have the meaning assigned to it in the recitals to this Agreement.

(i)

“Related Person” shall mean, with respect to any Person, (a) each Person who serves as a director or officer of such Person (or in a similar capacity), and (b) each Affiliate of each Person referred to in the foregoing clause (a).

(j)

“Restricted Area” shall have the meaning assigned to it in Section 2(b).

(k)

“Subsidiaries” shall mean any subsidiaries of the Corporation, whether or not wholly owned.

Section 2.

Non-Competition, Non-Solicitation and No-Hire.

(a)

_________ covenants and agrees that, for a period of two (2) years following the date hereof (the “Non-Compete Period”), _________ shall not, without the prior written consent of the Corporation, directly or indirectly, (i) do anything to cause or encourage any officer, director, employee or agent of the Corporation or any Subsidiary thereof to terminate his or her employment with the Corporation or such Subsidiary, as the case may be, for the purpose of competing with the Corporation or any of its Subsidiaries, or for the purpose of damaging the Corporation or any of its Subsidiaries in any way, (ii) contact or otherwise act in concert with any other Person, for purposes of (x) competing within the Restricted Area, directly or indirectly, with the business of the Corporation and its Subsidiaries as engaged in or with respect to which the Corporation and its Subsidiaries have incurred significant expense, on the date hereof (collectively, the “Business”) or (y) damaging in any way the Corporation or any of its Subsidiaries, or (iii) engage in, have an interest in, or provide advice or assistance to any business in the Restricted Area which competes with the Business.

(b)

The covenants contained in this Section 2 shall be construed as a series of separate covenants, one for each of the Counties of Broward, Palm Beach, Martin and Miami-Dade (collectively, the “Designated Counties”), (together the Designated Counties comprising, the “Restricted Area”).

(c)

_________ covenants and agrees that, during the Non-Compete Period, _________ shall not, without the prior written consent of the Corporation, directly or indirectly (whether in concert with any other Person or otherwise) for any purpose, (i) solicit for employment any employee of the Corporation or any Subsidiary thereof or (ii) employ, or retain as a consultant or independent contractor, any such employee, in each case whether (x) during such employee’s employment by the Corporation or any Subsidiary thereof or (y) after such employment.

(d)

_________ understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Corporation or any of its Subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits (whether as a shareholder or director of the Seller or otherwise) and pursuant to other agreements to which he and the Seller are parties, to clearly justify such restrictions, which in any event he does not believe (given his education, skills and ability) would prevent him from otherwise earning a living.

Section 3.

Confidentiality.

(a)

_________ will not disclose or use at any time, either during the Non-Compete Period or thereafter, any Confidential Information of which _________ is or becomes aware, whether or not such information was developed by him.

(b)

As used in this Agreement, the term “Confidential Information” means information that is not generally known or available to the public and that was used, developed or obtained by _________ in connection with the Business and for use by the Business, including but not limited to (i) information, observations and data obtained by _________ while employed by the Seller concerning the Business, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer and client lists, (xiii) other copyrightable works, (xiv) marketing plans and trade secrets, and (xv) all similar and related information in whatever form.

(c)

Notwithstanding the provisions of this Agreement to the contrary, _________ shall not be subject to the limitations set forth in Section 3(a) with respect to any of the following activities by _________:

(i)

_________’s disclosure or use of Confidential Information, if such Confidential Information is now or hereafter becomes generally known or available to the public other than as the result of a breach of this Section 3 by; _________

(ii)

_________’s disclosure or use of Confidential Information, if such Confidential Information is received after the date of this Agreement from a third party that is not under an obligation of confidentiality to the Corporation or its Subsidiaries; or

(iii)

_________’s disclosure of Confidential Information, if such Confidential Information is required to be disclosed by law, court order, or similar compulsion or in connection with any legal proceeding, provided that such disclosure shall be limited to the extent so required and, to the extent reasonably practicable and except to the extent prohibited by law, _________ shall give the Corporation notice of his intent to so disclose such Confidential Information and shall reasonably cooperate with the Corporation in seeking suitable confidentiality protections.

Section 4.

Representations and Warranties. _________ hereby represents and warrants to the Corporation that (i) the execution, delivery and performance of this Agreement by _________ does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which he is a party or any judgment, order or decree to which he is subject, (ii) _________ is not a party to or bound by any non-competition agreement, non-solicitation agreement, no-hire agreement, confidentiality agreement or similar agreement with any other Person that contains any restrictions or limitations on his ability to execute, deliver and perform this Agreement and (iii) upon the execution and delivery of this Agreement by the Corporation, this Agreement will be a valid and binding obligation of _________.

Section 5.

Enforcement.

(a)

The Corporation and _________ shall each have and retain all rights and remedies existing in its or his favor at law or equity, including, without limitation, all actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement.

(b)

Because the relationship between the Corporation, its Subsidiaries and _________ is unique and because _________ has had access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach by _________ of this Agreement, the Corporation shall have the right, in addition to all other rights and remedies it may have, (a) to apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Agreement (without posting a bond or other security); (b) to apply for an order requiring _________ to account for and pay over to the Corporation all compensation, profits, moneys, accruals, increments or other benefits derived or received as a direct result of any transactions constituting a breach of the covenants contained herein; and (c) _________specifically agrees that the Corporation shall be granted upon its unilateral application a temporary restraining order and an “injunction pendant lite” since the harm which would otherwise occur from the continuing violation would be irreparable. Nothing contained in this Agreement shall be construed as prohibiting the Corporation from or limiting the Corporation in pursuing any other remedies available for any breach or threatened breach of this Agreement.

(c)

The prevailing party shall recover all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with any action to enforce this Agreement.

Section 6.

General Provisions.

(a)

Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Without limiting the generality of the preceding sentence, if at the time of enforcement of Section 2 of this Agreement, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope and geographical area that are reasonable under such circumstances shall be substituted for the stated period, scope and area, respectively.

(b)

Entire Agreement. This Agreement contains all of the agreements between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(c)

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of _________, the Corporation and their respective successors, assigns, representatives, heirs and estates; provided, that the rights and obligations of _________ under this Agreement shall not be assigned without the prior written consent of the Corporation.

(d)

GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN PALM BEACH COUNTY, STATE OF FLORIDA, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREIN, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPLICABLE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION SHALL BE HEARD AND DETERMINED IN SAID COURTS. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION IN THE MANNER PROVIDED IN SECTION 6(M) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(e)

WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH TRANSACTIONS LIKE THIS AGREEMENT ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(f)

Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Corporation and _________, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(g)

Schedules, Headings, etc. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement. _________ confirms and agrees that the statements relating to him contained in the preamble to this Agreement are true and correct and that this Agreement is a material inducement to the Purchaser to proceed with and consummate, and is an integral part of, the transactions contemplated by the Merger Agreement.

(h)

Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Purchaser, the Corporation, its Subsidiaries and _________, and each of their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be. It is the intention of the parties hereto that this Agreement be relied upon by the Purchaser, the Corporation and its Subsidiaries and be enforced by each such Person against _________ as if such Person is a party hereto.

(i)

Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

(j)

Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a business day, the time period for taking action shall be automatically extended to the next business day.

(k)

Survival of Representations and Warranties. All representations and warranties contained herein shall survive in perpetuity the consummation of the transactions contemplated hereby.

(l)

Construction.

(i)

For purposes of this Agreement, whenever the context requires: (A) the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; (B) the feminine gender shall include the masculine and neuter genders; and (C) the neuter gender shall include the masculine and feminine genders.

(ii)

Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(m)

All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally (including by overnight express or messenger), upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, or (iii) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the addresses set forth in the Preamble to this Agreement.

*     *     *     *

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Non-Competition, Non-Solicitation and No-Hire Agreement as of the date first written above.

SUN AMERICAN BANCORP

By:	/s/
Name:
Title:

SUN AMERICAN BANK

By:	/s/
Name:
Title:

EMPLOYEE

EXHIBIT E

[________], 2006

Sun American Bancorp

1200 North Federal Highway

Suite 111

Boca Raton, FL 33432

Gentlemen and Ladies:

This letter is being furnished in accordance with the Agreement and Plan of Merger dated _________, 2006 (the “Purchase Agreement”), among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association (“SB”) and a wholly-owned subsidiary of SAB (“SB”) and Independent Community Bank, a Florida commercial banking association (“IB”), pursuant to which (i) SB will acquire IB through a merger transaction (the “Merger”), and (ii) the shareholders of IB will receive shares of SAB Common Stock in accordance with the Purchase Agreement. The shares of SAB Common Stock that I receive, directly or indirectly, pursuant to the Merger are referred to herein as the “New Shares.”  Capitalized terms used in this letter have the meaning ascribed to them in the Purchase Agreement unless otherwise stated herein.

Intending to be legally bound, in consideration of the foregoing and the mutual agreements contained in the Purchase Agreement, I hereby represent, warrant, covenant and agree as follows:

1.

I own beneficially or of record, in the capacities indicated, the number of shares of IB’s capital stock set forth on Appendix A attached hereto (the “Existing Shares”). Any shares of IB’s capital stock that I acquire, directly or indirectly, after the date hereof shall be deemed Existing Shares for the purposes of this Agreement.

2.

I understand that I may be deemed an “affiliate” of IB as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”). I agree that I shall not effect any sale, transfer or other disposition of New Shares unless:

(a)

such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

(b)

such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker’s letter and a representation letter executed by me (satisfactory in form and content to SAB) stating that such requirements have been met;

(c)

counsel reasonably satisfactory to SAB shall have advised SAB in a written opinion letter (satisfactory in form and content to SAB), upon which SAB may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act; or

(d)

an authorized representative of the SEC shall have rendered written advice to me to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to SAB.

3.

I acknowledge and agree that (a) stop transfer instructions will be given to SAB’s transfer agent with respect to the New Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE OR AS OTHERWISE PROVIDED IN A LETTER AGREEMENT DATED AS

OF [________], 2006, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER.”

4.

This Agreement shall be binding on me, my heirs and my personal representatives and shall be enforceable by SAB and its respective successors and assigns. This Agreement may not be amended, supplemented, or waived or terminated except by a written instrument executed by me and SAB. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

5.

I hereby irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts in the State of Florida and irrevocably consent to service of process by first class mail, return receipt requested, postage pre-paid, to my address set forth below. The prevailing party in any action shall be entitled to recover reasonable legal fees and costs from the other party.

6.

I have carefully read this letter, the Purchase Agreement, and, to the extent I felt necessary, discussed with my counsel or counsel for IB the requirements of this letter and its impact upon my ability to acquire or dispose of the New Shares.

Very truly yours,

(Signature)

Print name

Street Address

City, State and Zip Code

APPENDIX D

September 20, 2006

The Board of Directors

Sun American Bancorp

1200 N. Federal Highway, Suite 111-A

Boca Raton, FL  33432

Dear Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Sun American Bancorp (the “Company”), a Delaware corporation, of the consideration offered in the proposed acquisition by Sun American Bank, a Florida commercial banking association and subsidiary of the Company (the “Bank”), of substantially all the assets, and assumption of substantially all the liabilities, of Beach Bank, a Florida chartered commercial bank (“Beach Bank”) (the “Acquisition Transaction”), pursuant to the Asset Acquisition and Assumption Agreement by and among the Company, the Bank and Beach Bank, dated as of May 17, 2006 (the “Agreement”). Pursuant to the terms of the Agreement, the Company will issue and deliver that number of shares of its common stock, par value $0.01 per share, equal to 2.35 times Beach Bank’s Book Value (as defined in the Agreement) at closing, divided by $5.00 per share, subject to certain adjustments set forth in the Agreement (the “Acquisition Transaction Consideration”).

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, competitive bidding processes, and valuations for various other purposes. As specialists in the securities of financial services companies, we have experience in, and knowledge of, the valuation of these enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, the Company, the Bank and Beach Bank, and as an active trader of securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of the Company for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion, we have disclosed it to you. We have acted exclusively for you, the Board of Directors of the Company, in rendering this fairness opinion, and this opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Acquisition Transaction. We will receive a fee from the Company for our services.

In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of the Company, the Bank and Beach Bank and the Acquisition Transaction.

In the course of our engagement as financial advisor we have, among other things:

i.

reviewed the Agreement;

ii.

reviewed certain historical financial and other information concerning Beach Bank;

iii.

reviewed certain historical financial and other information concerning the Company and the Bank;

iv.

held discussions with members of senior management of the Company, the Bank and Beach Bank regarding past and current business operations, regulatory matters, financial condition and future prospects;

v.

reviewed and studied the historical stock prices and trading volumes of the Company’s common stock;

vi.

analyzed certain publicly available financial information and valuation multiples of other financial institutions deemed comparable or otherwise relevant, and compared Beach Bank and the Company to those institutions;

vii.

compared the financial terms of the Acquisition Transaction with the financial terms of certain other transactions deemed comparable or otherwise relevant; and

viii.

performed other studies and analyses that we considered appropriate.

D-1

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to KBW or that was publicly available. KBW did not attempt or assume any responsibility to verify such information independently. KBW relied upon the respective managements of the Company and the Bank as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW. KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for Beach Bank and the Bank are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any properties of Beach Bank, the Company or the Bank, or examine or review any individual credit files.

In connection with rendering our opinion, we have also assumed that there has been no change material to our analysis in the Company’s, the Bank’s or Beach Bank’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have also assumed in all respects material to our analysis that the Company, the Bank and Beach Bank will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the Agreement will perform all of the covenants required to be performed by such party under the Agreement, that the conditions precedent in the Agreement are not waived and that the Acquisition Transaction will qualify as a tax-free reorganization for federal income tax purposes. We have also assumed that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Acquisition Transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the Company or the Bank or the contemplated benefits of the Acquisition Transaction, including the cost savings and related expenses expected to result from the Acquisition Transaction.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of the Company, the Bank and Beach Bank; (ii) the assets and liabilities of the Company, the Bank and Beach Bank; and (iii) the nature and terms of certain other merger or acquisition transactions involving financial institutions. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the financial services industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Acquisition Transaction Consideration is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.
Keefe, Bruyette & Woods, Inc.

D-2

APPENDIX E

LIQUIDATING TRUST AGREEMENT

THIS LIQUIDATING TRUST AGREEMENT (the “Liquidating Trust Agreement” or “Trust”) is made in Miami, Florida, effective as of November __, 2006, by and between Beach Bank, a Florida commercial banking association (the “Company”), and Michael Kosnitzky, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the shareholders of the Company desire for the Company to transfer and assign to Sun American Bancorp, a Delaware business corporation (“SAB”), and Sun American Bank, a Florida commercial banking association and wholly-owned subsidiary of SAB (“SB”) substantially all of the Company’s assets and for SAB and SB to assume certain obligations all as more fully described and subject to the terms and conditions contained in that certain Asset Acquisition and Assumption Agreement by and among SAB, SB, and the Company dated May 17, 2006 (the “APA”);

WHEREAS, as of November __, 2006, the shareholders of the Company adopted a Plan of Liquidation (the “Plan”) providing for the complete liquidation of the Company’s assets;

WHEREAS, on the date that the shareholders adopted the Plan, the shareholders also adopted a resolution authorizing the Company to transfer any assets which the Company owns following the consummation of the transactions contemplated in the APA and pursuant to the Plan of Reorganization by and among the Company, SAB and SB dated as of November __, 2006 (the “Plan of Reorg”) to a liquidating trust for the purpose of holding and distributing, on behalf of such shareholders, any remaining assets of the Company after the Closing in connection with the APA, including the SAB Shares received in connection with the Closing;

WHEREAS, the Plan contemplates establishment of a trust for the purpose of liquidating the assets transferred to the Trust, holding funds to provide for Regulatory Claims of the Company, and to act as successor-in-interest of the Company in connection with the assertion of claims, defenses, rights and obligations relating the Company or its directors, but not for the purpose of continuing or engaging in the conduct of a trade or business (except to the extent that the hiring of employees or other activities are necessary to finalize the existing business of the Company and properly wind down such business), and it is anticipated that the potential Regulatory Claims and the assertion of claims, defenses, rights and obligations referred to above may take several years to be resolved and concluded; and

WHEREAS, pursuant to such resolution the Company hereby establishes a liquidating trust under the terms and conditions of this Liquidating Trust Agreement, for the sole benefit of its shareholders,

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1

In General. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the APA.

1.2

Additional Definitions. The following terms shall have the indicated definitions.

“Affiliate” shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified or any family member of such Person.

“Claims” shall mean all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or un-liquidated.

“Covered Person” shall mean (i) the Trustee, the Shareholder Representative and the former members of the board of directors of Beach Bank (but in the case of a former director, only to the extent of his/her actions or inactions in his/her capacity as a director of Beach Bank), (ii) each of the respective Affiliates of each Person identified in clause (i) of this definition, (iii) each Person who is as of the date hereof or at any time becomes a shareholder, officer, director, employee, partner, member, manager, consultant or agent of any of the Persons identified in clause (i) or clause (ii) of this definition.

“Disabling Conduct” shall mean, with respect to any Person, fraud, willful misfeasance, Gross Negligence or reckless disregard of such Person’s duties in the conduct of such Person’s office.

“Gross Negligence” shall mean “gross negligence” as interpreted in accordance with the laws of the State of Delaware.

“Person” shall mean any individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

ARTICLE II
NATURE OF TRANSFER

2.1

Creation and Acceptance of Trust; Beneficiaries. The Company hereby transfers to the Trustee all of the assets listed on Schedule A, the income therefrom and the proceeds thereof (all of which property, as the same shall from time to time be constituted, being herein called the “Trust Assets”), in trust, for the account and benefit of, the shareholders of the Company, whose names are set forth on Schedule B attached hereto (the “Beneficiaries”), in accordance with their respective beneficial interests as listed immediately to the right of each Beneficiaries’ name in Schedule B (the “Beneficial Interests”), to be held and disposed of for the uses and purposes and upon the terms and conditions herein set forth. The identity and respective Beneficial Interests of the Beneficiaries shall be determined by the Trustee in accordance with a certified copy of the Company’s holders of Stock and Options as of the date of Closing under the APA (the “Record Date”), at which time the Trustee shall prepare and attach Schedule B to this Trust. The proper officers of the Company shall deliver a certified copy of its shareholder list as of the Record Date within a reasonable period after the Record Date. Such shareholder list shall be in form and substance similar to that laid out in Schedule C hereto. The Trustee shall be entitled to rely on the information contained in the shareholder list, including the identity, number of shares, and the addresses of the shareholders listed therein.

The Trustee hereby accepts and agrees to hold and dispose of the Trust Assets as herein provided. The Trustee may accept additional contributions to the Trust Assets made by or on behalf of the Beneficiaries and agrees to hold such subsequent contributions subject to the terms and conditions set forth herein, it being understood that such subsequent contribution shall also be Trust Assets. The Trust Assets shall be held by the Trustee for the benefit of the Beneficiaries, for the purposes of making distributions to the Beneficiaries pursuant to the Plan, pursuing claims on behalf of the Company, the Liquidating Trust and/or its Beneficiaries, defending claims against the Company, the Liquidating Trust and/or the Company’s Directors, and properly disposing of the Trust Assets. Nothing contained herein, or in any certificates issued by the Trustee hereunder, shall be construed so as to constitute the Beneficiaries, or their successors in interest, as members of an association. There exists no objective to continue or to engage in the conduct of any trade or business it being expressly understood that the Company and/or Trust may hire employees and engage in other limited activities as required to properly wind down the existing business of the Company.

2.2

Effect of Creation of Trust. As of the effective date of this Liquidating Trust Agreement, the Beneficiaries are deemed (a) to have received the Trust Assets from the Company, in cancellation of their shares of stock in the Company, and (b) to have immediately assigned the Trust Assets to the Trustee, to be held in trust by the Trustee as herein provided.

ARTICLE III
BENEFICIARIES

3.1

Beneficial Interests. The Beneficial Interests of the Beneficiaries shall be as set forth to the right of each Beneficiaries’ name on Schedule B hereto. The Trustee shall be entitled to rely on the information contained in such Schedule B, including the identity, Beneficial Interest, and the addresses of the Beneficiaries listed therein. For ease of administration, the Trustee may, if he so elects, express the Beneficial Interest of each Beneficiary in terms of units.

3.2

Cancellation of Stock Certificates in Exchange for Trust Certificate; Options. Each shareholder shall as soon as practicable surrender their stock certificates to the Company for cancellation. The Trustee, upon receipt of the Trust Assets, may issue and deliver to each Beneficiary a certificate in substantially the following form in exchange for such stock certificates surrendered by each shareholder:

This is to certify that the property defined as the “Trust Assets” in a trust agreement effective as of November __, 2006 (the “Liquidating Trust Agreement”) has been assigned to the undersigned as Trustee, pursuant to the Liquidating Trust Agreement.

This certificate evidences the holder’s interest in the “Trust Assets”, as defined and more fully described in the Liquidating Trust Agreement.

This certificate is issued pursuant to, and the rights of the holder hereof are subject to and limited by, the terms of the Liquidating Trust Agreement.

This certificate shall not be transferable or negotiable, and the certificate and rights which the holder has hereunder may not be encumbered or disposed of in any manner whatsoever, without the prior consent of the Trustee.

This certificate is not valid unless signed by the Trustee.

All options shall be exercised and converted into additional shares of the Company after the Closing and surrender of the bank charter but prior to the liquidation under this Liquidating Trust Agreement. Accordingly, such shares of the Company issued in connection with the exercise of options, shall be entitled to be exchanged for a Beneficial Interest under this Liquidating Trust Agreement to the same extent as other shares of the Company.

3.3

Death of Beneficiary. The death or incapacity of the holder of a certificate issued by the Trustee hereunder shall not cause the termination of this Liquidating Trust Agreement nor entitle the legal representatives of such deceased or incapacitated holder to claim an accounting or to take any action or proceedings in court for the distribution of the Trust Assets or for a partition thereof, nor otherwise affect the rights and obligations of any certificate holder; but the legal representatives of any deceased or incapacitated certificate holder shall succeed to the interest of such certificate holder.

3.4

No Transfer of Interests of Beneficiary. The Beneficial Interest of a Beneficiary may not be transferred either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary, nor shall a Beneficiary have authority to sell, assign, transfer, encumber, or in any other manner anticipate or dispose of her or her Beneficial Interest in the Trust; provided however, that the interest of a Beneficiary shall be assignable or transferable by will, intestate succession or operation of law.

ARTICLE IV
ADMINISTRATION OF TRUST ESTATE

4.1

Payment of Debts, Liabilities and Expenses. The Liquidating Trust and each Beneficiary authorizes and instructs the Trustee to pay from the Trust Assets all claims, expenses, charges, debts, liabilities and obligations of the Trust and the shareholders. Without limiting the generality of the foregoing, the Liquidating Trust shall at the Closing in connection with the APA or as soon as practical thereafter, pay the following debts, liabilities and obligations prior to any distribution to the Beneficiaries:

(a)

Legal fees, accounting fees, arbitrator fees, consulting fees, and other fees payable to third parties in connection with the transactions contemplated by the APA and Plan of Reorg or any claims or actions resulting from the transactions contemplated in the APA, including the legal fees payable to Holland & Knight LLP;

(b)

Severance payments and consulting fees as set forth on Schedule D, and other payments to such key or non-key employees identified by management of the Company that are employees of the Company through the date of Closing and any other similar payments deemed advisable by the Trustee;

(c)

Premium Payment for purchase of “tail” or other insurance policies (the “D&O Tail”) with respect to directors’, officers’ and fiduciaries’ liability insurance covering matters existing or occurring at or prior to the effective date of the liquidation of the Company (including the transactions contemplated by this Agreement, the APA, and the Plan of Reorg) in an amount and scope at least as favorable as the coverage applicable to directors, officers and fiduciaries of the Company as of the date hereof under the Company’s directors’ and officers’ liability insurance policy;

(d)

Those fees and expenses payable by the Company under Section 4.2 of the Escrow Agreement dated as of __________, 2006 by and among SAB, SB, Michael Kosnitzky, in his capacity as the shareholder representative of the Company and as trustee of the Trust and ___________, as escrow agent.

(e)

Such other payments arising from the APA, the Plan of Reorg, the liquidation of the Company or this Trust.

4.2

Distributions and Actions Affecting Trust Assets. The Trustee shall act as follows with respect to the Trust Assets:

(a)

The Trustee shall collect all Trust Assets;

(b)

The Trustee shall pay any claims and obligations transferred to him as part of the Trust Assets or incurred with respect thereto, provided that payment of all or any portion of such claims and obligations may be withheld in the Trustee’s sole discretion;

(c)

Distributions.

(i)

Interim Distributions. After payment of the fees and expenses described in Section 4.1(a) through (e) herein, at such times as may be determined by the Trustee, the Trustee may distribute, or cause to be distributed, to the Beneficiaries in proportion to their respective Beneficial Interests, such cash or other property comprising any proceeds from the sale of assets or income from investments less an amount of proceeds or income deemed reasonable in the Trustee’s discretion to be retained to meet claims, contingent liabilities and expenses.

(ii)

Final Distribution. If the Trustee determines that all claims, debts, liabilities, expenses and obligations of the Trust have been paid or discharged, or if the existence of the Trust shall terminate pursuant to Section 9.2, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the Trust Assets to the Beneficiaries in proportion to their Beneficial Interests. The Trustee shall make disposition in accordance with applicable escheat laws of all liquidating distributions and other payments due any Beneficiaries who have not been located.

4.3

Reports to Beneficiaries; Year End of Trust. Except as provided below, the Trustee need not make any report to the Beneficiaries as to any matter relating to the establishment, operation or termination of the Trust or any payments or distributions therefrom. The fiscal year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end. The Trustee shall compile and report to the Beneficiaries, not less frequently than annually, financial statements prepared using either the cash or accrual method of accounting) and containing in reasonable detail a balance sheet at the end of the relevant period, a statement of income or loss for the period, such other accounting statements as the Trustee deems appropriate. The Trustee shall report to the Beneficiaries from time to time such information as the Beneficiaries reasonable require in order to prepare required tax returns and reports. The Trustee shall also report to the Beneficiaries from time to time such information as is required by law or by any governmental agency or instrumentality.

ARTICLE V
TRUSTEE

5.1

Initial Trustee. The initial Trustee shall be Michael Kosnitzky.

5.2

Removal. A Trustee may be removed at any time, with or without cause, by the Beneficiaries having an aggregate Beneficial Interest of more than sixty-six percent (66%) of the Trust.

5.3

Resignation. The Trustee may resign at any time by delivering to thirty days’ written notice to the Beneficiaries, or to George H. Scholl, Jr., as the representative of the Beneficiaries, to act on their behalf and as their representative with respect to this Trust (“Beneficiary Representative”), his written resignation, in which event the resignation shall take effect on the earlier of: (i) the acceptance of the Successor Trustee to serve as Successor Trustee hereunder, (ii) the thirty-first (31st) day after written notice of resignation.

5.4

Successor Trustee. In the event that the initial Trustee resigns, is removed or otherwise is unable or ceases to serve, George H. Scholl, Jr. shall serve as Successor Trustee. If George H. Scholl, Jr. is unable or unwilling to serve as Successor Trustee, the Successor Trustee shall be selected by the Beneficiaries holding a majority of the Beneficial Interests in the Trust. Successor Trustees will have all powers granted to the original Trustee.

5.5

Relationships, Conflicts and other Matters Relating to the Trustee. Notwithstanding anything provided for in this Trust, the APA or applicable law, the following conditions shall apply to the Trustee and his relationship with the Trust, Trust Assets, and the Beneficiaries.

(a)

Certain Other Relationships. An Affiliate of the Trustee may be retained by the Trust and may act as a consultant, law firm or other services provider to or with respect to the Trust, provided in each case that any fees or other compensation payable to such Affiliate shall be reasonably consistent with customary fees received by third parties for similar services.

(b)

Transactions with Affiliates. The Trust may enter into contracts and transactions with any Affiliate of the Trustee not otherwise specifically permitted by this Trust, provided that the terms of any such contract or transaction are commercially reasonable and not less favorable than could be obtained in arm’s-length negotiations with unrelated third parties.

(c)

Other Activities. The Trustee shall devote so much of his time to the affairs of the Trust as the conduct of its business shall reasonably require, and the Trustee shall not be obligated to do or perform any act or thing in connection with the Trust not expressly set forth herein. Notwithstanding any other provision of this Trust, the Trustee and any of his Affiliates may (i) serve on boards of directors of public and private companies, including SAB or any other bank or bank holding company, and retain fees for such services for his or her own account; (ii) engage in such civic, professional, industry, and eleemosynary activities as the Trustee shall choose; (iii) conduct and manage his or her personal and family investment activities. Except as otherwise specifically prohibited by this Trust, the Trustee and any of his Affiliates may engage independently or with others in other investments or business ventures of any kind, including without limitation, directly or indirectly, purchasing, selling, holding, or otherwise dealing with any stock or securities of SAB or SB. No Beneficiary shall have any right to participate in any manner in any profits or income earned, derived by or accruing to the Trustee or any of his Affiliates from the conduct of any business or from any transaction in stock or securities effected by the Trustee or any of his Affiliates with respect to any account other than that of the Trust.

(d)

Potential Conflicts of Interest. While the Trustee intends to avoid situations involving conflicts of interest, each Beneficiary acknowledges that there may be situations in which the interests of the Trust may conflict with the interests of the Trustee or his Affiliates. Each Beneficiary agrees that the activities of the Trustee and his Affiliates expressly authorized by or described in this Trust may be engaged in by the Trustee and his Affiliate, as the case may be, and will not, in any case or in the aggregate, be deemed a breach of this Trust, the Trustee’s fiduciary obligations or any duty owed by any such Person to the Trust or to any Beneficiary.

(e)

Actual Conflicts of Interest. On any issue involving conflicts of interest not provided for elsewhere in this Trust, the Trustee will be guided by his good faith judgment as to the best interests of the Trust and the Beneficiaries and shall take such actions as are determined by the Trustee to be necessary or appropriate to ameliorate any such conflict of interest. In pursuit of the foregoing, the Trustee may (but shall not be required to) take one or more of the following actions:

(i)

appoint an independent Person to make a determination with respect to any matter as to which a conflict of interest exists or may exist;

(ii)

appoint an independent Person selected by the Trustee to manage the Trust’s assets in question;

(iii)

appoint an independent Person to manage the assets in question of the entity with which the conflict of interest arises;

(iv)

dispose of the asset in question by the Trust on terms that are determined by the Trustee (in the good faith exercise of its judgment) to be the best available commercial terms under the circumstances, or providing for the disposition by the entity with which the conflict of interest has arisen of the property giving rise to such conflict of interest; or

(v)

obtain an independent opinion, report or appraisal that the fees or other compensation payable to any Person are reasonably consistent with current and customary fees received by third parties or that the terms of any contract or transaction are commercially reasonable and not less favorable than could be obtained in arm’s-length negotiations with unrelated third parties.

If the Trustee carries out one or more of the actions specified in the foregoing clauses (i) through (v) in respect of a matter giving rise to a conflict of interest, neither the Trustee nor any Affiliates shall have any liability to the Trust or any Beneficiary for actions in respect of such matter taken in good faith by them in respect of such matter, except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that losses incurred due to such action arose from the Disabling Conduct of such Person.

(f)

Trustee as Beneficiary. The Beneficiaries acknowledge and agree that the Trustee, on his own behalf or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if he were not a Trustee hereunder.

ARTICLE VI
POWERS OF THE TRUSTEE

6.1

Limitations on the Trustee. The Trustees shall not at any time, on behalf of the Trust or its Beneficiaries, continue or engage in the conduct of any trade or business, except the limited activities described in this Trust for the purpose of winding down the Company. The Trustee shall only engage in activities which are reasonably necessary to, and consistent with, accomplishing the purposes of realizing and distributing assets transferred to the Trust and paying liabilities and expenses in accordance with this Liquidating Trust Agreement. The Trustee shall act at all times consistent with the classification of the Trust as a liquidating trust pursuant to Treasury Regulation Section 301.7701-4(d), as amended, and any other applicable internal revenue laws, rules or regulations.

6.2

Specific Powers of the Trustee. Subject to the provisions of Section 6.1, the Trustee shall have the following specific powers in addition to any powers confurred upon the Trustee by any other Section or provision of this Liquidating Trust Agreement, by law or statute or in equity; provided, however, that enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act in such a manner as the Trustee may deem necessary or appropriate to conserve and protect the Trust Assets and to carry out the purposes of this Liquidating Trust Agreement:

(a)

To hold legal title to the Trust Assets;

(b)

To receive, hold, maintain, grant, sell, exchange, convey, release, assign or otherwise transfer legal title to any Trust Assets, including the sale of all or a portion of any stock in any public companies which are a Trust Asset;

(c)

To retain and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or appropriate to pay and discharge, or provide through insurance or otherwise for the payment and discharge of (i) the costs, expenses, and liabilities referred to in Section 4.1, and (ii) the expenses of administering the Trust Assets;

(d)

To contract for and to borrow money, hedge or otherwise establish an offsetting derivative position, and pledge all or a portion of the Trust Assets as collateral therefor, in such amounts as the Trustee deems advisable for any trust purpose (including, but without limitation, payment of expenses, claims or any obligations of the Trust or the Company resulting from the APA or otherwise, and protecting or conserving any portion of the Trust Assets) and, in connection therewith, to draw, make, accept, endorse, execute, issue and deliver promissory notes, drafts and other negotiable or transferable instruments and evidence of indebtedness and all renewals or extensions of the same; provided that no person other than the Trust shall have any liability with respect to any such borrowing;

(e)

To retain any portion of the Trust Assets (including the right to assert a right of offset claim against any distribution and withhold distributions) to the extent that the Trustee reasonably believes that the Trust or the Company may have a claim against such Beneficiary until such time as potential claims against such Beneficiary have been resolved or accelerate payment to any Beneficiary corresponding to the beneficial interest in this Trust of any Beneficiary;

(f)

To allow the Trustee to retain, pay and otherwise take any and all action necessary or advisable for the maintenance, preservation, cataloging and complying with any legal requirements of retention of bank records, including , but not limited to, the ability to retain personnel or services to safeguard and organize such records, to instruct the Shareholder Representative to take any such action in connection with the records transferred to SAB and SB pursuant to the APA and to pay for the costs and expenses associated with these actions utilizing Trust Assets;

(g)

To vote shares which are included in the Trust Assets, including, but not limited to, the right to exercise, or give proxies to exercise, voting and other rights as to voting securities included in the Trust Assets from time to time, and to enter into or oppose, alone or with others, buy-sell, stock restriction or stock redemption agreements, voting trusts, mergers, consolidations, foreclosures, liquidations, reorganizations or other changes in the financial structure of any corporation in which the Trust holds any equity interest in accordance with the terms of this subparagraph. In the case of SAB shares which are included in the Trust Assets, the Trustee shall provide notice to the Beneficiaries whenever the SAB shares are eligible to be voted, whether at a meeting or otherwise. The Trustee shall vote each SAB share in accordance with the written instruction of the Beneficiary who has a Beneficial Interest in such share. With respect to such SAB shares for which the Trustee does not receive written instructions, the Trustee may vote such shares in a proportion equal to the proportion of the written instructions received (not counting those SAB shares voted by the Trustee in his individual capacity). For example, if the Trustee receives instructions from the Beneficiaries holding 60% of the Beneficial Interests (not counting those SAB shares voted by the Trustee in his individual capacity) and the proportion of such instructions are 90% in favor and 10% against, then the Trustee may vote the SAB shares for which he did not receive instructions in the same proportion, 90% in favor and 10% against. Except for voting SAB shares as set forth above, the Trustee shall not have any power to vote SAB shares which are included in the Trust Assets. Notwithstanding the foregoing, the Trustee shall have the right to vote SAB shares for which he holds a corresponding Beneficial Interest or a proxy in his individual capacity and not as Trustee hereunder, as he deems acceptable. It is understood that the SAB shares held in the escrow established in connection with APA do not constitute Trust Assets until such shares are actually released from the escrow and delivered to the Trustee to be held as part of the Trust Assets; such shares, however, shall be voted by the Trustee in the same manner described herein for SAB shares that constitute Trust Assets.

(h)

To ask, demand, and receive the principal sum, and the interest due, or to become due, upon any promissory note constituting part of the Trust Assets, and upon receipt of such principal sum or of the interest thereon, to execute and deliver a receipt therefor and to surrender the appropriate note;

(i)

To hold Trust Assets in the name of a nominee or in any other way without disclosing the trust relationship;

(j)

To assign or negotiate any promissory notes as permitted by applicable law;

(k)

To execute and deliver, upon proper payment, partial and complete releases of any third-party obligations transferred to the Trustee hereunder;

(l)

Upon any breach of any of the terms of any Trust Assets, to institute, prosecute, discontinue, and compromise any action or proceeding that he may deem proper;

(m)

To endorse, deposit, and collect any and all notes, checks, bills of exchange, accounts receivable, trade acceptances, and other claims and instruments for the payment of money, that the Trustee may receive by virtue of any of the powers herein conferred;

(n)

To discount any Trust Assets or otherwise dispose of same if, in the opinion of the Trustee, it is deemed necessary for carrying out the purposes of this Trust;

(o)

To compromise, adjust, arbitrate, sue on, defend, abandon or otherwise deal with and settle all claims, including those arising under the APA and/or the Plan of Reorg and any and all agreements related thereto or relate to the prior operations of the Company, or which are made against or in favor of this Trust, as the

Trustee deems appropriate, including, but not limited to, the right to withhold or accelerate distributions with respect to the Trust Assets corresponding to a beneficial interest in the Trust of a Beneficiary in connection with such claims (In order to settle any claim or potential claim, the Trustee, in his sole discretion and in the best interests of the former shareholders of the Company, may agree to distribute to any Beneficiary SAB shares which are a part of the Trust Assets in advance of the other beneficiaries and not subject all or any portion of such Beneficiary’s shares to the Liquidating Trust, Escrow Fund or Escrow Agreement.);

(p)

To invest amounts received by it as Trustee, pending distribution, but such investment powers shall be limited to powers to invest in demand and time deposits in banks or savings institutions, or in temporary investments such as short-term certificates of deposit or Treasury bills;

(q)

To take any steps necessary to establish clear title to any Trust Assets;

(r)

To employ legal counsel, accountants, advisors, custodians and other agents in connection with the administration of termination of this Trust, to delegate to them any powers of the Trustee, and to pay out of the Trust Assets to such legal counsel, accountants, advisors, custodians and other agents reasonable compensation for services rendered;

(s)

To file any and all tax returns required by any governmental authority as necessary or desirable (i) to maintain the status of the Trust as a liquidating trust under the Internal Revenue Code of 1986, as amended (the “Code”) and/or Treasury Regulations Section 301.7701-4(d) or (ii) to pay any taxes properly payable by the Liquidating Trust out of the Trust Property;

(t)

To pay fines and/or penalties, settle claims and enter into settlement agreements relating to the Company or any director, Regulatory Authorities or third parties (including, but not limited to, any Department of Justice or other law enforcement agency civil or criminal fines or penalties); and

(u)

Generally, to do everything necessary or advisable in order to carry out the purpose of this Liquidating Trust Agreement, including payment of all expenses relating thereto out of the Trust Assets.

ARTICLE VII
DUTIES OF TRUSTEE

7.1

The Trustee shall not be under any duty to invest any funds held hereunder except as otherwise required by this Liquidating Trust Agreement. Un-invested funds held hereunder shall not earn or accrue interest.

7.2

In the event of any disagreement between the Trustee and any of the Beneficiaries, or other parties hereto resulting in adverse claims or demands being made in connection with the Trust Assets or in the event that the Trustee is in doubt as to what action he should take hereunder, the Trustee shall be entitled (but not obligated) to retain the Trust Assets until he shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Trust Assets or (ii) a written agreement executed by a majority in interest of the Beneficiaries, based on the Beneficial Interests set forth in Schedule B hereof, directing delivery of the Trust Assets, in which event the Trustee shall disburse the Trust Assets in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Trustee to the effect that the order is final and nonappealable. The Trustee shall act on such court order and legal opinion without further question.

7.3

This Liquidating Trust Agreement expressly sets forth all the duties of the Trustee with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Liquidating Trust Agreement against the Trustee.

ARTICLE VIII
CONDITIONS OF TRUST

8.1

The Trustee hereby accepts this Trust as created by this Liquidating Trust Agreement and agrees to execute the Trust upon the conditions hereof, including the following:

(a)

The Trustee shall not be personally liable for any assessments, charges, or damages, or for any obligations in carrying out or effectuating the purpose of this Trust, provided, however, that nothing shall relieve the Trustee from liabilities arising out of his own Disabling Conduct;

(b)

The Beneficiaries shall indemnify and hold harmless, to the full extent permitted by law and as specified in Section 8.2 below, the Trustee against any and all actions, claims, proceedings, costs, damages, expenses and liabilities arising from or in connection with this Liquidating Trust Agreement;

(c)

The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Trust;

(d)

The Trustee shall be protected in acting upon any paper or document believed by him to be genuine;

(e)

The Trustee may consult with legal counsel, accountants, appraisers, or other professionals and any act or failure to act done or omitted in good faith in accordance with the opinion of any such person shall create no liability on the part of the Trustee;

(f)

The Trustee shall not be liable for any acts or omissions of any agents or attorneys elected or appointed by or acting for him if such agents or attorneys are selected with reasonable care; and

(g)

The Trustee shall serve without bond, may receive reasonable compensation for his services hereunder and reimbursement for all expenses reasonably incurred by the Trustee in the performance of the Trustee’s duties hereunder.

8.2

Indemnification.

(a)

Indemnification Generally. The Trust and each Beneficiary (currently or in the future) shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all Claims, that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, Beach Bank or this Trust (including, but not limited to, Claims arising out of the Transaction or Regulatory Claims), or otherwise relating to or arising out of this Trust or the APA (in the case of the Trustee or Shareholder Representative or their successors, whether such Claims are brought while they are serving in such capacities or after termination of their duties as a Trustee or Shareholder Representative), including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a “Proceeding”), whether civil or criminal (all of such Claims and amounts covered by and expenses incurred relating to this Section 8.2 as “Damages”), except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that such Damages (i) with respect to Disabling Conduct other than Gross Negligence, arose from such Disabling Conduct of such Covered Person, and (ii) with respect to Disabling Conduct constituting Gross Negligence, arose from and were more than 10% attributable to such Disabling Conduct of such Covered Person. The termination of any Proceeding by settlement shall not, of itself, create a presumption that such Covered Person has engaged in Disabling Conduct or that any Damages relating to such settlement arose from the Disabling Conduct of any Covered Person.

(b)

Expenses. Expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Trust prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives. All judgments against the Trust, and all judgments against the Trustee in respect of which the Trustee is entitled to indemnification, shall first be satisfied from Trust Assets before the Trustee is responsible therefore.

(c)

Notices of Claims. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Trust, give written notice to the Trust of the commencement of such Proceeding, provided that the failure of any Covered Person to give notice as provided herein shall not relieve the Trust of its obligations under this Section 8.2(c) except to the extent that the Trust is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of Beach Bank), the Trust will be entitled to participate in and to assume the defense thereof to the extent that the Trust may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Trust to such Covered Person of the Trust’s election to assume the defense of such Proceeding, the Trust will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Trust will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect of such Claim.

(d)

Indemnification of Covered Persons. In accordance with Section 8.2(a), the Trust and each Beneficiary (currently or in the future) hereby instructs the Trustee to cause the Trust to indemnify, hold harmless and release each Covered Person (including the Trustee), and authorizes the Trustee, in his sole discretion, to cause the Trust to indemnify, hold harmless and release any other Person (including the Trustee), including any former officer or employee of Beach Bank, in each case pursuant to a separate agreement. It is the express intention of the parties hereto that the provisions of this Section 8.2 for the indemnification of Covered Persons may be relied upon by such Covered Persons and may be enforced by such Covered Persons (or by the Trustee on behalf of any such Covered Person, provided that the Trustee shall not have any obligation to so act for or on behalf of any such Covered Person) against the Trust pursuant to this Liquidating Trust Agreement or to a separate indemnification agreement, as if such Covered Persons were parties hereto and that any conflicting indemnification provisions contained herein are interpreted broadly in favor of indemnification of a Covered Person.

(e)

Indemnification of Former Officers. The Trust and each Beneficiary (currently or in the future) hereby grants the Trustee the authority to indemnify or cause the Trust to indemnify, hold harmless and release any former Officer, in each case pursuant to a separate agreement. It is the express intention of the parties hereto that the provisions of this Section 8.2(e) for the indemnification of former Officers of the Company be exercised in the Trustee’s sole discretion and nothing contained herein shall require the Trustee to so indemnify any former Officer.

ARTICLE IX
AMENDMENT, TERMINATION OF TRUST

9.1

Amendment or Revocation. The Beneficiaries may, at any time by affirmative action of sixty-six percent (66%) of the Beneficial Interests of the Trust, alter, amend or revoke this Liquidating Trust Agreement in whole or in part; provided that such amendment does not require prior regulatory approval or consent. To the extent that regulatory approval or consent is required, such amendment is subject to obtaining such approval or consent. Trustee may rely on the opinion of counsel as to whether prior regulatory approval or consent is required. Any alteration or amendment which shall affect the duties of the Trustee hereunder shall not be effective until consented to in writing by the Trustee. Upon any revocation of this Trust, the Trustee, as soon as practicable, shall distribute all of the Trust Assets, including any cash and the rights to any noncash assets held by the Trustee, to the Beneficiaries in accordance with their respective Beneficial Interests, provided, however, that no such amendment shall permit the Trustee to engage in any activity prohibited by Section 6.1 or affect the Beneficiaries’ right to receive their Beneficial Interest in the Trust at the time or times of distribution. Upon any revocation of this Trust, the Trustee may satisfy, out of the Trust Assets, all reasonable costs, including attorneys’ fees, of effecting the complete distribution of the Trust Assets to the Beneficiaries.

9.2

Termination of Trust; Discharge of Trustee. Upon collection and/or disposition of the Trust Assets and payment of all sums received and collected by Trustee to the Beneficiaries, the Trustee shall thereupon be fully released and discharged and his duties shall cease. This Trust shall terminate, and all remaining property shall be distributed to certificate holders on the earlier of (i) the date which is 7 years from the effective date of the Trust; and (ii) at such time as the purposes for the trust have been satisfied and the Trustee, in his sole discretion, determined that existing and/or potential claims (including Regulatory Claims) have been satisfied.

ARTICLE X
MISCELLANEOUS

10.1

Tax Matters. Notwithstanding anything contained herein to the contrary, for purposes of federal and other taxes based on income, the Beneficiaries will be treated as the owners of the Liquidating Trust and the Trust Assets and the Beneficiaries will report all income, if any, that is earned on, or derived from, the Trust Assets as their income in the taxable year or years in which such income is properly includible. To the extent that the powers of the Trustee hereunder are, at anytime, determined to be insufficient to maintain the status of the Trust as a liquidating trust under the Internal Revenue Code of 1986, as amended, then the powers of the Trustee shall be automatically increased or automatically decreased, without further amendment or modification of this Liquidating Trust Agreement, in such proportion as shall be necessary to fully comply with any and all Internal Revenue Service rules, regulations, guidance, and directives for maintaining such liquidating trust status.

10.2

Construction. This Liquidating Trust Agreement shall be interpreted and construed under the laws of the State of Delaware (without regard to its conflicts of law principles).

10.3

Benefit. This Liquidating Trust Agreement shall be binding upon the respective parties thereto, their heirs, executors, administrators, and assigns.

10.4

Counterparts. This Liquidating Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

10.5

Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to the Beneficiaries, to:

the addresses and facsimile numbers set for immediately below their name on Schedule B hereto;

If to the Trustee, to:

Michael Kosnitzky

_________________

Miami, FL ________

Facsimile: ________

If to the Company, to:

Beach Bank

_________________

Michael Kosnitzky, Chairman

Miami, FL ________

Facsimile: ________

IN WITNESS WHEREOF the parties have signed and sealed this instrument as of the date first above written.

COMPANY:

BEACH BANK, a Florida commercial banking association

By:
Michael Kosnitzky, Chairman

TRUSTEE:

Michael Kosnitzky

SCHEDULE A to LIQUIDATING TRUST

LIST OF TRUST ASSETS

1.

Any and all assets (including, but not limited to the SAB shares) received in connection with the transactions contemplated in the APA and the Plan of Reorg.

2.

Proceeds from the sale of the Company stock after the surrender of the bank charter;

3.

Any and all assets of the Company which are not transferred pursuant to the APA; and

4.

Any and all claims which the Company may have against third parties, including any Beneficiary.

APPENDIX F

FORM OF ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”) is made and entered into as of this  day of, 2006, by and among Sun American Bancorp., a Delaware corporation (“SAB”), Sun American Bank, a Florida commercial banking association (“SB”), Beach Bank, a Florida chartered commercial bank (“BB”), Michael Kosnitzky, in his capacity as the Shareholder Representative for BB and the shareholders of BB (the “Shareholder Representative”) and as Trustee pursuant to that certain Liquidating Trust Agreement dated as of November __, 2006 with BB (“Liquidating Trust”), and, a banking institution incorporated under the laws of  and its successors in interest and assigns (the “Escrow Agent”).

BACKGROUND

A.

Pursuant to that certain Asset Acquisition and Assumption Agreement dated as of May 17th, 2006 (the “Purchase Agreement”) by and among SAB, SB and BB, BB has agreed to sell substantially all of its assets and SB has agreed to purchase substantially all of BB’s assets and assume substantially all of the liabilities of BB in exchange for the payment of consideration in SAB Common Stock.

B.

Pursuant to the Purchase Agreement and in connection with the consummation of the transactions contemplated by the Purchase Agreement, SAB, SB and BB have agreed to establish the Escrow Fund to be maintained and dealt with by the Escrow Agent according to the terms and conditions set out in this Escrow Agreement.

C.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

D.

All references to BB hereunder shall also be references to the Liquidating Trust. The parties agree that to the extent BB is liquidated or otherwise ceases to exist, the Liquidating Trust shall have all of the rights and shall assume all of the obligations of BB under this Escrow Agreement. All instructions, notices or consents to be delivered by either BB or the Liquidating Trust hereunder shall be provided by the Shareholder’s Representative.

E.

The foregoing statements and recitals are made by the parties hereto other than the Escrow Agent.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions - The following terms, when used herein, shall have the following meanings:

“Authorized Person” means a person authorized to give instructions, directions, certifications, notice or any other communication to the Escrow Agent hereunder on behalf of SAB, as contemplated by Section 4.1 herein;

“Business Day” means a day, other than a Saturday or Sunday or a statutory holiday, on which the Escrow Agent is open for business in the City of Miami, Florida;

“Claim” shall have the meaning set out in Section 3.1 of this Escrow Agreement.

“Closing” means the time on the Closing Date (as defined in the Purchase Agreement) at which the transactions contemplated by the Purchase Agreement are consummated;

“D&O Insurance” shall have the meaning set out in Section 4.2 of this Escrow Agreement;”

“Dispute Notice” shall have the meaning set out in Section 3.1(b) of this Escrow Agreement;

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“Escrow Fund” at any time means (i) the Escrow Shares deposited hereunder with the Escrow Agent, as adjusted pursuant to Section 2.13(g) of the Purchase Agreement, less any amounts, if any, disbursed by the Escrow Agent pursuant to the provisions of this Escrow Agreement; and (ii) any proceeds from the sale of Escrow Shares pursuant to the provisions of this Escrow Agreement;

“Escrow Shares” means _______ (_______) shares of SAB Common Stock issued in the name of BB and deposited with Escrow Agent hereunder pursuant to Section 2.4 of the Purchase Agreement;

“Fees & Expenses” shall have the meaning set out in Section 4.2 of this Escrow Agreement;

“Modification” shall have the meaning set out in Section 4.6 of this Escrow Agreement;

“Notice” shall have the meaning set out in Section 5.2 of this Escrow Agreement;

“Reduction Date 1” shall have the meaning set out in Section 3.1(c)(i) of this Escrow Agreement;

“Reduction Date 2” shall have the meaning set out in Section 3.1(c)(ii) of this Escrow Agreement;

“Reduction Date 3” shall have the meaning set out in Section 3.1(c)(iii) of this Escrow Agreement;

“Reduction Dates” shall have the meaning set out in Section 3.1(d) of this Escrow Agreement;

“Release Date” shall have the meaning set out in Section 3.1(a) of this Escrow Agreement;

“Resolution” shall have the meaning set out in Section 3.1(b) of this Escrow Agreement;

“SAB Losses” shall have the meaning set out in Section 11.1 of the Purchase Agreement;

“Shareholder Representative” shall mean Michael Kosnitzky, or in his absence or upon his resignation, George Scholl, acting in accordance with Section 11.5 of the Purchase Agreement;

“Successor Escrow Agent” shall have the meaning set out in Section 4.5(d) of this Escrow Agreement;

1.2

Gender and Number - Words importing the singular include the plural and vice versa; and words importing gender include all genders.

1.3

Headings - Article and Section headings contained in this Escrow Agreement are included solely for convenience, are not intended to be full or accurate descriptions of content and shall not affect the construction or interpretation of this Escrow Agreement.

1.4

Applicable Law - This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

ARTICLE 2
ESTABLISHMENT OF ESCROW

2.1

Designation of Escrow Agent - BB, the Liquidating Trust, SB and SAB hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as escrow agent pursuant to the terms and conditions of this Escrow Agreement.

2.2

Deposit - The parties hereto acknowledge and agree that at Closing, SAB deposited the Escrow Shares with the Escrow Agent and the Escrow Agent hereby acknowledges receipt of the Escrow Shares and agrees that it will deal with and dispose of the Escrow Fund according to the terms and conditions of this Escrow Agreement. The certificates representing the Escrow Shares shall be endorsed in blank by BB for transfer or accompanied by a separate stock power executed in blank by BB for transfer, and held by the Escrow Agent pursuant to the terms and conditions of this Escrow Agreement. The Escrow Fund shall be held by the Escrow Agent in the State of Florida. Any cash that forms part of the Escrow Fund shall be invested by the Escrow Agent in accordance with the joint written instructions of the Shareholder Representative; provided, however, that such investments shall be limited to (i) money market funds; (ii) AAA rated investments; (iii) government securities; or (iv) any other investment that SAB and the Shareholder Representative agree upon.

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2.3

Issuances or Distributions in Respect of Escrow Shares - The Escrow Shares, together with all certificates, options, rights and other distributions issued in respect of or in exchange for or on account of any Escrow Shares or any additional securities or interests delivered in respect of the Escrow Shares during the term of this Escrow Agreement (excluding cash dividends, but including without limitation, any securities issued on or in exchange for any Escrow Shares as a result of any stock dividend, recapitalization, stock split-up, consolidation of shares, reclassification, merger, or consolidation or reorganization of SAB) and all proceeds of the foregoing (due to any redemption, call or other acquisition thereof) shall be delivered to the Escrow Agent and shall form part of the Escrow Fund. Any and all cash dividends paid on account of the Escrow Shares shall not form part of the Escrow Fund and shall be distributed to the Liquidating Trust pursuant to the instructions of the Shareholder Representative as soon as practicable after payment thereof.

2.4

Ownership of Escrow Shares; Voting Rights - BB is the legal and beneficial owner of the Escrow Fund, including the Escrow Shares and all distributions of dividends made in respect thereof (subject to the provisions of this Escrow Agreement), and shall have all voting rights and privileges with respect to the Escrow Shares in the manner set forth in the Liquidating Trust and Section 6.1 hereof.

2.5

Sale of Escrow Shares - Notwithstanding anything else contained in this Escrow Agreement or the Purchase Agreement, the parties hereto agree that the Shareholder Representative, on behalf of BB, has the right to sell the Escrow Shares at any time, subject to applicable securities laws, if any, by providing written instructions to the Escrow Agent, provided that any proceeds from such sales shall be held and distributed by Escrow Agent in accordance with this Escrow Agreement. The Escrow Agent shall provide prior written notice of any such sale to SAB.

ARTICLE 3
DISBURSEMENT OF ESCROW FUNDS

3.1

Claim on Escrow Fund -

(a)

If a claim for indemnification for SAB Losses is made pursuant to Article XI of the Purchase Agreement on or prior to the date that is 48 months from the Closing Date (the “Release Date”), SAB shall send to the Shareholder Representative and the Escrow Agent, on or prior to the Release Date, a written request (the “Claim”) to disburse part or all of the Escrow Fund to it. The Claim shall specify the amount of the Claim (which shall represent a bona fide amount estimated by SAB, acting reasonably, due and owing to it pursuant to the indemnity provisions of the Purchase Agreement) against BB, the basis of the Claim, and the manner of the disbursement of the Escrow Shares to be disbursed based upon the claim procedure set out in Article XI of the Purchase Agreement.

(b)

Upon the receipt by the Escrow Agent of a Claim on or prior to the Release Date, the Escrow Agent shall deal with the Escrow Fund in the following manner: if the Escrow Agent receives a written response from the Shareholder Representative within ten (10) Business Days of its receipt of a Claim which accepts the Claim, the Escrow Agent shall disburse to SAB, from the Escrow Fund, Escrow Shares (or the cash equivalent) having a value equal to the amount set forth in such Claim within five (5) Business Days after the Escrow Agent receives the notice of acceptance. If the Escrow Agent does not receive the written notice of acceptance from the Shareholder Representative within ten (10) Business Days from the receipt of the notice of Claim by the Shareholder Representative, the Shareholder Representative is deemed to have accepted the Claim and the Escrow Agent shall disburse to SAB, from the Escrow Fund, Escrow Shares (or the cash equivalent) having a value equal to the amount set forth in such Claim within five (5) Business Days after the expiration of the said ten (10) Business Days. If the Escrow Agent receives a written notice from the Shareholder Representative disputing all or any portion of the Claim (the “Dispute Notice”), within the said ten (10) Business Days, the Escrow Agent shall not disburse the amount in dispute until either (i) the Escrow Agent receives a certified copy of a final decision of an arbitrator in respect of the amount in dispute, or (ii) if applicable, the Escrow Agent receives a certified copy of a judgement in respect of the amount in dispute issued by a court of competent jurisdiction and a certificate from each of the Shareholder Representative and SAB indicating that all rights of appeal have expired and no appeal has been filed or there is no further right to appeal the judgement, or (iii) the Escrow Agent receives a joint written direction with respect to the settlement of the amount in dispute signed by an Authorized Person of SAB and the Shareholder Representative (each of the writings referenced in (i), (ii) and (iii) above shall be referred to herein as a “Resolution”). Within five (5) Business Days of the receipt of a Resolution, the Escrow Agent shall disburse to SAB

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from the Escrow Fund, Escrow Shares (or the cash equivalent) having a value equal to the amount set forth in such Resolution.

(c)

Limitation of Claims. Notwithstanding anything to the contrary set forth herein, the liability of BB pursuant to Article XI of the Purchase Agreement shall be limited in dollar amount to:

(i)

75% of the Acquisition Transaction Consideration for Claims made during the period commencing on the Closing Date and ending on the six month anniversary of the Closing Date (“Reduction Date 1”);

(ii)

50% of the Acquisition Transaction Consideration for Claims made during the period commencing on the date immediately following Reduction Date 1 and ending on the one year anniversary of the Closing Date (“Reduction Date 2”);

(iii)

25% of the Acquisition Transaction Consideration for Claims made during the period commencing on Reduction Date 2 and ending on the eighteenth month anniversary of the Closing Date (“Reduction Date 3” and collectively with Reduction Date 1 and Reduction Date 2, the “Reduction Dates”);  and

(iv)

10% of the Acquisition Transaction Consideration for Claims made during the period commencing on Reduction Date 3 and ending on the four year anniversary of the Closing Date.

(d)

Reduction Dates.

(i)

Within five (5) Business Days after each Reduction Date the Escrow Agent shall reduce the balance of the Escrow Fund accordingly and distribute the appropriate amount of Escrow Shares (or the cash equivalent) to the Liquidating Trust, pursuant to the instructions of the Shareholder Representative and the terms and conditions herein.

(ii)

If, on or prior to a Reduction Date, there is an unaccepted, disputed or unresolved Claim, the amount of Escrow Shares representing the unaccepted, disputed or unresolved Claim shall be retained by the Escrow Agent until an acceptance (actual or deemed) or a Resolution has been received by the Escrow Agent with respect to such Claim and the Escrow Agent shall not reduce the Escrow Fund by the amount of such Claim until such time as there is an acceptance (actual or deemed) or a Resolution received by the Escrow Agent.

(e)

Sole and Exclusive Source of Funds. The parties acknowledge and agree that the Escrow Fund is the sole and exclusive source of funds for satisfaction of SAB Losses, regardless of whether the amount of the SAB Losses exceed the Escrow Fund. In connection with any distribution to SAB hereunder, the Escrow Agent shall distribute to SAB certificate(s) representing the number of Escrow Shares (or the cash equivalent) whose value is equal to the amount set forth in the Resolution or Claim, as the case may be. The value of the Escrow Shares to be distributed shall be based on the average daily trading price of SAB common stock on the AMEX or other trading market for the ten (10) trading days prior to the distribution.

(f)

Acquisition Transaction Consideration. In the event that a downward adjustment to the Acquisition Transaction Consideration is required pursuant to the provisions of Section 2.13 of the Purchase Agreement, the Escrow Agent shall release to SAB the number of Escrow Shares (or the cash equivalent) specified in:

(i)

the joint written instructions to the Escrow Agent signed by SAB and the Shareholder Representative;  or

(ii)

the written decision of an Uninterested Accounting Firm, as defined in the Purchase Agreement, pursuant to the provisions of Section 2.13(e) and 2.13(g) of the Purchase Agreement.

3.2

Escrow Termination; Disbursements Upon Termination - This Escrow Agreement shall terminate and cease to be of any further force and effect as follows,

(a)

If, on or prior to the Release Date, the Escrow Agent has not received a Claim pursuant to Section 3.1 hereof or a request for reimbursement pursuant to Section 4.2 hereof, this Escrow Agreement shall terminate and the Escrow Agent shall distribute to the Liquidating Trust, pursuant to the instructions of the

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Shareholder Representative, the entire Escrow Fund within five (5) Business Days after the Release Date. This Escrow Agreement shall terminate on the date the Escrow Funds are distributed to the Liquidating Trust.

(b)

If, on or prior to the Release Date, the Escrow Agent has received a Claim or Claims and such Claims have been accepted by the Shareholder Representative or resolved by Resolutions and the Escrow Fund or part thereof has been distributed to SAB accordingly, the Escrow Agent shall distribute the balance of the Escrow Fund to the Liquidating Trust, pursuant to the instructions of the Shareholder Representative, within five (5) Business Days after the Release Date. This Escrow Agreement shall terminate on the date the balance of the Escrow Funds are distributed to the Liquidating Trust.

(c)

If a disputed or unresolved Claim exists on the Release Date, the Escrow Agent shall retain the Escrow Fund representing such disputed and unresolved Claim until a Resolution has been received by the Escrow Agent with respect to such Claim and the Escrow Agent shall disburse the Escrow Fund according to the Resolution. To the extent any balance remains in the Escrow Fund following the distribution specified in the Resolution, the Escrow Agent shall distribute the balance of the Escrow Fund to the Liquidating Trust, pursuant to the instructions of the Shareholder Representative, within five (5) Business Days after the receipt of such Resolution. This Escrow Agreement shall terminate upon the distribution of the Escrow Fund, in accordance with this Section 3.2(c).

(d)

If the Escrow Agent deposits the Escrow Fund with a court of competent jurisdiction pursuant to Section 4.6 hereof.

ARTICLE 4
THE ESCROW AGENT

4.1

Authorized Person - SAB shall file with the Escrow Agent a certificate of incumbency setting forth the name of the individual(s) authorized to give instructions, directions, and certifications and notices to the Escrow Agent on its behalf (each such person shall be referred to herein as an “Authorized Person” of SAB), together with a specimen signature of such person(s), and the Escrow Agent shall be entitled to rely on the latest certificate of incumbency filed with it. The Shareholder Representative shall file with the Escrow Agent a certificate of incumbency setting forth his specimen signature, and the Escrow Agent shall be entitled to rely on the latest certificate of incumbency filed with it.

The Escrow Agent shall be fully protected in acting and relying upon any instrument, direction, certificate or notice reasonably believed by it, acting in good faith, to be genuine and to have been signed by the Authorized Person of SAB and/or the Shareholder Representative, and the Escrow Agent shall be under no duty to make investigations or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained for the purpose of this Escrow Agreement.

4.2

Fees and Expenses -

(a)

SAB and BB shall pay to the Escrow Agent such reasonable remuneration for its services as may be agreed upon in writing, together with all out-of-pocket costs, charges and expenses properly incurred by the Escrow Agent in connection with performing its duties under this Escrow Agreement, including the reasonable fees of any counsel reasonably retained by the Escrow Agent pursuant to Section 4.4 (the “Fees & Expenses”). SAB on the one hand and BB on the other hand shall be responsible for one-half (1/2) of the Fees & Expenses. Notwithstanding the prior sentence, as an administrative convenience, SAB shall pay to the Escrow Agent all Fees & Expenses hereunder (including BB’s portion of such Fees & Expenses). SAB shall request reimbursement from the Escrow Agent for BB’s portion of such Fees & Expenses from the cash portion of the Escrow Fund with a written request to the Escrow Agent and notice to the Shareholder Representative of such request. Within five (5) Business Days after receipt by the Escrow Agent of the written request for reimbursement, the Escrow Agent shall disburse to SAB the funds so requested from the cash portion of the Escrow Fund.

(b)

In addition to the Fees & Expenses stated in (a) above, SAB shall purchase Directors and Officers Liability Insurance (“D & O Insurance”) coverage for the former members of the Board of Directors of BB as determined by such former directors acting as a group, relating to any prior claims based on their services as directors of BB. The premium for the D & O Insurance shall be paid by SAB and SAB shall request reimbursement from the Escrow Agent for such premium from the cash portion of the Escrow Fund with a written request to the Escrow Agent and notice to the Shareholder Representative of such request. Within five (5) Business Days after

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receipt by the Escrow Agent of the written request for reimbursement, the Escrow Agent shall disburse to SAB the funds so requested from the cash portion of the Escrow Fund.

(c)

In addition, to (a) and (b) above, any fees, costs and expenses of the Uninterested Accounting Firm, pursuant to the provisions of Section 2.13(e) of the Purchase Agreement, attributable to BB shall be subject to SAB’s reimbursement from the cash portion of the Escrow Fund. SAB shall request reimbursement from the Escrow Agent for BB’s portion of such fees, costs and expenses from the cash portion of the Escrow Fund with a written request to the Escrow Agent and notice to the Shareholder Representative of such request. Within five (5) Business Days after receipt by the Escrow Agent of the written request for reimbursement, the Escrow Agent shall disburse to SAB the funds so requested from the cash portion of the Escrow Fund.

(d)

With respect to (a), (b) and (c) above, if there is insufficient cash in the Escrow Fund to pay for (1) BB’s portion of Fees & Expenses, (2) the premium for the D & O Insurance, or (3) the fees, costs and expenses of the Uninterested Accounting Firm, then the Escrow Agent is hereby directed, upon notice by SAB to the Escrow Agent and to the Shareholder Representative, to return to SAB the amount of Escrow Shares having a value equal to said shortfall amount. The value of the Escrow Shares to be distributed shall be based on the average daily trading price of SAB common stock on the AMEX or other trading market for the ten (10) days prior to the distribution.

(e)

Such payments with respect to this Section 4.2 are not subject to any of the limitations provided in Section 3.1(c) hereof or to the SAB Basket (as such term is defined in the Purchase Agreement).

4.3

Indemnity - SAB and BB shall (in addition to any right of indemnity by law given to the Escrow Agent) at all times severally (with SAB on the one hand and BB on the other hand being responsible for one-half (1/2) of the indemnity obligation pursuant to this Section 4.3) indemnify the Escrow Agent and its officers, directors and employees against all taxes, liabilities, damages, losses, actions, proceedings, costs, claims and demands in respect of any matter or thing performed by the Escrow Agent, its officers, directors or employees pursuant to this Escrow Agreement, other than taxes, liabilities, damages, losses, actions, proceedings, costs, claims or demands arising from the negligence or willful misconduct on the part of the Escrow Agent, its officers, directors and employees. The indemnity contained herein shall survive the termination or expiration of this Escrow Agreement.

4.4

Counsel - The Escrow Agent may employ such counsel as it may reasonably require for the purpose of discharging its duties under this Escrow Agreement and the Escrow Agent may act and shall be protected in acting reasonably and in good faith on the opinion or advice of or information obtained from any such counsel in relation to any matter arising under this Escrow Agreement.

4.5

Replacement of Escrow Agent -

(a)

The Escrow Agent may resign and be discharged from all further duties under this Escrow Agreement by giving at least sixty (60) days’ prior notice of its resignation in writing to each of SAB and the Shareholder Representative.

(b)

SAB and the Shareholder Representative may at any time on at least ten (10) days’ prior notice in writing, signed jointly by the Authorized Person from each of SAB and the Shareholder Representative, remove the Escrow Agent.

(c)

Notwithstanding any contrary provisions herein, if the Escrow Agent has been dissolved, has become bankrupt, has gone into liquidation or has otherwise become incapable of performing its duties under this Escrow Agreement, SAB and the Shareholder Representative may forthwith jointly remove the Escrow Agent without any notice.

(d)

In the event of the resignation or removal of the Escrow Agent according to this Escrow Agreement, SAB and the Shareholder Representative shall jointly appoint a new escrow agent (the “Successor Escrow Agent”) and shall give notice of such appointment to the Escrow Agent within twenty (20) days of the resignation or removal of the Escrow Agent. If SAB and the Shareholder Representative fail to appoint a Successor Escrow Agent within ten (10) days of the resignation or removal of the Escrow Agent, the Escrow Agent shall (i) use a reasonable, good faith effort to designate a trust company which is authorized to carry on the business of a trust company in the State of Florida and which directly has or is a division or wholly owned subsidiary of a company which has a combined capital and surplus of not less than $_____ as the Successor Escrow Agent and notify SAB and the Shareholder Representative in writing immediately or (ii) if necessary, if a Successor Escrow

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Agent can not be designated as contemplated in (i) above, apply to a court of competent jurisdiction for the appointment of a Successor Escrow Agent and notify SAB and the Shareholder Representative in writing immediately.

(e)

Any corporation into which the Escrow Agent has merged or with which it has been amalgamated, or any corporation resulting from any merger or amalgamation to which the Escrow Agent is a party, or any corporation to which all or substantially all of the corporate trust business of the Escrow Agent has been transferred, shall be the Successor Escrow Agent under this Escrow Agreement, without the execution or filing of any instrument or the performance of any further act.

(f)

Any Successor Escrow Agent appointed under any provision of this Section 4.5 shall be a corporation authorized to carry on the business of a trust company in the State of Florida.

(g)

Upon the appointment of the Successor Escrow Agent under this Escrow Agreement, the Escrow Agent shall transfer the Escrow Fund to the Successor Escrow Agent and shall thereupon be released from further duties under this Escrow Agreement.

(h)

Upon its appointment, the Successor Escrow Agent shall be vested with the same powers, rights, duties and responsibilities and shall be subject to and bound by the terms of this Escrow Agreement as if it had been originally named in this Escrow Agreement as Escrow Agent, with any further assurance, conveyance, act or deed being immediately executed, at the expense of SAB and BB in the proportions set forth in Section 4.2 herein as may, in the opinion of counsel to the Successor Agent, acting reasonably, be necessary or advisable for the purpose of transferring the Escrow Fund  to the Successor Escrow Agent.

4.6

Limitation of Duties - The Escrow Agent shall have no duties or liabilities except those which are expressly set forth in this Escrow Agreement. The Escrow Agent shall have no liability or responsibility arising under any agreement, including any agreement referred to in this Escrow Agreement, to which the Escrow Agent is not a party and shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission thereof (collectively a “Modification”) unless received by it in writing, and signed by an Authorized Person from SAB and the Shareholder Representative; provided, however, that if the duties or indemnification of the Escrow Agent herein are affected, such Modification will not be valid unless the Escrow Agent shall have given its prior written consent thereto. Should any dispute or controversy arise concerning the Escrow Agent’s duties hereunder, or should SAB and the Shareholder Representative be unable to agree upon any terms or provisions herein, the Escrow Agent reserves the right to seek the order of any court of competent jurisdiction, or if applicable, to petition any arbitrators, at the expense of SAB and BB (with SAB on the one hand and BB on the other hand being severally responsible for such expense in the proportions set forth in Section 4.2 herein). The Escrow Agent may also deposit the Escrow Fund with a court of competent jurisdiction in the State of Florida for the Court’s disposition, whereupon this Escrow Agreement and the Escrow Agent’s appointment and duties shall terminate.

ARTICLE 5
GENERAL

5.1

Time of the Essence - Time shall be of the essence in this Escrow Agreement.

5.2

Notice - Any notice or other communication or writing required or permitted to be given under this Escrow Agreement or for the purposes of this Escrow Agreement (a “Notice”) shall be in writing and shall be sufficiently given if delivered personally or if transmitted by facsimile transmission or sent by prepaid first class mail to:

(a)

if to SAB and SB:

1200 North Federal Hwy.

Suite 111-A

Boca Raton, FL 33432

Attention:  Michael Golden

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with a copy, given in the manner prescribed above, to:

Bruce C. Rosetto, Esquire

Blank Rome LLP

1200 North Federal Hwy.

Suite 417

Boca Raton, FL 33432

(b)

if to BB and the Shareholder Representative:

c/o

with a copy, given in the manner prescribed above, to:

(c)

if to Escrow Agent

Attention:

Fax:

or to such other address as the party to whom such Notice is to be given shall have last notified all of the other parties to this Escrow Agreement in the manner provided in this Section. Any Notice so delivered by 4:00 p.m. shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the Business Day next following the day it is so delivered. Any Notice so transmitted by facsimile transmission by 4:00 p.m. shall be deemed to have been given and received on the day of its confirmed transmission (as confirmed by the transmitting medium), provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the Business Day next following such day. Any Notice sent by prepaid first class mail shall be deemed to have been given and received on the fifth (5th) Business Day after the Notice is deposited with the post office in the city where the sender is situate.

5.3

Severability - Any condition hereof that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be inoperative, unenforceable or invalid in that jurisdiction without affecting any other condition hereof in that jurisdiction or in any other jurisdictions, and to this end such conditions hereof are declared to be severable.

5.4

Further Assurances - Each of the parties hereto will at any time and from time to time, upon the request of another party, execute and deliver such further documents and do such further acts and things as may reasonably be requested in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Escrow Agreement.

5.5

No Waiver - No failure or delay on the part of any party hereto in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; nor shall any single or partial exercise of such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right.

5.6

Amendments - This Escrow Agreement may be amended by the parties hereto at any time by a written instrument signed by each of the parties hereto.

5.7

Successors - This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Subject to Section 4.5(e) herein, no rights herein may be assigned by any of the parties hereto without prior written consent of all the other parties.

5.8

Counterparts - This Escrow Agreement may be executed by the parties hereto by facsimile and in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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5.9

Dispute Resolution - In the event of a controversy or dispute arising between SAB or SB, on the one hand, and BB or the Shareholder Representative, on the other hand, in respect of this Escrow Agreement or performance hereunder by such above referenced parties, such controversy or dispute shall be resolved in accordance with Section 10.11 of the Purchase Agreement.

ARTICLE 6
Liquidating Trust

6.1

Covenants - The Liquidating Trust hereby covenants and agrees to the following:

(a)

During the period starting from which a disputed Claim is presented to an arbitrator, the number of shares held in the Escrow Fund equal to the amount of such Claim shall not be voted.

(b)

During the time that any Escrow Shares are in the Escrow Fund, if any vote is required of the holders of SAB Common Stock at a special or annual meeting, the Trustee shall, in accordance with applicable federal and state securities laws, provide notice and request instruction from the beneficiaries of the Liquidating Trust, and the Trustee shall vote the Escrow Shares based upon the written instructions of the beneficiaries of their beneficial interests in the Escrow Shares. With respect to any Escrow Shares for which the Trustee does not receive written instructions, the Trustee shall vote such non-voted Escrow Shares in the same proportion as the Escrow Shares so voted by the beneficiaries on the proposal or matter for which a vote is required.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have duly executed this Escrow Agreement on the date and year first above-written.

SUN AMERICAN BANCORP:

By:
Name:
Title:

SUN AMERICAN BANK:

By:
Name:
Title:

BEACH BANK:

By:
Name:
Title:

MICHAEL KOSNITZKY, as the Shareholder Representative

MICHAEL KOSNITZKY, as the Trustee of the Liquidating Trust

ESCROW AGENT:

[NAME]

By
Name:
Title:

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APPENDIX G

Opinion of Financial Advisor to Sun American Bancorp regarding Independent Merger Transaction

November 16, 2006

The Board of Directors

Sun American Bancorp

1200 N. Federal Highway, Suite 111-A

Boca Raton, FL  33432

Dear Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Sun American Bancorp (the “Company”), a Delaware corporation, of the consideration offered in the proposed merger of Independent Community Bank, a Florida chartered commercial banking association (“Independent”), with and into Sun American Bank, a Florida chartered commercial banking association and subsidiary of the Company (the “Bank”) (the “Merger Transaction”), pursuant to the Agreement and Plan of Merger by and among the Company, the Bank and Independent, dated as of November 17, 2006 (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of Independent common stock, par value $5.00 per share (the “Independent Common Stock”), will be converted into $34.81 in cash or 6.4463 shares of the Company’s common stock, par value $0.01 per share, with 42% of the Independent Common Stock receiving cash and 58% of the Independent Common Stock receiving the Company’s common stock (the “Merger Transaction Consideration”).

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, competitive bidding processes, and valuations for various other purposes. As specialists in the securities of financial services companies, we have experience in, and knowledge of, the valuation of these enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, the Company, the Bank and Independent, and as an active trader of securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of the Company for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion, we have disclosed it to you. We have acted exclusively for you, the Board of Directors of the Company, in rendering this fairness opinion , and this opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger Tranaction. We will receive a fee from the Company for our services.

In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of the Company, the Bank and Independent and the Merger Transaction.

In the course of our engagement as financial advisor we have, among other things:

i.

reviewed the Agreement;

ii.

reviewed certain historical financial and other information concerning Independent;

iii.

reviewed certain historical financial and other information concerning the Company and the Bank;

iv.

held discussions with members of senior management of the Company, the Bank and Independent regarding past and current business operations, regulatory matters, financial condition and future prospects;

v.

reviewed and studied the historical stock prices and trading volumes of the Company’s common stock;

vi.

analyzed certain publicly available financial information and valuation multiples of other financial institutions deemed comparable or otherwise relevant, and compared Independent and the Company to those institutions ;

vii.

compared the financial terms of the Merger Transaction with the financial terms of certain other transactions deemed comparable or otherwise relevant; and

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viii.

performed other studies and analyses that we considered appropriate.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to KBW or that was publicly available. KBW did not attempt or assume any responsibility to verify such information independently. KBW relied upon the respective managements of the Company and the Bank as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW. KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for Independent and the Bank are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any properties of Independent, the Company or the Bank, or examine or review any individual credit files.

In connection with rendering our opinion, we have also assumed that there has been no change material to our analysis in the Company’s, the Bank’s or Independent’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have also assumed in all respects material to our analysis that the Company, the Bank and Independent will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the Agreement will perform all of the covenants required to be performed by such party under the Agreement, that the conditions precedent in the Agreement are not waived and that the Merger Transaction will qualify as a tax-free reorganization for federal income tax purposes. We have also assumed that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger Transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the Company or the Bank or the contemplated benefits of the Merger Transaction, including the cost savings and related expenses expected to result from the Merger Transaction.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of the Company, the Bank and Independent; (ii) the assets and liabilities of the Company, the Bank and Independent; and (iii) the nature and terms of certain other merger or acquisition transactions involving financial institutions. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the financial services industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Transaction Consideration is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.
Keefe, Bruyette & Woods, Inc.

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APPENDIX H

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

SUN AMERICAN BANCORP

(a Delaware corporation)

Sun American Bancorp, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

A.

The name of the Corporation is Sun American Bancorp.

B.

The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 4, 1996 under the name Southern Security Financial Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on April 16, 1997 under the name Southern Security Financial Corporation. A Certificate of Merger was filed with the office of the Secretary of State of the State of Delaware on November 10, 1997 reflecting the merger of Southern Security Bank Corporation with and into Southern Security Financial Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 13, 1997 under the name Southern Security Financial Corporation. Pursuant to the amendment, Southern Security Financial Corporation changed its name to Southern Security Bank Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on January 27, 2000 under the name Southern Security Bank Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 15, 2001 under the name Southern Security Bank Corporation. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 13, 2002 under the name Southern Security Bank Corporation. Pursuant to the amendment, Southern Security Bank Corporation changed its name to PanAmerican Bancorp. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on June 16, 2003 under the name PanAmerican Bancorp. A Certificate of Amendment was filed with the office of the Secretary of State of the State of Delaware on August 11, 2003 under the name PanAmerican Bancorp. A Certificate of Correction was filed with the office of the Secretary of State of the State of Delaware on April 5, 2004 under the name PanAmerican Bancorp. A Certificate of Correction was filed with the office of the Secretary of State of the State of Delaware on April 23, 2004 under the name PanAmerican Bancorp. A Corrected Certificate of Correction was filed with the office of the Secretary of State of the State of Delaware on May 23, 2005 under the name PanAmerican Bancorp. An Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on July 22, 2005 under the name PanAmerican Bancorp. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 12, 2006 under the name PanAmerican Bancorp. Pursuant to the amendment, PanAmerican Bancorp changed its name to Sun American Bancorp.

C.

The amendment and restatement herein certified have been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “General Corporation Law of Delaware”).

D.

The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

FIRST.

The name of this Corporation is SUN AMERICAN BANCORP.

SECOND.

Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The registered agent in charge thereof is The Company Corporation, at the same address.

THIRD.

The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

“The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.”

FOURTH.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share, as more fully described below (the “Preferred Stock”).

Preferred Stock.

The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions (if any), of the Preferred Stock and each series thereof which may be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

(1)

The voting rights and powers (if any) of the Preferred Stock and each series thereof;

(2)

The rates and times at which, and the terms and conditions on which, dividends (if any) on the Preferred Stock, and each series thereof, will be paid and any dividend preferences or rights of cumulation;

(3)

The rights (if any) of holders of the Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

(4)

The redemption rights (if any) of the Corporation and of the holders of the Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, the Preferred Stock, and each series thereof, may be redeemed; and

(5)

The rights and preferences (if any) of the holders of the Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

FIFTH.

The Directors shall have power to make and to alter or amend the By-Laws and to fix the amount to be reserved as working capital.

The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by law or the By-Laws, or by resolution of the stockholders.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Amended and Restated Certificate of Incorporation, but that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SIXTH.

Directors of the Corporation shall not be liable to either the Corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director’s duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the Corporation; or (4) a transaction from which the director derived an improper personal benefit.

SEVENTH.

The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

EIGHTH.

The Corporation shall indemnify all persons whom it may indemnify to the fullest extent allowed by the General Corporation Law of Delaware.

NINTH.

(1)

The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution passed by a majority of the whole Board of Directors, which shall in no event cause the term of any incumbent director to be shortened or cause a decrease in the number of classes of directors except as required by law. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Initially, directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2000, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2001, and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2002. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

(2)

Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of the Board of Directors; and if the number of directors then in office is less than a quorum, then newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. When the Board of Directors fills a vacancy, the director chosen to fill the vacancy shall be of the same class as the director he or she succeeds and shall hold office for the term of a director of that class and until his or her successor shall have been elected and qualified.

(3)

In addition to any requirements of law and any other provisions of this Amended and Restated Certificate of Incorporation (and not withstanding the fact that a lesser percentage may be specified by law or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article NINTH of this Amended and Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article NINTH, the Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

IN WITNESS WHEREOF, Sun American Bancorp has caused this Amended and Restated Amended and Restated Certificate of Incorporation to be signed this __ day of ________, 2006.

ATTEST:	SUN AMERICAN BANCORP

Name:	Name:
Title:	Title:

APPENDIX I

SUN AMERICAN BANCORP

AMENDED AND RESTATED 2005 STOCK OPTION

AND STOCK INCENTIVE PLAN

1.

Purpose of Plan

The purpose of this Amended and Restated Amended and Restated 2005 Stock Option and Stock Incentive Plan (the “Plan”) is to provide additional incentive to officers and directors of, and other key employees of and important consultants and/or advisors to, Sun American Bancorp (the “Company”), and each present or future parent or subsidiary corporation of the Company (“Affiliates”), by encouraging them to invest in shares of the Company’s common stock (the “Common Stock”) and providing for awards in the form of options to purchase Common Stock and restricted shares of Common Stock (collectively, “Awards”) in order to promote a proprietary interest in the Company and an increased personal interest in the Company’s continued success and progress.

2.

Aggregate Number of Shares

A maximum of 4,000,000 shares of Common Stock may be issued under this Plan either in the form of restricted shares or upon the exercise of options issued pursuant to the Plan subject to the restrictions described below. Up to 3,000,000 shares of Common Stock may be issued upon the exercise of Incentive Stock Options (as defined in Section 5(a) of the Plan).

Notwithstanding the foregoing, in the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee (as defined in Section 4(a)), deems in its sole discretion to be similar circumstances, the aggregate number of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Committee. Reacquired shares of Common Stock, as well as unissued shares, may be used to grant Awards under this Plan. Common Stock subject to options which have terminated unexercised, either in whole or in part, and restricted shares which are forfeited prior to vesting shall be available for future grants under this Plan.

3.

Class of Persons Eligible to Receive Awards

All officers, directors and key employees of and important consultants and/or advisors to the Company and of or to any present or future Company parent or subsidiary corporation are eligible to receive Awards under this Plan. The individuals who shall, in fact, receive Awards shall be selected by the Committee, in its sole discretion, except as otherwise specified in Section 4 hereof, and are referred to herein as participants. No outside director may receive Awards under this Plan which in the aggregate equal more than 20% of the total number of shares of Common Stock authorized for issuance under this Plan and no officer, employee or consultant may receive Awards under this Plan which in the aggregate equal more than 60% of the total number of shares of common stock authorized for issuance under this Plan.

4.

Administration of Plan

(a)

This Plan shall be administered either by the Company’s Board of Directors or a Compensation Committee appointed by the Company’s Board of Directors. The Compensation Committee shall consist of a minimum of two and a maximum of five members of the Board of Directors, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any future corresponding rule, except that the failure of the Compensation Committee for any reason to be composed solely of Non-Employee Directors shall not prevent an Award from being considered granted under this Plan. The term “Committee,” as used herein, shall refer to either the Company’s Board of Directors or such Compensation Committee, depending upon who is administering the Plan. The Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine which individuals shall in fact be granted an option or options, whether the option shall be an Incentive Stock Option or a Non-Qualified Stock Option (as such terms are defined in Section 5(a)), the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability, and, subject to Section 5 hereof, the price at which each of the options is exercisable and the duration of the option. The Committee shall further have full and complete authority, subject to the provisions of the Plan, to grant restricted shares and, in addition to the terms and conditions contained in Sections 6 and 9 hereof, to provide such other terms and conditions (which need not be identical among participants) with respect to such restricted shares and the lapsing of restrictions thereon, as the Committee shall determine in its sole discretion. The dollar value of restricted shares granted under the Plan shall be calculated based upon the fair market value of the Common Stock on the date of the grant as such term is defined in Section 5(a) of the Plan.

(b)

The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the Awards granted pursuant thereto, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the Awards granted pursuant thereto, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to a Committee or the Board of Directors, or for the acts or omissions of any other members of a Committee or the Board of Directors. Subject to the numerical limitations on Committee membership set forth in Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors, if it so desires.

5.

Incentive Stock Options and Non-Qualified Stock Options

(a)

Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) hereof or Non-Qualified Stock Options granted pursuant to Section 5(c) hereof, as determined by the Committee. An “Incentive Stock Option” is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, and a “Non-Qualified Stock Option” is an option which either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an Incentive Stock Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for Incentive Stock Options issued under this Plan shall be equal at least to the fair market value (as defined below) of the Common Stock on the date of the grant of the option. Options shall be granted at an option price equal to at least 100% of the fair market value (as defined below) of the common stock on the date of the grant of the option. The fair market value of the Common Stock on any particular date shall mean the closing price of a share of the Common Stock on any stock exchange on which such stock is then listed or admitted to trading, including but not limited to the American Stock Exchange, the NASDAQ Stock Market or any other exchange, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the American Stock Exchange, NASDAQ Stock Market, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined in good faith by the Committee to equal the fair market value per share of the Common Stock.

(b)

Subject to the authority of the Committee set forth in Section 4(a) hereof, Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Except as otherwise provided by the Committee in the agreement evidencing the grant of Incentive Stock Options, all Incentive Stock Options granted under the Plan shall vest at a rate of one-fifth (1/5) of the initial award per year over a period of five (5) years, commencing on January 1st of the calendar year following the calendar year in which the Incentive Stock Options were granted. Incentive Stock Options shall not be exercisable after the expiration of ten years from the date such options are granted, unless terminated earlier under the terms of the option, except that options granted to individuals described in Section 422(b)(6) of the Code shall conform to the provisions of Section 422(c)(5) of the Code. At the time of the grant of an Incentive Stock Option hereunder, the Committee may, in its discretion, amend or supplement any of the option terms contained in Appendix I for any particular optionee, provided that the option as amended or supplemented satisfies the requirements of Section 422 of the Code and the regulations thereunder. Subject to the restrictions set forth in Section 2 hereof, each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an “Incentive Stock Option” as that term  is defined in Section 422 of the Code and the regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment. If such conformity may not be achieved by amendment, such option shall be deemed to be a Non-Qualified Stock Option.

(c)

Subject to the authority of the Committee set forth in Section 4(a) hereof, Non-Qualified Stock Options issued to officers and other key employees pursuant to this Plan shall be issued substantially in the form set forth in Appendix II hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Except as otherwise provided by the Committee in the agreement evidencing the grant of Non-Qualified Stock Options, all Non-Qualified Stock Options granted under the Plan shall vest at a rate of one-fifth (1/5) of the initial award per year over a period of five (5) years, commencing on January 1st of the calendar year following the calendar year in which the Non-Qualified Stock Options were granted. Subject to the authority of the Committee set forth in Section 4(a) hereof, Non-Qualified Stock Options issued to directors and important consultants and/or advisors pursuant to this Plan shall be issued substantially in the form set forth in Appendix III hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Non-Qualified Stock Options shall expire ten years after the date they are granted, unless terminated earlier under the option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Committee may, in its discretion, amend or supplement any of the option terms contained in Appendix II or Appendix III for any particular optionee.

(d)

Neither the Company nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) hereof does not qualify as an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an “Incentive Stock Option;” or (iii) any option granted pursuant to Section 5(c) hereof is an “Incentive Stock Option.”

(e)

Except as otherwise provided in Section 422 of the Code and regulations thereunder or any successor provision, no Incentive Stock Option granted pursuant to this Plan shall be transferable other than by will or the laws of descent and distribution. Except as otherwise provided by the Rules and Regulations of the Securities and Exchange Commission, the Committee at the time of grant of a Non-Qualified Stock Option may provide that such stock option is transferable to any “family member” of the optionee by gift or qualified domestic relations order. For purposes of this section, a family member includes any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) controls the management of assets, and any other entity in which these persons or the grantee own more than 50% of the voting interests.

6.

Restricted Shares

(a)

At the time of an award of restricted shares, in addition to any other terms and conditions the Committee shall provide, the Committee shall establish for each participant a period of time during which restricted shares granted under the Plan are subject to forfeiture by the participant if the conditions established by the Committee, if any, are not met or upon the expiration of which the restricted shares shall vest and no longer be subject to restriction (the “Restricted Period”). Unless otherwise provided by the Committee in the agreement evidencing the award of restricted shares, all restricted shares shall have a Restricted Period of five (5) years and such restrictions shall lapse at a rate of one-fifth (1/5) of the initial award per year, commencing on January 1st of the calendar year following the calendar year in which the restricted shares were granted. Restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (d) and (f) of this Section 6 and Section 9 hereof, the participant as owner of such restricted shares shall have all the rights of a shareholder, including the right to vote the shares.

(b)

Except as provided in paragraph (i) of this Section 6, if a participant ceases to maintain Continuous Service for any reason (other than death or disability), all restricted shares theretofore awarded to such participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 6 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a participant ceases to maintain Continuous Service by reason of death or disability, restricted shares then still subject to restrictions imposed by paragraph (a) of this Section 6 will be free of those restrictions. “Continuous Service,” as used herein, means the absence of any interruption or termination of service as an officer, director or employee of or consultant to the Company or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or any Affiliate or in the case of transfers between payroll locations of the Company, or between the Company, or its subsidiaries.

(c)

The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to restricted shares, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(d)

Each certificate in respect of restricted shares awarded under the Plan shall be registered in the name of the participant and deposited by the participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) restricted legend (the “Restricted Legend”):

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Amended and Restated 2005 Stock Option and Stock Incentive Plan of Sun American Bancorp. Copies of such Plan are on file in the office of the Secretary of Sun American Bancorp, 3400 Coral Way, Miami, Florida 33145.

(e)

At the time of any award of restricted shares, the participant shall enter into an agreement with the Company in a form attached hereto as Appendix IV, as modified by the Committee, agreeing to the terms and conditions of the restricted shares and such other matters as the Committee, in its sole discretion, shall determine (the “Restricted Stock Agreement”).

(f)

The payment to a participant of cash dividends declared or paid on such restricted shares by the Company shall be deferred until the lapsing of any restrictions imposed under paragraph (a) of this Section 6. Such deferred dividends shall be held by the Company for the account of the participant. In such event, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the earlier to occur of the lapsing of the restrictions imposed under paragraph (a) of this Section 6 or upon death or disability of the participant.

(g)

At the expiration of the Restricted Period, if any, imposed by paragraph (a) of this Section 6, the Company shall redeliver to the participant (or where the relevant provision of paragraph (b) of this Section 6 applies in the case of a deceased participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (d) of this Section 6 and the shares represented by such certificate(s) shall be free of the Restricted Legend referred to in paragraph (d) of this Section 6. Notwithstanding the foregoing, the Securities Legend described in paragraph (g) of Section 9 shall continue to be included on all certificates as long as registration has not occurred.

(h)

During the Restricted Period, no Award nor any right of interest of a participant in such Award set forth in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a participant, by will or the laws of descent and distribution.

(i)

The Committee may provide in the Restricted Stock Agreement if the Continuous Service of any participant (as defined in Section 6) is involuntarily terminated for whatever reason, except for cause, as defined by the Committee, at any time within a specified period after a change in control, unless the Committee shall otherwise provide, any Restricted Period with respect to restricted shares shall lapse upon such termination and all restricted shares shall become fully vested in the participant.

(j)

Upon the termination of any Restricted Period with respect to restricted shares (or at any such earlier time, if any, that an election is made by the participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company may withhold from any payment or distribution made under this Plan sufficient shares or may withhold from the participant’s compensation or require to be paid by participant sufficient cash to cover any applicable withholding and employment taxes. The Company shall have the right to deduct from all dividends paid with respect to restricted shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any participant with respect to the form, timing or method of any such tax withholding.

7.

Amendment, Supplement, Suspension and Termination

Awards shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan was originally adopted by the Board of Directors of the Company. The Board of Directors reserves the right at any time, and from time to time, to amend or supplement this Plan, including the forms of option or restricted stock agreement attached hereto, in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect Awards granted under the Plan prior to the actual date on which such action occurred. If an amendment or supplement of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of “Incentive Stock Options” (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the amended or supplemented Plan, such amendment or supplement shall also be approved by the shareholders of the Company in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

8.

Effectiveness of Plan

This Plan shall become effective on the date of its adoption by the Company’s Board of Directors, subject however to approval by the holders of the Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained. No grants of restricted shares may be made under the Plan prior to the receipt of shareholder approval.

9.

General Conditions

(a)

Nothing contained in this Plan or any Award granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation to terminate his employment in any way.

(b)

Nothing contained in this Plan or any Award granted pursuant to this Plan shall confer upon any director or consultant the right to continue as a director of, or consultant to, the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation, or their respective shareholders, to terminate the directorship of any such director or the consultancy relationship of any such consultant.

(c)

Corporate action constituting an offer of stock for sale to any person under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the option to the such person, regardless of when the option is actually delivered to such person or acknowledged or agreed to by him.

(d)

The terms “parent corporation” and “subsidiary corporation” as used throughout this Plan, and the options granted pursuant to this Plan, shall (except as otherwise provided in the option form) have the meaning that is ascribed to that term when contained in Section 422(b) of the Code and the regulations thereunder, and the Company shall be deemed to be the grantor corporation for purposes of applying such meaning.

(e)

References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

(f)

The use of the masculine pronoun shall include the feminine gender whenever appropriate.

(g)

To the extent restricted shares or Common Stock issued upon the exercise of options granted pursuant to the Plan have not been registered under the federal and state securities laws or an exemption is otherwise unavailable, the certificates for Common Stock to be issued pursuant to the Plan shall bear the following securities legend (the “Securities Legend”):

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

(h)

Each of the events specified in the following clauses (i) and (ii) of this subsection (h) shall be deemed a “change in control”: (i) a change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other events deemed to constitute a “change in control” by the Committee.

(i)

In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to options and the option price of such shares shall be appropriately adjusted  and outstanding Awards shall be treated like all other outstanding shares of Common Stock. Any shares of stock or other securities received, as a result of any of the foregoing adjustment by the Committee or as part of an adjustment provided to shareholders in general, by a participant with respect to restricted shares shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 5 hereof.

Adopted by the Board of Directors this 21st day of September 2005.

Amended by the Board of Directors this 20th day of September, 2006.

APPENDIX I

INCENTIVE STOCK OPTION

To:
Name

Address:

Date of Grant:

You are hereby granted an option, effective as of the date hereof, to purchase __________ shares of common stock (“Common Stock”) of Sun American Bancorp (the “Company”) at a price of $__________ per share pursuant to the Company’s Amended and Restated 2005 Stock Option and Stock Incentive Plan (the “Plan”).

Your Option may first be exercised at any time on or after __________ for up to ____% of the total number of shares subject to the Option and thereafter pursuant to the following schedule until the total number of shares subject to the Option are fully exercisable:

Vesting Date	Percent of Initial Award Vested

Thus, this Option is fully exercisable on or after __ years from the Date of Grant. This Option shall terminate and is not exercisable after 10 years from the Date of Grant (the “Scheduled Termination Date”) This Option shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend or distribution, supplemental offering of shares, stock split, combination of shares, recapitalization, merger, consolidation, exchange of shares, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances. No fractional shares shall be issued or delivered.

In the event of a “Change of Control” (as defined below) of the Company, your option may, from and after the date of the Change of Control, and notwithstanding the immediately preceding paragraph, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Committee deems in its sole discretion to be similar circumstances) and your vesting date may accelerate accordingly. A “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

1.

A change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company; or

2.

Any other event deemed to constitute a “Change of Control” by the Committee.

You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called “cashless exercise”; (b) unless prohibited by the Committee, certificates representing shares of Common Stock, which will be valued by the Secretary of the Company at the fair market value per share of Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) unless prohibited by the Committee, any combination of cash and Common Stock valued as provided in clause (b). The use of the so-called “attestation procedure” to exercise a stock option may be permitted by the Committee. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

Your option will, to the extent not previously exercised by you, terminate three months after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

Notwithstanding anything to the contrary contained in this option, in the event of a sale or a proposed sale of the majority of the stock or assets of the Company or a proposed Change of Control, the Committee shall have the right to terminate this option upon thirty (30) days prior written notice to you, subject to your right to exercise such option to the extent vested prior to such termination.

This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

(a)

Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

(b)

Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable;

(c)

During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; or

(d)

Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise, and (ii) your portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

(a)

The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

(b)

The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

It is the intention of the Company and you that this option shall, if possible, be an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder. In the event this option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an “Incentive Stock Option,” this option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment. If such conformity may not be achieved by amendment, such option shall be deemed to be a Non-Qualified Stock Option.

Nothing herein shall modify your status as an at-will employee of the Company. Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason. You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date on which your option becomes vested.

Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida.

Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

SUN AMERICAN BANCORP

By:

I hereby acknowledge receipt of a copy of the foregoing stock option and the Amended and Restated 2005 Stock Option and Stock Incentive Plan and, having read them hereby signify my understanding of, and my agreement with, its terms and conditions. I accept this option in full satisfaction of any previous written or verbal promises made to me by the Company with respect to option grants.

(Date)	(Signature)

APPENDIX II

NON-QUALIFIED STOCK OPTION FOR OFFICERS

AND OTHER KEY EMPLOYEES

To:
Name

Address:

Date of Grant:

You are hereby granted an option, effective as of the date hereof, to purchase __________ shares of common stock (“Common Stock”) of Sun American Bancorp (the “Company”) at a price of $__________ per share pursuant to the Company’s Amended and Restated 2005 Stock Option and Stock Incentive Plan (the “Plan”).

Your Option may first be exercised at any time on or after __________ for up to ____% of the total number of shares subject to the Option and thereafter pursuant to the following schedule until the total number of shares subject to the Option are fully exercisable:

Vesting Date	Percent of Initial Award Vested

Thus, this Option is fully exercisable on or after __ years from the Date of Grant. This Option shall terminate and is not exercisable after 10 years from the Date of Grant (the “Scheduled Termination Date”). This Option shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend or distribution, supplemental offering of shares, stock split, combination of shares, recapitalization, merger, consolidation, exchange of shares, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances. No fractional shares shall be issued or delivered.

In the event of a “Change of Control” (as defined below) of the Company, your option may, from and after the date of the Change of Control, and notwithstanding the immediately preceding paragraph, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Committee deems in its sole discretion to be similar circumstances) and your vesting date may accelerate accordingly. A “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

1.

A change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company; or

2.

Any other event deemed to constitute a “Change of Control” by the Committee.

You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called “cashless exercise”; (b) unless prohibited by the Committee, certificates representing shares of Common Stock, which will be valued by the Secretary of the Company at the fair market value per share of Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) unless prohibited by the Committee, any combination of cash and Common Stock valued as provided in clause (b). The use of the so-called “attestation procedure” to exercise a stock option may be permitted by the Committee. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

Your option will, to the extent not previously exercised by you, terminate three months after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

Notwithstanding anything to the contrary contained in this option, in the event of a sale or a proposed sale of the majority of the stock or assets of the Company or a proposed Change of Control, the Committee shall have the right to terminate this option upon thirty (30) days prior written notice to you, subject to your right to exercise such option to the extent vested prior to such termination.

Except for transfers to __________ under the terms set forth in the Plan, this option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

(a)

Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

(b)

Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable;

(c)

During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; or

(d)

Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) your portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

(a)

The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

(b)

The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

It is the intention of the Company and you that this option shall not be an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder.

Nothing herein shall modify your status as an at-will employee of the Company. Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason. You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date on which your option becomes vested.

Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida.

Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

SUN AMERICAN BANCORP

By:

I hereby acknowledge receipt of a copy of the foregoing stock option and the Amended and Restated 2005 Stock Option and Stock Incentive Plan and, having read them hereby signify my understanding of, and my agreement with, its terms and conditions. I accept this option in full satisfaction of any previously written or verbal promises made to me by the Company with respect to option grants.

(Date)	(Signature)

APPENDIX III

NON-QUALIFIED STOCK OPTION FOR OUTSIDE DIRECTORS

AND IMPORTANT CONSULTANTS AND/OR ADVISORS

To:
Name

Address:

Date of Grant:

You are hereby granted an option, effective as of the date hereof, to purchase __________ shares of common stock (“Common Stock”) of Sun American Bancorp (the “Company”), at a price of $__________ per share pursuant to the Company’s Amended and Restated 2005 Stock Option and Stock Incentive Plan (the “Plan”).

Your Option may first be exercised at any time on or after __ for up to ____% of the total number of shares subject to the Option and thereafter pursuant to the following schedule until the total number of shares subject to the Option are fully exercisable:

Vesting Date	Percent of Initial Award Vested

Thus, this Option is fully exercisable on or after __ years from the Date of Grant. This Option shall terminate and is not exercisable after 10 years from the Date of Grant (the “Scheduled Termination Date”). This Option shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend or distribution, supplemental offering of shares, stock split, combination of shares, recapitalization, merger, consolidation, exchange of shares, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances. No fractional shares shall be issued or delivered.

In the event of a “Change of Control” (as defined below) of the Company, your option may, from and after the date of the Change of Control, and notwithstanding the immediately preceding paragraph, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Committee deems in its sole discretion to be similar circumstances) and your vesting date may accelerate accordingly. A “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

1.

A change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company; or

2.

Any other event deemed to constitute a “Change of Control” by the Committee.

You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called “cashless exercise”; (b) unless prohibited by the Committee, certificates representing shares of Common Stock, which will be valued by the Secretary of the Company at the fair market value per share of Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) unless prohibited by the Committee, any combination of cash and Common Stock valued as provided in clause (b). The use of the so-called “attestation procedure” to exercise a stock option may be permitted by the Committee. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

Your option will, to the extent not previously exercised by you, terminate three months after the date on which you cease for any reason to be a director of, or consultant to, the Company or a subsidiary corporation (whether by death, disability, resignation, removal, failure to be reappointed, reelected or otherwise, or the expiration of any consulting arrangement, and regardless of whether the failure to continue as a director or consultant was for cause or without cause or otherwise), but in no event later than ten years from the date this option is granted. After the date you cease to be a director or consultant, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date you ceased to be a director or consultant. If you are a director of a subsidiary corporation, your directorship shall be deemed to have terminated on the date such company ceases to be a subsidiary corporation, unless you are also a director of the Company or another subsidiary corporation, or on that date became a director of the Company or another subsidiary corporation. Your directorship or consultancy shall not be deemed to have terminated if you cease being a director of, or consultant to, the Company or a subsidiary corporation but are or concurrently therewith become (a) a director of, or consultant to, the Company or another subsidiary corporation or (b) an employee of the Company or a subsidiary corporation.

In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

Notwithstanding anything to the contrary contained in this option, in the event of a sale or a proposed sale of the majority of the stock or assets of the Company or a proposed Change of Control, the Committee shall have the right to terminate this option upon thirty (30) days prior written notice to you, subject to your right to exercise such option to the extent vested prior to such termination.

Except for transfers to __________ under the terms set forth in the Plan, this option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

(a)

Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

(b)

Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable;

(c)

During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; or

(d)

Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) your portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

(a)

The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

(b)

The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

It is the intention of the Company and you that this option shall not be an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder.

Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida.

Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

SUN AMERICAN BANCORP

By:

I hereby acknowledge receipt of a copy of the foregoing stock option and the Amended and Restated 2005 Stock Option and Stock Incentive Plan and, having read them hereby signify my understanding of, and my agreement with, its terms and conditions. I accept this option in full satisfaction of any previous written or verbal promises made to me by the Company with respect to option grants.

(Date)	(Signature)

APPENDIX IV

RESTRICTED STOCK AGREEMENT

RS No. __________

An Award of Restricted Stock is hereby awarded on __________, 20__ (the “Award Date”) by Sun American Bancorp (the “Company”), to ____________________ (the “Grantee”), in accordance with the following terms and conditions and the conditions contained in the Company’s Amended and Restated 2005 Stock Option and Stock Incentive Plan (the “Plan”):

1.

Share Award. The Company hereby awards the Grantee __________ shares (the “Shares”) of common stock of the Company (the “Common Stock”) pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

2.

Restrictions on Transfer and Restricted Period. During the period (the “Restricted Period”) commencing on the Award Date and terminating on __________, 20__, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

Except as set forth below, the Restricted Period with respect to the Shares will lapse at a rate of ____% of the initial award for every __ months of Continuous Service (as defined in the Plan) completed since the Award Date according to the following schedule: __________. Subject to the restrictions set forth in the Plan, the Committee referred to in Section 4 of the Plan or its successor (the “Committee”) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restriction, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

3.

Termination of Service. Except as provided in Section 9 below, if the Grantee ceases to maintain “Continuous Service” (as defined in the Plan) for any reason other than death or disability, all Shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 2 above shall upon such termination of Continuous Service be forfeited to the Company. If the Grantee ceases to maintain “Continuous Service” (as defined in the Plan) by reason of death or disability, the Shares then still subject to restrictions imposed by Section 2 will be free of those restrictions and shall not be forfeited.

4.

Certificates for the Shares. The Company shall issue a certificate (or certificates) in the name of the Grantee with respect to the Shares, and shall hold such certificate (or certificates) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificate (or certificates) shall bear the following restricted legend (the “Restricted Legend”):

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Amended and Restated 2005 Stock Option and Stock Incentive Plan of Sun American Bancorp Copies of such Plan are on file in the office of the Secretary of Sun American Bancorp, 3400 Coral Way, Miami, Florida 33145.

The Grantee further agrees that simultaneously with the execution of the Agreement, the Grantee shall execute stock powers in favor of the Company with respect to the Shares and that the Grantee shall promptly deliver such stock powers to the Company.

The following two paragraphs shall be applicable if, on the Award Date, the Common Stock subject to such Award has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

The Grantee hereby agrees, warrants and represents that Grantee is acquiring the Common Stock to be issued pursuant to this Agreement for Grantee’s own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Grantee further agrees that Grantee will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the

Company to the effect that the proposed transaction will be exempt from such registration. The Grantee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

The certificates for Common Stock to be issued pursuant to this Agreement shall bear the following securities legend (the “Securities Legend”):

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.

The Securities Legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

5.

Grantee’s Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a shareholder. During any Restricted Period, the Grantee shall be entitled to vote such Shares as to which the Restricted Period has not yet lapsed or expired (the “Restricted Shares”) in Grantee’s sole discretion, at any annual and special meetings of the shareholders of the Company and at any continuations and adjournments of such meetings, upon any matters coming before such meetings or adjournments.

6.

Cash Dividends. Cash dividends, if any, paid on the Restricted Shares shall be held by the Company for the account of the Grantee and paid to the Grantee upon the expiration of the Restricted Period or upon the death or disability of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Committee.

7.

Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to any portion of the Shares, the Company shall deliver to the Grantee (or in the case of a deceased Grantee, to Grantee’s legal representative) the certificate in respect of such Shares and the related stock powers held by the Company pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above and such certificate shall not bear the Restricted Legend provided for in Section 4 above. Notwithstanding the foregoing, the Securities Legend described in Section 4 shall continue to be included on the certificates as long as registration has not occurred.

8.

Adjustments for Changes in Capitalization of the Company. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Company or in the shares of Common Stock, the number and class of Shares covered by this Agreement shall be appropriately adjusted by the Committee in the same manner as other outstanding shares are adjusted. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 4 above.

9.

Change in Control. If the “Continuous Service” (as defined in the Plan) of the Grantee is involuntarily terminated for whatever reason, other than for cause (as defined by the Committee), at any time within 18 months of a “change in control” (as defined in the Plan), the Restricted Period with respect to all Shares shall lapse upon such termination and all Shares shall become fully vested in the Grantee.

10.

Delivery and Registration of Shares of Common Stock. The Company’s obligation to deliver Shares hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. Any representation regarding investment intent shall become inoperative upon the registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.

The Company shall not be required to deliver any Shares under the Plan prior to the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

11.

Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations by the Committee shall be binding and conclusive upon the Grantee or Grantee’s legal representatives with regard to any question arising hereunder or under the Plan.

12.

Grantee Service. Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee’s service as an officer or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Grantee.

13.

Withholding and Social Security Taxes. Upon the termination of any Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company shall have the right to withhold from the Grantee’s compensation an amount sufficient to fulfill its or its Affiliate’s obligations for any applicable withholding and employment taxes. Alternatively, the Company may require the Grantee to pay the Company the amount of any taxes which the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Company shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment. The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Company, subject to applicable federal, state and local laws.

14.

Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Company or any of its agents. Grantee understands that Grantee (and not Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes (as ordinary income) the fair market value of the Shares as of the date any “restrictions” on the Shares lapse. To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), with respect to officers, directors and 10% shareholders, a “restriction” on the Shares includes for these purposes the period after the grant of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the 1934 Act. Alternatively, Grantee understands that Grantee may elect to be taxed at the time the Shares are granted rather than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION AVAILABLE TO GRANTEE UNDER SECTION 83(B) OF THE CODE, EVEN IF GRANTEE REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON GRANTEE’S BEHALF.

15.

Arbitration. Any dispute or disagreement between Grantee and the Company with respect to any portion of this Agreement or its validity, construction, meaning, performance or Grantee’s rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) or its successor, as amended from time to time by a sole arbitrator. However, prior to submission to arbitration Grantee agrees to attempt to resolve any disputes or disagreements with the Company over this Agreement amicably and informally, in good faith, for a period not to exceed 14 days. Thereafter, the dispute or disagreement will be submitted to arbitration. The arbitrator shall be independent and impartial, mutually acceptable to the parties and appointed by AAA. The arbitration shall be held in Philadelphia, Pennsylvania or such other location as the parties may agree. At any time prior to a decision from the sole arbitrator being rendered, Grantee and the Company may resolve the dispute by settlement. The Grantee and the Company shall equally share the arbitrator’s fee and the costs charged by the AAA or its successor, but Grantee and the Company shall otherwise be solely responsible for their own respective counsel fees and expenses. The decision of the sole arbitrator shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on Grantee and the Company. Further, neither Grantee nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the Award and may be enforced as such in accordance with the provisions of the Award.

16.

Amendment/Choice of Law. This Agreement constitutes the entire understanding between the Company and the Grantee with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida.

17.

Grantee Acceptance. The Grantee shall signify Grantee’s acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy of this Agreement and the original attached stock powers to the Company. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY THE COMPANY, THE COMPANY HAS THE RIGHT TO REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

SUN AMERICAN BANCORP

By:
Name:
Title:

ACCEPTED:

(Street Address)

(City, State & Zip Code)

STOCK POWER

For value received, I hereby sell, assign, and transfer to Sun American Bancorp (the “Company”) __________ shares of the common stock of the Company, standing in my name on the books and records of the aforesaid Company, represented by Certificate No. __________ and do hereby irrevocably constitute and appoint the Secretary of the Company attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Company.

Dated:

In the presence of:

Name

APPENDIX J

PLAN OF REORGANIZATION

THIS PLAN OF REORGANIZATION (this “Agreement”) is entered into as of this __ day of November, 2006 by and among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association and wholly-owned subsidiary of SAB (“SB”), and Beach Bank, a Florida commercial banking association (“BB”) (SAB, SB, and BB are collectively the “Parties” and individually a “Party”).

RECITALS

WHEREAS, the Parties desire for BB to transfer and assign to SAB and SB at the Closing, and SAB and SB desire to acquire from BB substantially all of BB’s assets and assume the Assumed Obligations, as more fully described in that certain Asset Acquisition and Assumption Agreement by and among the Parties dated May 17, 2006 (the “APA”), upon and subject to the terms and conditions contained in the APA and in this Agreement.

WHEREAS, it is intended by the parties that the transaction qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”). For accounting purposes, it is intended that the transaction be treated as a “purchase”.

WHEREAS, this Agreement is intended to satisfy the requirements of Treasury Regulation Sections 1.368-2(g) and 1.368-3 regarding a Plan of Reorganization as well as Florida Statutes Section 655.414 and the rules promulgated thereunder regarding a Plan in connection with the acquisition of assets and assumption of liabilities of a financial entity.

AGREEMENT

In consideration of the foregoing recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as set forth below.

ARTICLE I
DEFINITIONS

1.1

Definitions. Unless otherwise defined herein or the context otherwise requires, terms used herein shall have the meanings assigned in the APA.

ARTICLE II
TRANSFER OF ASSETS AND ASSUMPTION OF CERTAIN LIABILITIES &
CONSIDERATION THEREFOR

2.1

Transfer of Assets & Assumption of Liabilities. At the Closing, BB will, validly and effectively, grant, sell, convey and assign to SB, upon and subject to the terms and conditions of the APA, all right, title and interest in and to the Acquired Assets other than Excluded Assets, and shall assume, subject to the terms of the APA, the Assumed Obligations, all as more particularly described in Section 2.1 of the APA.

2.2

Assumption of Certain Liabilities and Stock Issuance. In full and complete payment for the Acquired Assets, SAB and SB agree to (i) the assumption of the Assumed Obligations pursuant to Section 2.1 of the APA, (ii) issue to BB certificates representing an amount of SAB Shares equal to (i) the Acquisition Transaction Consideration, divided by (ii) the SAB Per Share Value, all as more particularly described in Section 2.4 of the APA (the “SAB Stock”).

2.3

Escrow and other Terms. The Parties agree that pursuant to the APA, 75% of the SAB Stock shall be held in Escrow and 25% of the SAB Stock shall be distributed to the Liquidating Trust at Closing, as set forth in the APA and all other terms describing the exchange of BB assets for SAB Stock shall apply.

2.4

Effective Date. The acquisition of assets, assumption of liabilities, and related transactions described in the APA shall take place on the Closing Date, but in any event shall be no later than November 30, 2006.

ARTICLE III
LIQUIDATION OF BEACH BANK

3.1

Liquidation of BB. As required by Section 368(a)(2)(G) of the Code, immediately after Closing and pursuant to this Agreement, BB shall distribute 25% of the SAB Stock received, as well as its other remaining assets and Regulatory Claims, if any, to its shareholders by distributing such SAB Stock, assets and Regulatory Claims, if any, to a Liquidating Trust established by the BB shareholders. The remaining 75% of the SAB Stock received shall be held in Escrow pursuant to the terms of the APA and upon release from the Escrow shall be distributed to the Liquidating Trust.

3.2

Potential Sale of BB Stock following Asset Sale. If the BB Directors and shareholders believe it is in the best interests of BB to sell the BB Stock in order to capture the value of BB’s bank charter which may not be sold, then BB shall seek an Internal Revenue Service waiver of the liquidation requirement set forth in Section 368(a)(2)(G) on the basis of Rev. Proc. 98-50 and such other legal authority or guidance permitting such waiver.

ARTICLE IV
MISCELLANEOUS

4.1

Approval of OFR and BB Shareholders. The transactions contemplated by this Agreement as well as by the APA are all subject to the approval by (i) the Florida Division of Banking Office of Financial Regulation (“FDB”) as well as all other applicable Requisite Regulatory Approvals and (ii) the shareholders of BB as required under Florida law.

4.2

Dissenters’ Rights. Any shareholder of BB which dissents from approval of the transactions contemplated in the APA or any other transactional documents contemplated therein, shall be entitled to the rights set forth in Florida Statutes Sections 658.44(3)-.44(5). In any event, the following will apply:

(a)

On or promptly after the effective date of the acquisition transaction, SAB may fix an amount which it considers to be not more than the fair market value of the shares of BB and which it will pay to the holders of dissenting shares of BB and, if it fixes such amount, shall offer to pay such amount to the holders of all dissenting shares of BB. The amount payable pursuant to any such offer which is accepted by the holders of dissenting shares, and the amount payable to the holders of dissenting shares pursuant to an appraisal, shall constitute a debt of SAB.

(b)

The owners of dissenting shares who have accepted an offer made pursuant to the above paragraph shall be entitled to receive the amount so offered for such shares in cash upon surrendering the stock certificates representing such shares at any time within thirty (30) days after the effective date of acquisition transaction, and the owners of dissenting shares, the value of which is to be determined by appraisal, shall be entitled to receive the value of such shares in cash upon surrender of the stock certificates representing such shares at any time within thirty (30) days after the value of such shares has been determined by appraisal made on or after the effective date of the acquisition transaction.

(c)

The value of dissenting shares of BB, the owners of which have not accepted an offer for such shares, shall be determined as of the effective date of the acquisition transaction by three (3) appraisers, one to be selected by the owners of at least two-thirds of such dissenting shares, one to be selected by the board of directors of SAB, and the third to be selected by the two so chosen. The value agreed upon by any two of the appraisers shall control and be final and binding on all parties. If, within ninety (90) days from the effective date of the acquisition transaction, for any reason one or more of the appraisers is not selected, or the appraisers fail to determine the value of such dissenting shares, the Florida Office of Financial Regulation shall cause an appraisal of such dissenting shares to be made which will be final and binding on all parties. The expenses of appraisal shall be paid by SAB.

(d)

Notwithstanding anything to the contrary herein contained, BB (and not SAB) shall make any payments required to be made with respect to dissenting shares as provided in this Section 4.2 in order to preserve the qualification of the acquisition transaction as a reorganization within the meaning of Section 368(a)(1)(C) of the Code. BB shall make any such payments out of its pre-acquisition funds.

4.3

Non-Waiver. No course of dealing between the parties or any failure or delay on the part of either party in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of either party under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

4.4

Notices. All notices or communications under this Agreement shall comply with the notice provision contained in Section 10.4 of the APA.

4.5

Binding Agreement; Survival. This Agreement shall inure to the benefit of, and be binding upon, the Parties, and their respective legatees, distributees, estates, executors, administrators, personal representatives, successors and assigns, and other legal representatives. All representations, warranties, covenants and agreements by the parties contained in this Agreement shall survive the Closing for a period of one (1) year from the Closing Date.

4.6

No Oral Modification or Waivers. The terms herein may not be modified or waived orally, but only by an instrument in writing signed by the Party against which enforcement of the modification or waiver (as the case may be) is sought.

4.7

Controlling Law; Venue. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware (without regard to its conflicts of law principles). Venue for the adjudication of any claim or dispute arising out of this Agreement shall be proper only in the state or federal courts of the State of Florida, and all Parties to this Agreement and its ancillary documents hereby consent to such venue.

4.8

Headings. The headings of this Agreement and each of the other documents ancillary hereto are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or such ancillary documents.

4.9

Counterparts. This Agreement may be executed in as many counterpart copies as may be required. All counterparts shall collectively constitute a single agreement.

4.10

Press Releases and Announcements. No party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party and provide them with a copy of the proposed disclosure prior to making the disclosure).

4.11

Third Party Beneficiary. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

4.12

Expenses. Except as provided in the APA or in this Agreement, each Party shall be responsible for its own costs and expenses (including legal, financial advisory, investment banking and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

4.13

Tax Treatment. The Parties hereby agree and covenant that they shall not (before or after the Closing Date and individually or collectively) take any action and shall not (before or after the Closing) fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

4.14

Dissolution. SAB, SB, and BB hereby agree that from and after the Closing Date, BB will not engage in any new business (except for the hiring of employees and engaging in other limited activities as required to properly wind down the existing business of BB), will promptly liquidate and dissolve as a corporation (provided that waiver of the liquidation requirement will not be pursued in accordance with Section 3.2 above), and will distribute to BB’s shareholders, for immediate transfer to the Liquidating Trust 25% of the SAB Stock received pursuant to the APA and shall subsequently transfer to the Liquidating Trust any SAB Stock released from the Escrow.

APPENDIX K

PLAN OF COMPLETE LIQUIDATION

WHEREAS, Beach Bank, a Florida commercial banking association (the “Company”) desires to adopt a plan of complete liquidation in order to accomplish the complete voluntary liquidation of the Company in accordance with Section 336 of the Internal Revenue Code of 1986, as amended (the “Code”). The liquidation and dissolution shall be accomplished in the manner stated in the Plan (as hereinafter defined).

NOW, THEREFORE, effective with the appropriate action and resolutions by the Company’s shareholders, the following is set forth as the Plan of Liquidation (the “Plan”).

1.

Adoption of Plan by Shareholders. The Plan shall be adopted and shall become effective, subject to the conditions provided in the Plan, upon the approval of this Plan by the affirmative consent of the Shareholders holding the amount of the outstanding shares of common stock of the Company required by applicable law for approval.

2.

Transfer of Assets. Pursuant to that certain Asset Acquisition and Assumption Agreement by and among the Company, Sun American Bancorp, a Delaware  business corporation (“SAB”), and Sun American Bank, a Florida commercial banking association and a wholly-owned subsidiary of SAB (“SB”) dated as of May 17, 2006 (the “APA”) (collectively, the Company, SAB, and SB are the “Parties”) and the Plan of Reorganization by and among the Parties dated as of November __, 2006 (the “Plan”), the Company shall transfer substantially all of the assets and liabilities relating to, required for, used in or otherwise constituting its business (the “Transfer”), in exchange for the consideration set forth in the APA. Upon the execution and delivery of the APA, the proper officers of the Company shall perform all other obligations of the Company to be performed pursuant to the APA and shall do all other things necessary and proper to consummate the transactions contemplated thereby.

3.

Distribution to Liquidating Trust Agreement. The Company shall transfer all right, title and interest in the remaining assets of the Company, to the Trustee of a Liquidating Trust established for the benefit of the shareholders of the Company listed on Schedule B to the Liquidating Trust Agreement in exchange for and in complete cancellation of the Company’s outstanding shares.

4.

Filings.

a.

Form 966. The Chairman of the Company shall file Treasury Department Form 966 with all required attachments thereto with the appropriate office of the Internal Revenue Service.

b.

Final Tax Returns. Upon distribution of all of the assets of the Company to the Trust Agreement in final and complete liquidation of the Company, the officers of the Company shall instruct the Company’s accountants to close the books of the Company and to prepare and timely file a final federal income tax return and a state income tax return on behalf of the Company on such forms as are appropriate, and such other tax filings as necessary or appropriate.

c.

State Filings. The Chairman of the Company shall cause to be filed with the Office of the Secretary of the State of Florida the necessary documents pursuant to the provision of Florida law and with the appropriate governmental authorities to effect a complete statutory dissolution of the Company and to take such other actions, including filing all documents, franchise, excise, intangible property, ad valorem, sales and use and other tax returns and tax payments, obtaining statements and consents from governmental authorities and publishing all notices, that are necessary, appropriate or expedient in connection therewith.

5.

Winding up of Business. Pursuant to the Plan, the Directors shall cause the proper officers of the Company to wind up the business affairs of the Company, to execute the necessary documents to effectuate the winding up of the business of the Company, and to do all other things necessary or appropriate to dissolve the Company not later than December 31, 2006 or thirty (30) days following the Closing under the APA, whichever is later.

6.

Abandonment. Notwithstanding the adoption of the Plan, if the APA is not carried out for any reason whatsoever, the Directors may, without further action by the shareholders, abandon the Plan and cause the Company to continued the active conduct of its business.

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7.

Intent. It is intended that this Plan of Liquidation shall be a plan of complete liquidation within the terms of Section 336 of the Code. This Plan shall be deemed to authorize such action as, in the opinion of counsel to the Company, may be necessary to conform with the provisions of such Section 336 of the Code.

Duly adopted by resolution of the Board of Directors of Beach Bank as of the __ day of November, 2006.

BEACH BANK, a Florida commercial
banking association

By:
Print Name:
Title:

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